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As filed with the Securities and Exchange Commission on May 25, 2004.

Registration No. 333-    •

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INMARSAT FINANCE PLC (Exact name of co-registrant as specified in their charters)
England and Wales (State or other jurisdiction of incorporation or organization)	4899 (Primary Standard Industrial Classification Code Number)	98–0425688 (I.R.S. Employer Identification Number)
SEE TABLE OF ADDITIONAL REGISTRANTS BELOW

Inmarsat Group Limited
99 City Road, London EC1Y 1AX, United Kingdom; +44 (0)20 7728 1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CT Corporation Systems
111 Eighth Avenue, 13th Floor, New York, NY 10011 +1 212 894 8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
John W. Connolly III
Clifford Chance Limited Liability Partnership
10 Upper Bank Street, London E14 5JJ, United Kingdom; +44 (0)20 7006 1000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

7 5/8% Senior Notes due 2012	$477,500,000	100%	$477,500,000	$60,499.25
Guarantees of 7 5/8% Senior Notes due 2012(1)	—	—	—	—(3)

(1)
The issuers of the guarantees are listed below in the Table of Additional Registrants.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(3)
In accordance with Rule 457(n) of the Securities Act, no separate fee for the registration of the guarantees is required.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Emoployer Identification Number
Inmarsat Group Limited	England and Wales	98–0425689
Inmarsat Investments Limited	England and Wales	98–0425691
Inmarsat Ventures Limited	England and Wales	98–0425692
Inmarsat Limited	England and Wales	98–0425693
Inmarsat Leasing (Two) Limited	England and Wales	98–0425694
Inmarsat Launch Company Limited	Isle of Man	98–0425695

(1)
The address and telephone number for each of the additional registrants, other than Inmarsat Launch Company Limited, is 99 City Road, London EC1Y 1AX, United Kingdom, +44 (0)20 7728 1000. The address and telephone number for Inmarsat Launch Company Limited is 15–19 Athol Street, Douglas, Isle of Man, IM1 1LB, +44(0)16 2463 8300.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION. DATED MAY 25, 2004.

Inmarsat Finance plc

a public limited company incorporated under the laws of England and Wales and a direct subsidiary of
Inmarsat Group Limited, the parent guarantor of the notes and the indirect parent company of

Exchange Offer for

7 5/8% Senior Notes due 2012

        This is an offer by Inmarsat Finance plc to exchange any 7 5/8% Senior Notes due 2012 that you now hold, for newly issued 7 5/8% Senior Notes due 2012. This offer will expire at 5:00 p.m. New York City time on                            ,               , unless we extend the offer. You must tender your existing notes by this deadline in order to receive the new notes. If we decide to extend the offer, we do not currently intend to extend the expiration period beyond              .

        We may redeem some or all of the new notes at any time at our option on the terms set forth in this prospectus. We will be required to redeem a portion of each of the new notes upon the occurrence of specified events and on the terms described in this prospectus.

        See "Risk Factors" beginning on page 16 for a description of the business and financial risks associated with the new notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            ,         .

        We refer to the 7 5/8% Senior Notes due 2012 in this prospectus as the notes. Unless we indicate differently, when we use the terms "notes" and "new notes," in this prospectus, we mean the new notes that we intend to issue to you if you exchange your existing notes.

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FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. These forward-looking statements include all matters that are not historical facts. Statements containing the words "believe," "expect," "intend," "plan," "may," "estimate" or, in each case, their negative and words of similar meaning are forward-looking.

        By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual financial condition, results of operations and cash flows, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our financial condition, results of operations and cash flows, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important facts that could cause our actual results of operations, financial condition or cash flows, or development of the industry in which we operate, to differ from our current expectations include, but are not limited to:

  •
  our reliance on third-party distributors to market and sell our services effectively;

  •
  our dependence on five master distributors, who generate a significant portion of our revenues;

  •
  our possible inability to offset declining revenues from voice services with revenues from data services;

  •
  significant competition from other operators;

  •
  our possible inability to retain orbital positions or sufficient rights to the L-band spectrum required to operate our satellite system to its expected capacity;

  •
  applications by our competitors to use L-band spectrum for terrestrial services leading to interference with our services;

  •
  factors beyond our control with respect to the manufacture and supply of user terminals by third parties;

  •
  possible operational failures of the Thuraya satellite, which could adversely affect our ability to deliver Regional BGAN services;

  •
  possible restrictions on our access to the U.S. market in the future pursuant to the U.S. ORBIT Act;

  •
  our possible inability to recruit and retain the necessary management or employees;

  •
  the significant operational risks relating to our satellite network;

  •
  the significant risks related to the timely manufacture and launch of our Inmarsat-4 satellites;

  •
  our possible inability to obtain launch and in-orbit insurance to cover our satellites;

  •
  the possibility that new technologies could render our technologies obsolete;

  •
  the possible adverse impact of increasing regulation relating to the transmission of our satellite signals and the provision of our services in certain countries;

  •
  the possible adverse impact of additional governmental regulation;

  •
  our possible inability to protect our intellectual property; and

  •
  the possible adverse impact of our substantial leverage and ability to meet significant debt service obligations.

        As a consequence, our current plans, anticipated actions and future financial condition, results of operations and cash flows, as well as the anticipated development of the industry in which we operate, may differ from those expressed in any forward-looking statements made by us or on our behalf. We urge you to read this prospectus, including the sections entitled "Risk Factors," "Operating and Financial Review and Prospects" and "Business" for a more complete discussion of the factors that could affect our future performance and the industry in which we operate. These factors and this cautionary statement expressly qualify all forward-looking statements.

        Following this exchange offer, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, as amended, and will be required to make periodic reports to the SEC about us and our business which will be publicly available. In addition, we are subject to the ongoing reporting requirements of the Luxembourg Stock Exchange. Apart from any requirements pursuant to these laws and rules, we have no obligation to update publicly or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise. You are cautioned not to rely unduly on forward-looking statements when evaluating the information presented in this prospectus.

PRESENTATION OF FINANCIAL INFORMATION AND CERTAIN OTHER DATA

Financial Data

        Unless otherwise indicated, all historical consolidated and pro forma combined financial information included herein has been prepared in accordance with UK GAAP, with a reconcilliation to U.S. GAAP of certain key financial data. UK GAAP differs in certain significant respects from U.S. GAAP. For a discussion of the principal differences between UK GAAP and U.S. GAAP as they apply to us, see Note 32 to the consolidated financial statements of Inmarsat Group Limited, Note 32 to the consolidated financial statements of Inmarsat Investments Limited, Note 31 to the consolidated financial statements of Inmarsat Ventures Limited, Note 29 to the financial statements of Inmarsat Limited, Note 18 to the financial statements of Inmarsat Leasing (Two) Limited, Note 7 to the financial statements of Inmarsat Launch Company Limited, Note 7 to the financial statements of Inmarsat Finance plc and Note 3 to the Unaudited Pro Forma Combined Financial Data, in each case included elsewhere in this prospectus.

        Some of the financial information in this prospectus has been rounded and, as a result, the totals of the data presented in this prospectus may vary slightly from the actual arithmetic totals of such information.

Non-GAAP Financial Measures

EBITDA from continuing operations

        EBITDA from continuing operations and the related ratios presented in this prospectus are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, UK GAAP or U.S. GAAP. Furthermore, EBITDA from continuing operations is not a measurement of our financial performance or liquidity under UK GAAP or U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with UK GAAP or U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

        We believe EBITDA from continuing operations facilitates operating performance comparisons from period to period and company to company by eliminating potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of tangible assets (affecting relative depreciation expense). We also present EBITDA from continuing operations because we believe it is frequently used by securities analysts, investors and other interested parties in evaluating similar issuers, the vast majority of which present EBITDA from continuing operations when reporting their results. Finally, we present EBITDA from continuing operations as a supplemental measure of our ability to service our debt.

        Nevertheless, EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation from, or as a substitute for analysis of, our results of operations, as reported under UK GAAP or U.S. GAAP. Some of these limitations are:

  •
  it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  it does not reflect changes in, or cash requirements for, our working capital needs;

  •
  it does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA measures do not reflect any cash requirements for such replacements;

  •
  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

  •
  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

        Because of these limitations, EBITDA from continuing operations should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our UK GAAP results and using EBITDA measures only supplementally. See "Unaudited Pro Forma Combined Financial Data" and "Operating and Financial Review and Prospects" and the consolidated financial statements of our predecessor contained elsewhere in this prospectus.

Aggregated 2003 Financial Information

        On December 17, 2003 Inmarsat Investments Limited's offer to acquire all of the shares of Inmarsat Ventures Limited became unconditional and we account for the acquisition of Inmarsat Ventures Limited from that date. Inmarsat Ventures Limited and its consolidated subsidiaries prior to the acquisition are referred to as the "predecessor." Inmarsat Group Limited and its consolidated subsidiaries, from and after the acquisition of Inmarsat Ventures Limited, are referred to as the "successor."

        Our results for the year ended December 31, 2003 are presented in this prospectus on an aggregated basis. Aggregated data is derived by adding amounts for our predecessor for the period from January 1, 2003 to (and including) December 17, 2003 and for the successor for the period from (but excluding) December 17, 2003 to December 31, 2003. We have aggregated the information to provide investors with 2003 data for a full year period. However, data for the successor period includes the effect of purchase accounting related to the acquisition and therefore is not directly comparable with predecessor data for prior periods. You should note that aggregated data is a non-GAAP financial measure.

        Unless otherwise stated in this prospectus, all references to our results for the year ended December 31, 2003 refer to the aggregated data for 2003 discussed above.

Trademarks

        The names "Inmarsat," "BGAN" and "Swift64," as well as the Inmarsat logo and Fleet logo, are our principal trademarks. Other significant trademarks include the name "Universal Calling" and its devices.

        "Inmarsat" is owned by the International Maritime Satellite Organization and licensed to Inmarsat Limited and Inmarsat Ventures Limited pursuant to a perpetual, irrevocable license. All other trademarks listed above are owned by Inmarsat (IP) Company Limited, a subsidiary of Inmarsat Ventures Limited. All of those trademarks are either registered or registration is pending in our key markets.

        CNN is an end user of our services. "CNN" is owned by Cable News Network LP, a Time Warner Company. All rights reserved.

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PROSPECTUS SUMMARY

        This summary highlights selected information about the exchange offer and us. It does not contain all the information that may be important to you. You should read the entire prospectus, including the financial information and the related Notes and the risks of investing in the notes under the "Risk Factors" section, before making an investment decision. Unless indicated herein or the context indicates otherwise, the information contained in this prospectus gives effect to the transactions described under "Unaudited Pro Forma Combined Financial Data."

        In this prospectus, references to "we," "us" and "our" are to Inmarsat Group Limited, its subsidiaries (including Inmarsat Finance plc) and its predecessor (Inmarsat Ventures Limited), except that on the cover page, references to "we," "us" and "our" refer only to Inmarsat Group Limited. References to the "Issuer" are to Inmarsat Finance plc, the issuer of the notes. References to the "parent guarantor" are to Inmarsat Group Limited.

Our Business

        We are a leading provider of global mobile satellite communications services. We have been designing, implementing and operating satellite networks for over 23 years. From our fleet of nine geostationary satellites, we provide a wide range of voice and data services, including telephony, fax, video, email and intranet and internet access. End users of our services operate at sea, on land and in the air, and include enterprise-level users, such as Maersk (one of the world's largest shipping firms), Shell, CNN, BBC, British Airways, governments and governmental agencies including the UK Ministry of Defence, and international aid organizations such as the International Red Cross. Our business is characterized by steady revenues and cash flows and, during each of the ten years ended December 31, 2003, our EBITDA exceeded $250 million. Our revenues and EBITDA from continuing operations for the year ended December 31, 2003 were $504.5 million and $336.6 million (66.7% of our revenues), respectively.

        We own and operate all of our satellites. We have a successful launch and operating record, and have never experienced a satellite failure at launch or in orbit. Our current fleet of satellites includes four Inmarsat-2 satellites, which were launched in the early 1990s, and five Inmarsat-3 satellites, which were launched between 1996 and 1998. We currently anticipate that our Inmarsat-2 and Inmarsat-3 satellites will remain in commercial operation beyond their design lives, until between 2007-2011 and 2010-2014, respectively. We currently intend to launch two next-generation Inmarsat-4 satellites during the second half of 2004 and in 2005. The Inmarsat-4 satellites will extend the commercial life of our satellite fleet to beyond 2017, and will serve as the platform for the introduction of next-generation higher-bandwidth services, such as broadband global area network, or BGAN, which will offer more sophisticated and significantly faster communication to end users.

        We provide our mobile satellite services to the maritime, land and aeronautical sectors. During the year ended December 31, 2003, the maritime, land and aeronautical sectors of our business accounted for 48.7%, 32.4% and 2.6% of our revenues, respectively. Our services are available at transmission rates of up to 64 kilobits per second and, through our recently-introduced Regional BGAN service, of up to 144 kilobits per second. The launch of our Inmarsat-4 satellites and the introduction of our BGAN services will allow us to offer a more sophisticated range of high-bandwidth services, including internet access, videoconferencing, local area network, or LAN, access and other services, all at speeds of up to 432 kilobits per second.

        We also lease excess capacity on our satellites. During the year ended December 31, 2003, approximately 12.1% of our total revenues was attributable to leases, typically to governmental entities, including the U.S. Navy.

        We sell our mobile satellite communications services to distributors, who then provide services to end users, either directly or indirectly through other distributors or service providers. Our 26 master distributors are affiliated with some of the largest incumbent communications companies in the world, and include affiliates of Telenor, KPN, Telstra and France Telecom. As at December 31, 2003, a global network of approximately 400 distributors and service providers, including our 26 master distributors, distributed our mobile satellite communications services to end users in approximately 170 countries on six continents.

Key Strengths

        We believe we have the following key strengths:

  •
  Established market leader with strong market positions. We are a leading provider of mobile satellite communications services, with particularly strong positions in the maritime and data sectors of the market. In the maritime sector, we believe we are the leading provider of global mobile satellite services, with 2002 revenues in excess of 30 times those of our nearest competitor. Our market-leading position in the maritime sector is underpinned by our role as the sole provider of satellite services required for the operation of the Global Maritime Distress and Safety System, or GMDSS, and by maritime sector regulations that require all cargo vessels over 300 gross tons and all passenger vessels, irrespective of size, which travel in international waters to carry distress and safety terminals that use our services. We believe we are also the market leader in the provision of high-speed data services to the maritime and land sectors, with 2002 data revenues of more than 15 times those of our nearest competitor. To our knowledge, our global mobile satellite data services, which are currently offered at transmission rates of up to 64 kilobits per second and, with respect to Regional BGAN, up to 144 kilobits per second, are the only such global mobile satellite services offered by any provider at transmission rates in excess of 10 kilobits per second.

  •
  Established infrastructure and distribution network. We own and operate a fleet of nine geostationary satellites, using L-band spectrum to provide a comprehensive range of voice and data services with a global reach (excluding the extreme polar regions). We also have access to or own land earth stations in 31 locations. This infrastructure enables us to offer global mobile satellite services at data transmission rates well in excess of our competitors. We believe that no competitor is likely to introduce global mobile satellite services at data transmission rates comparable to ours in the short- to medium-term in light of the limited availability of suitable spectrum and the cost and lead-time required to replicate our in-orbit and terrestrial infrastructure. In addition, we believe establishing a distribution network comparable to ours would require significant lead-time. It is possible, however, that a regional competitor could introduce comparable services in the medium-term.

  •
  Established base of enterprise-level users. As at December 31, 2003, over 295,000 Inmarsat terminals were registered to access our services, of which approximately 59.8% had been active during the previous twelve months. Multiple end users access many of these terminals (for example, those installed on ships and airplanes). We believe this relatively large installed base of terminals contributes to stable revenues, particularly in the maritime market, because the cost and time required to switch to a competing system could be substantial. We also believe our established base of enterprise-level users leaves us well-placed to capture increasing demand for high-speed mobile data communications.

  •
  High and stable EBITDA margins. Historically, we have benefited from a large and established base of enterprise-level users with stable communications needs, particularly in the maritime sector. This installed base has helped us to generate stable EBITDA. In each of the past ten years, we have generated EBITDA of over $250 million and, in each financial year since we became a private company in 1999, our EBITDA margins (EBITDA as a percentage of revenues) have exceeded 63%. Our annual maintenance and other capital expenditures (excluding costs associated with our Inmarsat-4 program and next-generation services) ranged from $13.1 million to $40.5 million between 2000 to 2003.

  •
  Service reliability and technical excellence. We have over 23 years of experience in designing, implementing and operating global mobile satellite communications networks and have a track record of quality and reliability. We have not experienced a satellite failure during the 84 satellite years in aggregate that our satellite fleet has operated. In addition, during each of the three years ended December 31, 2003, our satellite network was available more than 99.99% of the time. We believe that our reliability is particularly attractive to enterprise-level users who require mission critical communications support to operate their businesses. We also enjoy a reputation for technical innovation. We have pioneered a series of innovations in satellite communications services, in particular by making higher-speed data transmission services available to smaller and lighter mobile terminals, and have optimized the use of our spectrum with advanced digital signal processing technologies. Our Regional BGAN service (which we launched in 2002), represents the next step in our development of higher-bandwidth services and enhances our competitive position in relation to data services.

Our Strategy

Strategy

        Our goal is to continue to be a leading provider of global mobile satellite communications services by increasing our penetration of our core voice and data services markets, introducing new services and entering new end user markets. We plan to achieve our goal by:

  •
  Continuing to focus on core maritime and land sectors. Our goal is to retain and increase sales to existing enterprise-level users in the maritime and land sectors. We will continue to leverage our leading position in the maritime sector by cooperating with our master distributors to encourage existing enterprise-level users to take up additional services. For example, we work with our distributors to design programs that incentivize merchant and passenger shipping enterprise-level users to install pay phones and other terminals on ships, increasing access for crew and/or passengers to email, instant messaging, the internet and corporate intranets. In the land sector, our high-speed global area network, or GAN, service, offers a seamless extension to corporate networks for email, internet access, remote office connectivity and document transfer. Enhancing end user access to our services increases our traffic and revenues.

  •
  Focusing on high-bandwidth data services. We intend to continue to focus on high-bandwidth data services, where growth in demand in our primary market sectors is expected to exceed growth in demand for voice services. In 1999, we introduced a higher-speed GAN service compatible with Integrated Services Digital Network, or ISDN, and Internet Protocol, or IP, standards. Media, aid organizations and military in Iraq and Afghanistan have used this service extensively. We also recently introduced a Regional BGAN service targeted at land-based users, and offering data transmission at rates of up to 144 kilobits per second. Our next-generation BGAN product (when introduced), will offer a more sophisticated range of high-bandwidth solutions, including internet access, videoconferencing, LAN access and all our other services at data transmission rates of up to 432 kilobits per second (which compares favorably with 384 kilobits per second transmission rates typically offered by terrestrial third-generation wireless services). Our higher-bandwidth mobile data services are compatible with terrestrial communications services, including third-generation wireless services.

  •
  Launching our next-generation Inmarsat-4 satellites. We currently intend to launch two Inmarsat-4 satellites during the second half of 2004 and in 2005. We have also commissioned a third

    Inmarsat-4 satellite to hold as a ground spare. When launched, the Inmarsat-4 satellites, which individually will be approximately 60 times more powerful than an Inmarsat-3 satellite, will extend the commercial life of our satellite fleet, increase our capacity and enable us to deliver higher-bandwidth services offering sophisticated and significantly faster communication to end users. Our Inmarsat-4 satellites and next-generation services, which we will offer via laptop computer-sized terminals, should help us to remain at the forefront of technological developments within our industry.

  •
  Continuing our conservative management approach. Our goal is to manage the risks associated with our business. During 2002, we generated substantially all of our revenues using four of our five Inmarsat-3 satellites. Our fifth Inmarsat-3 satellite and, to a lesser extent our Inmarsat-2 satellites, provide redundant in-orbit capacity to cover potential satellite anomalies and allow us to generate revenues by leasing spare capacity. As part of our conservative approach to risk management, we have procured a third Inmarsat-4 satellite to serve as a ground spare. In addition, we currently maintain in-orbit insurance on our Inmarsat-3 satellites (excluding the first loss), which will remain in place until the successful launch of an Inmarsat-4 satellite. We also intend to obtain launch and in-orbit insurance for our Inmarsat-4 satellites.

  •
  Focus on de-leveraging. One of our key priorities will be to reduce our debt levels. To do so, upon completion of our Inmarsat-4 program, we will focus on reducing debt with available cash flows. Following completion of our Inmarsat-4 program, we expect our cash available for debt service to increase significantly as our capital expenditure should then be limited to maintenance capital expenditure.

The Acquisition and Financing

Acquisition

        Effective as of December 17, 2003, Inmarsat Investments Limited, a company formed by funds advised by Apax Partners and funds advised by Permira, acquired all of the issued and outstanding share capital of Inmarsat Ventures Limited. The transaction, or the acquisition, was completed by way of a scheme of arrangement under the UK Companies Act 1985.

        Under the scheme of arrangement, Inmarsat Investments Limited paid a purchase price of approximately $1.5 billion to the shareholders of Inmarsat Ventures Limited. Certain existing shareholders including Telenor, COMSAT and KDDI, or "rollover shareholders," chose to reinvest in the continuing business, and now own in aggregate approximately 42.6% of the outstanding share capital of Inmarsat Group Holdings Limited, the ultimate parent company of Inmarsat Investments Limited and Inmarsat Group Limited. In addition, certain members of our management (including our chairman) own 4.0% of the outstanding share capital of Inmarsat Group Holdings Limited in connection with the acquisition. Funds advised by Apax Partners and funds advised by Permira collectively own the remaining 51.7% of the outstanding share capital of Inmarsat Group Holdings Limited.

        You should read the section titled "Principal Shareholders" for more detailed information regarding our shareholders following the acquisition.

Financing of the Acquisition

        The purchase price for the acquisition, as well as related fees and expenses, were financed with a combination of funding provided by funds advised by Apax Partners and funds advised by Permira, the rollover shareholders and certain members of our management, and with external debt financing.

Shareholder Funding

        Funds advised by Apax Partners and funds advised by Permira, the rollover shareholders and certain members of our management contributed $653.3 million of the acquisition purchase price in the form of ordinary equity ($34.5 million) and subordinated preference certificates ($618.8 million) at the Inmarsat Group Holdings Limited and Inmarsat Holdings Limited levels, respectively. The proceeds of the subordinated preference certificates were loaned by Inmarsat Holdings Limited to Inmarsat Group Limited, pursuant to the subordinated intercompany shareholder funding loan. A portion ($95.5 million) of that funding was repaid (together with interest) with the proceeds of the additional notes discussed below.

External Debt Financing

        In addition to the shareholder funding described above, Inmarsat Group Holdings Limited, Inmarsat Investments Limited and certain subsidiaries of Inmarsat Investments Limited, entered into a senior credit agreement with Barclays Capital (the investment banking division of Barclays Bank PLC), Credit Suisse First Boston and The Royal Bank of Scotland plc, as mandated lead arrangers. At the closing of the acquisition, Inmarsat Investments Limited borrowed an aggregate of $800 million of term loans under the senior credit agreement. In addition, the senior credit agreement provides for a $100 million capital expenditure facility and a $75 million working capital facility. As at the date of this prospectus, no amounts had been drawn under either the capital expenditure facility or the working capital facility.

        Also in connection with the acquisition, Inmarsat Investments Limited and Credit Suisse First Boston, Barclays Capital (the investment banking division of Barclays Bank PLC) and The Royal Bank of Scotland entered into a subordinated loan agreement, or the bridge loan, pursuant to which Inmarsat Investments Limited borrowed $365 million. The bridge loan was repaid in full with the proceeds of the offering of the January 2004 notes discussed below.

Issuance of the January 2004 Notes and the Additional Notes

        As of the date hereof, Inmarsat Finance plc has issued a total of $477,500,000 7 5/8% senior notes in two tranches:

  •
  On February 3, 2004, Inmarsat Finance plc issued $375,000,000 7 5/8% senior notes, which we refer to as the January 2004 notes. We used the gross proceeds of the offering of the January 2004 notes to make a subordinated intercompany note proceeds loan to Inmarsat Investments Limited. Inmarsat Investments Limited used the proceeds of that subordinated intercompany note proceeds loan to pay accrued interest and principal on the bridge loan, and to pay fees and expenses of the offering of the January 2004 notes.

  •
  On April 30, 2004, Inmarsat Finance plc issued $102,500,000 7 5/8% senior notes, which we refer to as the additional notes. We used the gross proceeds of the offering of the additional notes (excluding accrued interest, which we will retain, pending payment in September 2004) to make a second subordinated intercompany note proceeds loan to Inmarsat Investments Limited. Inmarsat Investments Limited used the gross proceeds of the second subordinated intercompany note proceeds loan to (i) repay $95.5 million of principal and $4.5 million of interest on the subordinated intercompany shareholder funding loan and (ii) pay fees and expenses of the offering of the additional notes. Thereafter, the proceeds from the repayment of the subordinated intercompany shareholder funding loan were used to repurchase or otherwise retire an equal amount of the subordinated preference certificates.

        We refer in this prospectus to the January 2004 notes and the additional notes collectively as the existing notes. We are offering you new notes in exchange for your existing notes.

Summary Corporate and Financial Structure

        The following table sets forth a summary of our corporate and financing structure following (i) the acquisition and related financing transactions and (ii) the offering of the notes and the use of proceeds therefrom. Please refer to "Principal Shareholders," "Description of Certain Financing Arrangements" and "Description of the Notes" for more information.

Shareholders (1)
Ordinary equity
$34.5 million
Inmarsat Holdings Limited
Shareholder funding(3)
$557.8 million
Subordinated preference certificates(2)
$523.3 million
Inmarsat Group Limited
Senior credit agreement
$800.0 million
(4)(5)
Inmarsat Investments Limited
Subordinated intercompany note proceeds loans
$477.5 million
Inmarsat Finance plc(6)
Notes
$477.5 million
(4)
Inmarsat Ventures Limited
(4)
Other subsidiaries
(4)(7)
Inmarsat Limited
(4)(7)
Inmarsat Leasing (Two) Limited
(4)(8)
Inmarsat Launch Company Limited
Guarantor of the Notes

(1)
The shareholders hold their equity interests in the group through Inmarsat Group Holdings Limited, the ultimate parent company of the group. Inmarsat Group Holdings Limited owns all of the outstanding shares of Inmarsat Holdings Limited. For more information regarding our shareholders, see "Principal Shareholders."

(2)
See "Description of Certain Financing Arrangements—Subordinated Preference Certificates."

(3)
Comprised of $34.5 million of ordinary equity and $523.3 million of subordinated intercompany shareholder funding loan. See "Description of Certain Financing Arrangements—Subordinated Intercompany Shareholder Funding Loan."

(4)
Each of Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and certain of our other subsidiaries are borrowers and/or guarantors under the senior credit agreement. Please see "Description of Certain Financing Arrangements—Senior Credit Agreement."

(5)
The shares of Inmarsat Ventures Limited are charged, on a first priority basis, to secure the obligations of Inmarsat Investments Limited under the senior credit agreement. Holders of the notes benefit from a second priority charge over those shares.

(6)
Inmarsat Finance plc is a special purpose finance subsidiary whose only significant assets are the subordinated intercompany note proceeds loans.

(7)
During the year ended December 31, 2003, Inmarsat Limited and Inmarsat Leasing (Two) Limited collectively accounted for approximately 96.4% of our consolidated revenue and approximately 107.6% of our EBITDA from continuing operations. As at December 31, 2003, Inmarsat Limited and Inmarsat Leasing (Two) Limited collectively accounted for 76.0% of our total assets less intangible assets.

(8)
Inmarsat Launch Company Limited was formed on December 4, 2003. Inmarsat Launch Company Limited will be assigned our contracts related to the launch of our Inmarsat-4 satellites and will be the beneficiary of our Inmarsat-4 launch insurance (when obtained).

Our Address

        Our principal executive offices are located at 99 City Road, London EC1Y 1AX, United Kingdom, and our telephone number is +44 (0)20 7728 1000. The website of Inmarsat Group Limited is www.inmarsat.com. This reference to this website is an inactive textual reference only. None of the information contained on this website is incorporated in this prospectus.

The Exchange Offer

Notes Offered for Exchange	We are offering up to $477,500,000 in aggregate principal amount of our new 7 5/8% Senior Notes due 2012 in exchange for an equal aggregate principal amount of our existing 7 5/8% Senior Notes due 2012 on a one-for-one basis. The new notes have substantially the same terms as the existing notes you currently hold, except that we have registered the new notes under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act, and therefore will be freely tradable and will not contain the provisions for an increase in the interest rate related to defaults in our agreement to execute this exchange offer.
The Exchange Offer
We are offering to exchange $1,000 principal amount of new notes for each $1,000 principal amount of your existing notes. In order for you to exchange your existing notes, you must tender them properly and we must accept them. We will exchange all existing notes that you tender validly and do not withdraw from tender.
Ability to Resell Notes
We believe that you may offer for resale, resell and otherwise transfer the new notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act if:
	•	you acquire the new notes in the exchange offer in the ordinary course of your business;
	•	you are not participating, do not intend to participate and have no arrangement with any person to participate in the distribution of new notes we issue to you in the exchange offer;
	•	you are not an affiliate of Inmarsat Finance plc; and
	•	you are not a broker-dealer tendering existing notes that you acquired directly from us for your own account.

By tendering your existing notes as described below, you will be making representations to this effect. See "The Exchange Offer—Representations We Need From You Before You May Participate in the Exchange Offer."
Those Excluded from the Exchange Offer	You may not participate in the exchange offer if you are:
	•	a holder of existing notes in any jurisdiction in which the exchange offer is not, or your acceptance will not be, legal under the applicable securities or "blue sky" laws of that jurisdiction, or
	•	a holder of existing notes who is an affiliate of Inmarsat Finance plc.
Consequences of Failure to Exchange Your Existing Notes
After the exchange offer is complete, you will no longer be entitled to exchange your existing notes for new notes. If you do not exchange your existing notes for new notes in the exchange offer, your existing notes will continue to have the restrictions on transfer contained in the existing notes and in the indenture governing the existing notes. In general, your existing notes may not be offered or sold unless registered under the Securities Act, unless there is an exemption from, or unless the transaction is not governed by, the Securities Act and applicable state "blue sky" securities laws. We have no plans to register your existing notes under the Securities Act.

Expiration Date
The exchange offer expires at 5:00 p.m., New York City time, on , , the expiration date, unless we extend the offer. If we decide to extend the offer, we do not currently intend to extend the expiration period beyond , .
Conditions to the Exchange Offer	The exchange offer has customary conditions that we may waive. There is no minimum amount of existing notes that holders must tender for us to complete the exchange offer.
Procedures for Tendering Your Existing Notes
If you wish to tender your existing notes for exchange in the exchange offer, you or the custodial entity through which you hold your existing notes must send to The Bank of New York before the exchange agent, on or before the expiration date of the exchange offer:
•
a properly completed and executed letter of transmittal, which you have received with this prospectus, together with your existing notes and any other documentation that the letter of transmittal requests; and
• for holders who hold their positions through the Depositary Trust Company, which we refer to as DTC:
• an agent's message from DTC stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;
• your existing notes by timely confirmation of book-entry transfer through DTC; and
• all other documents that the letter of transmittal requires.
Holders who hold their positions through Euroclear and Clearstream, Luxembourg must adhere to the procedures described in "The Exchange Offer—Procedures for Tendering Your Existing Notes."
Special Procedures for Beneficial Owners
If you beneficially own existing notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your existing notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Guaranteed Delivery Procedures for Tendering Existing Notes
If you wish to tender your existing notes, and the existing notes are not immediately available, or time will not permit your existing notes or other required documents to reach The Bank of New York the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may tender your existing notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	You may withdraw the tender of your existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date.
U.S. Tax Considerations
The exchange of existing notes for the new notes will not be treated as a taxable transaction for U.S. federal income tax purposes. Rather, the notes you receive in the exchange offer will be treated as a continuation of your investment in the existing notes. For additional information regarding U.S. federal income tax considerations, you should read the discussion under "Tax Considerations—U.S. Taxation."
Use of Proceeds	We will not receive any proceeds from the issuance of the notes in the exchange offer. We will pay all expenses incidental to the exchange offer.
Exchange Agent	The Bank of New York is serving as the exchange agent. Its address, telephone number and facsimile number are:
The Bank of New York 101 Barclay Street Floor 7E Corporate Trust Operations Reorganization Unit New York, New York 10286 Telephone: +1 212 815 5788 Fax: +1 212 298 1915 Attention: William Buckley

        Please review the information under the heading "The Exchange Offer" for more detailed information concerning the exchange offer.

The Notes

        The summary below describes the principal terms of the notes and the guarantees relating to the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes, including the definitions of certain terms used in this summary.

Issuer	Inmarsat Finance plc.
Parent Guarantor	Inmarsat Group Limited.
Subsidiary Guarantors	Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and certain future subsidiaries of the parent guarantor.
The Notes
The terms of the new notes will be identical in all material respects to the terms of the existing notes, except that the new notes have been registered and therefore will not contain transfer restrictions and will not contain the provisions for an increase in the interest rate related to defaults in our agreement to carry out this exchange offer.
Maturity Date	June 30, 2012.
Interest Payment Dates	Semi-annually on March 1 and September 1 of each year, commencing on September 1, 2004. Interest will accrue from February 3, 2004 (the issue date of the January 2004 notes).
Ranking, Guarantees and Security	The Notes

The notes are senior obligations of the issuer and are its only debt (save for any additional notes issued by it in the future). The notes are effectively subordinated to all obligations of the subsidiaries of the parent guarantor that do not guarantee the notes.
The issuer is a finance subsidiary which does not conduct any operations, and its only significant assets are the subordinated intercompany note proceeds loans.
The issuer and the trustee are party to a pledge agreement pursuant to which the issuer has pledged as security for its obligations under the notes the subordinated intercompany note proceeds loans.

The Parent Guarantee
The parent guarantee of the notes:
• is a general unsecured obligation of the parent guarantor;
• ranks pari passu in right of payment with all unsubordinated indebtedness and other obligations of the parent guarantor; and
• ranks senior in right of payment with any future subordinated indebtedness of the parent guarantor.

The parent guarantor is a holding company which does not conduct any operations, and its only assets are the shares of Inmarsat Finance plc and of Inmarsat Investments Limited (whose only significant asset is the shares of Inmarsat Ventures Limited).
The parent guarantee is effectively subordinated to all obligations of the subsidiaries of the parent guarantor that do not guarantee the notes.
The Subsidiary Guarantees
The subsidiary guarantees of the notes:
• are the general obligations of each subsidiary guarantor;
• are unsecured (save for the second-ranking charge over the shares of Inmarsat Ventures Limited, referred to below);
• are subordinated in right of payment to all existing and future senior debt (as defined in "Description of the Notes") of such subsidiary guarantor; and
• are pari passu in right of payment with any future senior subordinated debt of such subsidiary guarantor.

The guarantee of each subsidiary guarantor provides that it will not mature (and no amount will become due or payable thereunder) until a payment event of default under the notes has occurred and (i) 179 days have elapsed or (ii) certain other events, including certain insolvency events related to the relevant guarantor, occur.

The subsidiary guarantees are contractually subordinated in right of payment to all senior debt of the subsidiary guarantors and effectively subordinated to all obligations of the subsidiaries of Inmarsat Group Limited that do not guarantee the notes.
Inmarsat Investments Limited's guarantee of the notes are secured by a second-ranking charge over the shares of Inmarsat Ventures Limited.

Release of guarantees and security

The guarantees and the second-ranking charge will be released in certain circumstances, including in connection with certain sales of the shares of Inmarsat Ventures Limited by a receiver or other insolvency agent appointed by the lenders under the senior credit agreement.
See "Description of the Notes—Guarantees—Release of Guarantees" and "—Security—Release of Security."
Impact of subordination

As of December 31, 2003, on a pro forma basis as described under "Unaudited Pro Forma Combined Financial Data," the subsidiary guarantees would have been contractually subordinated to $800.0 million of our subsidiary guarantors' senior debt, and the notes and the guarantees would have been effectively subordinated to $76.1 million of obligations of our non-guarantor subsidiaries. This amount principally relates to deferred tax liabilities of Inmarsat Leasing Limited.
Optional Redemption
The issuer may redeem some or all of the notes at any time, at a redemption price equal to 100% of principal amount thereof plus a make-whole premium as of, and accrued and unpaid interest up to, the redemption date. For a description of how to calculate the make-whole premium, see "Description of the Notes—Optional Redemption."

The issuer may redeem up to 35% of the aggregate principal amount of the notes outstanding prior to March 1, 2007 at a redemption price of (expressed as a percentage of the principal amount) of 107.625%, plus accrued and unpaid interest, with the proceeds of certain equity offerings. The issuer may make that redemption only if, after the redemption, at least $243.75 million (65% of the aggregate principal amount of the January 2004 notes) remains outstanding.
In addition, the issuer may redeem some or all of the notes after March 1, 2008 at the redemption price described in the section entitled "Description of the Notes—Optional Redemption."
Tax Redemption
The issuer may redeem the notes in whole, but not in part, at any time, following certain changes in tax laws or their interpretation. If the issuer decides to redeem the notes following such change, the issuer must redeem the notes at a price equal to the principal amount of the notes plus accrued and unpaid interest to the date of redemption. See "Description of the Notes—Tax Redemption."

Mandatory Offers
Upon certain change of control events, each holder of the notes may require us to repurchase all or a portion of its notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

The issuer is also required to offer to repurchase the notes with the excess proceeds, if any, following certain asset sales and certain recoveries under the insurance policies relating to our satellites. The repurchase price will be equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Repurchase at the Option of Holders—Asset Sales and Events of Loss."
Covenants
The issuer, the guarantors and the trustee are parties to an indenture relating to the notes. The indenture limits, among other things, the ability of the parent guarantor and its restricted subsidiaries to:
• incur additional indebtedness and issue preferred shares;
• make certain restricted payments and investments;
• transfer or sell assets;
• create certain liens;
• create restrictions on the ability of our restricted subsidiaries to pay dividends or other payments to us;
• issue guarantees of indebtedness by our restricted subsidiaries;
• enter into sale and leaseback transactions;
• issue or sell shares of our restricted subsidiaries;
• merge, consolidate, amalgamate or combine with other entities;
• designate restricted subsidiaries as unrestricted subsidiaries; and
• engage in any business other than a permitted business.
In addition, the indenture requires the parent guarantor and its restricted subsidiaries to maintain certain launch and in-orbit insurance for their Inmarsat-3 and Inmarsat-4 satellites.
Each of the covenants is subject to a number of important exceptions and qualifications. See "Description of the Notes—Certain Covenants."
Form of Notes	The notes were initially issued in the form of one or more global notes deposited with, and registered in the name of, DTC (or its nominee).

Ownership of interests in the global notes, and the book-entry interests therein, are available only to persons who have accounts with DTC or persons that may hold interests through either of them. Book-entry interests are shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC and its respective participants. Except as set out under the section "Book Entry, Delivery and Form—Exchange of Global Notes for Definitive Registered Notes," participants in DTC are not entitled to receive physical delivery of notes in definitive form or to have notes issued and registered in their names and, while the notes are in global form, are not considered the owners or holders thereof under the indenture. See "Book Entry, Delivery and Form."
Market	We cannot assure you that a liquid market for the new notes will develop or be maintained.
Listing
The existing notes are listed on the Luxembourg Stock Exchange, and the existing notes are designated for trading on the PORTAL market. We intend to list the new notes on the Luxembourg Stock Exchange.
Trustee	The Bank of New York.
Listing Agent and Luxembourg Paying Agent	The Bank of New York (Luxembourg) S.A.
Governing law of the notes	New York law.

Risk Factors

        You should refer to "Risk Factors" beginning on page 16 for an explanation of certain risks involved in investing in the notes.

RISK FACTORS

        In addition to the other information in this prospectus, you should carefully consider the risks described below before deciding whether to invest in the notes.

Risks Relating to Our Business

We rely on third-party distributors to sell our services to end users and to determine the prices at which those services are sold. If our distributors and service providers were to fail to market or distribute our services effectively or to offer our services at prices which are competitive, our revenues, profitability, liquidity and brand image could be adversely affected.

        We sell our services exclusively to third-party distributors, the majority of whom operate the land earth stations that transmit and receive those services to and from our satellites. These distributors then market and distribute our services to end users, either directly or through other distributors and service providers.

        Pursuant to our arrangements with our distributors:

  •
  we do not set the prices end users pay for our services;

  •
  we cannot contract with end users of our services; and

  •
  except with respect to our next-generation services and in other very limited circumstances, we are not permitted to have a direct contractual relationship with any third party for distribution of our services, other than with the distributors that operate land earth stations that transmit and receive our services (other than Regional BGAN), whom we refer to as our master distributors.

        As a result of these arrangements, we are dependent on the performance of our master distributors to generate substantially all of our revenues. If our master distributors were to fail to market or distribute our services effectively, or if they offered our services at prices which were not competitive, our revenues, profitability, liquidity and brand image could be adversely affected.

        In December 2003, we completed negotiation of a commercial framework agreement, which governs our relationship with each of our distributors upon signing, and a new distribution agreement, which governs our relationship with all of our master distributors for a five-year term that commenced on April 15, 2004. We are currently completing a regulatory review of the terms of the agreements. As a result of that review, if any changes to the agreements are identified as being required, then, with the agreement of our master distributors, certain provisions of the agreements may need to be modified.

Sales to five of our master distributors represent a significant portion of our revenues and the loss of any of these distributors could adversely affect our revenues, profitability and liquidity.

        As of December 31, 2003, we had 26 master distributors. For the year ended December 31, 2003, our five largest master distributors (measured by the volume of traffic on our network) were Stratos Global, Telenor, Xantic (a joint venture between KPN and Telstra), France Telecom Mobile Satellite Communications and KDDI. Sales to these five master distributors represented over 80% of our revenue during the year ended December 31, 2003. Any further consolidation among our master distributors would likely increase our reliance on a few key distributors of our services. The loss of any of these distributors, or the failure by any of them to market or distribute our services effectively, could cause end users to seek alternative service providers, which could adversely affect our revenues, profitability or liquidity.

We may not be able to offset declining revenues from voice services with revenues from data services.

        Since 1999, our revenues from voice services (across each of our market sectors) have been declining, in part driven by less expensive voice services offered by our competitors. During the same period, voice revenue declines have been offset by increasing revenues from data services (which have not been subject to the same pricing pressures). Recently, however, the increase in our data revenues in the maritime sector has not completely offset voice revenue declines. Our future profitability depends, in part, on our ability to offset declining revenues from voice services with revenues from data services. If revenues from our data services do not continue to increase at a rate sufficient to offset the decline in revenues from our voice services, our total future revenues will be adversely affected.

The global communications industry is highly competitive. It is likely that we will face significant competition in the future from other network operators, which may adversely affect end user take-up of our services and affect our revenues.

        The global communications industry is highly competitive. We face competition from a number of communications technologies in the various target markets for our services. It is likely that we will continue to face significant competition from other network operators in some or all of our target market segments in the future, particularly from satellite network operators. Competition from Iridium and Globalstar, two global satellite network operators, has been increasing, particularly with respect to voice and low-speed data services. In addition, we also face competition for voice and low-speed data services from Thuraya and (to a lesser extent) other regional mobile satellite network operators, which has influenced the price at which our distributors and service providers offer our services. Thuraya's satellites are also capable of delivering high speed data services comparable to our next generation services, although only on a regional basis. Communications providers who operate private networks using very small aperture terminals, or VSATs, are also increasingly targeting users of mobile satellite services. Furthermore, the gradual extension of terrestrial wireline and wireless communications networks to areas not currently served by them may reduce demand for our services in those areas. If we fail to offer services that compete effectively, we may experience lower end user take-up which would have an adverse impact on our revenues, profitability and liquidity.

We may not retain sufficient rights to the spectrum required to operate our satellite system to its expected capacity.

        We must retain rights to use sufficient L-band spectrum necessary for the transmission of signals between our satellites and end user terminals. Our right to spectrum is granted on an annual basis and evaluated and established, in part, through two annual, regional multilateral meetings of satellite operators—one for operators whose satellites cover North America, and a second for those which cover Europe, Africa, Asia and the Pacific. Since 1999, the North American operators have been unable to agree new spectrum allocations and rights have been frozen at 1999 levels. Additionally, Mobile Satellite Ventures, or MSV, has recently challenged our right to some of our current North American spectrum, claiming that MSV loaned us that spectrum in 1999. We have rejected that claim, and we believe the appropriate forum for spectrum allocation would be the next round of multilateral coordination meetings of North American operators. Competition for spectrum from new operators or services (for example, ancillary terrestrial components, or ATC services) could make it more difficult for us to retain rights to spectrum. If we were unable to retain sufficient rights to spectrum, our ability to provide our services in the future would be limited, which would have an adverse effect on our business and results of operations. We cannot assure you that we will be able to retain sufficient rights to spectrum in the future.

Applications by our competitors to use L-band spectrum for terrestrial services or on an ancillary basis could interfere with our services.

        On January 29, 2003, the Federal Communications Commission, or FCC, promulgated a general ruling that mobile satellite service spectrum, including the L-band spectrum we use to operate our services, could be used by mobile satellite service operators to integrate ATC services into their satellite networks in order to provide combined terrestrial and satellite communications services to mobile terminals in the United States. The implementation of ATC services by other mobile satellite service operators in the United States or other countries may result in increased competition for the right to use L-band spectrum, and such competition may make it difficult for us to obtain or retain spectrum resources we require for our existing and future services. In addition, the FCC's decision to permit ATC services was based on certain assumptions, particularly relating to the level of interference that the provision of ATC services would likely cause to operators of other services, such as us, who use the L-band spectrum. One of our competitors, Mobile Satellite Ventures, has submitted applications to the FCC for authority to use L-band spectrum assigned to its satellite network to provide ATC services. If the FCC's assumptions with respect to the use of mobile satellite service spectrum for ATC services prove inaccurate, or a significant level of ATC services is provided in the United States, the provision of ATC services could interfere with our satellites and user terminals, which may adversely impact our services. For example, the use of certain L-band spectrum to provide ATC services in the United States could interfere with our satellites providing communications services outside the United States where the satellites' "footprint" overlaps the United States. Such interference could limit our ability to provide services that are transmitted through any satellite visible to the United States. Three of our Inmarsat-3 satellites are visible to the United States. In addition, users of our terminals in the United States could suffer interruptions to our services if they try to use their terminals near land earth stations used to provide ATC services.

        Additionally, Mobile Satellite Ventures has petitioned the FCC to reconsider its ATC service rules in order to relax certain technical requirements applicable to ATC operations, and its pending ATC applications seek certain variancies or waivers of the ATC technical rules. Grant of these requests would result in increased interference into our satellite network and to mobile terminals communicating with our network. We therefore have opposed these Mobile Satellite Ventures requests for relaxation of the ATC technical rules. However, we cannot predict how the FCC will act on these requests, nor can we assure you that an FCC grant of any request for relaxation of the ATC technical rules would not have a material adverse effect on our business or results of operations.

        Other jurisdictions are considering, and could implement, similar regulatory regimes in the future.

        Any or all of the preceding could have a material adverse effect on our revenues, profitability or liquidity.

We rely on third parties to manufacture and supply terminals used to access our existing services, and as a result, we cannot control the availability of terminals.

        Terminals used to access our existing services are built by a limited number of independent manufacturers. Although we provide manufacturers with key performance specifications for the terminals, these manufacturers could:

  •
  reduce production of, or cease to manufacture, terminals that access our services;

  •
  manufacture terminals with defects that fail to perform to our specifications;

  •
  fail to build or upgrade terminals that meet end users' requirements within our target market segments;

  •
  fail to meet delivery schedules or to market or distribute terminals effectively; or

  •
  sell our terminals at prices that end users or potential end users do not consider attractive.

        Any of the foregoing could adversely affect the ability of our distributors to sell our services, which, in turn, could adversely affect our revenues, profitability and liquidity, as well as our brand image.

We rely on Thuraya to provide leased satellite capacity for our Regional BGAN service, and factors beyond our control with respect to the Thuraya satellite could affect our Regional BGAN revenues. Our Regional BGAN revenues could be affected by the operational failure of our land earth station in Fucino, Italy.

        We lease capacity on a Thuraya satellite to provide our Regional BGAN service. The Thuraya satellite, like all satellites, could experience technical and operational failures which would adversely affect our ability to provide our Regional BGAN service. Furthermore, the lease can be terminated following consultation, if we become insolvent. A loss of access to the Thuraya satellite could adversely affect our revenue and/or our brand image and make it more difficult to market our Regional BGAN or future BGAN services.

        We land satellite transmission of our Regional BGAN services exclusively at our land earth station in Fucino, Italy. Our Regional BGAN revenues would be adversely affected by the operational failure of the Fucino land earth station.

Our access to the U.S. market may be restricted under the terms of the ORBIT Act.

        In the United States, we are subject to the Open-market Reorganization for the Betterment of International Telecommunications Act, or ORBIT Act. Under the terms of the ORBIT Act, we must conduct an initial public offering, or IPO, before June 30, 2004 or, at the discretion of the FCC, December 31, 2004. The FCC directed us to file within 30 days after conducting our IPO a demonstration that the IPO is in compliance with the ORBIT Act. We have submitted a filing with the FCC asserting that the acquisition, together with the offering of the notes, the associated listing of the notes on the Luxembourg Stock Exchange and the planned registration of the notes with the SEC, satisfy the intent and objectives of these ORBIT Act requirements. The FCC placed our submission on public notice and invited interested third parties to file oppositions or comments no later than April 5, 2004. SES Americom and Mobile Satellite Ventures have opposed our filing. We filed our response to the opposition filing within the required FCC timetable of April 20, 2004. We requested in our response that the FCC extend our IPO deadline from June 30, 2004 to December 31, 2004. SES Americom and Mobile Satellite Ventures filed replies to our response as required on or before April 30, 2004. We can provide no assurance that the FCC will find that we have met these requirements of the ORBIT Act. If the FCC determines that we failed to meet these requirements of the ORBIT Act within the specified time period, the ORBIT Act requires the FCC to deny or impose limitations or conditions upon the licenses granted to our distributors or service providers to provide certain services to, from or within the United States, and to revoke or impose limitations or conditions on previous licenses to provide such services. If the FCC revokes our distributor or service provider licenses, we would be unable to provide the bulk of our services to, from or within the United States. In addition, if the FCC determines that we failed to comply with the terms of the ORBIT Act, the FCC would be required to deny our distributors or service providers a license to provide our next-generation services, including BGAN, to, from or within the United States. In addition, we would be unable to land signals from our satellites within the United States for a number of our services. Any revocation or imposition of limitations or conditions on the terms of the licenses our distributors rely on to sell our current or next-generation services would impede the development of our business in the United States and would have an adverse effect on our revenues.

We may not be able to recruit and retain the number and caliber of management or employees necessary for our business, which may adversely affect our revenues and profitability.

        Technological competence and innovation is critical to our business and depends, to a significant degree, on the work of technically skilled employees. Competition for the services of these types of employees is intense. We may not be able to attract and retain these employees. If we are unable to attract and retain adequate technically skilled employees, including the development and provision of our higher-bandwidth services, our competitive position could be materially adversely affected.

        Furthermore, following the acquisition, we might suffer the loss of management or employees whom we will need to replace. If we are unable to replace them, our competitive position could be materially adversely affected.

        We have recently had a senior management change, and we are currently implementing a business review, including a reduction in the number of our employees. These events could affect our ability to retain the services of key employees in the future.

Risks Relating to Our Technology and the Operation and Development of Our Network

Our satellites and satellites systems are subject to significant operational risks while in orbit which, if they were to occur, could adversely affect our revenues, profitability and liquidity.

        Satellites are subject to significant operational risk while in orbit. These risks include malfunctions, commonly referred to as anomalies, that have occurred in our satellites and the satellites of other operators as a result of various factors, such as satellite manufacturers' errors, problems with the power or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space.

        Although we work closely with satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide redundancy for many critical components in our satellites, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.

        Any single anomaly or series of anomalies could materially adversely affect our operations, as well as our ability to attract new customers for our services. Anomalies could also reduce the expected useful life of a satellite, thereby reducing the revenue that we could generate with that satellite, or create additional expenses due to the need to provide replacement or back-up satellites. Finally, the occurrence of anomalies could materially adversely affect our ability to insure our satellites at commercially reasonable premiums, if at all.

        Meteoroid events pose a potential threat to all in-orbit geosynchronous satellites. The probability that a meteor will damage those satellites increases significantly when the earth passes through the particulate stream left behind by comets. Occasionally, increased solar activity poses a potential threat to all in-orbit satellites.

        Some decommissioned spacecraft are in uncontrolled orbits that pass through the geostationary belt at various points, and present hazards to operational spacecraft, including our satellites. We may be required to perform maneuvers to avoid collisions, and these maneuvers may prove unsuccessful, or could reduce the useful life of the satellite by necessitating the expenditure of fuel to perform these maneuvers. The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on our business.

        In addition, our satellite system includes five tracking, telemetry and control ground stations and four network coordination stations located around the world. If two or more of these stations were to fail at the same time, our ability to operate our satellites effectively may be limited, which could adversely effect our revenues, profitability or liquidity.

Our satellites have minimum design lives of 10 years, but could fail or suffer reduced capacity before then.

        Our ability to generate revenue depends on the useful lives of our satellites. Each satellite has a limited useful life. A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite's functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion. Generally, the minimum design life of each of our satellites is 10 years. We can provide no assurance, however, as to the actual useful lives of the satellites.

Our next-generation satellites are subject to possible delivery delays and launch risks, the occurrence of which could materially and adversely affect our performance.

        Our next-generation satellites are subject to possible delivery delays and risks relating to launches, including launch failure or incorrect orbital placement. We have entered into a contract with Astrium for the manufacture of three Inmarsat-4 satellites. The manufacture of these satellites is technically complex and, therefore, subject to possible delay. There can be no assurance that delivery of our Inmarsat-4 satellites will not be delayed, which may, in turn, delay migration of our Regional BGAN service from leased Thuraya satellite capacity to our Inmarsat-4 satellite or delay implementation of our Inmarsat-4 program and the introduction of our planned BGAN service.

        We have entered into contracts with an affiliate of Lockheed Martin and with Sea Launch to provide launch vehicles for two of our Inmarsat-4 satellites. We also have options with both companies for additional launch vehicles. As a result of the relatively large mass of our Inmarsat-4 satellites, we have been required to select versions of launch vehicles that, as of the date hereof, have a limited history of prior use. The use of a launch vehicle with a less-established history could increase the risk of launch delay and failure. Furthermore, it is not uncommon for technical or other issues relating to a satellite or launch vehicle to cause launch delays. Launch failures preceding any of our launches could cause extensive delays while the cause of the failure is under investigation. A launch failure affecting our first Inmarsat-4 satellite would also require us to launch our spare Inmarsat-4 satellite. A second failure would require the construction of a replacement Inmarsat-4 satellite (which could take up to three years and would be costly). A significant delay in the deployment of our Inmarsat-4 satellites could materially adversely affect our ability to generate revenues from next-generation services and could significantly increase the cost thereof.

        We have not yet purchased launch insurance in relation to our Inmarsat-4 satellites. The occurrence of future launch failures could materially adversely affect our ability to insure the launch of our satellites at commercially reasonable premiums, if at all.

We may be unable to obtain and maintain launch or in-orbit insurance for our satellites, and the insurance we obtain may not cover all losses we experience. Even if our insurance were sufficient, delays in launching a replacement satellite could adversely affect our revenues, profitability and liquidity.

        We are required by our debt instruments to obtain insurance for certain risks associated with the launch and in-orbit operation of our Inmarsat-4 satellites. In addition, prior to acceptance of one Inmarsat-4 satellite in orbit, the debt instruments require us to maintain in-orbit insurance for our Inmarsat-3 satellites. We have obtained in-orbit insurance for our Inmarsat-3 satellites through December 2004, as described under "Business—Insurance of Our Business and Insurable Assets."

        The price, terms and availability of insurance have fluctuated significantly since we began offering commercial satellite services. The cost of obtaining launch and in-orbit insurance has been rising substantially, and may continue to rise, as a result of either satellite failures or general conditions in the insurance industry. Launch and in-orbit policies on satellites may not continue to be available on commercially reasonable terms, or at all. In addition to higher premiums, insurance policies may provide for higher deductibles, shorter coverage periods and additional satellite health-related policy exclusions. An uninsured failure of one or more of our satellites could have a material adverse effect on our financial condition and results of operations. In addition, higher premiums on insurance policies will increase our costs, thereby reducing our operating income by the amount of such increased premiums.

        Furthermore, insurance for launch and in-orbit operation will not protect us against all satellite-related losses in the event of a failure. For example, our in-orbit Inmarsat-3 satellite insurance excludes the first loss and provides for the exclusion of losses ensuing out of, among other things, acts of war and terrorism. Even if the proceeds from insurance were sufficient to replace a destroyed or malfunctioning satellite, the delay in deployment of a replacement satellite could adversely affect our revenues, profitability or liquidity.

New technologies used by our competitors may reduce demand for our services or render our technologies obsolete, which may have a material adverse effect on the cost structure and competitiveness of our services, possibly resulting in a negative effect on our revenues, profitability or liquidity.

        The space and communications industries are subject to rapid advances and innovations in technology. We expect to face competition in the future from companies using new technologies and new satellite and terrestrial systems. Advances or innovations in technology could render our technologies obsolete or less competitive by satisfying consumer demand in more attractive or cost-effective ways, or by introducing standards incompatible with ours. Obsolescence of the technologies that we use could have a material adverse effect on our revenues, profitability or liquidity.

Our business relies on intellectual property, some of which third parties own, and we may inadvertently infringe upon their patents and proprietary rights.

        Many entities, including some of our competitors, currently (or may in the future) hold patents and other intellectual property rights that cover or affect products or services related to those that we offer. We cannot assure you that we are aware of all intellectual property rights that our products may infringe upon. In general, if a court were to determine that one or more of our products infringes upon intellectual property held by others, we may be required to cease developing or marketing those products, to obtain licenses from the holders of the intellectual property, or to redesign those products in such a way as to avoid infringing upon others' patents. We cannot estimate the extent to which we may be required in the future to obtain intellectual property licenses, or the availability and cost of any such licenses. To the extent that we are required to pay royalties to third parties to whom we are not currently making payments, these increased costs of doing business could negatively affect our profitability or liquidity.

        If a competitor holds intellectual property rights, it may not allow us to use its intellectual property at any price, which could adversely affect our competitive position.

Our BGAN network has not been completed and is subject to implementation risks.

        Our next-generation BGAN infrastructure, which will include ground network and user terminals, as well as a business support system, is currently under development and is complex and innovative. We will face significant challenges in connection with the timely delivery of that infrastructure. In particular, we will need to integrate all components of the infrastructure, including the radio access network to be delivered by Thrane & Thrane, the core network infrastructure to be delivered by Ericsson Limited, and the user terminals, which are to be delivered by multiple manufacturers. See

"Material Contracts—Radio Access Network Contract with Thrane & Thrane" and "—Core Network Infrastructure Contract with Ericsson" and "Business—Our Services and End Users—End User Terminals." We have also contracted for a BGAN business support system which will, among other things, provide billing and customer administration functions. See "Material Contracts—BGAN Business Support Systems Contract with Danet." We will migrate our Regional BGAN end users onto this new system, which may also present challenges. If we were to encounter difficulties integrating the network and billing systems, or individual components were delivered late, the availability of our BGAN service to customers may be delayed, which could adversely affect our revenues, profitability or liquidity.

Regulatory Risks

Our business is subject to regulation and we face increasing regulation with respect to the transmission of our satellite signals and the provision of our mobile satellite communications services in some countries, which could require us to incur additional costs, could expose us to fines and could limit our ability to provide existing and new services in some countries.

        The maintenance and expansion of our business is dependent upon, among other things, our ability to obtain required governmental licenses and authorizations in a timely manner, at reasonable costs and on satisfactory terms and conditions.

        Our business is subject to the regulatory authority of the government of the United Kingdom and the national authorities of the countries in which we operate, as well as to the regulations of various international organizations. See "Regulation." Governmental authorities generally regulate, among other things, the construction, launch and operation of satellites, the use of satellite spectrum at specific orbital locations, the licensing of land earth stations and mobile terminals, and the provision of satellite services.

        In particular, under the UK Outer Space Act 1986, we must obtain licenses to conduct our business. The terms of these licenses provide that we indemnify the UK government (without limit) for any claim brought against it as a result of our licensed activities and that we must maintain insurance of up to £100 million per satellite to be used to pay any sums to the UK government in respect of this indemnity.

        Increasingly, regulatory authorities are imposing fees and introducing new regulatory requirements on businesses that use spectrum or offer communications services. This could significantly affect our business. In addition to the licenses issued to us by the UK government for the launch and operation of our satellites, to date, we have been required to obtain specific telecommunications or frequency licenses with respect to our existing services in Australia, Switzerland, Honduras, Ecuador, Kenya, Jordan, Brazil, Italy, Egypt and Iraq and additional countries are considering whether to implement such license requirements. These license requirements could require us to incur new and unforeseen additional costs, could expose us to fines if we were unable to obtain or retain any licenses or meet all regulatory requirements, and could limit our ability to provide existing or new services in some countries, which could adversely affect our revenues, profitability or liquidity.

        It is also possible that regulatory authorities in some countries may require us to establish land earth stations in their countries as a condition of distributing our BGAN services in those countries. To the extent we own and/or operate the land earth stations for our BGAN services, we will be required to obtain licenses for the operation of those stations as network facilities, and also will need to obtain rights to C-band spectrum for communications between the stations and our satellites.

        Laws, policies and regulations affecting the satellite industry are subject to change in response to industry developments, new technology or political considerations. Legislators or regulatory authorities in various countries are considering, and may in the future adopt, new laws, policies and regulations or changes to existing regulations regarding a variety of matters that could, directly or indirectly, affect our operations or the operations of our distributors, or increase the cost of providing services over our system. We cannot assure you that changes to current laws, policies or regulations or the adoption of new regulations would not affect our ability to obtain or retain required governmental licenses and authorizations or otherwise have a material adverse effect on our business.

We may not be aware of certain foreign government regulations.

        Because regulatory schemes vary by country and evolve over time, we may be subject to regulations in foreign countries of which we are not presently aware. If that were to be the case, we could be subject to sanctions by a foreign government that could materially adversely affect our ability to operate in that country. We cannot assure you that any current regulatory approvals we hold are, or will remain, sufficient in the view of foreign regulatory authorities, or that any additional necessary approvals will be granted on a timely basis or at all, in all jurisdictions in which we wish to offer services, or that applicable restrictions in those jurisdictions will not be unduly burdensome. The failure to obtain the authorizations necessary to operate satellites internationally could have a material adverse effect on our ability to generate revenue and on our overall competitive position.

        We, our customers and companies with which we do business may be required to have authority from each country in which we or they provide services or provide our customers use of our satellites. Because regulations in each country are different, we may not be aware if some of our customers and/or companies with which we do business do not hold the requisite licenses and approvals.

Our distributors face increasing regulation in many countries, and end users often require licenses to operate end user terminals. This regulatory burden could increase our distributors' costs or restrict their ability to sell our products.

        Our distributors need licenses and regulatory consents to offer our services in many countries where they operate. In addition, end users often require licenses to utilize our terminals. Furthermore, we expect that our distributors and end users will require licenses for our Regional BGAN and BGAN services in many jurisdictions, and we cannot assure you that they will obtain those licenses. Any delay or failure by distributors or end users to obtain required licenses in connection with the distribution of our services or use of terminals could prevent us from distributing our services in some countries, which would adversely affect our revenues.

We may not be successful in coordinating our satellite operations under applicable international regulations and procedures or in obtaining spectrum and orbital resources we require for our operations.

        The International Telecommunications Union, or ITU, regulates the use of radio frequency bands and orbital locations used by satellite networks to provide communications services. The use of spectrum and orbital resources by us and other satellite networks must be coordinated pursuant to the ITU's Radio Regulations in order to avoid causing harmful interference between or among the respective networks. In addition, the use of L-band frequencies by our satellite network and other satellite networks is coordinated under regional multilateral coordination procedures involving regional operator review meetings and negotiations. Increased competition for spectrum and orbital locations may make it difficult for us to obtain or retain the right to use the spectrum and orbital resources we require for our operations. There can be no assurance that we will be able in the future to successfully coordinate our satellite operations under international telecommunications regulations or that we will be able to obtain or retain spectrum and orbital resources we require to provide our existing or future services.

Risks Relating to the Notes

Our substantial debt could adversely affect our financial condition or results of operations and prevent us from fulfilling our obligations under the notes.

        We have a significant amount of debt and we may incur additional debt. As of December 31, 2003, on a pro forma basis described under "Unaudited Pro Forma Combined Financial Data," the principal amount of our total consolidated debt would have been $1,800.8 million (including $523.3 million of subordinated intercompany shareholder funding loan). In addition, we have a further $175.0 million of available, but undrawn, debt facilities under the senior credit agreement, which we may incur in the future. See "Unaudited Pro Forma Combined Financial Data" and "Description of Certain Financing Arrangements" for further information about our substantial debt.

        Our substantial debt could have important consequences to you as a holder of the notes. For example, it could:

  •
  make it difficult for the issuer to satisfy its obligations with respect to the notes, the guarantors of the notes to satisfy their obligations with respect to the guarantees and for Inmarsat Investments Limited to satisfy its obligations under the subordinated intercompany note proceeds loans;

  •
  require us to dedicate a substantial portion of our cash flows from operations to payments on our debt, which will reduce our cashflow available to fund capital expenditures, working capital, research and development and other general corporate purposes;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt than we do;

  •
  limit our flexibility in planning for, or reacting to, changes to our industry;

  •
  increase our vulnerability, and reduce our flexibility to respond, to general and industry-specific adverse economic conditions; and

  •
  limit our ability to borrow additional funds, increase the cost of any such borrowing and/or limit our ability to raise equity funding.

        We may incur substantial additional debt in the future. The terms of our senior credit agreement and the indenture restrict our ability to incur, but do not prohibit us from incurring, additional debt. If we were to incur additional debt, the related risks we now face could increase.

We require a significant amount of cash to make payments on the notes and to service our debt. Our ability to generate sufficient cash depends on a number of factors, many of which are beyond our control.

        Our ability to make payments on and to refinance our debt will depend on our future operating performance and ability to generate sufficient cash. This depends, to some extent, on general economic, financial, competitive, market, legislative, regulatory and other factors, many of which are beyond our control, as well as the other factors discussed in these "Risk Factors."

        Historically, we met our debt service and other cash requirements with cash flows from operations, bank overdrafts and, more recently, our medium-term revolving facility. As a result of the acquisition and related financing transactions, however, our debt service requirements will increase significantly. Although we believe that our expected cash flows from operating activities, together with cash on hand and available borrowings, will be adequate to meet our anticipated liquidity and debt service needs, we cannot assure you that our business will generate sufficient cash flows from operating activities, or that future debt and equity financing will be available to us in an amount sufficient to enable us to pay our debts when due, including the notes, or to fund our other liquidity needs. See "Operating and Financial Review and Prospects."

        If our future cash flows from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to:

  •
  reduce or delay our business activities, capital expenditures and research and development;

  •
  sell assets;

  •
  obtain additional debt or equity capital; or

  •
  restructure or refinance all or a portion of our debt, including the notes, on or before maturity.

        We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt, and the terms of the indenture governing the notes will limit our ability to pursue any of these alternatives. If we obtain additional debt financing, the related risks we now face will increase.

The new notes and the guarantees will be structurally subordinated to indebtedness of our non-guarantor subsidiaries.

        Not all of our subsidiaries will guarantee the new notes. During the year ended December 31, 2003, Inmarsat Limited and Inmarsat Leasing (Two) Limited, two of our subsidiary guarantors, generated approximately 96.4% of our consolidated revenues and approximately 107.6% of our EBITDA from continuing operations. As of December 31, 2003, Inmarsat Limited and Inmarsat Leasing (Two) Limited collectively accounted for approximately 76.0% of our total assets less intangible assets. However, certain of our significant licenses and intellectual property (including our trademarks and most of our patents) are owned by non-guarantor subsidiaries.

        In the event of a liquidation, winding up, administration, reorganization or any other insolvency of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt, their trade creditors and any preference shareholders before they would be able to distribute any of their assets to Inmarsat Group Limited or any other guarantor.

The issuer and Inmarsat Investments Limited must rely on payments from Inmarsat Ventures Limited and its subsidiaries to fund payments on the notes and Inmarsat Ventures Limited and its subsidiaries might not be able to make payments to us in some circumstances.

        The issuer is a finance subsidiary that conducts no business operations, and its only assets following the offering of the notes, will be the subordinated intercompany note proceeds loans. If Inmarsat Investments Limited fails to make scheduled payments on the subordinated intercompany note proceeds loans, we do not expect the issuer to have any other sources of funds that would allow it to make payments to you.

        Payments on the subordinated intercompany note proceeds loans are restricted by the intercreditor agreement which, in general, precludes payments of principal on the loans but permits interest payments (although interest payments are subject to suspension during an event of default under the senior credit agreement).

        Furthermore, Inmarsat Investments Limited is a holding company and does not directly conduct any business operations. Inmarsat Investments Limited's only significant asset is the shares it holds in Inmarsat Ventures Limited. We do not expect Inmarsat Investments Limited to have any sources of funds that would allow Inmarsat Investments Limited to make payments to the issuer on the subordinated intercompany note proceeds loans or to otherwise make distributions to the issuer, other than funds lawfully distributed by operating subsidiaries of Inmarsat Investments Limited.

        You will not have any direct claim on the cash flows of Inmarsat Investments Limited's operating subsidiaries that are not subsidiary guarantors and any such subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or the subordinated intercompany note proceeds loans or to make funds available to the issuer or Inmarsat Investments Limited for these payments.

Each subsidiary guarantee of the notes will not mature or be payable until certain events have occurred, and will be subordinated in right of payment to the senior debt of such subsidiary guarantor.

        Each subsidiary guarantee will be:

  •
  a general obligation of the subsidiary guarantor;

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  subordinated in right of payment to all existing and future senior debt of such subsidiary guarantor;

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  pari passu in right of payment with any future senior subordinated debt of such subsidiary guarantor; and

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  unsecured (save for the second-ranking charge over the shares of Inmarsat Ventures Limited held by Inmarsat Investments Limited).

        The subsidiary guarantees will not be due and payable unless: (i) an event of default arising out of the failure to pay any amount under the notes or any related document occurs and is continuing and (ii) either (A) 179 days has elapsed since the date of the default or (B) if earlier, (1) certain insolvency events occur in respect of the relevant subsidiary guarantor, (2) a default has occurred under the senior credit agreement resulting in the acceleration of that senior credit agreement or (3) the lenders under the senior credit agreement have taken certain steps to enforce the senior credit agreement.

        All payments on the subsidiary guarantee of a subsidiary guarantor will be permanently blocked following a payment event of default with respect to any "senior debt" (as defined in "Description of the Notes"), and will be blocked for 179 days following certain non-payment defaults with respect to the "designated senior debt" (as defined in "Description of the Notes"), including the senior credit agreement.

        Upon any distribution to creditors of a subsidiary guarantor in a winding-up, dissolution, administration, reorganization, composition, receivership or similar proceeding, the holders of "senior debt" of the relevant subsidiary guarantor will be entitled to be paid in full before any payment may be made with respect of the subsidiary guarantor's subsidiary guarantee. As a result, holders of notes and the subsidiary guarantees may receive less, ratably, in an insolvency, bankruptcy or similar proceeding of the subsidiary guarantors than the holders of "senior debt" of the subsidiary guarantors, including the lenders under our senior credit agreement.

        For purposes of the foregoing, "senior debt" means (i) all indebtedness of the relevant subsidiary guarantor outstanding under the senior credit agreement and all hedging obligations with respect thereto; (ii) any other indebtedness of the relevant subsidiary guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subsidiary guarantee; and (iii) all obligations with respect to the preceding items; provided, that "senior debt" will not include (a) any liability for corporation or similar taxes owed or owing by the relevant subsidiary guarantor; (b) any intercompany indebtedness of the relevant subsidiary guarantor to any of its subsidiaries, holding companies or affiliates; (c) any trade payables; or (d) the portion of any indebtedness that is incurred in violation of the indenture.

        The indenture will permit the trustee to accede to future intercreditor arrangements (without the consent of the holders of notes) on terms substantially the same as the existing intercreditor agreement in favor of future holders of "designated senior debt." "Designated senior debt" means: (i) until repaid in full, the senior credit agreement and (ii) thereafter, any "senior debt" in an original principal amount exceeding $150.0 million and designated as "designated senior debt" by the parent guarantor (but there shall be only one class of designated senior debt outstanding at any time).

        As of December 31, 2003, after giving pro forma effect to the issuance of the notes and the application of the proceeds therefrom, the aggregate amount of "senior debt" of the subsidiary guarantors (including borrowings under our senior credit agreement) would have been approximately $800.0 million, and $175.0 million would have been available for additional senior borrowing under the capital expenditure facility and working capital facility under our senior credit agreement.

Your right to enforce the second-ranking charge over the shares of Inmarsat Ventures Limited and the security over the subordinated intercompany note proceeds loan are limited as long as any debt under the senior credit agreement is outstanding.

        The second-ranking charge over the shares of Inmarsat Ventures Limited in favor of the noteholders will rank behind the first priority charge in favor of the senior lenders under our senior credit agreement. As a consequence, the proceeds of any enforcement over the shares will be applied first to repay the senior credit agreement, and thereafter to repay the notes. In addition, the existing intercreditor deed provides that while any amounts are outstanding under the senior credit agreement, the holders of the notes will not be permitted to enforce their security over the shares of Inmarsat Ventures Limited or the subordinated intercompany note proceeds loan without the consent of a majority of the lenders under the senior credit agreement, except as follows.

        The second-ranking share charge cannot be enforced unless:

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  certain insolvency events in respect of the issuer, the guarantors, their material subsidiaries and certain of their holding companies are continuing; or

  •
  an event of default under the indenture has occurred and is continuing and:

  (
  )      the senior agent has received a notice of the default, specifying the event or circumstances of that default, from the trustee acting on the instructions of the holders of more than 50% in principal amount of the outstanding notes; and

  (
  )      a period of not less than 179 days has elapsed from the date that notice was given to the senior agent; and

  (
  )      at such time, the senior lenders have taken no "enforcement action" (as defined in the intercreditor agreement) under the security documents in relation the senior lenders' charge over the shares (or they have taken such enforcement action but are not pursuing it diligently).

        Until the date of repayment in full of all obligations under the Senior Credit Agreement, the share certificates in respect of the shares of Inmarsat Ventures Limited will be held by the senior agent. The senior agent has given the trustee an undertaking that it will deliver the share certificates to the trustee upon the second-ranking share charge becoming enforceable (in accordance with the terms of the Intercreditor Agreement), but if the security agent were not to deliver the share certificates in accordance with such undertaking, the trustee may not be able to sell the shares.

        Unless and until such time as the foregoing events have occurred, the lenders and the agent under the senior credit agreement will have the exclusive right to make all decisions with respect to the enforcement of the charge over the shares of Inmarsat Ventures Limited. Our senior lenders may have interests that are different from the interests of holders of the notes, and they may elect not to pursue their remedies under the share charge at a time when it would be advantageous for the holders of the notes to do so.

        The pledge of the subordinated intercompany note proceeds loan cannot be enforced unless:

  •
  certain insolvency events in respect of the issuer, the guarantors, their material subsidiaries and certain of their holding companies are continuing; or

  •
  an event of default under the indenture has occurred and is continuing and:

  (
  )      the senior agent has received a notice of the default specifying the event or circumstances of that default from the trustee; and

  (
  )      a period of not less than 179 days has elapsed from the date that notice was given to the senior agent.

        For additional information regarding these provisions, see "Description of Certain Financing Arrangements—Intercreditor Agreement."

The subordinated intercompany note proceeds loans are subordinated in right of payment to all of the senior debt of Inmarsat Investments Limited, and are subject to standstill provisions.

        In accordance with the provisions of the intercreditor agreement, so long as any borrowings or commitments remain outstanding under the senior credit agreement, Inmarsat Investments Limited may not make any payments on the subordinated intercompany note proceeds loans other than interest, fees or expenses thereon.

        In addition, all payments in respect of the subordinated intercompany note proceeds loans will be permanently blocked in the event of a payment default with respect to "senior debt" (as defined in "Description of the Notes") and will be blocked for 179 days in the event of certain non-payment defaults with respect to "designated senior debt" (as defined in "Description of the Notes").

        Furthermore, no enforcement action under the subordinated intercompany note proceeds loans may be taken unless:

  •
  certain insolvency events in respect of the issuer, the guarantors, their material subsidiaries and certain of their holding companies are continuing; or

  •
  an event of default under the indenture governing the notes has occurred and 179 days have elapsed since notice has been given to the agent under the senior credit agreement concerning such event of default.

        Finally, upon any distribution to creditors of Inmarsat Investments Limited in a winding-up, dissolution, administration, reorganization, composition, receivership or similar proceeding, the holders of "senior debt" of Inmarsat Investments Limited will be entitled to be paid in full before any payment may be made with respect to the subordinated intercompany note proceeds loans. As a result, holders of notes may receive less, ratably, in an insolvency, bankruptcy or similar proceeding than the holders of senior debt of Inmarsat Investments Limited, including the lenders under our senior credit agreement.

        The indenture permits the trustee to accede to similar intercreditor arrangements (without the consent of the holders of the notes) in favor of future holders of designated senior debt.

We are subject to restrictive debt covenants.

        The indenture governing the notes, among other things, contains certain provisions which may restrict our ability and the ability of our subsidiaries to do any of the following:

  •
  make certain payments, including dividends or other distributions, with respect to the share capital of the parent or its subsidiaries;

  •
  incur or guarantee additional indebtedness and issue preferred stock;

  •
  make certain investments;

  •
  prepay or redeem subordinated debt or equity;

  •
  create certain liens or enter into sale and leaseback transactions;

  •
  engage in certain transactions with affiliates;

  •
  sell assets or consolidate or merge with or into other companies;

  •
  issue or sell share capital of certain subsidiaries; and

  •
  enter into other lines of business.

        All of these limitations will be subject to exceptions and qualifications which may be important. See "Description of the Notes—Certain Covenants."

We are subject to English and, with respect to Inmarsat Launch Company Limited, Isle of Man insolvency laws, which pose particular risks for holders of the notes.

        All of the obligors in respect of the notes and guarantees are incorporated, have their registered offices and conduct the administration of their respective businesses on a regular basis, in England and Wales (other than Inmarsat Launch Company Limited).

        Any insolvency proceeding in respect of any English-incorporated issuer or any English incorporated guarantor would most likely be commenced in England and based on English insolvency law. English insolvency laws are favorable to secured creditors, and afford debtors and unsecured creditors only limited protection from enforcement by secured creditors.

        Following the entry into force of the UK Enterprise Act 2002, or the Enterprise Act, the holder of a qualifying floating charge granted by a company over its property can place that company into administration either by making an application to court or by appointing an administrator using the new out-of-court route introduced by the Enterprise Act. In addition, a qualifying floating charge holder must be given notice by any person (whether the company or its directors) seeking to place the company into administration using the new out-of-court route, and the qualifying floating charge holder can appoint its own nominee as administrator. Furthermore, a qualifying floating charge holder can intervene if any other person (whether the company, its directors or its creditors) seeks to place the company into administration by an application to court, and can request that a person specified by the qualifying floating charge holder be appointed as administrator. The court may accept or refuse the qualifying floating charge holder's choice of administrator depending on the particular circumstances of the case. The effect of administration is to create a wide-ranging moratorium on the commencement or continuation of insolvency proceedings and other legal process in relation to the company in administration. The administrator is given wide powers to carry on the business of the company and realize its assets.

        In addition, in a number of limited circumstances, the holder of a floating charge over the whole or substantially the whole of the assets of a company can appoint an administrative receiver to realize the assets of the company.

        The lenders under the senior credit agreement have the benefit of a floating charge and security over all or substantially all of the assets of Inmarsat Investments Limited and each guarantor under the senior credit agreement. In each case, the floating charge purports to be a qualifying floating charge for the purposes of the Enterprise Act. In addition, the indenture permits us and our restricted subsidiaries to incur other secured debt in the future.

        Under English insolvency law, the liquidator or administrator of a company may, among other things, apply to the court to unwind a transaction entered into by such company, if such company were unable to pay its debts (as defined in Section 123 of the UK Insolvency Act 1986) at the time of, or as a result of, the transaction and enters into liquidation or administration proceedings within two years of the completion of the transaction. A transaction might be subject to a challenge (pursuant to Section 238 of the UK Insolvency Act 1986) if it was entered into by a company "at an undervalue," that is, it involved a gift by the company, or the company received consideration of significantly less value than the benefit given by such company. A court generally will not intervene, however, if a company entered into the transaction in good faith for the purpose of carrying on its business, and that at the time it did so there were reasonable grounds for believing the transaction would benefit such company. We believe that the notes will not be issued on terms that would amount to a transaction at an undervalue, and further, that the offering is in good faith for the purposes of carrying on our business, and that there are reasonable grounds for believing that the transaction will benefit us. We cannot assure you, however, that the issuance of the notes will not be challenged by a liquidator or administrator or that a court would support our analysis.

        A liquidator or administrator of one of our English-incorporated guarantors could also apply to the court to unwind the issuance of its guarantee if such liquidator or administrator believed that issuance of such guarantee constituted a transaction at an undervalue. The analysis of such a claim would generally be the same as set out above in relation to our issuance of the notes. We believe that each guarantee will not be provided in a transaction at an undervalue, and that each guarantee will be provided in good faith for the purposes of carrying on the business of each guarantor and its subsidiaries, and that there are reasonable grounds for believing that the transactions will benefit each such guarantor. We cannot assure you, however, that the provision of the guarantees will not be challenged by a liquidator or administrator, or that a court would support our analysis.

        In respect of Inmarsat Launch Company Limited, the principles which underpin Isle of Man insolvency law are substantially the same as those which underpin English insolvency law. Therefore, the foregoing analysis in relation to the English-incorporated guarantors is broadly correct in terms of the Manx-incorporated guarantor. Isle of Man statute has no direct equivalent to Section 238 of the UK Insolvency Act 1986; however, the common law of the Isle of Man recognizes that a transaction entered into at an undervalue in relation to a Manx-incorporated company may, in certain cases, be open to examination.

We may not be able to finance a change of control offer required by the indenture.

        Upon the occurrence of certain change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds available at the time to pay the price of the outstanding notes or that the restrictions in our senior credit agreement would allow us to make such required repurchase. Furthermore, the intercreditor agreement prohibits Inmarsat Investments Limited from paying principal of the subordinated intercompany note proceeds loans for so long as the senior credit agreement is outstanding. A change of control may result in an event of default under our senior credit agreement, and may cause the acceleration of other indebtedness which may be senior to the notes or rank equally with the notes. In any case, we expect that we would require third-party financing to make a change of control offer. We cannot assure you that we would be able to obtain this financing. See "Description of the Notes—Certain Covenants—Change of Control."

In certain circumstances we may have to withhold tax from payments.

        We may be obliged to withhold UK income tax from payments of interest on the notes, unless, among other things, the notes are and remain listed on a stock exchange that is treated by the UK Inland Revenue as a recognized stock exchange for the purposes of the relevant UK tax legislation. The Luxembourg Stock Exchange is treated as a recognized stock exchange for these purposes, and we have applied to list the additional notes on the Luxembourg Stock Exchange; however, we cannot assure you that the notes will remain listed.

        Under the indenture, any payments we make on or with respect to the notes will be made without withholding or deduction for UK taxes unless required by law. Our failure to maintain a listing on a stock exchange treated by the UK Inland Revenue as a recognized stock exchange could result in a withholding or deduction of UK tax being required from payments made in respect of the notes. See "Tax Considerations—United Kingdom Taxation." If any such withholding or deduction is required, we may be required to pay additional amounts to holders of notes in respect of amounts withheld. The payment of those additional amounts could have a material adverse effect on our financial condition or results of operations, as it will effectively increase our obligations under the notes.

        On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by member states from January 1, 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive, each member state will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state; however, Belgium, Luxembourg and Austria may instead apply a withholding system for a transitional period in relation to such payments, deducting tax at rates rising over time to 35%. There will be a paying agent for the notes in Luxembourg and the United States. Where any obligation to withhold tax in respect of payments made under or with respect to the notes or the guarantees to an individual arises as a result of this EU directive, we will not have an obligation to pay any additional amounts.

You may not be able to sell your notes.

        We cannot assure you as to:

  •
  the liquidity of any market that may develop for the notes;

  •
  your ability to sell your notes; or

  •
  the prices at which you would be able to sell your notes.

        Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers of the notes have advised us that they currently intend to make a market in the notes. However, they are not obliged to do so, and any market making may be discontinued at any time without notice.

        The liquidity of a trading market for the notes may be adversely affected by a general decline in the market for similar securities and is subject to disruptions that may cause volatility in prices. It is possible that the market for the notes will be subject to disruptions. Any such disruption may have a negative effect on you, as a holder of the notes, regardless of our prospects and financial performance.

Considerations relating to book-entry interests.

        Unless and until definitive notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes.

        Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to The Bank of New York (the principal paying agent), which will make payments to DTC. Thereafter, such payments will be credited to DTC participants' accounts (including Euroclear and Clearstream) that hold Book-Entry Interests in the notes in global form and credited by such participants to indirect participants. After payment to DTC none of the issuer, any of its subsidiaries, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to DTC, or to owners of book-entry interests.

        Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

Failure to exchange your existing notes

        Following the exchange offer, existing notes that you do not tender or we do not accept will continue to be unregistered (and therefore restricted) securities. You may not offer to sell untendered, unregistered notes, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue registered new notes in exchange for unregistered existing notes pursuant to the exchange offer only after the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include the timely receipt by the exchange agent of the unregistered existing notes and a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of the unregistered existing notes will elect to exchange their existing notes, we expect that the liquidity of the market for unregistered existing notes that remain outstanding after we complete the exchange offer will be negligible.

CAPITALIZATION

        The following table sets forth (i) the actual capitalization of Inmarsat Group Limited, as of December 31, 2003, and (ii) the capitalization of Inmarsat Group Limited, as of December 31, 2003, on a pro forma basis as described under "Unaudited Pro Forma Combined Financial Data."

        We used the proceeds of the offering of the January 2004 notes to repay the bridge loan and the proceeds of the additional notes (other than accrued interest) to repay $95.5 million of principal and $4.5 million of interest on the subordinated intercompany shareholder funding loan and also to pay fees and expenses of both offerings. You should read this table in conjunction with the "Unaudited Pro Forma Combined Financial Data," "Operating and Financial Review and Prospects," "Description of Certain Financing Arrangements," "Description of the Notes" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

	As of December 31, 2003
	Actual Inmarsat Group Limited	Pro forma Inmarsat Group Limited
	($ in millions)
Long-term debt (including current portion):
Senior credit agreement:(1)
Term loan A	400.0	400.0
Term loan B	200.0	200.0
Term loan C	200.0	200.0

Total senior credit agreement	800.0	800.0
Bridge loan	365.0	—
Notes	—	477.5
Subordinated intercompany shareholder funding loan(3)	618.8	523.3

Total long-term debt(2)	1,783.8	1,800.8
Shareholder equity:
Retained earnings	(0.3)	(0.3)
Share capital	0.3	0.3
Share premium	34.2	34.2

Total capitalization	1,818.0	1,835.0

(1)
In addition to the drawn term loans, we have a $100.0 million capital expenditure facility and a $75.0 million working capital facility available under the senior credit agreement. Neither of these facilities has been drawn as of the date of this prospectus.

(2)
For purposes of this "Capitalization" table, indebtedness is reflected at its principal amount. Under UK GAAP, however, for purpose of our balance sheet indebtedness is stated at the net proceeds received (i.e. including any premium and after deducting debt issuance costs). The actual column excludes the impact of estimated deferred financing fees related to the senior credit agreement of approximately $26.8 million (which have been netted against the principal outstanding under the senior credit agreement in our UK GAAP financial statements). In addition, pro forma total external long-term debt excludes the impact of estimated deferred financing fees related to the notes of $21.0 million. Debt issuance costs are amortized over the life of the debt to which they relate over an average period of 6.8 years.

(3)
Please see "Description of Certain Financing Arrangements—Subordinated Intercompany Shareholder Funding Loan" for a discussion of the terms of this loan.

        Except as set forth above, there have been no material changes to our capitalization since December 31, 2003.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        The following unaudited pro forma combined financial statements of Inmarsat Group Limited have been derived by applying pro forma adjustments to the consolidated historical financial statements of Inmarsat Group Limited and its predecessor Inmarsat Ventures Limited, included elsewhere in this prospectus.

        The unaudited pro forma profit and loss account gives effect to the following transactions, as though they had occurred on January 1, 2003:

  •
  the acquisition for aggregate consideration of $1,544.2 million (including transaction fees);

  •
  the financing of the acquisition, related fees and expenses and future capital expenditure with:

  (
  )      the proceeds from the issuance of ordinary shares ($34.5 million);

  (
  )      the proceeds from the subordinated intercompany shareholder funding loan ($618.8 million)

  (
  )      borrowings under the senior credit agreement ($800.0 million); and

  (
  )      the proceeds from the bridge loan ($365.0 million) which was refinanced from proceeds of the January 2004 notes ($375.0 million).

  •
  the use of cash to pay fees and expenses associated with the acquisition and related transactions; and

  •
  the issuance of the additional notes (at a principal amount of $102.5 million) and the application of the proceeds thereof ($105.1 million) to (i) pay $95.5 million of principal on the subordinated intercompany shareholder funding loan and (ii) pay fees and expenses related to the offering of the additional notes.

        The unaudited pro forma profit and loss account does not reflect the write off of non-recurring bridge facility fees or non-recurring stock option costs in 2003.

        The unaudited pro forma balance sheet gives effect to the following transactions as though they had occurred on December 31, 2003:

  •
  the use of the proceeds from the issuance of the January 2004 notes ($375.0 million) and the application of the proceeds thereof ($375.0 million) to pay accrued interest and principal on the bridge loan and to pay fees and expenses related to the offering of the January 2004 notes; and

  •
  the issuance of the additional notes (at a principal amount of $102.5 million) and the application of the proceeds thereof ($105.1 million) to pay $95.5 million of principal on the subordinated intercompany shareholder funding loan and to pay fees and expenses related to the offering of the additional notes.

        We used $4.5 million of the proceeds of the offering of the additional notes to pay interest on the subordinated intercompany shareholder funding loan accrued to the date the subordinated intercompany shareholder funding loan was actually repaid (in part) with the proceeds of the offering. At December 31, 2003 (the date of the unaudited pro forma balance sheet), such interest had not accrued. Accordingly, the portion of the proceeds to be applied for that purpose is included in the unaudited pro forma balance sheet as "cash to be applied for interest on the subordinated intercompany shareholder funding loan." In addition, the purchase price of the additional notes included Accrued Interest. This portion of the purchase price attributable to Accrued Interest is not reflected in the unaudited pro forma financial statements because no such interest would have accrued as of December 31, 2003.

        In connection with the acquisition, funds advised by Apax Partners and funds advised by Permira acquired interests which currently represent approximately 51.7% of the shares of Inmarsat Group Holdings Limited (which acquired 100% of the shares of Inmarsat Ventures Limited) and a number of shareholders of Inmarsat Ventures Limited, the "rollover shareholders," elected to reinvest a portion of the amount they received in Inmarsat Group Holdings Limited.

        The acquisition, which gives rise to a change of control for accounting purposes, was accounted for using the purchase method of accounting, in the Inmarsat Group Limited financial statements included elsewhere is this prospectus. Under UK GAAP purchase accounting, assets and liabilities are recorded at their fair values on the date of purchase, and the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the purchase date. Any excess of the purchase price over the identifiable net assets acquired is allocated to goodwill.

        The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and do not purport to present what our results would actually have been had the transactions described above actually occurred on the dates presented or to project our results of operations or financial position for any future period. Our future results of operations and financial condition may differ materially from the pro forma amounts reflected in the unaudited pro forma combined financial statements.

        The unaudited pro forma combined financial statements should be read in conjunction with "Prospectus Summary—The Acquisition and Financing," "Risk Factors," "Selected Historical Consolidated Financial Data," "Operating and Financial Review and Prospects," "Description of Certain Financing Arrangements," "Description of the Notes" and the consolidated financial statements included elsewhere in this prospectus.

Unaudited Pro Forma Combined Balance Sheet

	At December 31, 2003
	Actual Inmarsat Group Limited(1)	Pro Forma Adjustments		Pro Forma Inmarsat Group Limited
	($ in millions)
UK GAAP information:
Fixed assets
Intangible assets	386.5	—		386.5
Tangible assets	1,380.0	—		1,380.0

Total fixed assets	1,766.5	—		1,766.5

Current assets
Stocks	2.1	—		2.1
Debtors	144.6	—		144.6
Cash reserved for capital expenditures (restricted cash)	162.7	—		162.7
Cash and cash equivalents	121.7	459.1	(2)
		(465.0)	(2)	115.8
Cash to be applied for interest on the subordinated intercompany funding loan	—	4.5	(2)	4.5

Total current assets	431.1	(1.4)		429.7

Creditors: amounts falling due within one year
Other creditors	(206.3)	—		(206.3)
Loans and borrowings	(365.6)	365.0	(2)	(0.6)

Total creditors: amounts falling due within one year	(571.9)	365.0		(206.9)

Net current assets	(140.8)	363.6		222.8

Total assets less current liabilities	1,625.7	363.6		1,989.3
Creditors: amounts falling due after more than one year:
Loans and other borrowings
External debt	(773.1)	(459.1)	(2)	(1,232.2)
Other long-term liabilities	(199.6)	—		(199.6)
Subordinated intercompany shareholder funding loan	(618.8)	95.5	(2)	(523.3)

Total creditors: amounts falling due after more than one year	(1,591.5)	(363.6)		(1,955.1)

Net assets	34.2	—		34.2

Shareholders' equity
Called up share capital	0.3	—		0.3
Share premium account	34.2	—		34.2
Retained earnings	(0.3)	—		(0.3)

Shareholders' equity	34.2	—		34.2

U.S. GAAP information:(3)
Total assets	2,057.5	—		2,057.5
Shareholders' equity	(154.7)	—		(154.7)

Unaudited Pro Forma Combined Profit and Loss Account

	Predecessor January 1 to December 17, 2003	Successor December 17 to December 31, 2003	Pro Forma Adjustments		Pro Forma Inmarsat Group Limited For the Year Ended December 31, 2003
	($ in millions)
UK GAAP information:
Revenue	487.6	16.9	—		504.5
Operating costs:
Depreciation and amortization	(128.6)	(7.0)	(42.7	)(4)	(178.3)
Distribution and administrative expenses	(162.8)	(5.1)	—		(167.9)

Operating costs	(291.4)	(12.1)	(42.7)		(346.2)
Group operating profit	196.2	4.8	(42.7)		158.3

Net interest payable:
Interest receivable and similar income	1.9	0.1	—		2.0
Interest payable and similar charges	(4.9)	(5.7)	(149.1	)(5)	(159.7)

Net interest payable	(3.0)	(5.6)	(149.1	)(5)	(157.7)

Profit/(loss) on ordinary activities before taxation	193.2	(0.8)	(191.8)		0.6
Tax on profit/(loss) on ordinary activities	(56.9)	(1.0)	44.7	(6)	(13.2)

Profit for the financial year	136.3	(1.8)	(147.1)		(12.6)
Profit attributable to ordinary shareholders	136.3	(1.8)	(147.1)		(12.6)

Ratio of earnings to fixed charges(7)	11.9	—	—		—
U.S. GAAP information:(3)(8)
Net income/(loss)	121.9	(3.1)	(120.6)		(1.8)

Notes to the Unaudited Pro Forma Combined Financial Statements

(1)
The acquisition has been accounted for under the purchase method of accounting in accordance with Financial Reporting Standard No. 6 "Acquisitions and Mergers," Financial Reporting Standard No. 7 "Fair Values Acquisition Accounting" and Financial Reporting Standard No. 10 "Goodwill and Intangible Assets." Purchase accounting requires us to allocate the total purchase price to the identifiable tangible and intangible assets acquired and the liabilities assumed based upon their respective fair values as of the acquisition date. Under UK GAAP, even though there were rollover shareholders, there was a 100% step-up of assets and liabilities to fair value. We made a preliminary allocation of the aggregate purchase price based upon estimates that we believe are reasonable. However, our preliminary allocation is subject to revision until December 31, 2004.

  Our preliminary allocation of the purchase price to the identifiable acquired assets and liabilities of Inmarsat Ventures Limited at December 17, 2003 is as follows:

	($ in millions)
Purchase price		1,505.2
Fees and expenses		39.0

Total cost of acquisition		1,544.2
Less estimated fair value of identifiable net assets acquired:
Book value of net assets	1,073.1
Write-off of previous revolving credit agreement fees(a)	(2.1)
Fair value adjustment of tangible assets	158.1
Fair value adjustment of deferred satellite performance payments	(2.7)
Fair value adjustment for deferred taxes	3.8
Fair value adjustment of identified intangible assets(b)	33.0
Fair value adjustment to other creditors(c)	(8.8)
Pension liability on acquisition(d)	(9.7)

Total estimated fair value of identifiable net assets acquired	1,244.7	(1,244.7)

Goodwill arising(e)		299.5

(a)
The unamortized fees associated with our previous medium-term revolving credit agreement were written off as the working capital and capital expenditure facilities under the senior credit agreement replaced that medium-term revolving credit agreement. $_$_DATA_CELL,23,1,1

$_$_DATA_CELL,23,1,3

(b)
Additional identified intangible assets consist of $14.0 million of patents and $19.0 million of trademarks, which will be amortized over their useful lives of seven years and 20 years, respectively. $_$_DATA_CELL,24,1,1

$_$_DATA_CELL,24,1,3

(c)
The adjustment to other creditors represents additional fees incurred by Inmarsat Ventures Limited as a direct result of the completion of the transaction. $_$_DATA_CELL,25,1,1

$_$_DATA_CELL,25,1,3

(d)
Reflects the pension deficit of $9.7 million which was recognized upon acquisition. $_$_DATA_CELL,26,1,1

$_$_DATA_CELL,26,1,3

(e)
In accordance with UK GAAP, goodwill will be amortized over its estimated useful life, which is 20 years. $_$_DATA_CELL,27,1,1

(2)
Reflects adjustments to give effect to the net increase in cash and cash equivalents as a result of the transactions as follows:

($ in millions)
Sources:
Net proceeds from the issuance of January 2004 notes(a)	359.1
Net proceeds from the issuance of additional notes(a)(b)	100.0

Total net proceeds of financing	459.1

Uses:
Repayment of bridge loan	365.0
Repayment of subordinated intercompany shareholder funding loan	95.5
Cash to be applied for interest on the subordinated intercompany shareholder funding loan(c)	4.5

Total uses of proceeds	465.0

Net increase/(decrease) in cash and cash equivalents(d)	(5.9)

$_$_DATA_CELL,19,1,1 $_$_DATA_CELL,19,1,2 (a)    Indebtedness incurred under the January 2004 notes and the additional notes will be reflected on our balance sheet net of fees and expenses of $21.0 million. $_$_DATA_CELL,20,1,1 $_$_DATA_CELL,20,1,2 (b)    We issued the additional notes at 102.5% of their principal amount. In accordance with UK GAAP, the additional notes will be reflected on our balance sheet at the net proceeds received (i.e., at their principal amount plus premium less fees and expenses). $_$_DATA_CELL,21,1,1 $_$_DATA_CELL,21,1,2 (c)    Represents the portion of the proceeds of the offering of the additional notes that we used to pay interest on the subordinated intercompany shareholder funding loan. $_$_DATA_CELL,22,1,1 $_$_DATA_CELL,22,1,2 (d)    Does not include the portion of the purchase price of the additional notes attributable to Accrued Interest. $_$_DATA_CELL,23,1,1

(3)
UK GAAP differs in certain material respects from U.S. GAAP. A summary of the historical significant differences as they affect us is set forth in Note 32 to the audited historical consolidated financial statements of Inmarsat Group Limited included elsewhere in this prospectus.

  A reconciliation of pro forma UK GAAP shareholders' equity and profit/(loss) for the financial year to pro forma U.S. GAAP shareholders' equity and net profit is set out below:

Year ended December 31, 2003
($ in millions)
Pro forma shareholders' equity under UK GAAP	34.2
U.S. GAAP adjustments:
Pension plans	2.5
Financial instruments (forward contracts and interest rate swaps)	8.3
Foreign exchange translation	(2.9)
Development costs	(62.6)
Write back of amortization on developments costs	8.0
Deferred taxation	(55.0)
Facility fees	4.6
Goodwill	(109.2)
Intangibles	76.2
Post-retirement benefits	(1.9)
Other liabilities	1.0
Tangible assets	(57.9)

Pro forma shareholders' equity under U.S. GAAP	(154.7)

Year ended December 31, 2003
($ in millions)
Pro forma profit/(loss) for the financial year under UK GAAP	(12.6)
U.S. GAAP adjustments:
Pension plans	(1.4)
Financial instruments (forward contracts and interest rate swaps)	(8.4)
Foreign exchange translation	(4.2)
Development costs	(14.8)
Write back of amortization on development costs	8.0
Deferred taxation	4.3
Write back of amortization of goodwill	15.0
Facility fees	4.6
Other liabilities	(0.7)
Depreciation on tangible assets	9.9
Amortisation on intangible assets	(1.5)

Pro forma net profit/(loss) under U.S. GAAP	(1.8)

  Under U.S. GAAP, the cost of the acquisition and related financing, including fees and expenses, is allocated to the assets and liabilities of Inmarsat Group Limited under the guidance prescribed in Emerging Issues Task Force 88-16, "Basis in Leveraged Buyout Transactions" ("EITF 88-16"). Prior to the acquisition, the predecessor, Inmarsat Ventures Limited, was owned by a number of independent parties. Subsequent to the transaction the predecessor is 100% owned by a newly formed entity, Inmarsat Group Holdings Limited, which is owned 52.3% by funds advised by Apax Partners and funds advised by Permira, collectively, 43.0% by former Inmarsat Ventures Limited shareholders (i.e., the rollover shareholders) and 4.7% by management. For U.S. GAAP purposes, the acquisition and related financing is treated as a leveraged buy-out transaction carried out via a series of highly leveraged transactions.

  For U.S. GAAP purposes, the acquired assets and liabilities of Inmarsat Ventures Limited have been recorded in the balance sheet of Inmarsat Group Limited at an amount obtained by blending the book value of those assets and their fair value, as described below. The portion of the opening balance calculated by reference to fair value is a percentage equal to the percentage of the equity of Inmarsat Group Holdings Limited held by new shareholders and certain smaller rollover shareholders immediately following the acquisition (63.2%). The portion of the opening balance calculated by reference to book value is a percentage equal to the percentage of the Inmarsat Group Holdings Limited equity held by rollover shareholders holding more than 5% of that equity immediately following the acquisition (36.8%). The application of the preceding rules to the book and fair values of the acquired assets results in a difference between the purchase price in the acquisition ($1,544.2 million) and the recorded value of the acquired assets. This difference has been recorded as a reduction to the shareholders' equity of Inmarsat Group Limited.

  Set out below is the calculation of the opening value of the acquired net assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Fair value of Inmarsat Group Limited on December 31, 2003	1,544.2

Book value of acquired net assets	1,033.1

Proportional fair value of acquired net assets	975.6
Proportional book value of acquired net assets	380.4

Opening value of acquired net assets	1,356.0

Reduction in shareholders' equity	188.2

  Pursuant to U.S. GAAP purchase accounting, the value of the acquired net assets, calculated as set out above, must be allocated to identifiable assets. Identifiable classes of assets for U.S. GAAP purposes are different from those applicable under UK GAAP. The primary difference relates to orbital slots and leasing backlog, each of which must be valued separately under U.S. GAAP, but are included in goodwill under UK GAAP.

  Set out below is our initial allocation of the value of the acquired net assets to the acquired assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Historical book value of net assets (U.S. GAAP)	1,033.1
Fair value adjustments:
Fixed assets	99.9
Trademarks	12.0
Patents	8.8
Leasing backlog	8.2
Orbital slots	80.2
Pension deficit and former transition adjustment	(4.4)
Deferred satellite payments	(1.7)
Deferred financing fees	(1.3)
Post-retirement benefits	(1.9)
Other creditors	(8.8)
Deferred taxes	(57.1)

Fair value of assets before goodwill	1,167.0
Goodwill	189.0

Total	1,356.0

  Amounts recorded in respect of patents, trademarks and leasing backlog will be amortized on a straight-line basis over their estimated useful lives of twenty, seven and three years, respectively. Indefinite-lived intangibles (including orbital slots) and goodwill will not be amortized for U.S. GAAP purposes. These assets will be subject to annual impairment tests in accordance with U.S. GAAP.

  Deferred tax liabilities arising under U.S. GAAP on acquisition of Inmarsat Ventures Limited result from the difference between the book and tax values that arises from the application of purchase accounting. Deferred tax liabilities arising as a result of the acquisition are $55.0 million.

(4)
Reflects the depreciation of tangible assets, amortization of goodwill and amortization of patents and trademarks arising out of the acquisition of $490.6 million over their respective useful lives. Please note that the historical 2003 successor profit and loss includes $1.8 million of additional depreciation and amortization related to the step up of assets and recognition of goodwill following the acquisition on December 17, 2003.

(5)
Reflects the net interest payable as a result of the acquisition and related transactions and the offering of the additional notes as follows:

	Average interest rate	Year ended December 31, 2003
	($ in millions)
Senior credit agreement:(a)
Term loan A interest	5.0%	20.0
Term loan B interest	5.5%	11.0
Term loan C interest	6.0%	12.0
Notes interest	7.625%	36.4
Subordinated intercompany shareholder funding loan	13.5%	70.6
Less: actual interest expense on the subordinated intercompany shareholder funding loan		(0.7)
Inmarsat Group Limited actual interest expense and facility fees on bank loans and overdrafts in the period		(6.9)

Total interest expense on debt		142.4
Plus: amortization of deferred financing costs of $47.8 million over an average life of 6.8 years		7.0
Less: amortization of premium on the additional notes of $2.6 million over an average life of 8.0 years(b)		(0.3)

Pro forma interest payable		149.1

$_$_DATA_CELL,20,1,1 $_$_DATA_CELL,20,1,3

(a)
Borrowings under the senior credit agreement are comprised of $400.0 million under term loan A and $200.0 million under each of term loan B and term loan C and bear interest at variable rates. The above interest rates are based on rates as of December 31, 2003 and give effect to hedging arrangements required under the senior credit agreement. However, actual rates will vary on the unhedged portion of these borrowings. A 0.125% per annum change in the interest rate on borrowings under the senior credit agreement would change pro forma interest expense by $1.0 million for the year ended December 31, 2003. $_$_DATA_CELL,21,1,1

$_$_DATA_CELL,21,1,3

(b)
The issue premium on the additional notes will be amortized over the life of the notes, reducing the effective interest rate on the additional notes.

(6)
Reflects the tax benefit from additional net interest payable, assuming a corporation tax rate of 30% (the current UK statutory rate). No adjustment to tax on profits is currently reflected as a consequence of goodwill and certain identifiable intangibles being patents and trademarks recorded in connection with the transactions as they will not be tax-deductible.

(7)
For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of profit/(loss) from continuing operations before tax plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the portion of lease expense representative of interest expense. The pro forma deficiency of earnings to fixed charges for the year ended December 31, 2003 would have been $1.2 million.

EXCHANGE RATES

        The following table shows for the dates and periods indicated information concerning the noon buying rate in The City of New York for cable transfers in pounds sterling, which we refer to in this prospectus as sterling, as certified for customs purposes by the Federal Reserve Bank of New York and expressed in U.S. dollars per £1.00.

Year	Year End	Average(1)	High	Low
1999	1.61	1.61	1.68	1.55
2000	1.50	1.51	1.65	1.40
2001	1.45	1.44	1.50	1.37
2002	1.61	1.51	1.61	1.41
2003	1.78	1.65	1.78	1.55
2004 (to April 30)	1.77	1.82	1.90	1.77

(1)
The average of the noon buying rates on the last day of each month during the year.

        The following table shows the high and low noon buying rates for each month during the six months prior to May 2004, expressed in dollars per £1.00.

Month	High	Low
November 2003	1.72	1.67
December 2003	1.78	1.72
January 2004	1.85	1.79
February 2004	1.90	1.82
March 2004	1.86	1.79
April 2004	1.86	1.77

        Unless otherwise indicated, the exchange rate used in this prospectus to convert sterling into dollars (and dollars into sterling) is the noon buying rate as of December 31, 2003 stated above. The noon buying rate as of May 21, 2004 was $1.7880 per £1.00.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        On December 17, 2003 Inmarsat Investments Limited's offer to acquire all of the shares of Inmarsat Ventures Limited became unconditional and we account for the acquisition of Inmarsat Ventures Limited from that date. Inmarsat Ventures Limited and its consolidated subsidiaries prior to the acquisition are referred to as the "predecessor." Inmarsat Group Limited and its consolidated subsidiaries, from and after the acquisition of Inmarsat Ventures Limited, are referred to as the "successor."

        The table below sets forth selected historical consolidated financial information of the "successor" and selected historical consolidated financial information of the "predecessor." We have derived the selected historical consolidated financial information below from the audited historical consolidated financial statements of the successor for the financial period from December 17, 2003 to December 31, 2003, and from the audited historical consolidated financial statements of the predecessor for the financial period January 1, 2003 to December 17, 2003 and for the financial years ended December 31, 2002 and 2001 included elsewhere in this prospectus.

        The historical consolidated financial statements of both the "predecessor" and "successor" have been prepared in accordance with UK GAAP, which differs in significant respects from U.S. GAAP. For a summary of the material differences between UK GAAP and U.S. GAAP, you should read Note 32 to the historical consolidated financial statements of the "predecessor" and "successor."

        The profit and loss information for part of the year ended December 31, 1999 through April 15, 1999 reflects our status as an international governmental organization that did not pay tax prior to April 15, 1999. Because we ceased to operate as an international governmental organization after April 15, 1999, our profit for financial periods before April 15, 1999 and after April 15, 1999 is not comparable.

        You should read the table below in conjunction with "Operating and Financial Review and Prospects" (including "—Significant Factors That Have Affected Our Results of Operations—Effect of Global Security Events") and the historical consolidated financial statements of our "predecessor" and "successor" and the historical consolidated financial statements of our subsidiary guarantors appearing elsewhere in this prospectus.

	Predecessor
						Successor
	Year ended December 31,
					January 1 to December 17, 2003	December 17 to December 31, 2003
	1999	2000	2001	2002
	($ in millions)
UK GAAP Information:
Consolidated Profit and Loss Account
Revenues:
Continuing operations	400.9	416.9	441.7	463.1	487.6	16.9
Discontinued operations	—	—	0.1	—	—	—

Total revenues	400.9	416.9	441.8	463.1	487.6	16.9
Operating costs:
Depreciation and amortization	(175.8)	(179.7)	(160.2)	(128.9)	(128.6)	(7.0)
Other net operating costs	(92.7)	(127.2)	(154.8)	(149.5)	(162.8)	(5.1)

Total operating costs	(268.5)	(306.9)	(315.0)	(278.4)	(291.4)	(12.1)
Group operating profit/(loss):
Continuing operations	132.4	125.7	143.6	184.7	196.2	4.8
Discontinued operations	—	(15.7)	(16.8)	—	—	—

Total group operating profit	132.4	110.0	126.8	184.7	196.2	4.8
Share of operating loss of joint venture (including goodwill write-off and impairment)	—	(3.9)	(26.8)	—	—	—

Total operating profit (group and share of joint venture)	132.4	106.1	100.0	184.7	196.2	4.8
Gain/(loss) from discontinued operations	—	—	(9.2)	1.0	—	—
Amounts written off investments	(150.0)	—	—	—	—	—
Net interest payable	(20.5)	(13.3)	(31.3)	(1.2)	(3.0)	(5.6)

Profit/(loss) on ordinary activities before taxation	(38.2)	92.8	59.5	184.5	193.2	(0.8)
Taxation	(24.0)	(30.9)	2.2	(20.3)	(56.9)	(1.0)

Profit/(loss) on ordinary activities	(62.1)	61.9	61.7	164.2	136.3	(1.8)
Equity minority interests	—	0.7	—	—	—	—

Profit/(loss) for the financial period	(62.1)	62.6	61.7	164.2	136.3	(1.8)

Other Financial Data
Ratio of earnings to fixed charges(1)	—	5.3	7.9	13.7	11.9	—
EBITDA from continuing operations(2)	308.2	305.2	301.7	313.6	324.8	11.8
Cash inflow/(outflow) from operating activities(2)	337.7	295.8	262.0	318.1	352.8	(20.6)
					Successor
	Predecessor

	At December 31,
	1999	2000	2001	2002	2003
	($ in millions)
Consolidated Balance Sheet Data
Cash and cash equivalents	131.6	193.4	11.3	11.1	121.7
Restricted cash(3)	—	—	—	—	162.7
Current assets	257.1	324.8	170.5	181.5	431.1
Current liabilities	(176.9)	(260.7)	(186.9)	(192.6)	(571.9)
Working capital(4)	(51.4)	(129.2)	(27.8)	(22.2)	(425.2)
Total assets	1,114.3	1,185.8	1,132.6	1,386.9	2,197.6
Total liabilities	475.7	(484.6)	(370.1)	(455.7)	(2,163.4)
Share capital	16.2	16.2	16.2	19.7	34.5
Shareholders' equity	638.6	701.2	762.4	931.2	34.2

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		($ in millions)
U.S. GAAP Information:
Consolidated Profit and Loss Account
Revenues	463.1	487.6	16.9
Group operating profit/(loss)	171.9	169.4	(2.3)
Net income/(loss)	156.2	121.9	(3.1)
Other Financial Data
EBITDA from continuing operations(2)	300.8	298.4	9.3
Net cash provided by/(used in) operating activities	315.3	351.2	(20.7)
	Predecessor	Successor
	At December 31,
	2002	2003
	($ in millions)
Consolidated Balance Sheet Data
Total assets	1,355.2	2,057.5
Long-term obligations	263.3	1,644.9
Shareholders' equity	899.2	(154.7)

(1)
For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of profit/(loss) from continuing operations before tax plus fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense, amortization of deferred debt issuance costs and the portion of lease expense representative of interest expense. Due to the losses for the year ended December 31, 1999 and the period December 17 to December 31, 2003, the coverage ratio was less than one to one for those periods. In these periods, we would have had to generate additional earnings of $38.1 million and $0.8 million to achieve a coverage ratio of one to one.

(2)
EBITDA from continuing operations means profit on ordinary activities after taxation plus taxation, net interest payable, depreciation, amortization and (when applicable) gain/(loss) from discontinued operations. EBITDA from continuing operations presented in this prospectus are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, UK GAAP or U.S. GAAP. EBITDA from continuing operations are not measurements of our financial performance or liquidity under UK GAAP or U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with UK GAAP or U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. We believe EBITDA from continuing operations facilitate operating performance comparisons from period to period and company to company by eliminating potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of tangible assets (affecting relative depreciation expense). We also present EBITDA from continuing operations because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of similar issuers, the vast majority of which present EBITDA from continuing operations when reporting their results. Finally, we present EBITDA from continuing operations as measures of our ability to service our debt. For a discussion of the limitations of EBITDA from continuing operations as analytical tools, please see "Presentation of Financial Information and Certain Other Data—Non-GAAP Financial Measures."

Set forth below is a reconciliation of (i) our UK GAAP EBITDA from continuing operations to UK GAAP profit from ordinary activities after taxation, (ii) our UK GAAP EBITDA from continuing operations to our UK GAAP cash flow from operating activities, (iii) our UK GAAP EBITDA to U.S. GAAP EBITDA and U.S. GAAP net income/(loss) and (iv) U.S. GAAP EBITDA to U.S. GAAP net cashflow from operating activities.

	Predecessor
						Successor
	Year ended December 31,
					January 1 to December 17, 2003	December 17, to December 31, 2003
	1999	2000	2001	2002
	($ in millions)
Profit on ordinary activities after taxation (UK GAAP)	(62.1)	61.9	61.7	164.2	136.3	(1.8)
Add back/(deduct):
Taxation	24.0	30.9	(2.2)	20.3	56.9	1.0
Net interest payable	20.5	13.3	31.3	1.2	3.0	5.6
Depreciation and amortization	175.8	179.7	160.2	128.9	128.6	7.0
(Gains)/losses from discontinued operations:
Operating profit/(loss)	—	15.7	16.8	—	—	—
Depreciation on discontinued assets	—	(0.2)	(2.2)	—	—	—
Share of operating loss of joint venture	—	3.9	26.9	—	—	—
(Gains)/losses on termination of subsidiary undertaking	—	—	9.2	(1.0)	—	—
Amounts written off investments	150.0	—	—	—	—	—

EBITDA from continuing operations (UK GAAP)	308.2	305.2	301.7	313.6	324.8	11.8
	Predecessor
						Successor
	Year ended December 31,
					January 1 to December 17, 2003	December 17 to December 31, 2003
	1999	2000	2001	2002
	($ in millions)
EBITDA from continuing operations (UK GAAP)	308.2	305.2	301.7	313.6	324.8	11.8
Adjustments:
Discontinued operations	—	(15.7)	(16.8)	—	—	—
Depreciation on discontinued assets	—	0.2	2.2	—	—	—
Impairment	—	—	—	0.3	—	—
Non-cash effect of issue of share capital to employees	—	—	—	3.5	—	—
Decrease/(increase) in stocks	—	(1.1)	0.4	(2.0)	1.0	0.5
(Increase)/decrease in debtors	(12.4)	(3.9)	(8.2)	(14.3)	23.4	(13.3)
(Decrease)/increase in creditors	41.0	12.1	(17.4)	13.3	4.1	(19.2)
(Decrease)/increase in provisions	0.9	(1.0)	0.1	3.7	(0.5)	(0.4)

Net cash inflow/(outflow) from operating activities	337.7	295.8	262.0	318.1	352.8	(20.6)

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		($ in millions)
EBITDA from continuing operations (UK GAAP)	313.6	324.8	11.8
Adjustments to reconcile to U.S. GAAP EBITDA from continuing operations:
Pension plans	(1.0)	(1.4)	—
Financial instruments	15.4	(2.9)	2.2
Foreign exchange translation	(0.2)	(3.3)	(1.0)
Development costs	(28.0)	(14.8)	—
Interest rate swaps	—	—	(7.5)
Losses from discontinued operations	—	—	—
Airia impairment of assets	—	—	—
Gains/(losses) on termination of subsidiary undertaking	1.0	—	—
Loan facility fee	—	—	4.6
Stock option costs	—	(4.0)	—
Other liabilities	—	—	(0.8)

EBITDA from continuing operations (U.S. GAAP)	300.8	298.4	9.3

Adjustments to reconcile to U.S. GAAP net profit/(loss):
Taxation	(15.2)	(52.6)	(1.0)
Net interest payable	(1.2)	(3.0)	(5.6)
Depreciation and amortization	(128.2)	(120.9)	(5.8)
Leasing company consolidation adjustment	—	—
Other investments	—	—

Net profit/(loss) (U.S. GAAP)	156.2	121.9	(3.1)

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		($ in millions)
EBITDA from continuing operations (U.S. GAAP)	300.8	298.4	9.3
Adjustments:
Decrease/(increase) in stocks	(2.0)	1.0	0.4
(Increase)/decrease in debtors	(14.3)	23.4	(13.2)
(Decrease)/increase in creditors	(0.8)	15.7	(16.7)
(Decrease)/increase in provisions	3.6	(0.5)	(0.4)
(Gains)/losses on termination of subsidiary undertaking	(1.0)	—	—
Impairment	0.3	—	—
Non-cash effect of issue of share capital to employees	3.5	—	—
Tax (paid)/received	26.3	13.7	—
Interest received	1.8	1.7	—
Interest paid	(2.9)	(2.2)	(0.1)
Lease restructuring costs	—	—	—

Net cash provided by/(used in) operating activities (U.S. GAAP)	315.3	351.2	(20.7)

(3)
Restricted cash comprises amounts held in a charged account for capital expenditures.

(4)
Working capital means current assets (other than cash and cash equivalents) less current liabilities.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

        The following is a discussion of the results of operations and financial condition of Inmarsat Group Limited and its predecessor Inmarsat Ventures Limited. You should read the following discussion, together with the whole of this prospectus, including the historical consolidated financial statements and the related Notes included elsewhere in this prospectus. Those historical consolidated financial statements were prepared in accordance with UK GAAP, which differs in a number of significant respects from U.S. GAAP. For a summary of the material differences between UK GAAP and U.S. GAAP relevant to the historical consolidated financial statements of our predecessor and a reconciliation of certain items under UK GAAP to U.S. GAAP see Note 32 to the historical consolidated financial statements of Inmarsat Group Limited.

        This section contains "forward-looking statements." Those statements are subject to risks, uncertainties and other factors that could cause our future results of operations or cash flows to differ materially from the results of operations or cash flows expressed or implied in such forward-looking statements. Please see "Forward-Looking Statements."

        In this section, when we say "we," "us," "our" or other similar terms, if refers to Inmarsat Ventures Limited and its subsidiaries prior to the acquisition of Inmarsat Ventures Limited by Inmarsat Group Limited and to Inmarsat Group Limited, and its subsidiaries from and after the acquisition, unless the context otherwise requires.

Overview

        We are a leading provider of global mobile satellite communications services. We have been designing, implementing and operating satellite networks for over 23 years. During the periods presented below, we generated more than 80% of our total revenues from mobile satellite voice and data services, including telephony, fax, video, email, and intranet and internet access. End users of our mobile satellite services operate at sea, on land and in the air.

        We also lease excess capacity on our satellites. Typically, our capacity leases are short-term, with terms of up to one year, although they can be as long as five years. In addition, we lease specialized navigation transponders, primarily for use in commercial aviation, for up to five years.

        The remainder of our revenues, classified as "other," relates primarily to VSAT services and maritime communication services businesses conducted by our Invsat and Rydex subsidiaries, respectively.

        We report our results of operations in U.S. dollars.

        The following table sets out the components of our total revenues for each of the periods under review, and as a percentage of our total revenues from continuing operations.

        The historical amounts for the year ended December 31, 2003 represent an aggregation of the historical amounts of Inmarsat Ventures Limited, our "predecessor," for the period January 1, 2003 to December 17, 2003 and for Inmarsat Group Limited, our "successor," for the period from December 17, 2003 to December 31, 2003. Data for the "successor" period includes the effect of purchase accounting related to the acquisition and therefore is not directly comparable to data for prior periods.

        The table below also sets out aggregated data for the year ended December 31, 2003. Aggregated data is derived by adding amounts for our predecessor for the period from January 1, 2003 to (and including) December 17, 2003 and the successor for the period from (but excluding) December 17, 2003 to December 31, 2003. We have aggregated the information to provide investors with 2003 data for a full-year period. However, data for the successor period includes the effect of purchase accounting related to the acquisition, and therefore is not directly comparable with predecessor data for the prior periods. It should be noted that aggregated data is a non-GAAP financial measure.

	Predecessor						Successor
	Year ended December 31, 2001		Year ended December 31, 2002		January 1 to December 17, 2003		December 17 to December 31, 2003		Aggregated Year ended December 31, 2003
	($ in millions, except percentages)
Revenues from continuing operations:
Satellite Communications Services:
Maritime sector:
voice services	$150.0	34.0%	$129.6	28.0%	$107.5	22.0%	$4.6	27.2%	$112.1	22.2%
data services	119.3	27.0	124.0	26.8	129.1	26.5	4.4	26.1	133.5	26.5

Total maritime sector	269.3	61.0	253.6	54.8	236.6	48.5	9.0	53.3	245.6	48.7
Land sector:
voice services	48.7	11.0	42.6	9.2	36.5	7.5	1.2	7.1	37.7	7.5
data services	47.9	10.8	82.4	17.8	122.4	25.1	3.5	20.7	125.9	24.9

Total land sector	96.6	21.8	125.0	27.0	158.9	32.6	4.7	27.8	163.6	32.4
Aeronautical sector	12.3	2.8	11.5	2.5	12.6	2.6	0.5	3.0	13.1	2.6

Total satellite communications services	378.2	85.6	390.1	84.2	408.1	83.7	14.2	84.1	422.3	83.7
Leasing (incl. navigation)	37.4	8.5	51.4	11.1	59.1	12.1	2.1	12.4	61.2	12.1
Other	26.1	5.9	21.6	4.7	20.4	4.2	0.6	3.5	21.0	4.2

Total revenue from continuing operations	$441.7	100.0%	$463.1	100.0%	487.6	100.0%	16.9	100.0%	504.5	100.0%

Revenue from discontinued operations	0.1	—	—	—	—	—	—	—	—	—
	At December 31,
	2001	2002	2003
Selected Operating Data:
Active terminals(1)
Maritime	90,510	96,545	99,519
Land	71,613	71,540	71,731
Aeronautical	4,300	4,885	5,487

Total	166,423	172,970	176,737

(1)
Active terminals means terminals registered with us as at December 31 of the relevant financial year that have been used to access our services at any time during the preceding twelve-month period.

Significant Factors That Have Affected Our Results of Operations

Effect of the acquisition

        In connection with the acquisition, Inmarsat Investments Limited incurred $1,175.0 million of third-party indebtedness. This indebtedness is comprised of $800.0 million of term borrowings under the senior credit agreement and $375.0 million under the January 2004 notes (which were used to repay a $365 million bridge loan and to pay fees and expenses). Our results of operations in 2003 were partially affected, and our future results of operations, will be significantly affected by the interest expense associated with this indebtedness. In December 2003, we expensed the facility fees associated with the bridge loan.

        In addition to this third-party debt, a portion of the funding for the acquisition was provided by our shareholders in the form of a subordinated intercompany shareholder funding loan in a principal amount of approximately $618.8 million. While interest accruing on the subordinated intercompany shareholder funding loan is not payable in cash prior to repayment of the principal of the loan, the interest expense associated with the subordinated intercompany shareholder funding loan (which accrues at 13.5% per annum) will have a significant impact on our results of operations. We used the proceeds of the offering of the additional notes to (i) repay $95.5 million of principal and $4.5 million of interest on the subordinated intercompany shareholder funding loan and (ii) pay fees and expenses of the offering of the additional notes.

        In addition, in connection with the acquisition, Inmarsat Group Limited recorded approximately $299.5 million of goodwill and $33.0 million of identifiable intangibles and an increase of $158.1 million in the book value of tangible assets which, in accordance with UK GAAP, it will amortize or depreciate over varying periods. This increase in amortization and depreciation will have a significant impact on our future results of operations. The increase in amortization and depreciation expense will not, however, affect our EBITDA or cashflow.

Effect of Global Security Events

        Demand from government, media and aid organizations for our services increases, sometimes substantially, in areas affected by global security events. During the years ended December 31, 2001 and 2002, our revenues were positively impacted by demand for our services in Afghanistan and neighboring countries. Revenues for the year ended December 31, 2003 increased significantly over the prior year, reflecting significantly increased demand for our services attributable primarily to the conflict in Iraq, offset in part by decreasing demand in Afghanistan and neighboring countries. Although the bulk of our revenues associated with global security events may not be sustainable, we believe a portion of these revenues will be sustained (for example, because we have added new end users as a result of the global security events). As a result, our revenues for the period under review may not be indicative of our future revenues.

        Demand for our services in the Middle East has continued in 2004, reflecting a continuing high level of activity in that region (although at lower levels than we experienced in 2003). It is unclear whether this level of demand will continue in future periods. Although a portion of these revenues may be sustainable, a decrease in activity levels in the region may negatively impact future revenues and results of operations.

Effect of shift from voice to data

        The mix of our voice and data services has changed during the periods under review. As a percentage of revenues from our satellite communications services, revenues from voice services decreased from 54.8% during the year ended December 31, 2001 to 37.1% during the year ended December 31, 2003, while revenues from our data services increased from 45.2% to 62.9% during the same period. Our voice revenues have declined primarily due to migration of end users from our higher-priced analog services to our lower-priced digital services and to the loss of voice traffic to lower-priced voice services provided by competitors. However, increased demand for our data services in the land and aeronautical sectors during the periods presented has more than offset the overall decrease in voice revenues. Data revenues have significantly benefited from global security events during the periods under review.

Effect of price reductions and volume discounts

        Following our transition to a private company in April 1999, we entered into a master distribution agreement with our master distributors. This agreement required us to reduce the weighted average price of most of our services by 4% per year until the expiration of the agreement on April 15, 2004. To offset these mandatory price reductions, we generally sought to increase traffic volumes during the periods under review. We have replaced this agreement with a new agreement. For the effect of these agreements see "Factors that will affect our results of operations in future periods."

Effect of end user migration from analog to digital services

        During the periods under review, we have continued to migrate enterprise-level users from our older, less technically efficient analog services to our newer digital services. In addition to enabling higher-speed service for the end user, digital technology allows us to use our satellite capacity more efficiently. In particular, digital signal processing technology and the use of spot beams enable us to carry higher total traffic. To date, substantial numbers of end users, principally in the maritime sector, have migrated from analog to digital services. As a percentage of revenues from our satellite communications services, revenues from our analog service decreased from 22.3% during the year ended December 31, 2001 to 10.4% during the year ended December 31, 2003. As per-minute prices for analog services are higher than those for digital services, this migration of end users has had a negative impact on our revenues from satellite communications services. We intend to cease supporting analog services (specifically Inmarsat A) at the end of 2007. Although the migration from analog to digital services has caused our revenues to decrease, the transition to digital services has greatly increased the capacity of our existing satellites. Thus, if demand for digital services continues to grow, we will have significant additional capacity available to satisfy the increase.

Effect of termination of certain subsidiaries

        During the periods under review, our results of operations were affected by the voluntary liquidation or termination of two subsidiaries. We established Merasis Limited in 2000 to offer e-procurement services to the maritime sector. Take-up of the services Merasis offered was significantly lower than we had anticipated, and Merasis generated operating losses of $15.7 million in 2000 (its first year of operations) and $16.8 million in 2001. In November 2001, in light of continued poor performance, we decided to cease funding Merasis, and Merasis entered voluntary liquidation. At that time, we recognized a loss of $9.2 million on our investment in Merasis. Following completion of the voluntary liquidation proceedings of Merasis, we recognized a profit of $1.0 million during the year ended December 31, 2002.

        We established Airia Limited as a joint venture with APR in 2000 to develop aeronautical satellite communications services. Our share of the operating losses of Airia Limited was approximately $3.2 million in 2000 and $8.0 million in 2001. As a result of the terrorist attacks on September 11, 2001 and the accompanying downturn in the airline industry, we recognized a goodwill write-off and impairment of our investment of $17.2 million in 2001. We were subsequently engaged in a dispute with our joint venture partners as to whether certain equity funding milestones set forth in Airia Limited's shareholder agreement had been met. We settled the dispute regarding the equity funding milestones, and in November 2003 we settled all other obligations with respect to Airia Limited by making a cash payment of $9.5 million (of which, we had already provided for $6.5 million in prior periods) and we no longer have any shareholding in Airia Limited.

Effect of postponed initial public offering

        We incurred $9.8 million and $2.7 million in professional fees in preparation for an initial public offering in 2001 and 2002, respectively. In 2002, we decided not to proceed with our initial public offering because of poor market conditions.

Effect of restructuring satellite finance leases

        Prior to 2001, we held three of our Inmarsat-2 satellites and three of our Inmarsat-3 satellites under finance leases. Payments under those finance leases were denominated in pounds sterling and we entered into several cross currency swap contracts to hedge our exposure to the currency risk associated with those payments. In January 2001, we restructured those finance leases, prepaying all our outstanding rental payments and acquiring the lessor company that held our Inmarsat-3 satellites for total consideration of $203.0 million. From January 2001 until October 2003, the cross currency swap contracts related to these finance leases remained in place but did not hedge a specific obligation. Accordingly, as required under UK GAAP, we marked these contracts to market (and recognized a gain or loss) in each period based on the fair value of our liabilities under them at the end of each financial period. In October 2003, we terminated the cross currency swap contracts at a cost of $0.5 million.

Factors That Will Affect Our Results of Operations in Future Periods

Effect of volume discounts under our commercial framework agreement and new master distribution agreement

        In December 2003, we completed negotiation of a commercial framework agreement, which governs our relationship with each of our distributors upon signing, and a new distribution agreement, which governs our relationship with all of our master distributors for a five-year term that commenced on April 15, 2004.

        Under the new agreements, for each of our services provided by a distributor to end users, the distributor must pay us a fixed price (expressed in dollars per chargeable unit), multiplied by the volume of traffic that it generates in relation to that service. Prices are subject to service-specific, volume-based discounts for distributors that reach specified sales volume targets.

        The commercial framework agreement provides that, in the initial pricing period (i.e., from April 15, 2004 until December 31, 2006), we will make available to distribution partners volume discounts in a minimum annual amount equal to 6.0% (pro rata during 2004), 6.5% (2005) and 7.0% (2006) of Inmarsat Limited's previous-year revenue from "demand-assigned" services (i.e. existing and next-generation services, other than leasing). To the extent our distributors do not earn volume discounts with a value at least equal to the minimum amount specified in the preceding sentence in any year (through 2006), we must add the unutilized portion to the minimum incentive amount for the following year and allocate it in the following year in a variety of forms, including price promotions, reductions or incentives.

        The minimum volume discount percentages referred to in this paragraph should not be confused with the mandatory year-on-year reduction percentage (4%) required under our previous master distribution agreement. Historically, the mandatory price reductions were partially achieved through the use of volume discounts. The minimum volume discount percentages in the commercial framework agreement reflect the aggregate minimum volume discounts available in a specified year, rather than an overall year-on-year price reduction similar to that required under the existing master distribution agreement. To derive minimum year-on-year increases in volume discounts available under these provisions of the commercial framework agreement, it is necessary to look at the year-on-year increment rather than the percentage itself (i.e., in 2005 6.5% versus 6.0% in 2004, a difference of 0.5%). The minimum volume discounts in the commercial framework agreement compare to actual volume discounts of approximately 8% of our revenues from "demand assigned" services made available to our distributors during the year ended December 31, 2003. That period included substantial global security event revenues which enhanced the level of volume discounts over that period.

        In addition to the preceding incentives, from 2005 onwards, the commercial framework agreement requires us to make available to distributors an additional incentive in the form of either (at the relevant distributor's option) a cash payment or a credit against future services, in either case, if we exceed certain consolidated airtime revenue amounts. These revenue amounts are fixed for 2005 and 2006, but have not been set for 2007 and 2008.

        Subject to cost- and revenue-neutral alterations, the initial prices and discounts set forth in the commercial framework agreement will be effective until December 31, 2006. The commercial framework agreement contains procedures for establishing new prices and discounts for periods after

2006. However, we do not expect new prices to include major departures from the base pricing structure in effect from 2004 through 2006.

Effect of Inmarsat-4 satellite program and development of next-generation services

        We have incurred, and expect to continue to incur, significant capital expenditure to fund the construction and launch of our Inmarsat-4 satellites and the development, marketing and distribution of next-generation services, including Regional BGAN and BGAN. We expect the total capital cost of commencing operation of our Inmarsat-4 satellites and developing our next-generation services to be approximately $1.5 billion, although the final cost may vary. We have begun to depreciate the development costs associated with our Regional BGAN services (as it has been introduced) and will start to depreciate the cost of the Inmarsat-4 program and our remaining development costs when the Inmarsat-4 satellites become operational. The increase in depreciation expense will have a significant impact on our results of operations in future periods.

        In addition, in the event that we encounter problems in the development, launch or in-orbit operation of our Inmarsat-4 satellites or in the development or rollout of our BGAN services, we may be required to perform an impairment review, which could result in a write-down of the carrying book value of our Inmarsat-4 satellite assets in the relevant period. Furthermore, once our Inmarsat-4 satellites are in orbit, we may re-evaluate the depreciable lives of those assets in light of their revised estimated useful lives (which may change from our current expectations, depending on future events).

Effect of Recent Business Review

        We have recently completed a review of our business operations, and as a result, we are currently implementing a program to realign certain activities to increase our focus on key end user segments and improve other areas of our operations. We expect this program to yield net operating cost savings (including through headcount reduction) across several of our activities. We will recognize exceptional cash operating charges in 2004 relating to headcount reductions in connection with the program, although we have not determined the final extent of such charges.

        We have recently experienced a change in senior management. See "Directors, Senior Management and Employees." This change, together with the announcement of the headcount reductions resulting from our business review, could affect our ability to retain the services of key employees in the future.

Seasonality

        Our revenues in the first and last months of each year are impacted by changes in demand from end users during the holiday season. In particular, revenues from data services tend to decline during the holiday season, reflecting reduced business activity. Historically, the impact of this seasonal decline in data services on our results of operations has been limited, as the decline has been substantially offset by increased voice traffic. However, as data revenues increase as a percentage of our total revenues, we expect the seasonal decline in data volumes may have a more pronounced effect on our first and fourth quarter results.

Results of Operations

        The table below sets out our results of operations and as a percentage of total revenues for the periods under review.

	Predecessor						Successor
	Year ended December 31, 2001		Year ended December 31, 2002		January 1 to December 17, 2003		December 17, 2003 to December 31, 2003		Aggregated Year ended December 31, 2003
	($ in millions, except percentages)
Selected UK GAAP Information
Revenues from continuing operations:
Satellite communications	$378.2	85.6%	$390.1	84.2%	$408.1	83.7%	$14.2	84.1%	$422.3	83.7%
Leasing	37.4	8.5	51.4	11.1	59.1	12.1	2.1	12.4	61.2	12.1
Other	26.1	5.9	21.6	4.7	20.4	4.2	0.6	3.5	21.0	4.2

Revenue from continuing operations	441.7	100.0	463.1	100.0	487.6	100.0	16.9	100.0	504.5	100.0
Revenue from discontinued operations	0.1	—	—	—	—	—	—	—	—	—

Total revenues	441.8	100.0	463.1	100.0	487.6	100.0	16.9	100.0	504.5	100.0
Depreciation and amortization	(160.2)	36.3	(128.9)	27.8	(128.6)	26.4	(7.0)	41.4	(135.6)	26.9
Other net operating costs	(154.8)	35.0	(149.5)	32.3	(162.8)	33.4	(5.1)	30.2	(167.9)	33.3

Total operating costs	(315.0)	71.3	(278.4)	60.1	(291.4)	59.8	(12.1)	71.6	(303.5)	60.2

Group operating profit/(loss)
Continuing operations	143.6	32.5	184.7	39.9	196.2	40.2	4.8	28.4	201.0	39.8
Discontinued operations	(16.8)	3.8	—	—	—	—	—	—	—	—

Total group operating profit/(loss)	126.8	28.7	184.7	39.9	196.2	40.2	4.8	28.4	201.0	39.8
Share of operating loss of joint venture(1)	(26.8)	6.1	—	—	—	—	—	—	—	—

Total operating profit	100.0	22.6	184.7	39.9	196.2	40.2	4.8	28.4	201.0	39.8
Gain/(loss) on termination of subsidiary undertaking(2)	(9.2)	2.1	1.0	0.2	—	—	—	—	—	—
Net interest (payable)	(31.3)	7.1	(1.2)	0.3	(3.0)	0.6	(5.6)	33.1	(8.6)	1.7

Profit on ordinary activities before taxation	59.5	13.5	184.5	39.8	193.2	39.6	(0.8)	4.7	192.4	38.1
Taxation	2.2	0.5	(20.3)	4.4	(56.9)	11.7	(1.0)	5.9	(57.9)	11.5

Profit on ordinary activities after taxation for the year/period	$61.7	14.0%	$164.2	35.5%	$136.3	27.9%	$(1.8)	10.6%	$134.5	26.6%

(1)
Relates to Airia Limited, which we established in 2000. Since November 2003, we no longer have any shareholding in Airia Limited.

(2)
Relates to Merasis Limited. We established Merasis Limited in 2000. In November 2001, we ceased funding Merasis Limited and it entered voluntary liquidation.

Results of Operations for the Year ended December 31, 2003 and December 31, 2002

Revenues

        Revenues from continuing operations were $504.5 million, an increase of $41.4 million, or 8.9%, as compared with the year ended December 31, 2002. The increase reflected the introduction of new services (Regional BGAN, our Fleet service and Swift64), particularly higher-bandwidth services and the effect of global security events, offset in part by the migration of end users from higher-priced analog to lower-priced digital services and mandatory price reductions on our satellite communications services.

Satellite communications services

        During the year ended December 31, 2003, revenues from satellite communications services were $422.3 million, an increase of $32.2 million, or 8.3%, as compared with the year ended December 31, 2002. The maritime, land and aeronautical sectors accounted for 58.2%, 38.7% and 3.1% of total revenues from satellite communication services, respectively, during the year ended December 31, 2003.

        Maritime Sector.    During the year ended December 31, 2003, revenues from the maritime sector were $245.6 million, a decrease of $8.0 million, or 3.2%, as compared with the year ended December 31, 2002. The decrease principally reflects a decline in voice revenues that was not fully offset by increased data revenue. Revenues from voice services in the maritime sector during the year ended December 31, 2003 were $112.1 million, a decrease of $17.5 million, or 13.5%, as compared to the year ended December 31, 2002. The decrease in revenues from voice services primarily reflects our ongoing migration of users from our higher-priced analog services to our lower-priced digital services, as well as the loss of traffic to lower-priced competitors. Revenues from data services in the maritime sector during the year ended December 31, 2003 were $133.5 million, an increase of $9.5 million, or 7.7%, as compared to the year ended December 31, 2002. The increase in revenues from data services reflects increased traffic, partly as a result of the introduction of our Fleet services.

        Land Sector.    During the year ended December 31, 2003, revenues from the land sector were $163.6 million, an increase of $38.6 million, or 30.9%, as compared with the year ended December 31, 2002. This increase was attributable to increased revenue from data services, which more than offset a decline in revenues from voice services. Revenues from voice services in the land sector during the year ended December 31, 2003 were $37.7 million, a decrease of $4.9 million, or 11.5%, as compared with the year ended December 31, 2002. The decrease in revenues from voice services reflects a decline in traffic resulting from competition from operators of land-based hand-held satellite telephones who offer lower-priced voice services. Revenues from data services in the land sector during the year ended December 31, 2003 were $125.9 million, an increase of $43.5 million, or 52.8%, as compared with the year ended December 31, 2002. This increase was principally due to increased use of our GAN data service, primarily as a result of global security events, as well as the full year effect of the introduction of our Regional BGAN data services in the fourth quarter of 2002. During the fourth quarter of 2003, growth in revenues associated with Regional BGAN slowed, and revenues from this service are expected to decline slightly in the first quarter of 2004 (as compared to the fourth quarter of 2003). This decline was attributable primarily to lower global security usage by a number of large users, and a seasonal decline in usage. However, the decline was partially offset by an increase in the total number of Regional BGAN users. We are seeking to enhance the effectiveness of our Regional BGAN marketing in order to counteract the effects of this trend.

        Aeronautical Sector.    During the year ended December 31, 2003, revenues from the aeronautical sector were $13.1 million, an increase of $1.6 million, or 13.9%, as compared with the year ended December 31, 2002. Revenues in our aeronautical sector were affected in both periods by the worldwide contraction in the airline industry since September 11, 2001. However, in March 2002, we introduced Swift64, a high-speed data service targeted at corporate jets and government aircraft. Increased revenues from our Swift64 service helped to offset decreased revenue from commercial airlines.

Leasing

        During the year ended December 31, 2003, revenues from leasing were $61.2 million, an increase of $9.8 million, or 19.1%, as compared with the year ended December 31, 2002. The increase principally resulted from an increase in short-term leasing of satellite capacity by the U.S. Navy in response to global security events. The U.S. Navy is the largest end user of our leased satellite capacity.

Other

        We classify revenues generated by our subsidiaries Invsat Limited and Rydex Corporation Limited as "other" revenues. Invsat Limited provides integrated communications networks and systems using VSATs (transportable terminals that access broadband services provided over satellite systems operating in the C-band and Ku-band radio frequencies), principally to end users in the oil and gas sector. Rydex Corporation Limited develops e-mail and data communications software tailored for use in the maritime sector. During the year ended December 31, 2003, other revenues were $21.0 million, a decrease of $0.6 million, or 2.8%, as compared with the year ended December 31, 2002. This decrease primarily resulted from lower demand from existing and new end users in the oil and gas sector in the final quarter of 2003.

Depreciation and amortization

        During the year ended December 31, 2003, depreciation and amortization was $135.6 million, an increase of $6.7 million, or 5.2%, as compared with the year ended December 31, 2002. The increase in depreciation and amortization for 2003 was primarily attributable to the full year effect of depreciation associated with our Regional BGAN assets and the partial period (14 days) effect of increased depreciation and amortization arising from the application of purchase accounting. Although we fully depreciated our four Inmarsat-2 satellites in early 2002, in November 2002 we introduced our Regional BGAN service and commenced depreciation of assets associated with our Regional BGAN service, principally comprising our ground infrastructure at Fucino in Italy and development costs associated with end user terminals. We expect depreciation to increase substantially when our Inmarsat-4 satellites become operational and we commence depreciating those assets. We depreciate our satellites on a straight-line basis over 10 years.

Other net operating costs

        During the year ended December 31, 2003, other net operating costs were $167.9 million, an increase of $18.4 million, or 12.3%, as compared with the year ended December 31, 2002.

        Other net operating costs consist of staff costs, the cost of network and satellite operations and other external costs, net of own work capitalized and other operating income. Staff costs are comprised of wages, share awards granted to employees and redundancy costs. The cost of network and satellite operations includes the cost of leasing satellite capacity from Thuraya and other network equipment, as well as ongoing maintenance costs in relation to our network assets. Other external costs include the operating costs attributable to our businesses categorized as "other," currency translation gains and losses and other costs, such as the fees of professional advisers we incurred in connection with our withdrawn initial public offering. Own work capitalized represents development costs incurred on capital projects, including our Inmarsat-4 program and our next-generation services. Generally, development costs relate to internal, staff and all other costs directly attributable to a new service, which are capitalized until the service is launched. Other operating income consists primarily of income from the provision of conference facilities and leasing certain floors at our head office to external organizations, fees for satellite tracking services and in-orbit support services supplied to third parties and (in 2003) revenue from sales of Regional BGAN end user terminals.

        The table below sets forth the components of other net operating costs, and percentage change during the periods indicated.

	Predecessor		Successor
				Aggregated Year ended December 31, 2003
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17, 2003 to December 31, 2003		Percentage change
	($ in millions)%
Staff costs	86.2	66.9	2.6	69.5	(19.4)
Network and satellite operations	17.9	38.9	2.0	40.9	128.5
Other external costs	73.2	83.4	1.9	85.3	16.5
Own work capitalized	(23.7)	(19.0)	(1.2)	(20.2)	(14.8)
Other operating income	(4.1)	(7.4)	(0.2)	(7.6)	85.4

Total other net operating costs	149.5	162.8	5.1	167.9	12.3

        The reduction in staff costs during 2003 resulted from a restructuring in November 2002 involving redundancies at Inmarsat Limited in December 2002. The average number of employees during 2003 was 537, as compared with 596 during 2002.

        The increase in network and satellite operations costs during 2003 relates primarily to the full year effect of payments under the Thuraya lease (which provides satellite capacity for our Regional BGAN service). The Thuraya lease commenced in November 2002. The increase in the cost of network and satellite operations during the year ended December 31, 2003 also reflects costs of warranties for network assets associated with our Regional BGAN service.

        The increase in other external costs included $4.9 million of foreign currency losses primarily due to the recognition of a non-cash foreign currency translation loss related to sterling-denominated tax liabilities. In addition, other external costs for 2003 include a charge of $3.0 million in connection with the settlement of all outstanding claims of our joint venture partners in Airia Limited. In November 2003, we settled the dispute and all other obligations with respect to Airia Limited by making a cash payment of $9.5 million (of which we had already provided for $6.5 million in prior periods). We no longer have any shareholding in Airia Limited. In addition, we incurred professional fees of $5.1 million related to the acquisition that were not capitalised. Finally, we incurred additional external costs of $2.0 million over 2002 associated with our continued sponsorship of the FIA World Rally Championship in 2003. These other external costs were partially offset by reduced head office, repair and maintenance costs, office service costs, and research and development costs, in each case, associated with our businesses categorized as "other."

        The decrease in own work capitalized reflects the commencement of commercial operations of our Regional BGAN service in November 2002. Own work capitalized during the year ended December 31, 2003 related principally to our Inmarsat-4 satellite program and development of our BGAN service.

        The increase in other operating income in 2003 primarily reflects the sale of end user terminals for our Regional BGAN service purchased by us from the third-party manufacturer and sold directly by us to our end users. We do not expect to sell end user terminals on an ongoing basis. In addition, we recognized other operating income from the provision of conference facilities and leasing certain floors at our head office to external organizations, as well as from tracking services and in-orbit support services.

Group operating profit

        As a result of the factors discussed above, group operating profit during the year ended December 31, 2003 was $201.0 million, an increase of $16.3 million, or 8.8%, as compared with the year ended December 31, 2002.

Gain on termination of subsidiary undertaking

        In 2001, we discontinued the operations of our subsidiary Merasis Limited. Following the completion of voluntary liquidation proceedings of Merasis, we recognized a profit of $1.0 million during the year ended December 31, 2002.

Net interest payable

        During the year ended December 31, 2003, net interest payable was $8.6 million, an increase of $7.4 million, as compared with the year ended December 31, 2002. Interest payable for 2003 was $10.6 million as compared to $6.7 million in 2002. Interest receivable during 2003 was $2.0 million as compared to $5.5 million in 2002. The increase in net interest payable is attributable primarily to bridge loan facility fees (which we expensed in 2003), as well as the indebtedness incurred on December 30, 2003 to fund the acquisition. The decrease in interest receivable relates to the fact that, in 2002, we received a settlement of interest from the Inland Revenue in relation to the treatment of lease payments.

        As a result of and in connection with the acquisition, we substantially increased our indebtedness to fund the acquisition and to pre-fund anticipated capital expenditures. This increase in indebtedness will result in substantially greater interest payments in future periods as well as 2004. See "—Factors That Have Affected Our Results of Operations—Effect of the acquisition" and "—Liquidity and Capital Resources."

Taxation

        During the year ended December 31, 2003, taxation was $57.9 million, an increase of $37.6 million, or 185.2%, as compared to the year ended December 31, 2002. In 2002, we benefited from an Inland Revenue Settlement on treatment of lease payments which gave rise to a tax credit of $35.4 million reducing our tax liability for 2002.

Results of Operations for the Years Ended December 31, 2002 and December 31, 2001

Revenues

        During the year ended December 31, 2002, total revenues from continuing operations were $463.1 million, an increase of $21.4 million, or 4.8%, as compared to the year ended December 31, 2001. The increase primarily reflects the effect of global security events, offset in part by the migration of end users from higher-priced analog to lower-priced digital services and mandatory price reductions on our satellite communications services.

Satellite communications services

        During the year ended December 31, 2002, revenues from satellite communications services were $390.1 million, an increase of $11.9 million, or 3.1%, as compared with the year ended December 31, 2001. This increase principally reflects the effect of global security events. The maritime, land and aeronautical sectors accounted for 65.0%, 32.0% and 3.0% of total revenues from satellite communications services, respectively, during the year ended December 31, 2002.

        Maritime Sector.    During the year ended December 31, 2002, revenues from the maritime sector were $253.6 million, a decrease of $15.7 million, or 5.8%, as compared with the year ended December 31, 2001. This decrease primarily reflects a decline in voice revenues from voice services, partially offset by increased data revenues. Revenues from voice services in the maritime sector during the year ended December 31, 2002 were $129.6 million, a decrease of $20.4 million, or 13.6%, as compared to the year ended December 31, 2001. This decrease principally reflects the continued migration of end users from our higher-priced analog services to lower-priced digital services. Revenues from data services in the maritime sector during the year ended December 31, 2002 were $124.0 million, an increase of $4.7 million, or 3.9%, as compared to the year ended December 31, 2001. This increase reflects increased demand for data services in the maritime sector.

        Land Sector.    During the year ended December 31, 2002, revenues from the land sector were $125.0 million, an increase of $28.4 million, or 29.4%, as compared with the year ended December 31, 2001. This increase reflects a substantial increase in data revenues, only partially offset by a decrease in voice revenues. Revenues from voice services sector during the year ended December 31, 2002 were $42.6 million, a decrease of $6.1 million, or 12.5%, as compared to the year ended December 31, 2001. This decrease reflects our on-going migration of enterprise-level users from our higher-priced analog service to our lower-priced digital services, as well as a decrease in traffic of our more expensive voice services, including our Mini-M service, as a result of competition from other providers, such as Iridium, Globalstar, Thuraya and Asia Cellular Satellite. Revenues from data services in the land sector during the year ended December 31, 2002 were $82.4 million, an increase of $34.5 million, or 72.0%, as compared to the year ended December 31, 2001. The increase primarily reflects the effect of global security events.

        Aeronautical Sector.    During the year ended December 31, 2002, revenues from the aeronautical sector were $11.5 million, a decrease of $0.8 million, or 6.5%, as compared with the year ended December 31, 2001. This decrease reflects the contraction in the airline industry generally, following September 11, 2001.

Leasing

        During the year ended December 31, 2002, revenues relating to leasing were $51.4 million, an increase of $14.0 million, or 37.4%, compared with the year ended December 31, 2001. The increase was primarily attributable to new leases of satellite capacity to governmental organizations, including the U.S. Navy.

Other

        During the year ended December 31, 2002, "other" revenues were $21.6 million, a decrease of $4.5 million, or 17.2%, as compared with the year ended December 31, 2001. The decrease was attributable to decreased Invsat revenues, principally due to poor economic conditions in the oil and gas sector.

Depreciation and amortization

        During the year ended December 31, 2002, depreciation and amortization was $128.9 million, a decrease of $31.3 million, or 19.5%, as compared with the year ended December 31, 2001. The decrease reflects the effect of fully depreciating our fleet of Inmarsat-2 satellites part way through 2002.

Other net operating costs

        During the year ended December 31, 2002, other net operating costs were $149.5 million, a decrease of $5.3 million, or 3.4%, as compared with the year ended December 31, 2001.

        The table below sets out the components of other net operating costs, and their percentage change between the periods presented.

	Year ended December 31,
			Percentage change
	2001	2002
	($ in millions)%
Staff costs	77.9	86.2	10.7
Network and satellite operations	13.4	17.9	33.6
Other external charges	88.6	73.2	(17.4)
Own work capitalized	(21.6)	(23.7)	9.7
Other operating income	(3.5)	(4.1)	17.1

Total other net operating costs	154.8	149.5	(3.4)

        The increase in staff costs was principally due to the redundancy costs of $9.1 million associated with the reduction in headcount in November 2002. In addition, staff costs during the year ended December 31, 2002 reflect $3.5 million of share awards granted to employees. These redundancy costs and share award costs at Inmarsat Limited were partially offset by a decrease of $4.7 million associated with the elimination of staff costs associated with our subsidiary Merasis, which liquidated in late 2001.

        The increase in costs associated with network operations relates primarily to payments under the Thuraya lease (which began in November 2002), and costs associated with additional leased line contracts relating to our new services.

        The decrease in other external charges during the year ended December 31, 2002 reflects a decrease to $2.7 million in 2002 from $9.8 million in December 31, 2001 of professional and other costs related to our withdrawn initial public offering. In addition, we incurred no external charges related to Merasis Limited during the year ended December 31, 2002, following its voluntary liquidation in late 2001.

        The increase in own work capitalized reflects the capitalized costs related to the development of our Regional BGAN and BGAN services.

        The increase in other operating income reflects additional income from tracking services and in-orbit support services to third parties.

Group operating profit

        As a result of the factors discussed above, group operating profit was $184.7 million, an increase of $57.9 million, or 45.7%, as compared with the year ended December 31, 2001.

Share of operating loss of joint venture

        As a result of our decision to fully provide for and write off our investment in Airia Limited in 2001, we did not recognize a share of operating loss of joint venture during the year ended December 31, 2002, as compared with $26.8 million during the year ended December 31, 2001.

Gain (loss) on termination of subsidiary undertaking

        During the year ended December 31, 2002 we recognized a gain on termination of subsidiary undertaking of $1.0 million, as compared with a loss on termination of subsidiary undertaking of $9.2 million during the year ended December 31, 2001, relating to Merasis Limited. In 2001, we discontinued the operations of Merasis, leading to a charge of $9.2 million. Following the liquidation of Merasis, we recognized a gain of $1.0 million in 2002.

Net interest payable

        During the year ended December 31, 2002, net interest payable was $1.2 million, a decrease of $30.1 million, or 96.2%, as compared with the year ended December 31, 2001. Interest payable during 2002 was $6.7 million compared to $33.1 million in 2001. Interest receivable during 2002 was $5.5 million as compared to $1.8 million in 2001. The substantial decrease in net interest payable during 2002 reflects the $24.9 million charge we incurred during the year ended December 31, 2001 in connection with the restructuring of our satellite finance leases. In addition, during the year ended December 31, 2002, we received $2.5 million of interest from the Inland Revenue in relation to the treatment of lease payments on our leased Inmarsat 2 satellites and we recognized a $2.4 million gain when we marked-to-market our cross currency swaps.

Taxation

        During the year ended December 31, 2002, we incurred a tax charge of $20.3 million, as compared with a tax credit of $2.2 million during the year ended December 31, 2001. The tax credit for the year ended December 31, 2001 reflects our agreement with the Inland Revenue concerning the tax treatment on the valuation of certain of our satellite assets in connection with our transition to a private company in 1999. During 2002, we agreed the tax treatment of lease payments on our leased

Inmarsat 2 satellites which gave rise also to a credit of $35.4 million. Our effective tax rate during the year ended December 31, 2002 was 11%. The statutory tax rate during the period was 30%.

Liquidity and Capital Resources

        Historically, our principal uses of cash have been for capital expenditure, to fund the development, marketing and distribution of new services and to fund our working capital requirements. We have funded those requirements with cash flows from our operating activities as well as from borrowings under our medium-term revolving credit agreement (from 2001). Following the acquisition and related transactions and the issuance of the January 2004 notes and the additional notes, our indebtedness and debt service obligations have increased significantly. Please see "—Future Liquidity and Capital Resources."

Historical cash flows

        The following table sets out our historical cash flows for each of the periods presented.

	Predecessor			Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
					Aggregated Year ended December 31, 2003
	2001	2002
	($ in millions)
Net cash from operating activities	215.9	343.3	366.0	(57.5)	308.5
Net cash used in investing activities	(264.3)	(383.9)	(210.7)	(1,530.0)	(1,740.7)
Net cash (used for)/provided by financing activities	(143.0)	39.9	(87.2)	1,805.4	1,718.2
(Increase)/decrease in short-term deposits	171.1	4.6	(60.5)	44.1	(16.4)

Increase/(decrease) in cash during the period	(20.3)	3.9	7.6	262.0	269.6

Net cash from operating activities

        Net cash from operating activities represents net cash from operations, returns on investments and servicing of finance and taxation.

        Net cash from operating activities decreased by $34.8 million, or 10.1%, during the year ended December 31, 2003 as compared with the year ended December 31, 2002. The decrease in cash flow from operating activities primarily reflects arrangement costs of new bank facilities of $36.9 million in 2003. During the year ended December 31, 2003, we received $13.7 million of tax receipts compared to $26.3 million of tax receipts during the year ended December 31, 2002.

        Net cash from operating activities increased by $127.4 million, or 59.0%, during the year ended December 31, 2002 as compared with the year ended December 31, 2001. The increase was primarily attributable to increased operating profit and a $26.3 million tax receipt during the year ended December 31, 2002 as compared to a tax payment of $32.5 million during the year ended December 31, 2001. In addition, cash interest costs associated with the restructuring of our satellite finance leases in 2001 were not incurred in 2002.

Net cash used in investing activities

        Net cash used in investing activities represents cash used for capital expenditure and financial investments and cash movements resulting from acquisitions and disposals.

        Net cash used in investing activities increased by $1,356.8 million during the year ended December 31, 2003 as compared with the year ended December 31, 2002. In 2002, investing activities related primarily to the construction and launch of our Inmarsat-4 satellites. The increase in 2003 reflects the payment of the acquisition price in December 2003.

        Net cash used by investing activities increased by $119.6 million during the year ended December 31, 2002 as compared with the year ended December 31, 2001. The increase in net cash used in investing activities related primarily to the costs associated with the construction and future launch of our Inmarsat-4 satellites.

Net cash used for/provided by financing

        Net cash provided by financing activities increased by $1,678.3 million during the year ended December 31, 2003 as compared with the year ended December 31, 2002. During the year ended December 31, 2003 we repaid $100.0 million of drawings outstanding under our medium-term revolving debt facility and incurred $1,783.8 million of indebtedness (including the subordinated intercompany shareholder funding loan) to fund the acquisition.

        Net cash used for/provided by financing activities decreased by $182.9 million during the year ended December 31, 2002 as compared with the year ended December 31, 2001. Net cash used during 2001 principally reflects the restructuring and repayment of our outstanding satellite finance lease obligations at a total cost of $203.0 million in January 2001, offset by draw downs of $60.0 million on our existing medium-term revolving credit agreement facility during the year. In 2001, we obtained a five-year $610 million medium-term revolving credit agreement facility. We borrowed $39.9 million under that facility during the year ended December 31, 2002 to finance investment in our Inmarsat-4 development program. The medium-term revolving credit agreement facility was terminated in connection with the acquisition and our entry into the senior credit agreement. While the medium-term revolving credit agreement facility was in place, we were required to certify our compliance with the covenants governing that facility on a quarterly basis. We complied with all the covenants governing the existing revolving credit agreement facility.

Future Liquidity and Capital Resources

        Our principal uses of cash following the offering will be for capital expenditure, to fund the development, marketing and distribution of next-generation services, to fund working capital and for debt service. We expect to fund these requirements with cash flows from our operating activities, cash on hand, cash reserved for capital expenditure (restricted cash) and, subject to satisfaction of certain conditions to borrowing, borrowings under our working capital and capital expenditure facilities.

        On a pro forma basis, as set out under "Unaudited Pro Forma Combined Financial Data," as at December 31, 2003, our gross indebtedness would have been approximately $1,800.8 million (including $523.3 million of subordinated intercompany shareholder funding loan, which does not require the payment of cash interest) and our cash and cash reserved for capital expenditure (restricted cash) would have been $115.8 million and $162.7 million, respectively.

        We currently believe that our operating cash flows and available cash (including restricted cash), together with borrowings under the senior credit agreement, will be sufficient to fund our working capital needs and anticipated capital expenditure and debt service requirements for at least the next several years, although we cannot assure you that this will be the case.

        In addition, we are currently considering a sale and leaseback of our headquarters building in London. The most likely effect of a sale and leaseback would be to reduce our indebtedness upon realization of sale proceeds and increase our costs in future periods to meet rental obligations.

Financing Arrangements

        Immediately following the offering of the additional notes, our third-party indebtedness was comprised of term loans under our senior credit agreement in an aggregate principal amount of $800.0 million and approximately $477.5 million principal amount of indebtedness under the notes. In addition, we have a further $100.0 million capital expenditure facility and a $75.0 million working capital facility available and undrawn under the senior credit agreement. Please see "Capitalization."

        The borrower under the senior credit agreement is Inmarsat Investments Limited. Inmarsat Investments Limited's obligations under the senior credit agreement are guaranteed by Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and Inmarsat (IP) Company Limited. The borrower's obligations under the senior credit agreement are secured by a first-ranking fixed and floating charge over all of the assets of Inmarsat Investments Limited and the guarantors.

        The senior credit agreement is comprised of three term loans—a $400 million principal amount term loan facility, referred to as Term Loan A; two $200 million principal amount term loan facilities, referred to as Term Loan B and Term Loan C; a $100 million capital expenditure facility and a $75 million working capital facility. Term Loan A will mature in 2009 and is repayable in ten incremental instalments from 2.5% of the facility payable June 17, 2005 to 17.5% of the facility payable on December 17, 2009. Term Loan B must be repaid in two equal instalments, the first instalment falling 180 days prior to the second instalment and the second instalment on December 17, 2010. Term Loan C is repayable in two equal instalments, the first instalment falling 180 days prior to the second instalment and the second instalment on December 17, 2011. The capital expenditure facility will mature on December 17, 2009 and is repayable in incremental instalments from 16% of the facility payable on June 17, 2007 to 17% of the facility payable on December 17, 2009.

        The term loans accrue interest at an annual rate of LIBOR plus a margin of 2.5% with respect to Term Loan A, LIBOR plus a margin of 3.0% with respect to Term Loan B and LIBOR plus a margin of 3.5% with respect to Term Loan C.

        After giving effect to existing interest rate hedging arrangements, the current effective interest rates on the term loans are as set forth in Note 5 under "Unaudited Pro Forma Combined Financial Data."

        The revolving facility is available (subject to satisfaction of drawing conditions) until the earliest of the date on which Term Loan A is repaid in full or canceled and December 17, 2009. Each advance under the revolving facility must be repaid on the last day of each interest period with respect to the advance and amounts repaid may be redrawn (subject to satisfaction of certain conditions).

        Under the senior credit agreement, we have agreed to maintain specified ratios of EBITDA to total net interest payable, total net debt to EBITDA, senior net debt to EBITDA and cashflow to net debt service. The agreement also restricts the amount and timing of capital expenditures related to the Inmarsat-4 program and to other capital expenditures.

        The senior credit agreement contains customary events of default.

        The senior credit agreement contains customary covenants, including restrictions on the ability of Inmarsat Investments Limited to make payments on the subordinated intercompany note proceeds loans. Under the senior credit agreement and the intercreditor agreement, Inmarsat Investments Limited may pay interest (but not principal), fees, expenses or other amounts (including reasonable legal fees and taxes) on the subordinated intercompany note proceeds loans; however, these payments will be suspended for specified periods during an event of default under the senior credit agreement.

        For more information about the senior credit agreement and these intercreditor arrangements, see "Description of Certain Financing Arrangements—Senior Credit Agreement" and "—Intercreditor Agreement."

        Future drawings under the senior credit agreement will be available only if, among other things, we meet the financial covenants in the senior credit agreement. Our ability to meet those covenants will depend on our results of operations, which may be affected by factors outside of our control. See "Risk Factors—We require a significant amount of cash to make payments on the notes and to service our debt. Our ability to generate sufficient cash depends on a number of factors, many of which are beyond our control."

Capital Expenditures

        We have incurred, and expect to continue to incur, significant capital expenditures to fund the construction, launch and insurance of our Inmarsat-4 satellites and the development, marketing and distribution of our next-generation services. We expect the total capital costs of constructing three Inmarsat-4 satellites (including one ground spare) and ground infrastructure, launching two Inmarsat-4 satellites, and developing our next-generation services to be approximately $1.5 billion (including our estimate of the cost of launch insurance for our Inmarsat-4 satellites). Of this amount, as of December 31, 2003, we had incurred $932.9 million in connection with constructing the three Inmarsat-4 satellites, building ground-based transmission facilities and systems at Fucino, Italy and Burum, the Netherlands and developing our next-generation services.

        The following table summarizes our capital expenditure for the periods set out below.

	Year ended December 31,
	2000	2001	2002	2003
	($ in millions)
Total capital expenditure(1)	(166.2)	(282.6)	(374.8)	(206.6)

(1)
As a consequence of minor delays in the Inmarsat-4 delivery schedule, a portion of our capital expenditure originally anticipated to be incurred in 2003 will now be paid in 2004. The decline in 2003 capital expenditures is attributable in part to this shift.

        We estimate that the remaining cost to complete the construction and launch and to insure the launch of our Inmarsat-4 satellites will be approximately $600 million. We have a contract with Astrium for construction of our Inmarsat-4 satellites, which sets out a price for delivery of three satellites and a related milestone schedule. We also have contracts for the launch of our Inmarsat-4 satellites specifying contract prices and delivery dates. Nevertheless, over the course of our satellite construction contract, we or the manufacturer may suggest or require contract changes as a consequence of milestone-related or other testing or technological developments. Those variations typically require price adjustments. Additional changes prior to completion of the Inmarsat-4 satellites will likely result in changes to the contract price.

        If, in the future, we decide to launch our third Inmarsat-4 satellite, we expect the additional cost of launching that satellite will be approximately $90 million plus additional launch insurance costs.

Contractual Obligations

        The following table summarizes contractual obligations, commercial commitments and principal payments under our debt instruments that we would have been obliged to make as of December 31, 2003.

	Actual Payments due by period
	Total		Less than 1 year	1-3 years	3-5 years	More than 5 years
	($ in millions)
Long-term debt obligations(1)	1,418.8	(1)	—	80.0	180.0	1,158.8	(1)
Short-term debt obligations(2)	365.6		365.6	—	—	—
Capital commitments relating primarily to Inmarsat-4 satellites(3)	396.3		221.2	74.8	6.4	93.9
Operating leases
Land and buildings	0.2		—	—	0.2	—
Other(4)	41.7		4.1	32.4	0.6	4.6
Other (non-cancelable agreements)(5)	22.2		10.3	10.1	1.8	—

Total contractual obligations	2,244.8		601.2	197.3	189.0	1,257.3

(1)
Includes $618.8 million of subordinated intercompany shareholder funding loan, which has no fixed maturity date but may be repaid at any time at our option. Excludes the impact of non-cash interest on the subordinated intercompany shareholder funding loan, which accrues at a rate of 13.5% per annum and compounds each August 31.

(2)
Includes bridge loan, which was repaid following the issuance of the January 2004 notes.

(3)
Over the course of our Inmarsat-4 satellite construction contract, we or the manufacturer may suggest or require changes as a consequence of milestone-related or other testing or other technological developments. Those variations typically require price adjustments or, in certain circumstances, could result in delays to our payment obligations. Delays in our Inmarsat-4 program could result in our contractual commitments becoming payable in later periods.

(4)
Relates primarily to Thuraya lease payments.

(5)
Relates primarily to warranty costs associated with the BGAN and Regional BGAN programs.

        We do not currently have any off-balance sheet arrangements other than operating leases.

Research and Development

        Research and development costs were $0.6 million during the year ended December 31, 2003, a decrease of $5.1 million, compared with the year ended December 31, 2002. This decrease reflects the capitalization of a higher proportion of internal staff and development costs associated with the Inmarsat-4 development program in 2003. Research and development costs were $5.7 million during the year ended December 31, 2002, a decrease of $1.5 million, or 20.8% as compared with the year ended December 31, 2001. The decrease in research and development costs reflects a reduction in staff in 2002 and the continued focus of our remaining staff on the Inmarsat-4 program (the cost of which is capitalized). In addition, we did not incur any research and development costs attributable to Merasis Limited in 2002.

Disclosure about Market Risk

        The following discussion of estimated amounts generated from a sensitivity analysis is "forward-looking" and involves risks and uncertainties. Actual results could differ materially from those projected due to actual developments in the global financial markets. Such risks principally include country risk, legal risk and political risk that are not represented in the following analyses.

Foreign exchange risk

        We use the U.S. dollar as our functional currency. While almost all of our revenues are denominated in dollars, the majority of our operating expenses and a small proportion of our capital expenditures are denominated in currencies other than the dollar. Therefore, we are exposed to the adverse effect of a weaker dollar against other currencies. Our primary exchange rate exposure is against pounds sterling.

        In order to manage our foreign exchange exposure, we have developed a hedging strategy that requires the purchase of foreign currency to cover our forecast short positions in major currencies. The instruments that we use are forward contracts, typically for up to 18 months. The currency exposure that we hedge is principally our forecasted sterling costs for salaries and other overhead expenses, as well as other currency expenses from time to time. When, as now, we believe the dollar may strengthen, we may elect to hedge a smaller proportion of our projected sterling costs.

        The average exchange rate of the forward currency contracts, as well as of any necessary spot market purchases, is applied to all transactions during the respective financial year in which hedging has been arranged.

        The U.S. dollar has significantly weakened against the pound sterling in recent months and may continue to weaken in future periods. Although our hedging strategy is designed to limit the short-term impact of the dollar's weakness, in the longer term our results of operations will be adversely impacted by continued weakness of the dollar against the pound sterling. For example, we estimate that a 1% decrease in the value of the dollar against sterling would have reduced our profit before tax for December 31, 2002 and the year ended December 31, 2003 by approximately $1.9 million and $0.9 million, respectively.

        The following table shows information about our foreign exchange forward contracts as at December 31, 2003. All these instruments are entered into for hedging purposes and accounted as such under UK GAAP because they applied to specific expenditure. The table presents the value of the contracts in dollars at the contract exchange rate and at the contract maturity date, as well as the fair value of the contracts.

	Year ended December 31, 2003
	Contract Value	Market Value	Fair Value(1)
	($ in millions)
Sell dollar currency
Forward Contracts
Dollar (sterling)	90.8	106.7	15.9
Dollar (Canadian dollar)	3.0	3.1	0.1

	93.8	109.8	16.0

(1)
Fair value represents the difference between the value of the contracts in dollars at the spot rate at December 31, 2003 and the value of the contracts in dollars at the contract exchange rate.

        For U.S. GAAP purposes, our hedging arrangements do not qualify for hedge accounting under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" and related pronouncements, and are therefore marked-to-market through the profit and loss account.

        Under UK GAAP, gains and losses on these hedging instruments are deferred and only recognized in income when the underlying transaction is recorded. Under U.S. GAAP, the unrealized gains and losses on derivative instruments must be carried at fair value. Those derivative instruments not designated and documented as qualifying hedging relationships are included in the profit and loss account as they occur. You should read Note 32 to the historical consolidated financial statements of

Inmarsat Group Limited for a more detailed explanation of the differences in this respect between U.S. GAAP and UK GAAP.

Interest rate risk

        Prior to January 2001, we entered into hedging instruments to reduce our exposure to movements in interest rates associated with our satellite finance leases. These hedging instruments were terminated when we restructured our satellite finance leases in 2001.

        We are required under our senior credit agreement to hedge the interest rate exposure of not less than two-thirds of the outstanding amount of our term loans. To comply with this requirement, we entered into a three-year interest rate swap in December 2003. Under the swap agreement, we pay a fixed rate of interest on the notional amount and receive the interest based on the U.S. dollar three-month LIBOR rate.

        In the future, we may hedge against the exposure to interest rate risk that we will incur from time to time on other borrowings that is not otherwise required under our senior credit agreement.

        For U.S. GAAP purposes for the year ended December 31, 2003, our interest rate hedges do not qualify for hedge accounting under SFAS 133 "Accounting for Derivative and Hedging Activities" and related pronouncements and are therefore marked-to-market through the profit and loss accounts. However, we expect to meet the qualifications for hedge accounting in the year ended December 31, 2004.

        At December 31, 2002 and December 31, 2003, on the basis of past net cash balances, we estimate that a 1% increase in interest rates would have reduced profit before tax for 2002 and 2003 by approximately $0.7 million and $0.6 million, respectively.

Critical accounting policies

        Our critical accounting policies are more fully described in Note 1 to the consolidated financial statements of our predecessor. However, certain of our accounting policies are particularly important to the presentation of our results of operations and require the application of significant judgment by our management.

        In applying these policies, our management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates used in the preparation of our results of operations. These estimates are based on our previous experience, the terms of existing distribution agreements and other contracts, trends in the industry, information provided by our distributors, information available from other outside sources and other factors, as appropriate.

        Our management believes that the most critical accounting policies that involve management judgments and estimates are those related to revenue recognition, tangible and intangible assets, investments, deferred taxation, stock options and deferred satellite payments.

Revenue recognition

        The SEC's Staff Accounting Bulletin (SAB) No. 101 "Revenue Recognition," updated by SAB No. 104 "Revenue Recognition," provides guidance on the application of generally accepted accounting principles to selected revenue recognition issues. We have concluded that our revenue recognition policy is appropriate and in accordance with UK GAAP and SAB No. 101.

        Our revenues from satellite communication services are recognized from usage charges over the period during which the communication services are provided. Our revenues from leasing of satellite capacity result from fixed fees and are recognized on the balance sheet as deferred income when a non-cancelable agreement is in force and collectibility is reasonably assured. These amounts are recorded as revenues on a straight-line basis over the respective lease terms, which are typically for periods from one month to twelve months.

Tangible assets

        Tangible fixed assets make up a significant portion of our total assets. We periodically review the carrying value of our tangible assets and recognize an impairment if the recoverable amount (the higher of net realizable value and value in use) falls below its carrying value. Value in use is based upon our estimates of anticipated discounted future cash flows. While we believe that these estimates are reasonable, different assumptions regarding such cash flows could materially affect the carrying values.

        Space segment assets comprise satellite construction and launch and other associated costs. Expenditures charged to space segment projects include invoiced progress payments, external consultancy costs and direct internal costs. Internal costs, primarily comprising staff costs, are only capitalized when they are directly attributable to the construction of an asset. The space segment assets are depreciated on a straight-line basis over the life of the satellites from the date they become operational and are placed in service, which is generally 10 years.

        Changes in asset lives can have a significant impact on our depreciation charge for a financial period. We regularly review the depreciable lives and change them as necessary to reflect our current view of their remaining lives in light of numerous assumptions and estimates, including with respect to technological change, prospective economic utilization and physical condition of the assets concerned.

        Software development costs directly relating to the development of new services are capitalized with the tangible fixed assets to which they relate. Costs are capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by our board of directors. Such costs are depreciated over the estimated sales life of the services, which is generally three years.

Intangible assets

        On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable separable assets and liabilities acquired. Where the fair value of the consideration paid exceeds the fair value of the identifiable separable assets and liabilities acquired, the difference is treated as purchased goodwill. As a result of the acquisition, we recorded $299.5 million of goodwill, as the purchase consideration exceeded the fair value attributed to the identifiable assets and liabilities. Under UK GAAP, goodwill is amortized using the straight-line method over its estimated useful life, not exceeding 20 years. This is the period over which our directors estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets. Other identifiable intangible assets separately identified will be amortized over their estimated useful lives, which is estimated to be between five and 20 years.

        Significant management judgement is required in assessing the carrying value of the intangible assets. An annual review for impairment based on discounted cash flows using reasonable and appropriate assumptions, consistent with internal forecasts and based on management's best estimates and judgement will be performed. If the carrying value of intangible assets exceeds that of the impairment review above a charge to record the impairment will be recorded in the then current period. No increases in the intangible assets will be recorded as a result of this review.

        Fees and similar incremental costs incurred directly in making an acquisition, but excluding finance costs, are included in the cost of the acquisition and capitalized. Internal costs, and other expenses that cannot be directly attributed to the acquisition, are charged to the profit and loss account.

        Terminal development costs directly related to the development of terminals for our Regional BGAN and BGAN services are capitalized as intangible fixed assets. Regional BGAN costs are currently depreciated over five years. BGAN costs will be depreciated once the BGAN service is launched and will be depreciated over the estimated sales life of the services, which is expected to be five to ten years.

Deferred taxes

        As part of the process of preparing our consolidated financial statements, we are required to estimate the income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheet. We must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, it must include an expense within the tax provision in the statement of operations.

        Significant management judgement is required in determining the valuation allowance recorded against the net deferred tax assets. We have recorded a valuation allowance to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation, in the event that we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period that we made this determination. Likewise, should we determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount, an adjustment to the deferred tax assets would increase income in the period we make our determination.

        During 2001, we agreed with the UK Inland Revenue on the valuation of our satellite assets for capital allowance (tax depreciation) purposes, which had been under discussion since our transition to a corporation in April 1999. Recognition of this revised value has resulted in a significant net tax credit to offset our tax charge for 2001 and the creation of a deferred tax asset which will unwind over the lives of the underlying assets.

        Discussions are ongoing with the UK Inland Revenue with regard to the open market value of certain other assets and agreement may result in a reduced tax charge in future years. We have not recognized deferred tax assets arising in relation to the remainder of certain other assets and will not do so until agreement is reached with the UK Inland Revenue.

Recently issued accounting pronouncements

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows.

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 was initially effective for periods beginning after June 15, 2003. However, the implementation of certain provisions has been delayed to periods beginning after December 15, 2004. We are currently investigating the impact of adoption of SFAS 150 but do not currently expect the adoption of this statement will have a material effect on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The regulation permits the governments of EU member states to extend to 2007 the period that companies with listed debt securities have to prepare their consolidated accounts in conformity with IFRS. In the UK, the DTI has recommended that the UK government not allow this extension. The regulation also permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS to other companies as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

THE MOBILE SATELLITE COMMUNICATIONS SERVICES INDUSTRY

        We are a leading provider of mobile satellite communications services, or MSS. We were established by the International Maritime Organization, the IMO, as the first provider of mobile satellite communications services, initially to provide communications and safety services to ships at sea. Since that time, we have developed and expanded our service offerings from low-speed analog voice and data services offered to maritime end users, to high-speed digital voice and data services to a variety of end users, including land and aeronautical end users.

        A network of satellites can provide communications services virtually anywhere in the world. Accordingly, satellite networks can play an important role in augmenting and complementing terrestrial communications networks by extending offerings of communications services to users beyond the reach of those networks. The most significant of these regions for MSS operators are the ocean regions, where the majority of commercial, and much of recreational, maritime traffic is located. Many of the regions where significant natural disasters and political conflicts have recently taken place are also beyond the reach of high-bandwidth terrestrial wireline and wireless networks. Terrestrial wireline and wireless networks are often unavailable in times of political conflict or during natural disasters. Similarly, commercial and private aircraft can only access terrestrial wireless networks when flying over populated areas where such networks are available.

        MSS operators use satellites that are located either in geostationary orbit (or GEO, orbiting approximately 22,300 miles above the earth), medium earth orbit (or MEO, orbiting approximately 5,000 to 10,000 miles above the earth) or low earth orbit (or LEO, orbiting approximately 300 to 1,000 miles above the earth).

        Our satellites are in geostationary orbit, orbiting the earth above the equator at the same speed as the earth rotates, and therefore remain above the same point relative to the earth's surface. A geostationary orbit reduces the number of satellites required to provide global network coverage. Just three such geostationary satellites are sufficient to provide coverage for most of the earth's surface, and consequently, users rarely have to switch from one satellite to another, thus reducing the possibility of an interrupted signal. Lower orbit satellites (i.e., MEO and LEO, which include those used by our competitors, Iridium and Globalstar) move very quickly relative to the earth's surface, requiring more complicated tracking equipment and operations. Since they are closer to the earth, these lower orbit satellites "see" a smaller portion of the earth's surface, requiring "constellations" of several dozen satellites to provide equivalent geographical coverage.

        Orbital slots for geostationary satellites are points on the geostationary arc where satellites are permitted to operate. Orbital slots are designated by both location and frequency band. The number of orbital slots is limited. The right to use an orbital slot must be authorized under national and international regulatory regimes for the frequency bands in which a satellite will operate, and satellites operating in the same frequency bands must be sufficiently far apart to avoid interference with one another. In addition, certain slots may not provide coverage over an entire market. Other slots may not be available for all of the frequency bands needed to make the slot commercially viable. Once the use of particular frequencies at an orbital slot has been licensed and coordinated, the use is protected against interference from other operations at the same or adjacent slots.

        Frequency allocation across the various areas of the globe is managed by the International Telecommunication Union, or ITU, an organization related to the United Nations within which public and private sectors cooperate for the regulation, standardization, coordination and development of international telecommunications.

        The most common frequency bands used on geostationary satellites are as follows:

  •
  Ku- and Ka-bands (10–30 GHz). Ku- and Ka-band radio frequencies have much greater bandwidth than the other frequencies discussed here, and are typically used for direct-to-home

    TV broadcasting and broadband communications. Ku- and Ka-band radio frequencies are susceptible to atmospheric interference, and require large and highly-stabilized ground antennae with high-performance pointing systems to operate effectively.

  •
  C-band (4–8 GHz). The C-band radio frequency has generally been used by fixed satellite service, or FSS, and very small aperture terminal, or VSAT, operators for TV distribution, data and voice communications. C-band frequencies are less susceptible to terrestrial and atmospheric interference than Ku- and Ka-bands, but still require larger stabilized (pointing at a satellite at all times) antennas to transmit and receive signals effectively.

  •
  L- and S-bands (1.5–1.6 GHz and 2–2.5 GHz, respectively). L- and S-band radio frequencies have longer wavelengths, which makes them less prone to degradation from external noise, such as rain, than services provided over the higher-frequencies discussed here. The ground antennas do not require the same ability to focus on a satellite as higher frequency services and tend to be small and portable. However, they have less bandwidth than other frequencies discussed here.

        We operate our services at frequencies in the L-band spectrum. L-band system operators have successfully increased the aggregate bandwidth capabilities of their satellite communications services through the use of technologies that allow a satellite to direct and shape separate, narrow spot beams to different areas of the earth. Spot beams concentrate extra power in areas of high demand. By narrowing the satellite's beam, the same frequency can be used simultaneously in a number of geographic areas, as well as making it possible to supply standard services to smaller, simpler terminals. Accordingly, the aggregate bandwidth available for services can be increased.

The Market for Mobile Satellite Communications Services

        The market for mobile satellite communications services has grown rapidly during the past two decades. According to Euroconsult, a leading market research consultancy firm focusing on the satellite sector, the total number of active mobile satellite terminals grew from fewer than 1,000 units in 1980 to over 500,000 by 2002. Terminal growth has been accelerating since the late 1990s with the launch of new products. During the period from 1995 to 2002, the total number of active terminals expanded at a compound annual growth rate of 36%.

        We believe that a number of factors will continue to drive growth in the market for mobile satellite communications services, such as the increasing reliance by businesses on communications networks, together with advances in portable computing and more mobile workforces, which are driving significant growth in demand for mobile communications services. We also believe that demand among businesses for data-intensive content, applications and services delivered over communications networks is growing. We expect this increased demand in turn to drive growth in the use of high-bandwidth mobile communications networks.

        Demand for voice, video and other bandwidth-intensive communications services from government, media and aid organizations tends to increase substantially in areas affected by political conflict and natural disasters. Recent events in Afghanistan and Iraq have resulted in a substantial increase in revenues from our satellite communications services. See "Operating and Financial Review and Prospects—Significant Factors That Have Affected Our Results of Operations" for a discussion of estimated revenues connected with global security events.

BUSINESS

Introduction

        We are a leading provider of global mobile satellite communications services. We have been designing, implementing and operating satellite networks for over 23 years. From our fleet of nine geostationary satellites, we provide a wide range of voice and data services, including telephony, fax, video, email and intranet and internet access. End users of our services operate at sea, on land and in the air, and include enterprise-level users, such as Maersk (one of the world's largest shipping firms), Shell, CNN, BBC, British Airways, governments and governmental agencies including the UK Ministry of Defence, and international aid organizations such as the International Red Cross. Our business is characterized by steady revenues and cash flows and, during each of the ten years ended December 31, 2003, our EBITDA exceeded $250 million. Our revenues and EBITDA for the year ended December 31, 2003 were $504.5 million and $336.6 million (66.7% of our revenues), respectively.

        We own and operate all of our satellites. We have a successful launch and operating record, and have never experienced a satellite failure at launch or in orbit. Our current fleet of satellites includes four Inmarsat-2 satellites, which were launched in the early 1990s, and five Inmarsat-3 satellites, which were launched between 1996 and 1998. We currently anticipate that our Inmarsat-2 and Inmarsat-3 satellites will remain in commercial operation beyond their design lives, until between 2007-2011 and 2010-2014, respectively. We currently intend to launch two next-generation Inmarsat-4 satellites during the second half of 2004 and in 2005. The Inmarsat-4 satellites will extend the commercial life of our satellite fleet to beyond 2017, and will serve as the platform for the introduction of next-generation higher-bandwidth services, such as broadband global area network, or BGAN, which will offer more sophisticated and significantly faster communication to end users.

        We provide our mobile satellite services to the maritime, land and aeronautical sectors. During the year ended December 31, 2003, the maritime, land and aeronautical sectors of our business accounted for 48.7%, 32.4% and 2.6% of our revenues, respectively. Our services are available at transmission rates of up to 64 kilobits per second and, through our recently-introduced Regional BGAN service, of up to 144 kilobits per second. The launch of our Inmarsat-4 satellites and the introduction of our BGAN services will allow us to offer a more sophisticated range of high-bandwidth services, including internet access, videoconferencing, local area network, or LAN, access and other services, all at speeds of up to 432 kilobits per second.

        We also lease excess capacity on our satellites. During the year ended December 31, 2003, approximately 12.1% of our total revenues was attributable to leases, typically to governmental entities, including the U.S. Navy.

        We sell our mobile satellite communications services to distributors, who then provide services to end users, either directly or indirectly through other distributors or service providers. Our 26 master distributors are affiliated with some of the largest incumbent communications companies in the world, and include affiliates of Telenor, KPN, Telstra and France Telecom. As at December 31, 2003, a global network of approximately 400 distributors and service providers, including our 26 master distributors, distributed our mobile satellite communications services to end users in approximately 170 countries on six continents.

Our History

        We began operating in 1979 as an international governmental organization formed pursuant to the Convention on the International Maritime Satellite Organization. Our original purpose was to provide the satellite capacity necessary to improve maritime communications, with a particular emphasis on distress and safety communications in the maritime sector. Under that convention, we were required to operate on a commercial basis and to provide a return on the capital contributed to our business. In April 1999, we completed the transition to a private company.

Key Strengths

        We believe we have the following key strengths:

  •
  Established market leader with strong market positions. We are a market leader in the mobile satellite communications industry, with particularly strong positions in the maritime and data sectors of the market. In the maritime sector, we believe we are the leading provider of global mobile satellite services, with 2002 revenues in excess of 30 times those of our nearest competitor. Our market-leading position in the maritime sector is underpinned by our role as the sole provider of satellite services required for the operation of the Global Maritime Distress and Safety System, or GMDSS, and by maritime sector regulations that require all cargo vessels over 300 gross tons and all passenger vessels, irrespective of size, which travel in international waters to carry distress and safety terminals that use our services. We believe we are also the market leader in the provision of high-speed data services to the maritime and land sectors, with 2002 data revenues of more than 15 times those of our nearest competitor. To our knowledge, our global mobile satellite data services, which are currently offered at transmission rates of up to 64 kilobits per second and, with respect to Regional BGAN, up to 144 kilobits per second, are the only such global mobile satellite data services offered by any provider at transmission rates in excess of 10 kilobits per second.

  •
  Established infrastructure and distribution network. We own and operate a fleet of nine geostationary satellites, using L-band spectrum to provide a comprehensive range of voice and data services with a global reach (excluding the extreme polar regions). We also have access to or own land earth stations in 31 locations. This infrastructure enables us to offer global mobile satellite services at data transmission rates well in excess of our competitors. We believe that no competitor is likely to introduce global mobile satellite services at data transmission rates comparable to ours in the short- to medium-term, in light of the limited availability of suitable spectrum and the cost and lead-time required to replicate our in-orbit and terrestrial infrastructure. In addition, we believe establishing a distribution network comparable to ours would require significant lead time. It is possible, however, that a regional competitor could introduce comparable services in the medium-term.

  •
  Established base of enterprise-level users. As at December 31, 2003, over 295,000 Inmarsat terminals were registered to access our services, of which approximately 59.8% had been active during the previous twelve months. Multiple end users access many of these terminals (for example, those installed on ships and airplanes). We believe this relatively large installed base of terminals contributes to stable revenues, particularly in the maritime market, because the cost and time required to switch to a competing system could be substantial. We also believe our established base of enterprise-level users leaves us well-placed to capture increasing demand for high-speed mobile data communications.

  •
  High and stable EBITDA margins. Historically, we have benefited from a large and established base of enterprise-level users with stable communications needs, particularly in the maritime sector. This installed base has helped us to generate stable EBITDA. In each of the past ten years, we have generated EBITDA of over $250 million and, in each financial year since we became a private company in 1999, our EBITDA margins (EBITDA as a percentage of revenues) have exceeded 63%. Our annual maintenance and other capital expenditures (excluding costs associated with our Inmarsat-4 program and next-generation services) ranged from $13.1 million to $40.5 million between 2000 to 2003.

  •
  Service reliability and technical excellence. We have over 23 years of experience in designing, implementing and operating global mobile satellite communications networks and have a track record of quality and reliability. We have not experienced a satellite failure during the 84 satellite years in aggregate that our satellite fleet has operated. In addition, during each of the three years ended December 31, 2003, our satellite network was available more than 99.99% of the time. We believe that our reliability is particularly attractive to enterprise-level users who require mission critical communications support to operate their businesses. We also enjoy a reputation for technical innovation. We have pioneered a series of innovations in satellite communications services, in particular by making higher-speed data transmission services available to smaller and lighter mobile terminals, and have optimized the use of our spectrum with advanced digital signal processing technologies. Our Regional BGAN service (which we launched in 2002) represents the next step in our development of higher-bandwidth services, and enhances our competitive position in relation to data services.

Strategy

        Our goal is to continue to be a leading provider of global mobile satellite communications services by increasing our penetration of our core voice and data services markets, introducing new services and entering new end user markets. We plan to achieve our goal by:

  •
  Continuing to focus on core maritime and land sectors. Our goal is to retain and increase sales to existing enterprise-level users in the maritime and land sectors. We will continue to leverage our leading position in the maritime sector by cooperating with our master distributors to encourage existing enterprise-level users to take up additional services. For example, we work with our distributors to design programs that incentivize merchant and passenger shipping enterprise-level users to install pay phones and other terminals on ships, increasing access for crew and/or passengers to email, instant messaging, the internet and corporate intranets. In the land sector, our high-speed global area network, or GAN, service, offers a seamless extension to corporate networks for email, internet access, remote office connectivity and document transfer. Enhancing end user access to our services increases our traffic and revenues.

  •
  Focusing on high-bandwidth data services. We intend to continue to focus on high-bandwidth data services, where growth in demand in our primary market sectors is expected to exceed growth in demand for voice services. In 1999, we introduced a higher-speed GAN service compatible with Integrated Services Digital Network, or ISDN, and Internet Protocol, or IP, standards. Media, aid organizations and military in Iraq and Afghanistan have used this service extensively. We also recently introduced a Regional BGAN service targeted at land-based users, and offering data transmission at rates of up to 144 kilobits per second. Our next-generation BGAN product (when introduced), will offer a more sophisticated range of high-bandwidth solutions, including internet access, videoconferencing, LAN access and all our other services at data transmission rates of up to 432 kilobits per second (which compares favorably with 384 kilobits per second transmission rates typically offered by terrestrial third generation wireless services). Our higher-bandwidth mobile data services are compatible with terrestrial communications services, including third-generation wireless services.

  •
  Launching our next-generation Inmarsat-4 satellites. We currently intend to launch two Inmarsat-4 satellites during the second half of 2004 and in 2005. We have also commissioned a third Inmarsat-4 satellite to hold as a ground spare. When launched, the Inmarsat-4 satellites, which individually will be approximately 60 times more powerful than an Inmarsat-3 satellite, will extend the commercial life of our satellite fleet, increase our capacity and enable us to deliver higher-bandwidth services offering sophisticated and significantly faster communication to end users. Our Inmarsat-4 satellites and next-generation services, which we will offer via laptop computer-sized terminals, should help us to remain at the forefront of technological developments within our industry.

  •
  Continuing our conservative management approach. Our goal is to manage the risks associated with our business. During 2002, we generated substantially all of our revenues using four of our five Inmarsat-3 satellites. Our fifth Inmarsat-3 satellite and, to a lesser extent our Inmarsat-2 satellites, provide redundant in-orbit capacity to cover potential satellite anomalies and allow us to generate revenues by leasing spare capacity. As part of our conservative approach to risk management, we have procured a third Inmarsat-4 satellite to serve as a ground spare. In addition, we currently maintain in-orbit insurance on our Inmarsat-3 satellites (excluding the first loss), which will remain in place until the successful launch of our Inmarsat-4 satellite. We also intend to obtain launch and in-orbit insurance for our Inmarsat-4 satellites.

  •
  Focus on de-leveraging. One of our key priorities will be to reduce our debt levels. To do so, upon completion of our Inmarsat-4 program, we will focus on reducing debt with available cash flows. Following completion of our Inmarsat-4 program, we expect our cash available for debt service and returns to shareholders to increase significantly, as our capital expenditure should then be limited to maintenance capital expenditure.

Our Services and End Users

Mobile Satellite Communications Services

        Our mobile satellite communications services are used at sea, on land and in the air. We provide mobile voice and data services through user terminals that vary based on bandwidth capability, size, mobility and cost. Some of our services are available only in specified markets (e.g., maritime-only applications), while others are available across a number of market sectors. During the year ended December 31, 2003, the maritime, land and aeronautical sectors generated approximately 48.7%, 32.4% and 2.6%, respectively, of our consolidated revenues.

        Our first service, Inmarsat A, was introduced in 1982. It is an analog voice and low-speed data product focused initially at the maritime sector. Since 1982, we have introduced a series of digital voice and data products that helped consolidate our position in the maritime sector, facilitated our entry into the land and aeronautical sectors and added increasingly high-speed data products to our portfolio.

        We have begun to introduce our next-generation services based on higher bandwidth, which will support applications requiring significantly higher data transmission rates. In the fourth quarter of 2002, we introduced Regional BGAN, our first next-generation product, which provides data services at a transmission rate of up to 144 kilobits per second. We currently expect to introduce global BGAN services following launch of our Inmarsat-4 satellites. When offered, BGAN will permit data transmission at rates of up to 432 kilobits per second.

        The following timeline summarizes the evolution of our services since our formation in 1979:

Maritime End Users

        We are the leading provider of global mobile satellite communications services to the maritime sector. Industry analysts forecast that revenues from the maritime sector will increase (from 2002 revenues) at an average annual rate of approximately 2% through 2007, with a 4% decline in voice service revenues and an 8% annual increase in data revenues during that period.

        During the year ended December 31, 2003, the maritime sector represented 48.7% of our consolidated revenues, of which approximately 45.6% was generated by voice services and 54.4% was generated by data services. In general, our overall revenues in the maritime sector have been declining during recent periods, with voice revenue declines only partially offset by increased data revenues.

        End users of our services in the maritime sector include companies engaged in merchant shipping, passenger transport (such as P&O), fishing, energy and leisure, as well as governmental and maritime patrol organizations (such as the U.S. Navy and the U.S. Coast Guard). Merchant shipping accounts for the bulk of our maritime revenues, as those ships spend the majority of their time at sea away from coastal areas and out of reach of terrestrial communication services.

        Maritime end users utilize our satellite communications services for the following:

  •
  Voice services for passengers and crew. The majority of maritime-sector end users use our services for voice calls. Merchant shipping operators increasingly use our services to provide payphones for crew use.

  •
  Data and information applications. Ship crew and passengers use our services to send and receive email and data files, for videoconferencing and to receive other information services such as electronic newspapers, weather reports, emergency bulletins and electronic chart updates.

  •
  Vessel management, procurement and asset tracking. Shipping operators use our services to manage inventory on board ships and to transmit data, such as course, speed and fuel stock. Our services can be integrated with a global positioning system to provide a position reporting capability. Some fishing vessels are required to carry terminals using our services to monitor catches and compliance with geographic fishing restrictions.

        We provide the following products to the maritime sector: Inmarsat A, Inmarsat B, Inmarsat C, Inmarsat M, Mini-M and Fleet. These products offer voice service and data transmission rates ranging from 600 bits to 64 kilobits per second.

        Our Inmarsat A product is an analog service which offers voice and lower-speed data transmission rates of between nine and 64 kilobits per second. It supports a range of services including fax, telex, email, text messaging, telemetry, position reporting and distress services. We have notified end users of our intent to cease supporting Inmarsat A in 2007.

        The remainder of our maritime services are digital, and offer higher-speed data transmission rates designed to meet increasing demand from shipping enterprises for cost-effective services and a broader range of applications, such as email and internet and intranet access. We also expect that access to voice and reliable high-speed data services will become increasingly important to passengers and crew on ships who wish to maintain links with shore.

        To service this market, we offer our Fleet service in three versions. Fleet F77 is a premium service for enterprise-level users in the merchant fleet market, offering voice and data services at data transmission rates up to 64 kilobits per second on a global basis and compatible with ISDN and mobile packet data service. Fleet F77 also satisfies GMDSS requirements. Fleet F55 and Fleet F33 are targeted at the leisure craft, coastal and fishing markets. Fleet F55 offers service capabilities similar to the Fleet F77 service using smaller, more lightweight terminals, but without GMDSS capability and with data services only in areas covered by our satellites' spot beams (i.e., all major land masses of the world, their coastal waters and most of the ocean regions in the northern hemisphere). Fleet F33 offers voice services on a global basis and ISDN compatible data services at data transmission rates of up to 9.6 kilobits per second and our mobile packet data service at data transmission rates up to 64 kilobits per second in areas covered by our satellites' spot beams, but without GMDSS capability.

        In addition to our commercial activities, we provide GMDSS safety services to the maritime sector. Ships in distress use our safety services to alert a maritime rescue coordination center of their situation and position. The rescue coordination center then uses our services to coordinate rescue efforts among ships in the area. We are currently recognized by the International Maritime Organization, or IMO, as the sole provider of the satellite communications services required for GMDSS. The IMO requires all cargo vessels over 300 gross tons and all passenger vessels, irrespective of size, that travel in international waters to carry distress and safety terminals that use our services. European Union regulation requires EU-registered fishing vessels longer than 24 meters, or 79 feet, to carry terminals that use our distress and safety communications services. Typically, our maritime terminals support our commercial services as well as our GMDSS services (which are not revenue generating).

        The IMO may in the future allow other satellite communications services providers to provide the services required for GMDSS.

Land-Based End Users

        We are the leading provider of global mobile satellite communications services to the land sector in areas not served by existing terrestrial and cellular-based telecommunications companies. We believe that increasing workforce mobility and widespread demand for mobile communications devices should contribute to increasing demand for our land-based voice services by enterprise-level users operating outside the coverage of terrestrial networks.

        During the year ended December 31, 2003, the land sector represented 32.4% of our consolidated revenues, of which voice services generated approximately 23.0% and data services generated approximately 77.0%.

        Military and government agencies constitute the largest end users in the land sector and, similar to maritime end users, demand reliable, high quality service. In addition to military and government users, media, construction, energy and transport companies utilize our services. In times of global conflict, such as the recent events in Afghanistan and Iraq, we have experienced increased demand for our user terminals and significantly higher levels of traffic over our network. We do not expect the full positive impact of this increase in demand to be sustainable. Please see "Operating and Financial Review and Prospects—Significant Factors That Have Affected Our Results of Operations—Effect of Global Security Events."

        Our land-based end users utilize our satellite communications services for:

  •
  Voice, data and videophone. Media companies and multinational corporations use our services for video conferencing, business telephony and to provide pay telephony services for employees in communities inadequately served by terrestrial networks. Media organizations transmit live broadcast-quality voice, live videophone and store-and-forward video footage and still images using our services.

  •
  Mobile and remote office connectivity. A variety of enterprises use our services to access data, email, digital images, internet and corporate network connections.

  •
  Vehicle and facilities management. Our services are used to monitor the location of transport fleets and to conduct two-way communications with drivers. Governments and multinational corporations use our services to run applications that enable the remote operation of facilities such as lighthouses and oil pipelines.

        We provide the following products to the land sector: Inmarsat A, Inmarsat B, Inmarsat C, Mini-M, GAN and Regional BGAN. These products offer data transmission rates ranging from 600 bits to 144 kilobits per second and can be accessed through terminals weighing from 4 to 77 pounds.

        We offer both voice and data services to land sector end users. All of our land services are available globally (excluding extreme polar regions), with the exception of Inmarsat Mini-M and GAN, which are only available in areas covered by our spot beams (all major land masses of the world, their coastal waters and most of the ocean regions in the northern hemisphere), and Regional BGAN, which is discussed below.

        Our GAN service and higher-speed versions of our Inmarsat A and B services offer data transmission rates up to 64 kilobits per second and up to 256 kilobits per second by combining channels using our GAN service, a rate higher than that available over most existing terrestrial wireless networks. Our GAN service offers a seamless extension for corporate networks for email, internet access, remote office connectivity and document transfer. Our mobile packet data service, for which end users pay by the volume of data received and transmitted, rather than by the amount of time that they are on a call, further enhances our GAN service by supporting IP standards. This facilitates more cost-effective services and more applications.

        We introduced our Regional BGAN service, a next-generation product, in the fourth quarter of 2002 using satellite capacity that we lease from Thuraya. Regional BGAN offers packet-based data services at transmission rates of up to 144 kilobits per second. This service covers approximately 100 countries, including Europe (excluding parts of Scandinavia), Northern and Central Africa, the Middle East, parts of Central Asia and the Indian subcontinent. We have arrangements in place to migrate our Regional BGAN customers from the Thuraya satellite to our Inmarsat-4 satellites following their launch. See "—Our Services and End Users—End User Terminals," below.

        After the launch of our Inmarsat-4 satellites and commencement of our BGAN service, we expect our Regional BGAN customers to transition to our BGAN services. We are obliged to offer Regional BGAN services until 2007. Shortly before that time, we intend to review our Regional BGAN service with our distributors, and may consider further measures to transition Regional BGAN customers to our BGAN service at that time.

        We currently expect BGAN services to be available from the second half of 2005 following the launch of two of our Inmarsat-4 satellites. The BGAN service will offer data transmission rates of up to 432 kilobits per second and will be compatible with third generation mobile standards. The BGAN transmission rates are similar to, and in some cases higher than, those planned for third generation terrestrial wireless networks and will be compatible with third generation mobile standards. The BGAN service will be available in approximately 85% of the earth's land mass (which will exclude the extreme North Atlantic Ocean, most of the Pacific Ocean, Alaska and parts of Australia and Japan).

Aeronautical End Users

        We provide voice and data services to the aeronautical sector. During the year ended December 31, 2003, the aeronautical sector represented 2.6% of our consolidated revenues. As of December 31, 2003, our terminals were installed in approximately 50% of all long-haul commercial aircraft.

        In the aeronautical sector, our satellite communications services are used principally by commercial airlines and corporate jets, as well as governmental and international aeronautical end users.

        Aeronautical end users utilize our satellite communications services for:

  •
  Flightdeck communications. Aircraft crew, air traffic controllers and ground operations use our services for voice and data transmission to communicate between the flightdeck and ground-based control facilities.

  •
  Passenger communications. Aircraft passengers use our services for air-to-ground telephony, fax services and data communications.

  •
  Position and data reporting. Our communications services are used for the automatic reporting of an aircraft's position, to coordinate revisions of flight plans en route and for transmission to the ground of aircraft systems condition data.

        We provide the following products to the aeronautical sector: Inmarsat C, Inmarsat Aero H/H+ and I, Mini-M and Swift64. These products offer data transmission rates ranging from 600 bits to 64 kilobits per second.

        Consistent with our strategy to introduce higher-speed data services across all of our sectors, we introduced Swift64 in 2002. It transmits voice and data at 64 kilobits per second (or up to 256 kilobits per second using antenna bonding) and is primarily targeted at corporate jets and government aircraft.

        We also provide safety services to the aeronautical sector. We are currently the only satellite communications provider that complies with the International Civil Aviation Organization standards for the provision of aeronautical safety services, such as air traffic management and aircraft operational control. Many airlines currently use our satellite system for aeronautical safety services, principally to support aircraft operational control. Air traffic service providers managing Asia Pacific and North Atlantic oceanic airspace also use our safety services to support automatic position reporting from aircraft in flight to air traffic controllers on the ground.

End User Terminals

        Our data and voice services are provided over a range of communications terminals with different bandwidth capabilities, size, mobility and cost. Some of these terminals also provide safety services. As size and portability are not as critical for maritime and aeronautical-based users, the terminals available to these users are often larger, more expensive and satisfy the users' requirements for stabilization and more stringent pointing capabilities (rather than portability). Other services and terminals, such as distress alerting beacons and additional devices used for tracking and messaging, are also available.

        We establish the performance specifications of all terminals used to access our services. This helps us to ensure that our service quality objectives are met. Specialized third-party manufacturers manufacture those user terminals and distribute and sell them to end users directly, as do our distributors and service providers.

        Our Regional BGAN terminals are designed to provide access to our Inmarsat-4 satellites (when launched), as well as the Regional BGAN service we currently offer via the Thuraya satellite. We expect that current Regional BGAN end users will migrate to our Inmarsat-4 satellites simply by downloading software provided by Hughes Network Systems and switching the polarity of their terminals. We have contracts with Thrane & Thrane, Nera SatCom, Hughes Network Systems and AddValue (Singapore) to develop terminals for accessing our BGAN service. Regional BGAN terminals use (and BGAN terminals will use) the same Subscriber Identity Module, or SIM, cards that terrestrial wireless terminals use. This inter-operability enables distributors and service providers to deliver a single bill to users for both their satellite-based and terrestrial mobile satellite communications services.

Summary data relating to our services

        The following table summarizes data regarding our key mobile communications services.

Service	Sector(1)	Year of introduction	Voice services available		Maximum data transmission rates (kilobits per second)	Approximate terminal size (weight)	Active terminals at December 31, 2003(2)	Typical terminal retail price
BGAN (planned)	L	2005	(planned	)	432	Laptop computer size with 30 cm/12 inch antenna (1.8 kg/4 lbs)	—	n/a
Regional BGAN	L	2002	No		144	Laptop computer size with 30 cm/12 inch antenna (1.8 kg/4 lbs)	2,247	$1,200– $1,600
Fleet F77, F55 and F33	M	2002/2003	Yes		64	n/a(3)	1,384	$24,000 (F77), $17,000 (F55), $8,500 (F33)
Swift64	A	2002	Yes		64	n/a(3)	223	$100,000– $220,000
GAN	L	1999	Yes		64	Briefcase size (4 kg/9 lbs)	11,478	Up to $10,000
Mini-M	M/L/A	1996	Yes		2.4	Laptop computer size including antenna (2.2 kg/5 lbs)	59,796	$2,500– $6,000(4)
Inmarsat Aero H/H+ and I	A	1996	Yes		10.5	n/a	3,721	$170,000– $350,000
Inmarsat M	M/L	1994	Yes		2.4	Briefcase size including antenna (2.5 kg/5.5 lbs)	2,837	$12,000
Inmarsat B	M/L	1994	Yes		9.6 or 64 depending on version	Desktop computer size with 1 meter/ 36 inch antenna (22 kg/48 lbs)	13,901	$15,000– $22,000
Inmarsat C	M/L/A	1991	No		0.6	Car radio size with 20 cm/ 8 inch cylindrical antenna (2 kg/4.4 1bs)	71,011	$2,500– $4,000(4)
Inmarsat A (analog)	M/L	1982	Yes		19.2 or 64 depending on version	Personal computer size with 1 meter antenna (35 kg/77 lbs)	10,139	n/a(5)

(1)
M—Maritime; L—Land; A—Aeronautical.

(2)
Active terminals means terminals registered with us as at December 31, 2003 that have been used to access our services at any time during 2003.

(3)
These terminals are fixed, rather than portable.

(4)
Excluding terminals for aeronautical use, which are more expensive.

(5)
Inmarsat A terminals are no longer manufactured.

Leasing

        In addition to our mobile communications services, we lease excess capacity on our Inmarsat-2 and Inmarsat-3 satellites. Typically, our capacity leases are short-term, with terms up to one year, although they can be as long as five years. The U.S. Navy is the principal end user of leased capacity on our satellites. We also lease specialized satellite navigation transponders on our Inmarsat-3 satellites primarily for the provision of navigation services to U.S. and European civil aviation organizations, for up to five years. Those organizations use these services to enhance the global positioning satellite system operated by the U.S. government. For the year ended December 31, 2003, total leasing revenues represented approximately 12.1% of our consolidated revenues.

Distribution

Existing Services

        We sell our existing mobile satellite communications services (other than Regional BGAN) to 26 master distributors, who then provide service to end users, either directly or indirectly through other distributors or service providers. Our master distributors are affiliated with some of the largest incumbent telecommunications companies in the world, and include affiliates of Telenor, KPN, Telstra and France Telecom. Our master distributors also operate the ground-based transmission facilities that connect our satellites to terrestrial communications networks. Many of our distributors and service providers specialize in the delivery of services to one or more key segments of our business sectors and/or offer specialist applications and integrated communications services in addition to our services. As at December 31, 2003, a global network of approximately 400 distributors and service providers, including our 26 master distributors, distributed our mobile satellite communications services to end users in approximately 170 countries on six continents.

        For the year ended December 31, 2003, our five largest master distributors (measured by the volume of traffic on our network) were Stratos Global, Telenor, Xantic (a joint venture between KPN and Telstra), France Telecom Mobile Satellite Communications and KDDI. Sales to these five master distributors represented approximately 80% of our revenue during the year ended December 31, 2003.

        Our relationship with distributors for existing services (other than Regional BGAN) was previously governed by distribution agreements which expired on April 14, 2004. In December 2003, we concluded negotiations on the principal terms of a new master distributor agreement, which governs our relations with our master distributors for the existing services (other than Regional BGAN) after April 15, 2004, and a commercial framework agreement, which applies to Regional BGAN, BGAN and substantially all services after the date of signing by each of our distributors. All of our master distributors have executed these agreements. Under these agreements:

  •
  we do not set the prices end users pay for our services,

  •
  we cannot contract with end users of our services,

  •
  except in very limited circumstances, we cannot have a direct contractual relationship with any third party for distribution of our existing services (except Regional BGAN) other than our master distributors (including current master distributors and new master distributors whom we accept after fulfilling certain land earth station criteria), and

  •
  we have agreed to volume-based discounts for most of our existing services until at least December 31, 2006. See "Operating and Financial Review and Prospects—Factors That Will Affect Our Results of Operations in Future Periods—Effect of volume discounts under our commercial framework and new master distribution agreement."

Next-generation services

        We distribute our Regional BGAN services (and intend to distribute our BGAN services) through certain of our master distributors, as well as new distribution partners. To date, we have entered into Regional BGAN distribution agreements with 14 distribution partners, of which seven are new distribution partners.

        Under the commercial framework agreement, which now covers our next-generation services as well as our existing services:

  •
  we do not set the prices end users pay for our services;

  •
  we cannot contract with end users of our services;

  •
  we may appoint new distributors (who are not master distributors) in accordance with agreed selection criteria related to the capability, stability, liquidity and performance of those distributors; and

  •
  we have agreed to volume-based discounts for our next-generation services until at least December 31, 2006.

        The commercial framework agreement affords us new flexibility to appoint distributors that complement our traditional distributor group. We negotiated this flexibility to enhance our ability to penetrate new end user markets, and enable us to tailor our services more closely to end user requirements. Our future distribution partners for next-generation services may include:

  •
  third-generation terrestrial cellular communications service providers;

  •
  global and regional resellers and operators of networks using internet formatting standards,

  •
  large information technology and communications organizations; and

  •
  specialist providers of point-to-multipoint content services.

        Summaries of the commercial framework agreement and the new master distribution agreement are provided under "Material Contracts."

Marketing

        We market our Inmarsat brand globally, including through our current sponsorship (as exclusive global partner) of the FIA World Rally Championship. Our services and the terminals over which we provide them are generally marketed jointly under our Inmarsat brand and the brands of our service providers and terminal manufacturers. We do not sell our services to end users (and are prohibited from doing so by our distribution agreements). However, we engage in targeted joint marketing activities with our distributors and service providers to attract end users to our services. We generally contribute a portion of the cost of these marketing campaigns, which we agree on a campaign-by-campaign basis. In addition, we continuously seek to develop new applications and services to meet the evolving needs of end users.

        In connection with our recent business review, we are currently implementing changes to our marketing strategy that will increase our focus on key end user segments.

Our Network and Technology

        The following diagram illustrates how our network carries a data or voice transmission from an end user terminal to a terrestrial network for delivery to a wireless telephone, or to a computer or telephone connected to a corporate network.

Our Network

        Our network is one of the largest satellite-based global mobile communications networks in the world. As at December 31, 2003, it was comprised of:

  •
  a fleet of nine satellites in geostationary orbit;

  •
  31 land earth stations that are owned by our master distributors and that transmit and receive our communications services to and from our satellites;

  •
  two land earth stations that we own, one of which operates our Regional BGAN services and both of which will operate our BGAN services; and

  •
  a range of wireline communications links to terrestrial communications networks, which are procured or provided by our master distributors.

        Our network is supported by five tracking, telemetry and control stations and four principal network coordination stations located at different points around the globe. Our network operations center and satellite control center are in London. These facilities are further supported by a fully redundant disaster recovery site elsewhere in the United Kingdom.

Our Satellites

        The key characteristics of our existing and planned geostationary satellites are summarized in the following table.

	Inmarsat-2	Inmarsat-3	Inmarsat-4 (contracted)
Number of satellites	4	5	2 (plus 1 ground spare)
Coverage and spot beams(1)	Global beam	Global beam and seven wide spot beams	Global beam, 19 wide spot beams and 200+ narrow spot beams
Launch dates	10/30/1990–4/15/1992	4/3/1996–2/4/1998	Second half 2004–2005
End of design life	2001–2003	2009–2011	2014–2015
End of anticipated commercial life	2007–2011	2010–2014	2017–2021
Orbital position (on the equator)	143.5E, 98W, 142W, 109E	64E, 15.5W, 178E, 54W, 25E	64E, 53W
Geographic coverage	Global (other than extreme polar regions)	Global (other than extreme polar regions)	85% of the earth's land mass(2)
Manufacturer	British Aerospace	Lockheed Martin	Astrium
Launch vehicle	Delta, Ariane	Atlas Centaur, Proton, Ariane	Atlas V (first launch) and Zenit 3SL (second launch)
Cost (including launch insurance)	$675 million	$895 million	$1.0 billion(3)

(1)
A wide spot beam has an average diameter of approximately 3,400 kilometers (2,100 miles), covering an area approximately the size of the continental United States. A narrow spot beam has an average diameter of approximately 1,000 kilometers (600 miles), covering an area approximately the size of England.

(2)
Excludes the extreme North Atlantic Ocean, most of the Pacific Ocean, Alaska and parts of Australia, Japan and the west coast of North America.

(3)
Based on our estimate of the costs to build three Inmarsat-4 satellites, and to launch and insure two of them. Excludes the development cost of building our two land earth stations and end user terminals. We estimate that the total cost of our Inmarsat-4 program, including our land earth stations and developing user terminals for our BGAN service, will be approximately $1.5 billion. However, over the course of our Inmarsat-4 satellite construction contract, we or the manufacturer may suggest or require changes as a consequence of milestone-related, testing or other technological developments. These variations typically require price adjustments or, in certain circumstances, could result in delays to our payment obligations.

Our existing satellites—Inmarsat-2 and Inmarsat-3

        We currently have two types of satellites in orbit—Inmarsat-2 satellites and Inmarsat-3 satellites. Each of these satellites covers up to one-third of the earth's surface, giving our existing services (other than Regional BGAN) a global reach (except for the extreme polar regions).

        Prior to launching our Inmarsat-2 satellites, we provided our Inmarsat A service over leased capacity on the satellites of other operators. Having established and tested the market for our services, we designed and launched our Inmarsat-2 satellites. This increased the capacity available for, and the range of, our communications services. In response to increased demand and changes in the communications requirements of end users in our target markets, we launched our Inmarsat-3 satellites. Through the use of spot beam technology, these satellites increased our available bandwidth, reducing the cost of the services we provide over our satellite system. The use of spot beam technology also enables us to provide our services to much smaller terminals. One Inmarsat-3 satellite is currently used solely to provide leased capacity and as an in-orbit spare for our communications services.

        Since the launch of our Inmarsat-3 satellites, we have migrated services from our Inmarsat-2 satellites to our Inmarsat-3 satellites. As a consequence, three of our Inmarsat-2 satellites are currently used to provide leased capacity to large users of global beam capacity, such as the U.S. Navy, and as in-orbit spares for our Inmarsat-3 satellites (other than in respect of services that require spot beam coverage, such as our GAN and Mini-M services). Between 2001 and early 2003 we relocated all of our Inmarsat-2 satellites to new orbital positions to enhance our ability to provide leased capacity.

        When we launch our Inmarsat-4 satellites, we intend to relocate some of our Inmarsat-2 and Inmarsat-3 satellites.

        Both our Inmarsat-2 and Inmarsat-3 satellites operate in orbits designed to minimize the number of maneuvers required to maintain the satellites in their designated orbital locations. The satellites contain on-board fuel to support both regular position-maintenance maneuvers and possible relocations to new orbital locations. All maneuvers consume on-board fuel and therefore reduce the remaining commercial life of a satellite. We have managed the maneuvers of our satellites in order to optimize the usable life of our satellite fleet.

Ground infrastructure for our existing satellites

        Our existing satellites receive and transmit communications services through a network of land earth stations that are owned by our master distributors. These land earth stations procure or provide the connections required to link our satellite system with terrestrial communications networks. Under our agreement with our master distributors, we are restricted from owning or establishing land earth stations that access services provided over our existing satellites except in limited circumstances.

        Our satellites are controlled from our satellite control and network operations center in London via five tracking, telemetry and control ground stations situated in Canada, Italy, Norway and China. We typically interrogate our satellites every 16 seconds to verify their performance across thousands of parameters. From our satellite control center we manage each satellite's on-board systems, maintain each satellite within its designated orbital location and monitor the performance data transmitted from each satellite, taking corrective actions as required. Our network coordination stations allocate channels among the land earth stations in their regions. Our satellite control center, our five ground stations and our four principal network coordination stations are all connected by a variety of leased communications links.

        Our operation and control infrastructure is designed to ensure that redundant facilities are available should components in our operation and control system fail. Most of our satellites can be controlled from two ground stations, and we have a fully redundant back-up control center in England that mirrors the functionality of our primary satellite control and network operations center in London. During the three-year period ended December 31, 2003, our network was available more than 99.99% of the time.

Our next-generation of satellites—Inmarsat-4

        In May 2000, we entered into a contract with Astrium SAS for the development and construction of three next-generation Inmarsat-4 satellites. These satellites are designed to support high-bandwidth data services by incorporating higher power transponders that can be focused into narrower beams than our earlier satellites. Each of our Inmarsat-4 satellites has an aggregate of more than 200 narrow spot beams and 19 wide spot beams in addition to its global beam. The satellites also employ technology which enables us to adjust the size, shape and power of spot beams to meet changing user demand.

The design of the spot beams on our Inmarsat-4 satellites also allows us to use the available spectrum more efficiently than is possible on our existing satellites. Accordingly, we expect that the Inmarsat-4 satellites will together be capable of providing 10 times more communications capacity (based on estimates of forward and return data rates of GAN services on the Inmarsat-3 satellites and BGAN on our Inmarsat-4 satellites) than our existing network, and an Inmarsat-4 satellite will be approximately 60 times more powerful than an Inmarsat-3 satellite (measured by maximum power per channel) on the narrowest spot beam.

        We currently intend to launch one of our Inmarsat-4 satellites in the second half of 2004 and a second in 2005, although these dates may be subject to delays as a result of factors beyond our control. Their initial orbital positions should enable us to deliver next-generation services to most areas where our existing services are available except the extreme North Atlantic Ocean, most of the Pacific Ocean, Alaska, and parts of Australia, Japan and the west coast of North America. Our current Inmarsat-4 delivery and launch timetable should enable us to launch the ground spare as soon as four months following the launch date for the second Inmarsat-4 satellite if we were to experience a launch failure on one of the first two satellites.

        We have contracted with an affiliate of Lockheed Martin for the provision of an Atlas V launch vehicle, which we expect to use for the launch of the first of our Inmarsat-4 satellites. This contract includes options for up to two further Atlas launch vehicles.

        We have also contracted with Sea Launch for the provision of a Zenit 3SL launch vehicle, which we expect to use for the launch of the second of our Inmarsat-4 satellites. This contract includes an option for an additional launch.

Ground infrastructure for our next-generation of satellites

        Our Inmarsat-4 satellite system will be supported by existing land earth stations with respect to the receipt and transmission of our existing services.

        We have built a land earth station at Fucino in Italy to receive and transmit our next-generation services. We have also built an additional land earth station at Burum in the Netherlands to provide additional support for BGAN services only. We have entered into a contract with Telespazio S.p.A. for preparation and operation of the Fucino earth station, and with Xantic, one of our existing master distributors, for substantially similar services at the Burum earth station.

Leased capacity on Thuraya's satellite system

        We lease satellite capacity from Thuraya to provide our Regional BGAN services. The lease expires on December 31, 2005, by which date we expect to have launched two Inmarsat-4 satellites. The Thuraya satellite covers approximately 100 countries in Europe (excluding parts of Scandinavia), the Middle East, Northern and Central Africa, parts of Central Asia and the Indian subcontinent.

        In connection with the launches of our Inmarsat-4 satellites, Hughes Network Systems (the supplier of Regional BGAN terminals) has agreed to manage the migration of Regional BGAN end users from the Thuraya satellite to our Inmarsat-4 satellites. End users will implement the migration by downloading software provided by Hughes Network Systems and switching the polarity of their terminals.

Billing

        Our billing systems collect and process data relating to all communications services we provide over our satellite network, and in the case of Regional BGAN services, all services we provide using capacity leased from Thuraya.

        For data and voice services based on circuit-switched technology, and where capacity is provided on a demand-assigned basis, our charges for the service commence from the time that one of our network coordination stations assigns a channel (that is, when a signal is received by the network coordination station from one of our satellites) and end when the channel is released. We measure utilization to the nearest hundredth of a second. Services billed on this basis include all voice services and our Inmarsat A, Inmarsat B, Mini-M, Swift64, Fleet and GAN ISDN data services.

        For data services based on packet mode technology, and provided on a demand-assigned basis, we charge on a usage basis according to the volume of data transmitted. Examples of such services billed on this basis include Regional BGAN, GAN Mobile Packet Data, Fleet Mobile Packet Data, Inmarsat C and certain aeronautical data services.

        We also provide dedicated leased capacity on all of our Inmarsat-2 satellites and one of Inmarsat-3 satellites for various services. We also lease specialized navigational transponders on our Inmarsat-3 satellites. Each lessee is charged a fixed fee based on the duration of the lease and the satellite capacity, measured by power and bandwidth, provided under it. The fee is calculated according to tariffs that we publish to our master distributors and the availability of, and demand for, our leased services.

        For capacity provided on a demand-assigned basis, our billing systems measure and collate the charges for all services provided to each master distributor and generate a monthly invoice for those charges. In the past, our master distributors settled invoices quarterly (for existing services) or monthly (for Regional BGAN services). From April 15, 2004, payments from our master distributors will be received on a monthly basis. For capacity provided on a leased basis, invoices are generated and payable by the master distributor prior to commencement of the lease.

        We are currently developing business support systems, including billing and customer care systems, for our BGAN services.

        We operate a fraud detection system designed to detect fraud arising from the cloning of terminals (for example, when an end user fraudulently uses the terminal identification number of another user). If we detect potential cloning, we notify the master distributor that provides service to the user of the cloned terminal. If, through further investigation, it is proven that the terminal has been cloned, we are liable to reimburse the master distributor for the charges of any services provided through use of the cloned terminal. In the past, we have only identified cloning with respect to the Inmarsat A and Mini-M terminals. In the year ended December 31, 2003, we reimbursed our master distributors a total of $0.3 million with respect to cloning.

Insurance of Our Business and Insurable Assets

Insurance of Our Satellites

        Launch Insurance.    We are procuring three Inmarsat-4 satellites, but we currently expect to hold the third in reserve as a ground spare. We plan to obtain launch insurance for each of our Inmarsat-4 satellites. Launch insurance typically covers the "net book value" of the insured satellite, which includes the cost of the relevant satellite, related launch insurance premiums, the cost of purchasing a satellite launch vehicle and related services and capitalized costs, such as the insurance premium, including interest (we refer to this amount as the "net book value"). We estimate the net book value of each of our Inmarsat-4 satellites will be approximately $350 million.

        Our debt instruments require us to obtain commercially prudent levels of launch insurance for our Inmarsat-4 satellites. For a description of these terms, see "Description of the Notes—Certain Covenants—Maintenance of Insurance."

        We currently intend to obtain launch insurance for all three Inmarsat-4 satellites prior to the first launch. By doing so, we expect to lower the overall cost of our launch insurance and to mitigate the risk that we cannot obtain launch insurance for subsequent Inmarsat-4 satellites in the event of a prior failure. When we elect to purchase launch insurance, we may consider other commercially prudent strategies if these strategies appear at that time to be more cost-effective.

        We expect to pay premiums for launch insurance in instalments with a deposit and payments tied to each launch of a satellite. We will capitalize the launch insurance premiums associated with our Inmarsat-4 satellites and amortize them over the relevant satellite's operational life.

        In-orbit insurance.    Until December 2003 (when we obtained in-orbit insurance for our Inmarsat-3 satellites), we did not maintain in-orbit insurance for our satellites. Instead, we managed the risk of an in-orbit satellite loss by procuring and launching spare satellites. For our Inmarsat-2 program, we launched four satellites when we only required three to provide service to our targeted markets. Similarly, for our Inmarsat-3 program, we launched five satellites when we only required four to provide coverage. We are procuring three Inmarsat-4 satellites when we only require two to cover our target markets. We currently plan to hold the third satellite in reserve as a ground spare, rather than launch it into orbit.

        In connection with the acquisition, we entered into various debt obligations which require us to obtain in-orbit insurance for certain of our satellites, as follows:

  •
  We are not required, and do not intend, to obtain in-orbit insurance for our Inmarsat-2 satellites as they have been fully depreciated.

  •
  Until the first Inmarsat-4 satellite has been accepted in orbit, we must maintain in-orbit insurance for all Inmarsat-3 satellites on a net book value basis for each loss, excluding the first loss (or such lesser coverage as can be obtained for $3 million). On December 16, 2003, we obtained in-orbit insurance from a consortium of insurers for all of our Inmarsat-3 satellites on a net book value basis for each loss excluding the first loss. This insurance coverage expires on December 16, 2004. The policy contains certain customary exclusions, including for war, nuclear contamination and terrorism.

  •
  We are also required, from three days prior to the expiration of the initial launch insurance with respect to each Inmarsat-4 satellite, to maintain in-orbit insurance for such Inmarsat-4 satellite on a net book value basis (subject to certain exceptions when at least two Inmarsat-4 satellites are in orbit). We have not yet obtained that insurance, and do not intend to do so until shortly before expiration of our launch coverage. We may not be able to obtain in-orbit insurance for our Inmarsat-4 satellites at an acceptable cost.

Intellectual Property

Our brand

        Our main brands are "Inmarsat" and "Via Inmarsat." The "Inmarsat" word is a trade mark licensed to us exclusively and perpetually by the International Mobile Satellite Organization. We have the right to have the International Mobile Satellite Organization apply for registration of this trade mark in the name of the International Mobile Satellite Organization in any country in the world. The trade mark is currently registered for equipment and services that are important to our business in countries including Australia, Brazil, the Netherlands, Belgium, Luxembourg, Canada, China, France, Germany, Norway, Singapore, Mexico, New Zealand, UAE, Egypt, Japan, Russia, South Africa, the United Kingdom and the United States.

        Our license from the International Mobile Satellite Organization allows us to grant sub-licenses. We have granted non-exclusive and royalty-free sub-licenses to, among others, our distributors and service providers to use our "Via Inmarsat" brand on the basis of the International Mobile Satellite Organization License.

        In addition to the trademark licensed to us by the International Mobile Satellite Organization, we own both registered and unregistered trade marks. These marks include Fleet, Swift64 and BGAN. In addition, in January 2002, we adopted a new "Inmarsat" logo, which we initially registered as a device trade mark in the United Kingdom, and in respect of which we have now filed applications for registration in Australia, Brazil, Canada, China, Cuba, Egypt, the European Community, Hong Kong, India, Japan, Malaysia, Mexico, New Zealand, Norway, Poland, the Russian Federation, Singapore, South Africa, Turkey, the UAE, the Ukraine and the United States.

        Our active registrations of domain names include inmarsatventures.com, inmarsat.com and bgan.com. We have also registered some of these domain names with .org and .net suffixes.

Protecting our technological developments

        We currently use reasonable efforts to protect certain significant technology by making patent applications in key jurisdictions. Our key jurisdictions vary depending on the technology involved. Patent applications are ordinarily filed in the United States, key European countries, Hong Kong, China, Canada, Mexico, the UAE and Japan. We currently have approximately 38 patent "families" (a "family" being a group of applications filed in various jurisdictions based on a single inventive concept) in our portfolio. Priority applications are usually filed in the United Kingdom.

        In addition to the above, or where patent protection is not possible or practicable for us, we seek to protect significant information about our technology, or "know-how," by releasing it only to those third parties who have a reasonable need to access it (for example, for "Inmarsat Purposes," in connection with the design, development, manufacture, reconstruction, modification, establishment, operation or maintenance of equipment, components or software capable of use, either directly or indirectly, with the satellites and other centralized infrastructure owned, leased or operated by or on behalf of Inmarsat) and who have signed confidentiality agreements or license agreements containing strict confidentiality obligations.

Key operational software

        We own some of the key operational software used in our satellite control and network operations center because it was created by our employees or by outside consultants who have transferred their intellectual property rights in that software to us. Our main software of this kind is an operational alarms and measurement system used in our network operations center.

        The rest of our operational software is custom software designed by either third parties who have retained the intellectual property rights in it, but licensed those rights to us (normally on a non-exclusive, royalty-free, perpetual, worldwide basis) for use for Inmarsat Purposes (as defined above), or by our employees based on existing software supplied by third parties who have granted to us licenses to adapt that software.

        All our key operational software is supported by appropriate technical maintenance and support arrangements that are either provided by our own employees or by third parties.

Competition

Introduction

        The global communications industry is highly competitive. We face competition from a number of communications technologies in various of the target markets for our services. It is likely that we will continue to face significant competition in some or all of our target markets in the future.

Global MSS competitors

        Although we pioneered the provision of global mobile satellite communications services when we commenced providing our services in 1982, we currently face competition from two global mobile satellite network operators, Iridium and Globalstar. See "Risk Factors—The global communications industry is highly competitive. It is likely that we will face significant competition in the future from other network operators, which may adversely affect end user take-up of our services and affect our revenues." We may also face competition in the future from other companies that develop global mobile satellite communication networks.

        In 1998, Iridium, a global mobile satellite operator with a low-earth orbit system, commenced operations. After filing for U.S. bankruptcy protection in March 2000, Iridium recommenced service in early 2001. Since then, we have faced increasing competition from Iridium in some of our target markets, particularly in relation to voice and our lower-speed Mini-M data service in the land and maritime sectors. Iridium provides voice and data services at rates of up to 10 kilobits per second. The terminals used to access Iridium services are handheld devices that are less expensive than the terminals used to access our competing services. In addition, Iridium's end user call charges are competitive with, and in some cases cheaper than, the rates offered by our distributors and other service providers for our comparable services.

        Globalstar, which also operates a low-earth orbit system, began introducing commercial services in 2000. Despite near-global satellite coverage, Globalstar's service is available only on a multi-regional basis as a consequence of gaps in its ground transmission facilities. The Globalstar system provides voice and data services at transmission rates of up to 9.6 kilobits per second. The terminals used to access Globalstar services are handheld devices and less expensive than the terminals used to access our services. They can also be used to access GSM terrestrial wireless communications services. Globalstar's end user call charges are competitive with, and in some cases cheaper than, the rates offered by our distributors and other service providers for our comparable services.

        In February 2002, Globalstar announced that it had reached agreement with several creditors to restructure its debts, had filed for U.S. bankruptcy protection and had initiated a new business model to broaden its services distribution opportunities and accelerate the acquisition of new customers. In April 2004, Globalstar announced that it had effectively exited the bankruptcy process and completed its financial restructuring, following formalization of its acquisition by Thermo Capital Partners.

Regional MSS competitors

        There are a number of regional mobile satellite operators with which we compete in the provision of services to end users who do not require global or multi-regional services. All of these competitors operate geostationary satellites. Some of them provide voice and data services at transmission rates ranging from 2.4 to 9.6 kilobits per second. Our regional mobile satellite competitors currently include Thuraya, principally in the Middle East, Asia Cellular Satellite, or ACeS, in Asia, Mobile Satellite Ventures in the Americas, Optus MobileSat in Australia, INSAT 3C in India and N-Star in Japan.

        Thuraya offers voice and data services at transmission rates of up to 9.6 kilobits per second in Europe (excluding parts of Scandinavia), Northern and Central Africa, the Middle East, parts of Central Asia and the Indian subcontinent. Thuraya has also announced plans to extend their coverage using a second satellite over the Asia-Pacific region. Thuraya's services are provided over handheld devices which are less expensive than the terminals used to access our services, and provide lower end user call charge rates than the rates offered by our distributors and other service providers for our services. Currently, Thuraya's terminals and network cannot offer high speed data transmission and therefore cannot replicate our data offering.

        ACeS offers voice and data services in Central and Southeast Asia using handheld devices that are less expensive than the terminals used to access our comparable services, and charge lower end user call rates than those charged for our services.

VSAT service competitors

        We face competition in some of our target market segments from providers of communications services who implement private networks using VSATs for business users. VSATs, or very small aperture terminals, are transportable terminals that access higher bandwidth services provided over satellite systems operating in the C-band and Ku-band radio frequencies. Communication services provided to VSATs are primarily targeted at users who have a need for high volume or high-bandwidth data services. As VSATs are typically larger and heavier than the terminals that access our services and must be fixed to a stabilized platform before they can be used, they are best suited for users for whom the size, weight and mobility of terminals are not as critical.

Terrestrial competitors

        We do not currently compete directly with existing terrestrial communications service providers; instead, we provide services primarily in areas terrestrial networks do not serve.

        However, gradual extensions of terrestrial wireline and wireless communications networks to areas not currently served by them may reduce demand for our existing services and other services that we expect to provide. We expect that future extensions of terrestrial networks will be driven by economic returns generated by extending wireline or wireless networks. We also expect that many underdeveloped areas will be too sparsely populated to generate returns on investment required to build terrestrial communications networks. Unlike our terrestrial competitors, we can provide communications services to these underdeveloped areas at no incremental cost.

        Mobile Satellite Ventures has applied to the FCC for a license to provide combined terrestrial and satellite communications services, known as ancillary terrestrial components, or ATC services, to mobile terminals in the United States. See "Risk Factors—Risks Relating to Our Business—Applications by our competitors to use L-band spectrum for terrestrial services or on an ancillary basis could interfere with our services."

Other businesses

        Through our subsidiary Rydex Corporation Limited, we develop email and data communications software tailored for use in the maritime sector. As at December 31, 2003, Rydex's communications software was installed on over 1,000 ships.

        Another subsidiary, Invsat Limited, provides integrated communications networks and systems using VSATs that access high data rate services of up to 512 kilobits per second provided over satellite systems operating in the C-band and Ku-band radio frequencies, primarily to the oil and gas and emergency services markets. Invsat provides end-to-end communications services to its customers by landing signals via its own teleport, and earns revenues from reselling or arranging the sale of these services and supporting infrastructure hardware.

Legal Proceedings

        As of the date of this prospectus, we are not engaged in or aware of any pending or threatened legal or arbitration proceedings that could have a material effect on our financial position.

Employees

        As of December 31, 2003, we had approximately 550 employees. In the year ended December 31, 2003, the total compensation paid to (or accrued with respect to) our employees was $69.5 million (comprised of $58.4 million in salaries, $6.9 million in social security costs and $4.2 million in pension costs).

        The majority of our employees work in London. The remainder work in the United States, France, Singapore and Dubai. Our multicultural workforce is important to the operation of our global business.

        We do not recognize an official labor union although some of our employees have individual membership in such unions.

        We believe that relations with our employees are good.

Facilities

        The table below sets out information on certain of our material facilities.

Facility	Principal Use	Owned/Leased	Area (ft2)	Lease expiration
99 City Road, London, United Kingdom	Headquarters	Owned	234,000	n/a
Back-up facility, United Kingdom	Secondary satellite control and network control facilities and disaster recovery facilities	Leased	10,197	2009
Fucino, Italy	Land earth station	Leased	9,558	2010
Burum, the Netherlands	Land earth station	Leased	8,676	2010
Invsat Limited building, Aberdeen, United Kingdom	Headquarters	Owned	21,580	n/a

        We rent out space in our headquarters building, including its conference facilities, to outside organizations. In the financial year ended December 31, 2003, this generated revenues of $2.1 million. We are considering a possible sale and leaseback of our headquarters building.

REGULATION

Introduction

        Our business is regulated by a number of national and international regulatory authorities. We are subject to the regulatory authority of the government of the United Kingdom, as well as the national authorities in the countries in which we operate. We are also subject to the regulations of various international organizations, including the International Telecommunication Union, the International Mobile Satellite Organization and the European Union.

        The regulation of our business can be divided into three broad categories:

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  rules governing the operation of our satellite system, which can in turn be divided into four areas:

    —    launch and operation of satellites, —    allocation and licensing of space orbital locations and associated electromagnetic spectrum, —    licensing of ground infrastructure, and —    licensing of end user terminals (on the ground, at sea or in the air) and telecommunications services,

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  antitrust and competition laws, which are generally applicable to national and international businesses, and

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  other regulations, including rules restricting the export of satellite-related equipment and technology and public service obligations applicable to our business.

Regulation of our Satellite System

UK Outer Space Act 1986

        Our activities in outer space are regulated by the UK Outer Space Act 1986, which implements into UK law obligations under various international treaties. The Outer Space Act prohibits us from, among other things, operating a space object and carrying on any activity in outer space without a license from the UK Secretary of State for Trade and Industry issued under the Outer Space Act. Accordingly, we have obtained licenses under the Outer Space Act for our nine in-orbit satellites and we will be applying for licenses for our Inmarsat-4 satellites approximately six months prior to the launch of each satellite.

        Under the UK Outer Space Act, we are obliged to provide an indemnity to the UK government for an unlimited amount for any claims brought against it as a result of our licensed activities (for example, any actions brought against the UK government if one of our satellites were to collide with another spacecraft). We are also required by our licenses to obtain insurance of up to £100 million per satellite to be used to pay any sums to the UK government in respect of this indemnity, which amount may be increased in the future by the UK government. We have obtained the required insurance for our nine in-orbit satellites. We will be required to indemnify the UK government, and obtain insurance of this type when we apply for licenses for our Inmarsat-4 satellites.

        Under the UK Communications Act 2003, which came into force on July 25, 2003, the UK government intends to introduce supplementary spectrum licensing requirements in respect of "recognized spectrum access," or RSA, which could cover space-to-earth transmissions such as those we provide. The regulator has not yet decided on the application of these requirements, or on any fees to be assessed. We are one of many organizations which has made representations to the UK government against the assessment of such (national) fees for mobile satellite services provided globally on the basis that we do not serve a single national market. We are awaiting the UK government's response to these representations and we do not expect any RSA licensing to be implemented without further industry-wide consultation.

International Telecommunication Union filings and coordination procedures

        The International Telecommunication Union, or ITU, is the United Nations treaty organization responsible for worldwide cooperation and standardization in the telecommunications sector. The ITU registers radio frequency bands and orbital locations used by satellites and publishes the Radio Regulations, which set out detailed rules for use of spectrum.

        Pursuant to the Radio Regulations, national regulators are required to file technical information with the ITU relating to the proposed satellite systems of operators under their jurisdiction. Ground-based transmission facilities operated by our master distributors, called land earth stations, which connect our satellites to terrestrial communications networks, are also subject to the Radio Regulations if the land earth station coordination area crosses an international border.

        All necessary filings for our in-orbit satellites have been made on our behalf by the UK Radiocommunications Authority (which, from December 29, 2003, was incorporated into and replaced by the UK Office of Communications, known as OFCOM). We have coordinated frequencies in the mobile satellite services spectrum at L-band (1.5 and 1.6 GHz) for communication between our satellites and end user terminals, as well as frequencies in the C-band (4 and 6 GHz) for communications between land earth stations and our satellites. We also have coordinated frequencies in the C-band for our tracking, telemetry and command signals to and from our satellites.

        Once filings have been made with the ITU, a frequency coordination process follows to ensure that each operator's services do not cause harmful interference to the services of other operators. The negotiations are conducted with the assistance of satellite operators by the national administrations. The timetable and procedures for coordination are also governed by the Radio Regulations.

        To facilitate the coordination process, a regional multilateral coordination process takes place annually among satellite operators using frequencies in the L-band through two separate and independent regional operator review meetings to ensure the coordination of frequencies for the following year. One meeting involves operators whose satellites cover North America, while the other involves operators whose satellites cover Europe, Africa, Asia and the Pacific. Our use of frequencies in South America is coordinated through both of these groups. Satellite operators coordinate frequencies and assign spectrum by consensus.

        In the past, we have been able to secure sufficient spectrum to provide all our services through these coordination meetings. Satellite operators at the North American meeting in 1999 and subsequently were unable to reach agreement on the allocation of spectrum for the year 2000; therefore, the amount of spectrum available to each operator is currently frozen at the 1999 levels. Additionally, MSV has recently challenged our right to some of our current North American spectrum, claiming that MSV loaned us that spectrum in 1999. We have rejected that claim, and we believe the appropriate forum for spectrum allocation would be the next round of multilateral coordination meetings of North American operators. Nevertheless, we have successfully secured additional spectrum for our services in the Europe, Africa, Asia and Pacific operators review meetings. We believe that we currently have sufficient spectrum available to provide our next-generation services, including BGAN. However, it is possible we would need to apply for additional spectrum to support our future services.

        Increased competition for spectrum and orbital locations (and/or disputes with parties to regional coordination processes) may make it difficult for us to retain rights to use the spectrum and orbital resources we require. We cannot guarantee that we will be able in the future to retain spectrum and orbital rights sufficient to provide our existing or future services. We also cannot determine to what extent regulatory authorities will charge us or our distributors for the use of mobile satellite service spectrum or how much would need to be paid to acquire or retain such spectrum in the future. To the extent we or our distributors are unable to retain the rights to use such spectrum or are required to pay for such use (by spectrum auctions or otherwise), our ability to provide services may either be limited or become more costly, which may harm our business or our results of operations.

Use of mobile satellite service spectrum to provide terrestrial communications services

        The Federal Communications Commission has decided to permit mobile-satellite service operators to use their assigned mobile satellite service frequencies to provide ancillary terrestrial wireless communication services in the United States. The FCC will consider applications to integrate such ATC services into mobile satellite networks, subject to conditions that are intended to ensure that the added terrestrial service remains ancillary to the principal mobile satellite service. One of our competitors, Mobile Satellite Ventures, has filed applications with the FCC for authority to incorporate ATC services into its L-band mobile satellite service system. Regulatory authorities in other countries may implement proposals similar to ATC services.

        The implementation of ATC services by other mobile satellite service providers in the United States or other countries may result in increased competition for the right to use spectrum, and such competition may make it difficult for us to retain spectrum resources required by us for our existing and future services. Moreover, the deployment of ATC facilities by other operators using mobile satellite service spectrum including the L-band to provide terrestrial communications could cause harmful interference to our network and to mobile terminals communicating with our network. In view of this potential for interference, the FCC adopted certain technical limitations on ATC services designed to protect mobile satellite service systems, including our system, from harmful interference from ATC operations. However, interference from ATC operations and the effect such terrestrial services may have on our system, including whether they will render a portion of our spectrum unusable, will only be known once ATC operations are actually deployed pursuant to authorized technical parameters.

        In addition, Mobile Satellite Ventures has petitioned the FCC to reconsider its ATC service rules in order to relax certain technical requirements applicable to ATC operations, and its pending ATC applications seek certain variances or waivers of the ATC technical rules. Grant of these requests would result in increased interference into our satellite network and to mobile terminals communicating with our network. We therefore have opposed Mobile Satellite Ventures' requests at the FCC.

Other national satellite operator authorizations

        While we have not been required to obtain specific telecommunications or spectrum licenses to transmit our satellite signals or offer our existing services in many jurisdictions, we have been required to obtain licenses in some countries, including Australia, Switzerland, Honduras, Ecuador, Kenya, Jordan, Brazil, Italy, Egypt and Iraq. Additional countries are considering implementing similar license requirements. To date, the requirements imposed on us to obtain these licenses have been minimal and the costs associated are low.

        In Australia, we have a license for the transmission of our satellite signals to and from the terminals used to access our services as well as a carrier license. In Switzerland, we have a license for the provision of our services in that country. In Brazil, we have a ten-year spectrum license. This license requires that our services be distributed in Brazil through a Brazilian company and that those services be billed in local currency. These requirements cannot be met without amending our agreement with our master distributors (which currently precludes us from selling our services directly to other distributors in Brazil). We have been advised by outside legal counsel in Brazil that until we comply with the Brazilian regulatory requirements (which we are not currently doing), the Brazilian regulator could impose a substantial fine on us or our Brazilian master distributors. However, we are in regular discussions with the regulator as to efforts to comply with such requirements. Depending on the terms of the arrangements made with the master distributors, the revenues derived from the distribution of our services through the Brazilian company could be subject to additional Brazilian taxation. This could make distribution of our services in Brazil unprofitable for our master distributors.

        In Ecuador, we have established a legal representative and are in the process of applying for landing rights. We have been notified by the Kenyan authorities that a landing right license is required and we are clarifying conditions for it. In Egypt, we are in the process of discussing the terms of the required licenses. In Italy and Iraq, we have received the required licenses.

        Increasingly, regulatory authorities are imposing fees and introducing new regulatory requirements on businesses that use radio frequencies, which could significantly affect our business, including by imposing new and unforeseen additional costs and limiting our ability to provide existing or new services. We cannot determine to what extent regulatory authorities will charge us or our distributors for the use of mobile satellite service spectrum, or how much would need to be paid to acquire or retain such spectrum in the future. To the extent we or our distributors are unable to retain the rights to use such spectrum, or are required to pay large amounts for such use (by spectrum auctions or otherwise), our ability to provide services may either be limited or become more costly, which may harm our business or the results of our operations.

Regulation of use of ground infrastructure

        Our agreement with our master distributors who operate the land earth stations that connect our satellites to terrestrial communications networks includes provisions to ensure that they hold the appropriate licenses to operate their land earth stations. We provide assistance to our master distributors both by ensuring they are aware of licenses they may require in the jurisdictions where they sell our services, and by assisting them to obtain the necessary licenses.

        Our satellite control and network operation centers in London do not require individual licenses under UK communications law. The ground stations that control and monitor our satellites are operated by third parties (under service contracts with us) that are responsible for ensuring that they are appropriately licensed under national regulations.

        The ground infrastructure that we are developing for our planned BGAN services will comprise fewer land earth stations than we have relied upon for the distribution of our existing services. However, it is possible that the regulatory authorities in some countries may require us to establish land earth stations in their countries as a condition of distributing our BGAN services in those countries. To the extent we own and/or operate the land earth stations for our BGAN services, we have already obtained the necessary licenses for the operation of those stations as network facilities.

        For a further discussion of the regulatory risk we currently and in the future may face, see "Risk Factors—Regulatory Rights—Our business is subject to regulation and we face increasing regulation with respect to the transmission of our satellite signals and the provision of our mobile satellite communications services in some countries, which may require that we or our distributors incur additional costs, could expose us to fines and could limit our ability to provide existing and new services in some countries."

Licensing of end user terminals and provision of telecommunications services

        Our master distributors and other distributors of our services are subject to increasing regulation in many countries with respect to the distribution of our services to end users, particularly in the land sector.

        Different regulatory regimes apply to the use of end user terminals depending on where they are located and whether they are installed in ships or aircraft or are for land use.

        Regulatory authorities in approximately 180 countries permit the use of terminals to access our existing services. Most of these countries require end users (and, in some cases, distributors) to obtain a license for such use. We have recently assessed the conditions of use that will apply to our planned BGAN services in our 50 priority jurisdictions. Certain jurisdictions, such as the United States, China, Russia and India, among others, also seek to impose additional requirements on us in connection with the provision of our BGAN services in order to address issues of national security. We are currently in the process of discussing the terms of these requirements with the relevant authorities in these jurisdictions and have recently diverted additional internal resources to these discussions.

Maritime terminals

        Terminals for using our services installed on-board ships are licensed by the country to whose jurisdiction the ship is subject. The licensing of terminals is generally part of a broader license that covers all the communications equipment on the ship. The International Agreement on the Use of Inmarsat Ship Earth Stations within the Territorial Sea and Ports came into force on September 12, 1993. Forty-six countries are parties to this agreement, which permits the operation of terminals in the territorial seas and ports of the signatory countries. In countries which are not party to this agreement, national law may nevertheless permit the use of our terminals. For example, in the United States—which is not party to this international agreement—foreign ships are authorized to use their communications equipment in domestic territorial waters and ports under Section 306 of the U.S. Communications Act of 1934, as amended.

Land terminals

        In many of the countries that permit terminals to be used in their territory, the end users and/or distributors of our services must obtain licenses under national laws relating to use of radio frequency. In addition, distributors may be required to obtain licenses relating to the provision of telecommunications services.

        A number of countries, particularly in North Africa, the Middle East and Central Europe, continue to maintain a monopoly on providing communication services or have onerous national security requirements that may effectively prevent us from offering (or restrict our ability to offer) satellite communications services to land-based users. In some countries, end users are required to apply and obtain permission to use terminals to access our existing and new services, and in some cases to pay very high application fees. These requirements could deter some end users from using terminals in those countries.

        In Europe, terminals do not generally require individual licenses. This eliminates the need for the regulator to issue individual licenses for multiple, identical terminals where the terminals are used in conjunction with services provided by a licensed mobile or fixed satellite service provider. The Electronic Communications Committee of the European Conference of Postal and Telecommunications Administrations has issued a number of decisions with regard to free circulation and license exemption for the end user terminals that use our land services in Europe. Approximately 20 countries, including most of the EU member states, have adopted these decisions.

        The terms of and cost to the end user of obtaining individual licenses vary by jurisdiction. End users are provided with details of the cost when they purchase the terminal. In general, the cost of these licenses is decreasing, and the period of time an end user may remain in a jurisdiction with a terminal before requiring a license is increasing.

        In the United States, the FCC issues blanket licenses for many types of communications devices. Various companies have applied for, and been granted, blanket licenses to cover a number of different types of terminals which access our services in the United States.

Aeronautical terminals

        Terminals installed on aircraft using our services are licensed by the country to whose jurisdiction the aircraft in question is subject. The licensing of equipment to use our services is generally part of a broader license that covers all the communications equipment on the aircraft. International Civil Aviation Organization Resolution A29-19 recommends that countries grant general permission for the use of communications equipment aboard foreign-registered aircraft operating within their territory, subject to a number of limitations.

Equipment testing and verification

        In addition to licenses for the use of spectrum, terminals must also comply with applicable technical requirements. These technical requirements are intended to minimize radio interference to other communications services and ensure product safety.

        In Europe, there is increasing harmonization of these standards and associated type approvals. European Council Directive 99/5 provides that member states of the European Union will allow a mobile satellite terminal to be marketed and used if it bears a mark confirming conformity with the technical requirements of the Directive.

        In the United States, the FCC is responsible for ensuring that communications devices comply with technical requirements for minimizing radio interference and human exposure to radio emissions. The FCC requires that equipment be tested either by the manufacturer or by a private testing organization to ensure compliance with the applicable technical requirements. For other classes of devices, the FCC requires submission of an application, which must be approved by the FCC, or in some instances may be approved by a private testing organization.

Market access in the United States

        Our master distributors and other distributors and service providers of our services must obtain licenses from the FCC to provide our services to, from and within the United States.

        In March 2000, the U.S. Congress passed and the President signed into law the Open-market Reorganization for the Betterment of International Telecommunications Act, referred to as the ORBIT Act. The purpose of the ORBIT Act is to promote a competitive market for satellite communications services by conditioning the provision of certain services in the United States by the former intergovernmental satellite organizations, INTELSAT and Inmarsat and successor entities such as us, on their privatization in the manner set forth in the ORBIT Act. In particular, the ORBIT Act requires the FCC to find that we have satisfied various privatization criteria designed to ensure that our business and operations are separate and independent from the former intergovernmental satellite organizations and their signatories and to facilitate the development of a competitive marketplace for satellite communications. Among the privatization criteria, the FCC must find that we have conducted an initial public offering, or IPO, before June 30, 2004, which substantially dilutes the aggregate ownership of the signatories or former signatories of the Inmarsat international governmental satellite organization. Our shares also must be listed for trading on one or more major stock exchanges with transparent and effective securities regulation. The ORBIT Act affords the FCC discretion to extend the June 30, 2004 IPO deadline until December 31, 2004, but the FCC has no authority to extend the IPO deadline beyond December 31, 2004.

        In October 2001, the FCC found that the privatization of Inmarsat was consistent with the requirements set forth in the ORBIT Act other than the requirement that we conduct an IPO, and that the intent of the ORBIT Act had been achieved thus far. The FCC further determined that the use of space segment operated by Inmarsat for services to, from, or within the United States would not harm competition in the telecommunications market of the United States.

        Consequently, the FCC granted licenses for the provision of various of our services to, from or within the United States to five companies, including two of our master distributors or their affiliates: COMSAT Mobile Communications (now part of Telenor Satellite Services), Stratos Global, SITA, Honeywell and John Deere & Company. In March 2003, the FCC granted a limited license for two years to Richtec Incorporated to provide one of our services in the United States. The grant of these FCC licenses permits these companies to offer various services in the U.S. market, but each of these licenses is subject to limitation or revocation should we fail to conduct an IPO in compliance with the requirements of the ORBIT Act. The FCC directed us to file with the FCC within 30 days after conducting our IPO a demonstration that the IPO is in compliance with the ORBIT Act.

        We have submitted a filing with the FCC asserting that the acquisition, together with the offering of the notes, the associated listing of the notes on the Luxembourg Stock Exchange and the planned registration of the notes with the SEC, satisfy the intent and objectives of these ORBIT Act requirements. The FCC placed our submission on public notice and invited interested third parties to file oppositions or comments no later than April 5, 2004. SES Americom and Mobile Satellite Ventures have opposed our filing. We filed our response to the opposition filing within the required FCC timetable of April 20, 2004. We requested in our response that the FCC extend our IPO deadline from June 30, 2004 to December 31, 2004. SES Americom and Mobile Satellite Ventures filed replies to our response as required on or before April 30, 2004. We can provide no assurance that the FCC will find that we have met the remaining requirements of the ORBIT Act. If the FCC determines that we failed to meet the requirements of the ORBIT Act within the specified time period, the ORBIT Act requires the FCC to deny or impose limitations or conditions upon the licenses granted to our distributors or service providers to provide certain services to, from or within the United States, and to revoke or impose limitations or conditions on previous licenses to provide such services. If the FCC revoked our distributor or service provider licenses, we would be unable to provide the bulk of our services to, from or within the United States. In addition, if the FCC determines that we failed to comply with the terms of the ORBIT Act, the FCC would be required to deny our distributors or service providers a license to provide our next-generation services, including BGAN, in the United States. In addition, we would be unable to land signals from our satellites within the United States for a number of our services. Any denial or revocation, or imposition of limitations or conditions on the terms of the licenses our distributors rely on to sell our existing or next-generation services, would likely impede the development of our business in the United States and would have an adverse effect on our revenues.

Other communications regulatory issues

Universal service funds

        Some countries, such as the United States, France, South Africa and Australia, require a number of telecommunications service providers to contribute funds to "universal service" programs. These programs in turn use the funds to subsidize consumers' access to services in high-cost areas, such as rural markets, access for low-income customers, and other services deemed to be socially desirable. We, as well as our master distributors or other distributors of our services may be required to make substantial contributions to these programs, which may increase the cost of providing services over our system.

Law enforcement and national security requirements

        Generally, communications networks operate under national regulations that require operators to provide assistance to law enforcement and security agencies. These national regulations typically require operators of communications networks to assist in call interception by providing to such agencies call interception or information relating to persons or organizations subject to security or criminal investigations, surveillance or prosecutions under the relevant national jurisdictions.

        We and our master distributors who operate land earth stations are required to comply with these regulations in a number of jurisdictions which may restrict our ability to offer our services in some countries or increase our costs.

Numbering

        The ITU controls the assignment of country codes used for placing telephone calls between different countries. We originally used the 871, 872, 873 and 874 codes, with the choice of code depending on the location of the terminal receiving the call. We are transitioning our existing services (except for Regional BGAN) to a single code, 870, which we anticipate will be completed by 2007. We currently offer our Regional BGAN service, and will offer our planned BGAN services, only with the 870 code.

Antitrust and Competition Laws

European Union law

        European Union law prohibits anti-competitive agreements and abuse of dominant market positions through Articles 81 and 82 of the Treaty of Rome, as amended (previously Articles 85 and 86). Many member states, including the United Kingdom, also have similar prohibitions in national law.

        Arrangements prohibited under Article 81(l) are void under Article 81(2). Until May 2004, the European Commission has the power to exempt agreements, formally notified to it, if the beneficial effects of the arrangement result in the improvement of the production or distribution of goods or services or promote technical or economic progress. Additionally, consumers must receive a fair share of the resulting benefit, competition in respect of a substantial part of the market for the goods or services in question must not be eliminated and there must be no restrictions which are not indispensable to the achievement of the beneficial effects of the agreement.

        In 1997, our commercial arrangements with our master distributors were notified to the European Commission. After examining the arrangements, the European Commission issued an administrative (comfort) letter on October 19, 1998 closing its examination of the arrangements and stating that the European Commission did not consider that the arrangements affected competition within the European Union to an appreciable extent and therefore were not in breach of Article 81. The European Commission cautioned however, that if we did not carry out a public share offering within three years of the European Commission's letter, it might re-assess the effect of the notified agreements. As of the date hereof, the European Commission has not notified us of any intention to reassess these agreements.

        From May 2004, when Regulation 1/2003 comes into force, notifications of agreements to the European Commission will no longer be possible and it will be up to the parties to assess whether the terms of the contract comply with the requirements of Article 81. From May 2004, national competition authorities and courts of the member states will have the power to apply Article 81(3) for the first time.

        Article 82 prohibits the abuse of a dominant market position insofar as it may affect trade between the member states of the European Union. Antitrust authorities may determine that we have market power in our maritime or aeronautical business sectors.

        We have implemented an antitrust compliance program to decrease the possibility that we would enter into any agreements which might restrict competition without obtaining the appropriate clearance, and that we would engage in any business practices that might be considered abusive.

        The European Commission can impose fines (up to 10% of a company's worldwide annual group revenues) for breaches of Articles 81 and 82. Under regulations existing prior to May 2004, where an agreement is notified to the European Commission for an exemption under Article 81(3) and the notifying company's activities and circumstances are unchanged, the European Commission cannot impose a fine from the date of notification, except in very limited circumstances.

U.S. law

        U.S. antitrust laws are generally applicable to our master distributors who operate land earth stations in the United States, and, under some circumstances, could be applicable to us. These laws prohibit, among other things, the monopolization of markets (including attempted monopolization and conspiracies to monopolize) and agreements that restrain trade, such as agreements among competitors to fix prices. If U.S. authorities were to determine that we, and/or our master distributors who operate land earth stations in the United States, have violated any U.S. antitrust laws, heightened regulatory burdens and/or sanctions could be imposed.

Other Regulation

U.S. export control requirements

        The United States regulates the export and re-export of commercial communications satellites and most satellite-related components, subsystems, software and technology as defense articles under the Arms Export Control Act. Exports of these items from the United States requires licensing by the U.S. Department of State after consultation with the Department of Defense. Technical cooperation arrangements between U.S. and UK companies also require approval. The launch location and launch-related technical arrangements for U.S. satellites, and for foreign satellites containing regulated U.S.-origin components, also require separate approval by the U.S. State Department. The timing of U.S. license processing can be difficult to predict; licenses are often issued with commercially significant conditions and restrictions, and the use of some launch locations that may have pricing or other advantages may not be approved.

        A number of satellite components and satellite-related services for our Inmarsat-4 satellites are sourced from U.S. suppliers and we cannot assure you that our U.S. suppliers will be able to secure requisite licenses in a timely fashion, that those licenses will permit transfer of all items requested, that launches will be permitted in locations that we may prefer, or that licenses, when approved, will not contain conditions or restrictions that pose significant commercial or technical problems. Such occurrences could delay the launch of any future satellites.

Committee of Foreign Investment in the United States

        In October 2003, four members of the U.S. Congress requested that the Committee on Foreign Investment in the United States (CFIUS) review the national security implications of the acquisition of Inmarsat Ventures Limited by funds advised by Apax Partners and funds advised by Permira. CFIUS is an inter-agency committee chaired by the Secretary of the U.S. Treasury Department with responsibility for implementing the Exon-Florio provision of the U.S. Defense Production Act of 1950. The intent of Exon-Florio is to provide a mechanism to review and, if appropriate, make recommendations to the President whether any specific acquisition by non-U.S. entities threatens the national security of the United States. CFIUS has statutory jurisdiction to review whether U.S. national security is threatened, not only by the acquisitions of domestic U.S. companies, but also by the acquisition of foreign companies engaged in interstate commerce in the United States. The request for the investigation from the four members of Congress was based on the reliance by U.S. military and other national security agencies on our services.

        Inmarsat representatives met with and explained the takeover transaction to the main government agencies that are members of the inter-agency CFIUS committee, and also explained that our distributors in the United States already have agreements with the Justice Department to facilitate cooperation with legal authorities. After these explanations, the CFIUS member agencies decided that no investigation was required. Although CFIUS has the discretion to reconsider that decision at any time in the future, CFIUS would not, in any case, be able to force divestiture of Inmarsat Ventures Limited but could request further assurances of cooperation in the form of agreements with the U.S. government.

International Mobile Satellite Organization Requirements

        The International Mobile Satellite Organization, or IMSO, maintains its mandate to oversee a number of public service obligations which apply to us, including the provision of satellite communications services to support the global maritime distress and safety system. It also seeks to ensure that we do not discriminate on the basis of nationality in providing our services, act exclusively for peaceful purposes, seek to serve all areas where there is a need for mobile communications via satellite (including rural and remote areas of developing countries) and operate in a manner consistent with fair competition. If we breach these public service obligations, IMSO has various powers to compel us to perform those obligations.

        In support of these public service obligations, IMSO holds a special rights non-voting redeemable preference share in Inmarsat Ventures Limited, known as the Special Share. The Special Share carries rights including an effective veto power over any amendment to our public service obligations and over any resolution to effect the voluntary winding-up of Inmarsat Ventures Limited. For further detail on the Special Share, please see "Principal Shareholders—Inmarsat Ventures Limited Special Share."

Invsat Limited

        Invsat Limited provides end-to-end communications services to its customers via its own network equipment and has therefore obtained a license under the UK Telecommunications Act 1984 to cover connectivity to the public network (which license has, from July 25, 2003, been replaced by general conditions of authorization under the Communications Act 2003). To the extent that Invsat provides services in other countries, it will need to assess and comply with local regulatory requirements. Terminals provided by Invsat require licenses under applicable national communications laws in a number of countries. The owner of a terminal generally obtains these licenses.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Management of Inmarsat Group Holdings Limited

Board of Directors

        Inmarsat Group Holdings Limited is our ultimate parent company.

        In addition to their rights under the shareholders' agreement, discussed below, and as a result of their combined holding of 51.7% of Inmarsat Group Holdings Limited, funds advised by Apax Partners and funds advised by Permira have the ability to appoint any number of additional directors to the Inmarsat Group Holdings Limited board. Following the acquisition, Andrew Sukawaty was appointed to act as Chairman of the board of Inmarsat Group Holdings Limited. Andrew Sukawaty was appointed Chief Executive Officer in March 2004, and remains Chairman.

        Pursuant to the shareholders' agreement relating to Inmarsat Group Holdings Limited, for so long as funds advised by either Apax Partners, or funds advised by Permira, hold 10% or more of the issued share capital of Inmarsat Group Holdings Limited, each of them is entitled to appoint one non-executive director, as well as one non-voting observer. Graham Wrigley and Richard Wilson have been appointed to the Inmarsat Group Holdings Limited board as non-executive directors by funds advised by Permira and funds advised by Apax Partners, respectively. The shareholders' agreement also provides that any other investor holding 10% or more of the issued share capital of Inmarsat Group Holdings Limited from time to time will be entitled to appoint and remove one non-executive director. Telenor and COMSAT each holds in excess of 10% of the issued share capital of Inmarsat Group Holdings Limited. Bjarne Aamodt and David Preiss have been appointed to the Inmarsat Group Holdings Limited board as non-executive directors by Telenor and COMSAT, respectively.

        The table below sets out the names of the directors of Inmarsat Group Holdings Limited, their ages and their current positions.

Name	Age	Position
Andrew Sukawaty	48	Chairman and Chief Executive Officer
Ramin Khadem	59	Executive Director and Chief Financial Officer
Michael Butler	40	Executive Director and Managing Director
Richard Wilson(1)	38	Non-executive Director
Graham Wrigley(2)	41	Non-executive Director
Bjarne Aamodt(3)	58	Non-executive Director
David Preiss(4)	53	Non-executive Director

(1)
Appointed by funds advised by Apax Partners pursuant to the shareholders' agreement.

(2)
Appointed by funds advised by Permira pursuant to the shareholders' agreement.

(3)
Appointed by Telenor pursuant to the shareholders' agreement.

(4)
Appointed by COMSAT pursuant to the shareholders' agreement.

        The address for each director is c/o Inmarsat Group Holdings Limited, 99 City Road, London EC1Y 1AX, United Kingdom.

        Andrew Sukawaty joined Inmarsat Group Holdings Limited as Chairman and as Chief Executive Officer in December 2003 and in March 2004, respectively. Since 2001, he has been chairman of Telenet Communications NV, a Belgian cable TV operator. He is also chief executive officer of Cable Partners Europe and deputy chairman of mmO2 plc and a director of Powerwave Technologies Inc., a NASDAQ-listed company. In March 2004, he was appointed as a director and deputy chairman of Xyratex Group Limited. Between 1996 and 2000, he served as chief executive officer and president of Sprint PCS. Prior to serving at Sprint PCS, Mr. Sukawaty was chief executive officer of NTL Limited and chief operating officer of the UK cellular operator One-2-One, which is now part of T-Mobile.

Previously, he held various management positions with US West and AT&T. Mr. Sukawaty is the former chairman of CTIA (Cellular Telecommunications Industry Association). Mr. Sukawaty holds a BS from the University of Wisconsin and an MBA from the University of Minnesota.

        Ramin Khadem joined the board of Inmarsat Group Holdings Limited in December 2003. He has served as Chief Financial Officer of Inmarsat Ventures Limited since 1993. He is also on the board of directors of a number of subsidiary group companies. Between 1981 and 1985, he was one of the finance managers of Inmarsat Ventures Limited and between 1985 and 1993, he was the finance director of Inmarsat Ventures Limited. Prior to joining Inmarsat Ventures Limited, from 1976, Dr. Khadem held various positions at Teleglobe Canada, including as marketing director and manager of economics and market research. Prior to this, between 1974 and 1975, he worked for Bell Canada as a consultant in demand studies and, between 1972 and 1974, as a senior supervising analyst. Between 1970 and 1974, Dr. Khadem was a consultant in the telecommunications, health and energy sectors for a consulting firm in Canada. He obtained his BS in Electrical Engineering from the University of Illinois in 1967 and received his MA and Ph.D. in Economics from McGill University in 1970 and 1974, respectively.

        Michael Butler joined the board of Inmarsat Group Holdings Limited in December 2003. He has served as a Managing Director of Inmarsat Limited since May 2000. Prior to joining Inmarsat, he was the managing director of MCI WorldCom International in the United Kingdom. Between May 1994 and November 1998, he held various senior sales, customer services and general management positions, initially at MFS Communications Limited and subsequently MCI WorldCom International following WorldCom's acquisition of MFS at the end of 1996. Between 1988 and 1994, he was employed by British Telecommunications plc, initially as a product marketing manager in the international division, then in senior sales roles within the international and domestic divisions. Between January 1983 and November 1988, he held a number of business development and marketing positions within the various business units of 3M (UK) PLC. He holds an HNC in Business and Finance and a Diploma from the Chartered Institute of Marketing.

        Richard Wilson joined the board of Inmarsat Group Holdings Limited in December 2003. He is a partner at Apax Partners and a member of Apax Partners' UK Approval and Exit Committees. He heads Apax Partners' Technology Team in Europe. He is an investor director of several companies, including Corvil Networks, Digital Bridges and NHoldings. He is a graduate of Cambridge University and holds an MBA from INSEAD.

        Graham Wrigley joined the board of Inmarsat Group Holdings Limited in December 2003. He is a director at Permira Advisers Limited, a member of Permira's Operating Committee and co-head of the Technology Sector Team. He has worked on over 20 investments while at Permira, and has served on several boards. He is a graduate of Cambridge University and holds an MBA from INSEAD. Prior to joining Permira in 1989, he worked at Bain & Company.

        Bjarne Aamodt joined the board of Inmarsat Group Holdings Limited in January 2004. He is a Senior Vice President of Telenor ASA. He joined Telenor in 2001. Before that he held executive positions in several companies, among these, 18 years with Det Norske Veritas and 12 years with Alcatel. He has served as board member and chairman of various boards of Norwegian and foreign companies and institutions. He is a graduate of the Norwegian University of Science and Technology where he also received his Dr.Ing. degree in 1974.

        David Preiss joined the board of Inmarsat Group Holdings Limited in January 2004. He is Director of Investment Management for Lockheed Martin Corporation. He joined the Board of Inmarsat Group Holdings Limited in 2004. He is an investor director of various companies. He holds an MA from Princeton University and an MBA from Columbia University.

Other Members of Senior Management

        The table below sets out the names of the members of senior management, other than directors (but including key employees of subsidiaries), their ages and their current principal positions with us.

Senior manager	Age	Position
Alan Auckenthaler	57	Vice President and General Counsel
Richard Denny	51	Vice President of Satellite and Network Operations
Paul Griffith	39	Vice President of Portfolio Management and Marketing
Alison Horrocks(1)	42	Company Secretary
Eugene Jilg	68	Chief Technical Officer
Debra Jones	46	Vice President of Business Infrastructure
Perry Melton	43	Vice President of Partner and Commercial Relationships

(1)
Married name (and name on passport) is Alison Claire Cowpe.

        The address for each listed member of senior management is c/o Inmarsat Group Holdings Limited, 99 City Road, London EC1Y 1AX, United Kingdom.

        The following is a brief biography of each of the members of senior management, other than those who are also directors.

        Alan Auckenthaler was a member of the Inmarsat Ventures Limited legal department from 1983 to 1989 and has been our General Counsel since January 1994. His legal career in the satellite communications industry began in 1979 at American Satellite Corporation, where he became deputy general counsel and assistant vice president. In 1989, he moved to U.S. WEST International, where he served as general counsel until 1992. In 1993, he moved to U.S. WEST, Inc, where he held the position of senior attorney. Mr. Auckenthaler was educated at the George Washington University, where he received a Master of Science in Telecommunications Policy in 1982 and a law degree in 1975. He received his Bachelor of Arts from the University of Maryland in 1968.

        Richard Denny has held various positions responsible for the control of our satellites since he joined Inmarsat Limited in August 1988. Since November 1998, he has been Vice President of Satellite and Network Operations, with responsibility for satellite control, network operations and frequency management. Prior to joining Inmarsat Limited, from 1984 to 1988, Mr. Denny worked with AUSSAT Pty Limited in Australia in connection with the establishment of the company's satellite control facilities and subsequent satellite operations. Between 1971 and 1984, he held various positions in the satellite communications field with OTC, an Australian international communications carrier. Mr. Denny received his diploma in Electronics and Communications from North Sydney Technical College in 1974.

        Paul Griffith joined Inmarsat Limited as Director, Business Evolution in September 2002 and was appointed Vice President, Portfolio Management and Marketing in January 2003. Prior to this, Paul was marketing director for Datapoint Group, a European call center professional services business and Marketing Director for FirstMark Communications a broadband wireless start-up. Between 1989 and 2000, he worked for British Telecommunications Ltd in a variety of commercial roles covering product management, marketing, business development and corporate strategy in both UK and international business markets. Paul began his career at Air Products where he held engineering, sales and market development positions from 1986 to 1989. He holds a Master of Engineering degree in Chemical Engineering from Imperial College, London University and a Master in Business Administration (Distinction) from London Business School.

        Alison Horrocks has been Company Secretary of Inmarsat Ventures Limited since February 1999 and of Inmarsat Group Holdings Limited since December 2003. She also acts as secretary of all our subsidiary companies. Prior to joining Inmarsat Ventures Limited, she worked with International Public Relations plc (formerly Shandwick plc) for ten years, where she held various senior management positions, including Group Company Secretary. She is a qualified Fellow of the Institute of Chartered Secretaries and Administrators.

        Eugene Jilg returned to Inmarsat Ventures Limited in January 1999 as our acting Vice President of Corporate Affairs and Strategy and subsequently was appointed as Chief Technical Officer. Previously, between November 1989 and April 1998, he held various positions within Inmarsat Ventures Limited principally managing satellite programs and operations. Prior to joining Inmarsat Ventures Limited, between August 1984 and September 1989, Mr. Jilg co-owned and co-managed Celsius Joint Venture, doing business as Case Parts Company. Between 1979 and 1984, Mr. Jilg was Deputy Director of the Space Systems Division of Ford Aerospace and Communications Corporation. Prior to this, from 1964, he held various positions at Communications Satellite Corporation. Prior to 1964, Mr. Jilg was, inter alia, employed by the U.S. Government and was an officer in the U.S. Navy. He holds a Bachelor of Science degree and a Master of Science degree in Mechanical Engineering from Stanford University.

        Debra Jones has been the Vice President of Business Infrastructure of Inmarsat Limited since November 2000. Between 1995 and 2000, she was the senior human resources adviser for Eversheds Solicitors in Cardiff. Between 1988 and 1995, she was the head of personnel at Companies House in Cardiff. Between 1983 and 1988, Ms. Jones held various operational, information technology supervisory and management positions at the Department of Trade and Industry and the Office for National Statistics. She is a member of the Chartered Institute of Personnel and Development.

        Perry Melton joined Inmarsat Limited in 1992 and is the Vice President of Partner and Commercial Relationships. Prior to his current position, between 1992 and April 2002 Mr. Melton held various management positions, including Vice President of Strategic Development, manager of our Inmarsat-4 satellite investment planning team and head of procurement and contracts. Between 1982 and 1992, Mr. Melton gained considerable experience in the space and information systems industries through his employment in various finance and contracts positions with Lockheed Martin. Mr. Melton was educated at University of Notre Dame, where he received a Bachelor of Arts degree in English Literature.

Change in Chief Executive Officer

        On March 5, 2004, Michael Storey resigned as president and chief executive officer of Inmarsat, but remains an adviser. Andrew Sukawaty has replaced him.

Corporate Governance

        The shareholders' agreement provides that the board of directors of Inmarsat Group Holdings Limited must establish an audit committee and remuneration committee. The board established these committees in February 2004.

Audit Committee

        The audit committee of the board of directors of Inmarsat Group Holdings Limited comprises Richard Wilson and Graham Wrigley, who are directors appointed by funds advised by Apax Partners and funds advised by Permira, respectively, and David Preiss, who is appointed by one of the rollover shareholders. Neither our Chief Executive Officer nor our Chief Financial Officer may be a member of the audit committee.

        The shareholders' agreement specifies that the audit committee is responsible for the review of:

  •
  our accounting policies, practices and procedures;

  •
  the effectiveness of our reporting and internal financial control systems and procedures for the clarification and assessment of risks and its coordination with the external audit process;

  •
  our compliance with legal requirements and accounting standards, and the consistency of our accounting policies on a year-on-year basis and across each member of the group;

  •
  the appointment of our independent auditors, including questions of auditor independence and objectivity, audit fees and fees payable in respect of non-audit activities of our independent auditors; and

  •
  any matters raised by the auditors.

Remuneration Committee

        The remuneration committee of the board of directors comprises Richard Wilson and Graham Wrigley, who are directors appointed by funds advised by Apax Partners and funds advised by Permira, respectively, and Bjarne Aamodt, who is one of the directors appointed by a rollover shareholder.

        The shareholders' agreement specifies that the remuneration committee shall be responsible for:

  •
  determining the salary, other remuneration and benefits as well as the appointment or dismissal of executive directors and senior employees whose base salary is at least £100,000 a year;

  •
  determining performance targets for performance-related pay schemes and the policy and scope of any pension arrangements and the implementation of employee benefit structures; and

  •
  the issuance of A shares to directors, employees and those to whom compulsorily acquired A shares should be offered in accordance with our articles of association, discussed below.

Management of the Issuer and the Guarantors

Boards of Directors

        The directors of Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited and Inmarsat Limited are, in each case, Andrew Sukawaty, Ramin Khadem and Michael Butler. The directors of Inmarsat Ventures Limited are Andrew Sukawaty, Ramin Khadem, Michael Butler and Henry Chasia. The directors of Inmarsat Leasing (Two) Limited are Ramin Khadem, Alison Horrocks and Simon Ailes. The directors of Inmarsat Launch Company Limited are Andrew Corlett, Ian Jaritt, Alan Auckenthaler, Ramin Khadem, Franco Carnevale and Nick Palmer.

        The following is a brief biography of each of the directors or senior management not previously described.

        Simon Ailes joined the board of directors of Inmarsat Leasing (Two) Limited in July 2002, and has been Director, Corporate Finance of Inmarsat Group Holdings Limited since December 2003. Prior to joining Inmarsat in June 2000, he was employed as Deputy Treasurer of Hanson PLC. Before joining Inmarsat, Mr. Ailes held corporate finance roles at ICO Global Communications and NFC PLC.

        Franco Carnevale joined the board of directors of Inmarsat Launch Company in December 2003 and is currently project director for the Inmarsat 4 space segment. He joined Inmarsat in 1985, and has held positions ranging from electrical systems engineer for the Inmarsat-2 satellites to manager of the spacecraft electrical systems engineering team for the Inmarsat-3 satellites. He holds a doctorate in physics from the University of Rome.

        Henry Chasia joined the board of directors of Inmarsat Ventures Limited in March 2004. He was previously a board member of Inmarsat Ventures Limited from April 1999 to December 2003. Since October 2001, he has been Executive Deputy Chairman of the NEPAD e-Africa Commission, Pretoria, South Africa. He sits on the boards of Telehouse Space Ltd and Eneza Digital Systems both of Nairobi, Kenya. Dr. Chasia serves on the Presidential International Advisory Council on Information Society and Development, South Africa. Between January 1995 and January 1999, he was Deputy Secretary General of the International Telecommunication Union. He was educated at Makerere University

College in Uganda and the Imperial College of Science and Technology, University of London. He received a BSc degree in Mathematics and Physics in 1964 and a Ph.D in Electrical Engineering in 1974 from the University of London. He was also awarded the Diploma of the Imperial College in Telecommunications in 1974.

        Andrew Corlett joined the board of directors of Inmarsat Launch Company Limited in December 2003. He is managing director of Cains Advocates Limited, the Isle of Man's largest commercial legal practice. He has been a partner/director of Cains since 1987. He is currently President of the Isle of Man Law Society. Mr. Corlett is a member of the ITC pro bono committee on international joint ventures and was a country representative to the OECD's Global Forum. He is chairman of the board of Aquada Limited, and also serves on the boards of Cathay Pacific Leasing Limited, CMI Insurance Limited (HBOS) and Bank of Bermuda Isle of Man Limited (HSBC).

        Ian Jarritt joined the board of directors of Inmarsat Launch Company Limited in December 2003, where he serves as non-executive chairman. He has also served as finance director of ManSat Limited, an Isle of Man company specializing in satellite services, since April 2001. Prior to joining ManSat, he held a number of senior positions with the NatWest Group, including Managing Director of NatWest Offshore Limited, where he was responsible for the branch network and commercial banking operations of National Westminster Bank located in Jersey, Guernsey and the Isle of Man. He is a qualified associate of the Chartered Institute of Bankers and an alumnus of the International Space University, Strasbourg.

        Nick Palmer joined the board of directors of Inmarsat Launch Company Limited in December 2003, and has served as Head of Risk Management for Inmarsat Ventures Limited since November 2002. Mr. Palmer has served in a variety of financial planning roles with Inmarsat over more than 17 years, including Director of Business Review. Prior to joining Inmarsat, Mr. Palmer held various senior financial management positions within the Racal Electronics group, including Financial Controller of Racal Telecommunications Group Ltd. He is a Fellow of the Institute of Cost and Management Accountants and holds a joint honors degree in Economics and Accounting.

        The address for Simon Ailes is c/o Inmarsat Leasing (Two) Limited, 99 City Road, London ECIY IAX, United Kingdom. The address for Henry Chasia is c/o Inmarsat Ventures Limited, 99 City Road, London ECIY IAX, United Kingdom. The address for Franco Carnevale, Andrew Corlett, lan Jarritt and Nick Palmer is c/o Inmarsat Launch Company Limited, 15-19 Athol Street, Douglas, Isle of Man IM1 1LB.

Audit Committees

        The audit committees of Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited and Inmarsat Limited are comprised, in each case, of Andrew Sukawaty and Michael Butler, and the audit committee of Inmarsat Leasing (Two) Limited is comprised of Alison Horrocks and Simon Ailes, none of whom the respective board of directors considers to be an audit committee financial expert, and none of whom is independent (as such term is defined under the rules adopted by the New York Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002). The audit committee of Inmarsat Launch Company Limited is comprised of Andrew Corlett, Ian Jarritt and Nick Palmer, none of whom the board of directors considers to be an audit committee financial expert and none of whom is independent (as such term is defined under the rules adopted by the New York Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002). We believe that the members of the audit committees of the Issuer and the Guarantors have sufficient experience to perform their responsibilities. None of the companies is required under its law of incorporation to include financial experts on its audit committee.

Compensation

        In the year ended December 31, 2003, Inmarsat Group Holdings Limited and its predecessor, Inmarsat Ventures Limited, paid or accrued compensation (including salary, bonus, benefits and pension) of $5.1 million to the executive directors and senior management employed during that period. This includes compensation in all capacities with respect to Inmarsat Group Holdings Limited and its subsidiaries.

Pension Plans

        Since April 1999 (when Inmarsat Ventures Limited was incorporated), we have operated the following pension schemes to provide benefits to employees.

Pensionsaver plan

        This plan is established pursuant to a trust deed and is managed by a trustee company. All UK employees on regular appointment or fixed-term staff (if provided for in their contract of employment) who are aged 18 or over may join this plan. Employees may be able to transfer benefits into this plan from other UK approved pension plans. Contributions to this plan are age-related. All contributions including those we make are invested in a retirement account in the employee's name. On retirement, the employee's account is used to provide a pension of the employee's choice with the option to take part of the account as a tax-free cash payment. In addition, Inmarsat pays the cost of the employee's life insurance and disability scheme benefits.

Pensionbuilder plan

        This plan is established pursuant to a trust deed and managed by a trustee company. This plan combines a defined benefit tier with a defined contribution tier. This plan provides benefits based on the employee's salary up to a maximum of the UK Inland Revenue earnings cap. The defined benefit tier provides a pension determined by the employee's pensionable service and final pensionable salary. The defined contribution tier provides benefits determined by contributions paid into the employee's retirement account, investment growth on those contributions and the cost of buying a pension at retirement. Only employees who were contributing members of the Inmarsat Staff Pension and Death Benefit Plan on December 31, 1998 were eligible to join this plan. This plan has been closed to new entrants. In addition, Inmarsat pays the cost of the employee's life insurance and disability scheme benefits.

International pension plan

        This plan is established pursuant to a trust deed and is managed by trustees. Contributions by the employee and our contributions are fixed according to the employee's age. Contributions are paid into an individual account held in the name of the trustees. An employee's plan is invested by a professional pension fund manager that we recommend and who is appointed by the trustees. At retirement, the employee can take the value of his plan as a lump sum payment or use his or her plan to buy a pension. All our non-UK tax domiciled employees who were employees of our predecessor in business, the International Mobile Satellite Organization, before January 1, 1999 were eligible to join this plan and such employees joining us on or after January 1, 1999 are eligible to join this plan once they reach the age of 18. In addition, Inmarsat pays the cost of the employee's life insurance and disability scheme benefits.

Inmarsat funded unapproved retirement benefits plan

        This plan is for former members of the Inmarsat Staff Pension and Death Benefit Plan at December 31, 1998. This plan is established under a formal trust deed. Contributions and benefits under the plan function like the defined contribution tier of the Pensionbuilder plan; however, the employee and we pay contributions on the employee's salary above the earnings cap.

Inmarsat 401(k) pension plan

        This plan is established pursuant to a trust and is managed by a trustee. This plan is provided for our employees who are U.S. citizens or permanent residents. Both we and the employee make contributions to this plan. Contributions are paid into individual accounts held in an employee's name. The accounts are invested by a professional pension fund manager. On retirement, an employee can take the value of his account as a cash lump sum payment or in regular instalments. Contributions to this plan may be limited. If this occurs, contributions that cannot be made to this plan will, subject to relevant rules, be invested in the Inmarsat International pension plan. The total amount of contributions made will not be affected by which plan is used. In addition, we make contributions equal to a percentage of the difference between pensionable salary (meaning basic salary under the previous pension plan, grossed up for UK tax liabilities) and gross salary. In addition, we pay the cost of providing lump sum life insurance and disability benefits from separate arrangements.

        Before the incorporation of Inmarsat Ventures Limited in April 1999, other pension schemes were operated to provide benefits to employees. These other schemes were wound up prior to our incorporation. There may be liabilities related to the winding-up of these schemes of which we are not currently aware.

PRINCIPAL SHAREHOLDERS

Inmarsat Group Holdings Limited

        The following table sets forth information with respect to the beneficial ownership of Inmarsat Group Holdings Limited's ordinary A and B shares as of the date hereof.

Beneficial Owner	Number of Shares(1)	Percentage of Outstanding Share Capital
Funds advised by Apax Partners(2)	6,985,960	25.87%
Funds advised by Permira(3)	6,985,961	25.87%
Telenor Satellite Services AS	4,036,143	14.95%
COMSAT Investments Inc.	3,769,198	13.96%
KDDI Corporation	2,037,657	7.55%
Graham Wrigley(4)	6,985,961	25.87%
Richard Wilson(5)	6,985,960	25.87%
Andrew Sukawaty	270,000	1.00%
Alan Auckenthaler	*	*
Michael Butler	*	*
Richard Denny	*	*
Paul Griffith	*	*
Alison Horrocks	*	*
Eugene Jilg	*	*
Debra Jones	*	*
Ramin Khadem	*	*
Perry Melton	*	*
Michael Storey(6)	*	*
All Executive Officers and Directors as a group (12 persons)(7)	1,539,000	5.70%

*
Represents beneficial ownership of less than one percent of ordinary shares outstanding.

(1)
All shares are B shares, except those held by management, which are A shares. A shares and B shares rank pari passu with each other save for the application of ratchet and transfer of shares provisions described in "—Description of Share Capital of Inmarsat Group Holdings Limited", below.

(2)
Represents (i) 4,366,483 shares held by Apax Europe V-A Holdco 2 Ltd on behalf of Apax Europe V-A Holdco Ltd, which in turn holds shares for Apax Europe V-A, L.P.; (ii) 785,391 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-B, L.P.; (iii) 588,468 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-D, L.P.; (iv) 586,089 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-E, L.P.; (v) 446,506 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-C, GmbH & Co. KG; (vi) 103,101 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-F, C.V.; (vii) 103,101 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-G, C.V.; (viii) 3,490 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-2, L.P. and (ix) 3,331 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-1, L.P. The address of Apax Europe V-A Holdco 2 Ltd, Apax Europe V-A Holdco Ltd, Apax Europe V-A, L.P., Apax Europe V-B, L.P., Apax Europe V-D, L.P., Apax Europe V-E, L.P., Apax Europe V-C, GmbH & Co. KG, Apax Europe V-F, C.V., Apax Europe V-G, C.V., Apax Europe V-2, L.P. and Apax Europe V-1, L.P. is Alexander House, PO Box 431, 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands GY1 3ZD. The address of Apax WW Nominees Ltd is 15 Portland Place, London W1B 1PT.

(3)
Represents (i) 5,015,654 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. L.P., as general partner of Permira Europe III L.P.2, (ii) 1,738,325 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. L.P., as general partner of Permira Europe III L.P.1, (iii) 123,861 shares held by Permira Nominees Limited, as nominee for Permira Investments Limited, (iv) 65,650 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. L.P., as managing limited partner of Permira Europe III GmbH &Co. KG and (v) 42,471 shares held by Permira Europe III G.P. Limited, as administrator of Permira Europe III Co-Investment Scheme. The address of Permira Europe III G.P. Limited, Permira Europe III G.P. L.P., Permira Europe III L.P.2, Permira Europe III L.P.1, Permira Nominees Limited, Permira Investments Limited, Permira Europe III GmbH &Co. KG and Permira Europe III Co-Investment Scheme is Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands GY1 3DA.

(4)
Includes (i) 5,015,654 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. L.P., as general partner of Permira Europe III L.P.2, (ii) 1,738,325 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. LP., as general partner of Permira Europe III L.P.1, (iii) 123,861 shares held by Permira Nominees Limited, as nominee for Permira Investments Limited, (iv) 65,650 shares held by Permira Europe III G.P. Limited, as general partner of Permira Europe III G.P. L.P., as managing limited partner of Permira Europe III GmbH &Co. KG and (v) 42,471 shares held by Permira Europe III G.P. Limited, as administrator of Permira Europe III Co-Investment Scheme. Mr. Wrigley (a director of Inmarsat Group Holdings Limited) and/or his family are interested in certain of the shares held by funds advised by Permira by virtue of being (i) participants in the Permira Europe III Co-investment Scheme; (ii) limited partners in Permira Europe III G.P. L.P., (iii) interested in certain of the shares held by Permira Investments Limited. Mr. Wrigley and his family disclaim beneficial ownership in the shares held by the funds advised by Permira except to the extent of their pecuniary interest. The address of Permira Europe III G.P. Limited, Permira Europe III G.P. L.P., Permira Europe III L.P.2, Permira Europe III L.P.1, Permira Nominees Limited, Permira Investments Limited, Permira Europe III GmbH &Co. KG and Permira Europe III Co-Investment Scheme is Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands GY1 3DA.

(5)
Includes (i) 4,366,483 shares held by Apax Europe V-A Holdco 2 Ltd on behalf of Apax Europe V-A Holdco Ltd, which in turn holds shares for Apax Europe V-A, L.P.; (ii) 785,391 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-B, L.P.; (iii) 588,468 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-D, L.P.; (iv) 586,089 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-E, L.P.; (v) 446,506 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-C, GmbH & Co. KG; (vi) 103,101 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-F, C.V.; (vii) 103,101 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-G, C.V.; (viii) 3,490 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-2, L.P. and (ix) 3,331 shares held by Apax WW Nominees Ltd as nominee for Apax Europe V-1, L.P. Richard Wilson (a director of Inmarsat Group Holdings Limited) is interested in certain of the shares held by funds advised by Apax by virtue of being a partner in Apax Europe V-GP, L.P., which holds a general partnership interest in Apax Europe V-A, L.P. Mr. Wilson disclaims beneficial ownership in the shares held by the funds advised by Apax except to the extent of his pecuniary interest. The address of Apax Europe V-A Holdco 2 Ltd, Apax Europe V-A Holdco Ltd, Apax Europe V-A, L.P., Apax Europe V-B, L.P., Apax Europe V-D, L.P., Apax Europe V-E, L.P., Apax Europe V-C, GmbH & Co. KG, Apax Europe V-F, C.V., Apax Europe V-G, C.V., Apax Europe V-2, L.P. and Apax Europe V-1, L.P. is Alexander House, PO Box 431, 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands GY1 3ZD. The address of Apax WW Nominees Ltd is 15 Portland Place, London W1B 1PT.

(6)
Michael Storey resigned as Chief Executive Officer in March 2004.

(7)
The Inmarsat Employees Share Ownership Plan Trust holds 1.4% of the total ordinary shares in trust, which we may allocate to senior management and employees in the future. We have made no allocations of these shares as of the date of this prospectus.

Apax Partners

        Apax Partners (which includes Apax Partners Worldwide LLP, Apax Partners Europe Managers Ltd, Apax Partners, Inc. and Apax Partners Holdings Ltd and their subsidiaries) is a leading adviser of private equity funds in the United Kingdom, Western Europe, Israel, the United States and Japan. With over 30 years of experience, Apax Partners focuses on the following industry sectors: information technology, telecommunications, retail/consumer products, healthcare, media and financial services. Apax Partners' funds pursue a balanced fund strategy, investing in companies at all stages of development from early stage to buy-outs. Apax Partners manage or advise funds totalling over $14 billion, including Apax Europe V, a €4.4 billion fund raised in 2001. Investors in Apax Europe V comprise public and corporate pension funds, endowments and other institutions.

Permira

        Permira (which includes Permira Advisers Limited and various other entities which act as advisers and consultants to the Permira funds) is one of Europe's leading private equity firms, advising funds of $13 billion, including Permira Europe III, a €5.1 billion fund raised in 2003. Permira is an independent business with offices in London, Frankfurt, Madrid, Milan, Paris, Stockholm and New York focusing on European buy-out transactions across a number of sectors, including technology, consumer, business services, chemicals, industrial products and services, and healthcare. Since 1985, funds advised by Permira have invested in more than 250 transactions and have an investor base comprising principally public and corporate pension funds and other institutions.

Telenor

        Telenor Satellite Services AS is a subsidiary of Telenor AS. Telenor is a leading Norwegian telecommunications group, with substantial international mobile communications operations. Telenor is listed on the Oslo Stock Exchange and Nasdaq.

COMSAT

        COMSAT Investments Inc. is an affiliate of COMSAT Corporation, an original investor in Inmarsat. COMSAT Corporation was acquired by Lockheed Martin Corporation in August 2000. Headquartered in Bethesda, Maryland, USA, Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services.

KDDI

        KDDI Corporation is a provider of a comprehensive range of voice, data, IP and mobile services to both business customers and consumers. KDDI Msat, a wholly-owned subsidiary of KDDI, offers mobile and IT-based solutions using Inmarsat products.

Shareholders' Agreement

        Inmarsat Group Holdings Limited and its shareholders entered into a shareholders' agreement on October 16, 2003, as amended. Under the shareholders' agreement, the shareholders have agreed provisions relating to:

  •
  the composition of the board of directors of Inmarsat Group Holdings Limited;

  •
  the procedures for management and governance of Inmarsat Group Holdings Limited;

  •
  the rights and obligations of each investor in Inmarsat Group Holdings Limited;

  •
  the conditions under which a public or private sale of all or part of Inmarsat Group Holdings Limited or any of its subsidiaries may take place; and

  •
  the conditions under which transfers of shares of Inmarsat Group Holdings Limited and certain of its subsidiaries may take place.

        Pursuant to the shareholders' agreement, subject to certain specific exemptions, none of the acts specified below may be carried out without the written consent of both funds advised by Apax Partners and funds advised by Permira:

  •
  any variation, increase, consolidation, or other alteration of our authorized or issued share or loan capital, or any amendment or waiver of the rights attached thereto, except as permitted by the shareholders' agreement, the finance documents, the subordinated preference certificates instrument or the governing documents relating to such share or loan capital;

  •
  any alteration to our governing documents;

  •
  the taking of steps to wind up, dissolve, obtain an administration order, appoint a receiver, enter into voluntary liquidation or any similar step;

  •
  any major disposal or acquisition with a value of over £500,000;

  •
  any material change to the nature of the business;

  •
  the amalgamation, demerger, merger, corporate reconstruction or consolidation of any of us;

  •
  any amendment, modification or waiver to any of our finance documents;

  •
  any capital expenditure exceeding $5 million;

  •
  entering into any agreement outside of the ordinary and normal course of business or otherwise than at arm's length;

  •
  any amendment to or surrender of the terms of any of our material contract;

  •
  the entry into any partnership or joint venture arrangement;

  •
  the entry into any agreement restricting our freedom to do business; and

  •
  the creation of any encumbrance or guarantee of any of our assets or the giving of any guarantee, indemnity or security.

        The shareholders' agreement terminates upon the occurrence of either:

  •
  an initial public offering of Inmarsat Group Holdings Limited or any new ultimate holding company in connection with which shares with an aggregate market value of at least $100 million are sold; or

  •
  any transfer of shares which, on completion, would result in any party (other than funds advised by Apax Partners or funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited.

Description of Share Capital of Inmarsat Group Holdings Limited

        The authorized share capital of Inmarsat Group Holdings Limited is €315,390 divided into 1,539,000 A shares par value par value €0.01 each and 30,000,000 B shares par value €0.01 each. Pursuant to the memorandum and articles of association of Inmarsat Group Holdings Limited, A shares and B shares rank pari passu with each other save for the application of the ratchet and transfer of shares provisions described below.

Transfer of Shares

        The memorandum and articles of association of Inmarsat Group Holdings Limited provide that the A shares and B shares are subject to certain restrictions on transfer:

With respect to the A shares:

  •
  No holder of A shares may transfer any of its shareholding except (a) with the prior written consent of a director appointed by either funds advised by Apax Partners or funds advised by Permira, or (b) under the "tag along" or "drag along" provisions described below, or (c) to a family member or family trust, a "permitted transferee."

  •
  In the event that a holder of A shares ceases to be an employee or director of, or consultant to Inmarsat Group Holdings Limited or its subsidiaries, the remuneration committee of the board of directors of Inmarsat Group Holdings Limited may require such person or his permitted transferees to transfer some or all of his or their holdings of A shares to (a) another director, (b) an employee trust established for the benefit of employees of the Inmarsat group, or (c) to any member of the Inmarsat group for the benefit of employees of the Inmarsat group.

With respect to the B shares:

  •
  Neither funds advised by Apax Partners nor funds advised by Permira may transfer any of their holdings of B shares except (a) where such transfer would result in any investor (other than funds advised by Apax Partners or funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited, (b) under the "tag along" or "drag along" provisions described below, (c) to another of the funds advised by Apax Partners or the funds advised by Permira, which invested at the acquisition, (d) to any other fund or co-investment scheme advised or managed by Apax Partners or Permira.

  •
  Holders of B shares other than funds advised by Apax Partners or funds advised by Permira may only transfer their holdings of B shares (a) with the prior written consent of a director appointed by either funds advised by Apax Partners or funds advised by Permira, (b) under the "tag along" or "drag along" provisions described below, (c) to a group undertaking of the transferor or (d) to other holders of B shares (other than funds advised by Apax Partners or funds advised by Permira) provided such transfer does not result in the transferee holding or increasing an existing holding of 15% or more of the issued share capital of Inmarsat Group Holdings Limited and the transferred shares have been offered to all other B shareholders (other than funds advised by Apax Partners or funds advised by Permira) on a pre-emptive basis. The memorandum and articles of association also prohibit transfers of B shares by B shareholders (other than funds advised by Apax Partners or funds advised by Permira) to a competitor of Inmarsat or a supplier. The number of B shares transferred may not be less than 5% of the entire issued share capital of Inmarsat Group Holdings Limited or the proposed transferors' entire holding.

Ratchet Provisions

        If in the event of (a) a transfer of shares which on completion would result in any party (other than funds advised by Apax Partners or funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited, (b) an initial public offering or (c) the solvent winding up of Inmarsat Group Holdings Limited, and the proceeds received by funds advised by Apax Partners and funds advised by Permira result in a total return to them in excess of two times their aggregate investment cost, holders of A shares will participate in the additional value of the share capital on a pro rata basis up to a maximum of 5.7% of all such excess proceeds.

Tag along rights

        In the event of a transfer of shares which on completion would result in any party (other than funds advised by Apax Partners or funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited, minority shareholders shall have the right to receive an offer for their shares. In the event such a transfer does not result in any investor (including funds advised by Apax Partners and funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited, minority shareholders shall have a right to receive an offer for a pro rata proportion of their B shares.

Drag along rights

        In the event of a transfer of shares which on completion would result in any party (other than funds advised by Apax Partners or funds advised by Permira) holding more than 50% of the issued ordinary shares of Inmarsat Group Holdings Limited within three years of the date of the acquisition, where funds advised by Apax Partners and funds advised by Permira are to receive proceeds in excess of two times their subscription costs, minority shareholders can be required to sell their shares to the transferee. If such transfer takes place at a date more than three years after the acquisition, minority shareholders can be required to sell their shares to the transferee irrespective of the proceeds therefrom.

Description of Share Capital of the Issuer and the Guarantors

        As of the date hereof, Inmarsat Finance plc, the issuer, had 50,000 ordinary shares of £1.00 each issued and outstanding, 49,999 of which are held by Inmarsat Group Limited and one of which is held by Inmarsat Holdings Limited, the direct parent company of Inmarsat Group Limited.

        As of the date hereof, Inmarsat Group Limited, the parent guarantor, had 1,269,000 "A" ordinary shares of €0.01 each and 25,461,000 "B" ordinary shares of €0.01 each issued and outstanding, all of which are held by Inmarsat Holdings Limited, the direct subsidiary of Inmarsat Group Holdings Limited.

        As of the date hereof, Inmarsat Investments Limited, a subsidiary guarantor, had 1,269,000 "A" ordinary shares of €0.01 each and 25,461,000 "B" ordinary shares of €0.01 each issued and outstanding, all of which are held by Inmarsat Group Limited.

        As of the date hereof, Inmarsat Ventures Limited, a subsidiary guarantor, had 100,345,801 ordinary shares of £0.10 each issued and outstanding, all of which are held by Inmarsat Investments Limited. Inmarsat Ventures Limited also has one special rights non-voting redeemable preference share of £1.00 each issued and outstanding, which is held by IMSO.

        As of the date hereof, Inmarsat Limited, a subsidiary guarantor, had 100,000,002 ordinary shares of £1.00 each issued and outstanding, all of which are held by Inmarsat Ventures Limited.

        As of the date hereof, Inmarsat Leasing (Two) Limited, a subsidiary guarantor, had 1,001 ordinary shares of £1.00 each issued and outstanding, all of which are held by Inmarsat Ventures Limited.

        As of the date hereof, Inmarsat Launch Company Limited, a subsidiary guarantor, had 2,000 shares of $1.00 each issued and outstanding, all of which are held by Inmarsat Ventures Limited.

Inmarsat Ventures Limited Special Share

        The International Mobile Satellite Organization, or IMSO, owns one special-rights, non-voting, non-transferrable redeemable preference share, par value £1.00 of Inmarsat Ventures Limited. The special share does not confer any right to participate in our profits.

        As holder of the special share, IMSO has effective veto power over the following events:

  •
  any amendment, or removal, or change in the effect of:

  •
  our obligations to provide maritime and distress and safety services to the maritime community;

  •
  the right of IMSO to request an extraordinary meeting of shareholders of Inmarsat Ventures Limited; or

  •
  our obligations to comply with the public service requirements set out in clause 8 of the memorandum and articles of association of Inmarsat Ventures Limited.

  •
  the voluntary winding-up of Inmarsat Ventures Limited, the passage of a special resolution to the effect that Inmarsat Ventures Limited should be wound up by a court, the presentation of a petition for the winding-up of Inmarsat Ventures Limited by a court or any proposal for any of the foregoing, unless winding-up of Inmarsat Ventures Limited is occasioned by virtue of it being unable to pay its debts (in terms of section 123 of the Insolvency Act 1986), and

  •
  removal, or the alteration of the effect of all or any of the provisions of the memorandum and articles of association of Inmarsat Ventures Limited, insofar as they relate to the provision and support of maritime and distress and safety services.

        IMSO may, after consulting us and unless otherwise required by law, require us to redeem the special share at par. This can take place at any time by giving written notice and delivering the relevant share certificate to us.

        In a distribution of capital in the event of a winding-up of Inmarsat Ventures Limited, IMSO would be entitled to repayment of the capital paid up (or for the purposes of the Companies Act treated as paid up) on the special share in priority to any repayment of capital to any other shareholder of Inmarsat Ventures Limited.

122

MATERIAL CONTRACTS

Commercial Framework Agreement

        In December 2003, we concluded negotiation of a commercial framework agreement. The agreement sets out the terms of our responsibilities and those of our distributors in the provision of our satellite communication services from and after (in the case of existing services) the date of signing by each distributor.

        Each signatory of the commercial framework agreement will also sign, as applicable, a new master distribution agreement, a Regional BGAN distribution agreement, a BGAN distribution agreement, a lease services provider agreement or another specialized services distribution agreement for current or future services.

        All of our largest master distributors have executed the commercial framework agreement.

Term

        The agreement continues until April 14, 2009. The agreement sets out a procedure for renewal near the end of the term, although neither party is required to renew the agreement.

Price

        For each of our services provided by a distributor to end users, the distributor must pay to us the price specified in the agreement (expressed in dollars per chargeable unit) for that service, multiplied by the volume of traffic that it generates in relation to that service. Prices are subject to service-specific, volume-based discounts for distributors that reach specified sales revenue targets. Initial prices for our existing services (including Regional BGAN), as well as the associated volume discounts related thereto, are set out in the new agreement. Pursuant to the agreement, we must provide prices for our next-generation (e.g., BGAN) services to our distribution partners prior to launch of those services.

        The agreement provides that, in the initial pricing period (i.e., from April 15, 2004 until December 31, 2006), we will make available to distribution partners volume discounts and, after 2004, other incentives in a minimum annual amount equal to 6.0% (pro rata during 2004), 6.5% (2005) and 7.0% (2006) of Inmarsat's previous-year revenue from all "demand-assigned" services (i.e., existing and next-generation services other than leasing). To the extent that the value of volume discounts and other incentives earned by our distribution partners is less than the minimum amount specified in the preceding sentence in any year (at least through 2006), such shortfall must be added to the minimum incentive amount for distribution in the following year and can be allocated in a variety of forms, including price promotions, reductions or incentives.

        In addition to the preceding incentives, from 2005 onwards, we must make available to distributors an additional incentive in the form of either (at the relevant distributor's option) a cash payment or a credit against amounts due for airtime purchased from Inmarsat Limited (which excludes Rydex and Invsat revenues), in either case, if we exceed certain total revenue targets. These revenue targets are specified for 2005 and 2006 but have not been set for 2007 and 2008.

        Subject to cost- and revenue-neutral alterations, the initial prices and discounts set forth in the agreement will be effective until December 31, 2006. The agreement contains procedures for establishing new prices and discounts for periods after 2006. New prices are not, however, expected to include major departures from the base pricing structure in effect from 2004 through 2006.

Distribution

        Under the agreement, Inmarsat has agreed not to appoint distributors for its existing services (excluding Regional BGAN), except in the circumstances described under "—New Land Earth Station Operator Agreement" below.

        The agreement provides that Inmarsat may appoint distributors (including distributors who are not currently master distributors under our existing distribution arrangements) of its next generation services (i.e., Regional BGAN and BGAN) in accordance with agreed selection criteria. Those selection criteria relate to the capability, stability, liquidity and performance of new distribution partners. However, under the agreement, Inmarsat may not recruit service providers of its existing master distributors (or in certain circumstances affiliates of such service providers) nor may it appoint new distributors in certain pre-existing core segments of the BGAN market, during an initial period of two years following commercial launch of BGAN services unless Inmarsat identifies a market not sufficiently addressed by existing distributors (following consultation with them).

New Land Earth Station Operator Agreement

        In December 2003, we concluded negotiations on the principal terms of a five-year extension to our existing master distribution agreement with our master distributors who operate land earth stations. All of our master distributors have executed the new land earth station operator agreement.

Services

        The agreement applies to the following services:

  •
  any service that is provided via our Inmarsat-2 or Inmarsat-3 satellites;

  •
  any service that is part of a global service that utilizes traffic channels assigned in the regional spot beams or the global beams of the Inmarsat-4 satellites; and

  •
  any other service that we offer if that service uses or is substantially based on the communications systems technology specified in the agreement.

        Leases are not covered by the agreement. They will be covered under a lease services provider agreement.

        We can authorize a master distributor to provide new services other than the services described in the above paragraphs but we have no obligation to grant this authorization.

        A master distributor can enter into arrangements with any reseller and is responsible for the actions of any such reseller. In addition, each master distributor has the right (and responsibility) to establish the prices for distribution of services under the agreement to resellers and end users.

        The master distributor must use its reasonable efforts to promote the use of the services that it chooses to provide, may work with us to achieve marketing goals we have jointly agreed and can develop value-added services. They must also participate in dual branding, market information and customer service programs.

Term

        The agreement commenced on April 15, 2004 and continues until April 14, 2009.

Prices

        For each of our services that a master distributor provides through its land earth station it must pay us the fixed price specified in the agreement (expressed in dollars per chargeable unit) for that service, multiplied by the volume of traffic that it generates in relation to that service. Pricing is subject to service-specific volume-based discounts for each master distributor that reach specified sales revenue targets.

        Initial pricing for existing services, as well as volume discounts related thereto, are specified in the agreement.

Company-affiliated master distributors

        We have the right to establish, acquire or affiliate with land earth stations under certain conditions:

  •
  in an ocean region (defined by satellite beam location), with unanimous consent of all the master distributors that have had 50% or more of their terminals inactive over the preceding 12 months or that are experiencing a 25% decrease in traffic against the baseline year of 2003 for a particular service (following good faith negotiations with those affected master distributors);

  •
  in an ocean region (defined by satellite beam location) where there is a complete withdrawal of master distributors from that region;

  •
  with the consent of master distributors responsible for 66 2/3% of our revenues derived from all master distribution agreements in the previous 12 months; or

  •
  under certain defined circumstances where no master distributor has agreed to match our offer of marketing funds for promotion of a specific service in a promotional scheme organized by us (in which case we are permitted to operate a land earth station only to provide the relevant service);

as long as all arrangements with such new land earth stations are on equal terms with land earth stations of our other master distributors (related to services, otherwise confidential information, etc.) and the master distributors have acceded to the agreement. Any new land earth stations we establish must be operated through a separate subsidiary with separate accounting procedures, informational databases and operational staff.

        We may sell permitted services directly to resellers and end users through any new land earth station established, acquired or affiliated with us in accordance with the conditions above.

        Our land earth stations at Fucino and Burum may not carry existing services directly to resellers or end users.

Distribution

        The agreement provides that:

  •
  we may authorize other entities, on a non-exclusive basis, to construct land earth stations in order to provide the services to which the agreement relates via our satellites, but that entity may not be one of our affiliates (meaning a corporation or other form of organization directly or indirectly controlled by us), except as provided above. Such authorizations must be on terms and conditions that are no more favorable to the newly-authorized entity than those provided to other operators of land earth stations;

  •
  if we or one of our affiliates acts as a reseller, we or it must do so through a separate subsidiary; and

  •
  we may restrict or withdraw a service in one or more ocean regions if:

    —    we give one year's written notice to the master distributors; —    we convene a meeting of the master distributors to consider their views and the consequences of the withdrawal on their end users and investments; —    we apply the restriction or withdrawal equally to all master distributors that provide services in the relevant region; and

    —    the restriction or withdrawal does not conflict with our public service obligations.

Non-exclusivity

        Each master distributor that is a party to a master distribution agreement may distribute services of, or hold any economic interest in, any entity that provides mobile satellite telecommunications services, regardless of whether that entity is one of our competitors.

Service level

        In providing satellite services to the master distributors we must use our reasonable endeavors to achieve the following network performance objectives:

  •
  satellite availability:

    —    minimum performance: 99.9% per year, and —    target performance: 99.99% per year,

  •
  satellite capacity grade of service:

    —    we must manage the satellite capacity grade of service to deliver, as far as possible, a commercially acceptable level of congestion using a pre-agreed process,

  •
  network availability:

    —    minimum performance: 99.9% over any period of three months or greater, and —    target performance: 99.96% over any period of three months or greater.

        If we fail to meet the minimum network performance objectives, the master distributor may receive a credit for any commitment or other fixed-period service affected based on an agreed pre-estimate of the damage that master distributor will have suffered as a result of our failure. In the event of a dispute, the agreement provides that the dispute will be referred to and resolved by arbitration. However, the master distributor will not receive an allowance or credit if the interruption of service is for less than one hour.

Intellectual property

        When we enter into agreements, we grant to each master distributor:

  •
  a royalty-free intellectual property rights license to use our patents and other intellectual property while the master distributor is providing our services to end users, and

  •
  a royalty-free trademark license to use our trademarks for the same purpose.

Limits on liabilities

        Under the agreement, we are not liable to any master distributor, its affiliates, resellers, customers or other end users for any direct, indirect or consequential damage arising from any telecommunications breakdown, i.e., any unavailability, delay or interruption to the communication services we provide over our satellites, or any suspension of service to an end user terminal resulting from our good faith actions at the request of the master distributor or operators of the land earth stations under the procedures for restricting access to our services by specific user terminals for non-payment or other causes. However, we may be liable for a telecommunications breakdown caused by our willful or reckless act, or our reckless omission, if we knew that such action or omission would result in a telecommunications breakdown. Our maximum liability to all master distributors for all occurrences arising from the same cause in any calendar year may not exceed $10 million.

        Under the agreement, the master distributor must require resellers to incorporate, in the terms and conditions applicable to any end user, disclaimers of liability for us, our affiliates and the master distributor.

        Each master distributor is liable to us for any loss or damage (capped at $100 million per calendar year) to a satellite caused by any act or omission of the master distributor, its resellers, contractors or employees, unless we or the agreement authorized, in writing, the services and manner of provision of those services which caused the loss or damage.

        Additionally, our master distributors are not liable for charges arising from technological fraud, including cloning, on certain services where they have complied with our fraud prevention procedures, have cooperated with us in any relevant fraud prevention activities related thereto, and were unaware of the fraudulent activity at the time it occurred.

Amendments

        For amendments to this agreement to become effective, we must propose them in writing to all master distributors. They must be accepted by master distributors whose revenues represent more than 50% of revenues of all responding master distributors, in each case, during the twelve-month period immediately preceding the date of the circulation of the proposed amendment.

        However, if requested by at least two master distributors we may amend the land earth station technical criteria and operating procedures in the agreement after convening a meeting of all master distributors subject to the following:

  •
  if, for any master distributor, a proposed change would result in an implementation cost in excess of $250,000 or if the aggregate of the implementation cost and the cost of all other mandatory changes introduced in the preceding twelve-month period would exceed $500,000, a proposed change must be approved by a majority of the master distributors attending and voting at the meeting; and

  •
  if the proposed change is not mandatory or does not involve implementation costs greater than $250,000, we can adopt the change 21 days after the meeting proposing the change.

        In addition, in emergency cases, we can adopt any change to the land earth station technical criteria and operating procedures without prior consultation, provided that if the $250,000 threshold is met, we convene a meeting of the master distributors to demonstrate the urgency.

Suspension and termination

        We may suspend this agreement as to any master distributor if the master distributor:

  •
  fails to comply with the land earth station technical criteria and operating procedures under the agreement, subject to giving ten days' advance notice (or without giving advance notice if the failure has caused damage to a satellite or caused a telecommunications breakdown); and

  •
  has failed to remedy this breach within 30 days after receiving notice from us concerning the breach.

        The agreement may be terminated as to any master distributor in the following cases:

  •
  by the master distributor, upon at least twelve months' advance written notice to us;

  •
  by us, if the relevant master distributor has failed to pay charges due to us for 120 days after written request for payment;

  •
  by either party for the other party's unremedied breach of contract (other than a default in payment of the charges), unless the breach is cured within 60 days of notification of the breach, and

  •
  by either party if the other party is subject to bankruptcy procedures.

Agreement for the Lease of Capacity on the Thuraya Satellite

        On July 26, 2000, we entered into an agreement with Thuraya Satellite Telecommunications Company. Under this agreement, Thuraya agreed to lease to us satellite capacity on Thuraya's satellite (or Thuraya's spare satellite). We currently provide our Regional BGAN services over the Thuraya satellite.

Term

        The lease ends December 31, 2005.

Price

        Our monthly lease expense varies depending on aggregate monthly satellite capacity requested by us under the lease. However, we must make minimum payments under the lease even if we do not use the allocated capacity.

Service level

        If our leased capacity from Thuraya is not available for more than 421 minutes in any calendar month, we are entitled to credits for outage time exceeding the first 421 minutes. The credit is limited to an amount that does not exceed 1% of total annual charges paid to Thuraya in that year.

Distribution

        We have agreed to consider offering Thuraya the opportunity to act as a distributor of our BGAN services on conditions no more favorable than those we offer to any other distributors.

Termination

        The agreement may be terminated by either party, after consultation and by reasonable notice in writing, if the other party is subject to insolvency proceedings.

        If one party's breach of contract is not cured within 30 days after receiving a notification of breach from the other party, the matter is referred to representatives of the parties. If these representatives fail to resolve the matter within 30 days, it is referred to the London Court of International Arbitration.

Inmarsat-4 Satellites Construction Contract with Astrium

        On May 11, 2000, we entered into an agreement with Astrium SAS (now known as EADS Astrium) for the construction of three Inmarsat-4 satellites to be delivered on agreed dates. We have agreed, pursuant to certain change notices, to defer our entitlement to certain liquidated damages for late delivery of satellites. We granted the deferral as an incentive for Astrium to deliver the satellites prior to the agreed delivery dates. In addition, certain of our payment obligations under the original agreement have been deferred with effect from May 14, 2004 for a period of 540 days.

Term

        For each satellite, the agreement terminates 40 calendar quarters after its successful injection.

Prices

        The total price that we must pay Astrium includes the construction of three satellites, post-launch milestone and performance incentive payments and expected storage costs of F3. The payments will accrue in accordance with a milestone events schedule, with pre-launch milestones accounting for approximately 80% of the contract price, tied to such events as specific systems deliveries and acceptance reviews, subject to the payment deferral discussed above. Post-launch milestone payments will accrue upon events such as successful orbital injection and completion of certain in-orbit tests. In addition to milestone payments, for each satellite successfully launched and satisfactorily operated during 40 calendar quarters after successful injection, Astrium may receive performance incentive payments from us. The aggregate of the post-launch milestone and incentive payments is approximately 20% of the contract price.

        As is typical in such contracts, there are often change orders that will effect pricing during the satellite construction phase. Since we entered into this agreement we have agreed to a number of contract changes, which have increased the contract price above the original price, although a portion of the increase has been offset by liquidated damages due from Astrium.

Option

        Astrium has granted us the following option under the agreement:

  •
  an option exercisable at any time, to require satellites to be stored by Astrium for a maximum period of five years. At certain times we must pay storage charges and interest on performance incentives to Astrium. If we do not launch a satellite within five years of storing it, we must pay Astrium the remaining purchase price of the satellite, including associated post-launch incentive payments, regardless of whether the satellite is launched.

Consequences of failure to perform

        We are entitled to the following payments from, and have the following remedies against, Astrium in the following circumstances:

  •
  if certain specified milestones or completion deadlines are not met, we receive damages up to a pre-agreed maximum,

  •
  if the combined mass of the satellite exceeds a specified target, then following launch, and 30 days after receiving a demand for payment from us, Astrium must pay pre-agreed damages for each kilogram over the specified mass,

  •
  if Astrium anticipates that it cannot deliver a satellite by an agreed final date (for F1, December 31, 2004, for F2, July 11, 2005 and for F3, February 1, 2006), and in the absence of a negotiated alternative, we notify Astrium that we are treating the contract as discharged with respect to all or part of the work related to the satellite affected by the breach and choose between the following remedies:

  •
  accept all or part of the work affected by the discharge and pay Astrium fair and reasonable value for that work. Astrium must compensate us for the increased costs we incur to complete this work, up to a maximum of a percentage of the total contract price, or

  •
  receive a refund of all amounts paid by us for the work completed together with interest at the London Interbank Offered Rate from the date of each payment until the date of reimbursement. In addition Astrium must also compensate us for any increased costs we incur in procuring alternative equipment and/or services,

  •
  if Astrium fails promptly to correct satellite deficiencies notified by us, we can choose:

  •
  to have all deficiencies corrected by other means at Astrium's cost (up to a maximum of 10% of the price of the relevant satellite), or

  •
  not to have the deficiency corrected but to negotiate an equitable reduction in the price and a limitation on the satellite performance incentive payment, and

  •
  if Astrium fails to cure any other breach of the agreement within 30 days after it receives our notification of the breach, we may seek any remedy legally available to us.

        In the event Inmarsat exercises certain remedies for breach, Astrium may elect to terminate the arrangement for payment deferral, and all payment obligations by either party will be immediately due and payable.

        If we fail to make payments due under the agreement within 30 days of a written request to do so, Astrium may either suspend work and obtain an equitable increase in the contract price or terminate the contract.

        We and Astrium have given indemnities that are customary in the satellite services industry. Astrium does not warrant satellites after launch or indemnify us from liabilities caused by any satellite after it has been launched.

        Neither party is liable for consequential loss and the maximum liability of each party is capped at the contract price.

Warranty

        Astrium provides a warranty that covers equipment (including the three Inmarsat-4 satellites and ancillary equipment) and services, such as launch support and transportation and storage services. The warranty provides that all equipment will be free from defects in design, material or workmanship (unless waived by us in writing pursuant to a request from Astrium), that services will be performed in a skillful and workmanlike manner, and that both will conform to the requirements specified in the contract.

        For the satellites this warranty will run from the date of final satellite acceptance until launch, or for five years of storage. For services and all other equipment the warranty period will be one year from completion or final acceptance, respectively.

        In the case of defective or non-conforming equipment or services, we may require Astrium to repair or replace the same at its own expense.

Termination

        The agreement may be terminated in the following circumstances:

  •
  by us, in whole or in part at any time, if Astrium either becomes insolvent or goes into liquidation, or resorts to fraudulent practices in carrying out the contract,

  •
  by us, in whole or in part, at our convenience (in which case, we must pay termination charges, including a fixed profit element, to Astrium), at any time except in relation to a satellite that we have finally accepted, and

  •
  by us, if force majeure events delay delivery by more than 180 days or permanently prevent Astrium from complying with the timetable (in which case, we must pay Astrium a portion of the termination charge we would have paid if we had terminated for convenience). If we terminate the agreement for force majeure events, beneficial ownership of the work is equally shared between Astrium and us for a certain period following termination and if Astrium sells the work during this period, we will be entitled to receive a proportion of the proceeds (net of Astrium's costs). If Astrium sells the work after this period, we will not receive any proceeds.

Launch Services Contract with Lockheed Martin

        On July 23, 2001, we entered into an agreement with Lockheed Martin Commercial Launch Services to launch our Inmarsat-4 satellites into orbit and to provide related services and products, including launch vehicles. On December 12, 2003 we notified Lockheed Martin of our election to have Lockheed Martin launch the first of our Inmarsat-4 satellites.

        The total price per launch includes a fee for services associated with the launch and an additional fee to hedge the risk of an unsuccessful launch. If there is a total or partial failure during a launch, we are entitled to a complete or partial compensation up to a pre-agreed sum, known as the launch risk refund. Terms, conditions and limitations with regard to this protection are standard for the satellite launch services industry, and include provisions regarding prompt payment, determination of total constructive or partial failures, voidability for misrepresentation or concealment of a material fact, and exclusions for damage or failure caused by force majeure-type circumstances.

        The prices for the first and second launches are fixed, subject to a fixed increase dependent on certain prior successful launches by Lockheed Martin. The price of the third additional launch is fixed until December 31, 2004, increasing thereafter at a rate of 1% per quarter.

        We have agreed to pay for each launch service according to a fixed schedule of eight payments preceding each launch with a final, post-launch payment contingent on the success of the launch.

        The agreement identifies several events as excusable delays. No party is liable for penalties associated with such delays, which include force majeure-type events, adverse weather or launch safety conditions, delays by either party following any launch or satellite failure, or inability to timely obtain necessary and proper third-party liability insurance.

        The agreement contains representations, warranties and indemnities that are customary in the satellite services industry, for example, regarding confidentiality and the protection of proprietary data and information. No warranty is given, and indemnification for any third party claims for loss of, or damage to, a satellite is expressly disclaimed by Lockheed. We may terminate the agreement for convenience as long as written notice is given 30 days prior to the launch period, in which case Lockheed will be entitled to retain a pre-agreed termination charge. Lockheed may terminate the agreement for our non-payment after 30 days' written notice. In addition, both parties have termination rights for excessive launch postponements (not to include the excusable delays discussed above).

Launch Services Contract with Sea Launch

        In December 2003, we entered into an agreement with Sea Launch Limited Partnership to provide one launch on a Zenit 3SL launch vehicle and an option for an additional launch vehicle for our Inmarsat-4 satellites. We currently intend to use a Sea Launch vehicle for the launch of our second Inmarsat-4 satellite. The prices for this launch and for the optional launch are fixed.

        The agreement identifies several events as excusable delays. No party is liable for penalties associated with such delays, which include force majeure-type events, interruptions of essential services, or adverse weather or launch safety conditions.

        No warranty is given, and all potential liability arising from the agreement is expressly disclaimed by both parties. We may terminate the agreement for convenience prior to requesting any launch postponements, in which case Sea Launch will be entitled to retain a pre-agreed termination charge. Sea Launch may terminate the agreement in the case any payment remains outstanding for 60 days. In addition, both parties have termination rights for excessive launch postponements (not to include the excusable delays discussed above).

Radio Access Network Contract with Thrane & Thrane

        On July 1, 2001, we entered into an agreement with Thrane & Thrane A/S for the delivery to us, by June 1, 2005 of the ground station equipment necessary for satellite interface and other equipment for transmission of our BGAN services.

Term

        The agreement ends on June 1, 2007, including two years of support services following delivery of the satellite interface equipment, which is scheduled to occur on June 1, 2005.

Price

        The total contract price covers delivery of the ground station equipment and is payable in successive instalments in accordance with a milestone schedule. We have paid the majority of the contract price.

        If we elect to have Thrane & Thrane provide maintenance support services after the expiry of the equipment warranties, we must pay an annual base price of approximately $1.8 million. This fee is subject to increase based on the annual rate of inflation in Denmark; however, the increase cannot exceed 5% per year.

Warranty

        Thrane & Thrane warrant all deliverable equipment to be new and free from defects in materials, workmanship and design, and that all services shall be performed in a skillful and workmanlike manner. All services and equipment are warranted to conform to the requirements specified in the agreement. The warranty will run for two years from the date of final acceptance for hardware, software and documentation, except that in the case of latent defects not discoverable by acceptance testing or use within the warranty period, it will run from the time of discovery of the latent defect.

        If Thrane & Thrane breach any warranty regarding the quality of the equipment and services provided we can:

  •
  require Thrane & Thrane to correct or replace the defective or non-conforming equipment and services at their expense (if they do not correct or replace the equipment and services within a reasonable period or if they fail to correct or replace the equipment and services effectively, we can have the correction or replacement done by a third party and they must reimburse all our costs reasonably incurred), or

  •
  elect not to have the defective or non-conforming equipment and service corrected or replaced and negotiate a price reduction, or

  •
  reject any part of the equipment and services that is in breach of the warranty, in which case Thrane & Thrane must reimburse us for any amounts which we have already paid for the equipment and services.

Remedies for late delivery

        In addition to the preceding remedies, we are entitled to liquidated damages under certain circumstances. If Thrane & Thrane do not achieve a factory acceptance test milestone by the end of January 2005, we are entitled to pre-agreed liquidated damages. If Thrane & Thrane do not deliver the equipment by the due date of June 1, 2005 we may receive pre-agreed damages of up to 10% of the total contract price. Additionally, if Thrane & Thrane fail to complete the work by the milestone event dates and fail to remedy this within an agreed timetable, we are entitled to terminate the agreement for cause.

Remedies for unsatisfactory service and support

        If Thrane & Thrane provide us with an unsatisfactory performance (meaning performance that does not comply with the technical and functional requirements set out in the agreement or system availability that does not meet the minimum requirements agreed by the parties), we are entitled to damages of up to a maximum $20,000 per month. If Thrane & Thrane chronically provide us with unsatisfactory performance (meaning system performance is below agreed standards of availability for three consecutive months), we:

  •
  are entitled to damages of up to 50% of our annual warranty or maintenance payment (equivalent to approximately $900,000),

  •
  may terminate the agreement, in which case Thrane & Thrane must pay the increased costs (not to exceed the total price) actually incurred by us in procuring a replacement service, or

  •
  continue to receive the service but negotiate lower performance standards and new lower prices.

        Thrane & Thrane's liability is limited to direct damages and does not extend to indirect, consequential or special damages, including loss of profit or business.

Termination

        We may terminate this agreement without prejudice to any other rights and remedies which we have under the agreement or under the law:

  •
  if Thrane & Thrane fail to remedy a breach of any of their material obligations within 30 days after we request them to do so in writing,

  •
  if Thrane & Thrane become subject to insolvency procedures,

  •
  for anticipatory breach, repudiation, inability to perform or lack of due diligence which Thrane & Thrane fail to remedy within 30 days of our notice,

  •
  if after notice to Thrane & Thrane that time is of the essence in relation to specific obligations, they have not performed such obligations by a reasonable date stated in our notice,

  •
  if Thrane & Thrane chronically provide us with unsatisfactory performance, or

  •
  if a force majeure event delays the delivery timetable by more than six months, or permanently prevents Thrane & Thrane from complying with the delivery timetable (in which case, the financial consequences of the termination will be determined, with the object of equal apportionment between Thrane & Thrane and us, by negotiation, or if agreement cannot be reached, by arbitration).

        If we terminate this agreement for cause (i.e., for those reasons above) we may receive the following remedies:

  •
  we may, at our sole discretion, take over all or part of the work completed prior to the termination, in which case, Thrane & Thrane must compensate us for any increased cost reasonably incurred in completing the work; or

  •
  if we do not elect to take over and complete all or any part of the work completed prior to the termination, Thrane & Thrane must refund to us all amounts paid by us for that work and pay the increased cost that we reasonably incur in procuring alternative goods and/or services.

Core Network Infrastructure Contract with Ericsson

        On November 1, 2001, we entered into an agreement with Ericsson Limited for the delivery to us, by April 30, 2004, of ground station equipment comprising our core network infrastructure used to control transmission of our services from BGAN terminals to terrestrial fixed and mobile networks. Subject to agreement between the parties, the delivery date for this network may be extended by approximately two months. We do not believe this potential delay will adversely impact our planned timeline for commencement of BGAN services.

Term

        This agreement expires concurrently with Ericsson's equipment warranty, which we expect to occur on April 30, 2006.

Price

        The total contract price (excluding any additional equipment and services) is payable in instalments in accordance with a milestone schedule.

        Under the agreement, Ericsson has agreed to provide us with maintenance or warranty support services after the expiration of Ericsson's equipment warranty for which we must pay Ericsson an annual base price that is to be determined. The price is subject to an annual increase.

Warranty

        Ericsson warrants all deliverable equipment to be new and free from defects in materials, workmanship and design, and that all services shall be performed in a skillful and workmanlike manner. All services and equipment are warranted to conform to the requirements specified in the agreement. The warranty runs for two years from the date of final acceptance for hardware, software and documentation, except that in the case of latent defects not discoverable by acceptance testing or use within the warranty period, it will run from the time of discovery of the latent defect.

        If Ericsson breaches any warranty regarding the quality of the equipment and services provided we can:

  •
  require Ericsson to correct or replace the defective or non-conforming equipment and services at Ericsson's expense (if it does not correct or replace the equipment and services within a reasonable period or if it fails to correct or replace the equipment and services effectively, we can have the correction or replacement done by a third party and Ericsson must reimburse all our costs reasonably incurred); or

  •
  elect not to have the defective or non-conforming equipment and service corrected or replaced and negotiate a price reduction; or

  •
  reject any part of the equipment and services that is in breach of the warranty, in which case Ericsson must reimburse us for any amounts which we have already paid for the equipment and services.

Indemnity

        We have agreed to indemnify Ericsson up to a maximum of $500,000 in respect of claims made against Ericsson that speech coding software licensed to us by Digital Voice Systems (which is used by Ericsson in the core network) infringes the intellectual property rights of a third party.

Consequences of failure to perform

        If Ericsson breaches its warranty as to the quality of the equipment and services, we can:

  •
  require Ericsson to correct or replace the defective or non-conforming equipment and services at its expense; if it does not correct or replace the equipment and services within a reasonable period or if it fails to correct or replace the equipment and services effectively, we can correct or replace it and Ericsson must reimburse all our costs reasonably incurred;

  •
  elect not to have the defective non-conforming equipment and services corrected or replaced and negotiate a price reduction; or

  •
  reject any part of the equipment and services that is in breach of the warranty, in which case Ericsson must reimburse us for amounts already paid by us for the work and for any increased costs reasonably incurred by us for alternative equipment and/or services.

Remedies for late delivery

        If Ericsson is late in achieving certain milestone events, we are entitled to damages of 0.1% of the price for each day of the delay up to a maximum of 2.5% of the price for each delayed milestone. If Ericsson does not deliver the core network by the final due date, we are entitled to damages of 0.5% of the price for each day of the delay up to a maximum of 5% of the price. If Ericsson fails to complete the work by the due dates and fails to remedy this within an agreed timetable, we are entitled to terminate the agreement for cause.

Remedies for unsatisfactory service and support

        If Ericsson provides us with unsatisfactory performance (meaning system availability that does not meet the minimum requirements agreed by the parties), we are entitled to damages of up to a maximum of $20,000 per month. If Ericsson chronically provides us with unsatisfactory performance (meaning system performance is below agreed-upon standards of availability for three consecutive months) or does not comply with the functional requirements set out in the agreement, we may:

  •
  receive remedies not to exceed 50% of the annual warranty or maintenance payment;

  •
  terminate the agreement, in which case Ericsson must pay the increased costs (not to exceed the total price) actually incurred by us in procuring a replacement service; or

  •
  continue to receive the service but negotiate lower performance standards and new lower charges, subject always to the right to terminate set out above.

        Ericsson's liability is limited to direct damages and does not extend to indirect, consequential or special damages, including loss of profit or business. Ericsson's total liability, excluding liability in relation to personal injury or death, loss or damage to property (which is subject to a cap of the higher of $8 million or Ericsson's insurance cover), remedies for late delivery and certain specified intellectual property liabilities, cannot exceed 95% of the price paid by us under the agreement.

Termination

        We may terminate this agreement without prejudice to any other rights and remedies which we have under this agreement or by law:

  •
  if Ericsson fails to remedy a breach of any of its material obligations within 30 days after we request it to do so in writing;

  •
  for anticipatory breach, repudiation, inability or failure to perform or lack of due diligence which Ericsson fails to remedy within 30 days of our notice;

  •
  if, after undue delay by Ericsson, we notify them that time is of the essence for the performance of certain obligations specified in the agreement and Ericsson has not performed such obligations by a reasonable date stated in our notice;

  •
  if Ericsson chronically provides us with unsatisfactory performance or fails to complete work by the due dates;

  •
  at any time prior to the delivery of the equipment, in which case we must pay to Ericsson charges calculated in accordance with the agreement and which cannot exceed the unpaid balance of the price;

  •
  if Ericsson has not received all the government authorizations necessary for the work at least 90 days prior to the date such authorizations are required; or

  •
  if a force majeure event delays the delivery timetable by more than six months or permanently prevents Ericsson from complying with the delivery timetable (in which case the financial consequences of the termination will be negotiated between the parties with regard to apportioning the loss equally).

        Ericsson may terminate the agreement if we fail to pay any sums by the due date and we fail to remedy this within 30 days of being requested to pay by written notice.

        Either party may terminate the agreement if the other party becomes subject to insolvency procedures or is unable to pay its debts.

        If we terminate the agreement for cause, we may receive the following remedies:

  •
  we may, at our sole discretion, take over all or part of the work completed prior to the termination, in which case Ericsson must compensate us for any increased cost reasonably incurred in completing the work; or

  •
  if we do not elect to take over and complete all or any part of the work completed prior to the termination, Ericsson must refund to us all amounts which we have already paid for that work and may have to pay the increased cost that we reasonably incur in procuring alternative equipment and/or services.

BGAN Business Support System Contract with Danet

        On June 12, 2003, we entered into an agreement with Danet GmbH pursuant to which Danet has agreed to provide services, equipment and programs in connection with the BGAN Business Support System, or BSS. The BGAN BSS will provide business management functions for the BGAN and Regional BGAN services, with emphasis on timely customer administration, customer management and complex rating.

        Under the agreement, Danet has agreed to provide overall program management for the implementation of the BGAN BSS and to manage deliverables under all third-party contracts and sub-contracts related to BGAN BSS. Danet will also integrate BGAN BSS modules, external interfaces and the current BGAN BSS, and will ensure that all necessary internal and external interfaces comply with our standards and requirements.

        Their work will include designing, testing, installing and configuring computer programs, providing and installing hardware and providing support and maintenance, in each case, for the BGAN BSS.

Warranty

        Under the agreement, Danet has warranted all programs, hardware and services provided under the agreement for 24 months after our final acceptance, which is achieved after the software passes all testing milestones and is accepted by us. Danet has agreed, at its cost to remedy all defects discovered during that period following written notice.

Term

        The effective date of this agreement is June 12, 2003. A milestone schedule for various design reviews and acceptance tests culminates in a dry run of the migration of the Regional BGAN system to the BGAN system. The date for final acceptance of the support system is February 12, 2005 and all work must be completed by January 31, 2007, subject to any other written arrangement between the parties.

Price

        Payments of the contract price are due in accordance with a five-year milestone schedule. We have agreed to pay an additional annual maintenance fee beginning 24 months after our final acceptance.

Liquidated Damages

        If Danet fails to deliver the software to us on schedule due to delays by Danet or its sub-contractors, Danet will have to pay us liquidated damages in the amount of $18,000 per day past the completion date, to a maximum of 5% of the contract value.

Termination

        We may terminate the agreement at our convenience upon 30 days' notice to Danet. Notice of termination has to become effective on the scheduled date for completion of any milestone. Termination charges will be determined following good faith negotiations between us and Danet based on the cost of work performed to date, and taking into account reasonably necessary losses of contract, revenue, costs and expenses.

        We may also terminate the agreement if Danet has made a false, inaccurate or misleading statement that has a material effect on the agreement or if Danet were to take any action that might invalidate or subject to dispute our title to intellectual property rights.

        Either Danet or we may terminate this agreement upon a material breach, or any other breach not remedied within 30 days, an insolvency-type event or cessation to exist. This agreement will also terminate upon the occurrence of a force majeure event lasting for more than 30 days.

Liability

        Each party gives standard indemnities to the other party for loss or damage to any property or injury or death of any person caused by negligence, omission or wilful misconduct. Except for injury or death of any person, such liabilities are limited to $5 million.

        Liabilities for any other damage or loss arising in connection with this agreement is limited in the aggregate for a single or a series of incidents from the same event to (i) $40 million for claims until our final acceptance and (ii) $5 million for claims within the 24-month warranty period.

Assignment

        An assignment would require the consent of the other party, such consent not to be unreasonably withheld.

DESCRIPTION OF CERTAIN FINANCING ARRANGEMENTS

        The following is a summary of the material terms of certain financing arrangements to which we are or will be a party. The following summaries are not complete and are qualified by reference to the agreements described below.

Senior Credit Agreement

        Inmarsat Investments Limited, as borrower, Inmarsat Group Holdings Limited, and certain subsidiaries of Inmarsat Investments Limited (including all of the Subsidiary Guarantors), as guarantors, entered into a senior credit agreement dated October 10, 2003, with Barclays Capital, Credit Suisse First Boston and The Royal Bank of Scotland plc as mandated lead arrangers, Barclays Capital, Credit Suisse First Boston and the Royal Bank of Scotland plc as book-runners and Barclays Bank PLC as agent and security trustee, as amended.

        The senior credit agreement provides for senior term loans in a maximum aggregate principal amount of $975.0 million, consisting of one $400.0 million facility, known as Term Loan A, two separate $200.0 million facilities, known as Term Loan B and Term Loan C, respectively, one $100.0 million senior capital expenditure facility and a multicurrency revolving working capital facility of $75.0 million.

Interest Rates and Fees

        Advances under the senior credit agreement will bear interest for each interest period at a rate per annum equal to LIBOR plus an applicable margin of:

  •
  2.50% for Term Loan A, the capital expenditure facility and the working capital facility;

  •
  3.00% for Term Loan B; and

  •
  3.50% for Term Loan C.

        The margin on Term Loan A, the working capital facility and the capital expenditure facility are subject to a margin "ratchet." Pursuant to the ratchet, the margin will be adjusted downwards at specified increments if Inmarsat Group Holdings Limited (on a consolidated basis) attains certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum.

        We paid customary fees to the lenders under the senior credit agreement for making the term loans available under the senior credit agreement.

Guarantees and Security

        Inmarsat Investments Limited's obligations under the senior credit agreement will be guaranteed by Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and Inmarsat (IP) Company Limited. The obligations of the guarantors will be joint and several. Subject to certain conditions, Inmarsat Group Holdings Limited must procure that the aggregate of the unconsolidated total assets and unconsolidated subsidiary EBITDA of the guarantors exceeds 90% of our consolidated assets and EBITDA, respectively, calculated by reference to the most recent audited consolidated financial statements of each guarantor.

        In addition, the senior credit agreement benefits from a first ranking fixed and floating charge over all of the assets of Inmarsat Investments Limited and the other guarantors of the senior credit agreement, including the shares of Inmarsat Ventures Limited.

Overfund Amount

        Under the senior credit agreement, Inmarsat Investments Limited is required to deposit funds (collectively referred to as the overfund) in an account held with the security trustee in the name of Inmarsat Investments Limited. The overfund comprises funds raised from:

  •
  the term loans;

  •
  the subordinated intercompany shareholder funding loan;

  •
  the subscription for shares in Inmarsat Ventures Limited; and

  •
  cash existing in Inmarsat Ventures Limited and its subsidiaries on the closing date of the acquisition,

in each case, that is not used to fund the consideration payable to shareholders of Inmarsat Ventures Limited pursuant to the acquisition or the acquisition costs.

        The initial overfund of $244.0 million was funded on December 30, 2003. The senior credit agreement provides that the amount of the overfund shall not exceed $244.0 million. Inmarsat Investments Limited may withdraw amounts from the overfund account if the balance after the withdrawal will not be less than two-thirds of the amount of the overfund at the time of the withdrawal or if Inmarsat Ventures Limited certifies to the agent and the security trustee that the amount withdrawn will be applied to fund capital expenditure in relation to the Inmarsat-4 program.

Maturity

        Term Loan A will mature on the sixth anniversary of the date of the closing of the acquisition (December 17, 2003) and is repayable in incremental instalments from 2.5% of Term Loan A payable 18 months after the date of the closing of the acquisition to 17.5% of Term Loan A payable on the sixth anniversary of the date of the closing of the acquisition.

        Term Loan B must be repaid in two equal semi-annual instalments, the first instalment falling on the date 180 days prior to the second instalment and the second instalment on the seventh anniversary of the date of the closing of the acquisition. Term Loan C must be repaid in two equal semi-annual instalments, the first instalment falling on the date 180 days prior to the second instalment and the second instalment on the eighth anniversary of the date of the closing of the acquisition.

        The capital expenditure facility will mature on the sixth anniversary of the date of the closing of the acquisition and is repayable in incremental instalments from 16% of the facility payable three and a half years after the closing of the acquisition to 17% of the facility payable on the sixth anniversary of the date of the closing of the acquisition.

        The working capital facility is available until the earliest of the date on which Facility A is repaid in full or canceled and the sixth anniversary of the closing of the acquisition. Each advance under the revolving facility must be repaid on the last day of each interest period with respect to the advance and amounts repaid may be redrawn (subject to satisfaction of certain conditions).

Use of Proceeds

        The proceeds of Term Loan A, Term Loan B and Term Loan C were made available on December 30, 2003 to pay the purchase price with respect to the acquisition and pay related fees and expenses. The capital expenditure facility is available to finance capital expenditure in relation to the Inmarsat-4 program and the working capital facility is available to refinance existing debt. Both the capital expenditure facility and the working capital facility are undrawn.

Voluntary and Mandatory Prepayment

        The term loans allow for voluntary prepayments and require mandatory prepayment in full or in part in certain circumstances, including:

  •
  a change of control, sale or flotation;

  •
  the disposal of assets other than in the ordinary course of trading or specific exceptions specified in the senior credit agreement;

  •
  the receipt of insurance claim proceeds in excess of $1.0 million unless (i) they are applied or contractually committed to be applied in the purchase, repair or replacement of fixed assets for use in the business within 12 months of receipt or have to be applied in payment of third-party liabilities, (ii) they relate to the Inmarsat-4 satellite program and, within 12 months of receipt, are committed to be applied in the case of the first loss (or partial loss) of an Inmarsat-4 satellite, in construction of a new launch vehicle, and in the case of any subsequent loss, in the construction of a new Inmarsat-4 satellite, a new launch vehicle and insurance for such satellite or (iii) they relate to the Inmarsat-3 satellites and are promptly applied in purchasing further insurance for the Inmarsat-3 satellites; and

  •
  50% of excess cash flow, to the extent it exceeds $10.0 million for any financial year.

        Amounts received by us which may become subject to the preceding prepayment provisions will be retained in a cash collateral account charged to the security agent until applied.

Representations, warranties and undertakings

        The senior credit agreement contains customary representations and warranties.

        In addition, it contains negative covenants that restrict or prohibit Inmarsat Investment Limited and its subsidiaries (subject to certain agreed exceptions) from:

  •
  merging or consolidating with or into any other person;

  •
  materially changing the general nature of their business;

  •
  selling, transfering, leasing or otherwise disposing of any of their assets;

  •
  creating security interests over any part of their assets, save (among other things) to secure the notes as permitted under the intercreditor agreement;

  •
  entering into any contract or arrangement unless it is on arms' length terms;

  •
  conducting certain acquisitions or investments, or entering into joint ventures or partnerships;

  •
  incuring or having outstanding certain borrowings, guarantees, indemnities, loans or letters of credit;

  •
  conducting certain share issues or issuing options for the issue of any shares or loan capital, or redeeming or purchasing their own shares;

  •
  making any repayment of principal or payment of interest under the indenture related to the notes and related documents, except as permitted by the intercreditor agreement;

  •
  declaring or paying certain dividends or making certain other distributions to our shareholders or making any payment under the subordinated preference certificates (save that, following the later of the third anniversary of the acquisition and acceptance of one Inmarsat-4 satellite in orbit, we may use excess cash not required to repay the senior credit agreement to make such payments if certain net debt-to-EBITDA ratios are met); and

  •
  opening bank accounts with any financial institution other than a lender under the senior credit agreement.

Effective April 8, 2004, we obtained the permission of the lenders under the senior credit agreement to complete the offering of the additional notes and make the resulting payments.

        In addition, the senior credit agreement requires us to maintain specified consolidated financial ratios, such as EBITDA to total net interest payable, total net debt to EBITDA, senior net debt to EBITDA and cashflow to net debt service. The senior credit agreement also restricts the amounts and timing of capital expenditures related to the Inmarsat-4 program and also restricts our ability to make other capital expenditures.

        The senior credit agreement contains customary affirmative undertakings, including (among others) undertakings related to:

  •
  the maintenance of insurance with respect to our Inmarsat-3 satellites and our Inmarsat-4 satellites;

  •
  the maintenance of all relevant authorizations;

  •
  protection of our intellectual property;

  •
  implementing certain interest rate hedging policies; and

  •
  information and accounting.

        The senior credit agreement contains customary events of default, including (among others):

  •
  non-payment of amounts due under the senior credit agreement, subject to a three business day grace period, solely in relation to any administrative or technical error;

  •
  breach of other covenants (including financial covenants);

  •
  breach of representations or warranties;

  •
  invalidity or unlawfulness of certain senior finance documents;

  •
  certain insolvency, receivership, liquidation, winding up or related events including creditors' process;

  •
  cross-default when any financial indebtedness of $3.0 million or more is not paid when due or is capable of being declared due and payable;

  •
  change of ownership;

  •
  breach of any term in the intercreditor agreement;

  •
  failure by us to have at least three fully operational Inmarsat-3 or Inmarsat-4 satellites in orbit;

  •
  certain material litigation is commenced or threatened;

  •
  material qualification of financial statements by our auditors; and

  •
  regulatory proceedings or other events having materially adverse effects occur.

        At any time after the occurrence of an event of default the lenders may terminate the availability of the facilities, declare any outstanding advances due and payable, require any borrower to prepay certain liabilities, and/or take any other action allowed under the documents or law.

Subordinated Preference Certificates

        On the date of the closing of the acquisition, funds advised by Apax Partners and funds advised by Permira (among others) purchased euro-denominated subordinated preference certificates issued by Inmarsat Holdings Limited with an aggregate nominal amount of $27,632 million (at a purchase price of $618.8 million). The subordinated preference certificates are subordinated to the rights of all creditors of Inmarsat Holdings Limited and its subsidiaries (except where any obligations are expressly subordinated to the subordinated intercompany shareholder funding loan), except that they rank ahead of all shares and equity shares of Inmarsat Holdings Limited. No amount under the subordinated preference certificates shall be or become payable if it would breach the senior credit agreement, the indenture or the intercreditor agreement. Subject to the foregoing, the subordinated preference certificates are redeemable by Inmarsat Holdings Limited upon certain sale or listing events, at a redemption price that increases through the term of the subordinated preference certificates, from 2.5% of the final nominal amount on the first anniversary of the closing of the acquisition, to 100% of the final nominal value on the thirtieth anniversary of the closing of the acquisition. In addition, the subordinated preference certificates must be redeemed on the thirtieth anniversary of the closing of the acquisition at their final nominal amount. Please see "—Senior Credit Agreement," "—Intercreditor Agreement" and "Description of the Notes."

Subordinated Intercompany Shareholder Funding Loan

        On the date of completion of the acquisition, pursuant to the subordinated intercompany shareholder funding loans, Inmarsat Holdings Limited loaned to Inmarsat Group Limited (which, in turn, loaned to Inmarsat Investments Limited) the aggregate proceeds of the subordinated preference certificates ($618.8 million). Each subordinated intercompany shareholder funding loan ranks behind the rights of all other creditors of the issuer of such subordinated intercompany shareholder funding loan from time to time, including creditors under the senior credit agreement and the notes and guarantees thereof. Interest on the subordinated intercompany shareholder funding loan accrues at a rate of 13.5% per annum. Interest is payable only on repayment of the principal amount of the subordinated intercompany shareholder funding loans. The subordinated intercompany shareholder funding loans have no fixed maturity and may be repaid at any time at each borrower's option. The amount repayable shall be an amount equal to the principal amount of the subordinated intercompany shareholder funding loans plus accrued interest thereon.

        We used the proceeds of the offering of the additional notes to (i) repay $95.5 million of principal and $4.5 million of interest on the subordinated intercompany shareholder funding loan and (ii) pay fees and expenses of the offering of the additional notes. Thereafter, we retired an equal amount of subordinated preference certificates.

Subordinated Intercompany Note Proceeds Loans

        In connection with the issuance of the January 2004 notes, the issuer made a subordinated intercompany note proceeds loan to Inmarsat Investments Limited with the proceeds from the offering of the January 2004 notes. On the closing date of the offering of additional notes, the issuer made a second subordinated intercompany note proceeds loan to Inmarsat Investments Limited with the proceeds from the offering of the additional notes. Interest on the subordinated intercompany note proceeds loans will accrue at a rate sufficient to fund interest on the notes (including default interest and interest in the nature of liquidated damages pursuant to the registration rights agreement) and, if applicable, additional amounts. Regularly accruing interest on the subordinated intercompany note proceeds loans will be payable semi-annually one business day before each interest payment date in respect of the notes. Default interest, interest to fund liquidated damages and additional amounts will be due and payable on the business day preceding the date on which the corresponding amount is due and payable under the indenture and/or the registration rights agreement.

        Inmarsat Investments Limited's obligations pursuant to the subordinated intercompany note proceeds loans will be evidenced by promissory notes which shall be issued pursuant to the subordinated intercompany note proceeds loans and deposited with The Bank of New York, as trustee in respect of the Notes.

        The subordinated intercompany note proceeds loans will be subordinated in right of payment, initially pursuant to the intercreditor agreement, to all "senior debt" of Inmarsat Ventures Limited (including Inmarsat Ventures Limited's obligations under the senior credit agreement). Under the intercreditor agreement, Inmarsat Ventures Limited may make payments of (i) interest and fees (including additional amounts) under the documents governing the subordinated intercompany note proceeds loans and (ii) if the senior credit agreement has been repaid and canceled, principal on the subordinated intercompany note proceeds loans at final maturity (but not before) which shall be one business day preceding the final maturity of the Notes. Those payments may be made only in accordance with the intercreditor agreement, which contains customary payment blockage provisions. Please see "—Intercreditor Agreement" below.

        For purposes of the foregoing, "senior debt" means:

  •
  all indebtedness of Inmarsat Investments Limited outstanding under the senior credit agreement and all hedging obligations with respect thereto;

  •
  any other indebtedness of Inmarsat Ventures Limited permitted to be incurred under the terms of the indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated intercompany note proceeds loan;

  •
  the subsidiary guarantee of Inmarsat Investments Limited; and

  •
  all obligations with respect to the preceding items.

        Notwithstanding anything to the contrary in the preceding, "senior debt" will not include:

  •
  any liability for corporation or similar taxes owed or owing by Inmarsat Ventures Limited;

  •
  any intercompany indebtedness of Inmarsat Investments Limited to any of its subsidiaries, holding companies or affiliates;

  •
  any trade payables; or

  •
  the portion of any indebtedness that is incurred in violation of the indenture.

        Subject to the terms of the intercreditor agreement, if:

  •
  there is a default in the payment when due (at maturity or otherwise) of the principal amount of the subordinated intercompany note proceeds loan or the promissory notes issued thereunder; or

  •
  certain "insolvency events" occur with respect to Inmarsat Investments Limited,

all other amounts payable by Inmarsat Investments Limited under the subordinated intercompany note proceeds loan or the promissory note issued thereunder will be immediately due and payable without further action or notice.

Intercreditor Agreement

        In connection with the acquisition and financing thereof, Inmarsat Group Holdings Limited, its subsidiaries and each obligor under the finance documents (including the issuer and the guarantors of the notes) entered into an intercreditor agreement with the lenders under the senior credit agreement, the senior agent, the security agent, the shareholders and, upon accession, the trustee for the holders of the notes, among others.

        The agreement sets out:

  •
  the relative ranking of certain debt of Inmarsat Group Holdings Limited and its subsidiaries;

  •
  when payments can be made in respect of that debt;

  •
  when enforcement actions can be taken in respect of that debt;

  •
  the terms pursuant to which that debt will be subordinated upon the occurrence of certain insolvency events;

  •
  turnover provisions; and

  •
  agreements among secured creditors of the obligors regarding enforcement of their security.

Priority

        The intercreditor agreement provides that outstanding debt of Inmarsat Group Holdings Limited and its subsidiaries will have the following priority:

  •
  first, the "senior debt" (which consists of all money and liabilities now or in the future due, owing or incurred under the senior credit agreement and related documents, together with all accruing interest and all related losses and charges) and any "hedging liabilities" (which consist of any liabilities due to any hedging lender in relation to any hedging document approved by the security trustee);

  •
  second, the subsidiary guarantees of the notes;

  •
  third, the subordinated preference certificates; and

  •
  fourth, the subordinated intercompany shareholder funding loan, any other intercompany debt and the investor debt.

        The ranking of the notes and the parent guarantee is not governed by the intercreditor agreement.

Subsidiary guarantees

        Permitted payments.    Until the repayment in full of the senior credit agreement no subsidiary guarantor will:

  •
  pay any amount on or in respect of, or make any distribution in respect of, its subsidiary guarantee in cash or in kind or apply any money or property in or towards discharge of its subsidiary guarantee, except as described below;

  •
  exercise any set-off against its subsidiary guarantee, except as described below;

  •
  create or permit to subsist any security, or give any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it, for, or in respect of, its subsidiary guarantee, other than the guarantees and security in favor of the noteholders as described in this prospectus; or

  •
  make certain amendments to the indenture or any other agreement related to the subsidiary guarantees;

and, except with the prior consent of the majority lenders under the senior credit agreement, no noteholder shall:

  •
  demand or receive any payment from any subsidiary guarantor of any amount on or in respect of, or any distribution from any subsidiary guarantor in respect of, any subsidiary guarantee in cash or in kind or apply any money or property in or towards discharge of any subsidiary guarantee, except as described below;

  •
  exercise any set-off against any subsidiary guarantee, except as described below; or

  •
  permit to subsist or receive any security or any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it for, or in respect of, any subsidiary guarantee, other than the guarantees and security in favor of the noteholders as described in this prospectus.

        Notwithstanding the foregoing, a subsidiary guarantor may pay and a noteholder may receive:

  •
  "permitted junior securities;" and

  •
  subject to the suspension provisions below, payments on the guarantees in respect of interest, fees, expenses and other amounts in accordance with the indenture.

        The preceding payments (other than payments made in "permitted junior securities") must be suspended if:

  •
  a payment event of default under the senior credit agreement occurs (until the default has been waived or remedied); or

  •
  a non-payment event of default under the senior credit agreement has occurred and the senior agent has served a notice of such non-payment default to the trustee and the issuer, until the earliest of:

  (
  )      179 days after notice was served on the issuer and the trustee by the senior agent;

  (
  )      if a standstill period with respect to the subordinated intercompany note proceeds loan is in effect after the delivery of the notice above, the date on which that standstill period expires;

  (
  )      the date on which the senior default has been waived or remedied;

  (
  )      the date on which the senior agent delivers notice to the issuer and the trustee canceling the payment suspension; and

  (
  )      the date of repayment in full of all obligations under the senior credit agreement.

        Enforcement action.    Until the repayment in full of the senior credit agreement, except with the prior consent of or as required by the majority lenders under the senior credit agreement, the trustee and the noteholders may not take any "enforcement action" in relation to the subsidiary guarantees unless they have matured in accordance with their terms. See "Description of the Notes—Guarantees—Maturity and Subordination of Subsidiary Guarantees—Maturity."

  Subordination on insolvency.    If:

  •
  any order is made or resolution passed for the suspension of payments, moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor under the senior finance documents or the high yield finance documents;

  •
  any obligor enters into any composition, assignment or arrangement with its creditors generally;

  •
  any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any obligor or any of its assets;

  •
  or any analogous event occurs in any jurisdiction, then:

the subsidiary guarantees will be subordinated in right of payment to the senior credit agreement and the related hedging liabilities and, until the senior credit agreement and related hedging obligations are discharged, the trustee and each noteholder must (among other things):

  •
  hold all payments and distributions in cash or in kind received or receivable by it in respect of the subsidiary guarantees on trust for the senior lenders under the senior credit agreement;

  •
  on demand by the senior lenders or their agent, pay an amount equal to subsidiary guarantees owing to it and discharged by set-off or otherwise to the senior lenders or their agent; and

  •
  promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant debtor or their proceeds to pay distributions in respect of the subsidiary guarantees directly to the senior creditors or their agent, save, in each case, that the trustee and noteholders will be entitled to receive and retain "permitted junior securities."

        For purposes of the foregoing, "permitted junior securities" means:

  •
  equity securities of the parent guarantor and/or any holding company of it, and

  •
  debt securities of the parent guarantor, the issuer, any holding company of either of them and/or of the relevant subsidiary guarantor that (in the case of the subsidiary guarantors only) are subordinated in right of payment to the senior credit agreement at least to the extent that the subsidiary guarantees are subordinated to the senior credit agreement.

Subordinated intercompany note proceeds loans

        Permitted payments.    Until the repayment in full of the senior credit agreement, except with the prior consent of or as required by the majority lenders under the senior credit agreement, Inmarsat Investments Limited will not:

  •
  pay any amount on or in respect of, or make any distribution in respect of, the subordinated intercompany note proceeds loan in cash or in kind or apply any money or property in or towards discharge of any subsidiary guarantee, except as described below;

  •
  exercise any set-off against the subordinated intercompany note proceeds loans, except as described below;

  •
  create or permit to subsist any security, or give any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it, for, or in respect of, the subordinated intercompany note proceeds loans; or

  •
  make certain amendments to the subordinated intercompany note proceeds loans,

and, except with the prior consent of the majority lenders under the senior credit agreement, the holder of the subordinated intercompany note proceeds loans may not:

  •
  demand or receive any payment of any principal, interest or other amount on or in respect of, or any distribution in respect of, the subordinated intercompany note proceeds loan in cash or in kind or apply any money or property in or towards discharge of the subordinated intercompany note proceeds loans, except as described below;

  •
  exercise any set-off against any the subordinated intercompany note proceeds loans, except as described below; or

  •
  permit to subsist or receive any security or any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it for, or in respect of, the subordinated intercompany note proceeds loans.

        Notwithstanding the foregoing, subject to the suspension provisions below, Inmarsat Investments Limited may pay and the issuer may receive interest (but not principal), fees, expenses or other amounts (including reasonable legal fees and taxes) in respect of the subordinated intercompany note proceeds loans.

        The preceding payments must be suspended if:

  •
  a payment event of default under the senior credit agreement occurs (until the default has been waived or remedied); or

  •
  a non-payment event of default under the senior credit agreement has occurred and the senior agent has served a notice of such non-payment default to the trustee and the issuer, until the earliest of:

  (
  )      179 days after the notice was served on the issuer and the trustee by the senior agent;

  (
  )      if a standstill period with respect to the subordinated intercompany note proceeds loan is in effect after the default giving rise to the notice above, the date on which that standstill period expires;

  (
  )      the date on which the senior default has been waived or remedied;

  (
  )      the date on which the senior agent delivers notice to the issuer and the trustee canceling the payment suspension; and

  (
  )      the date of repayment in full of all obligations under the senior credit agreement.

        Enforcement action.    Until the repayment in full of the senior credit agreement, except with the prior consent of or as required by the majority lenders under the senior credit agreement, the holder of the subordinated intercompany note proceeds loans may not take any "enforcement action" in respect of the subordinated intercompany note proceeds loans.

        The restrictions in the preceding paragraph will not apply if:

  •
  any "insolvency event" in relation to a "key company" is continuing; or

  •
  an event of default under the indenture governing the notes has occurred and is continuing and

  (
  )      the senior agent has received notice of the relevant default from the trustee; and

  (
  )      179 days has elapsed from the date such notice was given to the senior agent.

  For the purposes hereof, "enforcement action" means, in respect of any obligation, any action to

  •
  demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of the obligation;

  •
  recover all or any of the obligation (including by way of set off);

  •
  exercise or enforce any right against any surety or any other rights under any other document, agreement or instrument in relation to (or given in support of) all or any of the debt under the relevant obligation;

  •
  petition for or take any other step which may lead to any insolvency, liquidation, reorganization, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the obligor in relation thereto; or

  •
  start any legal proceedings against any obligor in relation to the obligation.

        "insolvency event" means any of the following:

  •
  a "key company" is unable or admits in writing its inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on all or any class of its debts or, by reason of actual financial difficulties, commences negotiations with one or more classes of its creditors (other than the senior lenders, the noteholders or certain shareholders of Inmarsat Group Holdings Limited) with a view to rescheduling any of its indebtedness;

  •
  a moratorium is declared in respect of any indebtedness of any "key company;" or

  •
  subject to certain limited exceptions,

  (
  )      any corporate action, legal proceedings or other procedure or step is taken in relation to:

  /*/
  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any "key company;"

  /*/
  a composition, assignment or arrangement with any creditor of any "key company;"

  /*/
  the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any "key company" or any of its assets; or

  /*/
  the enforcement of any security over any assets of any "key company," or

  (
  )      or any analogous procedure or step is taken in any jurisdiction.

        "key company" means Inmarsat Group Holdings Limited, Inmarsat Holdings Limited, Inmarsat Group Limited, Inmarsat Investments Limited, the issuer, each obligor in respect of the senior credit agreement or the notes and each "material subsidiary" (i.e., a subsidiary whose revenue or EBITDA equals or exceeds 5% of our consolidated revenue or EBITDA) that is not such an obligor.

        Subordination on insolvency.    If:

  •
  any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor under the senior finance documents or the high yield finance documents;

  •
  any obligor enters into any composition, assignment or arrangement with its creditors generally; or

  •
  any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any obligor or any of its assets,

  •
  or any analogous event occurs in any jurisdiction

then, the subordinated intercompany note proceeds loans will be subordinated in right of payment to the senior credit agreement, the related hedging liabilities, the notes and the guarantees, and until the senior credit agreement, related hedging obligations and the notes, as applicable, are discharged, the holder of the subordinated intercompany note proceeds loans must (among other things):

  •
  hold all payments and distributions in cash or in kind received or receivable by it in respect of the subordinated intercompany note proceeds loans on trust for the senior creditors referred to above;

  •
  on demand by the senior creditors or their agent, pay an amount equal to subordinated intercompany note proceeds loan owing to it and discharged by set-off or otherwise to the senior creditors or their agent; and

  •
  promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant debtor or their proceeds to pay distributions in respect of the subordinated intercompany note proceeds loan directly to the senior creditors or their agent.

Enforcement of security

        Subordinated intercompany funding loan.    Until the senior credit agreement is repaid, except with the prior consent of or as required by the majority lenders under the senior credit agreement, the trustee and the noteholders may not take any "enforcement action" in relation to the pledge of the subordinated intercompany note proceeds loans unless:

  •
  an "insolvency event" in respect of a "key company" is continuing; or

  •
  a default under the indenture has occurred and is continuing and:

  (
  )      the senior agent has received a notice of the default specifying the event or circumstances of that default from the trustee; and

  (
  )      a period of not less than 179 days has elapsed from the date that notice was given to the senior agent.

        Second-ranking share charge.    Until the senior credit agreement is repaid, except with the prior consent of or as required by the majority lenders under the senior credit agreement, the trustee and the noteholders may not take any "enforcement action" in relation to the second-ranking share charge unless:

  •
  an "insolvency event" in respect of a "key company" is continuing; or

  •
  a default under the indenture has occurred and is continuing and:

  (
  )      the senior agent has received a notice of the default specifying the event or circumstances of that default from the trustee acting on the instructions of the holders of more than 50% in principal amount of the outstanding notes; and

  (
  )      a period of not less than 179 days has elapsed from the date that notice was given to the senior agent; and

  (
  )      at such time, the senior lenders have taken no "enforcement action" under the security documents in relation the senior lenders' charge over the shares (or they have taken such "enforcement action" but are not pursuing it diligently).

Subordinated intercompany shareholder funding loans

        Permitted payments.    Until the later of the repayment in full of the senior credit agreement and the repayment in full of the notes, Inmarsat Group Limited shall not:

  •
  pay any amount on or in respect of, or make any distribution in respect of, the subordinated intercompany shareholder funding loan in cash or in kind or apply any money or property in or towards discharge of the subordinated intercompany shareholder funding loan, except as described below;

  •
  exercise any set-off against the subordinated intercompany shareholder funding loan, except as described below;

  •
  create or permit to subsist any security, or give any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it, for, or in respect of, the subordinated intercompany shareholder funding loan; or

  •
  take or omit to take any action whereby the ranking and/or subordination of the subordinated intercompany shareholder funding loan contemplated by the intercreditor agreement may be impaired, and except with the prior consent of the majority lenders under the senior credit agreement and the requisite noteholders, Inmarsat Holdings Limited shall not:

  •
  demand or receive any payment from Inmarsat Group Limited of any amount on or in respect of, or any distribution from Inmarsat Group Limited in respect of, the subordinated intercompany shareholder funding loan in cash or in kind or apply any money or property in or towards discharge of the subordinated intercompany shareholder funding loan except as described below; or

  •
  exercise any set-off against the subordinated intercompany shareholder funding loan, except as described below; or

  •
  permit to subsist or receive any security or any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it for, or in respect of, the subordinated intercompany shareholder funding loan; or

  •
  claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of Inmarsat Group Holdings Limited or its subsidiaries (other than as required by any senior lender); or

  •
  sue, claim or bring proceedings against any obligor in respect of the senior credit agreement, the notes, the guarantees or any intercompany borrower for breach of any representation, warranty or undertaking by any such obligor or intercompany borrower under or in connection the subordinated intercompany shareholder funding loan; or

  •
  take or omit to take any action whereby the ranking and/or subordination contemplated by the intercreditor agreement may be impaired.

        Notwithstanding the foregoing, Inmarsat Group Limited may pay and Inmarsat Group Holdings Limited may receive and retain payments in respect of the subordinated intercompany shareholder funding loan to the extent permitted by the senior credit agreement and the notes; provided that no "senior declared default" or "high yield notes declared default" is continuing or will be continuing immediately after the making of the relevant payment.

        For purposes of the foregoing, "senior declared default" means an event of default under the senior credit agreement which has resulted in the senior agent accelerating or exercising certain other remedies under the senior credit agreement and "high yield notes declared default" means an event of default under the indenture which has resulted in the trustee or the noteholders accelerating or exercising certain other remedies under the indenture.

        Effective April 8, 2004, we obtained permission of the lenders under senior credit agreement to complete the offering of the additional notes and make the relevant payments.

        Enforcement Action.    Until the later of the repayment in full of the senior credit agreement and the repayment in full of the notes, Inmarsat Holdings Limited shall not, except with the prior consent of or as required by the senior lenders and the trustee (acting on behalf of the noteholders), take any "enforcement action" in relation to the subordinated intercompany shareholder funding loan.

        Subordination on insolvency.    If:

  •
  any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor under the senior finance documents or the high yield finance documents;

  •
  any obligor enters into any composition, assignment or arrangement with its creditors generally; or

  •
  any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any obligor or any of its assets,

  •
  or any analogous event occurs in any jurisdiction,

then, the subordinated intercompany shareholder funding loan will be subordinated in right of payment to the senior credit agreement, the related hedging liabilities, the notes and the guarantees thereof, and until the such debt is discharged, Inmarsat Holdings Limited must (among other things):

  •
  hold all payments and distributions in cash or in kind received or receivable by it in respect of the subordinated intercompany shareholder funding loan on trust for the senior creditors;

  •
  on demand by the senior creditors or their agent, pay an amount equal to the subordinated intercompany shareholder funding loan owing to it and discharged by set-off or otherwise to the senior creditors or their agent; and

  •
  promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant debtor or their proceeds to pay distributions in respect of the subordinated intercompany shareholder funding loan directly to the senior creditors or their agent.

Subordinated preference certificates

        Permitted Payments.    Until the later of the repayment in full of the senior credit agreement and the notes, Inmarsat Group Limited shall not:

  •
  pay any amount on or in respect of, or make any distribution in respect of, the subordinated preference certificates, in cash or in kind, or apply any money or property in or towards discharge of the subordinated preference certificates, except as described below;

  •
  exercise any set-off against the subordinated preference certificates, except as described below;

  •
  create or permit to subsist any security, or give any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it, for, or in respect of, the subordinated preference certificates; or

  •
  take or omit to take any action whereby the ranking and/or subordination of the subordinated preference certificates, contemplated by the intercreditor agreement may be impaired; or

  •
  convert the subordinated preference certificates into shares of Inmarsat Group Holdings Limited or its subsidiaries, other than into ordinary shares of Inmarsat Group Holdings Limited;

and, except with the prior consent of the majority lenders under the senior credit agreement and the requisite noteholders, Inmarsat Holdings Limited shall not:

  •
  demand or receive any payment from Inmarsat Group Limited of any amount on or in respect of, or any distribution from Inmarsat Group Limited in respect of, the subordinated preference certificates in cash or in kind or apply any money or property in or towards discharge of the subordinated preference certificates, except as described below; or

  •
  exercise any set-off against the subordinated preference certificates, except as described below; or

  •
  permit to subsist or receive any security or any guarantee from Inmarsat Group Holdings Limited or any subsidiary of it for, or in respect of, the subordinated preference certificates; or

  •
  claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of Inmarsat Group Holdings Limited or its subsidiaries (other than as required by any senior lender); or

  •
  take or omit to take any action whereby the ranking and/or subordination contemplated by the intercreditor agreement may be impaired; or

  •
  convert the subordinated preference certificates into shares of Inmarsat Group Holdings Limited or its subsidiaries, other than ordinary shares of Inmarsat Group Holdings Limited.

        Notwithstanding the foregoing, Inmarsat Holdings Limited may pay and the holders of subordinated preference certificates may receive and retain payments in respect of the subordinated preference certificates to the extent permitted by the senior credit agreement and the notes; provided that no "senior declared default" or "high yield notes declared default" is continuing or will be continuing immediately after the making of the relevant payment.

        For purposes of the foregoing, "senior declared default" means an event of default under the senior credit agreement which has resulted in the senior agent accelerating or exercising certain other remedies under the senior credit agreement and "high yield notes declared default" means an event of default under the indenture which has resulted in the trustee or the noteholders accelerating or exercising certain other remedies under the indenture.

        Effective April 8, 2004, we obtained permission of the lenders under the senior credit agreement to complete the offering of the additional notes and make the relevant payments.

        Enforcement Action.    Until the later of the repayment in full of the senior credit agreement and the notes, no holder thereof shall, except with the prior consent of or as required by the senior lenders and the trustee (acting on behalf of the noteholders), take any "enforcement action" in relation to the subordinated preference certificates.

        Subordination on insolvency.    If:

  •
  any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor under the senior finance documents or the high yield finance documents;

  •
  any obligor enters into any composition, assignment or arrangement with its creditors generally; or

  •
  any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any obligor or any of its assets,

  •
  or any analogous event occurs in any jurisdiction,

then, the subordinated preference certificates will be subordinated in right of payment to the senior credit agreement, the related hedging liabilities, the notes and the guarantees thereof, and until the such debt is discharged, the holders thereof must (among other things):

  •
  hold all payments and distributions in cash or in kind received or receivable by it in respect of the subordinated preference certificates on trust for the senior creditors;

  •
  on demand by the senior creditors or their agent, pay an amount equal to the subordinated intercompany shareholder funding loan owing to it and discharged by set-off or otherwise to the senior creditors or their agent; and

  •
  promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant debtor or their proceeds to pay distributions in respect of the subordinated preference certificates directly to the senior creditors or their agent.

Turnover

        The subordinated creditors under the intercreditor agreement (i.e., the trustee, the noteholders, the holder of the subordinated intercompany note proceeds loan, the holder of the subordinated intercompany shareholder funding loan and the other intercompany lenders) have agreed in relation to the relevant subordinated obligations that, prior to the discharge in full of all senior obligations, to turn over to the security agent under the senior credit agreement all payments received in violation of the intercreditor agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Distribution Arrangements

        During each of the financial years ended December 31, 2001, 2002 and 2003, affiliates of two of our principal shareholders, Telenor and KDDI, were both among our five largest master distributors (measured by traffic volume over our network). These master distributors are parties to our commercial framework agreement and new master distribution agreement. For a description of these new agreements, see "Material Contracts—New Land Earth Station Operator Agreement" and "—Commercial Framework Agreement."

        We have also entered into a contract to lease excess capacity on our satellites to an affiliate of Stratos Wireless Inc., a shareholder of Inmarsat Group Holdings Limited. This contract represented a significant portion of our revenues from leasing during the year ended December 31, 2003.

Supply Arrangements

        We are party to an agreement with Lockheed Martin Commercial Launch Services Inc., an affiliate of COMSAT (which is also a principal shareholder), to launch the first of our three Inmarsat-4 satellites. For further information about this agreement, you should read "Material Contracts—Launch Services Contract with Lockheed Martin."

        We enter into network and satellite control services and telephone and equipment services contracts with suppliers, including suppliers who are also existing or former shareholders of Inmarsat Group Holdings Limited. During the year ended December 31, 2003, we made payments under these contracts in an aggregate amount of $10.8 million. These arrangements may be continuing, or we may enter into additional contracts with existing shareholders on an arm's length basis on commercial terms.

Acquisition

        In connection with the acquisition we acquired all outstanding shares of Inmarsat Ventures Limited, including those held by Telenor, COMSAT and KDDI, at a price per share of $15.00. Telenor, COMSAT and KDDI and certain other rollover shareholders elected to reinvest a portion of the acquisition consideration paid to them in the surviving business. Telenor, COMSAT and KDDI currently own 14.95%, 13.96% and 7.55%, respectively, and the remaining rollover shareholders collectively own 6.09% of the outstanding shares of Inmarsat Group Holdings Limited.

Transaction Fee

        In connection with the acquisition, we paid to Apax Europe V G.P. Co. Ltd. and Permira a transaction fee of $10.0 million.

Shareholders' Agreement

        In connection with the acquisition, Inmarsat Group Holdings Limited, Inmarsat Holdings Limited, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, certain members of our management and funds advised by Apax Partners and funds advised by Permira entered into a shareholders' agreement.

        Under this agreement, we have agreed to pay to Apax Europe V G.P. Co. Ltd. and Permira a combined, annual monitoring fee of $500,000, plus VAT (subject to an annual increase which shall not be less than the average annual increase in our directors' cash-based remuneration).

        For more information regarding the shareholders' agreement, including rights of certain shareholders to appoint directors and to veto certain corporate actions, see "Principal Shareholders—Shareholders' Agreement."

DESCRIPTION OF THE NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Inmarsat Group Limited" refers only to Inmarsat Group Limited and not to any of its subsidiaries.

        The Issuer issued the existing notes, and will issue the new notes, under an indenture dated February 3, 2004 (as amended by a supplemental indenture dated April 30, 2004), among itself, Inmarsat Group Limited as Guarantor, the Subsidiary Guarantors and The Bank of New York, as trustee. The existing notes and the new notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

        The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). The security documents referred to below under the caption "—Security" define the terms of the security for the notes and the guarantees thereof.

        The following description is a summary of the material provisions of the indenture, the security documents related to the notes and the intercreditor agreement defining the relative rights of the noteholders, the lenders under the senior credit agreement and others. It does not restate those agreements in their entirety. We urge you to read the indenture, the security documents and the intercreditor agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture, the security documents and the intercreditor agreement are available as set forth below under "—Additional Information." Certain capitalized terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Listing of the Notes

        The existing notes are currently listed on the Luxembourg Stock Exchange. We have applied, through our listing agent, to list the new notes on the Luxembourg Stock Exchange.

Brief Description of the Notes and the Guarantees

  The Notes

        The notes:

  •
  are general obligations of the Issuer;

  •
  are the only indebtedness of the Issuer;

  •
  are secured by first priority security over the Subordinated Intercompany Note Proceeds Loans described below; and

  •
  are guaranteed by the Guarantors on the terms set out below.

  The Guarantees

        The notes are initially guaranteed by Inmarsat Group Limited (the "Parent Guarantor") and each of Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Ltd and Inmarsat Launch Company Limited (each, a "Subsidiary Guarantor").

        Inmarsat Group Limited's guarantee of the notes (the "Parent Guarantee"):

  •
  is a general unsecured obligation of Inmarsat Group Limited;

  •
  ranks pari passu in right of payment to all indebtedness and other obligations of Inmarsat Group Limited; and

  •
  ranks senior in right of payment to any future subordinated indebtedness of Inmarsat Group Limited.

        The guarantees (each, a "Subsidiary Guarantee") of the notes by each Subsidiary Guarantor:

  •
  is a general obligation of that Guarantor;

  •
  is unsecured (save that the guarantee of Inmarsat Investments Limited will be secured by a second-ranking charge over the shares of Inmarsat Ventures Limited);

  •
  is subordinated in right of payment to all existing and future Senior Debt of that Guarantor;

  •
  is pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor; and

  •
  is senior in right of payment to any subordinated indebtedness of that Guarantor.

Ranking of the Notes

        The notes are the only indebtedness of the Issuer (other than Additional Notes issued as described under "—Principal, Maturity and Interest" below). However, the Issuer is a finance subsidiary with no independent operations, and all of our operations are conducted through Inmarsat Group Limited's other subsidiaries. The Issuer's only assets are the Subordinated Intercompany Note Proceeds Loans. Claims of creditors of Inmarsat Group Limited's Subsidiaries that are not Guarantors (other than the Issuer), including trade creditors and creditors holding indebtedness or guarantees issued by such entities, including borrowings under the senior credit agreement and claims of holders of any priority or preference equity interests of such entities, generally will have priority with respect to the assets and earnings of such entities over the claims of the Issuer's creditors, including the holders of the notes. Accordingly, although the notes are senior obligations of the Issuer, the notes are effectively subordinated to creditors (including trade creditors) and holders of any priority or preference equity interests, if any, of Inmarsat Group Limited's Subsidiaries that are not Guarantors. Furthermore, the Subsidiary Guarantees are contractually subordinated in right of payment as described below under "—Guarantees—Maturity and subordination of the Subsidiary Guarantees—Subordination."

        The Issuer's ability to service the notes is dependent, inter alia, upon the earnings of the Inmarsat Group Limited's Subsidiaries, the ability of such Subsidiaries to distribute those earnings to Inmarsat Investments Limited by way of dividends, distributions, interest, returns on investments (including repayment of loans) or other payments, and Inmarsat Investments Limited's ability to make payments due on the Subordinated Intercompany Note Proceeds Loans. In general, English companies law restricts the amount a company may distribute as a dividend to its shareholders to its distributable reserves (ie, accumulated profits). Furthermore, all payments by Inmarsat Investments Limited and its subsidiaries to the Issuer are subject to restrictions imposed by the Senior Credit Agreement and the Original Intercreditor Agreement and future Intercreditor Agreements may also limit or prohibit such payments.

        So long as there are outstanding any borrowings or undrawn commitments under the Senior Credit Agreement, the Original Intercreditor Agreement restricts payments by Inmarsat Investments Limited to the Issuer on the Subordinated Intercompany Note Proceeds Loans, other than payments of interest (subject, however, to payment blockage provisions if there is an event of default under the Senior Credit Agreement). In addition, the Original Intercreditor Agreement prohibits payments of principal on the Subordinated Intercompany Note Proceeds Loans, effectively prohibiting the Issuer from paying the principal of the notes if the notes are accelerated or are required to be repurchased pursuant to a Change of Control Offer or an Asset Sale Offer. Any such failure to make payments on the notes would constitute an Event of Default under the notes which in turn is a default under the Senior Credit Agreement. See "Risk Factors—Risks Relating to the Notes—We are subject to restrictive debt covenants," "Risk Factors—Risks Relating to the Notes—We may not be able to finance a change of control offer required by the indenture" and "Description of Certain Financing Arrangements."

        Not all of Inmarsat Group Limited's subsidiaries have guaranteed the notes. In the event of a liquidation, winding up, administration, reorganization or any other insolvency of any of these non-Guarantor subsidiaries, the non-Guarantor subsidiaries will pay the holders of their debt, their trade creditors and any preference shareholders before they will be able to distribute any of their assets to Inmarsat Group Limited or another Guarantor. Inmarsat Limited and Inmarsat Leasing (Two) Limited (two of the Subsidiary Guarantors) generated approximately 96.2% and 107.2% of our consolidated revenues and EBITDA from continuing operations in the year ended December 31, 2003. At December 31, 2003, they held 76.0% of our consolidated total assets less intangible assets. However, certain of our significant licenses and intellectual property (including our trademarks and most of our patents) are owned by non-Guarantor subsidiaries. Consolidated Financial Statements for each of the Subsidiary Guarantors have been included elsewhere in this prospectus.

Restricted and Unrestricted Subsidiaries

        As of the date of this prospectus, all of Inmarsat Group Limited's subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of Inmarsat Group Limited's subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries would not be subject to many of the restrictive covenants in the indenture and would not guarantee the notes.

Subordinated Intercompany Note Proceeds Loans

        In connection with the issuance of the January 2004 Notes, the Issuer and Inmarsat Investments Limited entered into a $375 million Subordinated Intercompany Note Proceeds Loan. On the closing date of the offering of the additional notes, the Issuer made a second Subordinated Intercompany Note Proceeds Loan to Inmarsat Investments Limited with the proceeds from the offering of the additional notes (other than the Accrued Interest). Interest on the Subordinated Intercompany Note Proceeds Loans accrues at a rate sufficient to fund interest on the notes (including default interest and interest in the nature of Additional Interest pursuant to the registration rights agreement) and, if applicable, Additional Amounts (as defined below). Regularly accruing interest on the Subordinated Intercompany Note Proceeds Loans is payable semi-annually one business day before each interest payment date in respect of the notes. Default interest, interest to fund Additional Interest and Additional Amounts is due and payable on the business day preceding the date on which the corresponding amount is due and payable under the indenture.

        The Subordinated Intercompany Note Proceeds Loans are subordinated in right of payment pursuant to the Intercreditor Agreement to all Inmarsat Investments Limited Senior Debt (including Inmarsat Investments Limited's obligations under the Senior Credit Agreement). Under the Original Intercreditor Agreement, Inmarsat Investments Limited may make payments of (i) interest and fees (including Additional Amounts) under the documents governing the Subordinated Intercompany Note Proceeds Loans and (ii) if the Senior Credit Agreement has been repaid and canceled, principal on the Subordinated Intercompany Note Proceeds Loan at final maturity (but not before). Those payments may be made only in accordance with the Original Intercreditor Agreement, which contains customary payment blockage provisions. Please see "Description of Certain Financing Arrangements—

Intercreditor Agreement." The indenture permits the trustee to accede to future Intercreditor Agreements (without the consent of the holders of the notes) on terms substantially the same as the Original Intercreditor Agreement in favor of future holders of Designated Senior Debt of any Subsidiary Guarantor.

Principal, Maturity and Interest

        The Issuer issued $375.0 million in aggregate principal amount of January 2004 notes and $102.5 million in aggregate principal amount of additional notes. The Issuer may issue additional notes (the "Additional Notes" and, together with the January 2004 notes, the additional notes and the new notes offered hereby, the "notes") from time to time. Any issuance of Additional Notes would be subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares." The notes and Additional Notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue notes in denominations of $1,000 principal amount and integral multiples thereof. The notes will mature on June 30, 2012.

        Interest on the notes accrues at the rate of 7.625% per annum and is payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2004. The Issuer will make each interest payment to the holders of record on the immediately preceding February 15 and August 15.

        Interest on the notes accrues from (and including) February 3, 2004 or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

        If the due date for any payment in respect of any note is not a business day at the place in which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

Methods of Receiving Payments on the Notes

        Principal, premium, interest and Additional Amounts, if any, on the Global Notes (as defined below) is payable at the specified office or agency of the Principal Paying Agent (as defined below); provided that all such payments with respect to notes represented by one or more Global Notes registered in the name of or held by a nominee of The Depository Trust Company will be made by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

        Principal, premium, interest and Additional Amounts, if any, on Definitive Registered Notes is payable at the specified office or agency of one or more Paying Agents (as defined below) maintained for such purposes. In addition, interest on the Definitive Registered Notes may be paid by check mailed to the person entitled thereto as shown on the register for the Definitive Registered Notes.

Paying Agent and Registrar for the Notes

        Pursuant to a paying agency agreement among the Issuer, the Guarantors, the Trustee, the Registrar (as defined below), the transfer agents and the paying agents (each a "Paying Agent"), dated as of the Issue Date (the "Paying Agency Agreement"), the Issuer maintains a Paying Agent for the notes in (i) the Borough of Manhattan, City of New York (the "Principal Paying Agent"), (ii) Luxembourg, for so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require and (iii) at the Issuer's option, in another member state of the European Union (as constituted on the Issue Date). The initial Paying Agents will be The Bank of New York in New York and The Bank of New York (Luxembourg) SA in Luxembourg.

        The Issuer also maintains and will maintain one or more registrars (each, a "Registrar") with an office in the Borough of Manhattan, City of New York and a transfer agent in each of (i) the Borough of Manhattan, City of New York, (ii) for so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, Luxembourg and (iii) at the Issuer's option, in another member state of the European Union (as constituted on the Issue Date). The initial Registrar is The Bank of New York in New York. The initial transfer agents are The Bank of New York in the Borough of Manhattan, City of New York and The Bank of New York (Luxembourg) SA in Luxembourg. The Registrar and the transfer agents maintain a register reflecting ownership of notes outstanding from time to time and will make payments on and facilitate transfer of notes on behalf of the Issuer. Each transfer agent shall perform the functions of a transfer agent.

        Upon the giving of 30 days' prior notice to the Holders, the Issuer may, with the prior written consent of the Trustee, change the Paying Agents, the Registrars or the transfer agents. For so long as the notes are listed on the Luxembourg Stock Exchange and its rules so require, the Issuer will publish a notice of any change of Paying Agent or Registrar in a newspaper having a general circulation in Luxembourg (currently expected to be the Luxemburger Wort).

        If the due date for payment of the principal or interest in respect of any note is not a business day at the place in which it is presented for payment, the holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place.

Transfer and Exchange

        The Global Notes may be transferred only to a successor of The Depository Trust Company ("DTC") or a nominee thereof. All transfers of Book-Entry Interests between participants in DTC will be effected by DTC pursuant to customary procedures and subject to the applicable rules and procedures established by DTC and its participants.

Guarantees

        The obligations of the Issuer under the notes are guaranteed by each Guarantor. These Guarantees are joint and several obligations of the Guarantors.

  Maturity and Subordination of Subsidiary Guarantees

  Maturity.

        Each Subsidiary Guarantee provides that it will not mature (and no amount will become due or payable thereunder) until (i) an Event of Default arising out of the failure to pay any amount under the notes or any related document occurs and is continuing and (ii) either (A) 179 days has elapsed since the date of such Event of Default or (B) if earlier, (1) an Insolvency Event in respect of the relevant Guarantor has occurred, (2) a Senior Declared Default has occurred and is continuing or (3) the Senior Finance Parties have taken any Enforcement Action in respect of any Senior Debt of the relevant Subsidiary Guarantor.

        Each Subsidiary Guarantor will notify the trustee in writing upon maturity of its Subsidiary Guarantee.

Subordination

        The payment of principal, interest and premium, if any, on the Subsidiary Guarantees is subordinated to the prior payment in full of all Senior Debt of the Subsidiary Guarantors, including Senior Debt incurred after the date of the indenture.

  On insolvency.

        If:

  •
  any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any obligor under the Senior Credit Agreement, the notes or the Guarantees;

  •
  any such obligor enters into any composition, assignment or arrangement with its creditors generally;

  •
  any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any obligor or any of its assets; or

  •
  or any analogous event occurs in any jurisdiction,

then, the relevant Subsidiary Guarantee will be subordinated in right of payment to all Senior Debt of the relevant Subsidiary Guarantor (including pursuant to the Senior Credit Agreement and the related Hedging Obligations) and, until such Senior Debt is discharged, the trustee and each noteholder must (among other things):

  •
  hold all payments and distributions in cash or in kind received or receivable by it in respect of the relevant Subsidiary Guarantee in trust for the holders of such Senior Debt;

  •
  on demand by the holder of such Senior Debt or their agent, pay an amount equal to the relevant Subsidiary Guarantee owing to them and discharged, by set-off or otherwise, to the holders of such Senior Debt or their agent; and

  •
  promptly direct any trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant Subsidiary Guarantor or their proceeds to pay distributions in respect of the relevant Subsidiary Guarantee directly to the holders of such Senior Debt or their agent.

  Payment blockage provisions.

        The indenture provides that, until repayment in full of all Senior Debt of the Subsidiary Guarantors, no Subsidiary Guarantor will:

  •
  pay any amount on or in respect of, or make any distribution in respect of, its Subsidiary Guarantee, in cash or in kind or apply any money or property in or towards discharge of its Subsidiary Guarantee, except as described below; or

  •
  exercise any set-off against its Subsidiary Guarantee, except as described below and, except with the prior consent of the requisite holders of the relevant Senior Debt, no holder of notes shall:

  •
  receive any payment from any Subsidiary Guarantor of any amount on or in respect of, or any distribution from any Subsidiary Guarantor in respect of, any Subsidiary Guarantee, in cash or in kind, or apply any money or property in or towards discharge of any Subsidiary Guarantee, except as described below; or

  •
  exercise any set-off against any Subsidiary Guarantee, except as described below.

        Notwithstanding the foregoing, a Subsidiary Guarantor may pay and a noteholder may receive:

  •
  Permitted Junior Securities in respect of the Subsidiary Guarantees; and

  •
  subject to the suspension provisions referred to below, payments on the Subsidiary Guarantees in respect of any interest, fees, expenses or other amounts (including reasonable legal fees and taxes) in respect of the Guarantees.

        The preceding payments (other than payments made in Permitted Junior Securities) must be suspended if:

  •
  a payment event of default under any Senior Debt of the relevant Subsidiary Guarantor occurs (until the default has been waived or remedied); or

  •
  a non-payment event of default under any Designated Senior Debt of the relevant Subsidiary Guarantor has occurred and the agent with respect thereto has served a notice of such non-payment default (a "High Yield Notes Stop Notice") to the trustee and the Issuer, until the earliest of:

  (
  )      179 days after the High Yield Notes Stop Notice was served on the Issuer and the trustee by the relevant agent;

  (
  )      if a standstill period with respect to the Subordinated Intercompany Note Proceeds Loan is in effect after the default giving rise to the High Yield Notes Stop Notice above, the date on which that standstill period expires;

  (
  )      the date on which the relevant event of default under the relevant Designated Senior Debt has been waived or remedied;

  (
  )      the date on which the agent under the relevant Designated Senior Debt delivers notice to the Issuer and the trustee canceling the High Yield Notes Stop Notice; and

  (
  )      the date of repayment in full of all obligations under the relevant Designated Senior Debt.

        For purposes of the foregoing paragraph, the agent under the relevant Designated Senior Debt must deliver a High Yield Notes Stop Notice within 180 days following the relevant default. No new High Yield Notes Stop Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior High Yield Notes Stop Notice. The agent may only serve one High Yield Notes Stop Notice with respect to the same event or set of circumstances.

  Turnover.

        If the trustee or any noteholder receives:

  •
  a payment in respect of the notes or any Guarantee in Permitted Junior Securities; or

  •
  any interest, fees, expenses or other amounts (including reasonably legal fees and taxes) in respect of the Guarantees,

then the trustee or noteholder, as the case may be, shall:

  •
  within three business days notify details of the receipt or recovery to the Security Trustee;

  •
  hold any such assets and moneys received or recovered it on trust for the Security Trustee; and

  •
  within three business days of demand by the senior agent, pay an amount equal to such receipt or recovery to the Security Trustee.

        As a result of the subordination provisions described above, in the event of a liquidation, bankruptcy or other insolvency of a Subsidiary Guarantor, holders of notes may recover less ratably than creditors of the Subsidiary Guarantors who are holders of Senior Debt. As a result of the obligation to deliver amounts received in trust to holders of Senior Debt, holders of notes may recover less, ratably, than trade creditors of the Subsidiary Guarantors.

        The Original Intercreditor Agreement currently sets out these and additional provisions relating to the subordination of the Subsidiary Guarantees, as summarized under "Description of Certain Financing Arrangements." The indenture permits the trustee to accede to future intercreditor arrangements (without the consent of the holders of the notes) on terms substantially the same as the Original Intercreditor Agreement in favor of future holders of Designated Senior Debt of the Subsidiary Guarantors.

  Release of Guarantees

        The Parent Guarantee and the guarantee of Inmarsat Investments Limited will be released upon the full and final payment and performance of all Obligations under the indenture and the notes.

        The Subsidiary Guarantee of a Subsidiary Guarantor (other than Inmarsat Investments Limited) will be released:

  (1)
  if the Issuer designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (2)
  upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge";

  (3)
  subject to the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets," if (A) all shares of the relevant Subsidiary Guarantor (or any direct or indirect holding company) are sold or otherwise disposed of to a person that is not an Affiliate of Inmarsat Group Limited, (B) the sale or other disposition complies with, and the Net Proceeds thereof are applied in compliance with, the covenant described below under "—Repurchase at the Option of Holders—Asset Sales and Events of Loss" and (C) immediately prior to and after giving effect to that transaction, no Default or Event of Default exists;

  (4)
  if all shares of the relevant Subsidiary Guarantor (or any direct or indirect Holding Company) are sold by the Senior Finance Parties (or their agent) pursuant to an Enforcement Action under the Senior Security Documents and:

  (a)
  the proceeds of such sale are in cash (or substantially all cash);

  (b)
  all claims and security interests of the Senior Finance Parties against the relevant Subsidiary Guarantor are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate (as defined in the Original Intercreditor Agreement) thereof) concurrently with such sale); and

  (c)
  the sale is either made pursuant to a public auction or is otherwise made for fair market value (taking into account the circumstances giving rise to the sale) as certified by an independent internationally recognized investment bank;

  (5)
  if all of the shares of the relevant Subsidiary Guarantor (or any Holding Company of such Subsidiary Guarantor) are sold by an administrator (appointed under the UK Insolvency Act 1986) and:

  (a)
  the administrator is appointed to an entity in relation to which the holders of the notes are creditors in respect of the notes or a guarantee thereof;

  (b)
  the administrator is an insolvency practitioner and a partner of Messrs. Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG, whose appointment the trustee has not objected to, acting reasonably, under the provisions of the UK Insolvency Act 1986 relating to the selection of a person or persons to be an/the administrator;

    (c)
    the shares of the relevant Subsidiary Guarantor or Holding Company are sold pursuant to an auction or competitive bid process during which bids were widely solicited from trade and financial buyers and during which the administrator consulted with an internationally recognized investment bank in good faith regarding the manner in which to obtain the best price for such shares, considered the recommendations of such investment bank and (where the administrator considers it appropriate in good faith) implemented the applicable recommendations;

    (d)
    the proceeds are in cash (or substantially all in cash); and

    (e)
    the claims and security interests of the Senior Finance Parties against the relevant Subsidiary Guarantor and its Subsidiaries are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate (as defined in the Original Intercreditor Agreement) thereof) concurrently with such sale;

and in the case of clauses (3), (4) and (5) above, the net sale proceeds thereof are applied in accordance with the Intercreditor Agreement.

        In the case of clauses (3), (4) and (5) above, any Guarantee of the notes by a Subsidiary Guarantor that has been sold and by any Subsidiary of such Subsidiary Guarantor shall be released concurrently with written confirmation by the Security Trustee that the provisions of such clauses have been or will be complied with.

  Merger or sale of all or substantially all assets of a Guarantor

        Without prejudice to "—Release of Guarantees" above, neither Inmarsat Group Limited nor Inmarsat Investments Limited may sell or otherwise dispose of all or substantially all of its assets to, or consolidate, merge, amalgamate or otherwise combine with or into (whether or not Inmarsat Group Limited or Inmarsat Investments Limited (as applicable) is the surviving person), any person unless they comply with the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets."

        Without prejudice to "—Release of Guarantees" above, a Subsidiary Guarantor (other than Inmarsat Investments Limited) may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate, merge, amalgamate or otherwise combine with or into (whether or not such Subsidiary Guarantors is the surviving Person), any person unless:

  (1)
  immediately prior to and after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Guarantee, the registration rights agreement, the Intercreditor Agreement and the Note Security Documents; or

  (b)
  such sale is undertaken in accordance with, and the Net Proceeds of such sale or other disposition are applied in accordance with, the applicable provisions of the indenture (including those set out under "—Repurchase at the Option of Holders—Asset Sales and Events of Loss").

Security

        The notes are secured by first-ranking security over the Subordinated Intercompany Note Proceeds Loans and the Subsidiary Guarantee of Inmarsat Investments Limited are secured by second-ranking security over all outstanding shares of Inmarsat Ventures Limited.

  Security over Subordinated Intercompany Note Proceeds Loan

        On the Issue Date, the Issuer and the trustee entered into a pledge agreement (as subsequently amended) creating security over the Subordinated Intercompany Note Proceeds Loans for the benefit of the trustee and the holders of the notes. The security created by that pledge agreement is first-ranking.

        Under the pledge agreement, so long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, the Issuer is entitled to receive all cash interest and other payments made upon or with respect to, the Subordinated Intercompany Note Proceeds Loans and to exercise any voting and other consensual rights pertaining to the loan. Upon the occurrence and during the continuance of a Default or Event of Default, however:

  (1)
  all rights of the Issuer to receive interest and other payments made upon or with respect to the Subordinated Intercompany Note Proceeds Loans will cease and such cash interest and other payments will be paid to the trustee;

  (2)
  all rights of the Issuer to exercise such voting or other consensual rights will cease, and all such rights will become vested in the trustee, who, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights; and

  (3)
  the trustee may sell or otherwise dispose of the Subordinated Intercompany Note Proceeds Loans or any part of it and the related collateral in accordance with the terms of the pledge agreement.

        Subject to the Original Intercreditor Agreement, the trustee will determine the circumstances and manner in which the Subordinated Intercompany Note Proceeds Loans will be disposed of, including, but not limited to, determining whether to release all or any portion of the collateral from the Liens created by the pledge agreement and whether to foreclose on the Subordinated Intercompany Note Proceeds Loans following a Default or Event of Default and the holders of the notes authorize the trustee to so act on their behalf.

        Under the Original Intercreditor Agreement, neither the trustee nor the noteholders will be permitted to enforce their security over Subordinated Intercompany Note Proceeds Loans unless either:

  (1)
  an Event of Default has occurred under the notes, notice thereof has been given to the agent under the Senior Credit Agreement and 179 days has elapsed since such notice of default was given; or

  (2)
  an Insolvency Event in respect of a Key Company has occurred and is continuing.

  Inmarsat Ventures Limited Shares

        On the Issue Date, Inmarsat Investments Limited and the trustee entered into a charge of shares creating security over the shares of Inmarsat Ventures Limited for the benefit of the trustee and the holders of the notes.

        The share charge provides that, so long as no Default or Event of Default has occurred and is continuing and subject to certain terms and conditions, Inmarsat Investments Limited will be entitled to receive all cash dividends and other payments made upon or with respect to the Inmarsat Ventures Limited shares charged pursuant thereto and to exercise any voting and other consensual rights pertaining to the shares. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of a Default or Event of Default, however:

  (1)
  all rights of Inmarsat Investments Limited to receive dividends and other payments made upon or with respect to Inmarsat Ventures Limited shares will cease and such dividends and other payments will be paid to the trustee (or as otherwise required by the Intercreditor Agreement); and

  (2)
  all rights of Inmarsat Investments Limited to exercise such voting or other consensual rights will cease, and all such rights will become vested in the trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights.

        Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the trustee may sell or otherwise dispose of the Inmarsat Ventures Limited shares or any part of them in accordance with the terms of the share charge.

        The Original Intercreditor Agreement provides that the security over the shares of Inmarsat Ventures Limited in favor of the trustee, for the benefit of the holders of the notes, ranks behind the security over those shares in favor of Senior Finance Parties. Under the Original Intercreditor Agreement, the proceeds of any sale of Inmarsat Ventures Limited shares on enforcement will be applied, first, to repay all Obligations of Inmarsat Investments Limited and its Subsidiaries under the Senior Credit Agreement and, thereafter, their Obligations under the indenture. In addition, under the Original Intercreditor Agreement, neither the trustee nor the noteholders will be permitted to enforce their security over Inmarsat Ventures Limited shares (or to instruct the Security Trustee to do so) unless:

  (1)
  either (A) an Event of Default has occurred under the notes, notice thereof has been given to the agent under the Senior Credit Agreement (at the direction of the holders of more than 50% in principal amount of the notes) and 179 days has elapsed since such notice of default was given or (B) an Insolvency Event in respect of a Key Company has occurred and is continuing; and

  (2)
  at the end of such 179-day period or at the time such Insolvency Event occurs, the security trustee has not taken Enforcement Action at the direction of the Senior Finance Parties in respect of the security over the Inmarsat Ventures Limited shares (or has taken such action but is not then pursuing it as expeditiously as reasonably practical).

        The indenture permits the trustee to accede to future Intercreditor Agreements (without the consent of the holders of notes) on terms substantially the same as the preceding paragraph in favor of future holders of Designated Senior Debt.

        The security trustee in respect of the first ranking security over the Inmarsat Ventures Limited shares in favor of the Senior Finance Parties has undertaken to deliver the share certificates it holds in respect of those shares to the trustee, following the Senior Discharge Date (as defined in the Original Intercreditor Agreement).

        As a result of the provisions described above, it will be difficult for holders of the notes to control any realization of the shares of Inmarsat Ventures Limited securing the Subsidiary Guarantee of Inmarsat Investment Limited. See "Risk Factors—Risks Relating to the Notes—Your rights to enforce remedies under the second-ranking charge over the shares of Inmarsat Ventures Limited and the security over the subordinated intercompany note proceeds loan are limited as long as any debt under the senior credit agreement is outstanding."

  Release of Security

        The security over the Subordinated Intercompany Note Proceeds Loans and the Inmarsat Ventures Limited Shares will be released upon the full and final payment and performance of all Obligations of the Issuer and the Guarantors under the indenture, the notes and the Guarantees.

        In addition, the security over the Inmarsat Ventures Limited Shares will be released:

  (1)
  upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge";

  (2)
  subject to the covenant described under "—Certain Covenants—Merger, Consolidation or Sale of Assets," if (A) all shares of Inmarsat Ventures Limited (or any direct or indirect holding company) are sold or otherwise disposed of to a person that is not an Affiliate of Inmarsat Group Limited, (B) the sale or other disposition complies with, and the Net Proceeds thereof are applied in compliance with, the covenant described below under "—Repurchase at the Option of Holders—Asset Sales and Events of Loss" and (C) immediately prior to and after giving effect to that transaction, no Default or Event of Default exists;

  (3)
  if all shares of Inmarsat Ventures Limited (or any direct or indirect Holding Company) are sold pursuant to enforcement action by the Senior Finance Parties (or their agent), in each case, under the Senior Security Documents and:

  (a)
  the proceeds of such sale are in cash (or substantially all cash);

  (b)
  all claims and security interests of the Senior Finance Parties against the shares of Inmarsat Ventures Limited are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate (as defined in the Original Intercreditor Agreement) thereof) concurrently with such sale; and

  (c)
  the sale is either made pursuant to a public auction or is otherwise made for fair market value (taking into account the circumstances giving rise to the sale) as certified by an independent internationally recognized investment bank; and

  (4)
  if all of the shares of Inmarsat Investments Limited (or any Holding Company of it) are sold by an administrator (appointed under the UK Insolvency Act 1986) and:

  (a)
  the administrator is appointed to an entity in relation to which the holders of the notes are creditors in respect of the notes or any Guarantee;

  (b)
  the administrator is an insolvency practitioner and a partner of Messrs. Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG, whose appointment the trustee has not objected to, acting reasonably, under the provisions of the UK Insolvency Act 1986 relating to the selection of a person or persons to be an/the administrator;

  (c)
  the shares of Inmarsat Investments Limited or the relevant Holding Company are sold pursuant to an auction or competitive bid process during which bids were widely solicited from trade and financial buyers and during which the administrator consulted with an internationally recognized investment bank in good faith regarding the manner in which to obtain the best price for such shares, considered the recommendations of such investment bank and (where the administrator considers it appropriate in good faith) implemented the applicable recommendations;

  (d)
  the proceeds are in cash (or substantially all in cash); and

  (e)
  the claims and security interests of the Senior Finance Parties against Inmarsat Investments Limited and its Subsidiaries are irrevocably and unconditionally released (and not assumed by the relevant purchaser or any Affiliate (as defined in the Original Intercreditor Agreement) thereof) concurrently with such sale;

and, in the case of clauses (2), (3) and (4) the proceeds are applied an accordance with the Intercreditor Agreement.

        In the case of clauses (2), (3) and (4), any security over the asset sold (but not the proceeds thereof) shall be released concurrently with written confirmation by the Security Trustee that the provisions of such Clause have been or will be complied with.

        The Issuer and the Guarantors will comply with the provisions of TIA §314.

        To the extent applicable, the Issuer and the Guarantors will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or security or relating to the substitution therefor of any property or security to be subjected to the Lien of the security documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Issuer or any Guarantor except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert approved (such approval not to be unreasonably withheld) by the trustee.

        Notwithstanding anything to the contrary in this paragraph, the Issuer and the Guarantors will not be required to comply with all or any portion of TIA §314(d) if they determine, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of releases of collateral.

Optional Redemption

        At any time prior to March 1, 2007, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.625% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

  (1)
  at least $243.75 million (65% of the aggregate principal amount of the January 2004 notes) principal amount of notes (excluding notes held by Inmarsat Group Limited and its Affiliates) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

        At any time prior to March 1, 2008, the Issuer may also redeem all or a part of the notes upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium (calculated as of a date no more than three business days prior to the relevant redemption notice) as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the "Redemption Date"), subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date.

        On or after March 1, 2008 all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2008	103.813
2009	102.542
2010	101.271
2011 and thereafter	100.000%

Tax Redemption

        The Issuer may, at its option, redeem all (but not less than all) of the notes then outstanding at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, if the Issuer has become, or would become, after taking reasonable measures, if any, available to it to avoid it, obliged to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts as a result of any change in laws or treaties (including any regulations promulgated thereunder) or in any interpretation, administration or application regarding such laws, treaties or regulations, if such change is announced and becomes effective on or after the Issue Date. Notice of any such redemption must be given within 60 days of the effectiveness of any such change.

        For the avoidance of doubt, measures will be deemed not to be "reasonable" if they would breach the provisions described below under the caption "—Certain Covenants—Special Purpose Vehicle Covenants." For the further avoidance of doubt, the Issuer shall not be entitled to redeem the notes as a consequence of the adoption of the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26–27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Additional Amounts

        All payments made by the Issuer and the Guarantors under or with respect to the notes and the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) (collectively, "Taxes") imposed or levied by or on behalf of any government or political subdivision or territory or possession of any government or authority or agency or authority therein or thereof having the power to tax (each, a "Taxing Authority") in any jurisdiction in which the Issuer or any Guarantor (including their permitted successors and assigns) is then incorporated, engaged in business or resident for tax purposes or any jurisdiction by or through which payment is made (each, a "Relevant Taxing Jurisdiction") unless the Issuer or the Guarantor is required to withhold or deduct Taxes by Law or by the relevant Taxing Authority's interpretation or administration thereof.

        If the Issuer or the Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or the Guarantees (as the case may be), the Issuer or the Guarantors (as the case may be) will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of the notes (including Additional Amounts) after such withholding or deduction will be equal to the amount the holder of the notes would have received if such Taxes had not been withheld or deducted; provided that no

Additional Amounts will be payable with respect to a payment made to a holder of the notes (an "Excluded Holder") to the extent:

  (1)
  any such Taxes would not have been imposed but for the existence of any present or former connection between such holder of the notes and the Relevant Taxing Jurisdiction imposing such Taxes otherwise than merely by the acquisition, ownership or disposition of such note or receiving any payment in respect thereof or the exercise or enforcement of any rights under the notes or the Guarantees; or

  (2)
  such holder of the notes would not have been liable for or subject to such withholding or deduction on account of such Taxes but for the failure to make a valid declaration of non-residence or similar claim for exemption or to provide information concerning nationality, residence or connection with the Relevant Taxing Jurisdiction if:

  (A)
  the making of such declaration or claim or provision of such information is required or imposed by statute, treaty, regulation, ruling or administrative practice of a Taxing Authority of the Relevant Taxing Jurisdiction as a pre-condition to an exemption from, or reduction in, such Taxes; and

  (B)
  at least 60 days prior to the first payment date with respect to which the Issuer or the Guarantors shall apply this clause (2), the Issuer and the Guarantors shall have notified that holder of the notes in writing that they shall be required to provide such declaration, claim or information; or

  (3)
  such holder of the notes would have been able to avoid such Taxes by presenting the relevant note to another Paying Agent in a member state of the European Union (as constituted on the Issue Date) or in the United States; or

  (4)
  any such Taxes would not have been imposed but for the presentation by the holder of such note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due or payable or was duly provided for, whichever is later; or

  (5)
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26–27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

  (6)
  of any combination of the immediately preceding clauses (1) to (5) (inclusive).

        In addition, Additional Amounts will not be payable with respect to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge with respect to such notes or with respect to any Tax which is payable otherwise than by deduction or withholding from payments of principal of, premium or discount, if any, or interest on the notes.

        The Issuer or the Guarantors (as the case may be) will also:

  (1)
  make any required withholding or deduction; and

  (2)
  remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Law.

        The Issuer or the Guarantors (as the case may be) will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer or the Guarantors (as the case may be) will use reasonable efforts to furnish to the holders of the notes (with a copy to the trustee), within 30 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable Law, either certified copies of tax receipts evidencing such payment by the Issuer or the Guarantors (as the case may be) or, if such receipts are not obtainable, other evidence of such payments by the Issuer or the Guarantors (as the case may be).

        At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if the Issuer or the Guarantors (as the case may be) are obliged to pay Additional Amounts with respect to such payment, the Issuer or the Guarantors (as the case may be) will deliver to the Trustee and the Principal Paying Agent an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Paying Agent on behalf of the Trustee to pay such Additional Amounts to the Holders on the payment date.

        Whenever in this "Description of the Notes" section there is mentioned, in any context, the payment of amounts based upon the principal, premium, interest or any other amount payable under or with respect to any of the notes, this includes payment of any Additional Amounts that may be applicable.

        The Issuer or the Guarantors (as the case may be) will pay any stamp, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from the original execution, delivery or registration of the notes, the initial resale thereof by the initial purchasers and the enforcement of the notes, the Guarantees or the Note Security Documents following the occurrence of any Event of Default with respect to the notes.

        The foregoing provisions will survive any termination, defeasance or discharge of the notes and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or the Guarantor, as the case may be, is organized, engaged in business, resident for tax purposes, or otherwise subject to taxation on a net income basis or any political sub-divisions or taxing authority or agency thereof or therein.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within ten business days following any Change of Control, the Issuer will mail a notice to the trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations and stock exchange rules to the extent those laws, regulations and rules are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations or stock exchange rules conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable laws, regulations and rules, and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The Principal Paying Agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, in respect of Global Notes, make such notations thereon as are necessary to reflect the notes (or interests therein) purchased in such Change of Control Offer and, in respect of Definitive Registered Notes, cause to be authenticated and mailed to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Issuer, Inmarsat Group Limited or any of their subsidiaries or affiliates repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Inmarsat Group Limited and Inmarsat Group Limited Subsidiaries, taken as a whole. Although there is a limited body of U.S. state case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Inmarsat Group Limited and its Subsidiaries taken as a whole to another person or group may be uncertain.

  Asset Sales and Events of Loss

        Inmarsat Group Limited will not, and will not permit any of Inmarsat Group Limited's Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Inmarsat Group Limited (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by Inmarsat Group Limited or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the most recent consolidated balance sheet, of Inmarsat Group Limited or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes, any Guarantee or the

      Subordinated Intercompany Note Proceeds Loan) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Inmarsat Group Limited or such Restricted Subsidiary from liability in respect of those liabilities;

    (b)
    any securities, notes or other obligations received by Inmarsat Group Limited or any such Restricted Subsidiary from such transferee that are converted by Inmarsat Group Limited or such Restricted Subsidiary into cash or Cash Equivalents within 60 days, to the extent of the cash or Cash Equivalents received in that conversion; and

    (c)
    any shares or assets of the kind referred to in clauses (3), (4) or (5) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale and/or any Event of Loss Proceeds required pursuant to "—Certain Covenants—Maintenance of Insurance" below to be applied as set out in this paragraph, Inmarsat Group Limited (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds and Event of Loss Proceeds, at its option:

  (1)
  to repay Indebtedness under the Senior Credit Agreement and, if that Indebtedness is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (3)
  to acquire all or substantially all of the assets of, or any Share Capital of, a Permitted Business if, after giving effect to any such acquisition of Share Capital, the Permitted Business is or becomes a Restricted Subsidiary of Inmarsat Group Limited;

  (4)
  to make a capital expenditure; or

  (5)
  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

        Pending the final application of any Net Proceeds or Event of Loss Proceeds, Inmarsat Group Limited may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds or Event of Loss Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales and Event of Loss Proceeds that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, Inmarsat Group Limited will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes (or has been issued by a Finance Subsidiary of Inmarsat Group Limited and guaranteed by at least Inmarsat Group Limited and the other Guarantors on a pari passu basis) containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Inmarsat Group Limited and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Inmarsat Group Limited will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations and stock exchange rules, to the extent those laws, regulations and rules are applicable in connection with each repurchase of notes pursuant to an Asset

Sale Offer. To the extent that the provisions of any securities laws or regulations or securities or investment exchange rules conflict with the Asset Sale provisions of the indenture, Inmarsat Group Limited will comply with the applicable laws, regulations and rules and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        So long as there are any outstanding borrowings or undrawn commitments under the Senior Credit Agreement, the Original Intercreditor Agreement prohibits payments of principal by Inmarsat Investments Limited under the Subordinated Intercompany Note Proceeds Loan to fund the repurchase of notes pursuant to an Asset Sale Offer.

  Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any securities or investment exchange, in compliance with the requirements of the principal securities or investment exchange on which the notes are so listed; or

  (2)
  if the notes are not listed on any securities or investment exchange or if the relevant securities or investment exchange has no requirement in that regard, on a pro rata basis, by lot or by such method as the trustee in its discretion deems fair and appropriate.

        Notes of $1,000 or less may not be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. In relation to Definitive Registered Notes, a new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption, unless the Issuer defaults in the payment of the redemption price.

Certain Covenants

  Restricted Payments

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Inmarsat Group Limited's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger, consolidation, amalgamation or other business combination involving Inmarsat Group Limited or any of its Restricted Subsidiaries) or to the direct or indirect holders of Inmarsat Group Limited or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Shares) of Inmarsat Group Limited or to a Guarantor);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, consolidation, amalgamation or other business combination involving Inmarsat Group Limited) any Equity Interests of Inmarsat Group Limited or any direct or indirect parent of Inmarsat Group Limited;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Inmarsat Group Limited or any Restricted Subsidiary that is contractually subordinated to the notes, any Guarantee or the Subordinated Intercompany Note Proceeds Loan (excluding any intercompany Indebtedness between or among Inmarsat Group Limited and any of its Restricted Subsidiaries), except a payment of interest or principal at the original Stated Maturity thereof;

  (4)
  make any Restricted Investment; or

  (5)
  pay any interest or principal on any Subordinated Intercompany Shareholder Funding Loan outstanding on the Issue Date (other than by way of accretion of original issue discount or capitalization of interest to principal) or on any other Subordinated Intercompany Shareholder Funding Loan incurred pursuant to clause (13) of the second paragraph "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares";

  (all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  Inmarsat Group Limited would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Inmarsat Group Limited and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7) and (8) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Adjusted Consolidated Net Income of Inmarsat Group Limited for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Inmarsat Group Limited's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Adjusted Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds and Fair Market Value of Marketable Securities received by Inmarsat Group Limited since the Issue Date as a contribution to its ordinary equity capital or from the issue or sale of Equity Interests of Inmarsat Group Limited (other than Disqualified Shares) or from the issue or sale of convertible or exchangeable Disqualified Shares or convertible or exchangeable debt securities of Inmarsat Group Limited that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Shares or debt securities) sold to a Subsidiary of Inmarsat Group Limited), plus

  (c)
  100% of the net cash proceeds received by Inmarsat Group Limited in connection with the incurrence of any Subordinated Intercompany Shareholder Funding Loan after the Issue Date; plus

  (d)
  an amount equal to the aggregate net reduction in Restricted Investments (other than any such Restricted Investment made pursuant to paragraphs (1) to (11) of the next succeeding paragraph) made after the Issue Date by Inmarsat Group Limited or any Restricted Subsidiary and resulting from the repurchase, repayment or redemption of such Restricted Investments for cash, or from cash proceeds realized on the sale of all or part of such Investment or representing a return of capital (excluding dividends) with respect thereto; provided, however, that the foregoing net reduction shall not exceed the amount (in respect of any Person) of the Restricted Investment previously made (and treated as a Restricted Payment) by Inmarsat Group Limited or any Restricted Subsidiary in such Person; plus

    (e)
    to the extent that any Unrestricted Subsidiary of Inmarsat Group Limited designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of Inmarsat Group Limited's Investment in such Subsidiary as of the date of such redesignation or (ii) the sum of (A) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date and (B) the amount of any subsequent Investment by Inmarsat Group Limited and its Restricted Subsidiaries in such Unrestricted Subsidiary made (and treated as a Restricted Payment) after the Issue Date and the original date of designation; plus

    (f)
    50% of any dividends received in cash by Inmarsat Group Limited or a Guarantor after the Issue Date from an Unrestricted Subsidiary of Inmarsat Group Limited, to the extent that such dividends were not otherwise included in Consolidated Net Income of Inmarsat Group Limited for such period.

        So long as no Event of Default or Default that is not capable of cure has occurred and is continuing and no Default or Event of Default would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Inmarsat Group Limited) of, Equity Interests of Inmarsat Group Limited (other than Disqualified Shares) or from the substantially concurrent contribution of ordinary equity capital to Inmarsat Group Limited; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3) (b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of Indebtedness of Inmarsat Group Limited or any Restricted Subsidiary that is contractually subordinated to the notes, any Guarantee or the Subordinated Intercompany Note Proceeds Loan with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Inmarsat Group Limited to the holders of such Restricted Subsidiary's ordinary Equity Interests on a pro rata basis;

  (5)
  (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Inmarsat Group Limited or any Holdco of Inmarsat Group Limited or any Restricted Subsidiary of Inmarsat Group Limited held by any current or former officer, director or employee of Inmarsat Group Limited or any of its Restricted Subsidiaries that are issued on the Issue Date or issued to such persons following the Issue Date pursuant to any share option scheme, compensation plan, incentive scheme or similar arrangement or (B) the purchase, in the open market, at any time following the initial public offering of Inmarsat Group Limited or a Holdco of Inmarsat Group Limited, of listed ordinary shares of Inmarsat

    Group Limited or such Holdco to be reserved for issuance upon exercise of options issued to any current or former officer, director or employee of Inmarsat Group Limited or any Restricted Subsidiary pursuant to any share option scheme, compensation plan, incentive scheme or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired, retired or purchased Equity Interests referred to in clauses (A) and (B) may not exceed $5.0 million in any twelve-month period;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

  (7)
  the repurchase, redemption, or other acquisition for value of Share Capital of Inmarsat Group Limited or any Holdco of Inmarsat Group Limited or any Restricted Subsidiary of Inmarsat Group Limited or any Holdco of Inmarsat Group Limited representing fractional shares of such Share Capital in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of Inmarsat Group Limited, such Holdco or such Restricted Subsidiary, in each case, permitted under the indenture;

  (8)
  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Shares of Inmarsat Group Limited issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares;"

  (9)
  following a public offering of the ordinary shares of Inmarsat Group Limited or of any Holdco of Inmarsat Group Limited, the payment of dividends on ordinary shares of Inmarsat Group Limited up to 6% per annum of the net cash proceeds received by Inmarsat Group Limited in any such public offering or any subsequent public offering of such ordinary shares, or the net cash proceeds of any such public offering or subsequent public offering of such ordinary shares by any Holdco of Inmarsat Group Limited that are contributed in cash to Inmarsat Group Limited's equity (other than through the issuance of Disqualified Shares) or loaned to Inmarsat Group Limited in the form of a Subordinated Intercompany Shareholder Funding Loan; provided that if such public offering was of ordinary shares of a Holdco of Inmarsat Group Limited, the net proceeds of any such dividend are used to fund an equal dividend on the ordinary shares of such Holdco;

  (10)
  Permitted Parent Payments; and

  (11)
  other Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date, provided, however, that in respect of any such Restricted Payment made after the amount of all Restricted Payments made pursuant to this clause (11) exceeds $10.0 million, (A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment, (B) the Leverage Ratio of the Parent Guarantor on the date of such Restricted Payment and after giving effect thereto (and any related transactions) does not exceed 4.5 to 1, (C) such Restricted Payment shall be made (following notice to the Rating Agencies) to repay the Subordinated Intercompany Shareholder Funding Loan (and, thereafter, to repurchase or otherwise retire an equal amount of Subordinated Preference Certificates) and (D) there shall not occur a Rating Decline.

        The proceeds of the offering of additional notes were used to (i) repay $95.5 million of principal and $4.5 million of interest on the Subordinated Intercompany Shareholder Funding Loan and (ii) pay fees and expenses of the offering of additional notes and, thereafter, to repurchase or otherwise retire an equal amount of the Subordinated Preference Certificates, in each case, pursuant to the preceding clause (11).

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by

Inmarsat Group Limited or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by a Qualified Expert if the estimated Fair Market Value thereof exceeds $15.0 million.

  Incurrence of Indebtedness and Issuance of Preference Shares

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Inmarsat Group Limited will not issue any Disqualified Shares and will not permit any of its Restricted Subsidiaries to issue any preference shares; provided, however, that Inmarsat Group Limited may incur Indebtedness (including Acquired Debt) or issue Disqualified Shares and any Guarantor may incur Indebtedness, if the Fixed Charge Coverage Ratio for Inmarsat Group Limited's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Shares are issued would have been no less than 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Shares had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by Inmarsat Group Limited and any of its Restricted Subsidiaries of Indebtedness (and letters of credit and bank guarantees) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit and bank guarantees being deemed to have a principal amount equal to the maximum potential liability of Inmarsat Group Limited and its Restricted Subsidiaries thereunder) not to exceed $975 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any term or capital expenditure Indebtedness under such Credit Facilities (other than repayments that are concurrently refunded or refinanced with additional Indebtedness under Credit Facilities) that have been made by Inmarsat Group Limited or any of its Restricted Subsidiaries since the Issue Date and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by Inmarsat Group Limited or any of its Restricted Subsidiaries since the Issue Date (including those required pursuant to the covenant entitled "—Repurchase at the Option of Holders—Asset Sales and Events of Loss");

  (2)
  the incurrence by Inmarsat Group Limited and its Restricted Subsidiaries of Indebtedness under or in the form of letters of credit, bank guarantees, short-term credit and overdraft facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit, guarantees and overdraft facilities being deemed to have a principal amount equal to the maximum potential liability of Inmarsat Group Limited and its Restricted Subsidiaries thereunder) not to exceed $12.0 million;

  (3)
  the incurrence by Inmarsat Group Limited and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described in clauses (1), (2) and (4) of this paragraph);

  (4)
  the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes and the related Guarantees to be issued on the Issue Date and the exchange notes and the related Guarantees to be issued pursuant to the registration rights agreement and the incurrence by Inmarsat Investments Limited of the Subordinated Intercompany Note Proceeds Loan on the

    Issue Date (for the avoidance of doubt, no Additional Notes may be issued in reliance on this clause (4));

  (5)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Inmarsat Group Limited or any of its Restricted Subsidiaries, whether through the direct purchase of assets or the ordinary shares of any Person owning such assets (including any Indebtedness deemed to be incurred in connection with such purchase), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed $20.0 million at any time outstanding;

  (6)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness (provided that the Subordinated Intercompany Note Proceeds Loan may be refunded or refinanced to the extent required in connection with any permitted refinancing of the notes) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (3), (4) or (6) of this paragraph;

  (7)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Inmarsat Group Limited and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Inmarsat Group Limited or any Guarantor is the obligor on such Indebtedness and the payee is not Inmarsat Group Limited or a Guarantor, such Indebtedness must be expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the Issuer, or the Guarantees, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Inmarsat Group Limited or a Restricted Subsidiary of Inmarsat Group Limited and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Inmarsat Group Limited or a Restricted Subsidiary of Inmarsat Group Limited will be deemed, in each case, to constitute an incurrence of such Indebtedness by Inmarsat Group Limited or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

  (8)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Hedging Obligations (A) for the purpose of fixing or hedging interest rate risk with respect to or in connection with any Indebtedness that is permitted by the terms of the indenture to be outstanding or (B) for the purpose of fixing or hedging currency exchange rate risk or changes in the prices of commodities and, in each case, not entered into for speculative purposes and including any such Hedging Obligations incurred in connection with the issuance of the notes;

  (9)
  the guarantee by Inmarsat Group Limited or any of its Restricted Subsidiaries (other than the Issuer) of Indebtedness of Inmarsat Group Limited or a Restricted Subsidiary of Inmarsat Group Limited that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the notes or the Guarantees thereof, then such guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

  (10)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers'

    acceptances, performance and surety bonds in the ordinary course of business (including guarantees or indemnities related thereto);

  (11)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

  (12)
  Indebtedness of Inmarsat Group Limited and its Restricted Subsidiaries consisting of advance or extended payment terms in the ordinary course of business;

  (13)
  the incurrence by Inmarsat Group Limited after the Issue Date of Indebtedness pursuant to any Subordinated Intercompany Shareholder Funding Loan;

  (14)
  the incurrence by Inmarsat Group Limited or any of its Restricted Subsidiaries of Indebtedness arising from agreements of Inmarsat Group Limited or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Share Capital of a Subsidiary, other than guarantees of Indebtedness of the Subsidiary disposed of, or incurred or assumed by any Person acquiring all or any portion of such business, assets or Share Capital for the purpose of financing such acquisition; provided that the maximum liability of Inmarsat Group Limited and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value) actually received by Inmarsat Group Limited and its Restricted Subsidiaries in connection with such disposition;

  (15)
  Indebtedness arising in connection with a sale and leaseback of the City Road Property that is permitted under the covenant described below under the caption "—Certain Covenants—Sale and Leaseback Transactions;" and

  (16)
  the incurrence by Inmarsat Group Limited and any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $25.0 million at any time outstanding.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preference Shares" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Inmarsat Group Limited will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Shares in the form of additional shares of the same class of Disqualified Shares will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Shares for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Inmarsat Group Limited as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Inmarsat Group Limited or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (A)
  the Fair Market Value of such asset at the date of determination, and

  (B)
  the amount of the Indebtedness of the other Person;

  (3)
  the greater of the liquidation preference or the maximum fixed redemption or repurchase price of the Disqualified Shares, in the case of Disqualified Shares;

  (4)
  the Attributable Debt related thereto, in the case of any lease that is part of a sale and leaseback transaction; and

  (5)
  the principal amount of the Indebtedness, in the case of any other Indebtedness.

        For purposes of the foregoing, the "maximum fixed repurchase price" of any Disqualified Shares that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Shares as if such Disqualified Shares were redeemed or repurchased on any date of determination.

  No Layering of Debt

        Inmarsat Group Limited will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Inmarsat Group Limited unless such Indebtedness is also contractually subordinated in right of payment to Inmarsat Group Limited's Guarantee of the notes on substantially identical terms; provided, however, that no Indebtedness will be deemed contractually subordinated in right of payment to any other Indebtedness of Inmarsat Group Limited solely by virtue of being unsecured.

        No Subsidiary Guarantor will incur any Indebtedness that is contractually subordinated in right of payment to the Senior Debt of such Guarantor and senior in right of payment to such Subsidiary Guarantor's Guarantee; provided, however, that no Indebtedness will be deemed contractually subordinated in right of payment to any other Indebtedness of the relevant Subsidiary Guarantor solely by virtue of being unsecured.

        Neither Inmarsat Group Limited nor any Guarantor will incur any Indebtedness (in the case of Inmarsat Group Limited) or any Senior Debt (in the case of the Guarantors), in each case, if any such Indebtedness is secured by a Lien with respect to any asset and such Lien is subordinated or junior to any other Lien with respect to such asset.

  Liens

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) of any kind on any asset now owned or hereafter acquired; provided, however, that:

  (A)
  Inmarsat Group Limited or any other Guarantor may, directly or indirectly, create, incur, assume or suffer to exist any Lien:

  (1)
  to secure Indebtedness that is pari passu with the notes or a Guarantor's Guarantee of the notes; provided that all Obligations under the notes or the Guarantee, as the case may be, are secured on an equal and ratable basis with the Indebtedness so secured; and

    (2)
    in the case of any Guarantor, to secure Senior Debt of such Guarantor; provided that all Obligations under such Guarantor's Guarantee of the notes are secured on a subordinated basis to the Obligations so secured; and

  (B)
  any Restricted Subsidiary of Inmarsat Group Limited that is not a Guarantor may, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of such Restricted Subsidiary that is not guaranteed by the Issuer or any Guarantor.

        Any such Lien in favor of the trustee and the holders of the notes will be automatically and unconditionally released and discharged concurrently with (i) the unconditional release of the Lien which gave rise to the Lien in favor of the trustee and the holders of the notes (other than as a consequence of an enforcement action with respect to the assets subject to such Lien), (ii) upon the full and final payment of all amounts payable by the Issuer, Inmarsat Group Limited and the Guarantors under the notes, the indenture and the Guarantees or (iii) upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Share Capital to Inmarsat Group Limited or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits; or

  (2)
  pay any indebtedness owed to Inmarsat Group Limited or any of its Restricted Subsidiaries; or

  (3)
  make loans or advances to Inmarsat Group Limited or any of its Restricted Subsidiaries; or

  (4)
  transfer any of its properties or assets to Inmarsat Group Limited or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness, the Senior Credit Agreement, the Intercreditor Agreement and any security document relating to the Senior Credit Agreement, in each case, as in effect on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that (i) the encumbrances or restrictions in such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are (A) no more restrictive or (B) not materially less favorable to the holders of the notes and/or the Subordinated Intercompany Note Proceeds Loan, in each case, taken as a whole and determined in good faith by the Board of Directors, than the dividend and other payment restrictions contained in the relevant agreement existing on the Issue Date and (ii) either (A) the final Stated Maturity of the Indebtedness as so amended is prior to the final Stated Maturity of the notes or (B) such Indebtedness permits principal payments to be made to the Issuer to fund the repayment of the notes at final Stated Maturity;

  (2)
  the indenture, the notes (including any Additional Notes), the Guarantees, the Intercreditor Agreement and the Note Security Documents;

  (3)
  any applicable law, rule, regulation or order;

  (4)
  any instrument governing Indebtedness of a Person acquired by Inmarsat Group Limited or any of its Restricted Subsidiaries, as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

  (6)
  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (4) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness constituting Senior Debt; provided that the restrictions and encumbrances contained in the agreements governing such Permitted Refinancing Indebtedness are either (i) no more restrictive or (ii) not materially less favorable to the holders of the notes and/or the Subordinated Intercompany Note Proceeds Loan, in each case, taken as a whole and determined in good faith by the Board of Directors, than the dividend and other payment restrictions contained in the Indebtedness being refinanced;

  (9)
  Liens permitted to be incurred under the provisions of the covenant described above under the caption "—Certain Covenants—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  any agreement or instrument relating to Senior Debt of a Restricted Subsidiary permitted to be incurred after the Issue Date under the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares" if (A) the restrictions and encumbrances contained in the agreements governing such Senior Debt are either (i) no more restrictive or (ii) not materially less favorable to the holders of the notes and/or the Subordinated Intercompany Note Proceeds Loan, in each case, taken as a whole and determined in good faith by the Board of Directors, than the dividend and other payment restrictions contained in the Senior Credit Agreement and the Original Intercreditor Agreement, in each case, as in effect on the Issue Date and (B) either (i) the final Stated Maturity of the Indebtedness is prior to the final Stated Maturity of the notes or (ii) such Indebtedness permits principal payments to be made to the Issuer to fund the repayment of the notes at final Stated Maturity;

  (11)
  customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, share sale agreements and other similar agreements entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        Neither Inmarsat Group Limited nor Inmarsat Investments Limited may, directly or indirectly (i) merge, consolidate, amalgamate or otherwise combine with or into another person (whether or not Inmarsat Group Limited or Inmarsat Investments Limited (as applicable) is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Inmarsat Group Limited and its Restricted Subsidiaries, taken as a whole, or Inmarsat Investments Limited and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either (a) Inmarsat Group Limited or Inmarsat Investments Limited (as applicable) is the surviving corporation or (b) the person formed by or surviving any such merger, consolidation, amalgamation or other combination (if other than Inmarsat Group Limited or Inmarsat Investments Limited (as applicable)) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United Kingdom, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such merger, consolidation, amalgamation or other combination (if other than Inmarsat Group Limited or Inmarsat Investments Limited (as applicable)) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Inmarsat Group Limited or Inmarsat Investments Limited (as applicable) under the notes, the indenture, the registration rights agreement, the Note Security Documents, the Subordinated Intercompany Note Proceeds Loan and the Intercreditor Agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  Inmarsat Group Limited, Inmarsat Investments Limited or the person (as applicable) formed by or surviving any such merger, consolidation, amalgamation or other combination (if other than Inmarsat Group Limited or Inmarsat Investments Limited (as applicable)), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

  (a)
  will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares"; and

  (b)
  will (either directly or through its Restricted Subsidiaries), on the date of such transaction after giving effect thereto, retain all licenses and other authorizations reasonably required to operate its business as it was conducted prior to such transaction.

        In addition, neither Inmarsat Group Limited nor Inmarsat Investments Limited may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to a merger of Inmarsat Group Limited with an Affiliate solely for the purpose of reincorporating Inmarsat Group Limited in another jurisdiction.

  Transactions with Affiliates

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Inmarsat Group Limited (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to Inmarsat Group Limited or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Inmarsat Group Limited or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Inmarsat Group Limited delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of Inmarsat Group Limited Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Inmarsat Group Limited or such Subsidiary of such Affiliate Transaction from a financial point of view issued by a Qualified Expert.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Inmarsat Group Limited or any of its Restricted Subsidiaries in the ordinary course of business;

  (2)
  transactions between or among Inmarsat Group Limited and/or its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary of Inmarsat Group Limited) that is an Affiliate of Inmarsat Group Limited solely because Inmarsat Group Limited owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

  (4)
  payment of reasonable directors' fees to Persons who are not otherwise Affiliates of Inmarsat Group Limited;

  (5)
  any issuance of Equity Interests (other than Disqualified Shares) of Inmarsat Group Limited to Affiliates of Inmarsat Group Limited;

  (6)
  Restricted Payments that do not violate the provisions of the indenture described above under the caption "—Certain Covenants—Restricted Payments" or Permitted Investments;

  (7)
  loans or advances to employees for travel and relocation in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

  (8)
  Permitted Parent Payments approved by a majority of the disinterested directors of the Board of Directors of Inmarsat Group Limited;

  (9)
  any transaction with an Affiliate which was tendered to at least one Affiliate and one non-Affiliate of Inmarsat Group Limited if the terms for such transaction agreed by the Affiliate are more favorable to Inmarsat Group Limited or the relevant Restricted Subsidiary than the terms for such transaction offered by each non-Affiliate and are otherwise in compliance with the terms of the indenture, in each case, as determined in good faith by a majority of the disinterested directors of the Board of Directors of Inmarsat Group Limited;

  (10)
  transactions with distributors, suppliers or purchasers of goods or services (excluding transactions with Apax, Permira, funds advised by Apax Partners Worldwide LLP or funds advised by Permira Advisers Limited and other Affiliates of Apax Partners Worldwide LLP or Permira Advisers Limited), in each case, in the ordinary course of business of Inmarsat Group Limited and its Subsidiaries and otherwise in compliance with the terms of the indenture, which are fair and reasonable to Inmarsat Group Limited or the relevant Restricted Subsidiary or are on terms at least as favorable to Inmarsat Group Limited or the relevant Restricted Subsidiary as might reasonably have been obtained at such time from a Person that is not an

    Affiliate, in each case, as determined in good faith by a majority of the disinterested directors of the Board of Directors of Inmarsat Group Limited; and

  (11)
  transactions pursuant to agreements in existence on the Issue Date (on the terms in effect on such date) and disclosed in this prospectus.

  Business Activities

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to Inmarsat Group Limited and its Restricted Subsidiaries, taken as a whole.

  Additional Subsidiary Guarantees

        If (A) any Restricted Subsidiary of Inmarsat Group Limited that is a Material Subsidiary guarantees any Indebtedness of Inmarsat Group Limited or any Guarantor after the Issue Date or (B) any Restricted Subsidiary in existence on the Issue Date that guarantees the Senior Credit Agreement but is not a Guarantor on the Issue Date becomes a Material Subsidiary, then concurrently therewith, the relevant Restricted Subsidiary will jointly and severally Guarantee the notes pursuant to a supplemental indenture or other documentation reasonably satisfactory to the trustee; provided that (i) a Restricted Subsidiary's Guarantee may be limited to the extent required by law (but, in such a case, each of Inmarsat Group Limited and its Restricted Subsidiaries will use their best efforts to overcome the relevant legal limit precluding the giving of a joint and several Guarantee and, in the case of a financial assistance or similar prohibition, will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally permitted) and (ii) for so long as it is not permissible under applicable law for a Restricted Subsidiary to become a Guarantor, such Restricted Subsidiary need not become a Guarantor (but, in such a case, each of Inmarsat Group Limited and its Restricted Subsidiaries will use their best efforts to overcome the relevant legal prohibition precluding the giving of the Guarantee and, in the case of a financial assistance or similar prohibition, will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally permitted). At the time of execution of the supplemental indenture, Inmarsat Investments Limited shall deliver an opinion of counsel addressed to and reasonably satisfactory to the trustee as to the enforceability of the Guarantee and certain other matters set out in the indenture.

        In the case of clause (A) above, if the Indebtedness of Inmarsat Group Limited or the Guarantor giving rise to the need to guarantee the notes:

  (1)
  ranks pari passu in right of payment to the Guarantees, any guarantee of such Indebtedness will rank pari passu in right of payment to the relevant Guarantee of the notes; or

  (2)
  is contractually subordinated in right of payment to the Guarantees of the notes, any guarantee of such Indebtedness shall be contractually subordinated in right of payment to the Guarantee of the notes substantially to the same extent as such Indebtedness is subordinated in right of payment to the Guarantees.

        In the case of clause (B) above, the relevant Guarantee will be subordinated to the guarantee under the Senior Credit Agreement to the same extent as the existing Guarantees under the Indenture.

        Until all amounts which may be or become payable by the Issuer and the Guarantors under the notes have been irrevocably paid in full and to the extent lawful, each such guarantee will provide that the Guarantor waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer, Inmarsat Group Limited or any Restricted Subsidiary of Inmarsat Group Limited as a result of any payment by such Guarantor under its Guarantee.

        Each such Guarantee will mature, will be subordinated in right of payment and will be released under the circumstances set out above under "—Guarantees."

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of Inmarsat Group Limited may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by any of the Issuer, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Ltd (UK), Inmarsat Leasing (Two) Ltd and Inmarsat Launch Company Limited be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Inmarsat Group Limited and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Certain Covenants—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by Inmarsat Group Limited. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Inmarsat Group Limited may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

        Any designation of a Subsidiary of Inmarsat Group Limited as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee on the effective date of such designation a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Inmarsat Group Limited as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preference Shares," Inmarsat Group Limited will be in default of such covenant.

        The Board of Directors of Inmarsat Group Limited may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Inmarsat Group Limited of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

  Sale and Leaseback Transactions

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Inmarsat Investments Limited or any other Subsidiary Guarantor may enter into a sale and leaseback transaction if:

  (1)
  Inmarsat Investments Limited or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares" and (b) incurred a Lien to secure such

    Indebtedness pursuant to the covenant described above under the caption "—Certain Covenants—Liens;"

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Inmarsat Group Limited applies the net proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales and Events of Loss."

        Notwithstanding the foregoing, a sale and leaseback transaction involving the City Road Property undertaken in compliance with the Senior Credit Agreement, as in effect on the Issue Date, shall not be subject to the preceding paragraph.

  Maintenance of Insurance

        Inmarsat Group Limited and its Restricted Subsidiaries will maintain insurance on and in relation to their business and insurable assets with reputable underwriters or insurance companies as follows:

  (1)
  against those risks, and to the extent, usually insured against by prudent companies carrying on a similar business; and

  (2)
  against those risks, and to the extent, required by applicable law or by contract.

        For purposes of clauses (1) and (2) above, such insurance shall cover risks recommended to be covered by, and at commercially prudent levels no lower than those recommended by, the insurance brokers or advisors to Inmarsat Group Limited and its Restricted Subsidiary from time to time; provided that Inmarsat Group Limited shall not be required to implement any such recommendation if the Board of Directors has considered such recommendation and determined in good faith (acting reasonably) that there are sound commercial reasons for not implementing the relevant recommendation.

        In respect of the Inmarsat-2, Inmarsat-3 and Inmarsat-4 satellites of Inmarsat Group Limited and its Subsidiaries, clauses (1) and (2) above will be satisfied if Inmarsat Group Limited and its Subsidiaries maintain, subject to customary exclusions in the market for satellite insurance:

  (1)
  from the Issue Date, in-orbit insurance for all Inmarsat-3 satellites on a net book value basis (or such lesser cover as can be obtained for an annual premium of $3,000,000); and

  (2)
  from 30 days prior to the first launch of an Inmarsat-4 satellite, launch insurance in respect of three Inmarsat-4 satellites providing for (A) partial cover of not less than $100,000,000 in respect of the first loss, (B) net book value cover for all subsequent losses and (C) coverage for each such satellite through at least six months following launch; and

  (3)
  from and after three days prior to expiration of the initial launch coverage referred to in clause (2) above in respect of any Inmarsat-4 satellite, in-orbit insurance in respect of each such satellite providing for net book value cover at all times;

    provided, however, that (i) clause (1) above will be satisfied on any date of determination if (a) the Inmarsat Group Limited and its Restricted Subsidiaries have in orbit at least five Inmarsat-3 satellites (none of which functions in a manner that would constitute a "total loss" or has given rise to the receipt of insurance proceeds for a "total loss," in either case, under the in-orbit insurance of Inmarsat Group Limited and its Restricted Subsidiaries) and (b) all Inmarsat-3 satellites are insured on a net book value basis, but payment under such insurance is excluded for the first loss of an Inmarsat-3 satellite and (ii) notwithstanding clause (1) above, Inmarsat Group Limited and its Restricted Subsidiaries need not maintain in-orbit insurance for the Inmarsat-3 satellites from and after the date on which at least one Inmarsat-4 satellite has been accepted in orbit if the insurance referred to in clause (2) and (when required) (3) is in place; and provided further, that, notwithstanding clause (3) above, if and for so long as (A) two Inmarsat-4 satellites have been accepted in orbit and (B) a third Inmarsat-4 satellite has been constructed and is being stored as a ground spare, clause (3) of the paragraph immediately preceeding the paragraph above shall be satisfied if Inmarsat Group Limited and its Restricted Subsidiaries maintain from and after three days prior to expiration of the initial launch coverage referred to in clause (2) above, (A)(x) partial in-orbit cover in respect of the first loss of an Inmarsat-4 satellite in an amount sufficient to cover (i) the cost of purchasing a new launch vehicle for the ground spare plus (ii) the cost of insurance cover as described in clause (2)(B) above in respect of the launch of the ground spare, which shall in no event be less than $120.0 million and (y) business interruption insurance covering any period between the first loss of an Inmarsat-4 satellite and acceptance in orbit of the ground spare and (B) net book value cover for all other Inmarsat-4 satellite losses.

    For purposes of determining the amount of insurance required to satisfy the requirements of clause (x) in the preceding paragraph, Inmarsat Investments Limited shall obtain an insurance report from its insurance broker setting out such broker's recommendations regarding such insurance cover and levels at the time it is seeking to implement such insurance and at least once every financial year thereafter.

        For the purposes of clauses (1) and (3) of the second paragraph of this covenant, "net book value" shall be the average of the book values of the relevant satellites as of the first and last days of the period covered by the relevant insurance, in each case, determined in accordance with GAAP; provided that the relevant period covered by the relevant insurance is one year or less.

        Inmarsat Group Limited and its Restricted Subsidiaries shall promptly pay all premiums and do all things necessary to maintain insurance required of it pursuant to this covenant.

        Neither Inmarsat Group Limited nor its Restricted Subsidiaries will do or omit to do anything which might render any insurance required by this covenant void, voidable or unenforceable.

        If (i) Inmarsat Group Limited or any Restricted Subsidiary receives proceeds from any insurance that covers a satellite owned or utilized by Inmarsat Group Limited or its Restricted Subsidiaries or (ii) Inmarsat Group Limited or any Restricted Subsidiary receives proceeds from any insurance maintained by any satellite manufacturer or any launch provider covering any of such satellites (the event resulting in the payment of such proceeds, an "Event of Loss"), then all related Event of Loss Proceeds shall be applied in the manner provided for in the second paragraph under the covenant entitled "—Repurchase at the Option of Holders—Asset Sales and Events of Loss."

  Payments for Consent

        Inmarsat Group Limited will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Special Purpose Vehicle Covenants

        Notwithstanding anything contained in the indenture to the contrary, the Issuer will not, engage in any business activity or undertake any other activity, except any activity (i) relating to the offering, sale, or issuance of the notes and any Additional Notes, the incurrence of Indebtedness represented by the notes and the Additional Notes, lending or otherwise advancing the proceeds thereof to Inmarsat Investments Limited and any other activities in connection therewith, (ii) undertaken with the purpose of fulfilling any other obligations under the notes, the Additional Notes, the indenture, the registration rights agreement or the Note Security Documents or (iii) directly related to the establishment and/or maintenance of the Issuer's corporate existence.

        The Issuer shall not, (i) incur any Indebtedness other than the Indebtedness represented by the notes and, subject to compliance with the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares," Additional Notes or (ii) issue any Share Capital other than ordinary shares to Inmarsat Group Limited (and one share to Inmarsat Holdings Limited).

        The Issuer shall not, create, incur, assume or suffer to exist any Lien to secure Indebtedness over any of its property or assets, or any proceeds therefrom, except for Liens to secure the notes.

        The Issuer shall, at all times remain a wholly-owned Restricted Subsidiary of Inmarsat Group Limited (save for one share held by Inmarsat Holdings Limited).

        The Issuer shall not merge, consolidate, amalgamate or otherwise combine with or into another Person except Inmarsat Group Limited, or sell convey, transfer, lease or otherwise dispose of any material property or assets to any Person except (i) to Inmarsat Group Limited or (ii) any merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction where (A) to do so is required to avoid the payment of Additional Amounts and (B) would not adversely affect the security over the Subordinated Intercompany Note Proceeds Loan.

        For so long as any notes are outstanding, the Issuer will not (i) change the Stated Maturity of the principal of, or any instalment of interest on, the Subordinated Intercompany Note Proceeds Loans; (ii) reduce the rate of interest on the Subordinated Intercompany Note Proceeds Loans; (iii) change the currency for payment of any amount under the Subordinated Intercompany Note Proceeds Loans; (iv) prepay or otherwise reduce or permit the prepayment or reduction of the Subordinated Intercompany Note Proceeds Loan (save to facilitate a corresponding payment of principal on the notes); (v) assign or novate the Subordinated Intercompany Note Proceeds Loans; or (vi) amend, modify or alter the Subordinated Intercompany Note Proceeds Loans in any manner adverse to the holders of the notes. Notwithstanding the foregoing, the Subordinated Intercompany Note Proceeds Loan may be prepaid or reduced to facilitate or otherwise accommodate or reflect a repayment, redemption or repurchase of outstanding notes.

        For so long as any notes are outstanding, Inmarsat Group Limited will not commence or take any action to facilitate a winding-up, liquidation or other analogous proceeding in respect of the Issuer.

  Reports

        Whether or not Inmarsat Group Limited is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise is required to report on an annual basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the indenture requires Inmarsat Group Limited to file with, or furnish to, the SEC and to provide the Trustee and holders of notes with:

    (a)
    within 120 days after the end of each financial year, annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or in such successor form), including financial statements prepared in accordance with GAAP and a reconciliation to U.S. GAAP of total revenue, EBITDA, net income (loss), total equity and such other items as are required by Form 20-F; and

    (b)
    within 60 days after the end of each of the first three financial quarters of each financial year (or such shorter period as the U.S. SEC may in the future prescribe), reports on Form 6-K (or any successor form) setting forth (i) unaudited consolidated financial statements of Inmarsat Group Limited, prepared in accordance with GAAP, covering the period commencing with the first day following Inmarsat Group Limited's most recently completed financial year to the last day of such financial quarter, together with the comparable period in the preceding financial year, in each case, together with a reconciliation to U.S. GAAP of total revenue, EBITDA, net income (loss), total equity and such other items as are required by Form 20-F and (ii) an "Operating Review and Financial Prospects" covering the periods referred to in clause (i) above, in the form specified by Item 5 of Form 20-F and otherwise in substantially the form of the "Operating and Financial Review and Prospects" section included in this prospectus;

    provided, however, that (1) Inmarsat Group Limited shall have no obligation to file such reports with, or to furnish such reports to, the SEC (but shall nevertheless provide them to the Trustee and holders of the notes) prior to the first date on which the exchange offer registration statement or the shelf registration statement referred to in the registration rights agreement is declared effective by the SEC and (2) in respect of the information required by clause (a) above, such requirement will be satisfied if the required information is contained in an exchange offer registration statement filed with the SEC (if filed within 150 days after December 31, 2003).

        If, at any time after consummation of this exchange offer, Inmarsat Group Limited is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Inmarsat Group Limited will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Inmarsat Group Limited agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Inmarsat Group Limited filings for any reason, Inmarsat Group Limited will (i) furnish the reports to the trustee and (ii) post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Inmarsat Group Limited were required to file those reports with the SEC.

        In addition to the foregoing, Inmarsat Group Limited shall provide the Trustee and holders of notes, within 10 days after it files with, or furnishes to, the SEC copies of any other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file with the SEC pursuant to Section 13 of 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to the indenture.

        If Inmarsat Group Limited has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the Notes and footnotes thereto, and in the "Operating Review and Financial Prospects," of the financial condition and results of operations of Inmarsat Group Limited and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Inmarsat Group Limited.

        Inmarsat Group Limited and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the trustee and to the holders of notes, securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. In addition, for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, all such reports will be available at the office of the Luxembourg Paying Agent.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, on the notes;

  (3)
  failure by Inmarsat Group Limited or any of its Restricted Subsidiaries to comply with its obligation to repurchase notes described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales and Events of Loss," or to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by Inmarsat Group Limited or any of its Restricted Subsidiaries for 45 days after written notice by the trustee or the holders of not less than 25% of the notes then outstanding to comply with any of the other agreements in the indenture, the Note Security Documents and the Intercreditor Agreement;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Inmarsat Group Limited or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Inmarsat Group Limited or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal, interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

  (6)
  failure by Inmarsat Group Limited or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  breach by Inmarsat Group Limited or any of its Restricted Subsidiaries of any material representation or warranty or agreement in the Note Security Documents, the repudiation by Inmarsat Group Limited or any of its Restricted Subsidiaries of any of its obligations under the Note Security Documents or the unenforceability of the Note Security Documents against Inmarsat Group Limited or any of its Restricted Subsidiaries for any reason;

  (8)
  except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

  (9)
  the Subordinated Intercompany Note Proceeds Loan ceases to be in full force and effect or is declared fully or partially void in a judicial proceeding or Inmarsat Investments Limited asserts that the Subordinated Intercompany Note Proceeds Loan is fully or partially invalid; or

  (10)
  certain events of bankruptcy or insolvency described in the indenture with respect to Inmarsat Group Limited, any Guarantor or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Inmarsat Group Limited, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding such notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest and agree that the trustee shall incur no liability for so doing.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Event of Default in the payment of interest or Additional Interest on, or the principal of, the notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the outstanding notes have requested in writing the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        Inmarsat Group Limited is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Inmarsat Group Limited is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or shareholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Guarantees, the Note Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantor's obligations in connection therewith;

  (4)
  the provisions relating to Additional Amounts; and

  (5)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants (including Inmarsat Group Limited's obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer has delivered (a) to the trustee an opinion of U.S. counsel addressed to and reasonably acceptable to the trustee confirming that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred and (b) an opinion of United Kingdom counsel addressed to and reasonably acceptable to the trustee to the effect that (i) holders of the notes will not recognize income, gain or loss for United Kingdom income tax purposes as a result of the Legal Defeasance and will be subject to United Kingdom income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred, and (ii) payments from the defeasance trust can be made free and exempt from any and all withholding and other taxes or whatever nature imposed or levied by or on behalf of the United Kingdom or any taxing authority thereof;

  (3)
  in the case of Covenant Defeasance, the Issuer has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Inmarsat Group Limited or any of its Subsidiaries is a party or by which Inmarsat Group Limited or any of its Subsidiaries is bound;

  (6)
  The Issuer must deliver to the trustee an officer's certificate stating that in making the deposit, the Issuer was not influenced by a desire to prefer the holders of notes over the other creditors of Inmarsat Group Limited or with the intent of defeating, hindering, delaying or defrauding creditors of Inmarsat Group Limited or others; and

  (7)
  The Issuer must deliver to the trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as otherwise provided in the next three succeeding paragraphs and the TIA, the indenture, the notes, the Guarantees, the Intercreditor Agreement and the Note Security Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture, the notes, the Guarantees, the Intercreditor Agreement and the Note Security Documents may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each noteholder affected, any such amendment or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the Stated Maturity of any note or alter the provisions with respect to the redemption of the notes;

  (3)
  reduce the rate of or change the Stated Maturity of any payment of interest or Additional Interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal, premium, interest, Additional Interest or Additional Amounts on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal, premium, interest, Additional Interest or Additional Amounts on the notes;

  (7)
  waive a redemption payment with respect to any note;

  (8)
  change the ranking of the notes, the Guarantees or the security;

  (9)
  make any change in the preceding amendment and waiver provisions.

        In addition, any amendment to, or waiver of, the provisions of the indenture, the notes, the Guarantees, the Intercreditor Agreement or the Note Security Documents relating to the release of any Guarantor from any Obligation under its Guarantee or the indenture (except in accordance with the indenture and the Intercreditor Agreement) or of the security for the notes and the Guarantees (except in accordance with the indenture and the Intercreditor Agreement), in either case, that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 90% in aggregate principal amount of notes then outstanding.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes, the Guarantees, the Intercreditor Agreement or the Note Security Documents:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the obligations of Inmarsat Group Limited, the Issuer or any Guarantor to holders of the notes in the case of a merger, consolidation, amalgamation or other combination, or a sale of all or substantially all of the assets of, Inmarsat Group Limited, the Issuer or such Guarantor;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture, notes, the Guarantees, the Intercreditor Agreement or the Note Security Documents of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

  (6)
  to conform the text of the indenture, the notes, the Guarantees, the Intercreditor Agreement or the Note Security Documents to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of a provision of the indenture, the notes, the Guarantees, the Intercreditor Agreement or the Note Security Documents;

  (7)
  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

  (8)
  to provide for the discharge of a Guarantor in accordance with the terms of the indenture; or

  (9)
  to enter into an Intercreditor Agreement to (A) subordinate the Subsidiary Guarantee of any Subsidiary Guarantor to Designated Senior Debt of such Subsidiary Guarantor permitted to be incurred under the indenture after the Issue Date on substantially equivalent terms to those on which the Subsidiary Guarantees are subordinated to Indebtedness under the Senior Credit Agreement pursuant to the Original Intercreditor Agreement (as in effect on the Issue Date), (B) to make the charge over the shares of Inmarsat Ventures Limited created pursuant to the Note Security Documents junior to the charge in favor of any holder of Designated Senior Debt of Inmarsat Investments Limited permitted to be incurred under the indenture after the Issue Date on substantially equivalent terms (including the same remedy bars in favor of holders of such Designated Senior Debt) to those on which the share charge created pursuant to the Note Security Documents is junior to the charge over such shares in favor of the Senior Finance Parties pursuant to the Original Intercreditor Agreement (as in effect on the Issue Date), (C) to subordinate any Subordinated Intercompany Shareholder Funding Loans permitted to be incurred under the indenture to the notes, the Guarantees and the Subordinated Intercompany Note Proceeds Loan on substantially equivalent terms (including the same remedy bars in favor of holders of the notes and the Guarantees) to those on which the Subordinated Intercompany Shareholder Funding Loans is subordinated to Indebtedness under the notes, the Guarantees and the Subordinated Intercompany Note Proceeds Loan pursuant to the Original Intercreditor Agreement (in each case, as in effect on the Issue Date) and/or (D) to subordinate any Additional Notes, Guarantees related to Additional Notes, and Note Security Documents relating to Additional Notes subject to substantially similar terms (including the same remedy bar in favor of holders of Designated Senior Debt) to those relating to the outstanding Notes, Guarantees and Note Security Documents pursuant to the Original Intercreditor Agreement (as in effect on the Issue Date), provided, in the case of clause (A) and (B) that any such Intercreditor Agreement provides that either (i) the final Stated Maturity of the Designated Senior Debt that benefits from the subordination of the Subsidiary Guarantees or the second-ranking share charge pursuant to such Intercreditor Agreement is prior to the final Stated Maturity of the notes or (ii) such Intercreditor Agreement permits payments to be made to the Issuer to fund the repayment of the notes at the Stated Maturity thereof.

        The holders agree that the trustee may agree to any such amendment without liability.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

  (3)
  the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer, Inmarsat Group Limited or any Subsidiary Guarantor, the indenture and the TIA limit, in the circumstances described therein, the trustee's right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security, or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Listing

        The existing notes have been listed on the Luxembourg Stock Exchange. A supplemental application has been made to list the new notes on the Luxembourg Stock Exchange. The legal notice relating to the issuance of the notes and the Articles of Association of the Issuer was registered prior to the listing with the Registrar of the District Court in Luxembourg, where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, notes will be maintained in Luxembourg. The Issuer has initially designated The Bank of New York (Luxembourg) SA as its agent for those purposes. The address of The Bank of New York (Luxembourg) SA is The Bank of New York (Luxembourg) SA, Aerogolf Centre, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture, the form of notes and Guarantees, the Intercreditor Agreement or the Note Security Documents without charge by writing to Inmarsat Group Limited, 99 City Road, London EC1Y 1AX, England, Attention: Company Secretary.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified person:

  (1)
  Indebtedness of any other Person existing at the time such other person is merged, consolidated, amalgamated or otherwise combined with or into or became a Restricted Subsidiary of such specified person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging, consolidating, amalgamating or otherwise combining with or into, or becoming a Restricted Subsidiary of, such specified person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

        "Adjusted Consolidated Net Income" means, with respect to any person for any period, the Consolidated Net Income of such person for such period plus non-cash interest on Subordinated Intercompany Shareholder Funding Loans for such period.

        "Additional Interest" means all additional interest owing pursuant to the registration rights agreements (as such term is defined therein).

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person will be deemed to be control. For purposes of this definition: (i) the terms "controlling," "controlled by" and "under common control with" have correlative meanings and (ii) "Affiliate" shall include funds advised by the specified person.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

  (1)
  1.0% of the principal amount of the note; or

  (2)
  if greater, the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price of the note at March 1, 2008, (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption") plus (ii) all required interest payments due on the note through March 1, 2008 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the principal amount of the note.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Inmarsat Group Limited and its Restricted Subsidiaries taken as a whole or of Inmarsat Investments Limited and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any Restricted Subsidiary of Inmarsat Group Limited or the sale of Equity Interests in any of its Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.0 million;

  (2)
  a transfer of assets between or among Inmarsat Group Limited and its Restricted Subsidiaries,

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary of Inmarsat Group Limited to Inmarsat Group Limited or to a Restricted Subsidiary of Inmarsat Group Limited;

  (4)
  the sale or lease of products (including, for the avoidance of doubt, user terminals), services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment that does not violate the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  the waiver, compromise, settlement, release or surrender of any right or claim in the ordinary course of business;

  (8)
  the sale or other disposition or assets received by Inmarsat Group Limited or any of its Restricted Subsidiaries in compromise or settlement of claims of Inmarsat Group Limited or any of its Restricted Subsidiaries; provided however that the net cash proceeds of such sale or disposition are applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales and Events of Loss"; and

  (9)
  the leasing of satellite capacity in the ordinary course of business.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

Unless otherwise stated herein, all references to the "Board of Directors" shall be to the Board of Directors of Inmarsat Group Limited.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital or finance lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Cash Equivalents" means:

  (1)
  United States dollars, Pounds Sterling and/or Euro;

  (2)
  securities (i) issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality of the U.S. government (provided that the full faith and credit of the United States is pledged in support of those securities), or (ii) which are denominated in Euros or pounds sterling and are issued by, or directly and fully guaranteed or insured by a member of the European Union on the Issue Date, or any agency or instrumentality thereof, in each case having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit, time deposits and other bank deposits in U.S. dollars, pounds sterling or euro with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any Senior Lender or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a rating of A-1/P-1 or better from Moody's and S&P;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation, amalgamation or other business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of Inmarsat Group Limited and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

  (2)
  prior to the initial public offering of Inmarsat Group Limited or any Holdco thereof, the first date on which (a) the Permitted Holders and their Related Parties cease to Beneficially Own, directly or indirectly through one or more Subsidiaries, more than 50% of the Voting Stock of Inmarsat Group Limited and such Holdco (measured by voting power rather than by number of shares) or (b) the Principals and their Related Parties cease to Beneficially Own, directly or indirectly, more than 80% of the Voting Stock of Inmarsat Group Limited and such Holdco (measured by voting power rather than by number of shares) owned by all Permitted Holders and their Related Parties, taken as a whole;

  (3)
  after the initial public offering of Inmarsat Group Limited or any Holdco thereof, the first date on which (a) the Principals and their Related Parties cease to Beneficially Own, directly or indirectly through one or more Subsidiaries, more than 30% of the Voting Stock of Inmarsat Group Limited and such Holdco (measured by voting power rather than by number of shares) and (b) any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of Inmarsat Group or the Holdco than is at the time Beneficially Owned by the Principals and their Related Parties in the aggregate;

  (4)
  the first day on which a majority of the members of the Board of Directors of Inmarsat Group Limited or any Holdco of it are not Continuing Directors; or

  (5)
  the first day on which Inmarsat Group Holdings Limited ceases to own, directly or indirectly through Subsidiaries, 100% of the outstanding Equity Interests of Inmarsat Group Limited or the Issuer.

        "Change of Control Offer" has the meaning assigned to it in the indenture governing the notes.

        "City Road Property" means the leasehold property located at 99 City Road, London EC1Y 1AX, England.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization and any other non-cash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any non-cash item which requires the accrual of, or a reserve for, cash charges for any future period) of Inmarsat Group Limited and the Restricted Subsidiaries (including amortization of capitalized debt issuance costs for such period and any non-cash compensation expense, realized for grants of stock options or other rights to officers, directors and employees), all of the foregoing determined on a consolidated basis in accordance with GAAP; minus

  (4)
  to the extent they increase Consolidated Net Income, net after-tax exceptional or non-recurring gains plus;

  (5)
  to the extent they decrease Consolidated Net Income, net after-tax exceptional or non-recurring losses (other than after-tax exceptional or non-recurring losses relating to an Event of Loss (net of after-tax gains relating to the recovery of Event of Loss Proceeds resulting from such Event of Loss)); minus

  (6)
  to the extent they increase Consolidated Net Income, non-cash items (including the partial or entire reversal of reserves taken in prior periods, but excluding reversals of accruals or reserves for cash charges taken in prior periods and excluding the accrual of revenue in the ordinary course of business) for such period;

        in each case, on a consolidated basis and determined in accordance with GAAP.

        Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Inmarsat Group Limited will be added to Consolidated Net Income to compute Consolidated Cash Flow of Inmarsat Group Limited only in the same proportion as the relevant Person's Net Income was included in Consolidated Net Income.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders (save as a consequence of a Permitted Restriction);

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any exceptional or non-recurring gain relating to the recovery of Event of Loss Proceeds (net of any after-tax exceptional or non-recurring loss resulting from the related Event of Loss) will be excluded;

  (5)
  notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

  (6)
  any expenses, charges or other costs related to the Transactions (including amortization of any such expenses, charges or other costs that have been capitalized) will be excluded.

  (7)
  any exceptional or non-recurring loss arising from an Event of Loss (net of any after-tax exceptional or non-recurring gains relating to the recovery of Event of Loss Proceeds resulting from such Event of Loss) related to the first loss of an Inmarsat-4 satellite will be excluded, provided that such loss will be excluded only if, after such Event of Loss, at least one Inmarsat-4 satellite has been accepted in orbit and is covered by in-orbit insurance on a net book value basis maintained by Inmarsat Group Limited and its Restricted Subsidiaries.

        "Consolidated Net Indebtedness" of any person at any date means the Indebtedness of such person at such date (excluding any Subordinated Intercompany Shareholder Funding Loans) less cash (whether or not restricted) and Cash Equivalents of such person and its Restricted Subsidiaries at such date.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Inmarsat Group Holdings Limited who:

  (1)
  was a member of such Board of Directors on the Issue Date; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facilities" means, one or more Senior Debt facilities (including, without limitation, the Senior Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means, in respect of any person, (i) until repaid in full, the Senior Credit Agreement and (ii) thereafter, any Senior Debt of such person in an original principal amount exceeding $150.0 million that is designated as "Designated Senior Debt" by Inmarsat Group Limited (but there shall only be one class of Designated Senior Debt outstanding at any time).

        "Disqualified Shares" means any Equity Interests that, by their terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interests), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interests, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Shares solely because the holders of the Share Capital have the right to require Inmarsat Group Limited to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Shares if the terms of such Equity Interests provide that Inmarsat Group Limited may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

  "Enforcement Action" means, in respect of any obligation, any action to

  (1)
  demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of the obligation;

  (2)
  recover all or any of the obligation (including by way of set off);

  (3)
  exercise or enforce any right against any surety or any other rights under any other document, agreement or instrument in relation to (or given in support of) all or any of the debt under the relevant obligation;

  (4)
  petition for or take any other step which may lead to any insolvency, liquidation, reorganization, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the obligor in relation thereto; or

  (5)
  start any legal proceedings against any obligor in relation to the obligation.

        "Equity Interests" means Share Capital and (i) all warrants, options or other rights to acquire Share Capital (but excluding any Indebtedness that is convertible into, or exchangeable for, Share Capital) and (ii) for purposes of clause (2) of the first paragraph under "—Certain Covenants—Restricted Payments," the Subordinated Preference Certificates (or any similar instrument)).

        "Event of Loss Proceeds" means, with respect to any Event of Loss, all satellite insurance proceeds received by Inmarsat Group Limited or any of the Restricted Subsidiaries in connection with such Event of Loss, after:

    (i)
    provision for all income or other taxes measured by or resulting from such Event of Loss,

    (ii)
    payment of all reasonable legal, accounting and other reasonable fees and expenses related to such Event of Loss,

    (iii)
    payment of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the satellite that is the subject of such Event of Loss,

    (iv)
    provision for payments to Persons who own an interest in the satellite (including any transponder thereof) in accordance with the terms of the agreement(s) governing the ownership of such interest by such Person (other than payments to insurance carriers required to be made based on the future revenues generated from such satellite),

    (v)
    deduction of appropriate amounts to be provided by Inmarsat Group Limited or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the satellite that was the subject of the Event of Loss, and

    (vi)
    excluding Excluded Proceeds.

        "Excluded Proceeds" means (i) Event of Loss Proceeds relating to Inmarsat-4 satellites of Inmarsat Group Limited and its Subsidiaries to the extent that such Event of Loss Proceeds are, within 12 months of receipt, committed to be applied or applied (A) in the case of the first loss (or partial loss) of an Inmarsat-4 satellite at launch, to the construction of a third launch vehicle for Inmarsat-4 satellite F-3 and (B) in the case of any subsequent loss (or partial loss) of an Inmarsat-4 satellite at launch, to (1) the construction of a new Inmarsat-4 satellite and a new launch vehicle for a replacement Inmarsat-4 satellite and (2) initial launch insurance in relation to such replacement Inmarsat-4 satellite and (ii) Event of Loss Proceeds relating to an Inmarsat-3 satellite to the extent that such Event of Loss Proceeds are promptly applied in purchasing additional in-orbit insurance for the Inmarsat-3 satellites of Inmarsat Group Limited and its Restricted Subsidiaries.

        "Existing Indebtedness" means Indebtedness of Inmarsat Group Limited and its Subsidiaries in existence on the Issue Date (other than Indebtedness under the Senior Credit Agreement, the notes and all Indebtedness repaid with the proceeds of the notes), until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller that is not an Affiliate of the buyer in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors (unless otherwise provided in the indenture).

        "Finance Subsidiary" means a direct Restricted Subsidiary of the Parent Guarantor (i) whose sole operations are comprised of incurring or issuing Indebtedness to unaffiliated persons to finance the operations of the Parent Guarantor and its Restricted Subsidiaries, (ii) which loans the proceeds of such Indebtedness to Inmarsat Investments Limited (and no other Restricted Subsidiary of the Parent Guarantor) and (iii) which owns no assets other than any intercompany Indebtedness referred to in the preceding clause.

        "Fixed Charges" means, with respect to any specified person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of indebtedness issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

  (2)
  the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another person that is Guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preference shares of such person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Inmarsat Group Limited or any Holdco of Inmarsat Group Limited (other than Disqualified Shares) or to Inmarsat Group Limited or a Restricted Subsidiary of Inmarsat Group Limited, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined statutory income or corporation tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

  (5)
  non-cash interest accrued on the Subordinated Intercompany Shareholder Funding Loan during such period; minus

  (6)
  any expenses, charges or other costs related to the Transactions (or any amortization thereof) and included in such period in computing Fixed Charges.

        "Fixed Charge Coverage Ratio" means with respect to any specified person for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the specified person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred shares subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preference shares, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified person or any of its Restricted Subsidiaries, including through mergers, consolidations, amalgamations or other business combinations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified person or any of its Restricted Subsidiaries following the Calculation Date.

        "GAAP" means (A) generally accepted accounting principles applicable in the United Kingdom, as in effect on the Issue Date, including those set forth in Financial Reporting Standards and Statements of Standard Accounting Practices issued by the Accounting Standards Board or (B) if Inmarsat Group Limited shall so elect by notifying the trustee in writing in connection with the delivery of financial statements, accounting principles adopted by the International Accounting Standard Board and its predecessor ("IAS"), as in effect on the date of such notice; provided that (i) any such election once made shall be irrevocable and (ii) in the event Inmarsat Group Limited makes such election (x) in connection with the delivery of financial statements for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year, as well as its consolidated financial statements for the financial year immediately preceeding such interim period in accordance with IAS, or (y) in circumstances other than those described in (x), it shall provide consolidated historical financial statements prepared in accordance with IAS for its two most recent financial years and (C) for the purposes of the covenant set out under "—Certain Covenants—Reports," GAAP shall mean the relevant accounting principles set forth in the preceeding clauses as such accounting principles are in effect from time to time.

        "Government Securities" means securities that are directly and fully and unconditionally guaranteed or insured by the United States government, or any agency or instrumentality thereof, the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

  (1)
  Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited and Inmarsat Launch Company Limited; and

  (2)
  any other subsidiary of Inmarsat Group Limited that executes a Subsidiary Guarantee in accordance with the provisions of the indenture summarized under "—Certain Covenants—Additional Guarantees";

        and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified person, the obligations of such person under:

  (1)
  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

        "Holdco" means any entity which owns 100% of the Share Capital of another company (whether directly, or through wholly-owned Subsidiaries).

        "Holding Company" has the meaning ascribed to it in the Senior Credit Agreement, as in effect on the Issue Date.

        "Indebtedness" means, with respect to any specified person, any indebtedness of such person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Independent Investment Banker" means one or more Reference Treasury Dealers appointed by the trustee after consultation with Inmarsat Group Limited.

        "Inmarsat Group Limited" means Inmarsat Group Limited, a company incorporated in England and Wales and the Parent Guarantor.

        "Insolvency Event" means, in respect of any person:

  (a)
  such person is unable or admits in writing its inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on all or any class of its debts or, by reason of actual financial difficulties, commences negotiations with one or more classes of its creditors (other than the Senior Finance Parties, the noteholders or the Principals) with a view to rescheduling any of its indebtedness; or

  (b)
  a moratorium is declared in respect of any indebtedness of such person; or

  (c)
  any corporate action, legal proceedings or other procedure or step is taken in relation to:

  (i)
  the suspension of payments, a moratorium of any Indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such person;

  (ii)
  a composition, assignment or arrangement with any creditor of such person;

  (iii)
  the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of such person or any of its assets;

  (iv)
  the enforcement of any security over any assets of such person; or

  (v)
  any analogous procedure or step is taken in any jurisdiction;

    provided, however, that the foregoing paragraph (c) shall not apply to (x) any legal proceedings or other procedure which is part of a solvent reorganization permitted under the indenture or the Senior Credit Agreement or (y) proceedings for or presentation of a petition or application for winding-up, which are frivolous or vexatious and where the proceedings are dismissed, stayed or discharged within 21 days of commencement and in any event prior to the advertisement of such proceedings.

        "Intercreditor Agreement" means the Original Intercreditor Agreement and any other intercreditor agreement entered into in compliance with clause (9) of the fourth paragraph under "Amendment, Supplement and Waiver."

        "Investments" means, with respect to any person, all direct or indirect investments by such person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Inmarsat Group Limited or any Subsidiary of Inmarsat Group Limited sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Inmarsat Group Limited such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary of Inmarsat Group Limited, Inmarsat Group Limited will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Inmarsat Group Limited Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by Inmarsat Group Limited or any Subsidiary of Inmarsat Group Limited of a person that holds an Investment in a third person will be deemed to be an Investment by Inmarsat Group Limited or such Subsidiary in such third person in an amount equal to the Fair Market Value of the Investments held by the acquired person in such third person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "Issue Date" means February 3, 2004, the date of original issuance of the January 2004 notes.

        "Key Company" means each of Inmarsat Group Holdings Limited, Inmarsat Group Limited, Inmarsat Group Limited, Inmarsat Investments Limited, the Issuer, each obligor under any Designated Senior Debt and each Material Subsidiary (if any) that is not an obligor under the Designated Senior Debt.

        "Leverage Ratio" of any person means the ratio of (i) Consolidated Net Indebtedness of such person as of the date of calculation (the "Determination Date") to (ii) the Consolidated Cash Flow of such person for the four full consecutive fiscal quarters on or immediately preceding such Determination Date for which financial information is available (the "Measurement Period").

        For purposes of calculating the Leverage Ratio:

  (1)
  acquisitions that have been made by the specified person or any of its Restricted Subsidiaries, including through mergers, consolidations, amalgamations or other business combinations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date will be given pro forma effect as if they had occurred on the first day of the Measurement Period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act; and

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Management" means any directors, officer or other member of senior management of the Inmarsat Group Limited, any of its Restricted Subsidiaries or any Holdco of Inmarsat Group Limited for so long as such person remains such a director, officer or member of senior management.

        "Marketable Securities" means Cash Equivalents, Government Securities and freely tradeable debt securities with a debt rating no lower than A granted by S&P or A2 granted by Moody's for so long as such ratings are maintained.

        "Material Subsidiary" means, as of any date, any Restricted Subsidiary whose Consolidated Cash Flow for the most recent twelve-month period for which financial statements are available exceeds 5.0% of the Consolidated Cash Flow of Inmarsat Group Limited.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any specified person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preference shares dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by Inmarsat Group Limited or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under Credit Facilities or Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Inmarsat Group Limited nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a Guarantors or otherwise or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Inmarsat Group Limited or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Inmarsat Group Limited or any of its Restricted Subsidiaries.

        "Note Security Documents" means the share charge, the pledge agreement and any other agreement creating a Lien in favor of the trustee and the holders of the notes.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Original Intercreditor Agreement" means the intercreditor agreement, dated October 16, 2003, among the Senior Finance Parties in respect of the Senior Credit Agreement, the trustee, the

Principals, the Issuer, the Guarantors and others, as amended from time to time in accordance therewith.

        "Permitted Business" means (i) the provision of global, regional and domestic satellite services, including without limitation, maritime, aeronautical and land-based communication services, radio determination (including radio navigation) and distress and safety services, (ii) the development, manufacture, testing, purchase, ownership and commercial operation of communications satellites and related equipment and infrastructure and the leasing and selling of capacity thereon and the provision of launch support and telemetry services in connection with satellite launches and (iii) any activity or business that is a reasonable extension or expansion of, or reasonably related to, the business described in the preceding clauses (i) and (ii).

        "Permitted Holders" means the Principals and Management.

        "Permitted Investments" means:

  (1)
  any Investment in Inmarsat Group Limited or in a Restricted Subsidiary of Inmarsat Group Limited;

  (2)
  any Investment in Cash Equivalents or Government Securities;

  (3)
  any Investment by Inmarsat Group Limited or any Restricted Subsidiary of Inmarsat Group Limited in a person, if as a result of such Investment:

  (a)
  such person becomes a Restricted Subsidiary of Inmarsat Group Limited; or

  (b)
  such person is merged, consolidated, amalgamated or otherwise combined with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Inmarsat Group Limited or a Restricted Subsidiary of Inmarsat Group Limited;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales and Events of Loss";

  (5)
  any acquisition of assets or Share Capital solely in exchange for the issuance of Equity Interests (other than Disqualified Shares) of Inmarsat Group Limited;

  (6)
  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Inmarsat Group Limited or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  loans or advances to employees made in the ordinary course of business of Inmarsat Group Limited or the Restricted Subsidiary of Inmarsat Group Limited in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

  (9)
  repurchases of the notes; and

  (10)
  other Investments in any person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding of no more than $10.0 million.

        "Permitted Junior Securities" means:

  (1)
  equity securities of the Inmarsat Group Limited and/or any Holding Company of it; and

  (2)
  debt securities of the Inmarsat Group Limited, the Issuer, any Holding Company of either of them and/or of the relevant Subsidiary Guarantor that (in the case of the Subsidiary Guarantors only) are subordinated in right of payment to all Designated Senior Debt at least to the extent that the Subsidiary Guarantees are subordinated to such Designated Senior Debt.

        "Permitted Liens" means:

  (1)
  Liens on assets of Inmarsat Investments Limited or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to clause (1) of the second paragraph under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares";

  (2)
  Liens in favor of Inmarsat Group Limited, the Issuer or the Guarantors to secure obligations which are not pledged to secure Indebtedness owing to third parties;

  (3)
  Liens on property of a person existing at the time such person is merged, consolidated, amalgamated or otherwise combined with or into Inmarsat Group Limited or any Subsidiary of Inmarsat Group Limited; provided that such Liens were in existence prior to the contemplation of such merger, consolidation, amalgamation or other combination and do not extend to any assets other than those of the person merged, consolidated, amalgamated or combined with Inmarsat Group Limited or the Subsidiary;

  (4)
  Liens on property (including Share Capital) existing at the time of acquisition of the property or of the Restricted Subsidiary which owns the property by Inmarsat Group Limited or any Subsidiary of Inmarsat Group Limited; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares" covering only the assets acquired with or financed by such Indebtedness;

  (7)
  Liens existing on the Issue Date;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings instituted within a reasonable period of time and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens or other similar Liens, in each case, incurred in the ordinary course of business;

  (10)
  survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

  (11)
  Liens created for the benefit of (or to secure) the notes (or the Subsidiary Guarantees);

  (12)
  Liens to secure any Permitted Refinancing Indebtedness constituting Senior Debt permitted to be incurred under the indenture; provided, however, that:

  (a)
  the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

  (b)
  the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement.

  (13)
  Liens securing Hedging Obligations permitted by clause (8) of the second paragraph under the caption entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preference Shares" and any Lien the principle purpose of which is to allow the setting off or netting of obligations under or in connection with any Hedging Obligation, in either case, so long as such Lien is over only (i) the assets that secure the Indebtedness that is the subject of the relevant Hedging Obligations or (ii) cash or cash equivalents securing such Hedging Obligations.

  (14)
  Liens incurred or deposits made in the connection with workers' compensation, unemployment insurance, other types of social security and other types of related statutory obligations;

  (15)
  rights of set-off under contracts that do not relate to Indebtedness for borrowed money;

  (16)
  Liens in favor of customs or revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

  (17)
  Liens resulting from escrow arrangements unrelated to Indebtedness for borrowed money entered into in connection with a disposition of assets;

  (18)
  any retention of title reserved by any seller of goods or any Lien imposed, reserved or granted over goods supplied by such seller;

  (19)
  Liens arising out of or in connection with pre-judgment legal process or a judgement or a judicial awarded relating to security for costs; and

  (20)
  Liens incurred in the ordinary course of business of Inmarsat Group Limited or any Subsidiary of Inmarsat Group Limited with respect to obligations that do not exceed $10.0 million at any one time outstanding.

        "Permitted Parent Payments" means, without duplication as to amounts:

  (1)
  payments to any Holdco of Inmarsat Group Limited to permit such Holdco or the Issuer to pay reasonable franchise taxes and other amounts required to maintain the corporate existence, accounting, legal and administrative expenses of such Holdco or the Issuer, and customary salary, bonus and other benefits payable to directors and employees of any Holdco of Inmarsat Group Limited to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Inmarsat Group Limited and its Restricted Subsidiaries; and

  (2)
  payments to any Holdco of Inmarsat Group Limited to fund the payment of any fees and expenses (other than to Apax Partners Worldwide LLP, Permira Advisers Limited or an Affiliate of any of them) incurred in connection with the Transactions; and

  (3)
  payment of a Monitoring Fee (as defined in the Shareholders' Agreement) of $500,000 per year plus VAT thereon, which amount may be increased in accordance with the Shareholders' Agreement, provided that the annual percentage increase shall not exceed the average percentage by which the salaries of the executive directors of Inmarsat Group Holdings Limited have increased in the relevant year.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Inmarsat Group Limited or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Inmarsat Group Limited or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final Stated Maturity later than the final Stated Maturity of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Guarantees, such Permitted Refinancing Indebtedness has a final Stated Maturity later than the final Stated Maturity of, and is subordinated in right of payment to, the notes and the Guarantees on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Inmarsat Group Limited or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Restriction" means any encumbrance or restriction referred to under clauses (1), (2) and (10) of the second paragraph under the covenant "—Certain Covenants—Dividends and Other Payment Restrictions Affecting Subsidiaries."

        "Principals" means (i) Apax V—A Holdco Limited, Apax V—A Holdco 2 Limited, Apax Europe V—A L.P., Apax Europe V—B, L.P., Apax Europe V—C, GmbH & Co. KG, Apax Europe V—D, L.P., Apax Europe V—E, L.P., Apax Europe V—F, C.V., Apax Europe V—G, C.V., Apax Europe V—1, L.P. and Apax Europe V—2, L.P. (the "Apax Funds") for so long as the relevant Apax Fund is advised or managed by Apax Partners Worldwide LLP or any of its Affiliates; (ii) Permira Europe III L.P. 1, Permira Europe III L.P. 2, Permira Europe III GmbH V Co. KGm, Permira Europe III Co-Investment Scheme, and Permira Investments Limited (the "Permira Funds"), for so long as the relevant Permira Fund is advised or managed by Permira Advisers Limited or any of its Affiliates; and (iii) any other investment fund advised or managed by Apax Partners Worldwide LLP or Permira Advisers Limited or an Affiliate of any of them for so long as such investment fund is advised or managed by Apax Partners Worldwide LLP or Permira Advisers Limited or an Affiliate of any of them, as applicable.

        "Public Equity Offering" means an offer and sale of ordinary shares of Inmarsat Group Limited or any Holdco of Inmarsat Group Limited (a) pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Inmarsat Group Limited) or (b) pursuant to a floatation on a European investment exchange, in each case, generating minimum gross proceeds of $100 million.

        "Qualified Expert" means an accounting, appraisal, investment bank or other firm, in each case, of international standing or another firm with specialist knowledge in valuing the property, assets or rights that are the subject of the relevant transaction.

        "Rating Agencies" is defined to mean (i) S&P and (ii) Moody's and (iii) if S&P or Moody's or both shall not make a rating of the notes available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Inmarsat Group Limited, which shall be substituted for S&P or Moody's or both, as the case may be.

        "Rating Category" is defined to mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account but changes in outlook shall not.

        "Rating Date" is defined to mean the date which is the earlier of (i) one day immediately preceding any repayment of the Subordinated Intercompany Shareholder Funding Loan in accordance with clause (11)(C) of the second paragraph under the covenant "Restricted Payments," (ii) the date on which the Rating Agencies are informed of the intention of Inmarsat Group Holdings Limited to undertake such repayment or a retirement of the Subordinated Preference Certificates in accordance with clause (11)(C) of the second paragraph under the covenant "Restricted Payments" and (iii) the announcement of (A) the intention of Inmarsat Group Holdings Limited to undertake such repayment or retirement or (B) the repayment of the Subordinated Intercompany Shareholder Funding Loan, in each case, in accordance with clause (11)(C) of the second paragraph under the covenant "Restricted Payments."

        "Rating Decline" is defined to mean the occurrence (at any time during the period commencing on the Rating Date and ending on the fifth business day after repayment of the Subordinated Intercompany Shareholder Funding Loan in accordance with clause (11)(C) of the second paragraph under the covenant "Restricted Payments") of the rating of the notes by either Rating Agency being decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) from the ratings in effect on the Rating Date.

        "Related Party" means:

  (1)
  any controlling shareholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group.

        "Security Trustee" means Barclays Bank PLC or any other security trustee under the Senior Credit Agreement.

        "Senior Credit Agreement" means the $975 million facility agreement among CSFB, Barclays, RBS, Inmarsat Investments Limited and others and entered into on or around October 10, 2003, as in effect on the Issue Date.

        "Senior Debt" means, with respect to any person:

  (1)
  all Indebtedness of such person outstanding under the Senior Credit Agreement and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness of such person permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to any Subsidiary Guarantee or the Subordinated Intercompany Note Proceeds Loan; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for income or corporation taxes owed or owing by the relevant person;

  (2)
  any intercompany Indebtedness of the relevant person or any of its Affiliates;

  (3)
  any trade payables;

  (4)
  the portion of any Indebtedness that is incurred in violation of the indenture; or

  (5)
  Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the U.S. Bankruptcy Code or any analogous provision under the laws of any other jurisdiction.

        "Senior Declared Default" has the meaning ascribed to it in the Original Intercreditor Agreement, as in effect on the Issue Date (applied, however, to any Senior Debt of the Subsidiary Guarantors).

        "Senior Finance Parties" means the "Senior Finance Parties" as defined in the Senior Credit Agreement or such similar term as used in any other Senior Debt.

        "Senior Lenders" means the lenders from time to time under the Senior Credit Agreement.

        "Senior Security Documents" means the agreements pursuant to which the Obligations of Inmarsat Investments Limited and its Subsidiaries to the Senior Finance Parties under the Senior Credit Agreement are secured over their assets.

        "Share Capital" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Share Capital, whether or not such debt securities include any right of participation with Share Capital.

        "Shareholders Agreement" means the Shareholders Agreement dated on or about October 16, 2003 among Inmarsat Group Holdings Limited, the Principals, Management and others.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Intercompany Note Proceeds Loan" means one or more loans between Inmarsat Investments Limited, as borrower, and the Issuer, as lender, of the proceeds received by the Issuer from the notes on their respective dates of issue and described in "Description of Certain Financing Arrangements—Subordinated Intercompany Note Proceeds Loans."

        "Subordinated Intercompany Shareholder Funding Loan" means (i) Indebtedness of Inmarsat Group Limited arising on the Issue Date under the Loan Agreement dated December 30, 2003 between Inmarsat Group Limited and Inmarsat Group Limited and (ii) any other Indebtedness of Inmarsat Group Limited owing to Inmarsat Group Limited, Inmarsat Group Holdings Limited or any other Holdco of Inmarsat Group Limited on substantially the same terms as the Indebtedness referred to in clause (i) and arising from a loan of the proceeds by either Inmarsat Group Limited, Inmarsat Group Holdings Limited or such other Holdco of Inmarsat Group Limited of Indebtedness or Equity Interests issued by it (A) with terms that are substantially identical to the Subordinated Preference Securities, (B) that is or are contractually subordinated in right of payment to all Indebtedness of the issuer substantially to the same extent as the Subordinated Preference Securities and (C) the holders of which are comprised of Permitted Holders who become parties to the Intercreditor Agreement (in each case, on the same terms as are applicable to the Subordinated Preference Securities).

        "Subordinated Preference Certificates" means the Subordinated Preference Certificates of Inmarsat Holdings Limited described under "—Certain Financing Arrangements—Subordinated Preference Certificates," as in effect on the Issue Date.

        "Subsidiary" means, with respect to any specified person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of Share Capital entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof).

        "Subsidiary Guarantee" means the Guarantee by each Subsidiary Guarantor of the Issuer's obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

        "Transactions" means (i) the Acquisition, (ii) the initial borrowing under the Senior Credit Agreement, (iii) the borrowing under the Bridge Facility Agreement, (iii) the issuance by Inmarsat Holdings Limited of the Subordinated Preference Securities, (iv) the making of intercompany loans from Holdcos of Inmarsat Group Limited directly or indirectly to Inmarsat Group Limited (including the Subordinated Intercompany Shareholder Funding Loan), (v) the offering of the notes, (vi) the making of the Subordinated Intercompany Note Proceeds Loan to Inmarsat Investments Limited,

(vii) the execution of the Notes Security Documents, (viii) the execution of the registration rights agreement, and (ix) the payment of costs, fees and expenses, in each case, related thereto.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2008; provided, however that if the period from the redemption date to March 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means any Subsidiary of Inmarsat Group Limited that is designated by the Board of Directors of Inmarsat Group Limited as an Unrestricted Subsidiary in accordance with the provisions summarized under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt; and

  (2)
  is a person with respect to which neither Inmarsat Group Limited nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results.

        "Voting Stock" of any person as of any date means the Share Capital of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        On February 3, 2004 and April 30, 2004, we sold the existing notes to Credit Suisse First Boston (Europe) Limited, Barclays Bank PLC and The Royal Bank of Scotland plc, as initial purchasers in a private offering pursuant to purchase agreements. These initial purchasers subsequently sold the existing notes to qualified institutional buyers under Rule 144A under the Securities Act and to certain sophisticated investors in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the sale of the existing notes to the initial purchasers, we entered into registration rights agreements with those initial purchasers.

        The registration rights agreements require us to file a registration statement under the Securities Act offering to exchange your existing notes for the new notes. Accordingly, we are offering you the opportunity to exchange your existing notes for the same principal amount of new notes. The new notes will be registered and issued without a restrictive legend. The registration rights agreements also require us to use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC on or prior to September 30, 2004 and to complete the exchange offer no later than 30 business days after the effectiveness of the registration statement. In the event that we are unable to satisfy these requirements, holders of the existing notes would be entitled to additional interest on the existing notes at a rate equal to 0.25% per annum for the first 90-day period immediately following our inability to satisfy these requirements, increasing by an additional 0.25% per annum for each 90-day period this inability to satisfy these requirements continues. The aggregate amount of the additional interest in respect of each note payable will in no event exceed 1.0% per annum. The registration rights agreements provide that the accrual of additional interest will cease once we satisfy the requirements described above.

        Copies of the registration rights agreements have been filed as exhibits to this registration statement. You are strongly encouraged to read the entire text of the agreements. Except as discussed below, we will have no further obligation to register your existing notes upon the completion of the exchange offer.

        We believe that the notes issued to you in this exchange offer may be offered for resale, sold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act, only if you are able to make these four representations:

  •
  you are acquiring the notes issued in the exchange offer in the ordinary course of your business;

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the notes issued to you in the exchange offer;

  •
  you are not our affiliate, as defined under the Securities Act, or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  you are not a broker-dealer tendering existing notes acquired directly from us for your own account.

        Our belief is based upon existing interpretations by the SEC's staff contained in several "no-action" letters to third parties unrelated to us. If you tender your existing notes in the exchange offer for the purpose of participating in a distribution of new notes, you cannot rely on these interpretations by the SEC's staff and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        The SEC considers broker-dealers that acquired existing notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers cannot use this prospectus for the exchange offer in connection with a resale of the new notes and, absent an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes. These broker-dealers cannot rely on the position of the SEC's staff set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters.

        A broker-dealer that has bought existing notes for market-making or other trading activities must deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes by delivering the prospectus contained in the registration statement for the exchange offer. Accordingly, this prospectus may be used by such a broker-dealer to resell any of its new notes. We have agreed in the registration rights agreements to send a prospectus to any broker-dealer that requests copies in the notice and questionnaire included in the letter of transmittal accompanying the prospectus for a period of up to 180 days after the date of effectiveness. Unless you are required to do so because you are such a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes.

        We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of existing notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

        You may suffer adverse consequences if you fail to exchange your existing notes. Following the completion of the exchange offer, except as set forth below and in the registration rights agreements, you will not have any further registration rights and your existing notes will continue to be subject to certain restrictions on transfer. Accordingly, if you do not participate in the exchange offer, your ability to sell your existing notes could be adversely affected.

        Under the registration rights agreements, we are required to use commercially reasonable efforts to file a shelf registration statement with the SEC to cover resales of the existing notes or the new notes by holders if we are not permitted to consummate the exchange offer because we determine that the exchange offer is not permitted by applicable law or SEC policy, if the exchange offer is not for any reason consummated on or prior to October 30, 2004, or if any holder of registrable securities notifies us prior to the 20th business day following the consummation of the exchange offer that:

  •
  it is prohibited by law or SEC policy from participating in the exchange offer;

  •
  it may not resell the notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for those resales; or

  •
  it is a broker-dealer and owns notes acquired directly from us or one of our affiliates.

        For purposes of the preceding paragraph, "registrable securities" means each existing note or new note until the earliest to occur of:

  •
  the date on which that existing note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

  •
  following the exchange by a broker-dealer in the exchange offer of an existing note for a new note, the earlier of (i) the date on which that note is sold to a purchaser who receives from that broker-dealer on or prior to the date of that sale a copy of the prospectus contained in the exchange offer registration statement and (ii) the date on which the exchange offer registration statement has been effective under the Securities Act for a period of 60 consecutive days;

  •
  the date on which that existing note or new note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

  •
  the date on which that existing note or new note is sold by the holder pursuant to Rule 144 under the Securities Act or may be sold by the holder pursuant to Rule 144(k) under the Securities Act.

        If we are obligated to file a shelf registration statement, we will be required to keep such shelf registration statement effective for up to two years after the date that the existing notes were issued.

Representations We Need From You Before You May Participate in the Exchange Offer

        We need representations from you before you can participate in the exchange offer.

        These representations are that:

  •
  the notes that you will acquire in the exchange offer are being obtained in the ordinary course of your business;

  •
  neither you nor any person you are acting for is engaging in or intends to engage in a distribution of the notes;

  •
  neither you nor any person you are acting for has an arrangement or understanding with any person to participate in the distribution of notes;

  •
  neither you nor any person you are acting for is our "affiliate," as defined under Rule 405 of the Securities Act;

  •
  you acknowledge and agree that if you are a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or you are participating in the exchange offer for the purposes of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the notes, including the requirement that any secondary resale transaction be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, and you cannot rely on the position of the SEC staff in its no-action letters described above under "—Purpose and Effect of Exchange Offer; Registration Rights"; and

  •
  if you or any other person you are acting for is a broker-dealer, and you receive notes for your own account in exchange for existing notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of such notes.

Terms of the Exchange Offer

        We will accept any validly tendered existing notes that are not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of your existing notes tendered. Holders may tender some or all of their existing notes in the exchange offer.

        The form and terms of the new notes will be substantially the same as the form and terms of your existing notes except that:

  •
  interest on the new notes will accrue from the last interest payment date on which interest was paid on your existing notes, or, if no interest has been paid on the existing notes, from the date of the original issuance of your existing notes;

  •
  the new notes have been registered under the Securities Act and will not bear a legend restricting their transfer; and

  •
  the provisions for payment of additional interest in the case of non-registration will be eliminated.

        The new notes will be issued under, and entitled to the benefits of, the same indenture governing your existing notes.

        This prospectus and the documents you received with this prospectus are being sent to you and to others believed to have beneficial interests in the existing notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC.

        We will have accepted your validly tendered existing notes when we have given oral or written notice to The Bank of New York. The Bank of New York will act as agent for you for the purpose of receiving the notes. If any tendered existing notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events or otherwise, certificates sent to The Bank of New York will be returned, without expense, as promptly as practicable after the expiration date to you, unless you request in the letter of transmittal that the notes be sent to someone else.

        You will not be required to pay brokerage commissions, fees or transfer taxes in the exchange of your existing notes. We will pay all charges and expenses in connection with the exchange offer except for any taxes you may incur in effecting the transfer of your existing notes or new notes to some other person, or if a transfer tax is imposed for any reason other than the exchange of notes pursuant to the exchange offer.

Expiration Date; Extensions; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on            ,    , unless we extend the exchange offer, in which case the exchange offer shall terminate at 5:00 p.m., New York City time, on the last day of the extension. If we decide to extend the exchange offer, we do not currently intend to extend the expiration date beyond            ,    . In any event, the exchange offer will be held open for at least 20 business days. In order to extend the exchange offer, we will issue a notice by press release or other public announcement.

        We reserve the right, in our sole discretion:

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  to delay accepting your existing notes;

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  to extend the exchange offer;

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  to terminate the exchange offer, if any of the conditions shall not have been satisfied; or

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  to amend the terms of the exchange offer in any manner.

        If we delay, extend, terminate or amend the exchange offer, we will give notice to the exchange agent and issue a press release or other public announcement.

Procedures for Tendering Your Existing Notes

        Except in limited circumstances, only a DTC participant listed on a DTC securities position listing with respect to the existing notes may tender existing notes in the exchange offer. Except as stated below under "—Book-Entry Transfer," to tender in the exchange offer:

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  if you do not hold your position through DTC, Euroclear or Clearstream, Luxembourg, you must, on or before the expiration date, deliver a duly completed letter of transmittal to the exchange agent at its address specified in the letter of transmittal, and certificates for your existing notes must be received by The Bank of New York along with the letter of transmittal;

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  if you hold your position through DTC, you must instruct DTC and a DTC participant by completing the form "Instruction to Registered Holder from Beneficial Holder" accompanying this prospectus of your intention whether or not you wish to tender your existing notes for new notes, and you must in turn follow the procedures for book entry transfer as set forth below under "—Book-Entry Transfer" and in the letter of transmittal; or

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  if you hold your position through Euroclear or Clearstream, Luxembourg, the form "Instruction to Registered Holder from Beneficial Holder" with respect to existing notes held through Euroclear or Clearstream, Luxembourg must be completed by a direct accountholder in Euroclear or Clearstream, Luxembourg, and interests in the existing notes must be tendered in compliance with procedures established by Euroclear or Clearstream, Luxembourg.

        If you intend to use the guaranteed delivery procedures, you must comply with the guaranteed delivery procedures described below.

        Neither we nor the exchange agent will be responsible for the communication of tenders by holders to the accountholders in DTC, Euroclear or Clearstream, Luxembourg through which they hold existing notes or by such accountholders to the exchange agent, DTC, Euroclear or Clearstream, Luxembourg.

        Holders will not be responsible for the payment of any fees or commissions to the exchange agent for the existing notes.

        In no event should a holder submitting a tender for exchange send a letter of transmittal or existing notes to any agent of ours other than the exchange agent, or to DTC, Euroclear or Clearstream, Luxembourg.

        Holders may contact the exchange agent for assistance in filling out and delivering letters of transmittal and for additional copies of the exchange offer materials.

        To be tendered effectively, a letter of transmittal or, as described below under "—Book-Entry Transfer," an "agent's message" and other required documents must be received by The Bank of New York at its address set forth under "—Exchange Agent" below prior to the expiration date.

        If you do not withdraw your tender before the expiration date, your tender will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

        The method of delivery of your existing notes, the letter of transmittal and all other required documents to be delivered to The Bank of New York is at your election and risk. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to ensure delivery to The Bank of New York before the expiration date. No letter of transmittal or existing notes should be sent to us. You may request your brokers, dealers, commercial banks, trust companies or nominees to effect these transactions on your behalf.

Procedure if the Existing Notes Are Not Registered in Your Name

        If your existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your existing notes, then you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on behalf of a registered owner, you must, prior to completing and executing a letter of transmittal and delivering the registered owner's existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed power of attorney or other proper endorsement from the registered holder. We strongly urge you to act immediately since the transfer of registered ownership may take considerable time.

Signature Requirements and Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, referred to as an eligible institution, that is a member of specified signature guarantee programs. Signatures on a letter of transmittal or a notice of withdrawal will not be required to be guaranteed if the existing notes are tendered:

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  by a registered holder that has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible institution.

        If a letter of transmittal or any notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal unless waived by us.

Conditions to the Exchange Offer

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered notes will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes the acceptance of which would be unlawful in the opinion of us or our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. Any defects or irregularities in connection with tenders of existing notes must be cured within such time as we shall determine, unless waived by us. Although we intend to notify you of defects or irregularities with respect to tenders of existing notes, neither we, The Bank of New York nor any other person shall be under any duty to give such notification or shall incur any liability for failure to give such notification. Tenders of existing notes will not be deemed to have been made until all such defects and irregularities have been cured or waived. Any existing notes received by The Bank of New York that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by The Bank of New York as soon as practicable following the expiration date to you, unless you request in the letter of transmittal that the notes be sent to someone else.

        In addition, we reserve the right in our sole discretion to purchase or make offers for any existing notes that remain outstanding after the expiration date and, to the extent permitted by applicable law, to purchase existing notes in the open market in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange new notes for, any existing notes, and we may terminate the exchange offer, if:

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  the exchange offer, or the making of any exchange by a holder, violates, in our good faith determination or on the advice of counsel, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

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  any action or proceeding is instituted or threatened in any court or by the SEC or any other governmental agency with respect to the exchange offer that, in our judgment, would impair our ability to proceed with the exchange offer; or

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  we have not obtained any governmental approval which we, in our sole discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

        The conditions listed above are for our sole benefit and may be asserted by us at any time, regardless of the circumstances giving rise to any of these conditions, or may be waived by us in whole or in part at any time in our sole discretion. The failure by us to exercise any of our rights shall not be a waiver of our rights. We are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

        In all cases, the issuance of new notes for tendered existing notes that are accepted for exchange in the exchange offer will be made only after timely receipt by The Bank of New York of:

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  certificates for existing notes or a timely confirmation from DTC of such existing notes into The Bank of New York's account at DTC,

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  a properly completed and duly executed letter of transmittal or, with respect to DTC and its participants, an "agent's message" described further below in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal for such exchange offer, and

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  all other required documents.

        If we do not accept your tendered existing notes or if you submit existing notes for a greater aggregate principal amount than you desire to exchange, then the unaccepted or unexchanged existing notes will be returned without expense to you or, in the case of notes tendered by book-entry transfer into The Bank of New York's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the existing notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of existing notes by causing DTC, Euroclear or Clearstream, Luxembourg, as the case may be, to transfer such existing notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered existing notes will only be made after timely:

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  confirmation of book-entry transfer of the existing notes into the exchange agent's account; and

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  receipt by the exchange agent of an executed and properly completed letter of transmittal or an "agent's message" and all other required documents specified in the letter of transmittal.

        The confirmation, letter of transmittal or agent's message and any other required documents must be received at the exchange agent's address listed below under "—Exchange Agent "on or before 5:00 p.m., New York time, on the expiration date of the exchange offer or, if the guaranteed delivery procedures described below are complied with, within the time period provided under those procedures.

        As indicated above, delivery of documents to any of DTC, Euroclear or Clearstream, Luxembourg in accordance with its procedures does not constitute delivery to the exchange agent.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering existing notes stating:

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  the aggregate principal amount of existing notes that have been tendered by the participant;

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  that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

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  that we may enforce such agreement against the participant.

        Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal are true and correct.

Guaranteed Delivery Procedures

        If you wish to tender your existing notes and the existing notes are not immediately available, or time will not permit your existing notes or other required documents to reach The Bank of New York before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

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  the tender is made through an eligible institution;

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  before the expiration date, The Bank of New York has received from such eligible institution a properly completed and duly executed letter of transmittal, or a facsimile thereof, and notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery shall state your name and address and the amount of the existing notes tendered, shall state that the tender is being made thereby and shall guarantee that, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered existing notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the letter of transmittal, or a manually executed facsimile thereof, properly completed and duly executed, and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with The Bank of New York; and

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  the certificates for all physically tendered existing notes, in proper form for transfer, or a confirmation from DTC of book-entry transfer, the properly completed and duly executed letter of transmittal, or a manually executed facsimile thereof, and all other documents required by the applicable letter of transmittal are received by The Bank of New York within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw your tender of existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal of tendered notes to be effective, a written, or for a DTC participant electronic, notice of withdrawal must be received by The Bank of New York, at its address set forth in the next section of this prospectus entitled "—Exchange Agent," prior to 5:00 p.m., New York City time, on the expiration date.

        Any such notice of withdrawal must:

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  specify your name;

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  identify the existing notes to be withdrawn, including, if applicable, the certificate number or numbers and aggregate principal amount of such existing notes;

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  be signed by you in the same manner as the original signature on the letter of transmittal by which your existing notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient for the trustee of your existing notes to register the transfer of those notes into the name of the person withdrawing the tender; and

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  specify the name in which you want the withdrawn existing notes to be registered, if different from your name.

        All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by us, and our determination shall be final and binding on all parties. Any existing notes withdrawn will be considered not to have been validly tendered for exchange for the purposes of the exchange offer. Any notes that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer relating to such existing notes. Properly withdrawn existing notes may be retendered by following one of the procedures described above in "—Procedures for Tendering Your Existing Notes" at any time on or prior to the expiration date.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. We have appointed The Bank of New York as the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus or letter of transmittal should be directed to the exchange agent at its offices at 101 Barclay Street-Floor 7E, Corporate Trust Operations, Reorganization Unit, New York, New York 10286. The exchange agent's telephone number is +1 212 815 5788 and facsimile number is +1 212 298 1915.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer, other than to the exchange agent. The principal solicitation is being made by mail. However, additional solicitations may be made in person or by telephone by our officers and employees.

        The cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $900,000, which includes fees and expenses of The Bank of New York, as exchange agent, and accounting, legal, printing and related fees and expenses.

Transfer Taxes

        If you tender existing notes for exchange, you will not be obligated to pay any transfer taxes unless you instruct us to register your new notes in a different name or if a transfer tax is imposed for a reason other than the exchange of notes pursuant to this exchange offer. If you request that your existing notes not tendered or not accepted in the exchange offer be returned to a different person, you will be responsible for the payment of any applicable transfer tax.

Consequences of Failure to Properly Tender Existing Notes in the Exchange

        We will issue new notes in exchange for existing notes under the exchange offer only after timely receipt by the exchange agent of the existing notes, a properly completed and duly executed letter of transmittal or agent's message and all other required documents. Therefore, holders of the existing notes desiring to tender existing notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of existing notes for exchange. Upon completion of the exchange offer, specified rights under the registration rights agreement, including registration rights and any right to additional interest, will be either limited or eliminated.

        Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will not be required to register the remaining existing notes, except in the limited circumstances described under "—Purpose and Effect of Exchange Offer; Registration Rights." Existing notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the following restrictions on transfer:

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  holders may resell existing notes only if an exemption from registration under the Securities Act is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

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  the remaining existing notes will bear a legend restricting transfer in the absence of registration or an exemption from registration.

        To the extent that existing notes are tendered and accepted in connection with the exchange offer, any trading market for remaining existing notes could be adversely affected.

TAX CONSIDERATIONS

United Kingdom Taxation

        Subject to the limitations and qualifications set forth herein, the following summary is the opinion of Clifford Chance Limited Liability Partnership, our UK tax counsel, as to the material UK tax consequences of the ownership of the notes as of the date hereof, but does not purport to be a complete analysis of all potential tax consequences. The comments relate only to the position of persons who are absolute beneficial owners of the notes and may not apply to certain classes of persons, such as dealers in securities, to whom special rules may apply. The following is a general guide and should be treated with appropriate caution. Holders who are in any doubt as to their tax position should consult their professional advisers. Holders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain UK taxation aspects of ownership of the notes. In particular, holders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom. No representations with respect to the tax consequences to any particular holder of notes are made hereby.

UK Withholding Tax on UK Source Interest

        The notes will constitute "quoted Eurobonds" provided they are and continue to be listed on a recognized stock exchange. On the basis of the UK Inland Revenue's published interpretation of the relevant legislation, securities which are to be listed on a stock exchange in a country which is a member state of the European Union or which is part of the European Economic Area will satisfy this requirement if they are listed by a competent authority in that country and are admitted to trading on a recognized stock exchange in that country; securities which are to be listed on a stock exchange in any other country will satisfy this requirement if they are admitted to trading on a recognized stock exchange in that country. The Luxembourg Stock Exchange is a recognized stock exchange for these purposes. While the notes are and continue to be quoted Eurobonds, payments of interest on the notes may be made without withholding or deduction for or on account of UK income tax.

        In all cases falling outside the exemption described above, interest on the notes may fall to be paid under deduction of UK income tax at the lower rate (currently 20%) subject to such relief as may be available under the provisions of any applicable double taxation treaty, or to any other exemption which may apply.

Payments by Guarantors

        If a guarantor makes any payments in respect of interest on the notes (or other amounts due under the notes other than the repayment of amounts subscribed for the notes) such payments may be subject to UK withholding tax at the basic rate (currently 22%) subject to such relief as may be available under the provisions of any applicable double taxation treaty. Such payments by a guarantor may not be eligible for the quoted Eurobond exemption described above.

Provision of Information

        Holders should note that where any interest on notes is paid to them (or to any person acting on their behalf) by the issuer or any person in the United Kingdom acting on behalf of the issuer (a "paying agent"), or is received by any person in the United Kingdom acting on behalf of the relevant holder (other than solely by clearing or arranging the clearing of a check) (a "collecting agent"), then the issuer, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to the UK Inland Revenue details of the payment and certain details relating to the holder (including the holder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of UK income tax and whether or not the holder is resident in the United Kingdom for UK taxation purposes. Where the holder is not so resident, the details provided to the UK Inland Revenue may, in certain cases, be passed by the UK Inland Revenue to the tax authorities of the jurisdiction in which the holder is resident for taxation purposes.

        For the above purposes, "interest" should be taken, for practical purposes, as including payments made by a guarantor in respect of interest on notes.

        The provisions referred to above may also apply, in certain circumstances, to payments made on redemption of any notes where the amount payable on redemption is greater than the issue price of the notes.

Other Rules Relating to UK Withholding Tax

        Where notes are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to UK withholding tax and reporting requirements as outlined above.

        Where interest has been paid under deduction of UK income tax, holders who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

        The references to "interest" in this section headed "United Kingdom Taxation" mean "interest" as understood in UK tax law. The statements in this section headed "United Kingdom Taxation" do not take any account of any different definitions of "interest" or "principal" which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.

        The above description of the UK withholding tax position assumes that there will be no substitution, merger, consolidation or amalgamation of the issuer and does not consider the tax consequences of any such substitution, merger, consolidation or amalgamation.

Taxation of Interest by Direct Assessment

        Payments of interest in respect of the notes will have a UK source and accordingly may be chargeable to UK tax by direct assessment even if paid without withholding or deduction. However, interest received without deduction or withholding will not be chargeable to UK tax in the hands of a holder of notes who is not resident in the United Kingdom for UK tax purposes unless that holder carries on a trade, profession or vocation in the United Kingdom through a branch or an agency (in the case of an individual) or a permanent establishment (in the case of a company) in the United Kingdom in connection with which the interest is received or to which the notes are attributable (subject to certain exemptions for interest received by certain specified categories of agents such as some brokers and investment managers).

Ownership and Disposal, Including Redemption, of the Notes by UK Taxpayers

Holders Within the Charge to Corporation Tax

        Holders which are companies within the charge to UK corporation tax (by reason of being resident in the United Kingdom or carrying on a trade in the United Kingdom through a permanent establishment to which the notes are attributable) will normally be taxed on the profits and gains arising from the notes whether income or capital in nature (including, if appropriate, with respect to foreign exchange gains or losses) as income. The amount of such profits or gains should be calculated by reference to accounting-based concepts. Relief may be available for certain charges and expenses incurred for the purposes of the loan relationship constituted by the notes in accordance with such an applicable basis of accounting.

Holders Not Within the Charge to Corporation Tax

        A disposal of notes by an individual holder who is within the charge to UK capital gains tax (by reason of being resident or ordinarily resident in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency to which the notes are attributable), may give rise to a chargeable gain or allowable loss for the purposes of the UK taxation of chargeable gains. However, in computing any such gain or loss, the consideration for the disposal of the notes will be reduced by any amount by which the holder is chargeable to income tax on the transfer of the note under the accrued income scheme as discussed below.

        On a disposal of notes by an individual holder who is within the charge to UK income tax (as mentioned above), any interest which has accrued since the last interest payment date (or where no interest payment date has occurred, since the issue of the notes) may be chargeable to tax as income under the rules of the accrued income scheme as set out in Chapter II of Part XVII of the Income and Corporation Taxes Act 1988. On March 17, 2004, the Inland Revenue published a consultation document relating to the possible simplification of the accrued income scheme; legislation may be included in the Finance Act 2005.

EU Savings Directive

        On June 3, 2003, the EU Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by member states from January 1, 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive each member state will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period is to commence on the date from which the directive is to be applied by member states and to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

Isle of Man Taxation

        The following summary has been prepared by Cains Advocates Limited, our Isle of Man legal counsel, as to the material law of the Isle of Man in relation to the tax status of Inmarset Launch Company Limited, but does not purport to be a complete analysis of all potential tax consequences. Inmarsat Launch Company Limited received exemption from taxation in the Isle of Man for the 2003-2004 tax year with respect to the Income Tax (Exempt Companies) Act 1984. Accordingly, the entirety of Inmarsat Launch Company Limited's net profits will not, at present, be subject to Isle of Man taxation, and Inmarsat Launch Company Limited will not become liable to make any withholding on payments made to a non-resident of the Isle of Man. The directors of Inmarsat Launch Company Limited intend to apply for an exemption for the 2004-2005 tax year in or about June 2004, and they are not aware of any reason why Inmarsat Launch Company Limited would not receive this exemption.

        Although outside the scope of the directive of the EU Council of Economic and Finance Ministers adopted on June 3, 2003, the Isle of Man has agreed to adopt the same measures as those set out in the directive. Accordingly, the Isle of Man will, on a bilateral basis with individual EU member states, introduce a withholding tax in relation to payments of interest and similar income to EU resident individuals, unless such individuals choose to opt out of the withholding tax regime by agreeing to the exchange of information relating to them with the taxation or revenue authority to which they are subject. Inmarsat Launch Company Limited will require individuals to disclose information to any relevant taxation or revenue authority.

U.S. Taxation

        Subject to the limitations and qualifications set forth herein, the following discussion is the opinion of Clifford Chance Limited Liability Partnership, our U.S. tax counsel, as to the material U.S. federal income tax considerations of the ownership and disposition of the notes and the exchange of the existing notes for new notes identical in all material respects and registered under the Securities Act by a U.S. holder (defined below), but does not purport to be a complete analysis of all potential tax effects. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, the "Code," Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances or if you are a member of a class of holders subject to special rules, such as banks, financial institutions, certain U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities that elect mark-to-market tax accounting, U.S. holders whose functional currency is not the U.S. dollar, tax-exempt organizations, regulated investment companies, real estate investment trusts, persons subject to alternative minimum tax and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. In addition, this discussion applies to you only if you purchased the notes for cash at their initial issuance and initial issue price or pursuant to a reopening and hold the notes as capital assets within the meaning of section 1221 of the Code.

        For purposes of this discussion, you are a "U.S. holder" if you are a beneficial owner of a note that is: (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation or any entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or if a valid election has been made under applicable Treasury regulations to treat the trust as a domestic trust. If a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. You are a "non-U.S. holder" is a beneficial owner of a note that is not a U.S. holder.

        You should consult your own tax advisors concerning the tax consequences of holding notes in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of other tax laws.

U.S. Holders

Payments of Interest

        Payments of stated interest on the notes generally will be taxable to a you as ordinary income at the time that such payments are received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

        Interest income on a note generally will constitute foreign source income and generally will be considered "passive" income or "financial services" income, which is treated separately from other types of income in computing the foreign tax credit allowable to U.S. holders under U.S. federal income tax laws.

        Should any UK tax be withheld, the amount withheld and the gross amount of any Additional Amounts paid to you will be included in your income at the time such amount is received or accrued in accordance with your method of tax accounting. UK withholding tax imposed on you would, subject to limitations and conditions and at your election, be treated as foreign income tax eligible for credit against your U.S. federal income tax liability or a deduction in computing taxable income, to the extent such tax is not otherwise refundable. You should consult your tax advisors regarding the creditability, deductibility or refundability of any withholding taxes. Any Additional Amounts would generally constitute foreign source income.

        In certain circumstances (see "Description of the Notes—Optional Redemption"), the issuer may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income you recognize if there is only a remote chance as of the date the notes were issued that such payments will be made. The issuer believes that he likelihood that it will be obligated to make any such payments is remote. Therefore, the issuer does not intend to treat the potential payment of these amounts as part of the yield to maturity of the notes. The issuer's determination that these contingencies are remote is binding on a you unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. The Issuer's determination is not, however, binding on the Internal Revenue Service, and, if the Internal Revenue Service were to challenge this determination, you might be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by you. If any such amounts are in fact paid, you will be required to recognize such amounts as income.

        In addition, under certain other circumstances (see "Description of the Notes—Repurchase at the Option of Holders—Change of Control"), the issuer may be obligated to pay a premium upon the repurchase of the notes due to a change of control or a stepped-up interest rate if the notes are not registered under the Securities Act within the period specified in the registration rights agreement, respectively. The issuer believes that it is significantly more likely than not that it will not have to pay a premium upon a change of control and that the notes will be registered within the specified period. Therefore, both possibilities will be ignored for purposes of determining the yield and maturity of the notes. You are urged to consult your own tax advisors concerning the tax consequences to them if any of the above determinations by the issuer is incorrect.

Premium

        If you purchased a note for an amount (excluding any amount attributable to the accrued interest described below) in excess of its principal amount, you will be considered to have purchased the note with amortizable bond premium. You generally may elect to amortize this premium over the term of the note. If you make such an election, the amount of interest income that a you must report for U.S. federal income tax purposes with respect to any interest payment date will be reduced by the amount of premium allocated to the period from the previous interest payment date to that interest payment date.

        The notes are subject to call provision by the issuer at various times, as described under "Description of the Notes—Optional Redemption." A U.S. holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date.

        The amount of such premium allocated to any such period is calculated by taking the difference between (i) the stated interest payable on the interest payment date on which that period ends and (ii) the product of (a) the note's overall yield to maturity (determined as of the date you acquired the note) and (b) the purchase price for the note (reduced by amounts of premium allocated to previous periods). If you make the election to amortize premium, such election will apply to all debt instruments held by you at the beginning of the taxable year in which you make election and all debt instruments subsequently purchased by you at a premium, unless the Internal Revenue Service consents to a change.

        If you do not make the election to amortize premium on a note and hold the note to maturity, it will have a capital loss for U.S. federal income tax purposes, equal to the amount of the premium, when the note matures. If you do not make the election to amortize premium and sells or otherwise disposes of the note before maturity, the premium will be included in your "adjusted tax basis" in the note, as defined below, and therefore will decrease the gain, or increase the loss, that you otherwise would realize on the sale or other disposition of the note.

Pre-issuance Interest

        A portion of the price you paid for a note is allocable to interest that accrued prior to the date of purchase ("pre-issuance accrued interest"). In such case, you may treat the notes, for U.S. federal income tax purposes, as having been issued for an amount that excludes the pre-issuance accrued interest. In that event, a portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest and will not be taxable to you or otherwise treated as an amount payable on the notes.

Sale, Exchange and Redemption of Notes

        Generally, upon the sale, exchange or redemption of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, or redemption (less any amount attributable to accrued but unpaid interest not previously included in income, which will be taxable as such) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of such note to you, reduced by any amortizable bond premium previously taken into account with respect to the note. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or redemption the note has been held by you for more than one year.

Exchange of Notes

        The exchange of existing notes for new notes registered with the Securities and Exchange Commission, having the same terms and conditions as the existing notes, pursuant to the Registration Rights Agreements, should not be a taxable exchange for U.S. federal income tax purposes. As a result, you should not recognize taxable income upon exchanging existing notes for new notes pursuant to the Registration Rights Agreements.

        You should consult your own tax advisor concerning the tax consequences of the exchange under U.S. federal income, state, local and non-U.S. laws.

Non-U.S. Holders

        Subject to the discussion concerning information reporting and backup withholding below, if you are a non-U.S. holder, generally you will not be subject to U.S. federal income tax on payments of interest on, or gain on the sale of a note unless you held the note in connection with a U.S. trade or business carried on by such non-U.S. holder, or if you are an individual, you were present in the

United States for 183 days or more during the tax year in which such gain is realized and certain other requirements are satisfied.

Information Reporting and Backup Withholding

        Payments of interest or principal and the proceeds from sales of notes that are made within the United States or through some U.S.-related financial intermediaries may be required to be reported to the Internal Revenue Service and backup withholding may apply unless, if you are a U.S. holder, you (i) are a corporation or other exempt recipient or (ii) provide a taxpayer identification number and certify that no loss of exemption from backup withholding has occurred and, if you are a non-U.S. holder, you comply with certification procedures to establish that you are not a U.S. person.

ERISA AND OTHER CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "similar laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements.

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan.

        In considering an exchange of the notes by any plan, a fiduciary of such plan should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary's duties to the plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws. No representation is made that the acquisition or holding of any notes by a plan meets the fiduciary requirements for investments by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan. Neither the issuer, the guarantors nor any of the parties described in this prospectus, or their affiliates, is providing investment advice to any plan, through this prospectus or otherwise, in connection with the exchange for the notes.

Prohibited Transaction Issues

        In addition, the foregoing discussion is based upon the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted. Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities, including fiduciaries, who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a plan with respect to which the issuer, the guarantors or the initial purchasers are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Under regulations issued by the United States Department of

Labor, set forth in 29 C.F.R. § 2510.3-101 (the plan asset regulations), the assets of the issuer would be treated as plan assets of a plan for the purposes of ERISA and Section 4975 of the Code if the plan acquires an equity interest in the issuer and none of the exceptions contained in the plan asset regulations is applicable. If the underlying assets of the issuer are deemed to be ERISA plan assets, the obligations and other responsibilities of ERISA plan sponsors, ERISA plan fiduciaries and ERISA plan administrators, and of "parties in interest" and "disqualified persons" (as defined under ERISA and the Code), under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies). An equity interest is defined under the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

        In analyzing these issues with their own counsel, prospective purchasers of the notes should consider, among other things, that, although the notes are debt for U.S. federal income tax purposes, it is not clear whether the notes would be treated as issued by the issuer, Inmarsat Group Limited, Inmarsat Investments Limited or another entity related to the issuer. The notes should not be purchased or held by any person investing "plan assets" of any plan, unless such purchase and holding will be exempt from the prohibited transaction restrictions contained in ERISA and the Code or in any applicable similar laws.

        Holders of notes (or any interest therein) will be deemed to have represented, warranted and agreed, among other things, that (A) either (i) it is not, and for so long as it holds this note (or interest therein) it will not be, a plan, or (ii) its purchase and holding of a note (or interest therein) will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other employee benefit plan, Similar Law) for which an exemption is not available.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering exchanging for the notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to such investment and whether an exemption would be applicable to the exchange and holding of the notes.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, including any amendments or supplements to the prospectus that may be issued from time to time, may be used by a broker-dealer in connection with resales of new notes that were received in exchange for existing notes where the existing notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the date of effectiveness, we will make available a prospectus that meets the requirements of the Securities Act to any broker-dealer for use in this type of resale.

        We will not receive any proceeds from any sale of notes by any broker-dealer or any other person. New notes received by broker-dealers for their own accounts in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or through a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale of new notes may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or from the purchasers of the new notes.

        Any broker-dealer that resells new notes that it received for its own account in the exchange offer, and any broker or dealer that participates in a distribution of the new notes, may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the date of effectiveness, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, our registration rights agreements with the initial purchasers of the existing notes. In addition, we will indemnify holders of the existing notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

ENFORCEMENT OF JUDGMENTS

        The issuer and the guarantors of the notes have been incorporated in England and Wales or the Isle of Man and all of their board members and executive officers reside in the United Kingdom or other countries outside the United States. Substantially all of the assets of the issuer, the guarantor and those other persons are located outside the United States. Although we have appointed an agent for service of process in the United States and have submitted to the jurisdiction of New York courts, in each case, in connection with any action under U.S. securities laws, it may not be possible for investors to effect service of process on us or on such persons within the United States in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

England and Wales

        The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales is based upon advice provided to us by our English counsel, Clifford Chance Limited Liability Partnership. The United States and the United Kingdom do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the United States and the United Kingdom are both parties to the New York Convention on Arbitral Awards). Any judgment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of civil law action on the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court if:

  •
  the relevant U.S. court had jurisdiction (under English rules of private international law) to give the judgment and;

  •
  the judgment is final and conclusive on the merits and is for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law).

        An English court will refuse to enforce such a judgment, however, if it is established that:

  •
  the enforcement of such judgment would contravene public policy or statute in England and Wales;

  •
  the enforcement of the judgment is prohibited by statute (including, without limitation, if the amount of the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained);

  •
  the English proceedings were not commenced within the relevant limitation period;

  •
  before the date on which the U.S. court gave judgment, the issues in question had been the subject of a final judgment of an English court or of a court of another jurisdiction whose judgment is enforceable in England;

  •
  the judgment has been obtained by fraud or in proceedings in which the principles of natural justice were breached;

  •
  the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that court (to whose jurisdiction the judgment debtor did not submit); or

  •
  an order has been made and remains effective under section 9 of the UK Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

        If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

        Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court.

        It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal securities law brought in England and Wales.

Isle of Man

        The following discussion with respect to the enforceability of certain U.S. court judgments in the Isle of Man is based upon advice provided to us by our Isle of Man counsel, Cains Advocates Limited. The United States and the Isle of Man do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. The Isle of Man Courts will generally give effect to an Arbitrated Award made in pursuance of an arbitration agreement to which the New York Convention applies. Any judgment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in the Isle of Man. In order to enforce any such judgment in the Isle of Man, proceedings must be initiated by way of civil law action on the judgment debt before a court of competent jurisdiction in the Isle of Man. In this type of action, an Isle of Man court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court.

        An Isle of Man court will generally give judgment only if the following conditions are satisfied:

  •
  the relevant U.S. court had jurisdiction (under Isle of Man rules of private international law) to give the judgment; and

  •
  the judgment is final and conclusive on the merits and is for a definite sum of money (not being a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a penal, revenue or other public law of the United States).

        An Isle of Man court will also refuse to enforce such a judgment if it is established that:

  •
  the enforcement of such judgment would contravene public policy or statute in the Isle of Man;

  •
  the enforcement of the judgment is prohibited by statute (including, without limitation, if the amount of the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained);

  •
  the Isle of Man proceedings were not commenced within the relevant limitation period;

  •
  before the date on which the U.S. court gave judgment, the issues in question had been the subject of a final judgment of an Isle of Man court or of a court of another jurisdiction whose judgment is enforceable in the Isle of Man;

  •
  the judgment has been obtained by fraud or in proceedings in which the principles of natural justice were breached; or

  •
  the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in that court (to whose jurisdiction the judgment debtor did not submit).

        If an Isle of Man court gives judgment for the sum payable under a U.S. judgment, the Isle of Man judgment would be enforceable by the methods generally available for this purpose. These give the court discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an Isle of Man judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

        Subject to the foregoing, investors may be able to enforce in the Isle of Man judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an Isle of Man court.

        It is uncertain whether an Isle of Man court would impose civil liability on us or such persons in an action predicated upon the U.S. federal securities law brought in a court of competent jurisdiction in the Isle of Man.

LEGAL MATTERS

        Clifford Chance Limited Liability Partnership, London, England, will pass upon certain legal matters of New York and English law and Cains Advocates Limited, Douglas, Isle of Man, will pass upon certain legal matters of Isle of Man law for us in connection with the exchange offer.

EXPERTS

        The following financial statements included in this prospectus have been so included in reliance on the audit reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

  •
  the consolidated financial statements of Inmarsat Group Limited as of December 31, 2003 and for the period ended December 31, 2003 and for the period from December 17, 2003 to December 31, 2003;

  •
  the consolidated financial statements of Inmarsat Investments Limited as of December 31, 2003 and for the period ended December 31, 2003 and for the period from December 17, 2003 to December 31, 2003;

  •
  the consolidated financial statements of Inmarsat Ventures Limited as of and for the two years ended December 31, 2001 and 2002 and for the period from January 1, 2003 to December 17, 2003 (the predecessor entity as included in the financial statements of Inmarsat Group Limited and Inmarsat Investments Limited);

  •
  the consolidated financial statements of Inmarsat Ventures Limited as of and for the three years ended December 31, 2001, 2002 and 2003;

  •
  the financial statements of Inmarsat Limited as of and for the three years ended December 31, 2001, 2002 and 2003;

  •
  the financial statements of Inmarsat Leasing (Two) Limited as of and for the three years ended December 31, 2001, 2002 and 2003;

  •
  the financial statements of Inmarsat Launch Company Limited as of and for the year ended December 31, 2003; and

  •
  the financial statements of Inmarsat Finance plc as of and for the year ended December 31, 2003.

        The address of our independent accountants is 1 Embankment Place, London WC2N 6RH.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we filed with the SEC on Form F-4 under the Securities Act with respect to the new notes. As is permitted by SEC rules and regulations, this prospectus omits certain information, exhibits, schedules and undertakings set forth in the registration statement. The statements in this prospectus regarding the contents of any contract or other document we refer to in this prospectus are not necessarily complete. In each instance, please refer to the copy of such contract or other document filed as an exhibit to the registration statement. Any of such statements in this prospectus are qualified in all respects by reference to such exhibits.

        We will become subject to the reporting requirements of the Exchange Act that apply to foreign private issuers. In accordance with the Exchange Act, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. We will be allowed to "incorporate by reference" the information we will file with the SEC. This will permit us to disclose important information to you by referring to these documents. You may obtain from us the registration statement on Form F-4, including the exhibits and the schedules thereto, and reports and other information that we file with the SEC, upon written request.

        We will file annual and current reports and other information with the SEC. You will be able to read and copy the registration statement and any materials that we file at the SEC's Public Reference Room by calling the SEC at +1 800 SEC 0330. The SEC maintains an internet site at www.sec.gov that contains reports and other electronically filed information.

        We have agreed under the indenture to file with the SEC and provide to the trustee and the holders of the notes information, documents and reports as long as the notes are outstanding. While any notes are outstanding, you should direct any requests for information or copies of agreements summarized in this prospectus to our Company Secretary at 99 City Road, London EC1A 1AX, United Kingdom.

LISTING INFORMATION

Listing

        We listed the January 2004 notes on the Luxembourg Stock Exchange on February 27, 2004 and the additional notes on April 30, 2004. We have filed an application to list the new notes on the Luxembourg Stock Exchange. A legal notice relating to the issue of the notes and the certified organizational documents of the issuer and the guarantors was deposited prior to listing the notes with the Luxembourg Trade and Companies Registrar (Registre de Commerce et des Sociétes), where such documents may be examined and copies obtained. Notice of any optional redemption, change of control or any change in the rate of interest payable on the notes will be published in a Luxembourg newspaper of general circulation (which we expect to be the Luxemburger Wort).

        For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange require, copies of the following documents may be inspected and obtained at the specified office of the listing agent in Luxembourg during normal business hours on any weekday:

  •
  the organizational documents of the issuer and the guarantors;

  •
  the most recent audited consolidated financial statements of Inmarsat Finance plc and Inmarsat Group Limited, and any interim financial statements published by either of them;

  •
  the purchase agreements relating to the notes;

  •
  the indenture relating to the notes (which includes the form of the notes and the guarantees), as amended by the supplemental indenture;

  •
  the registration rights agreements relating to the notes;

  •
  the pledge agreement relating to the notes; and

  •
  the share charge relating to the notes.

        The issuer will maintain a paying and transfer agent in Luxembourg for as long as any of the notes are listed on the Luxembourg Stock Exchange. The issuer reserves the right to vary such appointment and will publish notice of such change of appointment in a newspaper having a general circulation in Luxembourg (which we expect to be the Luxemburger Wort). So long as the notes are listed on the Luxembourg Stock Exchange and so long as the rules of such stock exchange require, the issuer will maintain a paying and transfer agent in Luxembourg.

        Pursuant to Chapter VI, Article 3, clause A/11/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the notes are freely transferable on the Luxembourg Stock Exchange and therefore, no transaction involving the notes made on the Luxembourg Stock Exchange may be canceled.

        The Issuer's fiscal year ends December 31 and separate financial statements for the issuer for the fiscal year ended December 31, 2003 will be prepared. These will be available free of charge at the office of the Luxembourg paying agent.

INDEX TO FINANCIAL STATEMENTS & OTHER SUPPLEMENTAL FINANCIAL INFORMATION

Page
INMARSAT GROUP LIMITED
Reports of the Independent Accountants	F-4
Consolidated profit and loss accounts for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-6
Consolidated balance sheets as at December 31, 2001, 2002 and 2003	F-7
Reconciliation of movements in group shareholders' funds for the two years ended December 31, 2001, 2002 and the periods from January 1 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-8
Consolidated statement of group total recognized gains and losses for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17 to December 31, 2003	F-9
Consolidated statements of cash flows for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-10
Notes to the consolidated financial statements	F-11
Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2001, 2002 and 2003	F-72
INMARSAT INVESTMENTS LIMITED
Reports of the Independent Accountants	F-73
Consolidated profit and loss accounts for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-75
Consolidated balance sheets as at December 31, 2001, 2002 and 2003	F-76
Reconciliation of movements in group shareholders' funds for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-77
Consolidated statement of group total recognized gains and losses for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-78
Consolidated statements of cash flows for the two years ended December 31, 2001, 2002 and the periods from January 1, 2003 to December 17, 2003 and December 17, 2003 to December 31, 2003	F-79
Notes to the consolidated financial statements	F-80

INMARSAT VENTURES LIMITED
Report of the Independent Accountants	F-141
Consolidated profit and loss accounts for the three years ended December 31, 2001, 2002 and 2003	F-142
Consolidated balance sheets as at December 31, 2001, 2002 and 2003	F-143
Reconciliation of movements in group shareholders' funds for the three years ended December 31, 2001, 2002 and 2003	F-144
Consolidated statement of group total recognized gains and losses for the three years ended December 31, 2001, 2002 and 2003	F-145
Consolidated statements of cash flows for the three years ended December 31, 2001, 2002 and 2003	F-146
Notes to the consolidated financial statements	F-147
INMARSAT LIMITED
Report of the Independent Accountants	F-204
Profit and loss accounts for the three years ended December 31, 2001, 2002 and 2003	F-205
Balance sheets as at December 31, 2001, 2002 and 2003	F-206
Reconciliation of movements in shareholders' funds for the years ended December 31, 2001, 2002 and 2003	F-207
Statements of cash flows for the years ended December 31, 2001, 2002 and 2003	F-208
Notes to the financial statements	F-209
INMARSAT LEASING (TWO) LIMITED
Report of the Independent Accountants	F-246
Profit and loss accounts for the three years ended December 31, 2001, 2002 and 2003	F-247
Balance sheets as at December 31, 2001, 2002 and 2003	F-248
Reconciliation of movements in shareholders' funds for the years ended December 31, 2001, 2002 and 2003	F-249
Statements of cash flows for the years ended December 31, 2001, 2002 and 2003	F-250
Notes to the financial statements	F-251
INMARSAT LAUNCH COMPANY LIMITED
Report of the Independent Accountants	F-261
Profit and loss accounts for the year ended December 31, 2003	F-262
Balance sheet as at December 31, 2003	F-263
Reconciliation of movements in shareholders' funds for the year ended December 31, 2003	F-264
Notes to the financial statements	F-265

INMARSAT FINANCE PLC
Report of the Independent Accountants	F-267
Profit and loss accounts for the year ended December 31, 2003	F-268
Balance sheet as at December 31, 2003	F-269
Reconciliation of movements in shareholders' funds for the year ended December 31, 2003	F-270
Notes to the financial statements	F-271

INMARSAT GROUP LIMITED

Report of Independent Auditors

To: The Board of Directors and Shareholders of Inmarsat Group Limited

        We have audited the accompanying financial statements of Inmarsat Group Limited, included in these financial statements as the successor, which comprise the consolidated balance sheets as at December 31, 2003 and the consolidated profit and loss accounts, reconciliation of movements in group shareholders' funds, consolidated statement of group total recognized gains and losses, consolidated statement of cash flows and the Notes to the consolidated financial statements for the period from December 17, 2003 to December 31, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in United Kingdom. The financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Group Limited at December 31 2003, and the results of its operations and its cash flows for the period from December 17, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United Kingdom. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated statements.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London
April 21, 2004

Report of Independent Auditors

To: The Board of Directors and Shareholders Inmarsat Group Limited as successor to Inmarsat Ventures Limited (formerly Inmarsat Ventures plc)

        We have audited the accompanying financial statements of Inmarsat Ventures Limited (formerly Inmarsat Ventures plc), included in these financial statements as the predecessor, which comprise the consolidated balance sheets as at December 31, 2001 and 2002, the consolidated profit and loss accounts, reconciliation of movements in group shareholders' funds, consolidated statement of group total recognized gains and losses, consolidated statement of cash flows and the Notes to the consolidated financial statements and the financial statement schedule for the years ended December 31, 2001 and 2002 and for the period from January 1, 2003 to December 17, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and the financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An, audit, includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Ventures Limited (formerly Inmarsat Ventures plc) at 31 December 2001 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2002 and as of the period from January 1, 2003 to December 17, 2003, in conformity with accounting principles generally accepted in the United Kingdom. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated statements.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London
April 21, 2004

INMARSAT GROUP LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Revenues
Continuing operations	2	441,712	463,108	487,547	16,926
Discontinued operations		103	—	—	—

Total revenues		441,815	463,108	487,547	16,926
Depreciation and amortization	3	(160,204)	(128,867)	(128,607)	(6,990)
Other net operating costs	3	(154,782)	(149,510)	(162,824)	(5,052)

Total operating costs		(314,986)	(278,377)	(291,431)	(12,042)
Group operating profit/(loss)
Continuing operations		143,625	184,731	196,116	4,884
Discontinued operations		(16,796)	—	—	—

Total group operating profit		126,829	184,731	196,116	4,884
Share of operating loss of joint venture (including goodwill write-off and impairment)	13	(26,868)	—	—	—

Total operating profit: group and share of joint venture		99,961	184,731	196,116	4,884
Gain/(loss) on termination of subsidiary undertaking	13	(9,196)	1,000	—	—
Interest receivable and similar income	5	1,817	5,492	1,945	61
Interest payable and similar charges	5	(33,131)	(6,679)	(4,931)	(5,683)

Profit/(loss) on ordinary activities before taxation	4	59,451	184,544	193,130	(738)
Taxation	8	2,249	(20,342)	(56,829)	(1,024)

Profit/(loss) on ordinary activities after taxation for the year/period		61,700	164,202	136,301	(1,762)

The accompanying Notes are an integral part of these financial statements.

INMARSAT GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

		Predecessor
				Successor
		As at December 31,
				As at December 31, 2003
	Note	2001	2002
		(US$000)
Fixed assets
Intangible assets	11	20,607	47,876	386,512
Tangible assets	12	939,003	1,156,930	1,379,962
Other investments	13	2,500	600	—

Total fixed assets		962,110	1,205,406	1,766,474

Current assets
Stocks	14	1,467	3,496	2,072
Debtors	15	157,660	166,949	144,650
Short-term investments		7,356	2,736	19,189
Cash at bank and in hand (restricted cash)		—	—	162,667
Cash at bank and in hand		3,986	8,336	102,510

Total current assets		170,469	181,517	431,088
Creditors—amounts falling due within one year
Other creditors	16	(174,007)	(179,313)	(206,282)
Loans and other borrowings	18	(12,906)	(13,326)	(365,624)

Total creditors: amounts falling due within one year		(186,913)	(192,639)	(571,906)

Net current liabilities		(16,444)	(11,122)	(140,818)

Total assets less current liabilities		945,666	1,194,284	1,625,656
Creditors—amounts falling due after more than one year
Other creditors	17	(38,532)	(36,184)	(33,811)
Loans and other borrowings	18	(56,100)	(97,000)	(1,392,603)

Total creditors: amounts falling due after more than one year		(94,632)	(133,184)	(1,426,414)
Provisions for liabilities and charges	19	(88,589)	(129,885)	(165,055)

Net assets		762,445	931,215	34,187

Capital and reserves
Called up share capital	21	16,200	16,250	330
Share premium account	22	—	3,465	34,199
Other reserve	22	580,671	580,671	—
Retained earnings/(accumulated losses)	22	165,574	330,829	(342)

Total equity shareholders' funds		762,445	931,215	34,187

The accompanying Notes are an integral part of these financial statements.

INMARSAT GROUP LIMITED

RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

	Note	Retained earnings	Share premium account	Other reserve	Ordinary share capital	Total
		(US$000)

Balance at January 1, 2001 (Predecessor)		104,296	—	580,671	16,200	701,167
Profit for the financial year		61,700	—	—	—	61,700
Exchange adjustments offset in reserves	22	(422)	—	—	—	(422)

Balance at December 31, 2001 (Predecessor)		165,574	—	580,671	16,200	762,445

Profit for the financial period		164,202	—	—	—	164,202
Exchange adjustments offset in reserves	22	1,053	—	—	—	1,053
Issue of ordinary share capital		—	3,465	—	50	3,515

Balance at December 31, 2002 (Predecessor)		330,829	3,465	580,671	16,250	931,215

Profit from January 1 to December 17, 2003		136,301	—	—	—	136,301
Exchange adjustments offset in reserves	22	5,594	—	—	—	5,594

Balance at December 17, 2003 (Predecessor)		472,724	3,465	580,671	16,250	1,073,110

Issue of share capital	21	—	34,199	—	330	34,529
Loss for the period December 17 to December 31, 2003		(1,762)	—	—	—	(1,762)
Exchange adjustments offset in reserves	22	1,420	—	—	—	1,420

Balance at December 31, 2003 (Successor)		(342)	34,199	—	330	34,187

The accompanying Notes are an integral part of these financial statements.

INMARSAT GROUP LIMITED

CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Profit/(loss) for the financial year/period		61,700	164,202	136,301	(1,762)
Exchange adjustments offset in reserves	22	(422)	1,053	5,594	1,420

Total recognized gains/(losses) for the year/period		61,278	165,255	141,895	(342)

The accompanying Notes are an integral part of these financial statements.

INMARSAT GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Net cash inflow/(outflow) from operating activities	23	261,990	318,116	352,752	(20,608)

Returns on investments and servicing of finance
Interest received		1,888	1,777	1,749	43
Interest paid		(3,103)	(2,832)	(1,989)	(92)
Arrangement costs of banking facilities		(5,100)	—	—	(36,891)
Interest element of finance lease rental payments		(1,067)	(30)	(218)	—
Lease restructuring costs		(6,192)	—	—	—

Net cash (outflow) for returns on investments and servicing of finance		(13,574)	(1,085)	(458)	(36,940)

Taxation
UK corporation tax received/(paid)		(32,523)	26,261	13,705	—

Tax received/(paid)		(32,523)	26,261	13,705	—

Capital expenditure and financial investments
Purchase of tangible and intangible fixed assets		(253,280)	(382,787)	(201,830)	(22,371)

Net cash (outflow) for capital expenditure and financial investment		(253,280)	(382,787)	(201,830)	(22,371)

Acquisitions and disposals
Liquidation of subsidiaries	13	—	2,900	600	—
Investments	13	(11,000)	(4,000)	(9,500)	—
Payment for acquisitions	10	—	—	—	(1,510,187)
Cash acquired with subsidiary		—	—	—	2,586

Net cash (outflow) for acquisitions and disposal		(11,000)	(1,100)	(8,900)	(1,507,601)

Net cash inflow/(outflow) before management of liquid resources and financing		(48,387)	(40,595)	155,269	(1,587,520)

Management of liquid resources
(Increase)/decrease in short-term deposits		171,095	4,620	(60,530)	44,077

Net cash inflow/(outflow)after management of liquid resources		122,708	(35,975)	94,739	(1,543,443)

Financing
Bank borrowings		60,000	40,000	(87,100)	(12,900)
Capital element of finance lease rental payments		(202,964)	(95)	(63)	—
Issue of ordinary share capital	21	—	—	—	34,529
Subordinated shareholder loan		—	—	—	618,783
Senior credit facilities		—	—	—	800,000
Bridge loan		—	—	—	365,000

Net cash (outflow)/inflow from financing		(142,964)	39,905	(87,163)	1,805,412

Increase/(decrease) in cash in the year/period	23	(20,256)	3,930	7,576	261,969

The accompanying Notes are an integral part of these financial statements.

INMARSAT GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.     Principal accounting policies

Background and basis of preparation

        Inmarsat Group Limited (the "Company") was incorporated on September 3, 2003 as Grapedrive Limited and changed its name to Inmarsat Group Limited on January 6, 2004.

        The Company issued share capital for an aggregate amount of $34.5 million to Inmarsat Holdings Limited. The proceeds of this issue were used by the Company to acquire issued share capital of Inmarsat Investments Limited (formerly Grapeclose Limited), which was also incorporated on September 3, 2003. Other than the issue of share capital, neither Inmarsat Group Limited nor Inmarsat Investments Limited traded prior to December 17, 2003 (see Note 10).

        On December 17, 2003 an offer by Inmarsat Investments Limited to acquire all the shares of Inmarsat Ventures Limited became unconditional. This transaction has been accounted for as an acquisition in accordance with FRS 6: Acquisitions and Mergers.

        These financial statements include the consolidated financial statements of Inmarsat Ventures Limited for the two years ended December 31, 2001 and 2002 and the period ended December 17, 2003 ("the predecessor") and the consolidated financial statements of Inmarsat Group Limited for the period ended December 31, 2003 ("the successor").

        The capital structure of Inmarsat Ventures Limited and its interest charges, goodwill amortization, administrative expenses, pension costs and tax charges were significantly different from those that have existed since the acquisition.

        Subsequent to the acquisition on December 17, 2003, substantially all funding is financed by shareholder and third party debt facilities as detailed in Note 18.

Basis of accounting

        The principal activity of the Company and its subsidiaries (the "Group") is the provision of global satellite communication services.

        The consolidated financial information is prepared under the historical cost convention and in accordance with applicable UK accounting standards.

        The preparation of the consolidated financial information requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reported period. The more significant estimates include provisions, pension costs and asset lives. Actual results could differ from those estimates.

        The following principal accounting policies have been applied consistently in dealing with items, which are considered material in relation to the Group's financial information.

Basis of consolidation

        The consolidated financial information includes the accounts of the Company and its domestic and overseas subsidiary undertakings, together with equity accounted undertakings to the extent of the Group's interest in those undertakings. All subsidiary and equity accounted undertakings were acquired after April 1999. All inter-company transactions and balances with subsidiaries have been eliminated. The results of subsidiary undertakings established or acquired during the period are included in the consolidated profit and loss account from the date of establishment or acquisition. The results of subsidiary undertakings disposed of during the period are included until date of disposal.

Currency of accounting and foreign currency

        The functional and reporting currency of the group is the U.S. dollar as the majority of operational transactions are denominated in U.S. dollars. Transactions not denominated in dollars during the accounting period have been translated into dollars at an average hedged rate of exchange. Fixed assets denominated in currencies other than the dollar have been translated at the hedged rates of exchange ruling at the dates of acquisition. Monetary assets and liabilities denominated in currencies other than the dollar for which the Group has purchased forward exchange contracts have been translated at the average hedged rates of exchange contained in those contracts. Differences on exchange are dealt with in the profit and loss account.

        Shares issued by the Company and denominated in a currency other than U.S. dollars are translated at the date of the issue.

        The Group's interest in the underlying net assets of non U.S. dollar subsidiary undertakings is translated into dollars at year-end rates. The results of subsidiary undertakings are translated into dollars at average rates of exchange. The adjustment to year-end rates is taken to reserves. Exchange differences that arise on the re-translation of subsidiary undertakings' balance sheets at the beginning of the year and equity additions and withdrawals during the financial year are dealt with as a movement in reserves.

Derivative financial instruments

        The group uses derivative financial instruments to hedge its exposure to foreign currency risk. To the extent that such instruments are matched against an underlying asset or liability, they are accounted for using hedge accounting and therefore, gains and losses are deferred and only recognized upon the maturity of the contract. Where instruments are not matched against an underlying asset or liability, losses are accrued in the profit and loss account.

Revenues

        Satellite revenue results from utilization charges that are recognized as revenue over the period during which the satellite services are provided. Other satellite revenues not dependent upon utilization charges (such as designated leased capacity charges) and where the fee is fixed or determinable are recognized as deferred income when a non-cancellable agreement is in force and collectibility is reasonably assured. Deferred income attributable to other satellite revenues represents the unearned balances remaining from amounts receivable from customers pursuant to lease prepayment options. These amounts are recorded as revenues on a straight-line basis over the respective lease terms which are typically for periods from one month to twelve months.

        Revenues in respect of long-term contracts at the subsidiary Invsat Limited are calculated in a manner appropriate to the stage of completion of the contracts.

        Operating lease income is accounted for on a straight-line basis with any rental increases recognized during the period to which they relate.

Pensions and post-retirement benefits

        The group operates a defined benefit and a number of defined contribution pension schemes in its principal locations. The defined benefit scheme is funded and its assets are held in separate funds administered by a corporate trustee.

        Pension costs for the defined benefit scheme are assessed in accordance with the advice of independent qualified actuaries and are charged to the profit and loss account so as to spread the cost on a straight-line basis over the average service lives of employees. Pension surpluses and deficits are amortized over the expected average remaining service lives of current employees. Pension costs for the defined contribution schemes are charged to the profit and loss account as incurred.

        The group has adopted the transitional rules of Financial Reporting Standard (FRS) 17 "Accounting for retirement benefits." FRS 17 substantially changes the method of accounting for defined benefit pensions. The implementation date for this new standard has been deferred. However, it is expected this standard may have the effect of increasing the pension costs to be included within operating costs, thus reducing operating profit. Pension fund actuarial gains and losses, including investment returns varying from the assumed returns, will be recorded in full in the statement of recognized gains and losses annually. Pension fund deficits, calculated in accordance with prescribed rules in this standard, will be shown in the balance sheet as will any surpluses to the extent the company expects to obtain value from them in the foreseeable future. The transitional disclosures required have been made as a minimum for the years ended December 31, 2001, 2002 and 2003. See Note 24.

        The group recognizes liabilities relating to post-retirement medical benefits in respect of employees in the UK and overseas. The basis of the valuation of the liability is the projected unit method which requires that annual charges are made to the Group's profit and loss account so as to spread the cost of these benefits after retirement, on a systematic basis, over the employees' working lives.

Stock compensation costs

        The Group recognizes charges relating to share options granted to employees provided the grant is not contingent on a future event. Where the grant is contingent, a charge is recognized when the contingency is realized. Share option costs represent the difference between the exercise price of these share options and the fair market value of the underlying ordinary shares on the date of grant. The difference is amortized over the performance period or the vesting period where there is no performance criteria of the applicable options, which ranges between 18 months to four years from the grant date, depending on the share option plan under which they were granted. All the existing share option plans in the predecessor Group were cancelled at the time of the acquisition.

        The group recognizes a charge for National Insurance contributions on outstanding share options where the grant of options is not contingent upon a future event. The liability is calculated on the difference between the market value of the underlying shares at the end of the financial year and the option exercise price as it is recognized over the period from the date of grant to the end of the performance period.

Advertising costs

        Advertising costs are expensed as incurred.

Taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profit and loss and the results as stated in the financial information. No deferred tax is recognized on permanent differences.

        Deferred tax is measured at the average tax rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and law that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. See Note 8.

Research and development

        Research and development expenditure which does not meet the criteria for capitalization is written off in the year in which it is incurred. Where capitalized, development costs are amortized on a straight-line basis over their expected useful economic life. Costs are only capitalized once a business case has been demonstrated as to the technical feasibility and commercial viability, and has been approved by the board of directors.

        The carrying value of capitalized development costs is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Software development costs

        Software development costs directly relating to the development of new services are capitalized with the tangible fixed assets to which they relate. Costs are capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by the board of directors. Such costs are depreciated over the estimated sales life of the services, which is generally three years.

Investments

        Investments in joint ventures are accounted for using the gross equity method of accounting. A joint venture is a company in which the Group has a participating interest and, in the opinion of the directors, exercises joint control with at least one other party. The profit and loss account includes the group's share of revenues, operating profit or loss, interest income or expense and attributable taxation of those companies. The balance sheets show the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Other investments, held as fixed assets, comprise marketable securities and are recorded in the balance sheet at the lower of cost and net realizable value.

Acquisitions and goodwill

        On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable separable assets and liabilities acquired.

        Where the fair value of the consideration paid exceeds the fair value of the identifiable separable assets and liabilities acquired, the difference is treated as purchased goodwill. Goodwill is amortized using the straight-line method over its estimated useful life, not exceeding 20 years. This is the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets.

        Fees and similar incremental costs incurred directly in making an acquisition, but excluding finance costs, are included in the cost of the acquisition and capitalized. Internal costs, and other expenses that cannot be directly attributed to the acquisition, are charged to the profit and loss account.

Space segment capital expenditure

        Space segment assets comprise satellite construction, launch and other associated costs. Expenditure charged to space segment projects includes invoiced progress payments, external consultancy costs and direct internal costs. Internal costs, comprising primarily of staff costs, are only capitalized when they are directly attributable to the construction of an asset. Progress payments are determined on milestones achieved to date together with agreed cost escalation indices. Deferred satellite performance payments represent the net present value of future payments dependent on the future performance of each satellite and are recognized in space segment assets when the satellite becomes operational if it is probable that performance criteria will be met. The associated liability is stated at its net present value and included within liabilities. These space segment assets are depreciated over the life of the satellites from the date they become operational and are placed into service.

Other fixed assets

        Other fixed assets are stated at historical cost less accumulated depreciation.

Depreciation of fixed assets

        Depreciation is calculated to write off the historical cost of fixed assets, except land, on a straight-line basis over the expected useful lives of the assets concerned. The Group selects its depreciation rates carefully and reviews them regularly to take account of any changes in circumstances. When setting useful economic lives, the principal factors the Group takes into account are the expected rate of technological developments, expected market requirements for the equipment and the intensity at which the assets are expected to be used. The principal annual rates used for this purpose are:

Space segment	10.0%
Fixtures and fittings, and other building-related equipment	10.0%
Buildings	4.0%
Other fixed assets	20.0–33.3%

Other intangible assets

        Other intangible assets comprise of patents and trademarks, which are amortised on a straight line basis over their estimated useful lives. The carrying value of other intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Asset impairment

        Tangible fixed assets and goodwill are subject to impairment review in accordance with FRS 11 if there are events or changes in circumstances that indicate that the carrying amount of the fixed asset or goodwill may not be fully recoverable. The impairment review comprises a comparison of the carrying amount of the fixed asset or goodwill with its recoverable amount, which is the higher of net realizable value and value in use. Net realizable value is calculated by reference to the amount at which the asset could be disposed of. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset's continued use, including those resulting from its ultimate disposal, at a market based discount rate on a pre-tax basis. The carrying values of fixed assets and goodwill are written down by the amount of any impairment and this loss is recognized in the profit and loss account in the period in which it occurs. If an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account and by increasing the carrying amount of the fixed asset or goodwill in the period in which it occurs. The carrying amount of the fixed asset or goodwill will only be increased up to the amount that it would have been had the original impairment not occurred. For the purpose of conducting impairment reviews, income generating units are identified as groups of assets, liabilities and associated goodwill that generate income that is largely independent of other income streams.

        The assets and liabilities include those directly involved in generating the income and an appropriate proportion of those used to generate more than one income stream. For the purposes of impairment review, all space segment assets are treated as one income generating unit.

Leasing commitments

        Assets acquired under finance leases, which transfer substantially all the rights and obligations of ownership, have been recorded in the balance sheet as fixed assets at their equivalent capital value and are depreciated over the useful life of the asset. The corresponding liability is analyzed between its short-term and long-term components. The interest element of the finance lease is charged to the profit and loss account over the lease period at a constant rate. Rentals payable under operating leases are charged in the profit and loss account in equal annual amounts over the term of the lease.

Interest and finance costs

        Interest and finance costs on bank debt raised and finance costs previously incurred on finance leases to meet construction costs of satellites are capitalized until the satellites are placed into service and are included in space segment tangible fixed assets. Fees incurred on undrawn bank facilities are expensed as incurred.

        Arrangement costs of debt are capitalized and amortized over the life of the debt. Facility fees are expensed as incurred.

Stocks

        Stocks are stated at the lower of cost and net realizable value. Cost is determined by the average cost method.

Liquid resources

        The Group defines liquid resources as short-term deposits and current asset investments capable of being converted into cash without curtailing or disrupting the business.

Provisions

        Provisions, other than in respect of post-retirement benefits and stock compensation for which accounting policies are described above, are recognized when the Group has a legal or constructive obligation to transfer economic benefits arising from past events and the amount of that obligation can be estimated reliably. Provisions are not recognized unless the transfer of economic benefits is probable.

Other operating income

        Other operating income includes income from service contracts, rental income, conference facilities and income from the sale of Regional BGAN terminals. The costs of acquiring these terminals are included in network and satellite operations costs. These revenues do not form part of the core operations of the Group and so have been excluded from Group revenues.

2.     Segmental information

        The Group operates in one core class of business, the supply of global satellite communication services. Within this one business class, the Group conducts its activities primarily in four business sectors, being maritime, land, aeronautical and leasing. The performance of all business sectors is viewed as a single segment by the decision-makers of the Group.

        An analysis of revenue for continuing operations by business sector is set out below.

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Maritime	269,340	253,623	236,639	9,017
Land	96,562	125,043	158,891	4,728
Aeronautical	12,295	11,477	12,560	531
Leasing (including Navigation)	37,410	51,440	59,104	2,123
Other	26,105	21,525	20,353	527

Total revenues	441,712	463,108	487,547	16,926

        Inmarsat provides a range of satellite communications services.

        Other revenues from continuing operations include revenues as follows from subsidiaries:

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Invsat	24,647	20,083	19,205	488
Rydex	1,458	1,442	1,148	39

Total other revenues	26,105	21,525	20,353	527

        For the periods presented below, the following customers (master distributors), contributed more than 10% of consolidated continuing operations revenues.

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Customer A	98,798	100,721	128,794	4,229
Customer B	90,922	94,897	106,112	3,606
Customer C	73,220	91,021	87,886	2,973
Customer D	56,403	69,108	62,778	2,081

        Revenues from continuing operations are allocated to countries based on the location of the billable customers (master distributors). These customers sell services to end users who may be located elsewhere. There is no difference on this basis between the origin and destination of revenue.

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Canada	73,220	91,021	128,794	4,229
France	56,403	69,396	62,956	2,094
Norway	49,504	61,467	77,703	2,654
Netherlands	57,649	61,033	57,504	2,037
United States	50,556	42,485	32,041	1,046
Asia and Pacific	37,033	38,985	37,398	1,365
Australia	33,482	34,239	30,382	936
Japan	27,378	24,848	23,498	889
Other Europe	28,997	17,146	18,352	585
United Kingdom	16,442	7,222	5,270	137
Other	8,454	10,937	10,431	431
Other Americas	2,594	4,329	3,218	523

	441,712	463,108	487,547	16,926

        The comparative period amounts have been restated following the consolidation of several telecommunication companies during the periods.

        Because of the integrated nature of the satellite infrastructure, it is not feasible to show net assets and the profit for the periods by geographic location.

3.    Net operating costs

						Successor
	Predecessor
						December 17 to December 31, 2003 Continuing operations
	Year ended December 31,
	2001 Continuing operations	2001 Discontinued operations	2001 Total	2002 Continuing operations	January 1 to December 17, 2003 Continuing operations
	(US$000)
Own work capitalized	21,594	—	21,594	23,749	18,997	1,245
Miscellaneous other income	3,541	—	3,541	4,071	7,371	182
Network and satellite operations	(13,406)	—	(13,406)	(17,854)	(38,853)	(2,020)
Other external charges	(78,703)	(9,935)	(88,638)	(73,235)	(83,411)	(1,897)

Total external charges	(92,109)	(9,935)	(102,044)	(91,089)	(122,264)	(3,917)
Staff costs (see below)	(73,139)	(4,734)	(77,873)	(86,241)	(66,928)	(2,562)

Total other net operating costs	(140,113)	(14,669)	(154,782)	(149,510)	(162,824)	(5,052)

Depreciation and amortization	(157,974)	(2,230)	(160,204)	(128,867)	(128,607)	(6,990)

Total operating costs	(298,087)	(16,899)	(314,986)	(278,377)	(291,431)	(12,042)

Wages and salaries	(62,739)	(4,467)	(67,206)	(75,540)	(56,231)	(2,137)
Social security costs	(5,989)	(201)	(6,190)	(5,951)	(6,634)	(264)
Pension costs	(4,411)	(66)	(4,477)	(4,750)	(4,063)	(161)

Total staff costs	(73,139)	(4,734)	(77,873)	(86,241)	(66,928)	(2,562)

        Own work capitalized comprises primarily staff costs, which are only capitalized when they are directly attributable to the construction of an asset.

        Staff costs for the year ended December 31, 2002 include redundancy costs of US$9.1 million (see Note 19) and US$3.5 million in respect of employee share awards.

        Discontinued operations in the year ended December 31, 2001 represented operating losses from the termination of the Setfair business of Merasis Limited.

4.    Profit on ordinary activities before taxation

        Profit on ordinary activities before taxation is stated after charging:

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Impairment of joint venture	13	17,237	—	—	—
(Gains)/losses on termination of subsidiary undertaking	13	9,196	(1,000)	—	—
Depreciation of tangible assets:
—leased		129	75	48	2
—owned		157,052	128,118	120,891	5,959
Amortization of intangible assets		—	—	7,668	425
Depreciation on discontinued assets		2,230	—	—	—
Asset impairment		—	281	—	—
Amortization of goodwill on subsidiaries and acquisitions		793	674	—	604
Amortization of goodwill of joint venture		1,588	—	—	—
Operating lease rentals
—Land and buildings		553	716	551	22
—Services equipment, fixtures and fittings		1,032	2,958	2,402	117
—Space segment		11,843	13,131	30,258	1,781
Auditors' remuneration and expenses—audit services		334	336	385	16
Auditors' remuneration and expenses—non-audit services		2,700	1,190	78	—
Staff costs	3	77,873	86,241	66,928	2,562
Advertising costs		14,546	16,643	15,978	664
Research and development costs—current year/period		7,229	5,684	543	35
Foreign currency loss/(gains)		(4,495)	(341)	5,083	(231)
Proposed IPO costs written off		9,795	2,724	—	—

        The Group incurred non audit fees during these periods. Of these amounts US$2.6 million and US$1.0 million in the year ended December 31, 2001 and 2002 respectively were in relation to the Predecessors' proposed IPO.

5.    Interest

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Interest and facility fees payable on bank loans and overdrafts	(3,103)	(3,455)	(2,044)	(4,903)
Interest on subordinated parent company loan	—	—	—	(674)
Realized loss on cross currency interest rate swaps	(552)	—	—	—
Interest payable under finance lease contracts	(1,067)	(30)	(218)	—
Lease restructuring costs	(24,893)	—	—	—
Unwinding of discount on deferred satellite liabilities	(3,516)	(3,194)	(2,669)	(106)

Total interest payable and similar charges	(33,131)	(6,679)	(4,931)	(5,683)
Bank interest receivable and other interest	1,615	3,120	320	44
Realized gain on cross currency interest rate swaps	—	2,372	1,429	—
Late payment interest and inland revenue interest	—	—	196	17
Share of interest receivable of joint venture	202	—	—	—

Total interest receivable and similar income	1,817	5,492	1,945	61

Net interest payable	(31,314)	(1,187)	(2,986)	(5,622)

        Interest has been capitalized in relation to bank debt taken out to finance capital investment in the Broadband Global Area Network (BGAN) and Regional BGAN projects. The amount capitalized in the years ended December 31, 2001, 2002 and 2003 was US$3.2 million, US$2.1 million, US$1.7 million respectively.

        On January 31, 2001, the Predecessor restructured its satellite finance leases. With regard to the group's Inmarsat-2 satellites, the Predecessor prepaid all outstanding primary rentals due under the lease. Secondary rental payments of £0.2 million per annum commenced in 2002. With regard to the Inmarsat-3 satellites, the Predecessor acquired the lessor company (a special purpose company of a larger group) and, having assumed the lessor's rights under the lease, now thereby legally own the satellites. This transaction was treated as a financing transaction and not a business combination in order to reflect its substance.

        Total pre-tax costs of these transactions were approximately US$26.5 million. Of the US$26.5 million, US$1.6 million was recognized in 2000 and US$24.9 million was recognized in 2001. The amount expensed in 2001 includes a non-cash charge of US$14.9 million relating to the assumption of incremental third-party liabilities. This was partially offset by a related deferred tax credit of US$4.5 million.

6.    Employee numbers

        The average monthly number of people (including the Executive Directors) employed during the period by category of employment:

	Year ended December 31,
	2001	2002	2003
Network and satellite operations	146	142	145
Marketing and business development	143	130	117
Product development and engineering	159	131	116
Business infrastructure, administration, finance and legal	187	193	159

	635	596	537

7.    Directors' remuneration

        The main elements of the remuneration package offered to the executive directors by the Predecessor were:

Basic salary and benefits

        Basic salary was structured by the Remuneration Committee by taking into account the responsibilities, individual performance and experience of the executive directors, as well as the market place for executives in a similar position. Salary reviews were generally determined annually and adjustments would occur if necessary in relation to market practice and after a formal appraisal process of performance. The executive directors' salaries were not increased for the 2001, 2002 and 2003 financial years.

        Benefits included private healthcare insurance, long-term disability insurance, life assurance, and for one of the executive directors, cash payments in lieu of a company car. The benefits were non-pensionable.

Annual bonus

        The executive directors were paid a bonus upon achievement of challenging objectives linked to group financial and operational performance. For the Chief Executive Officer, the target level of bonus was 100 per cent of basic salary. For the Chief Financial Officer, the target level of bonus was 50 per cent of basic salary which could be increased subject to actual individual and corporate performance.

        The Remuneration Committee approved the objectives for both of the executive directors, which were set at the start of each financial year and reviewed thereafter.

Pensions

        The executive directors were the only directors accruing benefits in the group's defined contribution pension plans. Pensionable salary was limited to basic salary, excluding all bonuses and other benefits, up to the UK earnings cap (2002 and 2003 £97,200; 2001 and 2000 £95,400). Mr. Storey was a member of the pension plan for employees who draw a UK pension; Dr. Khadem was a member of the pension plan for international employees.

	Year ended December 31,
	Salaries/Fees			Share Award	Bonus			Benefits			Total			Pension
	2001	2002	2003	2002	2001	2002	2003	2001	2002	2003	2001	2002	2003	2001	2002	2003
	(US$000)
Executive directors
Michael Storey(1)(6)	507	471	465	—	370	471	754	55	51	90	932	993	1,309	64	60	18
Ramin Khadem(2)(6)	343	319	315	—	196	302	379	34	25	44	573	646	738	85	79	78
Michael Butler(3) (appointed December 17, 2003)	—	—	15	—	—	—	12	—	—	—	—	—	27	—	—	1
Non-executive directors
Richard Vos (resigned December 17, 2003)	156	145	174	19	—	—	—	—	—	—	156	164	174	—	—	—
John Rennocks (resigned December 17, 2003)	81	87	104	15	—	—	—	—	—	—	81	102	104	—	—	—
Edward Berger (resigned December 17, 2003)	50	47	55	7	—	—	—	—	—	—	50	54	55	—	—	—
Henry Chasia (resigned December 17, 2003)	55	53	57	6	—	—	—	—	—	—	55	59	57	—	—	—
Raymond Ch'ien(4) (resigned July 25, 2003)	14	44	25	6	—	—	—	—	—	—	14	50	25	—	—	—
Dick Hoefsloot (resigned December 17, 2003)	53	49	57	6	—	—	—	—	—	—	53	55	57	—	—	—
Britt Carina Horncastle (resigned June 6, 2003)	50	46	20	6	—	—	—	—	—	—	50	52	20	—	—	—
Raynald Leconte (resigned December 17, 2003)	47	44	50	6	—	—	—	—	—	—	47	50	50	—	—	—
Bo Ake Lerenius (resigned December 17, 2003)	52	45	55	7	—	—	—	—	—	—	52	52	55	—	—	—
Phillip Permut(5) (resigned December 17, 2003)	92	57	58	6	—	—	—	—	—	—	92	63	58	—	—	—
Artur Schechtman (resigned December 17, 2003)	50	46	56	7	—	—	—	—	—	—	50	53	56	—	—	—
Johannes Van Moorsel (resigned December 17, 2003)	—	—	34	—	—	—	—	—	—	—	—	—	34	—	—	—
George Rorris (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Wee Seng Lim (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Jean Marie Culpin (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Vinoo Goyal (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Rikuo Koike (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—

	1,600	1,453	1,540	91	566	773	1,145	89	76	134	2,255	2,393	2,819	149	139	97

Note: £:US$ exchange rate used was 1.43 for 2003, 1.45 for 2002 and 1.56 for 2001.

        The 2003 fees for those non-executive directors in office until December 17, 2003 include additional amounts in recognition of attendance at additional board meetings regarding the private equity transaction.

        As part of the acquisition of Inmarsat Ventures Limited by Inmarsat Investments Limited (formerly Grapeclose Limited), all the directors who held shares in the Predecessor were able to sell their shares or, if applicable, elect to become a shareholder in Inmarsat Group Holdings Limited.

(1)
In accordance with his service agreement, bonus payment for the year 2003 included a bonus in respect of the successful completion of the private equity process.

(2)
Payment for the year 2002 included a bonus payment in respect of work undertaken on preparations for the proposed IPO and payment fot the year 2003 included a bonus in respect of work undertaken on the private equity process.

(3)
Mr Butler also received an option cancellation payment but this was not associated with his appointment as director.

(4)
Payment for the 2001 year reflects a part of the year only from date of appointment on September 14, 2001.

(5)
Payment for the year 2001 included an additional payment in respect of a specific project undertaken on behalf of the Predecessor.

(6)
The remuneration for Michael Storey and Ramin Khadem apportioned to the successor period from December 17 to December 31, 2003 is US$50,000 and US$28,000 respectively.

8.    Taxation

      The tax charge/(credit) is based on the taxable profits for the year/period and comprises:

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Corporation tax at 30%—current year	8,056	1,319	14,938	(638)
Deferred tax—current year	31,417	46,975	49,250	1,964

	39,473	48,294	64,188	1,326
Adjustments in respect of previous periods
Current Corporation tax	(15,683)	(22,601)	(1,045)	(42)
Deferred tax	(26,920)	(5,351)	(6,314)	(260)
Share of tax of joint venture	881	—	—	—

	(2,249)	20,342	56,829	1,024

        The UK Inland Revenue has agreed that the value of assets qualifying for capital allowances (tax depreciation) on the transition of the Predecessor from an inter governmental (non tax paying) organization to a limited liability company on April 14, 1999 (Transition), should be the open market value of the assets at that date. In 2001 the value for capital allowance (tax depreciation) purposes of satellite assets transferred on Transition was agreed with the Inland Revenue and as a result, a significant net tax credit of US$40.0 million was recognised from the adoption of these revised values for the year ended December 31, 2001. A portion of this credit was recorded as a deferred tax asset which will unwind over the life of the underlying assets.

        In 2002 the UK Inland Revenue agreed the basis on which tax relief is available on the cash payments made in relation to the leased second generation satellites and as a result a significant tax credit of US$35.4 million was recognized in December 2002, principally in relation to prior periods.

        The Group has yet to agree the open market value of certain other assets and discussions are ongoing. Agreement may result in further tax credits in future years.

Deferred taxation

        The tax effect of timing differences is:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Accelerated capital allowances	78,045	119,579	146,343
Other short-term timing differences	(4,470)	(4,380)	1,778

Liability recognized	73,575	115,199	148,121

        The Group's effective tax rate reconciliation is as follows:

	Predecessor
	Year ended December 31,			Successor
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
UK statutory tax rate	30%	30%	30%	30%
Profit/(loss) on ordinary activities	59,451	184,544	193,130	(738)
Corporation tax provision at UK statutory rate	17,835	55,363	57,939	(221)
Non-deductible losses and write down of investments	7,160	—	—	—
Non-deductible losses and write down of joint ventures	6,935	—	—	—
IPO costs	2,880	358	—	—
Capital allowances in excess of depreciation	(35,887)	(47,430)	(43,654)	(1,198)
Recognition of deferred tax asset upon lease restructuring	4,470	—	—	—
Effect of agreement of Inmarsat-2 satellite payments	—	(8,996)	—	—
Other timing differences	—	—	(6,114)	239
Other non-deductible expenses	4,663	2,024	6,767	542

Current tax charge/(credit) for the period	8,056	1,319	14,938	(638)

9.    Dividends

        No dividend was declared for the three years ended December 31, 2001, 2002 and 2003.

10.    Acquisitions

Acquisition of Inmarsat Ventures Limited

        Inmarsat Ventures Limited was acquired on December 17, 2003 for an aggregate price of US$1,544.2 million. The purchase was accounted for as an acquisition. The purchase price was allocated to the assets and liabilities of Inmarsat Ventures Limited as follows:

	Book value	Fair value adjustments	Provisional fair value
	(US$000)
Fixed assets
Intangible assets	54,978	33,000	87,978
Tangible assets	1,202,392	158,150	1,360,542

Total fixed assets	1,257,370	191,150	1,448,520
Current assets
Stock	2,072	—	2,072
Debtors	126,303	—	126,303
Short term deposits	63,266	—	63,266
Cash at bank and in hand	2,586	—	2,586

Total current assets	194,227	—	194,227

Creditors: amounts falling due within one year
Other creditors	(173,010)	(13,628)	(186,638)

Total creditors: amounts falling due within one year	(173,010)	(13,628)	(186,638)

Net current assets	21,217	(13,628)	(7,589)

Total assets less current liabilities	1,278,587	177,522	1,456,109

Creditors: amounts falling due after more than one year
Loans and other borrowings	(12,900)	—	(12,900)
Other creditors	(33,811)	—	(33,811)

Total creditors: amounts falling due after more than one year	(46,711)	—	(46,711)

Provisions for liabilities and charges	(158,764)	(5,977)	(164,741)

Identifiable net assets	1,073,112	171,545	1,244,657

Goodwill			299,564

Total cost			1,544,221

Consideration:
Cash			1,505,187
Fees and expenses			39,034

Total consideration			1,544,221

        The above figures reflect a preliminary allocation of the purchase consideration to the net assets and liabilities of Inmarsat Ventures Limited. The preliminary allocation will be reviewed based on information up to December 31, 2004. The directors do not believe that any net adjustments resulting from such review would have a material adverse effect on the group.

  (a)
  The goodwill comprises the difference between the purchase consideration and the fair value of the net assets acquired.

  (b)
  The identifiable intangible assets consist of US$14.0 million of patents and US$19.0 million of trademarks and will be amortised over their useful lives which are seven and twenty years respectively.

  (c)
  The value of the tangible fixed assets has been increased to their depreciated replacement cost.

  (d)
  The adjustment to other creditors comprises:

  i)
  the write-off of the existing revolving credit agreement fees as the working capital and capital expenditure facilities under the senior credit agreement have replaced the previous medium-term revolving credit agreement (US$2.1 million);

  ii)
  the excess of the fair value of the deferred satellite payments over their market value (US$2.7 million); and

  iii)
  additional transaction fees incurred as a direct result of the completion of the transaction (US$8.8 million).

  (e)
  The adjustment to provisions comprises:

  i)
  pension deficit on acquisition (US$9.7 million); and

  ii)
  deferred tax asset arising on other fair value adjustments (US$3.8 million).

Investments in Inmarsat Investments Limited and Inmarsat Finance plc

        The Company paid US$34.5 million to acquire 100% of the share capital of Inmarsat Investments Limited on December 17, 2003. No goodwill arose on this acquisition.

        In addition, the Company paid US$87,000 to acquire 100% of the share capital of Inmarsat Finance plc on December 17, 2003. No goodwill arose on this acquisition.

11.    Intangible fixed assets

	Trademarks	Patents	Goodwill	Terminal development	Total
	(US$000)
Net book amount at December 31, 2001 (Predecessor)	—	—	701	19,906	20,607

Cost at January 1, 2002 (Predecessor)	—	—	2,666	19,906	22,572
Exchange currency gains	—	—	157	—	157
Additions	—	—	—	27,970	27,970

Cost at December 31, 2002 (Predecessor)	—	—	2,823	47,876	50,699

Accumulated amortization at January 1, 2002	—	—	(1,965)	—	(1,965)
Exchange currency losses	—	—	(157)	—	(157)
Asset impairment	—	—	(27)	—	(27)
Charge for the period	—	—	(674)	—	(674)

Accumulated amortization at December 31, 2002 (Predecessor)	—	—	(2,823)	—	(2,823)

Net book amount at December 31, 2002 (Predecessor)	—	—	—	47,876	47,876

Cost at January 1, 2003 (Predecessor)	—	—	—	47,876	47,876
Additions	—	—	—	14,770	14,770

Cost at December 17, 2003 (Predecessor)	—	—	—	62,646	62,646

Accumulated amortization at January 1, 2003 (Predecessor)	—	—	—	—	—
Charge for the period	—	—	—	(7,668)	(7,668)

Accumulated amortization at December 17, 2003 (Predecessor)	—	—	—	(7,668)	(7,668)

Net book amount at December 17, 2003 (Predecessor)	—	—	—	54,978	54,978

Cost at December 17, 2003 (Successor)	—	—	—	62,646	62,646
Additions arising on acquisition (Note 10)	19,000	14,000	299,564	—	332,564

Cost at December 31, 2003 (Successor)	19,000	14,000	299,564	62,646	395,210

Accumulated amortization at December 17, 2003 (Successor)	—	—	—	(7,668)	(7,668)
Charge for the period	(38)	(81)	(604)	(307)	(1,030)

Accumulated depreciation at December 31, 2003 (Successor)	(38)	(81)	(604)	(7,975)	(8,698)

Net book amount at December 31, 2003 (Successor)	18,962	13,919	298,960	54,671	386,512

        The goodwill arising on the acquisition of Inmarsat Ventures Limited on December 17, 2003, is being amortized on a straight-line basis over 20 years, being the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the book value of the assets.

        Upon the acquisition of Inmarsat Ventures Limited by Inmarsat Investments Limited on December 17, 2003, the identifiable net assets acquired included patents of US$14.0 million and trademarks of US$19.0 million, which are being amortized on a straight-line basis over their estimated useful lives which are seven and twenty years respectively.

        The goodwill arising on the acquisition of Invsat Limited and Rydex Corporation Limited has been amortized on a straight-line basis over three years from the date of acquisition.

        User terminal development costs directly related to the development of user terminals for the Regional BGAN and BGAN services are capitalized as intangible fixed assets. Regional BGAN costs are currently amortized over five years. BGAN costs will be amortized once the BGAN service is launched in 2005 and will be amortized over the estimated sales life of the services, which is expected to be five to ten years.

12.    Tangible fixed assets

	Freehold and long leasehold land and buildings	Services equipment, fixtures and fittings	Space segment	Total
	(US$000)
Net book amount at December 31, 2001	48,661	89,183	801,159	939,003

Cost at January 1, 2002 (Predecessor)	67,946	369,627	2,205,461	2,643,034
Exchange revaluation	413	397	—	810
Additions	129	26,856	318,907	345,892
Disposals	—	(388)	—	(388)

Cost at December 31, 2002 (Predecessor)	68,488	396,492	2,524,368	2,989,348

Accumulated depreciation at January 1, 2002	(19,285)	(280,444)	(1,404,302)	(1,704,031)
Exchange revaluation	(4)	(290)	—	(294)
Charge for the period	(2,189)	(33,002)	(92,938)	(128,129)
Asset impairment	—	(254)	—	(254)
Disposals	—	290	—	290

Accumulated depreciation at December 31, 2002 (Predecessor)	(21,478)	(313,700)	(1,497,240)	(1,832,418)

Net book amount at December 31, 2002 (Predecessor)	47,010	82,792	1,027,128	1,156,930

Cost at January 1, 2003 (Predecessor)	68,488	396,492	2,524,368	2,989,348
Exchange revaluation	450	569	—	1,019
Additions	175	14,307	151,959	166,441
Disposals	—	(1,224)	—	(1,224)

Cost at December 17, 2003 (Predecessor)	69,113	410,144	2,676,327	3,155,584

Accumulated depreciation at January 1, 2003	(21,478)	(313,700)	(1,497,240)	(1,832,418)
Exchange revaluation	(7)	(253)	—	(260)
Charge for the period	(2,113)	(24,377)	(94,449)	(120,939)
Disposals	—	425	—	425

Accumulated depreciation at December 17, 2003 (Predecessor)	(23,598)	(337,905)	(1,591,689)	(1,953,192)

Net book amount at December 17, 2003 (Predecessor)	45,515	72,239	1,084,638	1,202,392

Cost at December 17, 2003 (Successor)	69,113	410,144	2,676,327	3,155,584
Additions	—	227	25,154	25,381
Fair value adjustment on acquisition(a)	34,000	47,200	76,950	158,150

Cost at December 31, 2003 (Successor)	103,113	457,571	2,778,431	3,339,115

Accumulated depreciation at December 17, 2003	(23,598)	(337,905)	(1,591,689)	(1,953,192)
Charge for the period	(117)	(1,251)	(4,593)	(5,961)

Accumulated depreciation at December 31, 2003 (Successor)	(23,715)	(339,156)	(1,596,282)	(1,959,153)

Net book amount at December 31, 2003 (Successor)	79,398	118,415	1,182,149	1,379,962

(a)
Adjustment to reflect the fair value of assets acquired as gross cost on acquisition (Note 10).

        Assets acquired under finance leases are included at the net book amount of US$0.3 million, US$0.3 million and US$0.3 million at December 31, 2001, 2002 and 2003.

        Included within the net book amount of services equipment, fixtures and fittings at December 31, 2001, 2002 and 2003 are rental assets of US$1.8 million, US$2.8 million and US$1.0 million.

        Included within the net book amount of space segment assets at December 31, 2001, 2002 and 2003 is capitalized interest amounting to US$19.1 million, US$18.8 million and US$18.1 million.

        The net book amount of freehold land and buildings is US$4.8 million, US$5.3 million and US$9.4 million as at December 31, 2001, 2002 and 2003 respectively.

        The net book amount of long leasehold land and buildings is US$43.9 million, US$41.7 million, and US$70.0 million as at December 31, 2001, 2002 and 2003 respectively. Long leases are defined as leases with over 50 years remaining.

        At December 31, 2001, 2002 and 2003 the net book amount of software development costs included within services equipment, fixtures and fittings was US$2.7 million, US$3.5 million and US$4.0 million net of accumulated depreciation of US$9.9 million, US$11.6 million and US$13.8 million. Depreciation charges in each of the years ended December 31, 2001, 2002 and 2003 were US$1.7 million, US$1.7 million and US$1.9 million.

13.    Investments

	Joint ventures(a)	Other investments(b)	Total
	(US$000)
At December 31, 2001 (Predecessor)	—	2,500	2,500

Write up of Merasis to estimated recoverable amount	—	1,000	1,000
Recovery from liquidator of Merasis	—	(2,900)	(2,900)

At December 31, 2002 (Predecessor)	—	600	600

Recovery from liquidator of Merasis	—	(600)	(600)

At December 31, 2003 (Successor)	—	—	—

(a) Joint ventures

        The group held an 80% interest in Airia Limited. This interest was previously treated as a joint venture because under a shareholder agreement, control was exercised through the board jointly with the other shareholder.

        Airia was established in May 2000 to provide live news and sports broadcasts to commercial aircraft. The significant events of September 11, 2001 dramatically affected the whole airline industry. Against this backdrop there was a critical review of the requirements for in-flight entertainment by airlines, which could affect the level of demand, and timing for the Airia live television service. In light of these events, the directors determined they no longer valued the investment in Airia as a long-term participating interest. Accordingly at December 31, 2001 the company classified its investment in Airia as an "other investment" and estimated its recoverable amounts US$Nil.

        The directors have concluded that there is no future for Airia and signed a settlement agreement in November 2003 with the other shareholders, APR. The group no longer has a shareholding interest in Airia.

        The decision to reclassify the investment as "other investment" was reflected in the financial statements for December 2001. The total charge relating to joint ventures excluding taxation comprises:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Operating loss	8,043	—	—	—
Goodwill amortization	1,588	—	—	—
Impairment of investment	17,237	—	—	—

	26,868	—	—	—

(b) Other investments—discontinued operations

        As a result of a board decision on November 7, 2001 the Setfair business of Merasis Ltd established to develop internet-based business-to-business services and applications for the maritime industry ceased trading and is consequently in the process of being wound up. The Predecessor reported an exceptional loss of US$9.2 million in addition to US$16.8 million of operating losses for the year ended December 31, 2001 to liquidate the company. This exceptional loss has no tax effect.

        Following the appointment of the liquidator, the investment in Setfair in 2001 was no longer consolidated in accordance with FRS 2 since control had moved from the Predecessor to the liquidators and it was classified as an "other investment." At December 31, 2001 the directors estimated the value of this investment to be US$2.5 million. Actual amounts of US$3.5 million were recovered in 2002 and 2003 and therefore US$1.0 million was reflected in the profit and loss account for the year ended December 31, 2002. However the liquidation process has not been fully completed and there may still be further amounts receivable from the liquidators as the settlement of creditors continues.

(c) Subsidiaries

        Details of principal subsidiaries are set out in Note 29 to the financial information. In 2002 as part of an annual impairment review the directors wrote down the investment in Rydex of US$4.5 million to US$Nil.

(d) Core operations investments

        In 2002 Inmarsat Leasing (Two) Limited was established. The Predecessor invested US$14.7 million in the share capital of Inmarsat Leasing (Two) Limited. Inmarsat Leasing (Two) Limited commenced trading on July 31, 2002. See Note 29.

14.    Stock

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Finished goods	—	1,967	1,326
Raw materials and consumables	1,467	1,529	746

	1,467	3,496	2,072

        The carrying value of stock is not materially different from replacement cost.

15.    Debtors

Amounts falling due within one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Trade debtors	123,890	131,936	116,471
Other debtors	5,169	11,306	15,862
Corporation tax	22,577	17,777	—
Other prepayments and accrued income	6,024	5,930	12,317

	157,660	166,949	144,650

        Included in other prepayments and accrued income are amounts recoverable on contracts of US$3.7 million, US$2.3 million and US$2.8 million as at December 31, 2001, 2002 and 2003.

16.    Other Creditors—amounts falling due within one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Obligations under finance leases (Note 20)	124	79	67
Trade creditors	102,888	104,865	98,258
Amounts due to former shareholders	1,316	1,316	1,318
Corporation tax	—	—	17,137
Other taxation and social security	1,568	1,931	1,944
Other creditors	1,015	2,309	1,008
Deferred satellite payments	7,181	7,387	9,374
Accruals and deferred income	59,915	61,426	77,176

	174,007	179,313	206,282

17.    Other Creditors—amounts falling due after more than one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Obligations under finance leases	192	142	91
Deferred satellite payments	38,340	36,024	33,702
Accruals and deferred income	—	18	18

	38,532	36,184	33,811

        The following is a summary of deferred satellite payments due after more than one year as at December 31, 2003.

Successor
As at December 31, 2003
(US$000)
December 31, 2005	7,005
December 31, 2006	6,930
December 31, 2007	6,661
December 31, 2008	6,226
Due after five years	6,880

Total deferred satellite payments	33,702

18.    Loans and other borrowings

			Predecessor		Successor
			Year ended December 31,
	Interest rate				Year ended December 31, 2003
			2001	2002
	%			(US$000)
Amounts falling due within one year:
Bank overdrafts			12,906	13,326	624
Bridge facility(g)	9.16		—	—	365,000

Total amounts falling due within one year			12,906	13,326	365,624
Amounts falling due after one year
Senior credit facilities(a)(b)(c)(d)(e)(f)	3.97	(j)	—	—	773,147
Subordinated parent company loan(h):
—principal	13.5		—	—	618,782
—interest			—	—	674
Other bank borrowings(i)			56,100	97,000	—

Total amounts falling due after more than one year			56,100	97,000	1,392,603

Net loans and other borrowings			69,006	110,326	1,758,227

(a)
Inmarsat Investments Limited entered into a credit agreement, dated October 10, 2003. The senior credit agreement provides for senior term loans in a maximum aggregate principal amount of US$975.0 million. The proceeds of the senior credit agreement were used to pay the purchase price with respect to the acquisition of The Inmarsat Ventures Group, refinance existing debt and pay related fees and expenses. Facilities comprise one US$400.0 million facility ("Term Loan A"), two separate US$200.0 million facilities ("Term Loan B" and "Term Loan C"), respectively, one US$100 million senior capital expenditure facility and a multi-currency working capital facility of US$75.0 million. The capital expenditure and multi-currency working capital facility remain undrawn at present.

(b)
Term Loan A matures on the sixth anniversary of the date of the closing of the acquisition, being 17 December 2003 and is repayable in incremental installments from 2.5% payable 18 months after the date of the closing of the acquisition, to 17.5% on the sixth anniversary after the closing of the acquisition. Term Loan A bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on term Loan A is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum.

(c)
Term Loan B must be repaid in two equal instalments. The first installment on a date 180 days prior to the second installment and the second instalment on the seventh anniversary of the date of the closing of the acquisition, being December 17, 2003. Term Loan B bears interest at LIBOR plus 3% and is payable semi-annually.

(d)
Term Loan C must be repaid in two equal instalments. The first installment on a date 180 days prior to the second installment and the second instalment on the eighth anniversary of the date of the closing of the acquisition, being December 17, 2003. Term Loan B bears interest at LIBOR plus 3% and is payable semi-annually.

(e)
The Capital Expenditure Facility, which remains undrawn, matures on the sixth anniversary of the date of the closing of the acquisition, being 17 December 2003 and is repayable in incremental installments from 16% payable three and a half years after the date of the closing of the acquisition, to 17% of the facility payable on the sixth anniversary after the closing of the acquisition. The Capital Expenditure Facility bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on Capital Expenditure Facility is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum. In addition, the Group is required to pay to the lenders a commitment fee in respect of the unused committments at a rate of 0.7%.

(f)
The Working Capital Facility, which remains undrawn, is available until the earliest of the date on which Facility A is repaid in full or cancelled and the sixth anniversary of the closing of the acquisition. Each advance under the working capital facility must be repaid on the last day of each interest period with respect to the advance and amounts repaid may be withdrawn. The Working Capital Facility bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on the Working

  Capital Facility is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum. In addition, the Group is required to pay to the lenders a commitment fee in respect of the unused committments at a rate of 1%.

(g)
The Bridge facility was entered into to cover excess funding requirements in the interim whilst the issue of the senior notes was being finalised. The bridge facility bears interest at 9.16% payable monthly and is redeemable once the Senior Notes have been issued.

(h)
Loans represent funding advanced by the parent company in the form of subordinated inter-company notes. Inmarsat Holdings Limited has issued subordinated preference certificates with an aggregate nominal amount of US$27,632 million (at a price of US$618.8 million). Inmarsat Holdings Limited loaned to Inmarsat Group Limited (which, in turn loaned to Inmarsat Investments Limited) the aggregate proceeds of the subordinated preference certificates (US$618.8 million). The loans have no fixed maturity and may be repaid at any time at each borrower's option. Interest on the subordinated inter-company shareholder funding loan accrues at a rate of 13.5% per annum.

(i)
The Predecessor previously maintained a 5 year US$610.0 million unsecured medium term revolving credit facility (the "Revolving Credit facility"). On December 17, 2003 the Group entered into a new financing structure and terminated the existing Revolving Credit Facility by repaying the outstanding amount on December 17, 2003. The Revolving Credit Facility bore interest at a rate that was fixed at the commencement of each drawing at LIBOR plus the margin under the facility.

(j)
Represents an average rate for the Term loans A, B and C. Giving effect to existing hedging arrangements required under the senior credit agreement, the average interest rates applicable to Term loans A, B and C is 5.0%, 5.5% and 6.0% respectively.

        These balances are shown net of unamortised deferred finance costs, which have been allocated as follows:

	Successor
	At December 31, 2003
	Principal amount	Deferred finance cost	Net balance
	(US$000)
Senior credit facilities(a)(b)	800,000	(26,853)	773,147
Bridge facility(g)	365,000	—	365,000
Subordinated parent company loan(h):
—principal	618,782	—	618,782
—interest	674	—	674
Bank overdrafts	624	—	624

Total loans and borrowings	1,785,080	(26,853)	1,758,227

        Repayments fall due as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Within one year, or on demand	12,906	13,326	365,624

Between one and two years	—	—	26,051
Between two and three years	—	—	46,051
Between three and four years	—	—	76,051
Between four and five years	56,100	97,000	96,051
After five years	—	—	1,148,399

Total due for repayment after more than one year	56,100	97,000	1,392,603

Total loans and other borrowings	69,006	110,326	1,758,227

19.    Provisions for liabilities and charges

	Post retirement	Restructuring provision	Deferred tax	Other	Pension	Total
	(US$000)
As at January 1, 2001 (Predecessor)	4,442	—	22,324	—	—	26,766

Charged in respect of current year	72	—	35,901	10,500	—	46,473
Acquisition of subsidiary	—	—	47,360	—	—	47,360
Current year credit in respect of acquisition of subsidiary	—	—	(4,484)	—	—	(4,484)
Exchange revaluation	—	—	(606)	—	—	(606)
Reduction following agreement of valuation of assets at transition with UK Inland Revenue	—	—	(26,920)	—	—	(26,920)

As at December 31, 2001 (Predecessor)	4,514	—	73,575	10,500	—	88,589

Charged in respect of current period	1,021	9,100	46,975	—	—	57,096
Utilized in respect of prior year	—	—	(5,351)	—	—	(5,351)
Utilized in period	—	(6,449)	—	(4,000)	—	(10,449)

As at December 31, 2002 (Predecessor)	5,535	2,651	115,199	6,500	—	129,885

Charged in respect of current period	1,700	—	51,214	3,000	—	55,914
Utilized in current year	—	(2,651)	—	(9,500)	—	(12,151)
Utilized in respect of prior year	—	—	(6,574)	—	—	(6,574)
Transfer to current tax	—	—	(7,996)	—	—	(7,996)
Fair value liability/(asset) arising from acquisition	—	—	(3,722)	—	9,699	5,977

As at December 31, 2003 (Successor)	7,235	—	148,121	—	9,699	165,055

        Other provisions represent amounts payable in connection with a dispute between the company and APR Limited, the other shareholder in Airia, US$4.0 million was paid in 2002. In 2003, an agreement was reached for final settlement, and a payment of US$9.5 million was made on November 7, 2003, resulting in a further charge to the profit and loss account of US$3.0 million.

20.    Obligations under finance leases

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Due within one year	124	79	67
Due in two to five years	192	142	91

	316	221	158

21.    Called up share capital

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Authorized:
1,539,000 A ordinary shares of €0.01 each	—	—	19
30,000,000 B ordinary shares of €0.01 each	—	—	370

	—	—	389

Allotted, issued and fully paid
1,269,000 A ordinary shares of €0.01 each	—	—	16
25,461,000 B ordinary shares of €0.01 each	—	—	314

	—	—	330

        On September 3, 2003, the Company authorized share capital of US$19,000 by the creation of 1,539,000 A ordinary shares of €0.01 each, and US$370,000 by the creation of 30,000,000 B ordinary shares of €0.01 each.

        On December 17, 2003, the Company placed 1,269,000 A ordinary shares of €0.01 each and 25,461,000 B ordinary shares of €0.01 each, for cash consideration of US$34.5 million.

22.    Reserves

	Retained earnings	Share premium account	Other reserve
	(US$000)
At January 1, 2001 (Predecessor)	104,296	—	580,671
Profit for the financial year	61,700	—	—
Exchange adjustments offset in reserves	(422)	—	—

At December 31, 2001 (Predecessor)	165,574	—	580,671

Profit for the financial year	164,202	—	—
Exchange adjustments offset in reserves	1,053	—	—
Issue of share capital	—	3,465	—

At December 31, 2002 (Predecessor)	330,829	3,465	580,671

Profit for the period from January 1 to December 17, 2003	136,301	—	—
Exchange adjustments offset in reserves	5,594	—	—

At December 17, 2003 (Predecessor)	472,724	3,465	580,671

Loss for the period from December 17 to December 31, 2003	(1,762)	—	—
Issue of share capital (Note 21)	—	34,199	—
Exchange adjustments offset in reserves	1,420	—	—

At December 31, 2003 (Successor)	(342)	34,199	—

        The other reserve represents the difference between the nominal value of shares issued and the net book value of assets acquired on transition of the Predecessor from an inter-governmental organization to a limited liability company on April 14, 1999.

23.    Notes to cash flow statement

        Reconciliation of operating profit to net cash inflow from operating activities:

	Predecessor
				Successor
	Year ended December 31,
				December 17 to December 31, 2003
			January 1 to December 17, 2003
	2001	2002
	(US$000)
Operating profit	126,829	184,731	196,116	4,884
Depreciation	159,411	128,193	120,939	5,961
Amortization	793	674	7,668	1,029
Impairment	—	281	—	—
Non-cash effect of issue of share capital to employees	—	3,515	—	—
Decrease/(increase) in stocks	431	(2,029)	958	466
(Increase)/decrease in debtors	(8,161)	(14,268)	23,460	(13,249)
(Decrease)/increase in creditors	(17,385)	13,348	4,132	(19,269)
(Decrease)/increase in provisions	72	3,671	(521)	(430)

Net cash inflow from continuing operating activities	261,990	318,116	352,752	(20,608)

        Reconciliation of net cash flow to movement in net debt:

	Predecessor
				Successor
	Year ended December 31,
				December 17 to December 31, 2003
			January 1 to December 17, 2003
	2001	2002
	(US$000)
Net debt at beginning of period	45,512	57,980	99,475	(52,794)
(Increase)/decrease in cash in the period	20,256	(3,930)	(7,576)	(261,969)
Movements in liquid resources	171,095	4,620	(60,530)	44,077
Capital element of finance lease rental payments	(202,964)	(95)	(63)	—
New bank borrowings	54,900	40,000	(87,100)	(12,900)
Non-cash adjustment	(30,819)	900	3,000	674
Bridge facility	—	—	—	365,000
Senior credit facility	—	—	—	800,000
Subordinated parent company loan	—	—	—	618,782

Net debt	57,980	99,475	(52,794)	1,500,870

        Analysis of net debt:

	Cash at bank and in hand		Overdraft	Cash at bank less overdrafts	Short-term investment	Finance lease obligations	Bank borrowings	Senior credit facilities	Subordinated parent company loan	Bridge facility	Total
	(US$000)
At January 1, 2001 (Predecessor)	(14,932)		3,596	(11,336)	(178,451)	235,299	—	—	—	—	45,512
Net cash flow	10,946		9,310	20,256	171,095	(202,964)	60,000	—	—	—	48,387
Acquisitions	—		—	—	—	(32,019)	(3,900)	—	—	—	(35,919)

At December 31, 2001 (Predecessor)	(3,986)		12,906	8,920	(7,356)	316	56,100	—	—	—	57,980

Net cash flow	(4,350)		420	(3,930)	4,620	(95)	40,000	—	—	—	40,595
Non-cash adjustment	—		—	—	—	—	900	—	—	—	900

At December 31, 2002 (Predecessor)	(8,336)		13,326	4,990	(2,736)	221	97,000	—	—	—	99,475

Net cash flow	5,750		(13,326)	(7,576)	(60,530)	(63)	(87,100)	—	—	—	(155,269)
Non-cash adjustment	—		—	—	—	—	3,000	—	—	—	3,000

At December 17, 2003 (Predecessor)	(2,586)		—	(2,586)	(63,266)	158	12,900	—	—	—	(52,794)

Net cash flow	(262,593	)(1)	624	(261,969)	44,077	—	(12,900)	800,000	618,782	365,000	1,552,990
Non-cash adjustment	—		—	—	—	—	—	—	674	—	674

At December 31, 2003 (Successor)	(265,179)		624	(264,555)	(19,189)	158	—	800,000	619,456	365,000	1,500,870

(1)
Includes restricted cash, which is held in a charged account for capital expenditure.

        Non-cash adjustments in 2002 and 2003 relating to bank borrowings comprise amortization of arrangement costs of banking facilities.

        Non-cash adjustments in 2001 comprise the deferred tax liability assumed on the acquisition of the lessor as part of the lease restructuring exercise, offset by the non-cash charge of US$14.9 million (Note 5).

        Net cash movement in bank borrowings:

	Predecessor
				Successor
	Year ended December 31,
				December 17 to December 31, 2003
			January 1 to December 17, 2003
	2001	2002
	(US$000)
Net borrowings drawn down under facility	60,000	40,000	—	1,165,000
Termination of bank borrowings	—	—	(100,000)	—
Arrangement costs of new banking facilities	(5,100)	—	—	(26,853)

	54,900	40,000	(100,000)	1,138,147

24.    Pension arrangements and post-retirement benefits

      The Group's pension plans, including defined benefit and defined contribution elements, commenced on April 15, 1999. Initial funding requirements were based on actuarial assumptions.

        The Group operates pension schemes in each of its principal locations. The UK scheme has two plans: a hybrid scheme with both defined benefit and defined contribution elements, which is closed to new employees, and a defined contribution plan. The defined benefit section of the scheme is funded and its assets are held in a separate fund administered by a corporate trustee. US$1.9 million, US$1.9 million and US$2.5 million was charged in the years ended December 31, 2001, 2002 and 2003 in respect of the defined benefit section of the scheme.

        The defined benefit section of the scheme is valued using the projected unit method with the valuation by professionally qualified and independent actuaries carried out as at December 31, 2002. The actuarial valuation of the assets of the scheme at that date, allowing for expected future increases in earnings, was US$9.3 million which was sufficient to cover 83% (previous valuation at 120%) of benefits that had accrued to members. The results of this valuation as at December 31, 2003, for the purposes of the additional disclosures required by FRS 17, are set out below.

        The assets held in respect of the defined benefit section of the UK Scheme and the expected rates of return were:

	Predecessor				Successor
	Year ended December 31,
					Year ended December 31, 2003
	2001		2002
	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected
Equities	6,203	7.50%	8,252	7.50%	14,239	7.75%
Bonds	405	5.75%	572	5.50%	585	4.75%
Gilts	268	5.00%	380	4.50%	875	5.40%
Cash	155	4.00%	55	4.00%	5	3.75%

Total market value of assets	7,031		9,259		15,704

        The assumptions, which have the most significant effect on the results of the actuarial valuations, are those relating to the rate of return on investments, the rates of increases in salaries and the rate of pension increases. For the calculation of the initial funding rates, the actuaries assumed that the rate of investment return for valuing accrued benefits would, on average, exceed pay and pension increases by 2.7% and 4.7% per annum respectively and the rate of investment return for valuing future service benefits would, on average, exceed pay and pension increases by 2.0% and 4.0% per annum respectively.

        The total pension charge for the year ended December 31, 2001, 2002 and 2003 is disclosed in Note 3.

        The Group provides post-retirement medical benefits including healthcare to retired employees and their dependants that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare cost trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 2.75% per annum in excess of the rate of price inflation of 2.50% (2.25% at December 31, 2002). For purposes of the calculation at 31 December 2003, a 2.50% per annum price inflation assumption was used (2.25% at December 31, 2002). The discount rate used in determining the accumulated post-retirement benefit obligation was 5.5% at December 31, 2003 (5.5% at December 31, 2002).

        The following information is presented as required by the transitional rules of FRS 17.

        The major actuarial assumptions used as at December 31, 2001, 2002 and 2003 were:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
Rate of increase in salaries	4.50%	4.25%	4.50%
Rate of increase in pensions in payment	2.50%	2.25%	2.50%
Discount rate	5.75%	5.50%	5.40%
Inflation assumption	2.50%	2.25%	2.50%
Medical expense inflation assumption	5.00%	5.25%	5.25%

        The following amounts in respect of all post-retirement benefits, as at December 31, 2001, 2002 and 2003, were measured in accordance with the requirements of FRS 17.

	Predecessor
	As at December 31, 2001			As at December 31, 2002
	Post- retirement healthcare	Pension benefits	Total	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	7,031	7,031	—	9,259	9,259
Present value of plan liabilities	(4,514)	(10,188)	(14,702)	(8,144)	(15,355)	(23,499)

Deficit in the plan	(4,514)	(3,157)	(7,671)	(8,144)	(6,096)	(14,240)
Related deferred tax asset	1,354	947	2,301	2,443	1,829	4,272

Net liability	(3,160)	(2,210)	(5,370)	(5,701)	(4,267)	(9,968)

	Successor
	As at December 31, 2003
	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	15,704	15,704
Present value of plan liabilities	(10,152)	(25,403)	(35,555)

Deficit in the plan	(10,152)	(9,699)	(19,851)
Related deferred tax asset	3,046	2,909	5,955

Net liability	(7,106)	(6,790)	(13,896)

        Upon acquisition on December 17, 2003 the Group recognized the fair value pension liability of US$9.7 million. If the above amounts had been recognized in the financial information, the Group's net assets and retained earnings at December 31, 2001, 2002 and 2003 would be as follows:

	Predecessor		Succcessor
	Year ended December 31,		Year ended December 31,
	2001	2002	2003
		(US$000)
Net assets excluding pensions liability in 2001 and 2002	762,445	931,215	34,187
Pensions liability	(2,210)	(4,267)	—

Net assets including pension liability in 2001 and 2002	760,235	926,948	34,187

Retained earnings/(accumulated losses) excluding pension liability in 2001 and 2002	165,574	330,829	(1,762)
Pension reserve	(2,210)	(4,267)	—

Retained earnings/(accumulated losses) including liability in 2001 and 2002	163,364	326,562	(1,762)

        The following amounts would have been recognized in the performance statements in the year ended December 31, 2002 and 2003 under the requirements of FRS 17:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)	(US$000)
Operating profit
Current service cost	2,898	2,785
Curtailment gain	(536)	—

Total operating charge	2,362	2,785
Other finance income
Expected return on pension scheme assets	599	816
Interest on pension scheme liabilities	(758)	(1,015)

Net return	(159)	(199)

Statement of total recognized gains and losses
Actual return less expected return on pension scheme assets	(2,457)	1,756
Experience gains and losses arising on the scheme liabilities	61	141
Foreign exchange gains and losses	(347)	(683)
Changes in assumptions underlying the present value of scheme liabilities	—	(3,945)

Actuarial gain recognized in statement of total recognized gains and losses	(2,743)	(2,731)

Movements in deficit during the year
Deficit in scheme at beginning of the period	(3,157)	(6,096)
Movement in year:
Current service cost	(2,898)	(2,785)
Contributions	2,325	2,112
Curtailment gain	536	—
Other finance income	(159)	(199)
Actuarial loss	(2,743)	(2,731)

Deficit in scheme at end of period	(6,096)	(9,669)

Details of experience gains and losses for the year
Difference between the expected and actual return on scheme assets:
Amount	(2,457)	(1,756)
Percentage of scheme assets	(26.5%)	(13.4%)
Experience gains and losses on scheme liabilities:
Amount	61	141
Percentage of present value of the scheme liabilities	(0.4%)	0.6%
Total amount recognized in statement of total recognized gains and losses:
Amount	(2,743)	(2,048)
Percentage of present value of the scheme liabilities	17.9%	9.2%

        The liability for post-retirement healthcare benefits is already recognized in the financial information as a provision. See Note 19.

25.    Capital commitments

        The Group had authorized and contracted but not provided for capital commitments of US$649.9 million, US$431.2 million and US$396.3 million as at December 31, 2001, 2002 and 2003. The amounts in all years primarily represent commitments in respect of the construction of the Inmarsat-4 satellites. The group contracted to pay US$Nil, US$8.7 million and US$2.6 million at December 31, 2001, 2002 and 2003 under various non-cancelable agreements.

26.    Contingencies

        Claims have arisen in the ordinary course of business but the directors do not consider that these will result in a material loss to the Group.

27.    Operating lease commitments

        The Group had the following annual commitments under non-cancelable operating leases:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Land and buildings
Within one year	9	—	—
Within two to five years	214	133	211
After five years	—	—	—
Other
Within one year	875	2,072	4,090
Within two to five years	3,885	25,045	32,980
After five years	—	5,655	4,624

	4,983	32,905	41,905

        Other operating lease commitments include the leasing of channels on the Thuraya D1 satellite.

        At December 31, 2003 the Group in addition to the above operating lease commitments is contracted to pay warranty costs relating to the BGAN program of US$19.6 million over the next four years.

28.    Transactions with predecessor shareholders

        The majority of space segment revenue is derived from the sale of satellite utilization to land earth station operators (master distributors), which were owned by former shareholders of the Predecessor and some current shareholders of the Company. The maximum permitted shareholding in the Predecessor was 15% of the issued share capital. The terms and conditions of the sales of space segment are governed by the land earth station operator agreement (master distribution agreement).

        Some network and satellite control services, equipment and telephone services were procured from suppliers who also happened to be shareholders of the predecessor, the total of which amounts to US$9.5 million, US$12.0 million and US$10.8 million for the years ended December 31, 2001, 2002 and 2003.

29.    Principal subsidiary undertakings

        The following subsidiaries are included in the consolidated financial information:

	Principal activity	Country of incorporation and operation	Effective interest in issued ordinary share capital at December 31, 2003
Inmarsat Finance plc	Finance company	England and Wales	99%
Inmarsat Investments Limited	Holding company	England and Wales	100%
Inmarsat Ventures Limited	Holding company	England and Wales	100%
Inmarsat Limited	Satellite telecommunications	England and Wales	100%
Inmarsat Employment Company Limited	Employment company	Jersey	100%
Inmarsat Inc	Service provider	USA	100%
Inmarsat Employee Share Plan Trustees Limited	Corporate trustee	England and Wales	100%
Inmarsat Trustee Company Limited	Corporate trustee	England and Wales	100%
Inmarsat Brasil Limitada	Dormant	Brazil	99%
Invsat Limited	VSAT telecommunications	England and Wales	100%
Rydex Corporation Limited	Maritime communications software	England and Wales	100%
Rydex Communications Limited	Maritime communications software	Canada	100%
Inmarsat Leasing Limited	Satellite leasing	England and Wales	100%
Inmarsat (IP) Company Limited	Intellectual property holding company	England and Wales	100%
Inmarsat Leasing (Two) Limited	Satellite leasing	England and Wales	100%
Inmarsat Services Limited	Employment company	England and Wales	100%
Inmarsat Launch Company Limited	Dormant	Isle of Man	100%
Galileo Ventures Limited	Dormant	England and Wales	100%
iNavSat Limited	Dormant	England and Wales	100%

        Inmarsat Services Limited commenced trading in February 2002.

        Invsat provides integrated telecommunications network systems including very small aperture terminals, or VSATs and satellite solutions, to the oil and gas, maritime, government and emergency services markets.

        The Rydex business with offices in Vancouver, Canada and Liverpool in the UK is a business that has developed software compatible with the terminals which use the Rydex solutions. This software enables ships to send and receive e-mail and access the Internet.

        Inmarsat Launch Company Limited was formed on December 4, 2003. Inmarsat Launch Company Limited will be assigned contracts related to the launch of Inmarsat-4 satellites and will be the beneficiary of Inmarsat-4 launch insurance (when obtained).

        Inmarsat Finance plc is a public limited company incorporated on October 13, 2003 as Duchessbrook Plc. Inmarsat Finance plc is a newly-formed finance subsidiary whose only asset is the subordinated intercompany note proceeds loan.

30.    Financial instruments

Treasury management and strategy

        The Group's treasury activities are managed by its corporate finance department under the direction of a Treasury Review Committee whose chairman is the Chief Financial Officer, and are consistent with board-approved treasury policies and guidelines. The overriding objective of treasury activities is to manage financial risk.

        Key features of treasury management include:

  •
  ensuring that the Group is in a position to fund its obligations in appropriate currencies as they fall due;

  •
  maintaining adequate undrawn borrowing facilities;

  •
  economically hedging both contracted and anticipated foreign currency cash flows on a minimum twelve-month rolling basis with the option of covering exposures up to a maximum of three years forward; and

  •
  maximizing return on short-term investments.

        Treasury activities are only transacted with counter parties who are approved relationship banks.

        Treasury policy is implemented primarily through the use of forward purchases of foreign currencies. The treasury department is, however, authorized to use purchased options, futures and other derivative instruments, but only to the extent that such instruments form part of the hedging policy so as to establish a known rate of exchange.

        Having arranged the purchase of foreign currency in line with the anticipated requirement for that currency over each financial year, an average rate of exchange is calculated from the agreed currency deals. This average rate is applied for accounting purposes. The policy is designed to minimize the impact of currency gains and losses in the profit and loss account; gains and losses will arise to the extent that the level of actual payments in the period is different from those that were forecast.

Short-term debtors and creditors

        Short-term debtors and creditors have been excluded from the following disclosures, other than the currency risk disclosures.

Maturity analysis of financial liabilities

        The maturity analysis of the Group's financial liabilities is as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Within 1 year or on demand	(20,211)	(20,792)	(375,065)
Between 1 and 2 years	(6,120)	(6,248)	(37,096)
Between 2 and 5 years	(77,244)	(117,272)	(249,818)
Over 5 years	(15,626)	(11,632)	(1,139,483)

	(119,201)	(155,944)	(1,801,462)

        For this purpose, financial liabilities comprise:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Overdrafts	(12,906)	(13,326)	(624)
Deferred satellite payments	(45,521)	(43,411)	(43,077)
Finance lease obligations	(316)	(221)	(158)
Cross currency swaps	(4,358)	(1,986)	—
Bank borrowings	(56,100)	(97,000)	—
Senior credit facilities	—	—	(773,147)
Bridge facility	—	—	(365,000)
Subordinated parent company loan	—	—	(619,456)

	(119,201)	(155,944)	(1,801,462)

        The five-year US$610.0 million medium term revolving credit facility arranged with Barclays Capital and ING Bank N.V commencing May 1, 2001 was terminated as of December 17, 2003. At December 31, 2001, 2002 and 2003 the amount drawn down under this facility was US$60.0 million, US$100.0 million and US$Nil respectively.

Currency risk

        In accordance with the Group's treasury policy to hedge forecast currency exposures on a rolling minimum twelve-month basis, all anticipated exposures for 2004 and 2003 have already been hedged at rates of exchange similar to those of 2002. The entire net assets of the Group are therefore denominated in U.S. dollars.

Interest rate risk profile of financial assets of the Group

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Floating rate financial assets	3,986	8,336	265,177
Fixed rate financial assets	7,356	2,736	19,189

	11,342	11,072	284,366

        Financial assets consist of cash at bank and short- and long-term investments. The fixed rate short-term deposits in U.S. dollars were placed with banks for periods not exceeding three months and earned interest at 1.75%, and 1.02% per annum in 2001 and 2003. There were no U.S. dollar deposits at December 31, 2002. There were also fixed rate short-term deposits in sterling, placed with banks for periods not exceeding three months that earned interest at 3.4% as at December 31, 2003 (December 31, 2001 4.0%, December 31, 2002 4.0%). There were no fixed rate short-term deposits in Danish kroners as at December 31, 2003 (December 31, 2001 3.0%, December 31, 2002 2.75%). The floating rate cash earns interest based on relevant national LIBID equivalents.

Interest rate risk profile of financial liabilities of the Group

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Floating rate financial liabilities	(73,364)	(112,312)	(773,771)
Fixed rate financial liabilities	(316)	(221)	(984,614)
Financial liabilities on which no interest is paid	(45,521)	(43,411)	(43,077)

	(119,201)	(155,944)	(1,801,462)

        The effect of the group's interest rate swap is to classify US$533 million of dollar borrowings in the above table as fixed rate.

        The fixed rate financial liabilities comprise the bridge facility, subordinated parent company loan and finance lease obligations, details of which are given in Note 18 and 20. The weighted average interest rate in respect of these liabilities is 7.0%, 7.0% and 11.9% for the year ended December 31, 2001, 2002 and 2003 respectively. The weighted average years to maturity of fixed rate financial liabilities at December 31, 2001, 2002 and 2003 is 3.5 years, 2.5 years and 18.9 years.

        The weighted average year to maturity of floating rate financial liabilities as at December 31, 2001, 2002 and 2003 is 2.26 years, 2.18 years, and 6.75 years respectively. Interest on floating rate financial abilities is based on the relevant national equivalents plus the margin under the respective facilities.

        The weighted average year to maturity on the financial liabilities on which no interest is paid as at December 31, 2001, 2002 and 2003 is 8.24 years, 7.24 years and 6.26 years respectively.

Market risk

        At December 31, 2001, 2002 and 2003 on the basis of past net cash balances, it is estimated that a 1% movement in interest rates would have impacted December 31, 2001, 2002 and 2003 profit before tax by approximately US$0.5 million, US$0.7 million and US$0.6 million, respectively. It is estimated that a general movement of the U.S. dollar/sterling exchange rate of 1% would have impacted the December 31, 2001, 2002 and 2003 profit before tax by approximately US$1.6 million, US$1.9 million and US$0.9 million.

Credit risk

        Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash at bank, short-term investments and trade receivables. All cash and short-term investments are with high credit quality financial institutions. The Directors consider credit risk is minimal on trade receivables as these balances are primarily with related parties who are significant shareholders in the Company. At December 31, 2003, four master distributors comprised approximately 80% of group trade revenues. These same four customers comprised approximately 80% of the trade debtor balance as at December 31, 2003.

Fair value of financial assets and financial liabilities

	Predecessor				Successor
	Year ended December 31,
					Year ended December 31, 2003
	2001		2002
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
	(US$000)
Assets
Investments	2,500	2,500	600	600	—	—
Cash at bank	3,986	3,986	8,336	8,336	265,177	265,177
Short-term investments	7,356	7,356	2,736	2,736	19,189	19,189
Liabilities
Overdrafts	(12,906)	(12,906)	(13,326)	(13,326)	(624)	(624)
Finance leases	(316)	(316)	(221)	(221)	(158)	(158)
Deferred satellite payments	(45,521)	(48,802)	(43,411)	(47,304)	(43,077)	(43,077)
Bank borrowings	(60,000)	(60,000)	(100,000)	(100,000)	—	—
Senior credit facilities	—	—	—	—	(800,000)	(800,000)
Bridge facility	—	—	—	—	(365,000)	(365,000)
Subordinated parent company loan	—	—	—	—	(619,456)	(619,456)
Other financial instruments
Interest and cross currency swaps	(4,358)	(4,358)	(1,986)	(1,986)	—	(7,668)
Forward exchange contracts	—	1,312	—	16,702	—	15,998

        The following methods and assumptions were used to determine the above fair values:

  (a)
  the fair value of investments is based on quoted market prices where available and other estimates.

  (b)
  the fair values of cash at bank, overdrafts and short-term investments approximate their carrying values because of the short maturity of these instruments.

  (c)
  the carrying amount of finance lease obligations approximates to fair value based on the interest rates implicit in the leases.

  (d)
  the carrying amount and fair value of deferred satellite payments represents the present value of future payments discounted at a variable risk free rate at the period end.

  (e)
  the fair value of interest and cross currency swaps is based upon valuations provided by the counter-party.

  (f)
  the fair value of foreign exchange contracts and options is based upon the difference between the contract amount at the current forward rate at each period end, and the contract amount at the contract rate.

  (g)
  bank borrowings are reflected in the balance sheet as of December 31, 2001, 2002 and 2003 net of unamortized arrangement costs of US$3.9 million, US$3.0 million, and US$Nil respectively.

  (h)
  Senior credit facilities are reflected in the balance sheet as of December 31, 2003 net of unamortized arrangement costs of US$26.9 million.

  (i)
  the fair value of the subordinated parent company loan is based on the book value given the proximity at the issuance of the loan to the financial year end.

        The market value of the forward contracts the Group has outstanding is:

	Predecessor						Successor
	Year ended December 31,
							Year ended December 31, 2003
	2001			2002
	Contract value	Market Value	Fair value	Contract value	Market value	Fair value	Contract value	Market value	Fair value
				(US$000)
Sell USD currency
Forward contracts
USD (Sterling)	159,303	160,637	1,334	186,061	202,763	16,702	90,829	106,728	15,899
USD (Danish Kroner)	926	918	(8)	—	—	—	—	—	—
USD (Canadian Dollar)	1,342	1,315	(27)	—	—	—	2,976	3,075	99
Buy USD currency
Forward contracts
CAD (U.S. Dollars)	(576)	(563)	13	—	—	—	—	—	—

	160,995	162,307	1,312	186,061	202,763	16,702	93,805	109,803	15,998

        Gains and losses on hedge instruments are deferred and only recognized in the profit and loss amount upon maturity of the contract. The book value of these instruments is nil.

        The weighted average exchange rates for forward contracts were as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
Sterling	1.42	1.45	1.50
Danish Kroner	0.12	—	—
Canadian Dollar	0.64	—	1.35

        There were no currency options outstanding at December 31, 2001, 2002 and 2003.

        The average maturity date for forward contracts outstanding at December 31, 2001, 2002 and 2003 is between one and two years.

        The Group entered into certain interest and cross currency swap contracts to reduce its exposure to fluctuations in interest rates. These instruments swap the group's floating rate sterling liabilities for fixed rate U.S. dollar payments. These contracts were accounted for as hedges because they were applied to specific expenditure. The fair value of these swap instruments as at December 31, 2001, 2002 and 2003 was US$(4.4) million, US$(2.0) million and US$(7.7) million. The group has not entered into any new cross currency swap contracts during 2003. In connection with the acquisition of Inmarsat Ventures Limited, the Group entered into new interest rate swaps in December 2003. The fair value of these swap instruments as of December 31, 2003 was US$(7.7) million

        During the year ended December 31, 2001 the cross currency interest rate swaps which had previously been accounted for as hedges against finance lease payments were reclassified following the restructuring of finance leases and no longer accounted for as hedges. As a result, the loss arising of US$4.4 million was recognized in the profit and loss account for 2001. The movement in the fair value of these swaps of US$2.4 million has been recognized in the profit and loss account as a gain for December 31, 2002.

Hedges

        The Group uses derivative financial instruments to hedge its exposure to foreign currency risk. Unrecognized gains and losses on hedge instruments, and the movements therein, are as follows:

	Unrecognized
			Net total
	Gains	Losses
	(US$000)
Gains and losses on hedges at January 1, 2001 (Predecessor)	2,348	(7,054)	(4,706)
Gains and losses arising in previous years that were included in 2001 income	—	7,054	7,054

Gains and losses arising before January 1, 2001 that were not included in 2001 income	2,348	—	2,348
Gains and losses arising in 2001 but unrecognized	(150)	(886)	(1,036)

Gains and losses on hedges at December 31, 2001 (Predecessor)	2,198	(886)	1,312

Gains and losses on hedges at January 1, 2002 (Predecessor)	2,198	(886)	1,312
Gains and losses arising in previous years that were included in 2002 income	(3,742)	1,023	(2,719)

Gains and losses arising before January 1, 2002 that were not included in 2002 income	(1,544)	137	(1,407)
Change in value arising in 2002 but unrecognized	18,246	(137)	18,109

Gains and losses on hedges at December 31, 2002 (Predecessor)	16,702	—	16,702

Gains and losses on hedges at January 1, 2003	16,702	—	16,702
Gains and losses arising in previous years that were included in 2003 income	(12,924)	—	(12,924)

Gains and losses arising before January 1, 2003 that were not included in 2003 income	3,778	—	3,778
Gains and losses arising in 2003 but unrecognised	12,220	—	12,220

Gains and losses on hedges at December 31, 2003 (Successor)	15,998	—	15,998

        Of the unrecognized amounts above:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Expected to be recognized the following year	403	12,924	15,982
Expected to be recognized in later years	909	3,778	16

	1,312	16,702	15,998

        All the gains and losses on the hedging instruments are expected to be matched by losses and gains on the hedged transactions or positions.

31.    Parent Undertaking and Ultimate Controlling Party

        The Company's parent undertaking is Inmarsat Holdings Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

32.    Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        The following tables contains a summary of the material adjustments to profit for the financial year/period between UK GAAP and U.S. GAAP:

				Successor
		Predecessor
				December 17 to December 31, 2003
		Year ended December 31, 2002	January 1 to December 17, 2003
			(US$000)
Profit for the financial year/period as reported under UK GAAP		164,202	136,301	(1,762)
U.S. GAAP adjustments:
Pension plans	a	(1,024)	(1,436)	—
Forward exchange contracts	b	15,390	(2,910)	2,206
Interest and cross currency swaps	b	—	—	(7,668)
Foreign exchange translation	b	(191)	(3,267)	(921)
Deferred taxation	c	1,200	(158)	57
Deferred taxation on adjustments	c	3,936	4,414	—
Other investments	d	—	—
Facility fees	e	—	—	4,563
Development costs	f	(27,970)	(14,769)	—
Amortization on development costs	f	—	7,668	306
Depreciation on tangibles	g	—	—	381
Goodwill	g	674	—	604
Stock option costs	h	—	(3,971)	—
Other liabilities	g	—	—	(773)
Amortization of other intangibles	g	—	—	(57)

Total adjustments		(7,985)	(14,429)	(1,302)

Net income under U.S. GAAP		156,217	121,872	(3,064)

        The following table contains a summary of the material adjustments to shareholders' funds between UK GAAP and U.S. GAAP:

		Predecessor	Successor
	Note	Year ended December 31, 2002	Year ended December 31, 2003
		(US$000)
Total shareholders funds as reported under UK GAAP		931,215	34,187
U.S. GAAP adjustments:
Pension plans	a	(1,989)	2,536
Forward exchange contracts	b	16,702	15,998
Interest and cross currency swaps	b	—	(7,668)
Foreign exchange translation	b	(1,268)	(2,872)
Deferred taxation	c	(7,952)	(61,847)
Deferred taxation on adjustments	c	9,707	6,827
Facility fees	e	—	4,563
Development costs	f	(47,876)	(62,645)
Amortization on development costs	f	—	7,974
Tangible assets	g	—	(57,875)
Goodwill	g	674	(109,242)
Post retirement	g	—	(1,895)
Other liabilities	g	—	994
Intangibles	g	—	76,238

Net U.S. GAAP adjustments		(32,002)	(188,914)

Shareholders' equity under U.S. GAAP		899,213	(154,727)

        A summary of the principal differences and additional disclosures applicable to the Group are set out below:

(a)   Pension plans

        Under UK and U.S. GAAP different methods and assumptions are used to determine the pension expense. The principal differences are set out below.

        Under UK GAAP, pension costs credited/charged against profits relating to the Company's pension schemes are accounted for in accordance with UK Statement of Standard Accounting Practice SSAP 24 "Accounting for Pension Costs." Under U.S. GAAP, SFAS 87 "Employers' Accounting for Pensions" prescribes the method and assumptions that may be used to calculate pension costs. Under U.S. GAAP, actuarial gains and losses have only been recognized through the profit and loss accounts to the extent they fall outside a 10% corridor, i.e., 10% of the greater of the value of the projected benefit obligation and the fair value of the plan assets. Under UK GAAP, actuarial gains and losses arising from one valuation to the next are amortized in full through the profit and loss accounts. Where an additional minimum liability exists under U.S. GAAP (i.e., where the amount provided for any one scheme does not cover the unfunded accumulated benefit obligation for that scheme), it must be recognized within the pension liability.

        Under UK GAAP and US GAAP the acquisition of Inmarsat Ventures Limited required the fair value of the Groups pension plan obligations to be recorded on balance sheet. This increase to the pension liability for US GAAP has been limited by the application of EITF 88-16 as described in note (h), therefore the US GAAP liability is lower than that of the UK GAAP balance by the amount reflected in the unrecognized net (gain)/loss amount in the successor period below.

        The supplementary disclosures required by SFAS 87 and SFAS 132, "Employers' Disclosure about Pension and Other Post-retirement Benefits" are given below. The U.S. GAAP pension costs and disclosures incorporated the requirements of SFAS 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits." Any surplus paid out to members following termination is recognized as an additional pension cost upon settlement. In addition, SFAS 132 also requires disclosure of the components of the net periodic pension cost and the funded status of the pension plans.

        In accordance with SFAS 132, disclosures about the Group's defined benefit plans are as follows:

        Components of U.S. GAAP pension costs are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		(US$000)
Net service cost	2,143	2,225	161
Interest cost	850	842	—
Expected return on plan assets	(660)	(652)	—
Amortization of net (gain)/loss	272	238	—
Currency translation	—	430	—

Net pension cost	2,605	3,083	161

        The funded status for the Group's defined benefit pension plan is as follows:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Projected benefit obligation	(16,014)	(26,296)
Fair value of plan assets	9,259	15,704

Funded status	(6,755)	(10,592)
Unrecognized net (gain)/loss since	5,079	3,429

Pension liability	(1,676)	(7,163)

        Changes in the projected benefit obligation are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
	(US$000)
Benefits obligation, beginning of year/period	10,713	16,014	26,135
Net service cost	2,610	2,225	161
Interest cost	717	842	—
Employee contributions	983	787	—
Benefit payments—normal	(95)	(207)	—
Actuarial loss/(gain)	(21)	3,008	—
Curtailment (gain)	(484)	—	—
Effect of currency translation	1,591	3,466	—

Benefit obligation, end of year/period	16,014	26,135	26,296

        Changes in plan assets are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
	(US$000)
Fair value of plan assets, beginning of year/period	7,031	9,259	15,705
Actual return on plan assets	(1,673)	2,055	—
Employer contributions	2,093	1,687	—
Employee contributions	983	787	—
Benefit payments—normal	(95)	(207)	—
Effect of currency translation	920	2,124	—

Fair value of plan assets, end of year/period	9,259	15,705	15,705

        The weighted average assumptions used to determine the pension cost for the Group's defined benefit pension plan were as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
Discount rate	5.50%	5.40%	5.40%
Expected rate of increase in compensation	4.25%	4.50%	4.50%
Expected rate of increase in pensions	2.25%	2.50%	2.50%
Consumer price inflation	2.25%	2.50%	2.50%
Expected return on plan assets	7.25%	7.51%	7.51%

(b)
Financial instruments

        During the normal course of business, the Group is exposed to foreign currency risk due to payment of certain operating expenses in currencies other than the Group's functional currency, primarily sterling. This creates volatility in earnings and cash flows from period to period. The Group makes use of derivative instruments to limit this risk. The objective of the Group is to limit the volatility in earnings and cash flows as a result of this risk.

        The Group has adopted a policy for hedging its foreign exchange exposure, which requires all projected non-U.S. dollar expenditures to be hedged on a twelve-month rolling basis. Under UK GAAP, the Group accounts for its foreign currency derivative instruments as hedges and related exchange gains and losses are deferred until the maturity of the contract.

        SFAS 133 "Accounting for Derivatives and Hedging Activities" and related standards, adopted effective January 1, 2001, establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activity. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designated and documented as part of a hedge transaction and, if it is, the type of hedge transaction. The Group uses various derivative instruments to hedge anticipated foreign currency expenditures. These contracts provide economic hedging to the Company, however do not qualify as hedges for accounting purposes under SFAS 133, and therefore are valued at each period end with gains and losses recorded in current earnings as "other external charges" (within net operating costs).

        In December 2003 the Group entered into a three-year interest rate swap to hedge against interest rate exposure related to the senior credit agreements. These swaps do not qualify for hedge accounting and therefore the change in fair value of U.S. ($7.7) million has been recorded as a charge to the profit and loss accounts in the successor period.

        In 2001, on acquisition of the leasing company the Group's cross currency interest rate swaps were re-designated and were no longer part of a hedging relationship. As a result, the Group recorded a loss in the amount of $2.0 million and $Nil for the years ended December 31, 2002 and the period from January 1, 2003 to December 17, 2003 (predecessor) under UK and U.S. GAAP representing the fair value of the contracts. Under UK GAAP, this adjustment was recorded in net interest payable; however, for U.S. GAAP the amount would be reflected in "other external charges," within operating profit.

        Market value of derivatives:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
	(US$000)
Effect on profit and loss under U.S. GAAP:
Forward exchange contracts and foreign currency options	15,390	(2,910)	2,206
Interest and cross currency swaps	—	—	(7,668)

	15,390	(2,910)	(5,462)

Effect on shareholders' funds under U.S. GAAP:
Forward exchange contract and foreign currency options	16,702	13,792	15,998
Interest and cross currency swaps	—	—	(7,668)

	16,702	13,792	8,330

        The Group evaluates contracts for "embedded" derivatives, and considers whether any embedded derivatives have to be bifurcated, or separated, from the host contracts in accordance with SFAS 133 requirements. Embedded derivatives may have terms that are not clearly and closely related to the terms of the host contract in which case they are included. If embedded derivatives exist and are not clearly and closely related to the host contract, they are accounted for separately from the host contract as derivatives, with changes in their fair value recorded in current earnings.

        Under U.S. GAAP, assets and liabilities of the Group, which are in a currency other than U.S. dollars, are translated to U.S. dollars at the year-end spot rate. Under UK GAAP, these unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars are recorded at the average hedged rate or contract rate where applicable.

(c)
Deferred taxation

        Under UK GAAP, full provision is made for deferred tax assets and liabilities arising from timing differences where the company has an obligation/benefit to pay more tax in the future as a result of past events.

        Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax bases of assets and liabilities and for tax loss carry forwards at the statutory rate for each reporting date including temporary differences. Deferred tax amounts also arise as a result of the other UK GAAP to U.S. GAAP adjustments. For UK GAAP purposes, in accordance with FRS 19, deferred tax has not been provided on the fair value adjustments in respect of tangible and intangible assets. However, under US GAAP, deferred tax is provided on these adjustments (other than goodwill), giving rise to a significant difference between UK GAAP and US GAAP deferred tax balances.

        Classification of the Group's tax liabilities and assets under U.S. GAAP is as follows:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Deferred tax liability:
Non-current
Excess of book value over tax value of space segment assets	(115,199)	(202,563)
Freehold and long leasehold assets	(8,575)	(7,975)
Pensions	—	(761)
Facility fee and other liabilities	—	(1,667)
Intangibles	—	(22,871)
Amortization of development costs	—	(2,392)
Financial instruments	(5,011)	(4,799)

Total non-current deferred tax liabilities	(128,785)	(243,028)
Deferred tax assets:
Current
Pensions and post retirement	597	569
Foreign exchange translation	380	862

Total current deferred tax assets	977	1,431
Non-current
Financial instruments (interest rate swaps)	—	2,300
Development costs	14,363	18,794
Tangible assets	—	17,362
ICO investment	45,002	45,002

Total non-current deferred tax	59,365	83,458

Total deferred tax assets	60,342	84,889
Valuation allowance	(45,002)	(45,002)

Net deferred tax assets	15,340	39,887

Net deferred tax (liability)	(113,445)	(203,141)

        A valuation allowance has been made by the Group to provide for deferred tax assets relating to the write down of the ICO investment. The valuation allowance is necessary as the Group believes that it is more likely than not that the specific asset to which it relates will not be realized by the Group.

(d)
Other investments

        Under the UK GAAP, the Group accounts for joint venture investments using the gross equity method of accounting. The profit and loss account includes the Group's share of the operating profit or loss and attributable deferred tax benefit of those companies. The balance sheet shows the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Under U.S. GAAP, these investments would be accounted for using the equity method. The profit and loss account would include one line with the Group's share of the profit or loss (after tax) of those companies. The balance sheet would show one line with the Group's share of the net assets of those companies.

(e)
Facility Fee

        Under UK GAAP facility fees related to the bridge loan of $365 million taken out to partially fund the acquisition have been charged to the profit and loss accounts. US GAAP requires these fees to be capitalized as deferred financing fees and amortized over the term of the loan.

(f)
Development costs

        Under UK GAAP, the company capitalizes development costs associated with the development of the User Terminals (UT) for Regional BGAN and BGAN services. Under U.S. GAAP development costs are expensed as incurred.

        Due to the non capitalization of UT development costs the associated amortization recorded under UK GAAP is not recognized for U.S. GAAP purposes.

(g)
Acquisition

        Under UK GAAP the acquisition of Inmarsat Ventures Limited is accounted for as an acquisition and the fair value of assets and liabilities acquired is recorded in the consolidated balance sheet. Under U.S. GAAP, the cost of the Inmarsat Ventures Limited acquisition and related financing, including fees and expenses, was allocated to the assets and liabilities of Inmarsat Group Limited under the guidance prescribed in Emerging Issues Task Force 88-16, "Basis in Leveraged Buyout Transactions" ("EITF 88-16"). Prior to the transaction, the predecessor entity, Inmarsat Ventures Limited, was owned by a number of independent parties. Subsequent to the transaction the predecessor is 100% owned by a newly formed entity, Inmarsat Group Holdings Limited, which is owned 52.3% by new investors, 43.0% by former Inmarsat Ventures Limited shareholders (i.e., the rollover shareholders) and 4.7% by management. For U.S. GAAP purposes, the acquisition and related financing is treated as a leveraged buy-out transaction carried out via a series of highly leveraged transactions.

        For U.S. GAAP purposes, the acquired assets and liabilities of Inmarsat Ventures Limited were recorded in the balance sheet of Inmarsat Group Limited at an amount obtained by blending the book value of those assets and their fair value, as described below. The portion of the opening balance calculated by reference to fair value is a percentage equal to the percentage of the equity of Inmarsat Group Holdings Limited held by new shareholders and certain smaller rollover shareholders immediately following the acquisition (63.2%). The portion of the opening balance calculated by reference to book value is a percentage equal to the percentage of the Inmarsat Group Holdings Limited equity held by rollover shareholders holding more than 5% of that equity immediately following the acquisition (36.8%). The application of the preceding rules to the book and fair values of the acquired assets results in a difference between the purchase price in the acquisition ($1,544.2 million) and the recorded value of the acquired assets. This difference has been recorded as a reduction to the shareholders' equity of Inmarsat Group Limited. This treatment under EITF 88-16 gives rise to significant differences between the UK GAAP and U.S. GAAP carrying values of assets and liabilities, particularly in the value of goodwill recorded in the successor balance sheet.

        Set out below is the calculation of the opening value of the acquired net assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Fair value of Inmarsat Group Limited on December 31, 2003	1,544.2

Book value of acquired net assets	1,033.1

Proportional fair value of acquired net assets	975.6
Proportional book value of acquired net assets	380.4

Opening value of acquired net assets	1,356.0

Reduction in shareholders' equity	188.2

        Pursuant to U.S. GAAP purchase accounting, the value of the acquired net assets, calculated as set out above, must be allocated to identifiable assets. Identifiable classes of assets for U.S. GAAP purposes are different from those applicable under UK GAAP. The primary difference relates to orbital slots and leasing backlog, each of which must be valued separately under U.S. GAAP, but are included in goodwill under UK GAAP.

        Set out below is our initial allocation of the value of the acquired net assets to the acquired assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Historical book value of net assets (U.S. GAAP)	1,033.1
Fair value adjustments:
Fixed assets	99.9
Trademarks	12.0
Patents	8.8
Leasing backlog	8.2
Orbital slots	80.2
Pension deficit and former transition adjustment	(4.4)
Deferred satellite payments	(1.7)
Deferred financing fees	(1.3)
Post retirement	(1.9)
Other creditors	(8.8)
Deferred taxes	(57.1)

Fair value of assets before goodwill	1,167.0
Goodwill	189.0

Total	1,356.0

        Amounts recorded in respect of patents, trademarks and leasing backlog will be amortized on a straight-line basis over their estimated useful lives of twenty, seven and three years, respectively. Indefinite-lived intangibles (orbital slots) and goodwill will not be amortized for U.S. GAAP purposes.

        The amount recorded in respect to goodwill noted above is the amount of U.S. GAAP goodwill which differs from goodwill under UK GAAP by approximately U.S.$109.2 million as the result of the EITF 88-16 limitation as described above. Goodwill under U.S. GAAP is not amortized; therefore, amortization recorded under UK GAAP is added back.

        Deferred tax liabilities arising under U.S. GAAP on acquisition of Inmarsat Ventures Limited result from the difference between the book and tax values that arises from the application of purchase accounting. Deferred tax liabilities arising as a result of the acquisition are $55.0 million.

        The table below presents unaudited proforma financial data related to the results of operations as if the acquisition had taken place at the beginning of the period for both the years ended 2002 and 2003 according to US GAAP. The unaudited proforma combined financial data are provided for informational purposes only, and do not purport to present what our results would actually have been had these transactions actually occurred on the dates presented, or to project our results of operations or financial position for any future period.

	For the year ended December 31,
	2002	2003
	(US$000) unaudited
Revenue	463.2	504.5
Net income	14.3	(9.0)

        Effective January 1, 2002, the Group prospectively adopted the SFAS 142 "Goodwill and Other Intangible Assets" ("SFAS 142") with respect to accounting for goodwill and other intangible assets under U.S. GAAP.

        SFAS 142 requires that goodwill and certain other intangible assets having indefinite lives acquired after June 30, 2001 no longer be amortized, but rather tested for impairment at least annually. Intangible assets determined to have definite lives will continue to be amortized over their useful lives. At December 31, 2001, the Group's unamortized goodwill balance under U.S. GAAP was $0.7 million. Effective January 1, 2002, all amortization of goodwill was discontinued under U.S. GAAP. Upon adoption of SFAS 142, the Group completed its transitional impairment testing, effective January 1, 2002 and determined that the carrying value of the Company's identified intangibles was not impaired. With the adoption of SFAS No. 142, management of the Group also reassessed the remaining useful lives of all depreciable intangible assets and determined the lives to be appropriate.

        The following table reflects net income for the comparative periods prior to adoption of SFAS 142 as if the standards non-amortization provision had been adopted as of the beginning of the respective periods:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
(US$000)
Net income under U.S. GAAP	156,217	121,872	(3,064)
Add back goodwill amortization—net of tax	—	—	—
Add back indefinite-lived trademark amortization—net of tax	—	—	—

Total amortization added back to net income	—	—	—

Net income under U.S. GAAP excluding amortization	156,217	121,872	(3,064)

        As a result of the implementation of FAS 142 the Company did not recognize any additional intangible assets nor were there any impairments of goodwill or intangibles.

        A goodwill impairment loss of $0.3 million was recognized during the year ended December 31, 2001 following the board decision to wind up the Setfair business of Merasis Ltd (please refer to Note 13). This goodwill impairment loss is aggregated in the losses on termination of subsidiary undertakings disclosed on the face of the income statement.

(h)
Stock option costs

        Upon the acquisition the company was directed by the successor to settle stock options issued to Inmarsat Ventures Limited employees prior to the acquisition. Under U.S. GAAP a charge equal to the purchase price per share less the exercise price of all options settled was charged to the predecessor profit and loss accounts. Under UK GAAP this charge is not required to be recorded in the consolidated group accounts.

(i)
Other disclosures required by U.S. GAAP

        Cash flow information

        Under UK GAAP, the Group's cash flow statements are presented in accordance with Financial Reporting Standard No.1 (FRS 1), as revised. This statement presents substantially the same information as is required under SFAS 95 under U.S. GAAP.

        Under UK GAAP, the Group's "cash flow" is comprised of increases or decreases in "cash," which is comprised of cash at bank and in hand and overdrafts. Cash flow is defined differently under U.S. GAAP. For purposes of presenting cash flow information in accordance with U.S. GAAP, cash flow represents increases or decreases in "cash and cash equivalents," which includes cash and short-term, high liquid investment with original maturities of less than 90 days, and excludes overdrafts.

        Under UK GAAP, cash flows are presented for operating activities; dividends from joint ventures and associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. U.S. GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

        Cash flows under U.S. GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities. Under U.S. GAAP, capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Equity dividends paid and management of liquid resources are included within financing activities.

        A summary of the Group's operating, investing and financing activities, classified in accordance with U.S. GAAP, are as follows:

		Predecessor		Successor
	Note	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		(US$000)
Operating activities
Net cash inflow from operating activities under UK GAAP	23	318,116	352,752	(20,608)
Development costs		(27,970)	(14,770)	—
Tax (paid)/received		26,261	13,705	—
Interest received		1,777	1,749	43
Interest paid		(2,862)	(2,207)	(92)

Net cash provided by operating activities under U.S. GAAP		315,322	351,229	(20,657)

Investing activities
Net cash outflow from capital expenditure,
Financial investments and acquisitions and disposals under UK GAAP		(383,887)	(210,730)	(1,529,972)
Development costs		27,970	14,770	—

Net cash used in investing activities under U.S. GAAP		(355,917)	(195,960)	(1,529,972)

Financing activities
Net cash (outflow)/inflow from financing activities under UK GAAP		39,905	(87,163)	1,805,412
Arrangement costs of new bank facilities		—	—	(36,891)
(Decrease)/increase in overdrafts	23	420	(13,326)	624

Net cash (used)/provided in financing activities under U.S. GAAP		40,325	(100,489)	1,769,145

		Predecessor	Successor
	Note	Year ended December 31, 2002	Year ended December 31, 2003
		(US$000)
Net increase/(decrease) in cash and cash equivalents		(270)	218,516
Cash and cash equivalents under U.S. GAAP, beginning of period		11,342	65,850

Cash and cash equivalents under U.S. GAAP, end of period		11,072	284,366

        The following is a summary of cash and cash equivalents under U.S. GAAP which fall into the category of highly liquid investments with maturities of 90 days or less at the date of acquisition:

		Predecessor	Successor
	Note	Year ended December 31, 2002	Year ended December 31, 2003
		(US$000)
Cash at bank and in hand	23	8,336	102,510
Restricted cash		—	162,667
Short-term investments	23	2,736	19,189

Cash and cash equivalents under U.S. GAAP		11,072	284,366

Restructuring costs

        In November, 2002 in connection with management's plan to reduce operating costs and improve shareholder financial returns, the Group recorded a restructuring charge of approximately U.S.$9.2 million for the year ended December 31, 2002. The principal action in the restructuring plan involved a redundancy program to reduce staff costs. The restructuring, resulted in the actual elimination of 74 corporate staff positions and was completed with all terminations in effect by February 2003. The amount of redundancy benefits paid and charged against the liability at December 31, 2002 and 2003 was U.S.$6.4 million and U.S.$2.5 million, respectively. Redundancy costs are included in "other external charges" in Note 3. The redundancy provision that remains unpaid at December 31, 2002 and 2003 was U.S.$2.7 million and U.S.$Nil million respectively. There was no provision at December 31, 2001.

Software development costs

        Under U.S. GAAP, software development costs would be included in intangible assets. Under UK GAAP these costs are included in tangible assets. See Note 12. The Company complies with SOP 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use."

Comprehensive income

        Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" requires disclosure of the components of and total comprehensive income in the period in which they are recognized in the consolidated financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting period except those resulting from investments by owners and distributions to owners. Identified minimum pension liabilities and the cumulative translation adjustment from our subsidiary whose functional currency is other than the U.S. dollar, have been recognized as components of comprehensive income.

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31 2003
	(US$000)
Net income under U.S. GAAP	156,217	121,872	(3,064)
Other comprehensive income:
Cumulative translation adjustment	207	7,610	1,988
Pension adjustments	(511)	511	—

Total other comprehensive income/(loss) under U.S. GAAP	(304)	8,121	1,988

Total comprehensive income under U.S. GAAP	155,913	129,993	(1,076)

Lease commitments

        The following is a summary of future minimum amounts payable for all leases as of December 31, 2003.

As of December 31, 2003	Operating leases
(US$000)
2004	41,906
2005	45,227
2006	9,652
2007	8,404
2008	8,004
Thereafter	4,264

Total minimum lease payments	117,457

Asset impairment

        Under UK GAAP, an impairment loss is recognized to the extent that an asset's carrying amount cannot be recovered either by selling the asset or by discounted future earnings from operating the asset. Under U.S. GAAP, the impairment loss is only recognized when the undiscounted future cash flows for operating the asset is less than the carrying amount. The impairment loss is measured as the amount the carrying value exceeds the fair value of the asset. Impairment losses have been recognized by the Group under both UK GAAP and U.S. GAAP.

        Under UK GAAP, if the occurrence of an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account. Under U.S. GAAP, it is not permitted to reverse an impairment loss. No reversals of impairment losses have been recognized by the Group.

Related parties

        The former shareholders are related parties within the meaning of SFAS 57, "Related party disclosures."

Discontinued operations

        Under UK GAAP reference to discontinued operations is not treated differently under U.S. GAAP.

Retiree benefits

        The Group provides post-retirement benefits including healthcare to retired employees and their dependents that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded through a Medical Trust and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The plans are not funded. The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare costs trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 1% per annum below the discount rate (5%). For purposes of this calculation, a 2.5% per annum price inflation assumption was used. The discount rate used determining the accumulated post-retirement benefit obligation was 5.75%, 5.5% and 5.5% at December 31, 2001, 2002 and 2003.

        Post-retirement benefit expense included the following:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31 2003
	(US$000)
Components of net periodic post-retirement benefit cost:
Service cost benefit earned during the year	297	349	30
Interest cost on project benefit obligation	233	395	35

Net period post-retirement benefit cost	530	744	65

        The changes in the benefit obligation of the post-retirement benefit plan are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	Period ended December 31, 2003
	(US$000)
Change in benefit obligation
Net benefit obligation at beginning of year	4,514	8,144	9,065
Service cost	297	349	30
Interest cost	233	395	35
Gain/(loss)	2,939	239	—
Gross benefits paid	(42)	(107)	—
Effect of currency translation	203	1,132	—

Net benefit obligation at end of year	8,144	10,152	9,130

        The decline in the net benefit obligation shown above is a result of the Group's transition from an international organization to a corporation, at which time a number of employees were terminated.

Effect of increasing the discount rate

        The table below illustrates the effect of a 1% change in the rate of discount on the calculation of the past service liability as at December 31, 2003.

Revised past service liability	1% Increase	1% Decrease
	(US$000)
Retirees	516	422
Employees	1,575	1,212

Total	2,091	1,634

Recently issued accounting pronouncements

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows.

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 was initially effective for periods beginning after June 15, 2003. However, the implementation of certain provisions has been delayed to periods beginning after December 15, 2004. We are currently investigating the impact of adoption of SFAS 150 but do not currently expect the adoption of this statement will have a material effect on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The regulation permits the governments of EU member states to extend to 2007 the period that companies with listed debt securities have to prepare their consolidated accounts in conformity with IFRS. In the UK, the DTI has recommended that the UK government not allow this extension. The regulation also permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS to other companies as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

Inmarsat Group Limited
Schedule II—Valuation and Qualifying Accounts
For the years ended December 31, 2001, 2002 and 2003

	Balance at beginning of period	Charged to costs and expenses	Deductions	Balance at end of period
	(US$ in millions)
2001 (predecessor)
Revenue provision	(3.5)	—	0.8	(2.7)
Stock provision	—	—	—	—

	(3.5)	—	0.8	(2.7)
2002 (predecessor)
Revenue provision	(2.7)	—	1.0	(1.7)
Stock provision	—	—	—	—

	(2.7)	—	1.0	(1.7)
2003 (successor)
Revenue provision	(1.7)	(0.1)	—	(1.8)
Stock provision	—	(7.5)	—	(7.5)

	(1.7)	(7.6)	—	(9.3)

INMARSAT INVESTMENTS LIMITED

Report of Independent Auditors

To: The Board of Directors and Shareholders of Inmarsat Investments Limited

        We have audited the accompanying financial statements of Inmarsat Investments Limited, included in these financial statements as the successor, which comprise the consolidated balance sheets as at December 31, 2003 and the consolidated profit and loss accounts, reconciliation of movements in group shareholders' funds, consolidated statement of group total recognized gains and losses, consolidated statement of cash flows and the Notes to the consolidated financial statements for the period from December 17, 2003 to December 31, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Investments Limited at December 31 2003, and the results of its operations and its cash flows for the period from December 17, 2003 to December 31, 2003, in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London
April 21, 2004

Report of Independent Auditors

To: The Board of Directors and Shareholders Inmarsat Investments Limited as successor to Inmarsat Ventures Limited (formerly Inmarsat Ventures plc)

        We have audited the accompanying financial statements of Inmarsat Ventures Limited (formerly Inmarsat Ventures plc), included in these financial statements as the predecessor, which comprise the consolidated balance sheets as at December 31, 2001 and 2002, the consolidated profit and loss accounts, reconciliation of movements in group shareholders' funds, consolidated statement of group total recognized gains and losses, consolidated statement of cash flows and the Notes to the consolidated financial statements for the years ended December 31, 2001 and 2002 and for the period from January 1, 2003 to December 17, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An, audit, includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Ventures Limited (formerly Inmarsat Ventures plc) at 31 December 2001 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2002 and as of the period from January 1, 2003 to December 17, 2003, in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 32 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London
April 21, 2004

INMARSAT INVESTMENTS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

		Predecessor
					Successor
		Year ended December 31,
					December 17 to December 31, 2003
				January 1 to December 17, 2003
	Note	2001	2002
		(US$000)
Revenues
Continuing operations	2	441,712	463,108	487,547	16,926
Discontinued operations		103	—	—	—

Total revenues		441,815	463,108	487,547	16,926
Depreciation and amortization	3	(160,204)	(128,867)	(128,607)	(6,990)
Other net operating costs	3	(154,782)	(149,510)	(162,824)	(5,052)

Total operating costs		(314,986)	(278,377)	(291,431)	(12,042)
Group operating profit/(loss)
Continuing operations		143,625	184,731	196,116	4,884
Discontinued operations		(16,796)	—	—	—

Total group operating profit		126,829	184,731	196,116	4,884
Share of operating loss of joint venture (including goodwill write-off and impairment)	13	(26,868)	—	—	—

Total operating profit: group and share of joint venture		99,961	184,731	196,116	4,884
Gain/(loss) on termination of subsidiary undertaking	13	(9,196)	1,000	—	—
Interest receivable and similar income	5	1,817	5,492	1,945	61
Interest payable and similar charges	5	(33,131)	(6,679)	(4,931)	(5,683)

Profit/(loss) on ordinary activities before taxation	4	59,451	184,544	193,130	(738)
Taxation	8	2,249	(20,342)	(56,829)	(1,024)

Profit/(loss) on ordinary activities after taxation for the year/period		61,700	164,202	136,301	(1,762)

The accompanying Notes are an integral part of these financial statements.

INMARSAT INVESTMENTS LIMITED

CONSOLIDATED BALANCE SHEETS

		Predecessor		Successor
		As at December 31,
				As at December 31, 2003
	Note	2001	2002
		(US$000)
Fixed assets
Intangible assets	11	20,607	47,876	386,512
Tangible assets	12	939,003	1,156,930	1,379,962
Other investments	13	2,500	600	—

Total fixed assets		962,110	1,205,406	1,766,474

Current assets
Stocks	14	1,467	3,496	2,072
Debtors	15	157,660	166,949	144,650
Short-term investments		7,356	2,736	19,189
Cash at bank and in hand (restricted cash)		—	—	162,667
Cash at bank and in hand		3,986	8,336	102,510

Total current assets		170,469	181,517	431,088
Creditors—amounts falling due within one year
Other creditors	16	(174,007)	(179,313)	(206,282)
Loans and other borrowings	18	(12,906)	(13,326)	(365,624)

Total creditors: amounts falling due within one year		(186,913)	(192,639)	(571,906)

Net current liabilities		(16,444)	(11,122)	(140,818)

Total assets less current liabilities		945,666	1,194,284	1,625,656
Creditors—amounts falling due after more than one year
Other creditors	17	(38,532)	(36,184)	(33,811)
Loans and other borrowings	18	(56,100)	(97,000)	(1,392,603)

Total creditors: amounts falling due after more than one year		(94,632)	(133,184)	(1,426,414)
Provisions for liabilities and charges	19	(88,589)	(129,885)	(165,055)

Net assets		762,445	931,215	34,187

Capital and reserves
Called up share capital	21	16,200	16,250	330
Share premium account	22	—	3,465	34,199
Other reserve	22	580,671	580,671	—
Retained earnings/(accumulated losses)	22	165,574	330,829	(342)

Total equity shareholders' funds		762,445	931,215	34,187

The accompanying Notes are an integral part of these financial statements.

INMARSAT INVESTMENTS LIMITED

RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

	Note	Retained earnings	Share premium account	Other reserve	Ordinary share capital	Total
		(US$000)
Balance at January 1, 2001 (Predecessor)		104,296	—	580,671	16,200	701,167
Profit for the financial year		61,700	—	—	—	61,700
Exchange adjustments offset in reserves	22	(422)	—	—	—	(422)

Balance at December 31, 2001 (Predecessor)		165,574	—	580,671	16,200	762,445

Profit for the financial period		164,202	—	—	—	164,202
Exchange adjustments offset in reserves	22	1,053	—	—	—	1,053
Issue of ordinary share capital		—	3,465	—	50	3,515

Balance at December 31, 2002 (Predecessor)		330,829	3,465	580,671	16,250	931,215

Profit from January 1 to December 17, 2003		136,301	—	—	—	136,301
Exchange adjustments offset in reserves	22	5,594	—	—	—	5,594

Balance at December 17, 2003 (Predecessor)		472,724	3,465	580,671	16,250	1,073,110

Issue of share capital	21	—	34,199	—	330	34,529
Loss for the period December 17 to December 31, 2003		(1,762)	—	—	—	(1,762)
Exchange adjustments offset in reserves	22	1,420	—	—	—	1,420

Balance at December 31, 2003 (Successor)		(342)	34,199	—	330	34,187

The accompanying Notes are an integral part of these financial statements.

INMARSAT INVESTMENTS LIMITED

CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Profit/(loss) for the financial year/period		61,700	164,202	136,301	(1,762)
Exchange adjustments offset in reserves	22	(422)	1,053	5,594	1,420

Total recognized gains/(losses) for the year/period		61,278	165,255	141,895	(342)

The accompanying Notes are an integral part of these financial statements.

INMARSAT INVESTMENTS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Predecessor
		Year ended December 31,			Successor
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Net cash inflow/(outflow) from operating activities	23	261,990	318,116	352,752	(20,608)
Returns on investments and servicing of finance
Interest received		1,888	1,777	1,749	43
Interest paid		(3,103)	(2,832)	(1,989)	(92)
Arrangement costs of banking facilities		(5,100)	—	—	(36,891)
Interest element of finance lease rental payments		(1,067)	(30)	(218)	—
Lease restructuring costs		(6,192)	—	—	—

Net cash (outflow) for returns on investments and servicing of finance		(13,574)	(1,085)	(458)	(36,940)

Taxation
UK corporation tax received/(paid)		(32,523)	26,261	13,705	—

Tax received/(paid)		(32,523)	26,261	13,705	—

Capital expenditure and financial investments
Purchase of tangible and intangible fixed assets		(253,280)	(382,787)	(201,830)	(22,371)

Net cash (outflow) for capital expenditure and financial investment		(253,280)	(382,787)	(201,830)	(22,371)

Acquisitions and disposals
Liquidation of subsidiaries	13	—	2,900	600	—
Investments	13	(11,000)	(4,000)	(9,500)	—
Payment for acquisitions	10	—	—	—	(1,510,187)
Cash acquired with subsidiary		—	—	—	2,586

Net cash (outflow) for acquisitions and disposal		(11,000)	(1,100)	(8,900)	(1,507,601)

Net cash inflow/(outflow) before management of liquid resources and financing		(48,387)	(40,595)	155,269	(1,587,520)

Management of liquid resources
(Increase)/decrease in short-term deposits		171,095	4,620	(60,530)	44,077

Net cash inflow/(outflow)after management of liquid resources		122,708	(35,975)	94,739	(1,543,443)

Financing
Bank borrowings		60,000	40,000	(87,100)	(12,900)
Capital element of finance lease rental payments		(202,964)	(95)	(63)	—
Issue of ordinary share capital	21	—	—	—	34,529
Subordinated shareholder loan		—	—	—	618,783
Senior credit facilities		—	—	—	800,000
Bridge loan		—	—	—	365,000

Net cash (outflow)/inflow from financing		(142,964)	39,905	(87,163)	1,805,412

Increase/(decrease) in cash in the year/period	23	(20,256)	3,930	7,576	261,969

The accompanying Notes are an integral part of these financial statements.

INMARSAT INVESTMENTS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    Principal accounting policies

        The Company was incorporated on September 3, 2003 as Grapeclose Limited and changed its name to Inmarsat Investments Limited on January 6, 2004.

        The Company issued share capital for an aggregate amount of $34.5 million to Inmarsat Group Limited. Other than the issue of share capital, the Company did not trade prior to December 17, 2003.

        On December 17, 2003, the Company's offer to acquire all the shares of Inmarsat Ventures Limited became unconditional. This transaction has been accounted for as an acquisition in accordance with FRS 6: Acquisitions and Mergers (see Note 10).

        These financial statements include the consolidated financial statements of Inmarsat Ventures Limited for the two years ended December 31, 2001 and 2002 and the period ended December 17, 2003 (the "predecessor") and the consolidated financial statements of Inmarsat Investments Limited for the period ended December 31, 2003 (the "successor").

        The capital structure of Inmarsat Ventures Limited and its interest charges, goodwill amortization, administrative expenses, pension costs and tax charges were significantly different from those that have existed since the acquisition.

        Subsequent to the acquisition on December 17, 2003, substantially all funding is financed by shareholder and third party debt facilities as detailed in Note 18.

Basis of accounting

        The principal activity of the Group is the provision of global satellite communication services.

        The consolidated financial information is prepared under the historical cost convention and in accordance with applicable UK accounting standards.

        The preparation of the consolidated financial information requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reported period. The more significant estimates include provisions, pension costs and asset lives. Actual results could differ from those estimates.

        The following principal accounting policies have been applied consistently in dealing with items, which are considered material in relation to the Group's financial information.

Basis of consolidation

        The consolidated financial information includes the accounts of the Company and its domestic and overseas subsidiary undertakings, together with equity accounted undertakings to the extent of the Group's interest in those undertakings. All subsidiary and equity accounted undertakings were acquired after April 1999. All inter-company transactions and balances with subsidiaries have been eliminated. The results of subsidiary undertakings established or acquired during the period are included in the consolidated profit and loss account from the date of establishment or acquisition. The results of subsidiary undertakings disposed of during the period are included until date of disposal.

Currency of accounting and foreign currency

        The functional and reporting currency of the group is the U.S. dollar as the majority of operational transactions are denominated in U.S. dollars. Transactions not denominated in dollars during the accounting period have been translated into dollars at an average hedged rate of exchange.

Fixed assets denominated in currencies other than the dollar have been translated at the hedged rates of exchange ruling at the dates of acquisition. Monetary assets and liabilities denominated in currencies other than the dollar for which the Group has purchased forward exchange contracts have been translated at the average hedged rates of exchange contained in those contracts. Differences on exchange are dealt with in the profit and loss account.

        Shares issued by the Company and denominated in a currency other than U.S. dollars are translated at the date of the issue.

        The Group's interest in the underlying net assets of non U.S. dollar subsidiary undertakings is translated into dollars at year-end rates. The results of subsidiary undertakings are translated into dollars at average rates of exchange. The adjustment to year-end rates is taken to reserves. Exchange differences that arise on the re-translation of subsidiary undertakings' balance sheets at the beginning of the year and equity additions and withdrawals during the financial year are dealt with as a movement in reserves.

Derivative financial instruments

        The group uses derivative financial instruments to hedge its exposure to foreign currency risk. To the extent that such instruments are matched against an underlying asset or liability, they are accounted for using hedge accounting and therefore, gains and losses are deferred and only recognized upon the maturity of the contract. Where instruments are not matched against an underlying asset or liability, losses are accrued in the profit and loss account.

Revenues

        Satellite revenue results from utilization charges that are recognized as revenue over the period during which the satellite services are provided. Other satellite revenues not dependent upon utilization charges (such as designated leased capacity charges) and where the fee is fixed or determinable are recognized as deferred income when a non-cancellable agreement is in force and collectibility is reasonably assured. Deferred income attributable to other satellite revenues represents the unearned balances remaining from amounts receivable from customers pursuant to lease prepayment options. These amounts are recorded as revenues on a straight-line basis over the respective lease terms which are typically for periods from one month to twelve months.

        Revenues in respect of long-term contracts at the subsidiary Invsat Limited are calculated in a manner appropriate to the stage of completion of the contracts.

        Operating lease income is accounted for on a straight-line basis with any rental increases recognized during the period to which they relate.

Pensions and post-retirement benefits

        The group operates a defined benefit and a number of defined contribution pension schemes in its principal locations. The defined benefit scheme is funded and its assets are held in separate funds administered by a corporate trustee.

        Pension costs for the defined benefit scheme are assessed in accordance with the advice of independent qualified actuaries and are charged to the profit and loss account so as to spread the cost on a straight-line basis over the average service lives of employees. Pension surpluses and deficits are amortized over the expected average remaining service lives of current employees. Pension costs for the defined contribution schemes are charged to the profit and loss account as incurred.

        The group has adopted the transitional rules of Financial Reporting Standard (FRS) 17 "Accounting for retirement benefits." FRS 17 substantially changes the method of accounting for defined benefit pensions. The implementation date for this new standard has been deferred. However, it is expected this standard may have the effect of increasing the pension costs to be included within operating costs, thus reducing operating profit. Pension fund actuarial gains and losses, including investment returns varying from the assumed returns, will be recorded in full in the statement of recognized gains and losses annually. Pension fund deficits, calculated in accordance with prescribed rules in this standard, will be shown in the balance sheet as will any surpluses to the extent the company expects to obtain value from them in the foreseeable future. The transitional disclosures required have been made as a minimum for the years ended December 31, 2001, 2002 and 2003. See Note 24.

        The group recognizes liabilities relating to post-retirement medical benefits in respect of employees in the UK and overseas. The basis of the valuation of the liability is the projected unit method which requires that annual charges are made to the Group's profit and loss account so as to spread the cost of these benefits after retirement, on a systematic basis, over the employees' working lives.

Stock compensation costs

        The Group recognizes charges relating to share options granted to employees provided the grant is not contingent on a future event. Where the grant is contingent, a charge is recognized when the contingency is realized. Share option costs represent the difference between the exercise price of these share options and the fair market value of the underlying ordinary shares on the date of grant. The difference is amortized over the performance period or the vesting period where there is no performance criteria of the applicable options, which ranges between 18 months to four years from the grant date, depending on the share option plan under which they were granted. All existing share options plans in the predecessor Group were cancelled at the time of the acquisition.

        The group recognizes a charge for National Insurance contributions on outstanding share options where the grant of options is not contingent upon a future event. The liability is calculated on the difference between the market value of the underlying shares at the end of the financial year and the option exercise price as it is recognized over the period from the date of grant to the end of the performance period.

Advertising costs

        Advertising costs are expensed as incurred.

Taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in future have occurred at the balance sheet date. Timing differences are differences between the Group's taxable profit and loss and the results as stated in the financial information. No deferred tax is recognized on permanent differences.

        Deferred tax is measured at the average tax rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and law that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. See Note 8.

Research and development

        Research and development expenditure which does not meet the criteria for capitalization is written off in the year in which it is incurred. Where capitalized, development costs are amortized on a straight-line basis over their expected useful economic life. Costs are only capitalized once a business case has been demonstrated as to the technical feasibility and commercial viability, and has been approved by the board of directors.

        The carrying value of intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Software development costs

        Software development costs directly relating to the development of new services are capitalized with the tangible fixed assets to which they relate. Costs are capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by the board of directors. Such costs are depreciated over the estimated sales life of the services, which is generally three years.

Investments

        Investments in joint ventures are accounted for using the gross equity method of accounting. A joint venture is a company in which the Group has a participating interest and, in the opinion of the directors, exercises joint control with at least one other party. The profit and loss account includes the group's share of revenues, operating profit or loss, interest income or expense and attributable taxation of those companies. The balance sheets show the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Other investments, held as fixed assets, comprise marketable securities and are recorded in the balance sheet at the lower of cost and net realizable value.

Acquisitions and goodwill

        On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable separable assets and liabilities acquired.

        Where the fair value of the consideration paid exceeds the fair value of the identifiable separable assets and liabilities acquired, the difference is treated as purchased goodwill. Goodwill is amortized using the straight-line method over its estimated useful life, not exceeding 20 years. This is the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets.

        Fees and similar incremental costs incurred directly in making an acquisition, but excluding finance costs, are included in the cost of the acquisition and capitalized. Internal costs, and other expenses that cannot be directly attributed to the acquisition, are charged to the profit and loss account.

Space segment capital expenditure

        Space segment assets comprise satellite construction, launch and other associated costs. Expenditure charged to space segment projects includes invoiced progress payments, external consultancy costs and direct internal costs. Internal costs, comprising primarily of staff costs, are only capitalized when they are directly attributable to the construction of an asset. Progress payments are determined on milestones achieved to date together with agreed cost escalation indices. Deferred satellite performance payments represent the net present value of future payments dependent on the future performance of each satellite and are recognized in space segment assets when the satellite becomes operational if it is probable that performance criteria will be met. The associated liability is stated at its net present value and included within liabilities. These space segment assets are depreciated over the life of the satellites from the date they become operational and are placed into service.

Other fixed assets

        Other fixed assets are stated at historical cost less accumulated depreciation.

Depreciation of fixed assets

        Depreciation is calculated to write off the historical cost of fixed assets, except land, on a straight-line basis over the expected useful lives of the assets concerned. The Group selects its depreciation rates carefully and reviews them regularly to take account of any changes in circumstances. When setting useful economic lives, the principal factors the Group takes into account are the expected rate of technological developments, expected market requirements for the equipment and the intensity at which the assets are expected to be used. The principal annual rates used for this purpose are:

Space segment	10.0%
Fixtures and fittings, and other building-related equipment	10.0%
Buildings	4.0%
Other fixed assets	20.0–33.3%

Other intangible assets

        Other intangible assets comprise of patents and trademarks, which are amortised on a straight line basis over their estimated useful lives. The carrying value of other intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Asset impairment

        Tangible fixed assets and goodwill are subject to impairment review in accordance with FRS 11 if there are events or changes in circumstances that indicate that the carrying amount of the fixed asset or goodwill may not be fully recoverable. The impairment review comprises a comparison of the carrying amount of the fixed asset or goodwill with its recoverable amount, which is the higher of net realizable value and value in use. Net realizable value is calculated by reference to the amount at which the asset could be disposed of. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset's continued use, including those resulting from its ultimate disposal, at a market based discount rate on a pre-tax basis. The carrying values of fixed assets and goodwill are written down by the amount of any impairment and this loss is recognized in the profit and loss account in the period in which it occurs. If an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account and by increasing the carrying amount of the fixed asset or goodwill in the period in which it occurs. The carrying amount of the fixed asset or goodwill will only be increased up to the amount that it would have been had the original impairment not occurred. For the purpose of conducting impairment reviews, income generating units are identified as groups of assets, liabilities and associated goodwill that generate income that is largely independent of other income streams.

        The assets and liabilities include those directly involved in generating the income and an appropriate proportion of those used to generate more than one income stream. For the purposes of impairment review, all space segment assets are treated as one income generating unit.

Leasing commitments

        Assets acquired under finance leases, which transfer substantially all the rights and obligations of ownership, have been recorded in the balance sheet as fixed assets at their equivalent capital value and are depreciated over the useful life of the asset. The corresponding liability is analyzed between its short-term and long-term components. The interest element of the finance lease is charged to the profit and loss account over the lease period at a constant rate. Rentals payable under operating leases are charged in the profit and loss account in equal annual amounts over the term of the lease.

Interest and finance costs

        Interest and finance costs on bank debt raised and finance costs previously incurred on finance leases to meet construction costs of satellites are capitalized until the satellites are placed into service and are included in space segment tangible fixed assets. Fees incurred on undrawn bank facilities are expensed as incurred.

        Arrangement costs of debt are capitalized and amortized over the life of the debt. Facility fees are expensed as incurred.

Stocks

        Stocks are stated at the lower of cost and net realizable value. Cost is determined by the average cost method.

Liquid resources

        The Group defines liquid resources as short-term deposits and current asset investments capable of being converted into cash without curtailing or disrupting the business.

Provisions

        Provisions, other than in respect of post-retirement benefits and stock compensation for which accounting policies are described above, are recognized when the Group has a legal or constructive obligation to transfer economic benefits arising from past events and the amount of that obligation can be estimated reliably. Provisions are not recognized unless the transfer of economic benefits is probable.

Other operating income

        Other operating income includes income from service contracts, rental income, conference facilities and income from the sale of Regional BGAN terminals. The costs of acquiring these terminals are included in network and satellite operations costs. These revenues do not form part of the core operations of the Group and so have been excluded from Group revenues.

2.    Segmental information

        The Group operates in one core class of business, the supply of global satellite communication services. Within this one business class, the Group conducts its activities primarily in four business sectors, being maritime, land, aeronautical and leasing. The performance of all business sectors is viewed as a single segment by the decision-makers of the Group.

        An analysis of revenue for continuing operations by business sector is set out below.

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Maritime	269,340	253,623	236,639	9,017
Land	96,562	125,043	158,891	4,728
Aeronautical	12,295	11,477	12,560	531
Leasing (including Navigation)	37,410	51,440	59,104	2,123
Other	26,105	21,525	20,353	527

Total revenues	441,712	463,108	487,547	16,926

        Inmarsat provides a range of satellite communications services.

        Other revenues from continuing operations include revenues as follows from subsidiaries:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Invsat	24,647	20,083	19,205	488
Rydex	1,458	1,442	1,148	39

Total other revenues	26,105	21,525	20,353	527

        For the periods presented below, the following customers (master distributors), contributed more than 10% of consolidated continuing operations revenues.

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Customer A	98,798	100,721	128,794	4,229
Customer B	90,922	94,897	106,112	3,606
Customer C	73,220	91,021	87,886	2,973
Customer D	56,403	69,108	62,778	2,081

        Revenues from continuing operations are allocated to countries based on the location of the billable customers (master distributors). These customers sell services to end users who may be located elsewhere. There is no difference on this basis between the origin and destination of revenue.

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Canada	73,220	91,021	128,794	4,229
France	56,403	69,396	62,956	2,094
Norway	49,504	61,467	77,703	2,654
Netherlands	57,649	61,033	57,504	2,037
United States	50,556	42,485	32,041	1,046
Asia and Pacific	37,033	38,985	37,398	1,365
Australia	33,482	34,239	30,382	936
Japan	27,378	24,848	23,498	889
Other Europe	28,997	17,146	18,352	585
United Kingdom	164,442	7,222	5,270	137
Other	8,454	10,937	10,431	431
Other Americas	2,594	4,329	3,218	523

	441,712	463,108	487,547	16,926

        The comparative period amounts have been restated following the consolidation of several telecommunication companies during the periods.

        Because of the integrated nature of the satellite infrastructure, it is not feasible to show net assets and the profit for the periods by geographic location.

3.    Net operating costs

	Predecessor					Successor
					January 1 to December 17, 2003 Continuing operations
	Year ended December 31,					December 17 to December 31, 2003 Continuing operations
	2001 Continuing operations	2001 Discontinued operations	2001 Total	2002 Continuing operations
	(US$000)
Own work capitalized	21,594	—	21,594	23,749	18,997	1,245
Miscellaneous other income	3,541	—	3,541	4,071	7,371	182
Network and satellite operations	(13,406)	—	(13,406)	(17,854)	(38,853)	(2,020)
Other external charges	(78,703)	(9,935)	(88,638)	(73,235)	(83,411)	(1,897)

Total external charges	(92,109)	(9,935)	(102,044)	(91,089)	(122,264)	(3,917)
Staff costs (see below)	(73,139)	(4,734)	(77,873)	(86,241)	(66,928)	(2,562)

Total other net operating costs	(140,113)	(14,669)	(154,782)	(149,510)	(162,824)	(5,052)

Depreciation and amortization	(157,974)	(2,230)	(160,204)	(128,867)	(128,607)	(6,990)

Total operating costs	(298,087)	(16,899)	(314,986)	(278,377)	(291,431)	(12,042)

Wages and salaries	(62,739)	(4,467)	(67,206)	(75,540)	(56,231)	(2,137)
Social security costs	(5,989)	(201)	(6,190)	(5,951)	(6,634)	(264)
Pension costs	(4,411)	(66)	(4,477)	(4,750)	(4,063)	(161)

Total staff costs	(73,139)	(4,734)	(77,873)	(86,241)	(66,928)	(2,562)

        Own work capitalized comprises primarily staff costs, which are only capitalized when they are directly attributable to the construction of an asset.

        Staff costs for the year ended December 31, 2002 include redundancy costs of US$9.1 million (see Note 19) and US$3.5 million in respect of employee share awards.

        Discontinued operations in the year ended December 31, 2001 represented operating losses from the termination of the Setfair business of Merasis Limited.

4.    Profit on ordinary activities before taxation

        Profit on ordinary activities before taxation is stated after charging:

		Predecessor
					Successor
		Year ended December 31,
				January 1 to December 17, 2003	December 17 to December 31, 2003
	Note	2001	2002
		(US$000)
Impairment of joint venture	13	17,237	—	—	—
(Gains)/losses on termination of subsidiary undertaking	13	9,196	(1,000)	—	—
Depreciation of tangible assets:
—leased		129	75	48	2
—owned		157,052	128,118	120,891	5,959
Amortization of intangible assets		—	—	7,668	425
Depreciation on discontinued assets		2,230	—	—	—
Asset impairment		—	281	—	—
Amortization of goodwill on subsidiaries and acquisitions		793	674	—	604
Amortization of goodwill of joint venture		1,588	—	—	—
Operating lease rentals
—Land and buildings		553	716	551	22
—Services equipment, fixtures and fittings		1,032	2,958	2,402	117
—Space segment		11,843	13,131	30,258	1,781
Auditors' remuneration and expenses—audit services		334	336	385	16
Auditors' remuneration and expenses—non-audit services		2,700	1,190	78	—
Staff costs	3	77,873	86,241	66,928	2,562
Advertising costs		14,546	16,643	15,978	664
Research and development costs—current year/period		7,229	5,684	543	35
Foreign currency loss/(gains)		(4,495)	(341)	5,083	(231)
Proposed IPO costs written off		9,795	2,724	—	—

        The Group incurred non audit fees during these periods. Of these amounts US$2.6 million and US$1.0 million in the year ended December 31, 2001 and 2002 respectively, were in relation to the Predecessors' proposed IPO.

5.    Interest

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Interest and facility fees payable on bank loans and overdrafts	(3,103)	(3,455)	(2,044)	(4,903)
Interest on subordinated parent company loan	—	—	—	(674)
Realized loss on cross currency interest rate swaps	(552)	—	—	—
Interest payable under finance lease contracts	(1,067)	(30)	(218)	—
Lease restructuring costs	(24,893)	—	—	—
Unwinding of discount on deferred satellite liabilities	(3,516)	(3,194)	(2,669)	(106)

Total interest payable and similar charges	(33,131)	(6,679)	(4,931)	(5,683)
Bank interest receivable and other interest	1,615	3,120	320	44
Realized gain on cross currency interest rate swaps	—	2,372	1,429	—
Late payment interest and inland revenue interest	—	—	196	17
Share of interest receivable of joint venture	202	—	—	—

Total interest receivable and similar income	1,817	5,492	1,945	61

Net interest payable	(31,314)	(1,187)	(2,986)	(5,622)

        Interest has been capitalized in relation to bank debt taken out to finance capital investment in the Broadband Global Area Network (BGAN) and Regional BGAN projects. The amount capitalized in the year ended December 31, 2001, 2002 and 2003 was US$3.2 million, US$2.1 million, US$1.7 million respectively.

        On January 31, 2001, the Predecessor restructured its satellite finance leases. With regard to the group's Inmarsat-2 satellites, the Predecessor prepaid all outstanding primary rentals due under the lease. Secondary rental payments of £0.2 million per annum commenced in 2002. With regard to the Inmarsat-3 satellites, the Predecessor acquired the lessor company (a special purpose company of a larger group) and, having assumed the lessor's rights under the lease, now thereby legally own the satellites. This transaction was treated as a financing transaction and not a business combination in order to reflect its substance.

        Total pre-tax costs of these transactions were approximately US$26.5 million. Of the US$26.5 million, US$1.6 million was recognized in 2000 and US$24.9 million was recognized in 2001. The amount expensed in 2001 includes a non-cash charge of US$14.9 million relating to the assumption of incremental third-party liabilities. This was partially offset by a related deferred tax credit of US$4.5 million.

6.    Employee numbers

        The average monthly number of people (including the Executive Directors) employed during the period by category of employment:

	Year ended December 31,
	2001	2002	2003
Network and satellite operations	146	142	145
Marketing and business development	143	130	117
Product development and engineering	159	131	116
Business infrastructure, administration, finance and legal	187	193	159

	635	596	537

7.    Directors' remuneration

        The main elements of the remuneration package offered to the executive directors by the Predecessor were:

Basic salary and benefits

        Basic salary was structured by the Remuneration Committee by taking into account the responsibilities, individual performance and experience of the executive directors, as well as the market place for executives in a similar position. Salary reviews were generally determined annually and adjustments would occur if necessary in relation to market practice and after a formal appraisal process of performance. The executive directors' salaries were not increased for the 2001, 2002 and 2003 financial years.

        Benefits included private healthcare insurance, long-term disability insurance, life assurance, and for one of the executive directors, cash payments in lieu of a company car. The benefits were non-pensionable.

Annual bonus

        The executive directors were paid a bonus upon achievement of challenging objectives linked to group financial and operational performance. For the Chief Executive Officer, the target level of bonus was 100 per cent of basic salary. For the Chief Financial Officer, the target level of bonus was 50 per cent of basic salary which could be increased subject to actual individual and corporate performance.

        The Remuneration Committee approved the objectives for both of the executive directors, which were set at the start of each financial year and reviewed thereafter.

Pensions

        The executive directors were the only directors accruing benefits in the group's defined contribution pension plans. Pensionable salary was limited to basic salary, excluding all bonuses and other benefits, up to the UK earnings cap (2002 and 2003 £97,200; 2001 and 2000 £95,400). Mr. Storey was a member of the pension plan for employees who draw a UK pension; Dr. Khadem was a member of the pension plan for international employees.

	Year ended December 31,
	Salaries/Fees			Share Award	Bonus			Benefits			Total			Pension
	2001	2002	2003	2002	2001	2002	2003	2001	2002	2003	2001	2002	2003	2001	2002	2003
	(US$000)
Executive directors
Michael Storey(1)(6)	507	471	465	—	370	471	754	55	51	90	932	993	1,309	64	60	18
Ramin Khadem(2)(6)	343	319	315	—	196	302	379	34	25	44	573	646	738	85	79	78
Michael Butler(3) (appointed December 17, 2003)	—	—	15	—	—	—	12	—	—	—	—	—	27	—	—	1
Non-executive directors
Richard Vos (resigned December 17, 2003)	156	145	174	19	—	—	—	—	—	—	156	164	174	—	—	—
John Rennocks (resigned December 17, 2003)	81	87	104	15	—	—	—	—	—	—	81	102	104	—	—	—
Edward Berger (resigned December 17, 2003)	50	47	55	7	—	—	—	—	—	—	50	54	55	—	—	—
Henry Chasia (resigned December 17, 2003)	55	53	57	6	—	—	—	—	—	—	55	59	57	—	—	—
Raymond Ch'ien(4) (resigned July 25, 2003)	14	44	25	6	—	—	—	—	—	—	14	50	25	—	—	—
Dick Hoefsloot (resigned December 17, 2003)	53	49	57	6	—	—	—	—	—	—	53	55	57	—	—	—
Britt Carina Horncastle (resigned June 6, 2003)	50	46	20	6	—	—	—	—	—	—	50	52	20	—	—	—
Raynald Leconte (resigned December 17, 2003)	47	44	50	6	—	—	—	—	—	—	47	50	50	—	—	—
Bo Ake Lerenius (resigned December 17, 2003)	52	45	55	7	—	—	—	—	—	—	52	52	55	—	—	—
Phillip Permut(5) (resigned December 17, 2003)	92	57	58	6	—	—	—	—	—	—	92	63	58	—	—	—
Artur Schechtman (resigned December 17, 2003)	50	46	56	7	—	—	—	—	—	—	50	53	56	—	—	—
Johannes Van Moorsel (resigned December 17, 2003)	—	—	34	—	—	—	—	—	—	—	—	—	34	—	—	—
George Rorris (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Wee Seng Lim (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Jean Marie Culpin (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Vinoo Goyal (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Rikuo Koike (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—

	1,600	1,453	1,540	91	566	773	1,145	89	76	134	2,255	2,393	2,819	149	139	97

Note: £:US$ exchange rate used was 1.43 for 2003, 1.45 for 2002 and 1.56 for 2001.

        The 2003 fees for those non-executive directors in office until December 17, 2003 include additional amounts in recognition of attendance at additional board meetings regarding the private equity transaction.

        As part of the acquisition of Inmarsat Ventures Limited by Inmarsat Investments Limited (formerly Grapeclose Limited), all the directors who held shares in the Predecessor were able to sell their shares or, if applicable, elect to become a shareholder in Inmarsat Group Holdings Limited.

(1)
In accordance with his service agreement, bonus payment for the year 2003 included a bonus in respect of the successful completion of the private equity process.

(2)
Payment for the year 2002 included a bonus payment in respect of work undertaken on preparations for the proposed IPO and payment fot the year 2003 included a bonus in respect of work undertaken on the private equity process.

(3)
Mr Butler also received an option cancellation payment but this was not associated with his appointment as director.

(4)
Payment for the 2001 year reflects a part of the year only from date of appointment on September 14, 2001.

(5)
Payment for the year 2001 included an additional payment in respect of a specific project undertaken on behalf of the Predecessor.

(6)
The remuneration for Michael Storey and Ramin Khadem apportioned to the successor period from December 17 to December 31, 2003 is US$50,000 and US$28,000 respectively.

8.    Taxation

      The tax charge/(credit) is based on the taxable profits for the year/period and comprises:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Corporation tax at 30%—current year	8,056	1,319	14,938	(638)
Deferred tax—current year	31,417	46,975	49,250	1,964

	39,473	48,294	64,188	1,326
Adjustments in respect of previous periods
Current Corporation tax	(15,683)	(22,601)	(1,045)	(42)
Deferred tax	(26,920)	(5,351)	(6,314)	(260)
Share of tax of joint venture	881	—	—	—

	(2,249)	20,342	56,829	1,024

        The UK Inland Revenue has agreed that the value of assets qualifying for capital allowances (tax depreciation) at Transition should be the open market value of the assets at that date. In 2001 the value for capital allowance (tax depreciation) purposes of satellite assets transferred on Transition was agreed with the Inland Revenue and as a result we recognized a significant net tax credit of US$40.0 million arising from the adoption of these revised values for the year ended December 31, 2001. A portion of this credit has been recorded as a deferred tax asset which will unwind over the life of the underlying assets.

        In 2002 the UK Inland Revenue has agreed the basis on which tax relief is available on the cash payments made in relation to the leased second generation satellites and as a result we have recognized a significant tax credit of US$35.4 million in December 2002 principally in relation to prior periods.

        The Company has yet to agree the open market value of certain other assets and discussions are ongoing. The Directors have taken a prudent approach to the valuation in arriving at the tax charge for the year. Agreement may result in further tax credits in future years.

Deferred taxation

        The tax effect of timing differences is:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Accelerated capital allowances	78,045	119,579	146,343
Other short-term timing differences	(4,470)	(4,380)	1,778

Liability recognized	73,575	115,199	148,121

        The Group's effective tax rate reconciliation is as follows:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
UK statutory tax rate	30%	30%	30%	30%
Profit/(loss) on ordinary activities	59,451	184,544	193,130	(738)
Corporation tax provision at UK statutory rate	17,835	55,363	57,939	(221)
Non-deductible losses and write down of investments	7,160	—	—	—
Non-deductible losses and write down of joint ventures	6,935	—	—	—
IPO costs	2,880	358	—	—
Capital allowances in excess of depreciation	(35,887)	(47,430)	(43,654)	(1,198)
Recognition of deferred tax asset upon lease restructuring	4,470	—	—	—
Effect of agreement of Inmarsat-2 satellite payments	—	(8,996)	—	—
Other timing differences	—	—	(6,114)	239
Other non-deductible expenses	4,663	2,024	6,767	542

Current tax charge/(credit) for the period	8,056	1,319	14,938	(638)

9.    Dividends

        No dividend was declared for the three years ended December 31, 2001, 2002 and 2003.

10.    Acquisitions

Acquisition of Inmarsat Ventures Limited

        Inmarsat Ventures Limited was acquired on December 17, 2003 for an aggregate price of US$1,544.2 million. The purchase was accounted for as an acquisition. The purchase price was allocated to the assets and liabilities of Inmarsat Ventures Limited as follows:

	Book value	Fair value adjustments	Provisional fair value
	(US$ millions)
Fixed assets
Intangible assets	54,978	33,000	87,978
Tangible assets	1,202,392	158,150	1,360,542

Total fixed assets	1,257,370	191,150	1,448,520
Current assets
Stock	2,072	—	2,072
Debtors	126,303	—	126,303
Short term deposits	63,266	—	63,266
Cash and bank and in hand	2,586	—	2,586

Total current assets	194,227	—	194,227

Creditors: amounts falling due within one year
Other creditors	(173,010)	(13,628)	(186,638)

Total creditors: amounts falling due within one year	(173,010)	(13,628)	(186,638)

Net current assets	21,217	(13,628)	(7,589)

Total assets less current liabilities	1,278,587	177,522	1,456,109

Creditors: amounts falling due after more than one year
Loans and other borrowings	(12,900)	—	(12,900)
Other creditors	(33,811)	—	(33,811)

Total creditors: amounts falling due after more than one year	(46,711)	—	(46,711)

Provisions for liabilities and charges	(158,764)	(5,977)	(164,741)

Identifiable net assets	1,073,112	171,545	1,244,657

Goodwill			299,564

Total cost			1,544,221

Consideration:
Cash			1,505,187
Fees and expenses			39,034

Total consideration			1,544,221

        The above figures reflect a preliminary allocation of the purchase consideration to the net assets and liabilities of Inmarsat Ventures Limited. The preliminary allocation will be reviewed based on additional information up to December 31, 2004. The directors do not believe that any net adjustments resulting from such review would have a material adverse effect on the group.

  (a)
  The goodwill comprises the difference between the purchase consideration and the fair value of the net assets acquired.

  (b)
  The identifiable intangible assets consist of US$14.0 million of patents and US$19.0 million of trademarks and will be amortised over their useful lives which are seven and twenty years respectively.

  (c)
  The value of the tangible fixed assets has been increased to their depreciated replacement cost.

  (d)
  The adjustment to other creditors comprises:

  i)
  the write-off of the existing revolving credit agreement fees as the working capital and capital expenditure facilities under the senior credit agreement have replaced the previous medium-term revolving credit agreement (US$2.1 million);

  ii)
  the excess of the fair value of the deferred satellite payments over their market value (US$2.7 million); and

  iii)
  additional transaction fees incurred as a direct result of the completion of the transaction (US$8.8 million).

  (e)
  The adjustment to provisions comprises:

  i)
  pension deficit on acquisition (US$9.7 million); and

  ii)
  deferred tax asset arising on other fair value adjustments (US$3.8 million).

11.    Intangible fixed assets

	Trademarks	Patents	Goodwill	User Terminal development	Total
	(US$000)
Net book amount at December 31, 2001 (Predecessor)	—	—	701	19,906	20,607

Cost at January 1, 2002 (Predecessor)	—	—	2,666	19,906	22,572
Exchange currency gains	—	—	157	—	157
Additions	—	—	—	27,970	27,970

Cost at December 31, 2002 (Predecessor)	—	—	2,823	47,876	50,699

Accumulated amortization at January 1, 2002	—	—	(1,965)	—	(1,965)
Exchange currency losses	—	—	(157)	—	(157)
Asset impairment	—	—	(27)	—	(27)
Charge for the period	—	—	(674)	—	(674)

Accumulated amortization at December 31, 2002 (Predecessor)	—	—	(2,823)	—	(2,823)

Net book amount at December 31, 2002 (Predecessor)	—	—	—	47,876	47,876

	Trademarks	Patents	Goodwill	User Terminal development	Total
	(US$000)
Cost at January 1, 2003 (Predecessor)	—	—	—	47,876	47,876
Additions	—	—	—	14,770	14,770

Cost at December 17, 2003 (Predecessor)	—	—	—	62,646	62,646

Accumulated amortization at January 1, 2003 (Predecessor)	—	—	—	—	—
Charge for the period	—	—	—	(7,668)	(7,668)

Accumulated amortization at December 17, 2003 (Predecessor)	—	—	—	(7,668)	(7,668)

Net book amount at December 17, 2003 (Predecessor)	—	—	—	54,978	54,978

Cost at December 17, 2003 (Successor)	—	—	—	62,646	62,646
Additions arising on acquisition (Note 10)	19,000	14,000	299,564	—	332,564

Cost at December 31, 2003 (Successor)	19,000	14,000	299,564	62,646	395,210

Accumulated amortization at December 17, 2003 (Successor)	—	—	—	(7,668)	(7,668)
Charge for the period	(38)	(81)	(604)	(307)	(1,030)

Accumulated depreciation at December 31, 2003 (Successor)	(38)	(81)	(604)	(7,975)	(8,698)

Net book amount at December 31, 2003 (Successor)	18,962	13,919	298,960	54,671	386,512

        The goodwill arising on the acquisition of Inmarsat Ventures Limited on December 17, 2003, is being amortized on a straight-line basis over 20 years, being the period over which the directors estimate that the value of the underlying business acquired is expected to exceed the book value of the assets.

        Upon the acquisition of Inmarsat Ventures Limited on December 17, 2003, the identifiable net assets acquired included patents of US$14.0 million and trademarks of US$19.0 million, which are being amortized on a straight-line basis over their estimated useful lives which are seven and twenty years respectively.

        The goodwill arising on the acquisition of Invsat Limited and Rydex Corporation Limited has been amortized on a straight-line basis over three years from the date of acquisition.

        User terminal development costs directly related to the development of user terminals for the Regional BGAN and BGAN services are capitalized as intangible fixed assets. Regional BGAN costs are currently amortized over five years. BGAN costs will be amortized once the BGAN service is launched in 2005 and will be amortized over the estimated sales life of the services, which is expected to be five to ten years.

12.    Tangible fixed assets

	Freehold and long leasehold land and buildings	Services equipment, fixtures and fittings	Space segment	Total
	(US$000)
Net book amount at December 31, 2001	48,661	89,183	801,159	939,003

Cost at January 1, 2002 (Predecessor)	67,946	369,627	2,205,461	2,643,034
Exchange revaluation	413	397	—	810
Additions	129	26,856	318,907	345,892
Disposals	—	(388)	—	(388)

Cost at December 31, 2002 (Predecessor)	68,488	396,492	2,524,368	2,989,348

Accumulated depreciation at January 1, 2002	(19,285)	(280,444)	(1,404,302)	(1,704,031)
Exchange revaluation	(4)	(290)	—	(294)
Charge for the period	(2,189)	(33,002)	(92,938)	(128,129)
Asset impairment	—	(254)	—	(254)
Disposals	—	290	—	290

Accumulated depreciation at December 31, 2002 (Predecessor)	(21,478)	(313,700)	(1,497,240)	(1,832,418)

Net book amount at December 31, 2002 (Predecessor)	47,010	82,792	1,027,128	1,156,930

Cost at January 1, 2003 (Predecessor)	68,488	396,492	2,524,368	2,989,348
Exchange revaluation	450	569	—	1,019
Additions	175	14,307	151,959	166,441
Exchange revaluation	—	(1,224)	—	(1,224)

Cost at December 17, 2003 (Predecessor)	69,113	410,144	2,676,327	3,155,584

Accumulated depreciation at January 1, 2003	(21,478)	(313,700)	(1,497,240)	(1,832,418)
Exchange revaluation	(7)	(253)	—	(260)
Charge for the period	(2,113)	(24,377)	(94,449)	(120,939)
Disposals	—	425	—	425

Accumulated depreciation at December 17, 2003 (Predecessor)	(23,598)	(337,905)	(1,591,689)	(1,953,192)

Net book amount at December 17, 2003 (Predecessor)	45,515	72,239	1,084,638	1,202,392

Cost at December 17, 2003 (Successor)	69,113	410,144	2,676,327	3,155,584
Additions	—	227	25,154	25,381
Fair value adjustment on acquisition(a)	34,000	47,200	76,950	158,150

Cost at December 31, 2003 (Successor)	103,113	457,571	2,778,431	3,339,115

Accumulated depreciation at December 17, 2003	(23,598)	(337,905)	(1,591,689)	(1,953,192)
Charge for the period	(117)	(1,251)	(4,593)	(5,961)

Accumulated depreciation at December 31, 2003 (Successor)	(23,715)	(339,156)	(1,596,282)	(1,959,153)

Net book amount at December 31, 2003 (Successor)	79,398	118,415	1,182,149	1,379,962

(a)
Adjustment to reflect the fair value of assets acquired as gross cost on acquisition (Note 10).

        Assets acquired under finance leases are included at the net book amount of US$0.3 million, US$0.3 million and US$0.3 million at December 31, 2001, 2002 and 2003.

        Included within the net book amount of services equipment, fixtures and fittings at December 31, 2001, 2002 and 2003 are rental assets of US$1.8 million, US$2.8 million and US$1.0 million.

        Included within the net book amount of space segment assets at December 31, 2001, 2002 and 2003 is capitalized interest amounting to US$19.1 million, US$18.8 million and US$18.1 million.

        The net book amount of freehold land and buildings is US$4.8 million, US$5.3 million and US$9.4 million as at December 31, 2001, 2002 and 2003 respectively.

        The net book amount of long leasehold land and buildings is US$43.9 million, US$41.7 million, and US$70.0 million as at December 31, 2001, 2002 and 2003 respectively. Long leases are defined as leases with over 50 years remaining.

        At December 31, 2001, 2002 and 2003 the net book amount of software development costs included within services equipment, fixtures and fittings was US$2.7 million, US$3.5 million and US$4.0 million net of accumulated depreciation of US$9.9 million, US$11.6 million and US$13.8 million. Depreciation charges in each of the years ended December 31, 2001, 2002 and 2003 were US$1.7 million, US$1.7 million and US$1.9 million.

13.    Investments

	Joint ventures(a)	Other investments(b)	Total
	(US$000)
At December 31, 2001 (Predecessor)	—	2,500	2,500

Write up of Merasis to estimated recoverable amount	—	1,000	1,000
Recovery from liquidator of Merasis	—	(2,900)	(2,900)

At December 31, 2002 (Predecessor)	—	600	600

Recovery from liquidator of Merasis	—	(600)	(600)

At December 31, 2003 (Successor)	—	—	—

(a)
Joint ventures

        The group held an 80% interest in Airia Limited. This interest was previously treated as a joint venture because under a shareholder agreement, control was exercised through the board jointly with the other shareholder.

        Airia was established in May 2000 to provide live news and sports broadcasts to commercial aircraft. The significant events of September 11, 2001 dramatically affected the whole airline industry. Against this backdrop there was a critical review of the requirements for in-flight entertainment by airlines which could affect the level of demand and timing for the Airia live television service. In light of these events, the directors determined they no longer valued the investment in Airia as a long-term participating interest. Accordingly at December 31, 2001 the company classified its investment in Airia as an "other investment" and estimated its recoverable amounts US$Nil.

        The directors have concluded that there is no future for Airia and signed a settlement agreement in November 2003 with the other shareholders, APR. The group no longer has a shareholding interest in Airia.

        The decision to reclassify the investment as "other investment" was reflected in the financial statements for December 2001. The total charge relating to joint ventures excluding taxation comprises:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Operating loss	8,043	—	—	—
Goodwill amortization	1,588	—	—	—
Impairment of investment	17,237	—	—	—

	26,868	—	—	—

(b)
Other investments—discontinued operations

        As a result of a board decision on November 7, 2001 the Setfair business of Merasis Ltd established to develop internet-based business-to-business services and applications for the maritime industry ceased trading and is consequently in the process of being wound up. The Predecessor reported an exceptional loss of US$9.2 million in addition to US$16.8 million of operating losses for the year ended December 31, 2001 to liquidate the company. This exceptional loss has no tax effect.

        Following the appointment of the liquidator, the investment in Setfair in 2001 was no longer consolidated in accordance with FRS 2 since control had moved from the Predecessor to the liquidators and it was classified as an "other investment." At December 31, 2001 the directors estimated the value of this investment to be US$2.5 million. Actual amounts of US$3.5 million were recovered in 2002 and 2003 and therefore US$1.0 million was reflected in the profit and loss account for the year ended December 31, 2002. However the liquidation process has not been fully completed and there may still be further amounts receivable from the liquidators as the settlement of creditors continues.

(c)
Subsidiaries

        Details of principal subsidiaries are set out in Note 29 to the financial information. In 2002 as part of an annual impairment review the directors wrote down the investment in Rydex of US$4.5 million to US$ Nil.

(d)
Core operations investments

        In 2002 Inmarsat Leasing (Two) Limited was established. The Predecessor invested US$14.7 million in the share capital of Inmarsat Leasing (Two) Limited. Inmarsat Leasing (Two) Limited commenced trading on July 31, 2002. See Note 29.

14.    Stock

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Finished goods	—	1,967	1,326
Raw materials and consumables	1,467	1,529	746

	1,467	3,496	2,072

        The carrying value of stock is not materially different from replacement cost.

15.    Debtors

Amounts falling due within one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Trade debtors	123,890	131,936	116,471
Other debtors	5,169	11,306	15,862
Corporation tax	22,577	17,777	—
Other prepayments and accrued income	6,024	5,930	12,317

	157,660	166,949	144,650

        Included in other prepayments and accrued income are amounts recoverable on contracts of US$3.7 million, US$2.3 million and US$2.8 million as at December 31, 2001, 2002 and 2003.

16.    Other creditors—amounts falling due within one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Obligations under finance leases (Note 20)	124	79	67
Trade creditors	102,888	104,865	98,258
Amounts due to former shareholders	1,316	1,316	1,318
Corporation tax	—	—	17,137
Other taxation and social security	1,568	1,931	1,944
Other creditors	1,015	2,309	1,008
Deferred satellite payments	7,181	7,387	9,374
Accruals and deferred income	59,915	61,426	77,176

	174,007	179,313	206,282

17.    Other creditors—amounts falling due after more than one year

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Obligations under finance leases	192	142	91
Deferred satellite payments	38,340	36,024	33,702
Accruals and deferred income	—	18	18

	38,532	36,184	33,811

        The following is a summary of deferred satellite payments due after more than one year as at December 31, 2003.

Successor
As at December 31, 2003
(US$000)
December 31, 2005	7,005
December 31, 2006	6,930
December 31, 2007	6,661
December 31, 2008	6,226
Due after five years	6,880

Total deferred satellite payments	33,702

18.    Loans and other borrowings

			Predecessor		Successor
			Year ended December 31,
	Interest rate				Year ended December 31, 2003
			2001	2002
	%			(US$000)
Amounts falling due within one year
Bank overdrafts			12,906	13,326	624
Bridge facility(g)	9.16		—	—	365,000

Total amounts falling due within one year			12,906	13,326	365,624

Amounts falling due after one year
Senior credit facilities(a)(b)(c)(d)(e)(f)	3.97	(j)	—	—	773,147
Subordinated parent company loan(h):
—principal	13.5		—	—	618,782
—interest			—	—	674
Other bank borrowings(i)			56,100	97,000	—

Total amounts falling due after more than one year			56,100	97,000	1,392,603

Net loans and other borrowings			69,006	110,326	1,758,227

(a)
The Company entered into a credit agreement, dated October 10, 2003. The senior credit agreement provides for senior term loans in a maximum aggregate principal amount of US$975.0 million. The proceeds of the senior credit agreement were used to pay the purchase price with respect to the acquisition of The Inmarsat Ventures Group, refinance existing debt and pay related fees and expenses. Facilities comprise one US$400.0 million facility ("Term Loan A"), two separate US$200.0 million facilities ("Term Loan B" and "Term Loan C"), respectively, one US$100 million senior capital expenditure facility and a multi-currency working capital facility of US$75.0 million. The capital expenditure and multi-currency working capital facility remain undrawn at present.

(b)
Term Loan A matures on the sixth anniversary of the date of the closing of the acquisition, being 17 December 2003 and is repayable in incremental installments from 2.5% payable 18 months after the date of the closing of the acquisition, to 17.5% on the sixth anniversary after the closing of the acquisition. Term Loan A bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on term Loan A is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum.

(c)
Term Loan B must be repaid in two equal instalments. The first installment on a date 180 days prior to the second installment and the second instalment on the seventh anniversary of the date of the closing of the acquisition, being December 17, 2003. Term Loan B bears interest at LIBOR plus 3% and is payable semi-annually.

(d)
Term Loan C must be repaid in two equal instalments. The first installment on a date 180 days prior to the second installment and the second instalment on the eighth anniversary of the date of the closing of the acquisition, being December 17, 2003. Term Loan B bears interest at LIBOR plus 3% and is payable semi-annually.

(e)
The Capital Expenditure Facility, which remains undrawn, matures on the sixth anniversary of the date of the closing of the acquisition, being 17 December 2003 and is repayable in incremental installments from 16% payable three and a half years after the date of the closing of the acquisition, to 17% of the facility payable on the sixth anniversary after the closing of the acquisition. The Capital Expenditure Facility bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on Capital Expenditure Facility is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum. In addition, the Company is required to pay to the lenders a commitment fee in respect of the unused committments at a rate of 0.7%.

(f)
The Working Capital Facility, which remains undrawn, is available until the earliest of the date on which Facility A is repaid in full or cancelled and the sixth anniversary of the closing of the acquisition. Each advance under the working capital facility must be repaid on the last day of each interest period with respect to the advance and amounts repaid may be withdrawn. The Working Capital Facility bears interest at LIBOR plus 2.5% and is payable semi-annually. The margin on the Working

  Capital Facility is subject to a margin ratchet depending on Inmarsat Group Holdings Limited achieving certain ratios of total borrowings to EBITDA, to a minimum margin of 2.125% per annum. In addition, the Company is required to pay to the lenders a commitment fee in respect of the unused committments at a rate of 1%.

(g)
The Bridge facility was entered into to cover excess funding requirements in the interim whilst the issue of the senior notes was being finalised. The bridge facility bears interest at 9.16%, payable monthly and is redeemable once the Senior Notes have been issued.

(h)
Loans represent funding advanced by the parent company in the form of subordinated intercompany notes. Inmarsat Holdings Limited has issued subordinated preference certificates with an aggregate nominal amount of US$27,632 million (at a price of US$618.8 million). Inmarsat Holdings Limited loaned to Inmarsat Group Limited (which, in turn loaned to Inmarsat Investments Limited) the aggregate proceeds of the subordinated preference certificates (US$618.8 million). The loans have no fixed maturity and may be repaid at any time at each borrower's option. Interest on the subordinated intercompany shareholder funding loan accrues at a rate of 13.5% per annum.

(i)
The predecessor previously maintained a 5 year US$610.0 million unsecured medium term revolving credit facility (the "Revolving Credit facility"). On December 17, 2003 the Company entered into a new financing structure and terminated the existing Revolving Credit Facility by repaying the outstanding amount on December 17, 2003. The Revolving Credit Facility bore interest at a rate that was fixed at the commencement of each drawing at LIBOR plus the margin under the facility.

(j)
Represents an average rate for the Term loans A, B and C. Giving effect to existing hedging arrangements required under the senior credit agreement, the average interest rates applicable to term loans A, B and C is 5.0%, 5.5% and 6.0% respectively.

        These balances are shown net of unamortised deferred finance costs, which have been allocated as follows:

	Successor
	At December 31, 2003
	Principal amount	Deferred finance cost	Net balance
	(US$000)
Senior credit facilities(a)(b)	800,000	(26,853)	773,147
Bridge facility(g)	365,000	—	365,000
Subordinated parent company loan(h):
—principal	618,782	—	618,782
—interest	674	—	674
Bank overdrafts	624	—	624

Total loans and borrowings	1,785,080	(26,853)	1,758,227

        Repayments fall due as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Within one year, or on demand	12,906	13,326	365,624

Between one and two years	—	—	26,051
Between two and three years	—	—	46,051
Between three and four years	—	—	76,051
Between four and five years	56,100	97,000	96,051
After five years	—	—	1,148,399

Total due for repayment after more than one year	56,100	97,000	1,392,603

Total loans and other borrowings	69,006	110,326	1,758,227

19.    Provisions for liabilities and charges

	Post retirement	Restructuring provision	Deferred tax	Other	Pension	Total
	(US$000)
As at January 1, 2001 (Predecessor)	4,442	—	22,324	—	—	26,766
Charged in respect of current year	72	—	35,901	10,500	—	46,473
Acquisition of subsidiary	—	—	47,360	—	—	47,360
Current year credit in respect of acquisition of subsidiary	—	—	(4,484)	—	—	(4,484)
Exchange revaluation	—	—	(606)	—	—	(606)
Reduction following agreement of valuation of assets at transition with UK Inland Revenue	—	—	(26,920)	—	—	(26,920)

As at December 31, 2001 (Predecessor)	4,514	—	73,575	10,500	—	88,589

Charged in respect of current period	1,021	9,100	46,975	—	—	57,096
Utilized in respect of prior year	—	—	(5,351)	—	—	(5,351)
Utilized in period	—	(6,449)	—	(4,000)	—	(10,449)

As at December 31, 2002 (Predecessor)	5,535	2,651	115,199	6,500	—	129,885

Charged in respect of current period	1,700	—	51,214	3,000	—	55,914
Utilized in current year	—	(2,651)	—	(9,500)	—	(12,151)
Utilized in respect of prior year	—	—	(6,574)	—	—	(6,574)
Transfer to current tax	—	—	(7,996)	—	—	(7,996)
Fair value liability/(asset) arising from acquisition	—	—	(3,722)	—	9,699	5,977

As at December 31, 2003 (Successor)	7,235	—	148,121	—	9,699	165,055

        Other provisions represent amounts payable in connection with a dispute between the company and APR Limited, the other shareholder in Airia, US$4.0 million was paid in 2002. In 2003, an agreement was reached for final settlement, and a payment of US$9.5 million was made on November 7, 2003, resulting in a further charge to the profit and loss account of US$3.0 million.

20.    Obligations under finance leases

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Due within one year	124	79	67
Due in two to five years	192	142	91

	316	221	158

21.    Called up share capital

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Authorized:
1,539,000 A ordinary shares of €0.01 each	—	—	19
30,000,000 B ordinary shares of €0.01 each	—	—	370

	—	—	389

Allotted, issued and fully paid
1,269,000 A ordinary shares of €0.01 each	—	—	16
25,461,000 B ordinary shares of €0.01 each	—	—	314

	—	—	330

        On September 3, 2003, the Company authorized share capital of US$19,000 by the creation of 1,539,000 A ordinary shares of €0.01 each, and US$370,000 by the creation of 30,000,000 B ordinary shares of €0.01 each.

        On December 17, 2003, the Company placed 1,269,000 A ordinary shares of €0.01 each and 25,461,000 B ordinary shares of €0.01 each, for cash consideration of US$34.5 million.

22.    Reserves

	Retained earnings	Share premium account	Other reserve
	(US$000)
At January 1, 2001 (Predecessor)	104,296	—	580,671
Profit for the financial year	61,700	—	—
Exchange adjustments offset in reserves	(422)	—	—

At December 31, 2001 (Predecessor)	165,574	—	580,671

Profit for the financial year	164,202	—	—
Exchange adjustments offset in reserves	1,053	—	—
Issue of share capital	—	3,465	—

At December 31, 2002 (Predecessor)	330,829	3,465	580,671

Profit for the period from January 1 to December 17, 2003	136,301	—	—
Exchange adjustments offset in reserves	5,594	—	—

At December 17, 2003 (Predecessor)	472,724	3,465	580,671

Loss for the period from December 17, 2003 to December 31, 2003	(1,762)	—	—
Issue of share capital (Note 21)	—	34,199	—
Exchange adjustments offset in reserves	1,420	—	—

At December 31, 2003 (Successor)	(342)	34,199	—

        The other reserve represents the difference between the nominal value of shares issued and the net book value of assets acquired on transition of the Predecessor from an inter-governmental organization to a limited liability company on April 14, 1999.

23.    Notes to cash flow statement

        Reconciliation of operating profit to net cash inflow from operating activities:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Operating profit	126,829	184,731	196,116	4,884
Depreciation	159,411	128,193	120,939	5,961
Amortization	793	674	7,668	1,029
Impairment	—	281	—	—
Non-cash effect of issue of share capital to employees	—	3,515	—	—
Decrease/(increase) in stocks	431	(2,029)	958	466
(Increase)/decrease in debtors	(8,161)	(14,268)	23,460	(13,249)
(Decrease)/increase in creditors	(17,385)	13,348	4,132	(19,269)
(Decrease)/increase in provisions	72	3,671	(521)	(430)

Net cash inflow from continuing operating activities	261,990	318,116	352,752	(20,608)

        Reconciliation of net cash flow to movement in net debt:

	Predecessor
				Successor
	Year ended December 31,
			January 1 to December 17, 2003	December 17 to December 31, 2003
	2001	2002
	(US$000)
Net debt at beginning of period	45,512	57,980	99,475	(52,794)
(Increase)/decrease in cash in the period	20,256	(3,930)	(7,576)	(261,969)
Movements in liquid resources	171,095	4,620	(60,530)	44,077
Capital element of finance lease rental payments	(202,964)	(95)	(63)	—
New bank borrowings	54,900	40,000	(87,100)	(12,900)
Non-cash adjustment	(30,819)	900	3,000	674
Senior facilities	—	—	—	800,000
Bridge facility	—	—	—	365,000
Subordinated parent company loan	—	—	—	618,782

Net debt	57,980	99,475	(52,794)	1,500,870

        Analysis of net debt:

	Cash at bank and in hand		Overdraft	Cash at bank less overdrafts	Short-term investment	Finance lease obligations	Bank borrowings	Senior facilities	Subordinated parent company loan	Bridge facility	Total
	(US$000)
At January 1, 2001 (Predecessor)	(14,932)		3,596	(11,336)	(178,451)	235,299	—	—	—	—	45,512
Net cash flow	10,946		9,310	20,256	171,095	(202,964)	60,000	—	—	—	48,387
Acquisitions	—		—	—	—	(32,019)	(3,900)	—	—	—	(35,919)

At December 31, 2001 (Predecessor)	(3,986)		12,906	8,920	(7,356)	316	56,100	—	—	—	57,980

Net cash flow	(4,350)		420	(3,930)	4,620	(95)	40,000	—	—	—	40,595
Non-cash adjustment	—		—	—	—	—	900	—	—	—	900

At December 31, 2002 (Predecessor)	(8,336)		13,326	4,990	(2,736)	221	97,000	—	—	—	99,475

Net cash flow	5,750		(13,326)	(7,576)	(60,530)	(63)	(87,100)	—	—	—	(155,269)
Non-cash adjustment	—		—	—	—	—	3,000	—	—	—	3,000

At December 17, 2003 (Predecessor)	(2,586)		—	(2,586)	(63,266)	158	12,900	—	—	—	(52,794)

Net cash flow	(262,593	)(1)	624	(261,969)	44,077	—	(12,900)	800,000	618,782	365,000	1,552,990
Non-cash adjustment	—		—	—	—	—	—	—	674	—	674

At December 31, 2003 (Successor)	(265,179)		624	(264,555)	(19,189)	158	—	800,000	619,456	365,000	1,500,870

(1)
Includes restricted cash, which is held in a charged account for capital expenditure.

        Non-cash adjustments in 2002 and 2003 relating to bank borrowings comprise amortization of arrangement costs of banking facilities.

        Non-cash adjustments in 2001 comprise the deferred tax liability assumed on the acquisition of the lessor as part of the lease restructuring exercise, offset by the non-cash charge of US$14.9 million (Note 5).

        Net cash movement in bank borrowings:

	Predecessor
				Successor
	Year ended December 31,
				December 17 to December 31, 2003
			January 1 to December 17, 2003
	2001	2002
	(US$000)
Net borrowings drawn down under facility	60,000	40,000	—	1,165,000
Termination of bank borrowings	—	—	(100,000)	—
Arrangement costs of new banking facilities	(5,100)	—	—	(26,853)

	54,900	40,000	(100,000)	1,138,147

24.    Pension arrangements and post-retirement benefits

      The Group's pension plans, including defined benefit and defined contribution elements, commenced on April 15, 1999. Initial funding requirements were based on actuarial assumptions.

        The Group operates pension schemes in each of its principal locations. The UK scheme has two plans: a hybrid scheme with both defined benefit and defined contribution elements, which is closed to new employees, and a defined contribution plan. The defined benefit section of the scheme is funded and its assets are held in a separate fund administered by a corporate trustee. US$1.9 million, US$1.9 million and US$2.5 million was charged in the years ended December 31, 2001, 2002 and 2003 in respect of the defined benefit section of the scheme.

        The defined benefit section of the scheme is valued using the projected unit method with the valuation by professionally qualified and independent actuaries carried out as at December 31, 2002. The actuarial valuation of the assets of the scheme at that date, allowing for expected future increases in earnings, was US$9.3 million which was sufficient to cover 83% (previous valuation at 120%) of benefits that had accrued to members. The results of this valuation as at December 31, 2003, for the purposes of the additional disclosures required by FRS 17, are set out below.

        The assets held in respect of the defined benefit section of the UK Scheme and the expected rates of return were:

	Predecessor				Successor
	Year ended December 31,
					Year ended December 31, 2003
	2001		2002
	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected
Equities	6,203	7.50%	8,252	7.50%	14,239	7.75%
Bonds	405	5.75%	572	5.50%	585	4.75%
Gilts	268	5.00%	380	4.50%	875	5.40%
Cash	155	4.00%	55	4.00%	5	3.75%

Total market value of assets	7,031		9,259		15,704

        The assumptions, which have the most significant effect on the results of the actuarial valuations, are those relating to the rate of return on investments, the rates of increases in salaries and the rate of pension increases. For the calculation of the initial funding rates, the actuaries assumed that the rate of investment return for valuing accrued benefits would, on average, exceed pay and pension increases by 2.7% and 4.7% per annum respectively and the rate of investment return for valuing future service benefits would, on average, exceed pay and pension increases by 2.0% and 4.0% per annum respectively.

        The total pension charge for the year ended December 31, 2001, 2002 and 2003 is disclosed in Note 3.

        The Group provides post-retirement medical benefits including healthcare to retired employees and their dependants that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare cost trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 2.75% per annum in excess of the rate of price inflation of 2.50% (2.25% at December 31, 2002). For purposes of the calculation at 31 December 2003, a 2.50% per annum price inflation assumption was used (2.25% at December 31, 2002). The discount rate used in determining the accumulated post-retirement benefit obligation was 5.5% at December 31, 2003 (5.5% at December 31, 2002).

        The following information is presented as required by the transitional rules of FRS 17.

        The major actuarial assumptions used as at December 31, 2001, 2002 and 2003 were:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
Rate of increase in salaries	4.50%	4.25%	4.50%
Rate of increase in pensions in payment	2.50%	2.25%	2.50%
Discount rate	5.75%	5.50%	5.40%
Inflation assumption	2.50%	2.25%	2.50%
Medical expense inflation assumption	5.00%	5.25%	5.25%

        The following amounts in respect of all post-retirement benefits, as at December 31, 2001, 2002 and 2003, were measured in accordance with the requirements of FRS 17.

	Predecessor
	As at December 31, 2001			As at December 31, 2002
	Post- retirement healthcare	Pension benefits	Total	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	7,031	7,031	—	9,259	9,259
Present value of plan liabilities	(4,514)	(10,188)	(14,702)	(8,144)	(15,355)	(23,499)

Deficit in the plan	(4,514)	(3,157)	(7,671)	(8,144)	(6,096)	(14,240)
Related deferred tax asset	1,354	947	2,301	2,443	1,829	4,272

Net liability	(3,160)	(2,210)	(5,370)	(5,701)	(4,267)	(9,968)

	Successor
	As at December 31, 2003
	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	15,704	15,704
Present value of plan liabilities	(10,152)	(25,403)	(35,555)

Deficit in the plan	(10,152)	(9,699)	(19,851)
Related deferred tax asset	3,046	2,909	5,955

Net liability	(7,106)	(6,790)	(13,896)

        Upon acquisition on December 17, 2003 the Group recognized the fair value pension liability of US$9.7 million. If the above amounts had been recognized in the financial information, the Group's net assets and retained earnings at December 31, 2001, 2002 and 2003 would be as follows:

	Predecessor		Successor
	Year ended December 31,		Year ended December 31,
	2001	2002	2003
		(US$000)
Net assets excluding pensions liability in 2001 and 2002	762,445	931,215	34,187
Pensions liability	(2,210)	(4,267)	—

Net assets including pension liability in 2001 and 2002	760,235	926,948	34,187

Retained earnings excluding pension liability in 2001 and 2002	165,574	330,829	(1,762)
Pension reserve	(2,210)	(4,267)	—

Retained earnings including liability in 2001 and 2002	163,364	326,562	(1,762)

        The following amounts would have been recognized in the performance statements in the year ended December 31, 2002 and 2003 under the requirements of FRS 17:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)	(US$000)
Operating profit
Current service cost	2,898	2,785
Curtailment gain	(536)	—

Total operating charge	2,362	2,785
Other finance income
Expected return on pension scheme assets	599	816
Interest on pension scheme liabilities	(758)	(1,015)

Net return	(159)	(199)

Statement of total recognized gains and losses
Actual return less expected return on pension scheme assets	(2,457)	1,756
Experience gains and losses arising on the scheme liabilities	61	141
Foreign exchange gains and losses	(347)	(683)
Changes in assumptions underlying the present value of scheme liabilities	—	(3,945)

Actuarial gain recognized in statement of total recognized gains and losses	(2,743)	(2,731)

Movements in deficit during the year
Deficit in scheme at beginning of the period	(3,157)	(6,096)
Movement in year:
Current service cost	(2,898)	(2,785)
Contributions	2,325	2,112
Curtailment gain	536	—
Other finance income	(159)	(199)
Actuarial loss	(2,743)	(2,731)

Deficit in scheme at end of period	(6,096)	(9,699)

Details of experience gains and losses for the year
Difference between the expected and actual return on scheme assets:
Amount	(2,457)	(1,756)
Percentage of scheme assets	(26.5%)	(13.4%)
Experience gains and losses on scheme liabilities:
Amount	61	141
Percentage of present value of the scheme liabilities	(0.4%)	0.6%
Total amount recognized in statement of total recognized gains and losses:
Amount	(2,743)	(2,048)
Percentage of present value of the scheme liabilities	17.9%	9.2%

        The liability for post-retirement healthcare benefits is already recognized in the financial information as a provision. See Note 19.

25.    Capital commitments

        The Group had authorized and contracted but not provided for capital commitments of US$649.9 million, US$431.2 million and US$396.3 million as at December 31, 2001, 2002 and 2003. The amounts in all years primarily represent commitments in respect of the construction of the Inmarsat-4 satellites. The group contracted to pay US$Nil, US$8.7 million and US$2.6 million at December 31, 2001, 2002 and 2003 under various non-cancelable agreements.

26.    Contingencies

        Claims have arisen in the ordinary course of business but the directors do not consider that these will result in a material loss to the Group.

27.    Operating lease commitments

        The Group had the following annual commitments under non-cancelable operating leases:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Land and buildings
Within one year	9	—	—
Within two to five years	214	133	211
After five years	—	—	—
Other
Within one year	875	2,072	4,090
Within two to five years	3,885	25,045	32,980
After five years	—	5,655	4,624

	4,983	32,905	41,905

        Other operating lease commitments includes the leasing of channels on the Thuraya D1 satellite.

        At December 31, 2003 the Group in addition to the above operating lease commitments is contracted to pay warranty costs relating to the BGAN program of US$19.6 million over the next four years.

28.    Transactions with predecessor shareholders

        The majority of space segment revenue is derived from the sale of satellite utilization to land earth station operators (master distributors), which were generally owned by former shareholders of the Predecessor and some current shareholders of the Company. The maximum permitted shareholding in the Predecessor was 15% of the issued share capital. The terms and conditions of the sales of space segment are governed by the land earth station operator agreement (master distribution agreement).

        Some network and satellite control services, equipment and telephone services were procured from suppliers who also happened to be shareholders of the Predecessor, the total of which amounts to US$9.5 million, US$12.0 million and US$10.8 million for the years ended December 31, 2001, 2002 and 2003 respectively.

29.    Principal subsidiary undertakings

        The following subsidiaries are included in the consolidated financial information:

	Principal activity	Country of incorporation and operation	Effective interest in issued ordinary share capital at December 31, 2003
Inmarsat Ventures Limited	Holding company	England and Wales	100%
Inmarsat Limited	Satellite telecommunications	England and Wales	100%
Inmarsat Employment Company Limited	Employment company	Jersey	100%
Inmarsat Inc	Service provider	USA	100%
Inmarsat Employee Share Plan Trustees Limited	Corporate trustee	England and Wales	100%
Inmarsat Trustee Company Limited	Corporate trustee	England and Wales	100%
Inmarsat Brasil Limitada	Dormant	Brazil	99%
Invsat Limited	VSAT telecommunications	England and Wales	100%
Rydex Corporation Limited	Maritime communications software	England and Wales	100%
Rydex Communications Limited	Maritime communications software	Canada	100%
Inmarsat Leasing Limited	Satellite leasing	England and Wales	100%
Inmarsat (IP) Company Limited	Intellectual property holding company	England and Wales	100%
Inmarsat Leasing (Two) Limited	Satellite leasing	England and Wales	100%
Inmarsat Services Limited	Employment company	England and Wales	100%
Inmarsat Launch Company Limited	Dormant	Isle of Man	100%
Galileo Ventures Limited	Dormant	England and Wales	100%
iNavSat Limited	Dormant	England and Wales	100%

        Inmarsat Services Limited commenced trading in February 2002.

        Invsat provides integrated telecommunications network systems including very small aperture terminals, or VSATs and satellite solutions, to the oil and gas, maritime, government and emergency services markets.

        The Rydex business with offices in Vancouver, Canada and Liverpool in the UK is a business that has developed software compatible with the terminals which use the Rydex solutions. This software enables ships to send and receive e-mail and access the Internet.

        Inmarsat Launch Company Limited was formed on December 4, 2003. Inmarsat Launch Company Limited will be assigned contracts related to the launch of Inmarsat-4 satellites and will be the beneficiary of Inmarsat-4 launch insurance (when obtained).

30.    Financial instruments

Treasury management and strategy

        The Group's treasury activities are managed by its corporate finance department under the direction of a Treasury Review Committee whose chairman is the Chief Financial Officer, and are consistent with board-approved treasury policies and guidelines. The overriding objective of treasury activities is to manage financial risk.

        Key features of treasury management include:

  •
  ensuring that the Group is in a position to fund its obligations in appropriate currencies as they fall due;

  •
  maintaining adequate undrawn borrowing facilities;

  •
  economically hedging both contracted and anticipated foreign currency cash flows on a minimum twelve-month rolling basis with the option of covering exposures up to a maximum of three years forward; and

  •
  maximizing return on short-term investments.

        Treasury activities are only transacted with counter parties who are approved relationship banks.

        Treasury policy is implemented primarily through the use of forward purchases of foreign currencies. The treasury department is, however, authorized to use purchased options, futures and other derivative instruments, but only to the extent that such instruments form part of the hedging policy so as to establish a known rate of exchange.

        Having arranged the purchase of foreign currency in line with the anticipated requirement for that currency over each financial year, an average rate of exchange is calculated from the agreed currency deals. This average rate is applied for accounting purposes. The policy is designed to minimize the impact of currency gains and losses in the profit and loss account; gains and losses will arise to the extent that the level of actual payments in the period is different from those that were forecast.

Short-term debtors and creditors

        Short-term debtors and creditors have been excluded from the following disclosures, other than the currency risk disclosures.

Maturity analysis of financial liabilities

        The maturity analysis of the Group's financial liabilities is as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Within 1 year or on demand	(20,211)	(20,792)	(375,065)
Between 1 and 2 years	(6,120)	(6,248)	(37,096)
Between 2 and 5 years	(77,244)	(117,272)	(249,818)
Over 5 years	(15,626)	(11,632)	(1,139,483)

	(119,201)	(155,944)	(1,801,462)

        For this purpose, financial liabilities comprise:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Overdrafts	(12,906)	(13,326)	(624)
Deferred satellite payments	(45,521)	(43,411)	(43,077)
Finance lease obligations	(316)	(221)	(158)
Cross currency swaps	(4,358)	(1,986)	—
Bank borrowings	(56,100)	(97,000)	—
Senior credit facilities	—	—	(773,147)
Bridge facility	—	—	(365,000)
Subordinated parent company loan	—	—	(619,456)

	(119,201)	(155,944)	(1,801,462)

        The five-year US$610.0 million medium term revolving credit facility arranged with Barclays Capital and ING Bank N.V commencing May 1, 2001, was terminated as of December 17, 2003. At December 31, 2001, 2002 and 2003 the amount drawn down under this facility was US$60.0 million, US$100.0 million and US$Nil respectively.

Currency risk

        In accordance with the Group's treasury policy to hedge forecast currency exposures on a rolling minimum twelve-month basis, all anticipated exposures for 2004 and 2003 have already been hedged at rates of exchange similar to those of 2002. The entire net assets of the Group are therefore denominated in U.S. dollars.

Interest rate risk profile of financial assets of the Group

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Floating rate financial assets	3,986	8,336	265,177
Fixed rate financial assets	7,356	2,736	19,189

	11,342	11,072	284,366

        Financial assets consist of cash at bank and short- and long-term investments. The fixed rate short-term deposits in U.S. dollars were placed with banks for periods not exceeding three months and earned interest at 1.75%, and 1.02% per annum in 2001 and 2003. There were no U.S. dollar deposits at December 31, 2002. There were also fixed rate short-term deposits in sterling, placed with banks for periods not exceeding three months that earned interest at 3.4% as at December 31, 2003 (December 31, 2001 4.0%, December 31, 2002 4.0%). There were no fixed rate short-term deposits in

Danish kroners as at December 31, 2003 (December 31, 2001 3.0%, December 31, 2002 2.75%). The floating rate cash earns interest based on relevant national LIBID equivalents.

Interest rate risk profile of financial liabilities of the Group

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
	(US$000)
Floating rate financial liabilities	(73,364)	(112,312)	((773,771)
Fixed rate financial liabilities	(316)	(221)	(984,614)
Financial liabilities on which no interest is paid	(45,521)	(43,411)	(43,077)

	(119,201)	(155,944)	(1,801,462)

        The effect of the group's interest rate swap is to classify US$533 million of dollar borrowings in the above table as fixed rate.

        The fixed rate financial liabilities comprise the bridge facility, subordinated parent company loan and finance lease obligations, details of which are given in Notes 18 and 20. The weighted average interest rate in respect of these liabilities is 7.0%, 7.0% and 11.9% for the year ended December 31, 2001, 2002 and 2003 respectively. The weighted average years to maturity of fixed rate financial liabilities at December 31, 2001, 2002 and 2003 is 3.5 years, 2.5 years and 18.9 years respectively.

        The weighted average years to maturity of floating rate financial liabilities as at December 31, 2001, 2002 and 2003 is 2.26 years, 2.18 years, and 6.75 years respectively. Interest on floating rate financial abilities is based on the relevant national equivalents plus the margin under the respective facilities.

        The weighted average year to maturity on the financial liabilities on which no interest is paid as at December 31, 2001, 2002 and 2003 is 8.24 years, 7.24 years and 6.26 years respectively.

Market risk

        At December 31, 2001, 2002 and 2003 on the basis of past net cash balances, it is estimated that a 1% movement in interest rates would have impacted December 31, 2001, 2002 and 2003 profit before tax by approximately US$0.5 million, US$0.7 million and US$0.6 million, respectively. It is estimated that a general movement of the U.S. dollar/sterling exchange rate of 1% would have impacted the December 31, 2001, 2002 and 2003 profit before tax by approximately US$1.6 million, US$1.9 million and US$0.9 million.

Credit risk

        Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash at bank, short-term investments and trade receivables. All cash and short-term investments are with high credit quality financial institutions. The Directors consider credit risk is minimal on trade receivables as these balances are primarily with related parties who are significant shareholders in the Company. At December 31, 2003, four master distributors comprised approximately 80% of group trade revenues. These same four customers comprised approximately 80% of the trade debtor balance as at December 31, 2003.

Fair value of financial assets and financial liabilities

	Predecessor				Successor
	Year ended December 31,
					Year ended December 31, 2003
	2001		2002
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
	(US$000)
Assets
Investments	2,500	2,500	600	600	—	—
Cash at bank	3,986	3,986	8,336	8,336	265,177	265,177
Short-term investments	7,356	7,356	2,736	2,736	19,189	19,189
Liabilities
Overdrafts	(12,906)	(12,906)	(13,326)	(13,326)	(624)	(624)
Finance leases	(316)	(316)	(221)	(221)	(158)	(158)
Deferred satellite payments	(45,521)	(48,802)	(43,411)	(47,304)	(43,077)	(43,077)
Bank borrowings	(60,000)	(60,000)	(100,000)	(100,000)	—	—
Senior credit facilities	—	—	—	—	(800,000)	(800,000)
Bridge facility	—	—	—	—	(365,000)	(365,000)
Subordinated parent company loan	—	—	—	—	(619,456)	(619,456)
Other financial instruments
Interest and cross currency swaps	(4,358)	(4,358)	(1,986)	(1,986)	—	(7,668)
Forward exchange contracts	—	1,312	—	16,702	—	15,998

        The following methods and assumptions were used to determine the above fair values:

  (a)
  the fair value of investments is based on quoted market prices where available and other estimates.

  (b)
  the fair values of cash at bank, overdrafts and short-term investments approximate their carrying values because of the short maturity of these instruments.

  (c)
  the carrying amount of finance lease obligations approximates to fair value based on the interest rates implicit in the leases.

  (d)
  the carrying amount and fair value of deferred satellite payments represents the present value of future payments discounted at a variable risk free rate at the period end.

  (e)
  the fair value of interest and cross currency swaps is based upon valuations provided by the counter-party.

  (f)
  the fair value of foreign exchange contracts and options is based upon the difference between the contract amount at the current forward rate at each period end, and the contract amount at the contract rate.

  (g)
  bank borrowings are reflected in the balance sheet as of December 31, 2001, 2002 and 2003 net of unamortized arrangement costs of US$3.9 million, US$3.0 million, and US$Nil respectively.

  (h)
  senior credit facilities are reflected in the balance sheet as of December 31, 2003 net of unamortized arrangement costs of US$26.9 million.

  (i)
  the fair value of the subordinated parent company loan is based on the book value, given the proximity of the issuance of the loan to the financial year end.

        The market value of the forward contracts the Group has outstanding is:

	Predecessor
							Successor
	Year ended December 31,
							Year ended December 31, 2003
	2001			2002
	Contract value	Market Value	Fair value	Contract value	Market value	Fair value	Contract value	Market value	Fair value
	(US$000)
Sell USD currency
Forward contracts
USD (Sterling)	159,303	160,637	1,334	186,061	202,763	16,702	90,829	106,728	15,899
USD (Danish Kroner)	926	918	(8)	—	—	—	—	—	—
USD (Canadian Dollar)	1,342	1,315	(27)	—	—	—	2,976	3,075	99
Buy USD currency
Forward contracts
CAD (U.S. Dollars)	(576)	(563)	13	—	—	—	—	—	—

	160,995	162,307	1,312	186,061	202,763	16,702	93,805	109,803	15,998

        Gains and losses on hedge instruments are deferred and only recognized in the profit and loss amount upon maturity of the contract. The book value of these instruments is nil.

        The weighted average exchange rates for forward contracts were as follows:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
Sterling	1.42	1.45	1.50
Danish Kroner	0.12	—	—
Canadian Dollar	0.64	—	1.35

        There were no currency options outstanding at December 31, 2001, 2002 and 2003.

        The average maturity date for forward contracts outstanding at December 31, 2001, 2002 and 2003 is between one and two years.

        The Group entered into certain interest and cross currency swap contracts to reduce its exposure to fluctuations in interest rates. These instruments swap the group's floating rate sterling liabilities for fixed rate U.S. dollar payments. These contracts were accounted for as hedges because they were applied to specific expenditure. The fair value of these swap instruments as at December 31, 2001, 2002 and 2003 was US$(4.4) million, US$(2.0) million and US$(7.7) million. The group has not entered into any new cross currency swap contracts during 2003. In connection with the acquisition of Inmarsat Ventures Limited the Group entered into new interest rate swaps in December 2003. The fair value of these swap instruments as of December 31, 2003 was US$(7.7) million

        During the year ended December 31, 2001 the cross currency interest rate swaps which had previously been accounted for as hedges against finance lease payments were reclassified following the restructuring of finance leases and no longer accounted for as hedges. As a result, the loss arising of US$4.4 million was recognized in the profit and loss account for 2001. The movement in the fair value of these swaps of US$2.4 million has been recognized in the profit and loss account as a gain for December 31, 2002.

Hedges

        The Group uses derivative financial instruments to hedge its exposure to foreign currency risk. Unrecognized gains and losses on hedge instruments, and the movements therein, are as follows:

	Unrecognized
			Net total
	Gains	Losses
	(US$000)
Gains and losses on hedges at January 1, 2001 (Predecessor)	2,348	(7,054)	(4,706)
Gains and losses arising in previous years that were included in 2001 income	—	7,054	7,054

Gains and losses arising before January 1, 2001 that were not included in 2001 income	2,348	—	2,348
Gains and losses arising in 2001 but unrecognized	(150)	(886)	(1,036)

Gains and losses on hedges at December 31, 2001 (Predecessor)	2,198	(886)	1,312

Gains and losses on hedges at January 1, 2002 (Predecessor)	2,198	(886)	1,312
Gains and losses arising in previous years that were included in 2002 income	(3,742)	1,023	(2,719)

Gains and losses arising before January 1, 2002 that were not included in 2002 income	(1,544)	137	(1,407)
Change in value arising in 2002 but unrecognized	18,246	(137)	18,109

Gains and losses on hedges at December 31, 2002 (Predecessor)	16,702	—	16,702

Gains and losses on hedges at January 1, 2003	16,702	—	16,702
Gains and losses arising in previous years that were included in 2003 income	(12,924)	—	(12,924)

Gains and losses arising before January 1, 2003 that were not included in 2003 income	3,778	—	3,778
Gains and losses arising in 2003 but unrecognised	12,220	—	12,220

Gains and losses on hedges at December 31, 2003 (Successor)	15,998	—	15,998

        Of the unrecognized amounts above:

	Predecessor		Successor
	Year ended December 31,
			Year ended December 31, 2003
	2001	2002
		(US$000)
Expected to be recognized the following year	403	12,924	15,982
Expected to be recognized in later years	909	3,778	16

	1,312	16,702	15,998

        All the gains and losses on the hedging instruments are expected to be matched by losses and gains on the hedged transactions or positions.

31.     Parent Undertaking and Ultimate Controlling Party

        The Company's parent undertaking is Inmarsat Group Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

32.     Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        The following tables contains a summary of the material adjustments to profit for the financial year/period between UK GAAP and U.S. GAAP:

		Predecessor		Successor
	Note	Year ended December 31, 2002	January 1 to December 17, 2003	December 17 to December 31, 2003
		(US$000)
Profit for the financial year/period as reported under UK GAAP		164,202	136,301	(1,762)
U.S. GAAP adjustments:
Pension plans	a	(1,024)	(1,436)	—
Forward exchange contracts	b	15,390	(2,910)	2,206
Interest and cross currency swaps	b	—	—	(7,668)
Foreign exchange translation	b	(191)	(3,267)	(921)
Deferred taxation	c	1,200	(158)	57
Deferred taxation on adjustments	c	3,936	4,414	—
Other investments	d	—	—	—
Facility fees	e	—	—	4,563
Development costs	f	(27,970)	(14,769)	—
Amortization on development costs	f	—	7,668	306
Depreciation on tangibles	g	—	—	381
Goodwill	g	674	—	604
Stock option costs	h	—	(3,971)	—
Other liabilities	g	—	—	(773)
Amortization of other intangibles	g	—	—	(57)

Total adjustments		(7,985)	(14,429)	(1,302)

Net income under U.S. GAAP		156,217	121,872	(3,064)

        The following table contains a summary of the material adjustments to shareholders' funds between UK GAAP and U.S. GAAP:

		Predecessor	Successor
	Note	Year ended December 31, 2002	Year ended December 31, 2003
		(US$000)
Total shareholders funds as reported under UK GAAP		931,215	34,187
U.S. GAAP adjustments:
Pension plans	a	(1,989)	2,536
Forward exchange contracts	b	16,702	15,998
Interest and cross currency swaps	b	—	(7,668)
Foreign exchange translation	b	(1,268)	(2,872)
Deferred taxation	c	(7,952)	(61,847)
Deferred taxation on adjustments	c	9,707	6,827
Facility fees	e	—	4,563
Development costs	f	(47,876)	(62,645)
Amortization on development costs	f	—	7,974
Tangible assets	g	—	(57,875)
Goodwill	g	674	(109,242)
Post retirement	g	—	(1,895)
Other liabilities	g	—	994
Intangibles		—	76,238

Net U.S. GAAP adjustments		(32,002)	(188,914)

Shareholders' equity under U.S. GAAP		899,213	(154,727)

        A summary of the principal differences and additional disclosures applicable to the Group are set out below:

(a)    Pension plans

        Under UK and U.S. GAAP different methods and assumptions are used to determine the pension expense. The principal differences are set out below.

        Under UK GAAP, pension costs credited/charged against profits relating to the Company's pension schemes are accounted for in accordance with UK Statement of Standard Accounting Practice SSAP 24 "Accounting for Pension Costs." Under U.S. GAAP, SFAS 87 "Employers' Accounting for Pensions" prescribes the method and assumptions that may be used to calculate pension costs. Under U.S. GAAP, actuarial gains and losses have only been recognized through the profit and loss accounts to the extent they fall outside a 10% corridor, i.e., 10% of the greater of the value of the projected benefit obligation and the fair value of the plan assets. Under UK GAAP, actuarial gains and losses arising from one valuation to the next are amortized in full through the profit and loss accounts. Where an additional minimum liability exists under U.S. GAAP (i.e., where the amount provided for any one scheme does not cover the unfunded accumulated benefit obligation for that scheme), it must be recognized within the pension liability.

        Under UK GAAP and U.S. GAAP the acquisition of Inmarsat Ventures Limited required the fair value of the Group's pension plan obligations to be recorded on balance sheet. This increase to the pension liability for U.S. GAAP has been limited by the application of EITF 88-16 as described in note (h), therefore the U.S. GAAP liability is lower than the UK GAAP balance by the amount reflected in the unrecognized net gain/(loss) amount in the successor period below.

        The supplementary disclosures required by SFAS 87 and SFAS 132, "Employers' Disclosure about Pension and Other Post-retirement Benefits" are given below. The U.S. GAAP pension costs and disclosures incorporated the requirements of SFAS 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits." Any surplus paid out to members following termination is recognized as an additional pension cost upon settlement. In addition, SFAS 132 also requires disclosure of the components of the net periodic pension cost and the funded status of the pension plans.

        In accordance with SFAS 132, disclosures about the Group's defined benefit plans are as follows:

        Components of U.S. GAAP pension costs are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 31, 2003	December 17 to December 31, 2003
	(US$000)
Net service cost	2,143	2,225	161
Interest cost	850	842	—
Expected return on plan assets	(660)	(652)	—
Amortization of net (gain)/loss	272	238	—
Currency translation	—	430	—

Net pension cost	2,605	3,083	161

        The funded status for the Group's defined benefit pension plan is as follows:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Projected benefit obligation	(16,014)	(26,296)
Fair value of plan assets	9,259	15,704

Funded status	(6,755)	(10,592)
Unrecognized net (gain)/loss	5,079	3,429

Pension liability	(1,676)	(7,163)

        Changes in the projected benefit obligation are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 31, 2003	December 17 to December 31, 2003
	(US$000)
Benefits obligation, beginning of year/period	10,713	16,014	26,135
Net service cost	2,610	2,225	161
Interest cost	717	842	—
Employee contributions	983	787	—
Benefit payments—normal	(95)	(207)	—
Actuarial loss/(gain)	(21)	3,008	—
Curtailment (gain)	(484)	—	—
Effect of currency translation	1,591	3,466	—

Benefit obligation, end of year/period	16,014	26,135	26,296

        Changes in plan assets are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 31, 2003	December 17 to December 31, 2003
	(US$000)
Fair value of plan assets, beginning of year/period	7,031	9,259	15,705
Actual return on plan assets	(1,673)	2,055	—
Employer contributions	2,093	1,687	—
Employee contributions	983	787	—
Benefit payments—normal	(95)	(207)	—
Effect of currency translation	920	2,124	—

Fair value of plan assets, end of year/period	9,259	15,705	15,705

        The weighted average assumptions used to determine the pension cost for the Group's defined benefit pension plan were as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 31, 2003	December 17 to December 31, 2003
	(US$000)
Discount rate	5.50%	5.40%	5.40%
Expected rate of increase in compensation	4.25%	4.50%	4.50%
Expected rate of increase in pensions	2.25%	2.50%	2.50%
Consumer price inflation	2.25%	2.50%	2.50%
Expected return on plan assets	7.25%	7.51%	7.51%

(b)    Financial instruments

        During the normal course of business, the Group is exposed to foreign currency risk due to payment of certain operating expenses in currencies other than the Group's functional currency, primarily sterling. This creates volatility in earnings and cash flows from period to period. The Group makes use of derivative instruments to limit this risk. The objective of the Group is to limit the volatility in earnings and cash flows as a result of this risk.

        The Group has adopted a policy for hedging its foreign exchange exposure, which requires all projected non-U.S. dollar expenditures to be hedged on a twelve-month rolling basis. Under UK GAAP, the Group accounts for its foreign currency derivative instruments as hedges and related exchange gains and losses are deferred until the maturity of the contract.

        SFAS 133 "Accounting for Derivatives and Hedging Activities" and related standards, adopted effective January 1, 2001, establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activity. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designated and documented as part of a hedge transaction and, if it is, the type of hedge transaction. The Group uses various derivative instruments to hedge anticipated foreign currency expenditures. These contracts provide economic hedging to the Company, however do not qualify as hedges for accounting purposes under SFAS 133, and therefore are valued at each period end with gains and losses recorded in current earnings as "other external charges" (within net operating costs).

        In December 2003 the Group entered into a three-year interest rate swap to hedge against interest rate exposure related to the senior credit agreements. These swaps do not qualify for hedge accounting and therefore the change in fair value of US ($7.7) million has been recorded as a charge to the profit and loss accounts in the successor periods.

        In 2001, on acquisition of the leasing company the Group's cross currency interest rate swaps were re-designated and were no longer part of a hedging relationship. As a result, the Group recorded a loss in the amount of $2.0 million and $Nil for the years ended December 31, 2002 and 2003 under UK and U.S. GAAP representing the fair value of the contracts. Under UK GAAP, this adjustment was recorded in net interest payable; however, for U.S. GAAP the amount would be reflected in "other external charges," within operating profit.

        Market value of derivatives:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 31, 2003	December 17 to December 31, 2003
	(US$000)
Effect on profit and loss under U.S. GAAP:
Forward exchange contracts and foreign currency options	15,390	(2,910)	2,206
Interest and cross currency swaps	—	—	(7,668)

	15,390	(2,910)	(5,462)

Effect on shareholders' funds under U.S. GAAP:
Forward exchange contract and foreign currency options	16,702	13,792	15,998
Interest and cross currency swaps	—	—	(7,668)

	16,702	13,792	8,330

        The Group evaluates contracts for "embedded" derivatives, and considers whether any embedded derivatives have to be bifurcated, or separated, from the host contracts in accordance with SFAS 133 requirements. Embedded derivatives may have terms that are not clearly and closely related to the terms of the host contract in which case they are included. If embedded derivatives exist and are not clearly and closely related to the host contract, they are accounted for separately from the host contract as derivatives, with changes in their fair value recorded in current earnings.

        Under U.S. GAAP, unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars, are translated to U.S. dollars at the year-end spot rate. Under UK GAAP, these unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars are recorded at the average hedged rate or contract rate where applicable.

(c)    Deferred taxation

        Under UK GAAP, full provision is made for deferred tax assets and liabilities arising from timing differences where the company has an obligation/benefit to pay more tax in the future as a result of past events.

        Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax bases of assets and liabilities and for tax loss carry forwards at the statutory rate for each reporting date including temporary differences. Deferred tax amounts also arise as a result of the other UK GAAP to U.S. GAAP adjustments. For UK GAAP purposes, in accordance with FRS 19, deferred tax has not been provided on the fair value adjustments in respect of tangible and intangible assets. However, under US GAAP, dcferred tax is provided on these adjustments (other than goodwill), giving rise to a significant difference between UK GAAP and US GAAP deferred tax balances.

        Classification of the Group's tax liabilities and assets under U.S. GAAP is as follows:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Deferred tax liability:
Non-current
Excess of book value over tax value of space segment assets	(115,199)	(202,563)
Freehold and long leasehold assets	(8,575)	(7,975)
Amortization of development costs	—	(2,392)
Pensions	—	(761)
Facility fee and other liabilities	—	(1,667)
Intangibles	—	(22,871)
Financial instruments	(5,011)	(4,799)

Total non-current deferred tax liabilities	(128,785)	(243,028)
Deferred tax assets:
Current
Pensions and post retirement	597	569
Foreign exchange translation	380	862

Total current deferred tax assets	977	1,431
Non-current
Financial instruments (interest rate swaps)	—	2,300
Development costs	14,363	18,794
Tangible assets	—	17,362
ICO investment	45,002	45,002

Total non-current deferred tax	59,365	83,458

Total deferred tax assets	60,342	84,889
Valuation allowance	(45,002)	(45,002)

Net deferred tax assets	15,340	39,887

Net deferred tax (liability)	(113,445)	(203,141)

        A valuation allowance has been made by the Group to provide for deferred tax assets relating to the write down of the ICO investment. The valuation allowance is necessary as the Group believes that it is more likely than not that the specific asset to which it relates will not be realized by the Group.

(d)    Other investments

        Under the UK GAAP, the Group accounts for joint venture investments using the gross equity method of accounting. The profit and loss account includes the Group's share of the operating profit or loss and attributable deferred tax benefit of those companies. The balance sheet shows the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Under U.S. GAAP, these investments would be accounted for using the equity method. The profit and loss account would include one line with the Group's share of the profit or loss (after tax) of those companies. The balance sheet would show one line with the Group's share of the net assets of those companies.

(e)    Facility fee

        Under UK GAAP facility fees related to the bridge loan of $365 million taken out to partially fund the acquisition have been charged to the profit and loss accounts. U.S. GAAP requires these fees to be capitalized as deferred financing fees and amortized over the term of the loan.

(f)    Development costs

        Under UK GAAP, the company capitalizes development costs associated with the development of the User Terminals (UT) for Regional BGAN and BGAN services. Under U.S. GAAP development costs are expensed as incurred.

        Due to the non capitalization of UT development costs the associated amortization recorded under UK GAAP is not recognized for U.S. GAAP purposes.

(g)    Acquisition

        Under UK GAAP the acquisition of Inmarsat Ventures Limited is accounted for as an acquisition and the fair value of assets and liabilities acquired is recorded in the consolidated balance sheet.

        Under U.S. GAAP, the cost of the Inmarsat Ventures Limited acquisition and related financing, including fees and expenses, was allocated to the assets and liabilities of Inmarsat Group Limited under the guidance prescribed in Emerging Issues Task Force 88-16, "Basis in Leveraged Buyout Transactions" ("EITF 88-16"). Prior to the transaction, the predecessor entity, Inmarsat Ventures Limited, was owned by a number of independent parties. Subsequent to the transaction the predecessor is 100% owned by a newly formed entity, Inmarsat Group Holdings Limited, which is owned 52.3% by new investors, 43.0% by former Inmarsat Ventures Limited shareholders (i.e., the rollover shareholders) and 4.7% by management. For U.S. GAAP purposes, the acquisition and related financing is treated as a leveraged buy-out transaction carried out via a series of highly leveraged transactions.

        For U.S. GAAP purposes, the acquired assets and liabilities of Inmarsat Ventures Limited were recorded in the balance sheet of Inmarsat Group Limited at an amount obtained by blending the book value of those assets and their fair value, as described below. The portion of the opening balance calculated by reference to fair value is a percentage equal to the percentage of the equity of Inmarsat Group Holdings Limited held by new shareholders and certain smaller rollover shareholders immediately following the acquisition (63.2%). The portion of the opening balance calculated by reference to book value is a percentage equal to the percentage of the Inmarsat Group Holdings Limited equity held by rollover shareholders holding more than 5% of that equity immediately following the acquisition (36.8%). The application of the preceding rules to the book and fair values of the acquired assets results in a difference between the purchase price in the acquisition ($1,544.2 million) and the recorded value of the acquired assets. This difference has been recorded as a reduction to the shareholders' equity of Inmarsat Group Limited. This treatment under EITF 88-16 gives rise to significant differences between the UK GAAP and U.S. GAAP carrying values of assets and liabilities, particularly in the value of goodwill recorded in the successor balance sheet.

        Set out below is the calculation of the opening value of the acquired net assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Fair value of Inmarsat Group Limited on December 31, 2003	1,544.2

Book value of acquired net assets	1,033.1

Proportional fair value of acquired net assets	975.6
Proportional book value of acquired net assets	380.4

Opening value of acquired net assets	1,356.0

Reduction in shareholders' equity	188.2

        Pursuant to U.S. GAAP purchase accounting, the value of the acquired net assets, calculated as set out above, must be allocated to identifiable assets. Identifiable classes of assets for U.S. GAAP purposes are different from those applicable under UK GAAP. The primary difference relates to orbital slots and leasing backlog, each of which must be valued separately under U.S. GAAP, but are included in goodwill under UK GAAP.

        Set out below is our initial allocation of the value of the acquired net assets to the acquired assets as reflected in our balance sheet as of December 31, 2003 in accordance with U.S. GAAP:

($ in millions)
Historical book value of net assets (U.S. GAAP)	1,033.1
Fair value adjustments:
Fixed assets	99.9
Trademarks	12.0
Patents	8.8
Leasing backlog	8.2
Orbital slots	80.2
Pension deficit and former transition adjustment	(4.4)
Deferred satellite payments	(1.7)
Deferred financing fees	(1.3)
Post retirement	(1.9)
Other creditors	(8.8)
Deferred taxes	(57.1)

Fair value of assets before goodwill	1,167.0
Goodwill	189.0

Total	1,356.0

        Amounts recorded in respect of patents, trademarks and leasing backlog will be amortized on a straight-line basis over their estimated useful lives of twenty, seven and three years, respectively. Indefinite-lived intangibles (orbital slots) and goodwill will not be amortized for U.S. GAAP purposes.

        The amount recorded in respect to goodwill noted above is the amount of U.S. goodwill which differs from goodwill recorded under UK GAAP by approximately U.S.$109.2 million as a result of the EITF 88-16 limitation as described above. Goodwill under U.S. GAAP is not amortized; therefore, amortization recorded under UK GAAP is added back.

        Deferred tax liabilities arising under U.S. GAAP on acquisition of Inmarsat Ventures Limited result from the difference between the book and tax values that arises from the application of purchase accounting. Deferred tax liabilities arising as a result of the acquisition are $55.0 million.

        The table below presents unaudited proforma financial data related to the results of operations as if the acquisition had taken place at the beginning of the period for both the years ended 2002 and 2003 according to US GAAP. The unaudited proforma combined financial data are provided for information purposes only, and do not purport to present what our results would actually have been had these transactions actually occured on the dates presented, or to project our results of operations or financial posotion for any future period.

	For the year ended December 31,
	2002	2003
	(US$000) unaudited
Revenue	463.2	504.5
Net income	14.3	(9.0)

        Effective January 1, 2002, the Group prospectively adopted the SFAS 142 "Goodwill and Other Intangible Assets" ("SFAS 142") with respect to accounting for goodwill and other intangible assets under U.S. GAAP.

        SFAS 142 requires that goodwill and certain other intangible assets having indefinite lives acquired after June 30, 2001 no longer be amortized, but rather tested for impairment at least annually. Intangible assets determined to have definite lives will continue to be amortized over their useful lives. At December 31, 2001, the Group's unamortized goodwill balance under U.S. GAAP was $0.7 million. Effective January 1, 2002, all amortization of goodwill was discontinued under U.S. GAAP. Upon adoption of SFAS 142, the Group completed its transitional impairment testing, effective January 1, 2002 and determined that the carrying value of the Company's identified intangibles was not impaired. With the adoption of SFAS No. 142, management of the Group also reassessed the remaining useful lives of all depreciable intangible assets and determined the lives to be appropriate.

        The following table reflects net income for the comparative periods prior to adoption of SFAS 142 as if the standards non-amortization provision had been adopted as of the beginning of the respective periods:

	Predecessor
			Successor
		January 1 to December 17, 2003
	Year ended December 31, 2002		Year ended December 31, 2003
	(US$000)
Net income under U.S. GAAP	156,217	121,872	(3,064)
Add back goodwill amortization—net of tax	—	—	—
Add back indefinite-lived trademark amortization—net of tax	—	—	—

Total amortization added back to net income	—	—	—

Net income under U.S. GAAP excluding amortization	156,217	121,872	(3,064)

        As a result of the implementation of FAS 142 the Company did not recognize any additional intangible assets nor were there any impairments of goodwill or intangibles.

        A goodwill impairment loss of $0.3 million was recognized during the year ended December 31, 2001 following the board decision to wind up the Setfair business of Merasis Ltd (please refer to Note 13). This goodwill impairment loss is aggregated in the losses on termination of subsidiary undertakings disclosed on the face of the income statement.

(h)    Stock option costs

        Upon the acquisition the company was directed by the successor to settle stock options issued to Inmarsat Ventures Limited employees prior to the acquisition. Under U.S. GAAP a charge equal to the acquisition price per share less the exercise price of all options settled was charged to the predecessor profit and loss accounts. Under UK GAAP this charge is not required to be recorded in the consolidated Inmarsat Ventures Limited accounts.

(i)    Other disclosures required by U.S. GAAP

  Cash flow information

        Under UK GAAP, the Group's cash flow statements are presented in accordance with Financial Reporting Standard No.1 (FRS 1), as revised. This statement presents substantially the same information as is required under SFAS 95 under U.S. GAAP.

        Under UK GAAP, the Group's "cash flow" is comprised of increases or decreases in "cash," which is comprised of cash at bank and in hand and overdrafts. Cash flow is defined differently under U.S. GAAP. For purposes of presenting cash flow information in accordance with U.S. GAAP, cash flow represents increases or decreases in "cash and cash equivalents," which includes cash and short-term, high liquid investment with original maturities of less than 90 days, and excludes overdrafts.

        Under UK GAAP, cash flows are presented for operating activities; dividends from joint ventures and associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. U.S. GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

        Cash flows under U.S. GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities. Under U.S. GAAP, capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Equity dividends paid and management of liquid resources are included within financing activities.

        A summary of the Group's operating, investing and financing activities, classified in accordance with U.S. GAAP, are as follows:

		Predecessor		Successor
	Note	Year ended December 31, 2002	January 1, to December 17, 2003	Year ended December 31, 2003
		(US$000)
Operating activities
Net cash inflow from operating activities under UK GAAP	23	318,116	352,752	(20,608)
Development costs		(27,970)	(14,770)	—
Tax (paid)/received		26,261	13,705	—
Interest received		1,777	1,749	43
Interest paid		(2,862)	(2,207)	(92)

Net cash provided by operating activities under U.S. GAAP		315,322	351,229	(20,657)

Investing activities
Net cash outflow from capital expenditure,
Financial investments and acquisitions and disposals under UK GAAP		(383,887)	(210,730)	(1,529,972)
Development costs		27,970	14,770	—

Net cash used in investing activities under U.S. GAAP		(355,917)	(195,960)	(1,529,972)

Financing activities
Net cash (outflow)/inflow from financing activities under UK GAAP		39,905	(87,163)	1,805,412
Arrangement costs of new bank facilities		—	—	(36,891)
(Decrease)/increase in overdrafts	23	420	(13,326)	624

Net cash (used)/provided in financing activities under U.S. GAAP		40,325	(100,489)	1,769,145

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Net increase/(decrease) in cash and cash equivalents	(270)	218,516
Cash and cash equivalents under U.S. GAAP, beginning of period	11,342	65,850

Cash and cash equivalents under U.S. GAAP, end of period	11,072	284,366

        The following is a summary of cash and cash equivalents under U.S. GAAP which fall into the category of highly liquid investments with maturities of 90 days or less at the date of acquisition:

		Predecessor	Successor
	Note	Year ended December 31, 2002	Year ended December 31, 2003
		(US$000)
Cash at bank and in hand	23	8,336	102,510
Restricted cash		—	162,667
Short-term investments	23	2,736	19,189

Cash and cash equivalents under U.S. GAAP		11,072	284,366

Restructuring costs

        In November, 2002 in connection with management's plan to reduce operating costs and improve shareholder financial returns, the Group recorded a restructuring charge of approximately U.S.$9.2 million for the year ended December 31, 2002. The principal action in the restructuring plan involved a redundancy program to reduce staff costs. The restructuring, resulted in the actual elimination of 74 corporate staff positions and was completed with all terminations in effect by February 2003. The amount of redundancy benefits paid and charged against the liability at December 31, 2002 and 2003 was U.S.$6.4 million and U.S.$2.5 million, respectively. Redundancy costs are included in "other external charges" in Note 3. The redundancy provision that remains unpaid at December 31, 2002 and 2003 was U.S.$2.7 million and U.S.Nil respectively. There was no provision at December 31, 2001.

Software development costs

        Under U.S. GAAP, software development costs would be included in intangible assets. Under UK GAAP these costs are included in tangible assets. See Note 12. The Company complies with SOP 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use."

Comprehensive income

        Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" requires disclosure of the components of and total comprehensive income in the period in which they are recognized in the consolidated financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting period except those resulting from investments by owners and distributions to owners. Identified minimum pension liabilities and the cumulative translation adjustment from our subsidiary whose functional currency is other than the U.S. dollar, have been recognized as components of comprehensive income.

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	Year ended December 31, 2003
	(US$000)
Net income under U.S. GAAP	156,217	121,872	(3,064)
Other comprehensive income:
Cumulative translation adjustment	207	7,610	1,988
Pension adjustments	(511)	511	—

Total other comprehensive income/(loss) under U.S. GAAP	(304)	8,121	1,988

Total comprehensive income under U.S. GAAP	155,913	129,993	(1,076)

Lease commitments

        The following is a summary of future minimum amounts payable for all leases as of December 31, 2003.

As of December 31, 2003	Operating leases
(US$000)
2004	41,906
2005	45,227
2006	9,652
2007	8,404
2008	8,004
Thereafter	4,264

Total minimum lease payments	117,457

Asset impairment

        Under UK GAAP, an impairment loss is recognized to the extent that an asset's carrying amount cannot be recovered either by selling the asset or by discounted future earnings from operating the asset. Under U.S. GAAP, the impairment loss is only recognized when the undiscounted future cash flows for operating the asset is less than the carrying amount. The impairment loss is measured as the amount the carrying value exceeds the fair value of the asset. Impairment losses have been recognized by the Group under both UK GAAP and U.S. GAAP.

        Under UK GAAP, if the occurrence of an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account. Under U.S. GAAP, it is not permitted to reverse an impairment loss. No reversals of impairment losses have been recognized by the Group.

Related parties

        The shareholders (signatories before the Transition) are related parties within the meaning of SFAS 57, "Related party disclosures."

Discontinued operations

        Under UK GAAP reference to discontinued operations is not treated differently under U.S. GAAP.

Retiree benefits

        The Group provides post-retirement benefits including healthcare to retired employees and their dependents that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded through a Medical Trust and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The plans are not funded. The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare costs trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 1% per annum below the discount rate (5%). For purposes of this calculation, a 2.5% per annum price inflation assumption was used. The discount rate used determining the accumulated post-retirement benefit obligation was 5.75%, 5.5% and 5.5% at December 31, 2001, 2002 and 2003.

        Post-retirement benefit expense included the following:

			Successor
	Predecessor
			December 17 to December 31, 2003
	Year ended December 31, 2002	January 1 to December 17, 2003
	(US$000)
Components of net periodic post-retirement benefit cost:
Service cost benefit earned during the year	297	349	30
Interest cost on project benefit obligation	233	395	35

Net period post-retirement benefit cost	530	744	65

        The changes in the benefit obligation of the post-retirement benefit plan are as follows:

	Predecessor		Successor
	Year ended December 31, 2002	January 1 to December 17, 2003	Year ended December 31, 2003
	(US$000)
Change in benefit obligation
Net benefit obligation at beginning of year	4,514	8,144	9,065
Service cost	297	349	30
Interest cost	233	395	35
Gain/(loss)	2,939	239	—
Gross benefits paid	(42)	(107)	—
Effect of currency translation	203	1,132	—

Net benefit obligation at end of year	8,144	10,152	9,130

        The decline in the net benefit obligation shown above is a result of the Group's transition from an international organization to a corporation, at which time a number of employees were terminated.

Effect of increasing the discount rate

        The table below illustrates the effect of a 1% change in the rate of discount on the calculation of the past service liability as at December 31, 2003.

Revised past service liability	1% Increase	1% Decrease
	(US$000)
Retirees	516	422
Employees	1,575	1,212

Total	2,091	1,634

Recently issued accounting standards

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows.

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 was initially effective for periods beginning after June 15, 2003. However, the implementation of certain provisions has been delayed to periods beginning after December 15, 2004. We are currently investigating the impact of adoption of SFAS 150 but do not currently expect the adoption of this statement will have a material effect on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The period has been extended to 2007 for EU companies that have listed debt securities only. The regulation permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

INMARSAT VENTURES LIMITED

Independent Auditors' Report to the Members of Inmarsat Ventures Limited

To: The Board of Directors and Shareholders of Inmarsat Ventures Limited

        We have audited the accompanying financial statements of Inmarsat Ventures Limited which comprise the consolidated profit and loss account, consolidated balance sheets, reconciliation of movements in group shareholders' funds, consolidated statement of group total recognized gains and losses, consolidated statement of cash flows and the Notes to the consolidated financial statements as of, and for the years ended December 31, 2001, 2002 and 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in the United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Ventures Limited at December 31, 2001, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 31 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London, United Kingdom
April 21, 2004

INMARSAT VENTURES LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000 except per share data)
Revenues
Continuing operations	2	441,712	463,108	504,473
Discontinued operations		103	—	—

Total revenues		441,815	463,108	504,473
Depreciation and amortization	3	(160,204)	(128,867)	(133,787)
Other net operating costs	3	(154,782)	(149,510)	(181,129)

Total operating costs		(314,986)	(278,377)	(314,916)
Group operating profit/(loss)
Continuing operations		143,625	184,731	189,557
Discontinued operations		(16,796)	—	—

Total group operating profit		126,829	184,731	189,557
Share of operating loss of joint venture (including goodwill write-off and impairment)	12	(26,868)	—	—

Total operating profit: group and share of joint venture		99,961	184,731	189,557
Gain/(loss) on termination of subsidiary undertaking	12	(9,196)	1,000	—
Interest receivable and similar income	5	1,817	5,492	2,007
Interest payable and similar charges	5	(33,131)	(6,679)	(7,230)

Profit on ordinary activities before taxation	4	59,451	184,544	184,334
Taxation	8	2,249	(20,342)	(59,087)

Profit on ordinary activities after taxation for the year		61,700	164,202	125,247

Basic earnings per share	22	0.62	1.64	1.25
Diluted earnings per share	22	0.61	1.63	1.24

The accompanying Notes are an integral part of these financial statements.

INMARSAT VENTURES LIMITED

CONSOLIDATED BALANCE SHEETS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Fixed assets
Intangible assets	10	20,607	47,876	54,671
Tangible assets	11	939,003	1,156,930	1,222,899
Other investments	12	2,500	600	—

Total fixed assets		962,110	1,205,406	1,277,570

Current assets
Stocks	13	1,467	3,496	2,072
Debtors	14	157,660	166,949	139,174
Short-term investments		7,356	2,736	19,189
Cash at bank and in hand		3,986	8,336	2,623

Total current assets		170,469	181,517	163,058
Creditors—amounts falling due within one year	15	(186,913)	(192,639)	(180,293)

Net current liabilities		(16,444)	(11,122)	(17,235)

Total assets less current liabilities		945,666	1,194,284	1,260,335
Creditors—amounts falling due after more than one year	16	(94,632)	(133,184)	(33,811)
Provisions for liabilities and charges	17	(88,589)	(129,885)	(159,078)

Net assets		762,445	931,215	1,067,446

Capital and reserves
Called up share capital	19	16,200	16,250	17,559
Share premium account	20	—	3,465	582,828
Other reserve	20	580,671	580,671	—
Retained earnings	20	165,574	330,829	467,059

Total equity shareholders' funds		762,445	931,215	1,067,446

The accompanying Notes are an integral part of these financial statements.

INMARSAT VENTURES LIMITED

RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

	Note	Retained earnings	Share premium account	Other reserve	Ordinary share capital	Total
		(US$000)
Balance at January 1, 2001		104,296	—	580,671	16,200	701,167
Profit for the financial year		61,700	—	—	—	61,700
Exchange adjustments offset in reserves		(422)	—	—	—	(422)

Balance at December 31, 2001		165,574	—	580,671	16,200	762,445

Profit for the financial year		164,202	—	—	—	164,202
Exchange adjustments offset in reserves		1,053	—	—	—	1,053
Issue of ordinary share capital		—	3,465	—	50	3,515

Balance at December 31, 2002		330,829	3,465	580,671	16,250	931,215

Profit for the financial year		125,247	—	—	—	125,247
Exchange adjustments offset in reserves	20	7,012	—	—	—	7,012
Cancellation of equity shares on acquisition by Inmarsat Investments Limited	19	—	(3,465)	(580,671)	(16,250)	(600,386)
Issue of ordinary share capital	19	—	582,828	—	17,559	600,387
UITF 17 charge	20	3,971	—	—	—	3,971

Balance at December 31, 2003		467,059	582,828	—	17,559	1,067,446

The accompanying Notes are an integral part of these financial statements.

INMARSAT VENTURES LIMITED

CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Profit for the financial year		61,700	164,202	125,247
Exchange adjustments offset in reserves	20	(422)	1,053	7,012

Total recognized gains for the year		61,278	165,255	132,259

The accompanying Notes are an integral part of these financial statements.

INMARSAT VENTURES LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Net cash inflow from operating activities	21	261,990	318,116	343,358

Returns on investments and servicing of finance
Interest received		1,888	1,777	1,792
Interest paid		(3,103)	(2,832)	(2,080)
Arrangement costs of new banking facilities		(5,100)	—	—
Interest element of finance lease rental payments		(1,067)	(30)	(218)
Lease restructuring costs		(6,192)	—	—

Net cash (outflow)/inflow for returns on investments and servicing of finance		(13,574)	(1,085)	(506)

Taxation
UK corporation tax received/(paid)		(32,523)	26,261	13,705

Tax received/(paid)		(32,523)	26,261	13,705

Capital expenditure and financial investments
Purchase of tangible and intangible fixed assets		(253,280)	(382,787)	(224,151)

Net cash outflow for capital expenditure and financial investment		(253,280)	(382,787)	(224,151)

Acquisitions and disposals
Liquidation of subsidiaries		—	2,900	600
Investments in joint ventures		(11,000)	(4,000)	(9,500)

Net cash (outflow) for acquisitions and disposals		(11,000)	(1,100)	(8,900)

Net cash inflow/(outflow) before management of liquid resources and financing		(48,387)	(40,595)	123,506

Management of liquid resources
(Increase)/decrease in short-term deposits		171,095	4,620	(16,453)

Net cash inflow/(outflow) after management of liquid resources		122,708	(35,975)	107,053

Financing
Bank borrowings		60,000	40,000	(100,000)
Capital element of finance lease rental payments		(202,964)	(95)	(63)

Net cash (outflow)/inflow from financing		(142,964)	39,905	(100,063)

Increase/(decrease) in cash in the year	21	(20,256)	3,930	6,990

The accompanying Notes are an integral part of these financial statements.

INMARSAT VENTURES LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.    Principal accounting policies

Basis of accounting

        The principal activity of the Group is the provision of global satellite communication services.

        The consolidated financial information are prepared under the historical cost convention and in accordance with applicable UK accounting standards.

        The preparation of the consolidated financial information requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reported period. The more significant estimates include provisions, pension costs and asset lives. Actual results could differ from those estimates.

        The following principal accounting policies have been applied consistently in dealing with items, which are considered material in relation to the Groups financial information.

Basis of consolidation

        The consolidated financial information include the accounts of the Company and its domestic and overseas subsidiary undertakings, together with equity accounted undertakings to the extent of the Group's interest in those undertakings. All subsidiary and equity accounted undertakings were acquired after April 1999. All inter-company transactions and balances with subsidiaries have been eliminated. The results of subsidiary undertakings established or acquired during the period are included in the consolidated profit and loss account from the date of establishment or acquisition. The results of subsidiary undertakings disposed of during the period are included until date of disposal.

Currency of accounting and foreign currency

        The functional and reporting currency of the group is the U.S. dollar as the majority of operational transactions are denominated in U.S. dollars. Transactions not denominated in dollars during the accounting period have been translated into dollars at an average hedged rate of exchange. Fixed assets denominated in currencies other than the dollar have been translated at the hedged rates of exchange ruling at the dates of acquisition. Monetary assets and liabilities denominated in currencies other than the dollar for which the Company has purchased forward exchange contracts have been translated at the average hedged rates of exchange contained in those contracts. Differences on exchange are dealt with in the profit and loss account.

        Shares issued by the Company and denominated in a currency other than U.S. dollars are translated at the date of the issue.

        The Group's interest in the underlying net assets of non U.S. dollar subsidiary undertakings is translated into dollars at year-end rates. The results of subsidiary undertakings are translated into dollars at average rates of exchange. The adjustment to year-end rates is taken to reserves. Exchange differences that arise on the re-translation of subsidiary undertakings' balance sheets at the beginning of the year and equity additions and withdrawals during the financial year are dealt with as a movement in reserves.

Derivative financial instruments

        The group uses derivative financial instruments to hedge its exposure to foreign currency risk. To the extent that such instruments are matched against an underlying asset or liability, they are accounted for using hedge accounting and therefore, gains and losses are deferred and only recognized upon the maturity of the contract. Where instruments are not matched against an underlying asset or liability, losses are accrued in the profit and loss account.

Revenues

        Satellite revenue results from utilization charges that are recognized as revenue over the period during which the satellite services are provided. Other satellite revenues not dependent upon utilization charges (such as designated leased capacity charges) and where the fee is fixed or determinable are recognized as deferred income when a non-cancelable agreement is in force and collectibility is reasonably assured. Deferred income attributable to other satellite revenues represents the unearned balances remaining from amounts receivable from customers pursuant to lease prepayment options. These amounts are recorded as revenues on a straight-line basis over the respective lease terms which are typically for periods from one month to twelve months.

        Revenues in respect of long-term contracts at the subsidiary Invsat Limited are calculated in a manner appropriate to the stage of completion of the contracts.

        Operating lease income is accounted for on a straight-line basis with any rental increases recognized during the period to which they relate.

Pensions and post-retirement benefits

        The group operates a defined benefit and a number of defined contribution pension schemes in its principal locations. The defined benefit scheme is funded and its assets are held in separate funds administered by a corporate trustee.

        Pension costs for the defined benefit scheme are assessed in accordance with the advice of independent qualified actuaries and are charged to the profit and loss account so as to spread the cost on a straight-line basis over the average service lives of employees. Pension surpluses and deficits are amortized over the expected average remaining service lives of current employees. Pension costs for the defined contribution schemes are charged to the profit and loss account as incurred.

        The group has adopted the transitional rules of Financial Reporting Standard (FRS) 17 "Accounting for retirement benefits." FRS 17 substantially changes the method of accounting for defined benefit pensions. The implementation date for this new standard has been deferred. However, it is expected this standard may have the effect of increasing the pension costs to be included within operating costs, thus reducing operating profit. Pension fund actuarial gains and losses, including investment returns varying from the assumed returns, will be recorded in full in the statement of recognized gains and losses annually. Pension fund deficits, calculated in accordance with prescribed rules in this standard, will be shown in the balance sheet as will any surpluses to the extent the company expects to obtain value from them in the foreseeable future. The transitional disclosures required have been made as a minimum for the years ended December 31, 2001 and 2002. See Note 23.

        The group recognizes liabilities relating to post-retirement medical benefits in respect of employees in the UK and overseas. The basis of the valuation of the liability is the projected unit method which requires that annual charges are made to the Group's profit and loss account so as to spread the cost of these benefits after retirement, on a systematic basis, over the employees' working lives.

Stock compensation costs

        The Group recognizes charges relating to share options granted to employees provided the grant is not contingent on a future event. Where the grant is contingent, a charge is recognized when the contingency is realized. Share option costs represent the difference between the exercise price of these share options and the fair market value of the underlying ordinary shares on the date of grant. The difference is amortized over the performance period or the vesting period where there is no performance criteria of the applicable options, which ranges between 18 months to four years from the grant date, depending on the share option plan under which they were granted. See Note 19 for a description of the Company's share option plans. All existing share option plans were cancelled at the time of the acquisition by Inmarsat Investments Limited.

        The group recognizes a charge for National Insurance contributions on outstanding share options where the grant of options is not contingent upon a future event. The liability is calculated on the difference between the market value of the underlying shares at the end of the financial year and the option exercise price as it is recognized over the period from the date of grant to the end of the performance period.

Advertising costs

        Advertising costs are expensed as incurred.

Taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in future have occurred at the balance sheet date. Timing differences are differences between the company's taxable profit and loss and its results as stated in the financial information. No deferred tax is recognized on permanent differences.

        Deferred tax is measured at the average tax rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and law that have been enacted or substantially enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. See Note 8.

Earnings per share

        Basic earnings per share is calculated based on the weighted average number of ordinary shares outstanding during the period. Diluted earnings per share is based upon the weighted average number of shares in issue throughout the year, adjusted for the dilutive effect of potential ordinary shares. The only potential ordinary shares in issue are employee share options.

Research and development

        Research and development expenditure which does not meet the criteria for capitalization is written off in the year in which it is incurred. Where capitalized, development costs are amortized on a straight-line basis over their expected useful economic life. Costs are only capitalized once a business case has been demonstrated as to the technical feasibility and commercial viability, and has been approved by the board of directors of the Company.

        The carrying value of intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Software development costs

        Software development costs directly relating to the development of new services are capitalized with the tangible fixed assets to which they relate. Costs are capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by the board of directors of the Company. Such costs are depreciated over the estimated sales life of the services, which is generally three years.

Investments

        Investments in joint ventures are accounted for using the gross equity method of accounting. A joint venture is a company in which the Group has a participating interest and, in the opinion of the directors of the Company, exercises joint control with at least one other party. The profit and loss account includes the group's share of revenues, operating profit or loss, interest income or expense and attributable taxation of those companies. The balance sheets show the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Other investments, held as fixed assets, comprise marketable securities and are recorded in the balance sheet at the lower of cost and net realizable value.

Acquisitions and goodwill

        On the acquisition of a company or business, fair values reflecting conditions at the date of acquisition are attributed to the identifiable separable assets and liabilities acquired.

        Where the fair value of the consideration paid exceeds the fair value of the identifiable separable assets and liabilities acquired, the difference is treated as purchased goodwill. Goodwill is amortized using the straight-line method over its estimated useful life, not exceeding 20 years. This is the period over which the directors of the Company estimate that the value of the underlying business acquired is expected to exceed the value of the underlying assets.

        Fees and similar incremental costs incurred directly in making an acquisition, but excluding finance costs, are included in the cost of the acquisition and capitalized. Internal costs, and other expenses that cannot be directly attributed to the acquisition, are charged to the profit and loss account.

Space segment capital expenditure

        Space segment assets comprise satellite construction, launch and other associated costs. Expenditure charged to space segment projects includes invoiced progress payments, external consultancy costs and direct internal costs. Internal costs, comprising primarily of staff costs, are only capitalized when they are directly attributable to the construction of an asset. Progress payments are determined on milestones achieved to date together with agreed cost escalation indices. Deferred satellite performance payments represent the net present value of future payments dependent on the future performance of each satellite and are recognized in space segment assets when the satellite becomes operational if it is probable that performance criteria will be met. The associated liability is stated at its net present value and included within liabilities. These space segment assets are depreciated over the life of the satellites from the date they become operational and are placed into service.

Other fixed assets

        Other fixed assets are stated at historical cost less accumulated depreciation.

Depreciation of fixed assets

        Depreciation is calculated to write off the historical cost of fixed assets, except land, on a straight-line basis over the expected useful lives of the assets concerned. The Group selects its depreciation rates carefully and reviews them regularly to take account of any changes in circumstances. When setting useful economic lives, the principal factors the Group takes into account are the expected rate of technological developments, expected market requirements for the equipment and the intensity at which the assets are expected to be used. The principal annual rates used for this purpose are:

Space segment	10.0%
Fixtures and fittings, and other building-related equipment	10.0%
Buildings	4.0%
Other fixed assets	20.0-33.3%

Asset impairment

        Tangible fixed assets and goodwill are subject to impairment review in accordance with FRS 11 if there are events or changes in circumstances that indicate that the carrying amount of the fixed asset or goodwill may not be fully recoverable. The impairment review comprises a comparison of the carrying amount of the fixed asset or goodwill with its recoverable amount, which is the higher of net realizable value and value in use. Net realizable value is calculated by reference to the amount at which the asset could be disposed of. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the asset's continued use, including those resulting from its ultimate disposal, at a market based discount rate on a pre-tax basis. The carrying values of fixed assets and goodwill are written down by the amount of any impairment and this loss is recognized in the profit and loss account in the period in which it occurs. If an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account and by increasing the carrying amount of the fixed asset or goodwill in the period in which it occurs. The carrying amount of the fixed asset or goodwill will only be increased up to the amount that it would have been had the original impairment not occurred. For the purpose of conducting impairment reviews, income generating units are identified as groups of assets, liabilities and associated goodwill that generate income that is largely independent of other income streams.

        The assets and liabilities include those directly involved in generating the income and an appropriate proportion of those used to generate more than one income stream. For the purposes of impairment review, all space segment assets are treated as one income generating unit.

Leasing commitments

        Assets acquired under finance leases, which transfer substantially all the rights and obligations of ownership, have been recorded in the balance sheet as fixed assets at their equivalent capital value and are depreciated over the useful life of the asset. The corresponding liability is analyzed between its short-term and long-term components. The interest element of the finance lease is charged to the profit and loss account over the lease period at a constant rate. Rentals payable under operating leases are charged in the profit and loss account in equal annual amounts over the term of the lease.

Interest and finance costs

        Interest and finance costs on bank debt raised and finance costs previously incurred on finance leases to meet construction costs of satellites are capitalized until the satellites are placed into service and are included in space segment tangible fixed assets. Fees incurred on undrawn bank facilities are expensed as incurred.

Stocks

        Stocks are stated at the lower of cost and net realizable value. Cost is determined by the average cost method.

Liquid resources

        The Group defines liquid resources as short-term deposits and current asset investments capable of being converted into cash without curtailing or disrupting the business.

Provisions

        Provisions, other than in respect of post-retirement benefits and stock compensation for which accounting policies are described above, are recognized when the Group has a legal or constructive obligation to transfer economic benefits arising from past events and the amount of that obligation can be estimated reliably. Provisions are not recognized unless the transfer of economic benefits is probable.

Other operating income

        Other operating income includes income from service contracts, rental income, conference facilities and income from the sale of Regional BGAN terminals. The costs of acquiring these terminals are included in network and satellite operations costs. These revenues do not form part of the core operations of the Group and so have been excluded from Group revenues.

2.    Segmental information

        The Group operates in one core class of business, the supply of global satellite communication services. Within this one business class, the Group conducts its activities primarily in four business sectors, being maritime, land, aeronautical and leasing. The performance of all business sectors is viewed as a single segment by the decision-makers of the Group.

        An analysis of revenue for continuing operations by business sector is set out below.

	Year ended December 31,
	2001	2002	2003
	(US$000)
Maritime	269,340	253,623	245,656
Land	96,562	125,043	163,619
Aeronautical	12,295	11,477	13,091
Leasing (including Navigation)	37,410	51,440	61,227
Other	26,105	21,525	20,880

Total revenues	441,712	463,108	504,473

        Inmarsat provides a range of satellite communications services.

        Other revenues from continuing operations include revenues as follows from subsidiaries:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Invsat	24,647	20,083	19,693
Rydex	1,458	1,442	1,187

Total other revenues	26,105	21,525	20,880

        For the years presented below, the following customers (master distributors), contributed more than 10% of consolidated continuing operations revenues.

	Year ended December 31,
	2001	2002	2003
	(US$000)
Customer A	98,798	100,721	133,023
Customer B	90,922	94,897	109,718
Customer C	73,220	91,021	90,859
Customer D	56,403	69,108	64,859

        Revenues from continuing operations are allocated to countries based on the location of the billable customers (master distributors). These customers sell services to end users who may be located elsewhere. There is no difference on this basis between the origin and destination of revenue.

	Year ended December 31,
	2001	2002	2003
	(US$000)
Canada	73,220	91,021	133,023
France	56,403	69,396	65,050
Norway	49,504	61,467	80,357
Netherlands	57,649	61,033	59,541
United States	50,556	42,485	33,087
Asia and Pacific	37,033	38,985	38,763
Australia	33,482	34,239	31,318
Japan	27,378	24,848	24,387
Other Europe	28,997	17,146	18,937
United Kingdom	16,442	7,222	5,407
Other	8,454	10,937	10,862
Other Americas	2,594	4,329	3,741

	441,712	463,108	504,473

        The comparative year amounts have been restated following the consolidation of several telecommunication companies during the years.

        Because of the integrated nature of the satellite infrastructure, it is not feasible to show net assets and the profit for the years by geographic location.

3.    Net operating costs

	Year ended December 31,
	2001 Continuing operations	2001 Discontinued operations	2001 Total	2002 Continuing operations	2003 Continuing operations
	(US$000)
Own work capitalized	21,594	—	21,594	23,749	20,242
Miscellaneous other income	3,541	—	3,541	4,071	7,553
Network and satellite operations	(13,406)	—	(13,406)	(17,854)	(40,872)
Other external charges	(78,703)	(9,935)	(88,638)	(73,235)	(93,931)

Total external charges	(92,109)	(9,935)	(102,044)	(91,089)	(134,803)
Staff costs (see below)	(73,139)	(4,734)	(77,873)	(86,241)	(74,121)

Total other net operating costs	(140,113)	(14,669)	(154,782)	(149,510)	(181,129)

Depreciation and amortization	(157,974)	(2,230)	(160,204)	(128,867)	(133,787)

Total operating costs	(298,087)	(16,899)	(314,986)	(278,377)	(314,916)

Wages and salaries	(62,739)	(4,467)	(67,206)	(75,540)	(62,923)
Social security costs	(5,989)	(201)	(6,190)	(5,951)	(6,973)
Pension costs	(4,411)	(66)	(4,477)	(4,750)	(4,225)

Total staff costs	(73,139)	(4,734)	(77,873)	(86,241)	(74,121)

        Own work capitalized, comprising primarily staff costs, are only capitalized when they are directly attributable to the construction of an asset.

        Staff costs for the year ended December 31, 2002 include redundancy costs of US$9.1 million (see Note 17) and US$3.5 million in respect of employee share awards.

        Discontinued operations in the year ended December 31, 2001 represented operating losses from the termination of the Setfair business of Merasis Limited.

4.    Profit on ordinary activities before taxation

        Profit on ordinary activities before taxation is stated after charging/(crediting):

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Impairment of joint venture	12	17,237	—	—
(Gains)/losses on termination of subsidiary undertaking	12	9,196	(1,000)	—
Depreciation of tangible assets:
—leased		129	75	50
—owned		157,052	128,118	125,763
Amortization of intangible assets		—	—	7,974
Depreciation on discontinued assets		2,230	—	—
Asset impairment		—	281	—
Amortization of goodwill of subsidiaries		793	674	—
Amortization of goodwill of joint venture		1,588	—	—
Operating lease rentals
—Land and buildings		553	716	573
—Services equipment, fixtures and fittings		1,032	2,958	2,520
—Space segment		11,843	13,131	32,039
Auditors' remuneration and expenses—audit services		334	336	401
Auditors' remuneration and expenses—non-audit services		2,700	1,190	78
Staff costs	3	77,873	86,241	74,121
Advertising costs		14,546	16,643	16,642
Research and development costs—current year		7,229	5,684	578
Foreign currency loss/(gains)		(4,495)	(341)	5,316
Proposed IPO costs written off		9,795	2,724	—

        The Group incurred non audit fees during these years. Of these amounts, US$2.6 million and US$1.0 million in the year ended December 31, 2001 and 2002 respectively, were in relation to the Group's proposed IPO.

5.    Interest

	Year ended December 31,
	2001	2002	2003
	(US$000)
Interest payable on bank loans and overdrafts	(3,103)	(3,455)	(4,236)
Realized loss on cross currency interest rate swaps	(552)	—	—
Interest payable under finance lease contracts	(1,067)	(30)	(218)
Lease restructuring costs	(24,893)	—	—
Unwinding of discount on deferred satellite liabilities	(3,516)	(3,194)	(2,776)

Total interest payable and similar charges	(33,131)	(6,679)	(7,230)
Bank interest receivable and other interest	1,615	3,120	364
Realized gain on cross currency interest rate swaps	—	2,372	1,429
Late payment interest and inland revenue interest	—	—	214
Share of interest receivable of joint venture	202	—	—

Total interest receivable and similar income	1,817	5,492	2,007

Net interest payable	(31,314)	(1,187)	(5,223)

        Interest has been capitalized in relation to bank debt taken out to finance capital investment in the Broadband Global Area Network (BGAN) and Regional BGAN projects. The amount capitalized in the year ended December 31, 2001, 2002 and 2003 was US$3.2 million, US$2.1 million, US$1.7 million respectively.

        On January 31, 2001, the Company restructured its satellite finance leases. With regard to the group's Inmarsat-2 satellites, the Company prepaid all outstanding primary rentals due under the lease. Secondary rental payments of £0.2 million per annum commenced in 2002. With regard to the Inmarsat-3 satellites, the Company acquired the lessor company (a special purpose company of a larger group) and, having assumed the lessor's rights under the lease, now thereby legally own the satellites. This transaction has been treated as a financing transaction and not a business combination in order to reflect its substance.

        Total costs of these transactions are approximately US$26.5 million. Of the US$26.5 million, US$1.6 million was recognized in 2000 and US$24.9 million was recognized in 2001. The amount expensed in 2001 includes a non-cash charge of US$14.9 million relating to the assumption of incremental third-party liabilities.

        The unamortised fees of US$2.1 million associated with our medium-term revolving credit agreement were written off in December 2003 as the working capital and capital expenditure facilities under the senior credit agreement, held by Inmarsat Investments Limited, replaced this medium-term revolving credit agreement following the acquisition on December 17, 2003.

6.    Employee numbers

        The average monthly number of people (including the Executive Directors) employed during the year by category of employment:

	Year ended December 31,
	2001	2002	2003
Network and satellite operations	146	142	145
Marketing and business development	143	130	117
Product development and engineering	159	131	116
Business infrastructure, administration, finance and legal	187	193	159

	635	596	537

7.    Directors' remuneration

        The main elements of the remuneration package offered to the executive directors were:

Basic salary and benefits

        Basic salary was structured by the Remuneration Committee by taking into account the responsibilities, individual performance and experience of the executive directors, as well as the market place for executives in a similar position. Salary reviews were generally determined annually and adjustments would occur if necessary in relation to market practice and after a formal appraisal process of performance. The executive directors' salaries were not increased for the 2001, 2002 and 2003 financial years.

        Benefits included private healthcare insurance, long-term disability insurance, life assurance, and for one of the executive directors, cash payments in lieu of a company car. The benefits were non-pensionable.

Annual bonus

        The executive directors were paid a bonus upon achievement of challenging objectives linked to group financial and operational performance. For the Chief Executive Officer, the target level of bonus was 100 per cent of basic salary. For the Chief Financial Officer, the target level of bonus was 50 per cent of basic salary which could be increased subject to actual individual and corporate performance.

        The Remuneration Committee approved the objectives for both of the executive directors, which were set at the start of each financial year and reviewed thereafter.

Pensions

        The executive directors were the only directors accruing benefits in the group's defined contribution pension plans. Pensionable salary was limited to basic salary, excluding all bonuses and other benefits, up to the UK earnings cap (2002 and 2003 £97,200; 2001 and 2000 £95,400). Mr. Storey

was a member of the pension plan for employees who draw a UK pension; Dr. Khadem was a member of the pension plan for international employees.

	Year ended December 31,
	Salaries/Fees			Share Award	Bonus			Benefits			Total			Pension
	2001	2002	2003	2002	2001	2002	2003	2001	2002	2003	2001	2002	2003	2001	2002	2003
	(US$000)
Executive directors
Michael Storey(1)	507	471	465	—	370	471	754	55	51	90	932	993	1,309	64	60	18
Ramin Khadem(2)	343	319	315	—	196	302	379	34	25	44	573	646	738	85	79	78
Michael Butler(3) (appointed December 17, 2003)	—	—	15	—	—	—	12	—	—	—	—	—	27	—	—	1
Non-executive directors
Richard Vos (resigned December 17, 2003)	156	145	174	19	—	—	—	—	—	—	156	164	174	—	—	—
John Rennocks (resigned December 17, 2003)	81	87	104	15	—	—	—	—	—	—	81	102	104	—	—	—
Edward Berger (resigned December 17, 2003)	50	47	55	7	—	—	—	—	—	—	50	54	55	—	—	—
Henry Chasia (resigned December 17, 2003)	55	53	57	6	—	—	—	—	—	—	55	59	57	—	—	—
Raymond Ch'ien(4) (resigned July 25, 2003)	14	44	25	6	—	—	—	—	—	—	14	50	25	—	—	—
Dick Hoefsloot (resigned December 17, 2003)	53	49	57	6	—	—	—	—	—	—	53	55	57	—	—	—
Britt Carina Horncastle (resigned June 6, 2003)	50	46	20	6	—	—	—	—	—	—	50	52	20	—	—	—
Raynald Leconte (resigned December 17, 2003)	47	44	50	6	—	—	—	—	—	—	47	50	50	—	—	—
Bo Ake Lerenius (resigned December 17, 2003)	52	45	55	7	—	—	—	—	—	—	52	52	55	—	—	—
Phillip Permut(5) (resigned December 17, 2003)	92	57	58	6	—	—	—	—	—	—	92	63	58	—	—	—
Artur Schechtman (resigned December 17, 2003)	50	46	56	7	—	—	—	—	—	—	50	53	56	—	—	—
Johannes Van Moorsel (resigned December 17, 2003)	—	—	34	—	—	—	—	—	—	—	—	—	34	—	—	—
George Rorris (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Wee Seng Lim (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Jean Marie Culpin (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Vinoo Goyal (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Rikuo Koike (resigned March 2001)	10	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—

	1,600	1,453	1,540	91	566	773	1,145	89	76	134	2,255	2,393	2,819	149	139	97

Note: £:US$ exchange rate used was 1.43 for 2003, 1.45 for 2002 and 1.56 for 2001.

        The 2003 fees for those non-executive directors in office until December 17, 2003 include additional amounts in recognition of attendance at additional board meetings regarding the private equity transaction.

        As part of the acquisition of the Company by Inmarsat Investments Limited (formerly Grapeclose Limited), all the directors who held shares in the Company were able to sell their shares or, if applicable, elect to become a shareholder in Inmarsat Group Holdings Limited.

(1)
In accordance with his service agreement, bonus payment for the year 2003 included a bonus in respect of the successful completion of the private equity process.

(2)
Payment for the year 2002 included a bonus payment in respect of work undertaken on preparations for the proposed IPO and payment for the year 2003 included a bonus in respect of work undertaken on the private equity process.

(3)
Mr Butler also received an option cancellation payment but this was not associated with his appointment as director.

(4)
Payment for the 2001 year reflects a part of the year only from date of appointment on September 14, 2001.

(5)
Payment for the year 2001 included an additional payment in respect of a specific project undertaken on behalf of the Predecessor.

8.    Taxation

      The tax charge/(credit) is based on the taxable profits for the year and comprises:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Corporation tax at 30%—current year	8,056	1,319	15,534
Deferred tax—current year	31,417	46,975	51,214

	39,473	48,294	66,748
Adjustments in respect of previous years
Current Corporation tax	(15,683)	(22,601)	(1,087)
Deferred tax	(26,920)	(5,351)	(6,574)
Share of tax of joint venture	881	—

	(2,249)	20,342	59,087

        The UK Inland Revenue has agreed that the value of assets qualifying for capital allowances (tax depreciation) at Transition should be the open market value of the assets at that date. In 2001 the value for capital allowance (tax depreciation) purposes of satellite assets transferred on Transition was agreed with the Inland Revenue and as a result we recognized a significant net tax credit of US$40.0 million arising from the adoption of these revised values for the year ended December 31, 2001. A portion of this credit has been recorded as a deferred tax asset which will unwind over the life of the underlying assets.

        In 2002 the UK Inland Revenue has agreed the basis on which tax relief is available on the cash payments made in relation to the leased second generation satellites and as a result we have recognized a significant tax credit of US$35.4 million in December 2002 principally in relation to prior periods offsetting our tax charge for 2002.

        The Company has yet to agree the open market value of certain other assets and discussions are ongoing. The Directors have taken a prudent approach to the valuation in arriving at the tax charge for the year. Agreement may result in further tax credits in prior and future years.

Deferred taxation

        The tax effect of timing differences is:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Accelerated capital allowances	78,045	119,579	150,065
Other short-term timing differences	(4,470)	(4,380)	1,778

Liability recognized	73,575	115,199	151,843

        The Group's effective tax rate reconciliation is as follows:

	Year ended December 31,
	2001	2002	2003
	(US$000)
UK statutory tax rate	30%	30%	30%
Profit on ordinary activities	59,451	184,544	184,334
Corporation tax provision at UK statutory rate	17,835	55,363	55,300
Non-deductible losses and write down of investments	7,160	—	—
Non-deductible losses and write down of joint ventures	6,935	—	—
IPO costs	2,880	358	—
Capital allowances in excess of depreciation	(35,887)	(47,430)	(44,852)
Recognition of deferred tax asset upon lease restructuring	4,470	—	—
Effect of agreement of Inmarsat-2 satellite payments	—	(8,996)	—
Other non-deductible expenses	4,663	2,024	5,086

Current tax charge for the year	8,056	1,319	15,534

9.    Dividends

        No dividend was declared for the three years ended December 31, 2001, 2002 and 2003.

10.    Intangible fixed assets

	Goodwill	Terminal development	Total
	(US$000)
Net book amount at December 31, 2001	701	19,906	20,607

Cost at January 1, 2002	2,666	19,906	22,572
Exchange currency gains	157	—	157
Additions	—	27,970	27,970

Cost at December 31, 2002	2,823	47,876	50,699

Accumulated amortization at January 1, 2002	(1,965)	—	(1,965)
Exchange currency gains	(157)	—	(157)
Charge for the year	(674)	—	(674)
Asset impairment	(27)	—	(27)

Accumulated amortization at December 31, 2002	(2,823)	—	(2,823)

Net book amount at December 31, 2002	—	47,876	47,876

Cost at January 1, 2003	—	47,876	47,876
Additions	—	14,769	14,769

Cost at December 31, 2003	—	62,645	62,645

Accumulated amortization at January 1, 2003	—	—	—
Charge for the year	—	(7,974)	(7,974)

Accumulated depreciation at December 31, 2003	—	(7,974)	(7,974)

Net book amount at December 31, 2003	—	54,671	54,671

        The goodwill arising on the acquisition of Invsat Limited and Rydex Corporation Limited has been amortized on a straight-line basis over three years from the date of acquisition.

        Terminal development costs directly related to the development of user terminals for our Regional BGAN and BGAN services are capitalized as intangible fixed assets. Regional BGAN costs are currently amortized over five years. BGAN costs will be amortized once the BGAN service is launched in 2005 and will be amortized over the estimated sales life of the services, which is expected to be five to ten years.

11.    Tangible fixed assets

	Freehold and long leasehold land and buildings	Services equipment, fixtures and fittings	Space segment	Total
	(US$000)
Net book amount at December 31, 2001	48,661	89,183	801,159	939,003

Cost at January 1, 2002	67,946	369,627	2,205,461	2,643,034
Exchange revaluation	413	397	—	810
Additions	129	26,856	318,907	345,892
Disposals	—	(388)	—	(388)

Cost at December 31, 2002	68,488	396,492	2,524,368	2,989,348

Accumulated depreciation at January 1, 2002	(19,285)	(280,444)	(1,404,302)	(1,704,031)
Exchange revaluation	(4)	(290)	—	(294)
Charge for the year	(2,189)	(33,002)	(92,938)	(128,129)
Asset impairment	—	(254)	—	(254)
Disposals	—	290	—	290

Accumulated depreciation at December 31, 2002	(21,478)	(313,700)	(1,497,240)	(1,832,418)

Net book amount at December 31, 2002	47,010	82,792	1,027,128	1,156,930

Cost at January 1, 2003	68,488	396,492	2,524,368	2,989,348
Exchange revaluation	450	569	—	1,019
Additions	175	14,534	177,113	191,822
Disposals	—	(1,224)	—	(1,224)

Cost at December 31, 2003	69,113	410,371	2,701,481	3,180,965

Accumulated depreciation at January 1, 2003	(21,478)	(313,700)	(1,497,240)	(1,832,418)
Exchange revaluation	(7)	(253)	—	(260)
Charge for the year	(2,193)	(25,247)	(98,373)	(125,813)
Disposals	—	425	—	425

Accumulated depreciation at December 31, 2003	(23,678)	(338,775)	(1,595,613)	(1,958,066)

Net book amount at December 31, 2003	45,435	71,596	1,105,868	1,222,899

        Assets acquired under finance leases are included at the net book amount of US$0.3 million, US$0.3 million and US$0.3 million at December 31, 2001, 2002 and 2003 respectively.

        Included within the net book amount of services equipment, fixtures and fittings at December 31, 2001, 2002 and 2003 are rental assets of US$1.8 million, US$2.8 million and US$1.2 million.

        Included within the net book amount of space segment assets at December 31, 2001, 2002 and 2003 is capitalized interest amounting to US$19.1 million, US$18.8 million and US$18.1 million.

        The net book amount of freehold land and buildings is US$4.8 million, US$5.3 million and US$5.4 million as at December 31, 2001, 2002 and 2003.

        The net book amount of long leasehold land and buildings is US$43.9 million, US$41.7 million, and US$40.0 million as at December 31, 2001, 2002 and 2003 respectively. Long leases are defined as leases with over 50 years remaining.

        At December 31, 2001, 2002 and 2003 the net book amount of software development costs included within services equipment, fixtures and fittings was US$2.7 million, US$3.5 million and US$4.0 million net of accumulated depreciation of US$9.9 million, US$11.6 million and US$13.8 million. Depreciation charges in each of the years ended December 31, 2001, 2002 and 2003 were US$1.7 million, US$1.7 million and US$1.9 million.

12.    Investments

	Joint ventures(a)	Other Investments(b)	Total
	(US$000)
At December 31, 2001	—	2,500	2,500

Write up of Merasis to estimated recoverable amount	—	1,000	1,000
Recovery from liquidator of Merasis	—	(2,900)	(2,900)

At December 31, 2002	—	600	600

Recovery from liquidator of Merasis	—	(600)	(600)

At December 31, 2003	—	—	—

(a)    Joint ventures

        The group held an 80% interest in Airia Limited. This interest was previously treated as a joint venture because under a shareholder agreement control was exercised through the board jointly with the other shareholder.

        Airia was established in May 2000 to provide live news and sports broadcasts to commercial aircraft. The significant events of September 11, 2001 dramatically affected the whole airline industry. Against this backdrop there was a critical review of the requirements for in-flight entertainment by airlines which could affect the level of demand and timing for the Airia live television service. In light of these events, the directors determined they no longer valued the investment in Airia as a long-term participating interest. Accordingly the company classified its investment in Airia as an "other investment" and estimated its recoverable amounts US$ Nil.

        The directors have concluded that there is no future for Airia and signed a settlement agreement in November 2003 with the other shareholders, APR. The Company no longer has a shareholding interest in Airia.

        The decision to reclassify the investment as "other investment" has been reflected in the financial statements. The total charge excluding taxation comprises:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Operating loss	8,043	—	—
Goodwill amortization	1,588	—	—
Impairment of investment	17,237	—	—

	26,868	—	—

(b) Other investments—discontinued operations

        As a result of a board decision on November 7, 2001 the Setfair business of Merasis Ltd established to develop internet-based business-to-business services and applications for the maritime industry ceased trading and is consequently in the process of being wound up. The company reported an exceptional loss of US$9.2 million in addition to US$16.8 million of operating losses for the year ended December 31, 2001 to liquidate the company. This exceptional loss has no tax effect.

        Following the appointment of the liquidator, the investment in Setfair in 2001 was no longer consolidated in accordance with FRS 2 since control had moved from the Company to the liquidators and it was classified as an "other investment." At December 31, 2001 the directors estimated the value of this investment to be US$2.5 million. Actual amounts of US$3.5 million were recovered in 2002 and 2003 and therefore US$1.0 million was reflected in the profit and loss account for the year ended December 31, 2002. However the liquidation process has not been fully completed and there may still be further amounts receivable from the liquidators as the settlement of creditors continues.

(c) Subsidiaries

        Details of principal subsidiaries are set out in Note 28 to the financial information. In 2002 as part of an annual impairment review the directors wrote down the investment in Rydex of US$4.5 million to US$ Nil.

(d) Core operations investments

        In 2002 Inmarsat Leasing (Two) Limited was established. The company invested US$14.7 million in the share capital of Inmarsat Leasing (Two) Limited. Inmarsat Leasing (Two) Limited commenced trading on July 31, 2002. See Note 28.

13.    Stock

	Year ended December 31,
	2001	2002	2003
	(US$000)
Finished goods	—	1,967	1,326
Raw materials and consumables	1,467	1,529	746

	1,467	3,496	2,072

        The carrying value of stock is not materially different from replacement cost.

14.    Debtors

Amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Trade debtors	123,890	131,936	116,472
Other debtors	5,169	11,306	10,385
Corporation tax	22,577	17,777	—
Other prepayments and accrued income	6,024	5,930	12,317

	157,660	166,949	139,174

        Included in other prepayments and accrued income are amounts recoverable on contracts of US$3.7 million, US$2.3 million and US$2.8 million as at December 31, 2001, 2002 and 2003.

15.    Creditors—amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Bank loans and overdrafts	12,906	13,326	624
Obligations under finance leases (Note 18)	124	79	67
Trade creditors	102,888	104,865	98,257
Amounts due to parent undertaking	—	—	5,000
Amounts due to former shareholders	1,316	1,316	1,318
Corporation tax	—	—	18,371
Other taxation and social security	1,568	1,931	1,944
Other creditors	1,015	2,309	1,008
Deferred satellite payments	7,181	7,387	6,665
Accruals and deferred income	59,915	61,426	47,039

	186,913	192,639	180,293

        Amounts due to parent undertakings are unsecured, interest free and repayable on demand.

16.    Creditors—amounts falling due after more than one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Bank borrowings	56,100	97,000	—
Obligations under finance leases	192	142	91
Deferred satellite payments	38,340	36,024	33,702
Accruals and deferred income	—	18	18

	94,632	133,184	33,811

        The following is a summary of deferred satellite payments due after more than one year as at December 31, 2003.

Deferred satellite payments
(US$000)
December 31, 2005	7,005
December 31, 2006	6,930
December 31, 2007	6,661
December 31, 2008	6,226
Due after five years	6,880

Total deferred satellite payments	33,702

        On May 1, 2001, the Company obtained a five-year US$610.0 million unsecured medium term revolving credit facility from Barclays Capital and ING Bank N.V. The amount drawn down under this facility at December 31, 2001, 2002 and 2003 was US$60.0 million, US$100.0 million and US$Nil million, respectively, net of finance costs of US$3.9 million, US$3.0 million and US$2.3 million. Interest is fixed at the commencement of each drawing at LIBOR plus the margin under the facility. See Note 29.

        As part of the acquisition the medium term revolving credit facility was terminated and replaced by a group senior credit agreement held by Inmarsat Investments Limited on December 17, 2003.

17.    Provisions for liabilities and charges

	Post retirement	Restructuring provision	Deferred tax	Other	Total
	(US$000)
As at January 1, 2001	4,442	—	22,324	—	26,766

Charged in respect of current year	72	—	35,901	10,500	46,473
Acquisition of subsidiary lessor	—	—	47,360	—	47,360
Current year credit in respect of acquisition of subsidiary lessor (Note 18)	—	—	(4,484)	—	(4,484)
Exchange revaluation	—	—	(606)	—	(606)
Reduction following agreement of valuation of assets at transition with UK Inland Revenue	—	—	(26,920)	—	(26,920)

As at December 31, 2001	4,514	—	73,575	10,500	88,589

Charged in respect of current year	1,021	9,100	46,975	—	57,096
Utilized in respect of prior year	—	—	(5,351)	—	(5,351)
Utilized in the year	—	(6,449)	—	(4,000)	(10,449)

As at December 31, 2002	5,535	2,651	115,199	6,500	129,885

Charged in respect of current year	1,700	—	51,214	3,000	55,914
Utilized in respect of prior year	—	—	(6,574)	—	(6,574)
Utilized in the year	—	(2,651)	—	(9,500)	(12,151)
Transfer to current tax	—	—	(7,996)	—	(7,996)

As at December 31, 2003	7,235	—	151,843	—	159,078

        Restructuring provisions relate to a number of voluntary employee actions announced in November 2002.

        Other provisions represent amounts payable in connection with a dispute between the company and APR Limited, the other shareholder in Airia, US$4.0 million was paid in 2002. In 2003, an agreement was reached for final settlement, and a payment of US$9.5 million was made on November 7, 2003, resulting in a further charge to the profit and loss account of US$3.0 million.

18.    Obligations under finance leases

	Year ended December 31,
	2001	2002	2003
	(US$000)
Due within one year	124	79	67
Due in two to five years	192	142	91

	316	221	158

19.    Called up share capital

	Equity	Non equity	Total
	(US$000)
Authorized:
200,000,010 ordinary shares of 10 pence each	32,400	—	32,400
1 special rights non-voting redeemable preference share of £1.00	—	—	—

At December 31, 2001, 2002 and 2003	32,400	—	32,400

Allotted, issued and fully paid
100,000,010 ordinary shares of 10 pence each at December 31, 2001	16,200	—	16,200
1 special rights non-voting redeemable preference share of £1.00 at December 31, 2001	—	—	—
345,791 ordinary shares of 10 pence each issued during the year	50	—	50

At December 31, 2002	16,250	—	16,250

Cancellation of 100,345,801 ordinary shares at December 17, 2003	(16,250)	—	(16,250)
Issue of 100,345,801 ordinary shares of 10 pence each at December 17, 2003	17,559	—	17,559

At December 31, 2003	17,559	—	17,559

        One share of £1.00 was allotted on incorporation in 1998 with the remaining 10,000,000 allotted in 1999 on Transition to a private limited company. Following the 10:1 share split on March 15, 2001, there were 100,000,010 ordinary shares of 10 pence each.

        The special rights non-voting redeemable preference share was issued to the International Mobile Satellite Organization on April 15, 1999 and carries no voting rights. It is not transferable and does not confer any right to participate in profits. The International Mobile Satellite Organization may, at any time, after consulting the Company and subject to the provisions of the Companies Act, require the Company to redeem the special share at par by giving written notice and delivering the relevant share certificate.

        In November 2002, 345,791 ordinary shares were allotted to Inmarsat employees at a fair value of £7.01 per share totaling US$3.5 million. These shares were generally held by profit sharing trusts on behalf of employees.

        The Company received consideration of US$3.5 million from these trusts for the allotment of shares under the profit sharing scheme during 2002. The trusts were provided with funds to make these payments by the employing companies and consequently, this share issue is a non-cash transaction for the group.

        In December 2003, the Company entered into a Scheme of Arrangement whereby, a cash offer of US$15.00 per share was made by Inmarsat Investments Limited (formerly Grapeclose Limited) to acquire the ordinary shares of the company. This was approved by the shareholders of Inmarsat Ventures Limited on December 1, 2003 and received court approval on December 17, 2003.

        Under the scheme, the existing shares of the company were cancelled, and new shares were issued to Inmarsat Investments Limited.

        The Company had outstanding at December 31, 2002 the following options to subscribe for ordinary shares. There were no outstanding options at December 31, 2003 as all options were cancelled under the terms of the cash offer for the Company.

Name of plan	Number of share options December 31, 2002	Cancellation of share options during the period(1)	Number of share options December 31, 2003	Exercise period	Exercise price
Approved Share Purchase Plan—Tier 1	532,460	511,545	—	From IPO to 10/2009	£7.865 per share
Share Option Plan—Tier 2	897,730	859,549	—	40% on IPO; 60% first anniversary of IPO; expire between 10/2009 and 03/2012	£7.865 per share
	74,880	70,640	—	100% first anniversary of IPO; expire between 12/2010 and 03/2011	£7.865 per share
Share Option Plan (Executive)	80,000	80,000	—	Upon certain increases in share prices occurring after IPO; expire 10/2009	£7.865 per share
Share Option Plan (Executive)	80,000	80,000	—	33 1/3% on IPO; 33 1/3% first anniversary of IPO; expire 10/2009	£1 per tranche
Share Option Plan—Tier 3	538,845	515,375	—	Upon certain increases in share prices occurring after IPO; expire between 05/2010 and 03/2011	£7.865 per share

Share options outstanding	2,203,915	2,117,109	—

(1)
The difference between the number of cancelled shares and the opening balance is due to employees leaving during the period and options lapsing.

        Under the terms of the cash offer for Inmarsat Ventures Limited from Inmarsat Investments Limited, the directors accepted the cash cancellation proposals on the outstanding options of US$15.00 per share less the exercise price. Therefore, at December 31, 2003, the directors held no share options in Inmarsat Ventures Limited.

20.    Reserves

	Retained earnings	Share premium account	Other Reserve
	(US$000)
Balance at January 1, 2001	104,296	—	580,671
Profit for the financial year	61,700	—	—
Exchange adjustments offset in reserves	(422)	—	—

At December 31, 2001	165,574	—	580,671

Profit for the financial year	164,202	—	—
Exchange adjustments offset in reserves	1,053	—	—
Issue of share capital	—	3,465	—

At December 31, 2002	330,829	3,465	580,671

Profit for the financial year	125,247	—	—
Exchange adjustments offset in reserves	7,012	—	—
Cancellation of equity on acquisition by Inmarsat Investments Limited	—	(3,465)	(580,671)
Issue of ordinary share capital on acquisition by Inmarsat Investments Limited	—	582,828	—
UITF 17 charge	3,971	—	—

At December 31, 2003	467,059	582,828	—

        The other reserve represents the difference between the nominal value of shares issued and the net book value of assets acquired on transition.

        The UITF 17 (Urgent Issues Task Force Abstract 17, "Employee share schemes") charge represents the difference between the exercise price of stock options provided to employees, and the fair market price of these stock options at the date they were granted. As these options were contingent upon the sale or flotation of the Company, no charge was recognized at the time of the issue of the options. As the options were bought out under the terms of the cash offer, a UITF 17 charge has been recognized in the year.

21.    Notes to cash flow statement

        Reconciliation of operating profit to net cash inflow from operating activities:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Operating profit	126,829	184,731	189,557
Depreciation	159,411	128,193	125,813
Amortization	793	674	7,974
Impairment	—	281	—
UITF 17 non-cash charge	—	—	3,971
Non-cash effect of issue of share capital to employees	—	3,515	—
Decrease/(increase) in stocks	431	(2,029)	1,424
(Increase)/decrease in debtors	(8,161)	(14,268)	10,211
(Decrease)/increase in creditors	(17,385)	13,348	5,358
(Decrease)/increase in provisions	72	3,671	(950)

Net cash inflow from continuing operating activities	261,990	318,116	343,358

        Reconciliation of net cash flow to movement in net debt:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Net debt at beginning of year	45,512	57,980	99,475
(Increase)/decrease in cash in the year	20,256	(3,930)	(6,990)
Movements in liquid resources	171,095	4,620	(16,453)
Capital element of finance lease rental payments	(202,964)	(95)	(63)
Bank borrowings	54,900	40,000	(100,000)
Non-cash adjustment	(30,819)	900	3,000

Net debt	57,980	99,475	(21,031)

        Analysis of net debt:

	Cash at bank and in hand	Overdraft	Cash at bank less overdrafts	Short-term investment	Finance lease obligations	Bank borrowings	Total
	(US$000)
At January 1, 2001	(14,932)	3,596	(11,336)	(178,451)	235,299	—	45,512
Net cash flow	10,946	9,310	20,256	171,095	(202,964)	60,000	48,387
Acquisitions	—	—	—	—	(32,019)	(3,900)	(35,919)

At December 31, 2001	(3,986)	12,906	8,920	(7,356)	316	56,100	57,980

Net cash flow	(4,350)	420	(3,930)	4,620	(95)	40,000	40,595
Non-cash adjustment	—	—	—	—	—	900	900

At December 31, 2002	(8,336)	13,326	4,990	(2,736)	221	97,000	99,475

Net cash flow	5,712	(12,702)	(6,990)	(16,453)	(63)	(100,000)	(123,506)
Non-cash adjustment	—	—	—	—	—	3,000	3,000

At December 31, 2003	(2,624)	624	(2,000)	(19,189)	158	—	(21,031)

        Non-cash adjustments in 2002 and 2003 relating to bank borrowings comprise amortization of arrangement costs of new banking facilities.

        Non-cash charges in 2001 comprise the deferred tax liability assumed on the acquisition of the lessor as part of the lease restructuring exercise, offset by the non-cash charge of US$14.9 million (Note 5).

        Net cash movement in bank borrowings:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Net borrowings drawn down under new facility	60,000	40,000	—
Termination of bank borrowings	—	—	(100,000)
Arrangement costs of new banking facilities	(5,100)	—	—

	54,900	40,000	(100,000)

22.    Earnings per share

	Year ended December 31,
	2001	2002	2003
	(US$000)
Numerator (US$000)
Profit for the financial year	61,700	164,202	125,247
Denominator (thousands of shares)
Weighted average number of ordinary shares	100,000	100,057	100,346
Diluted weighted average number of shares including share options granted	100,507	100,430	100,821

Basic earnings per share (U.S. dollars)	$0.62	$1.64	$1.25
Diluted earnings per share (U.S. dollars)	$0.61	$1.63	$1.24

        For diluted earnings per share, the weighted averaged number of ordinary shares in issue as calculated above is adjusted to assume conversion of all dilutive potential ordinary shares, that is, those share options where the exercise price is less than an assumed average market value during the year.

23.    Pension arrangements and post-retirement benefits

        The Group's pension plans, including defined benefit and defined contribution elements, commenced on April 15, 1999. Initial funding requirements were based on actuarial assumptions.

        The Group operates pension schemes in each of its principal locations. The UK scheme has two plans: a hybrid scheme with both defined benefit and defined contribution elements, which is closed to new employees, and a defined contribution plan. The defined benefit section of the scheme is funded and its assets are held in a separate fund administered by a corporate trustee. US$1.9 million, US$1.9 million and US$2.5 million was charged in the years ended December 31, 2001, 2002 and 2003 in respect of the defined benefit section of the scheme.

        The defined benefit section of the scheme is valued using the projected unit method with the valuation by professionally qualified and independent actuaries carried out as at December 31, 2002. The actuarial valuation of the assets of the scheme at that date, allowing for expected future increases in earnings, was US$9.3 million which was sufficient to cover 83% (previous valuation at 120%) of benefits that had accrued to members. The results of this valuation as at December 31, 2003, for the purposes of the additional disclosures required by FRS 17, are set out below.

        The assets held in respect of the defined benefit section of the UK Scheme and the expected rates of return were:

	Year ended December 31,
	2001		2002		2003
	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected
Equities	6,203	7.50%	8,252	7.50%	14,239	7.75%
Bonds	405	5.75%	572	5.50%	585	4.75%
Gilts	268	5.00%	380	4.50%	875	5.40%
Cash	155	4.00%	55	4.00%	5	3.75%

Total market value of assets	7,031		9,259		15,704

        The assumptions, which have the most significant effect on the results of the actuarial valuations, are those relating to the rate of return on investments, the rates of increases in salaries and the rate of pension increases. For the calculation of the initial funding rates, the actuaries assumed that the rate of investment return for valuing accrued benefits would, on average, exceed pay and pension increases by 2.7% and 4.7% per annum respectively and the rate of investment return for valuing future service benefits would, on average, exceed pay and pension increases by 2.0% and 4.0% per annum respectively.

        The total pension charge for the year ended December 31, 2001, 2002 and 2003 is disclosed in Note 3.

        The Group provides post-retirement medical benefits including healthcare to retired employees and their dependants that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare cost trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 2.75% per annum in excess of the rate of price inflation of 2.50% (2.25% at December 31, 2002). For purposes of the calculation at 31 December 2003, a 2.50% per annum price inflation assumption was used (2.25% at December 31, 2002). The discount rate used in determining the accumulated post-retirement benefit obligation was 5.5% at December 31, 2003 (5.5% at December 31, 2002).

        The following information is presented as required by the transitional rules of FRS 17.

        The major actuarial assumptions used as at December 31, 2001, 2002 and 2003 were:

	Year ended December 31,
	2001	2002	2003
Rate of increase in salaries	4.50%	4.25%	4.50%
Rate of increase in pensions in payment	2.50%	2.25%	2.50%
Discount rate	5.75%	5.50%	5.40%
Inflation assumption	2.50%	2.25%	2.50%
Medical expense inflation assumption	5.00%	5.25%	5.25%

        The following amounts in respect of all post-retirement benefits, as at December 31, 2001, 2002 and 2003, were measured in accordance with the requirements of FRS 17.

	As at December 31, 2001			As at December 31, 2002
	Post- retirement healthcare	Pension benefits	Total	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	7,031	7,031	—	9,259	9,259
Present value of plan liabilities	(4,514)	(10,188)	(14,702)	(8,144)	(15,355)	(23,499)

Deficit in the plan	(4,514)	(3,157)	(7,671)	(8,144)	(6,096)	(14,240)
Related deferred tax asset	1,354	947	2,301	2,443	1,829	4,272

Net liability	(3,160)	(2,210)	(5,370)	(5,701)	(4,267)	(9,968)

	As at December 31, 2003
	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	15,704	15,704
Present value of plan liabilities	(10,152)	(25,403)	(35,555)

Deficit in the plan	(10,152)	(9,699)	(19,851)
Related deferred tax asset	3,046	2,909	5,955

Net liability	(7,106)	(6,790)	(13,896)

        If the above amounts had been recognized in the financial information, the Group's net assets and retained earnings at December 31, 2001, 2002 and 2003 would be as follows:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Net assets excluding pensions liability	762,445	931,215	1,067,446
Pensions liability	(2,210)	(4,267)	(6,790)

Net assets including pension liability	760,235	926,948	1,060,656

Retained earnings excluding pension liability	165,574	330,829	467,059
Pension reserve	(2,210)	(4,267)	(6,790)

Retained earnings including liability	163,364	326,562	460,269

        The following amounts would have been recognized in the performance statements in the year ended December 31, 2002 and 2003 under the requirements of FRS 17:

	Year ended December 31,
	2002	2003
	(US$000)
Operating profit
Current service cost	2,898	2,785
Curtailment gain	(536)	—

Total operating charge	2,362	2,785
Other finance income
Expected return on pension scheme assets	599	816
Interest on pension scheme liabilities	(758)	(1,015)

Net return	(159)	(199)

Statement of total recognized gains and losses
Actual return less expected return on pension scheme assets	(2,457)	1,756
Experience gains and losses arising on the scheme liabilities	61	141
Foreign exchange gains and losses	(347)	(683)
Changes in assumptions underlying the present value of scheme liabilities	—	(3,945)

Actuarial gain recognized in statement of total recognized gains and losses	(2,743)	(2,731)

Movements in deficit during the year
Deficit in scheme at beginning of the year	(3,157)	(6,096)
Movement in year:
Current service cost	(2,898)	(2,785)
Contributions	2,325	2,112
Curtailment gain	536	—
Other finance income	(159)	(199)
Actuarial loss	(2,743)	(2,731)

Deficit in scheme at end of year	(6,096)	(9,699)

Details of experience gains and losses for the year
Difference between the expected and actual return on scheme assets:
Amount	(2,457)	(1,756)
Percentage of scheme assets	(26.5%)	(13.4%)
Experience gains and losses on scheme liabilities:
Amount	61	141
Percentage of present value of the scheme liabilities	(0.4%)	0.6%
Total amount recognized in statement of total recognized gains and losses:
Amount	(2,743)	(2,048)
Percentage of present value of the scheme liabilities	17.9%	9.2%

        The liability for post-retirement healthcare benefits is already recognized in the financial information as a provision. See Note 17.

24.    Capital commitments

        The Group had authorized and contracted but not provided for capital commitments of US$649.9 million, US$431.2 million and US$396.3 million as at December 31, 2001, 2002 and 2003 respectively. The amounts in all years primarily represent commitments in respect of the construction of the Inmarsat-4 satellites. The group contracted to pay US$Nil, US$8.7 million and US$2.6 million at December 31, 2001, 2002 and 2003 respectively under various non-cancelable agreements.

25.    Contingencies

        Claims have arisen in the ordinary course of business but the directors do not consider that these will result in a material loss to the Group.

26.    Operating lease commitments

        The Group had the following annual commitments under non-cancelable operating leases:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Land and buildings
Within one year	9	—	—
Within two to five years	214	133	211
After five years	—	—	—
Other
Within one year	875	2,072	4,090
Within two to five years	3,885	25,045	32,980
After five years	—	5,655	4,624

	4,983	32,905	41,905

        Other operating lease commitments include the leasing of channels on the Thuraya D1 satellite.

        At December 31, 2003 the Group in addition to the above operating lease commitments is contracted to pay warranty costs relating to the BGAN program of US$19.6 million over the next four years.

27.    Transactions with former shareholders

        The majority of space segment revenue is derived from the sale of satellite utilization to land earth station operators (master distributors), which were primarily owned by former shareholders of the Company. The maximum permitted shareholding in the company was 15% of the issued share capital. The terms and conditions of the sales of space segment are governed by the land earth station operator agreement (master distribution agreement).

        Some network and satellite control services, equipment and telephone services were procured from suppliers who also happened to be former shareholders, the total of which amounts to US$9.5 million, US$12.0 million and US$10.8 million for the years ended December 31, 2001, 2002 and 2003 respectively.

28.    Principal subsidiary undertakings

        The following subsidiaries are included in the consolidated financial information:

	Principal activity	Country of incorporation and operation	Effective interest in issued ordinary share capital at December 31, 2003
Inmarsat Limited	Satellite telecommunications	England and Wales	100%
Inmarsat Employment Company Limited	Employment company	Jersey	100%
Inmarsat Inc	Service provider	USA	100%
Inmarsat Employee Share Plan Trustees Limited	Corporate trustee	England and Wales	100%
Inmarsat Trustee Company Limited	Corporate trustee	England and Wales	100%
Inmarsat Brasil Limitada	Dormant	Brazil	99%
Invsat Limited	VSAT telecommunications	England and Wales	100%
Rydex Corporation Limited	Maritime communications software	England and Wales	100%
Rydex Communications Limited	Maritime communications software	Canada	100%
Inmarsat Leasing Limited	Satellite leasing	England and Wales	100%
Inmarsat (IP) Company Limited	Intellectual property holding company	England and Wales	100%
Inmarsat Leasing (Two) Limited	Satellite leasing	England and Wales	100%
Inmarsat Services Limited	Employment company	England and Wales	100%
Inmarsat Launch Company Limited	Dormant	Isle of Man	100%
Galileo Ventures Limited	Dormant	England and Wales	100%
iNavSat Limited	Dormant	England and Wales	100%

        Inmarsat Services Limited commenced trading in February 2002.

        Invsat provides integrated telecommunications network systems including very small aperture terminals, or VSATs and satellite solutions, to the oil and gas, maritime, government and emergency services markets.

        The Rydex business with offices in Vancouver, Canada and Liverpool in the UK is a business that has developed software compatible with the terminals which use the Rydex solutions. This software enables ships to send and receive e-mail and access the Internet.

        Inmarsat Launch Company Limited was formed on December 4, 2003. Inmarsat Launch Company Limited will be assigned contracts related to the launch of Inmarsat-4 satellites and will be the beneficiary of Inmarsat-4 launch insurance (when obtained).

29.    Financial instruments

Treasury management and strategy

        The Group's treasury activities are managed by its corporate finance department under the direction of a Treasury Review Committee whose chairman is the Chief Financial Officer, and are consistent with board-approved treasury policies and guidelines. The overriding objective of treasury activities is to manage financial risk.

        Key features of treasury management include:

  •
  ensuring that the Group is in a position to fund its obligations in appropriate currencies as they fall due;

  •
  maintaining adequate undrawn borrowing facilities;

  •
  economically hedging both contracted and anticipated foreign currency cash flows on a minimum twelve-month rolling basis with the option of covering exposures up to a maximum of three years forward; and

  •
  maximizing return on short-term investments.

        Treasury activities are only transacted with counter parties who are approved relationship banks.

        Treasury policy is implemented primarily through the use of forward purchases of foreign currencies. The treasury department is, however, authorized to use purchased options, futures and other derivative instruments, but only to the extent that such instruments form part of the hedging policy so as to establish a known rate of exchange.

        Having arranged the purchase of foreign currency in line with the anticipated requirement for that currency over each financial year, an average rate of exchange is calculated from the agreed currency deals. This average rate is applied for accounting purposes. The policy is designed to minimize the impact of currency gains and losses in the profit and loss account; gains and losses will arise to the extent that the level of actual payments in the year is different from those that were forecast.

Short-term debtors and creditors

        Short-term debtors and creditors have been excluded from the following disclosures, other than the currency risk disclosures.

Maturity analysis of financial liabilities

        The maturity analysis of the Group's financial liabilities is as follows:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Within 1 year or on demand	(20,211)	(20,792)	(7,356)
Between 1 and 2 years	(6,120)	(6,248)	(7,096)
Between 2 and 5 years	(77,244)	(117,272)	(19,818)
Over 5 years	(15,626)	(11,632)	(6,880)

	(119,201)	(155,944)	(41,150)

        For this purpose, financial liabilities comprise:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Overdrafts	(12,906)	(13,326)	(624)
Deferred satellite payments	(45,521)	(43,411)	(40,368)
Finance lease obligations	(316)	(221)	(158)
Cross currency swaps	(4,358)	(1,986)	—
Bank borrowings	(56,100)	(97,000)	—

	(119,201)	(155,944)	(41,150)

        The five-year US$610.0 million medium term revolving credit facility arranged with Barclays Capital and ING Bank N.V commencing May 1, 2001 was terminated as of December 17, 2003. At December 31, 2001, 2002 and 2003 the amount drawn down under this facility was US$60.0 million, US$100.0 million and US$Nil respectively.

Currency risk

        In accordance with the Group's treasury policy to hedge forecast currency exposures on a rolling minimum twelve-month basis, all anticipated exposures for 2004 and 2003 have already been hedged at rates of exchange similar to those of 2002. The entire net assets of the Group are therefore denominated in U.S. dollars.

Interest rate risk profile of financial assets of the Group

	Year ended December 31,
	2001	2002	2003
	(US$000)
Floating rate financial assets	3,986	8,336	2,623
Fixed rate financial assets	7,356	2,736	19,189

	11,342	11,072	21,812

        Financial assets consist of cash at bank and short- and long-term investments. The fixed rate short-term deposits in U.S. dollars were placed with banks for periods not exceeding three months and earned interest at 1.75%, and 1.02% per annum in 2001 and 2003 respectively. There were no U.S. dollar deposits at December 31, 2002. There were also fixed rate short-term deposits in sterling, placed with banks for periods not exceeding three months that earned interest at 3.4% as at December 31, 2003 (December 31, 2001 4.0%, December 31, 2002 4.0%). There were no fixed rate short-term deposits in Danish kroners as at December 31, 2003 (December 31, 2001 3.0%, December 31, 2002 2.75%). The floating rate cash earns interest based on relevant national LIBID equivalents.

Interest rate risk profile of financial liabilities of the Group

	Year ended December 31,
	2001	2002	2003
	(US$000)
Floating rate financial liabilities	(73,364)	(112,312)	(624)
Fixed rate financial liabilities	(316)	(221)	(158)
Financial liabilities on which no interest is paid	(45,521)	(43,411)	(40,368)

	(119,201)	(155,944)	(41,150)

        Floating rate financial liabilities comprise bank loans and overdrafts. The weighted average years to maturity of the floating rate financial liabilities as at December 31, 2001, 2002 and 2003 is 2.26 years, 2.18 years and nil years respectively. Interest on the floating rate financial liabilities is based on the relevant ratio and equivalents plus the margin under the respective facilities. Interest on floating rate financial liabilities is based on the relevant national equivalents.

        The fixed rate financial liabilities comprise finance lease obligations, details of which are given in Note 18. The weighted average interest rate in respect of these liabilities is 7.0% for the year ended December 31, 2001. The weighted average years to maturity as at December 31, 2001, 2002 and 2003 is 2.26 years, 2.18 years, and 1.84 years respectively.

        The weighted average year to maturity on the financial liabilities on which no interest is paid as at December 31, 2001, 2002 and 2003 is 8.24 years, 7.24 years and 6.26 years respectively.

Market risk

        At December 31, 2001, 2002 and 2003 on the basis of past net cash balances, it is estimated that a 1% movement in interest rates would have impacted December 31, 2001, 2002 and 2003 profit before tax by approximately US$0.5 million, US$0.7 million and US$0.6 million, respectively. It is estimated that a general movement of the U.S. dollar/sterling exchange rate of 1% would have impacted the December 31, 2001, 2002 and 2003 profit before tax by approximately US$1.6 million, US$1.9 million and US$0.9 million respectively.

Credit risk

        Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash at bank, short-term investments and trade receivables. All cash and short-term investments are with high credit quality financial institutions. At December 31, 2003, four master distributors comprised approximately 80% of group trade revenues. These same four customers comprised approximately 80% of the trade debtor balance as at December 31, 2003.

Fair value of financial assets and financial liabilities

	Year ended December 31,
	2001		2002		2003
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
	(US$000)
Assets
Investments	2,500	2,500	600	600	—	—
Cash at bank	3,986	3,986	8,336	8,336	2,623	2,623
Short-term investments	7,356	7,356	2,736	2,736	19,189	19,189
Liabilities
Overdrafts	(12,906)	(12,906)	(13,326)	(13,326)	(624)	(624)
Finance leases	(316)	(316)	(221)	(221)	(158)	(158)
Deferred satellite payments	(45,521)	(48,802)	(43,411)	(47,304)	(40,368)	(43,077)
Bank borrowings	(60,000)	(60,000)	(100,000)	(100,000)	—	—
Other financial instruments
Interest and cross currency swaps	(4,358)	(4,358)	(1,986)	(1,986)	—	—
Forward exchange contracts	—	1,312	—	16,702	—	15,998

        The following methods and assumptions were used to determine the above fair values:

  (a)
  the fair value of investments is based on quoted market prices where available and other estimates.

  (b)
  the fair values of cash at bank, overdrafts and short-term investments approximate their carrying values because of the short maturity of these instruments.

  (c)
  the carrying value of finance lease obligations approximates to fair value based on the interest rates implicit in the leases.

  (d)
  the fair value of deferred satellite payments represents the present value of future payments discounted at a variable risk free rate at the year end.

  (e)
  the fair value of interest and cross currency swaps is based upon valuations provided by the counter-party.

  (f)
  the fair value of foreign exchange contracts and options is based upon the difference between the contract amount at the current forward rate at each year end, and the contract amount at the contract rate.

  (g)
  bank borrowings are reflected in the balance sheet as of December 31, 2001, 2002 and 2003 net of unamortized arrangement costs of US$3.9 million, US$3.0 million, and US$Nil respectively.

        The market value of the forward contracts the Group has outstanding is:

	Year ended December 31,
	2001			2002			2003
	Contract value	Market value	Fair value	Contract value	Market value	Fair value	Contract value	Market value	Fair value
	(US$000)
Sell USD currency
Forward contracts
USD (Sterling)	159,303	160,637	1,334	186,061	202,763	16,702	90,829	106,728	15,899
USD (Danish Kroner)	926	918	(8)	—	—	—	—	—	—
USD (Japanese Yen)	—	—	—	—	—	—	—	—	—
USD (Canadian Dollar)	1,342	1,315	(27)	—	—	—	2,976	3,075	99
Buy USD currency
Forward contracts
CAD (U.S. Dollars)	(576)	(563)	13	—	—	—	—	—	—

	160,995	162,307	1,312	186,061	202,763	16,702	93,805	109,803	15,998

        Gains and losses on hedge instruments are deferred and only recognized in the profit and loss amount upon maturity of the contract. The book value of these instruments is nil.

        The weighted average exchange rates for forward contracts were as follows:

	Year ended December 31,
	2001	2002	2003
Sterling	1.42	1.45	1.50
Danish Kroner	0.12	—	—
Canadian Dollar	0.64	—	1.35

        There were no currency options outstanding at December 31, 2001, 2002 and 2003.

        The average maturity date for forward contracts outstanding at December 31, 2001, 2002 and 2003 is between one and two years.

        The Group entered into certain interest and cross currency swap contracts to reduce its exposure to fluctuations in interest rates. These instruments swap the group's floating rate sterling liabilities for fixed rate U.S. dollar payments. These contracts were accounted for as hedges because they were applied to specific expenditure. The fair value of these swap instruments as at December 31, 2001, 2002 and 2003 was US$(4.4) million, US$(2.0) million and US$Nil million. The group has not entered into any new interest and cross currency swap contracts during 2003.

        During the year ended December 31, 2001 the cross currency interest rate swaps which had previously been accounted for as hedges against finance lease payments were reclassified following the restructuring of finance leases and no longer accounted for as hedges. As a result, the loss arising of US$4.4 million was recognized in the profit and loss account for 2001. The movement in the fair value of these swaps of US$2.4 million has been recognized in the profit and loss account as a gain for December 31, 2002.

Hedges

        The Group uses derivative financial instruments to hedge its exposure to foreign currency risk. Unrecognized gains and losses on hedge instruments, and the movements therein, are as follows:

	Unrecognized
			Net total
	Gains	Losses
	(US$000)
Gains and losses on hedges at January 1, 2001	2,348	(7,054)	(4,706)
Gains and losses arising in previous years that were included in 2001 income	—	7,054	7,054

Gains and losses arising before January 1, 2001 that were not included in 2001 income	2,348	—	2,348
Gains and losses arising in 2001 but unrecognized	(150)	(886)	(1,036)

Gains and losses on hedges at December 31, 2001	2,198	(886)	1,312

Gains and losses on hedges at January 1, 2002	2,198	(886)	1,312
Gains and losses arising in previous years that were included in 2002 income	(1,289)	886	(403)

Gains and losses arising before January 1, 2002 that were not included in 2002 income	909	—	909
Change in value arising in 2002 but unrecognised during 2002	5,855	—	5,855
Gains and losses arising in 2002 but unrecognised	9,938	—	9,938

Gains and losses on hedges at December 31, 2002	16,702	—	16,702

Gains and losses on hedges at January 1, 2003	16,702	—	16,702
Gains and losses arising in previous years that were included in 2003 income	(12,924)	—	(12,924)

Gains and losses arising before January 1, 2003 that were not included in 2003 income	3,778	—	3,778
Gains and losses arising in 2003 but unrecognised	12,220	—	12,220

Gains and losses on hedges at December 31, 2003	15,998	—	15,998

        Of the unrecognized amounts above:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Expected to be recognized the following year	403	12,924	15,982
Expected to be recognized in later years	909	3,778	16

	1,312	16,702	15,998

        All the gains and losses on the hedging instruments are expected to be matched by losses and gains on the hedged transactions or positions.

30.    Parent Undertaking and Ultimate Controlling Party

        The Company's parent undertaking is Inmarsat Investments Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

31.    Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        On December 17, 2003 the company's shareholders accepted an offer from a newly incorporated entity, Inmarsat Investments Limited to acquire all of the outstanding share capital. The purchase of the shares was effected via a scheme of arrangement under the UK Companies Act, whereby all of the outstanding share capital at December 17, 2003 was cancelled and new shares were issued to Inmarsat Investments Limited.

        Following the acquisition, a fair value assessment was carried out to determine the appropriate carrying values for the assets and liabilities of the acquired entity. Under UK GAAP these fair value adjustments are not recorded in the books at the acquired entity. However, under U.S. GAAP such adjustments are pushed down where appropriate to the books at the acquired entity.

        Accordingly, from December 17, 2003 the company's assets and liabilities have been adjusted, giving rise to significant differences between shareholders' equity on a UK GAAP and U.S. GAAP basis, particularly in relation to tangible and intangible assets, pension liabilities and post-retirement provisions. These differences in assets and liabilities give rise to additional differences in the net income between UK GAAP and U.S. GAAP, primarily related to depreciation and amortization of tangible and intangible assets respectively. The 2003 results are predominantly the results of operations related to the predecessors operation therefore the results of operations from the acquisition to the end of the financial year are considered insignificant and have not been presented separately in these accounts. In the future, the amortisation of fixed assets and finite lived intangibles will give rise to significant differences in net income between UK GAAP and U.S. GAAP, in the successor entity.

        The following tables contains a summary of the material adjustments to profit for the financial year between UK GAAP and U.S. GAAP:

		Year ended December 31,
	Note	2002	2003
		(US$000)
Profit for the financial year as reported under UK GAAP		164,202	125,247
U.S. GAAP adjustments:
Pension plans	a	(1,024)	(1,436)
Forward exchange contracts	b	15,390	(704)
Interest and cross currency swaps	b	—	—
Deferred taxation	c	1,200	3,400
Deferred taxation on adjustments	c	3,936	913
Other investments	d	—	—
Write back of amortization of intangible assets	e	674	—
Development costs	f	(27,970)	(14,769)
Amortization on development costs	f	—	7,974
Other expenses	k	—	10,919
Depreciation on tangibles	g	—	(653)
Amortisation on intangibles	h	—	(188)
Foreign exchange translation	b	(191)	(4,188)
Interest on bank loans and subordinated parent company debt	m	—	(859)

Total adjustments		(7,985)	409

Net income under U.S. GAAP		156,217	125,656

        The following table contains a summary of the material adjustments to shareholders' funds between UK GAAP and U.S. GAAP:

		Predecessor	Successor
		Year ended December 31,
	Note	2002	2003
		(US$000)
Total shareholders funds as reported under UK GAAP		931,215	1,067,446
U.S. GAAP adjustments:
Pension plans	a	(1,989)	(7,259)
Forward exchange contracts	b	16,702	15,998
Interest and cross currency swaps	b	—	—
Deferred taxation	c	(7,952)	(46,105)
Deferred taxation on adjustments	c	9,707	(7,914)
Development costs	f	(47,876)	(62,645)
Amortization on development costs	f	—	7,974
Foreign exchange translation	b	(1,268)	(2,872)
Tangible assets	g	—	99,292
Post retirement provision	l	—	(1,895)
Goodwill	h	674	189,644
Intangibles other than goodwill	i	—	109,294
Other liabilities	j	—	(1,891)
Bank loans and subordinated parent company debt	m	—	(1,757,603)

Net U.S. GAAP adjustments		(32,002)	(1,465,982)

Shareholders' equity under U.S. GAAP		899,213	(398,536)

        A summary of the principal differences and additional disclosures applicable to the Group are set out below:

(a)    Pension plans

        Under UK and U.S. GAAP different methods and assumptions are used to determine the pension expense. The principal differences are set out below. Additionally, from December 17, 2003 the company's US GAAP pension liability was increased by the amount of the fair value adjustment arising on acquisition, which has been pushed down to the company under US GAAP. For UK GAAP purposes, the company's pension liability was not increased, as fair value adjustments are not pushed down under UK GAAP. This has resulted in additional significant differences between the UK and US GAAP liabilities.

        Under UK GAAP, pension costs credited/charged against profits relating to the Company's pension schemes are accounted for in accordance with UK Statement of Standard Accounting Practice SSAP 24 "Accounting for Pension Costs." Under U.S. GAAP, SFAS 87 "Employers' Accounting for Pensions" prescribes the method and assumptions that may be used to calculate pension costs. Under U.S. GAAP, actuarial gains and losses have only been recognized through the profit and loss accounts to the extent they fall outside a 10% corridor, i.e., 10% of the greater of the value of the projected benefit obligation and the fair value of the plan assets. Under UK GAAP, actuarial gains and losses arising from one valuation to the next are amortized in full through the profit and loss accounts. Where an additional minimum liability exists under U.S. GAAP (i.e., where the amount provided for any one scheme does not cover the unfunded accumulated benefit obligation for that scheme), it must be recognized within the pension liability.

        The supplementary disclosures required by SFAS 87 and SFAS 132, "Employers' Disclosure about Pension and Other Post-retirement Benefits" are given below. The U.S. GAAP pension costs and disclosures incorporated the requirements of SFAS 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits." Any surplus paid out to members following termination is recognized as an additional pension cost upon settlement. In addition, SFAS 132 also requires disclosure of the components of the net periodic pension cost and the funded status of the pension plans.

        In accordance with SFAS 132, disclosures about the Group's defined benefit plans are as follows:

        Components of U.S. GAAP pension costs are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Net service cost	2,143	2,386
Interest cost	850	842
Expected return on plan assets	(660)	(652)
Amortization of net (gain)/loss	272	238
Currency translation	—	430

Net pension cost	2,605	3,244

        The funded status for the Group's defined benefit pension plan is as follows:

	Predecessor	Successor
	Year ended December 31,
	2002	2003
	(US$000)
Projected benefit obligation	(16,014)	(26,296)
Fair value of plan assets	9,259	15,704

Funded status	(6,755)	(10,592)
Unrecognized net (gain)/loss since SFAS 87 transition	5,079	3,429

Pension liability	(1,676)	(7,163)

        Changes in the projected benefit obligation are as follows:

	Predecessor	Successor
	Year ended December 31,
	2002	2003
	(US$000)
Benefits obligation, beginning of year	10,713	16,014
Net service cost	2,610	2,386
Interest cost	717	842
Employee contributions	983	787
Benefit payments—normal	(95)	(207)
Actuarial loss/(gain)	(21)	3,008
Curtailment (gain)	(484)	—
Effect of currency translation	1,591	3,466
Effect of change in measurement	—	—

Benefit obligation, end of year	16,014	26,296

        Changes in plan assets are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Fair value of plan assets, beginning of year	7,031	9,259
Actual return on plan assets	(1,673)	2,055
Employer contributions	2,093	1,687
Employee contributions	983	787
Benefit payments—normal	(95)	(207)
Effect of currency translation	920	2,124

Fair value of plan assets, end of year	9,259	15,705

        The weighted average assumptions used to determine the pension cost for the Group's defined benefit pension plan were as follows:

	Year ended December 31,
	2002	2003
Discount rate	5.50%	5.40%
Expected rate of increase in compensation	4.25%	4.50%
Expected rate of increase in pensions	2.25%	2.50%
Consumer price inflation	2.25%	2.50%
Expected return on plan assets	7.25%	7.51%

(b)
Financial instruments

        During the normal course of business, the Group is exposed to foreign currency risk due to payment of certain operating expenses in currencies other than the Group's functional currency, primarily sterling. This creates volatility in earnings and cash flows from year to year. The Group makes use of derivative instruments to limit this risk. The objective of the Group is to limit the volatility in earnings and cash flows as a result of this risk.

        The Group has adopted a policy for hedging its foreign exchange exposure, which requires all projected non-U.S. dollar expenditures to be hedged on a twelve-month rolling basis. Under UK GAAP, the Group accounts for its foreign currency derivative instruments as hedges and related exchange gains and losses are deferred until the maturity of the contract.

        SFAS 133 "Accounting for Derivatives and Hedging Activities" and related standards, adopted effective January 1, 2001, establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activity. Changes in the fair value of derivatives are recorded in each year in current earnings or other comprehensive income, depending on whether a derivative is designated and documented as part of a hedge transaction and, if it is, the type of hedge transaction. The Group uses various derivative instruments, to hedge anticipated foreign currency expenditures. These contracts provide economic hedging to the Company, however do not qualify as hedges for accounting purposes under SFAS 133, and therefore are valued at each year end with gains and losses recorded in current earnings as "other external charges" (within net operating costs).

        In 2001 on acquisition of the leasing company the remaining cross currency interest rate swaps were re-designated and are no longer part of a hedging relationship. As a result, the Group recorded a loss in the amount of $2.0 million and $Nil for the years ended December 31, 2002 and 2003 under UK and U.S. GAAP representing the fair value of the contracts. Under UK GAAP, this adjustment was recorded in net interest payable; however, for U.S. GAAP the amount would be reflected in "other external charges," within operating profit.

        Market value of derivatives:

	Year ended December 31,
	2002	2003
	(US$000)
Effect on profit and loss under U.S. GAAP:
Forward exchange contracts and foreign currency options	15,390	(704)

Effect on shareholders' funds under U.S. GAAP:
Forward exchange contract and foreign currency options	16,702	15,998

        The Group evaluates contracts for "embedded" derivatives, and considers whether any embedded derivatives have to be bifurcated, or separated, from the host contracts in accordance with SFAS 133 requirements. Embedded derivatives may have terms that are not clearly and closely related to the terms of the host contract in which case they are included. If embedded derivatives exist and are not clearly and closely related to the host contract, they are accounted for separately from the host contract as derivatives, with changes in their fair value recorded in current earnings.

        Under U.S. GAAP, unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars, are translated to U.S. dollars at the year-end spot rate. Under UK GAAP, these unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars are recorded at the average hedged rate.

        Foreign exchange translation represents the adjustment of current assets and liabilities from contract rate to year end spot rate.

(c)
Deferred taxation

        Under UK GAAP, full provision is made for deferred tax assets and liabilities arising from timing differences where the company has an obligation/benefit to pay more tax in the future as a result of past events.

        Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax bases of assets and liabilities and for tax loss carry forwards at the statutory rate for each reporting date including temporary differences. Deferred tax amounts also arise as a result of the other UK GAAP to U.S. GAAP adjustments. In particular, under US GAAP deferred tax is provided for on a full liability basis on the fair value adjustments which have been pushed down to Inmarsat Ventures Limited. Under UK GAAP, fair value adjustments have not been pushed down.

        Classification of the Group's tax liabilities and assets under U.S. GAAP is as follows:

	Predecessor	Successor
	Year ended December 31,
	2002	2003
	(US$000)
Deferred tax liability:
Non-current
Excess of book value over tax value of space segment assets	(115,199)	(151,843)
Freehold and long leasehold assets	(8,575)	(7,167)
Amortization of development costs	—	(2,392)
Intangible assets	—	(32,788)
Financial instruments	(5,011)	(4,799)
Tangible assets	—	(29,787)

Total non-current deferred tax liabilities	(128,785)	(228,776)
Deferred tax assets:
Current
Pensions	597	2,178
Post retirement provision	—	569
Other liabilities	—	512
Foreign exchange translation	380	861

Total current deferred tax assets	977	4,120
Non-current
Development costs	14,363	18,794
ICO investment	45,002	45,002

Total non-current deferred tax	59,365	63,796

Total deferred tax assets	60,342	67,916
Valuation allowance	(45,002)	(45,002)

Net deferred tax assets	15,340	22,914

Net deferred tax (liability)	(113,445)	(205,862)

        A valuation allowance has been made by the Group to provide for deferred tax assets relating to the write down of the ICO investment. The valuation allowance is necessary as the Group believes that it is more likely than not that the specific asset to which it relates will not be realized by the Group.

(d)
Other investments

        Under the UK GAAP, the Group accounts for joint venture investments using the gross equity method of accounting. The profit and loss account includes the Group's share of the operating profit or loss and attributable deferred tax benefit of those companies. The balance sheet shows the Group's share of the gross assets and liabilities of those companies, and attributed goodwill.

        Under U.S. GAAP, these investments would be accounted for using the equity method. The profit and loss account would include one line with the Group's share of the profit or loss (after tax) of those companies. The balance sheet would show one line with the Group's share of the net assets of those companies.

(e)
Goodwill amortization expense

        Effective January 1, 2002, the Group prospectively adopted the SFAS 142 "Goodwill and Other Intangible Assets" ("SFAS 142") with respect to accounting for goodwill and other intangible assets under U.S. GAAP.

        SFAS 142 requires that goodwill and certain other intangible assets having indefinite lives acquired after June 30, 2001 no longer be amortized, but rather tested for impairment at least annually. Intangible assets determined to have definite lives will continue to be amortized over their useful lives. At December 31, 2001, the Group's unamortized goodwill balance under U.S. GAAP was $0.7 million. Effective January 1, 2002, all amortization of goodwill was discontinued under U.S. GAAP. Upon adoption of SFAS 142, the Group completed its transitional impairment testing, effective January 1, 2002 and determined that the carrying value of the Company's identified intangibles was not impaired. With the adoption of SFAS No. 142, management of the Group also reassessed the remaining useful lives of all depreciable intangible assets and determined the lives to be appropriate.

        The following table reflects net income for the comparative years prior to adoption of SFAS 142 as if the standards non-amortization provision had been adopted as of the beginning of the respective years:

	Year ended December 31,
	2002	2003
	(US$000)
Net income under U.S. GAAP	156,217	126,515
Add back goodwill amortization—net of tax	—	—
Add back indefinite-lived trademark amortization—net of tax	—	—

Total amortization added back to net income	—	—

Net income under U.S. GAAP excluding amortization	156,217	126,515

        As a result of the implementation of FAS 142 the Company did not recognize any additional intangible assets nor were there any impairments of goodwill or intangibles.

        A goodwill impairment loss of $0.3 million was recognized during the year ended December 31, 2001 following the board decision to wind up the Setfair business of Merasis Ltd (please refer to Note 12). This goodwill impairment loss is aggregated in the losses on termination of subsidiary undertakings disclosed on the face of the income statement.

(f)
Development costs

        Under UK GAAP, the company capitalizes development costs associated with the development of the User Terminals (UT) for Regional BGAN and BGAN services. Under U.S. GAAP development costs are expensed as incurred.

        Associated with the non capitalization of UT development costs the associated amortization recorded under UK GAAP is not recognized for U.S. GAAP purposes.

(g)
Tangible assets

        Tangible assets were fair valued on acquisition of Inmarsat Ventures Limited by Inmarsat Investments on December 17, 2003. Under U.S. GAAP a portion of the fair value step up of tangible assets is "pushed down" to subsidiaries of Inmarsat Ventures Limited, which does not occur under UK GAAP.

(h)
Goodwill

        Amount represents goodwill resulting from the purchase accounting recorded in Inmarsat Investments Limited that is pushed down to Inmarsat Ventures according to U.S. GAAP. Under UK GAAP no goodwill is recorded in Inmarsat Ventures and therefore the entire difference represents total goodwill under U.S. GAAP. Goodwill is not amortized for U.S. GAAP.

(i)
Intangibles other than goodwill

        Amount includes patents, trademarks, leasing backlog and orbital slots. Amounts recorded in respect of patents, trademarks and leasing backlog will be amortized on a straight-line basis over their estimated useful lives of twenty, seven and three years, respectively. Indefinite-lived intangibles (including orbital slots) will not be amortized for U.S. GAAP purposes. These assets will be subject to annual impairment tests in accordance with U.S. GAAP.

(j)
Other liabilities

        Amount represents the increase to deferred satellite payments due to the push down of fair value under U.S. GAAP.

(k)
Other expenses

        Amount includes the write back of expenses related to facility fees and transaction costs that are expensed for stand alone UK GAAP accounts but are adjusted as part of purchase accounting and pushed down within the fair value of assets and liabilities acquired for U.S. GAAP.

(l)
Post retirement provision

        Amount relates to the push down of fair value adjustments under U.S. GAAP as described above. Under U.S. GAAP the fair value of the post retirement obligation is recorded in full in purchase accounting and is then limited by EITF 88-16. No UK GAAP fair value adjustments have been made in these accounts as a result of the acquisition.

(m)
Bank loans and subordinated parent company debt

        Under US GAAP, the debt which Inmarsat Investments Limited acquired in order to effect the acquisition of Inmarsat Ventures Limited has been pushed down to the books of Inmarsat Ventures Limited. This accounting is not required under UK GAAP, giving rise to a difference in shareholders' equity between US GAAP and UK GAAP. Additionally, interest arising on the debt in the successor period has been pushed down into the income statement of Inmarsat Ventures Limited, giving rise to a difference in net income between US GAAP and UK GAAP.

(n)
Other disclosures required by U.S. GAAP

  Cash flow information

        Under UK GAAP, the Group's cash flow statements are presented in accordance with Financial Reporting Standard No.1 (FRS 1), as revised. This statement presents substantially the same information as is required under SFAS 95 under U.S. GAAP.

        Under UK GAAP, the Group's "cash flow" is comprised of increases or decreases in "cash," which is comprised of cash at bank and in hand and overdrafts. Cash flow is defined differently under U.S. GAAP. For purposes of presenting cash flow information in accordance with U.S. GAAP, cash flow represents increases or decreases in "cash and cash equivalents," which includes cash and short-term, high liquid investment with original maturities of less than 90 days, and excludes overdrafts.

        Under UK GAAP, cash flows are presented for operating activities; dividends from joint ventures and associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. U.S. GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

        Cash flows under U.S. GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities. Under U.S. GAAP, capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Compensation paid to signatories, equity dividends paid and management of liquid resources are included within financing activities.

        A summary of the Group's operating, investing and financing activities, classified in accordance with U.S. GAAP, are as follows:

		Year ended December 31,
	Note	2002	2003
		(US$000)
Operating activities
Net cash inflow from operating activities under UK GAAP	21	318,116	343,358
Development costs		(27,970)	(14,770)
Tax (paid)/received		26,261	13,705
Interest received		1,777	1,792
Interest paid		(2,862)	(2,298)

Net cash provided by operating activities under U.S. GAAP		315,322	341,787

Investing activities
Net cash outflow from capital expenditure,
Financial investments and acquisitions and disposals under UK GAAP		(383,887)	(233,051)
Development costs		27,970	14,770

Net cash used in investing activities under U.S. GAAP		(355,917)	(218,281)

Financing activities
Net cash (outflow)/inflow from financing activities under UK GAAP		39,905	(100,063)
(Decrease)/increase in overdrafts	21	420	(12,702)

Net cash (used)/provided in financing activities under U.S. GAAP		40,325	(112,765)

	Year ended December 31,
	2002	2003
	(US$000)
Net increase/(decrease) in cash and cash equivalents	(270)	10,741
Cash and cash equivalents under U.S. GAAP, beginning of year	11,342	11,072

Cash and cash equivalents under U.S. GAAP, end of year	11,072	21,812

        The following is a summary of cash and cash equivalents under U.S. GAAP which fall into the category of highly liquid investments with maturities of 90 days or less at the date of acquisition:

		Predecessor	Successor
		Year ended December 31,
	Note	2002	2003
		(US$000)
Cash at bank and in hand	21	8,336	2,624
Short-term investments	21	2,736	19,189

Cash and cash equivalents under U.S. GAAP		11,072	21,813

Restructuring costs

        In November, 2002 in connection with management's plan to reduce operating costs and improve shareholder financial returns, the Group recorded a restructuring charge of approximately U.S.$9.2 million for the year ended December 31, 2002. The principal action in the restructuring plan involved a redundancy program to reduce staff costs. The restructuring, resulted in the actual elimination of 74 corporate staff positions and was completed with all terminations in effect by February 2003. The amount of redundancy benefits paid and charged against the liability at December 31, 2002 and 2003 was U.S.$6.4 million and U.S.$2.5 million, respectively. Redundancy costs are included in "other external charges" in Note 3. The redundancy provision that remains unpaid at December 31, 2002 and 2003 was U.S.$2.7 million and U.S.$Nil respectively. There was no provision at December 31, 2001.

Software development costs

        Under U.S. GAAP, software development costs would be included in intangible assets. Under UK GAAP these costs are included in tangible assets. See Note 11. The Company complies with SOP 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use."

Comprehensive income

        Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" requires disclosure of the components of and total comprehensive income in the year in which they are recognized in the consolidated financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting year except those resulting from investments by owners and distributions to owners. Identified minimum pension liabilities and the cumulative translation adjustment from our subsidiary whose functional currency is other than the U.S. dollar, have been recognized as components of comprehensive income.

		Year ended December 31,
	Note	2002	2003
		(US$000)
Net income under U.S. GAAP		156,217	125,656
Other comprehensive income:
Cumulative translation adjustment	b	207	9,598
Pension adjustments	a	(511)	511
Other liabilities

Total other comprehensive income/(loss) under U.S. GAAP		(304)	10,109

Total comprehensive income under U.S. GAAP		155,913	135,765

Lease commitments

        The following is a summary of future minimum amounts payable for all leases as of December 31, 2003.

As of December 31, 2003	Operating leases
(US$000)
2004	41,906
2005	45,227
2006	9,652
2007	8,404
2008	8,004
Thereafter	4,264

Total minimum lease payments	117,457

Asset impairment

        Under UK GAAP, an impairment loss is recognized to the extent that an asset's carrying amount cannot be recovered either by selling the asset or by discounted future earnings from operating the asset. Under U.S. GAAP, the impairment loss is only recognized when the undiscounted future cash flows for operating the asset is less than the carrying amount. The impairment loss is measured as the amount the carrying value exceeds the fair value of the asset. Impairment losses have been recognized by the Group under both UK GAAP and U.S. GAAP.

        Under UK GAAP, if the occurrence of an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account. Under U.S. GAAP, it is not permitted to reverse an impairment loss. No reversals of impairment losses have been recognized by the Group.

Related parties

        The former shareholders are related parties within the meaning of SFAS 57, "Related party disclosures."

Discontinued operations

        Under UK GAAP reference to discontinued operations is not treated differently under U.S. GAAP.

Retiree benefits

        The Group provides post-retirement benefits including healthcare to retired employees and their dependents that were employed with the Group before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Group are eligible to participate in the post-retirement benefit plans. The plan is self-funded through a Medical Trust and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The plans are not funded. The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare costs trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 1% per annum below the discount rate (5%). For purposes of this calculation, a 2.5% per annum price inflation assumption was used. The discount rate used determining the accumulated post-retirement benefit obligation was 5.75%, 5.5% and 5.5% at December 31, 2001, 2002 and 2003.

        Post-retirement benefit expense included the following:

	Year ended December 31,
	2002	2003
	(US$000)
Components of net periodic post-retirement benefit cost:
Service cost benefit earned during the year	297	379
Interest cost on project benefit obligation	233	430

Net period post-retirement benefit cost	530	809

        The changes in the benefit obligation of the post-retirement benefit plan are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Change in benefit obligation
Net benefit obligation at beginning of year	4,514	8,144
Service cost	297	379
Interest cost	233	430
Gain/(loss)	2,939	239
Fair value adjustment on acquisition	—	(1,087)
Gross benefits paid	(42)	(107)
Effect of currency translation	203	1,132

Net benefit obligation at end of year	8,144	9,130

        The decline in the net benefit obligation shown above is a result of the Group's transition from an international organization to a corporation, at which time a number of employees were terminated.

Effect of increasing the discount rate

        The table below illustrates the effect of a 1% change in the rate of discount on the calculation of the past service liability as at December 31, 2003.

Revised past service liability	1% Increase	1% Decrease
	(US$000)
Retirees	516	422
Employees	1,575	1,212

Total	2,091	1,634

Recently issued accounting standards

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The regulation permits the governments of EU member states to extend to 2007 the period that companies with listed debt securities have to prepare their consolidated accounts in conformity with IFRS. In the UK, the DTI has recommended that the UK government not allow this extension. The regulation also permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS to other companies as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

INMARSAT LIMITED

Independent Auditors' Report to the Members of Inmarsat Limited

To: The Board of Directors and Shareholders of Inmarsat Limited

        We have audited the accompanying financial statements of Inmarsat Limited, which comprise the profit and loss account, balance sheet, reconciliation of movements in shareholders funds, statement of cash flows and the Notes to the financial statements as of, and for the years ended December 31, 2001, 2002 and 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in the United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Limited at December 31, 2001, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 29 to the financial statements.

PricewaterhouseCoopers LLP
London, United Kingdom
April 21, 2004

INMARSAT LIMITED

PROFIT AND LOSS ACCOUNTS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Revenues	3	415,853	441,583	483,593
Depreciation and amortization	4	(155,192)	(126,145)	(132,831)
Other net operating costs	4	(88,887)	(114,402)	(124,355)

Total operating costs		(244,079)	(240,547)	(257,186)

Total operating profit		171,774	201,036	226,407
Interest receivable and similar income	6	1,615	5,698	2,156
Interest payable and similar charges	6	(26,864)	(25,778)	(26,644)

Profit on ordinary activities before taxation	5	146,525	180,956	201,919
Taxation	9	(3,753)	(12,786)	(54,664)

Profit on ordinary activities after taxation		142,772	168,170	147,255
Dividends	10	(200,000)	(160,000)	—

Retained profit/(loss) for the year	20	(57,228)	8,170	147,255

        There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above and their historic cost equivalents.

Statement of total gains and losses

        A statement of total gains and losses is not presented as there are no recognized gains and losses other than the profit in the financial years.

The accompanying Notes are an integral part of the financial statements.

INMARSAT LIMITED

BALANCE SHEETS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Fixed assets
Intangible fixed assets	11	19,906	47,876	54,671
Tangible fixed assets	12	932,365	1,149,183	1,215,143

Total fixed Assets		952,271	1,197,059	1,269,814
Current assets
Stocks	13	—	1,967	1,326
Debtors	14	337,236	195,341	133,081
Short-term investments		7,356	2,736	19,189
Cash at bank and in hand		2,314	4,736	4,360

Total current assets		346,906	204,780	157,956
Creditors—amounts falling due within one year	15	(308,187)	(338,691)	(166,551)

Net current (liabilities)/assets		38,719	(133,911)	(8,595)

Total assets less current liabilities		990,990	1,063,148	1,261,219
Creditors—amounts falling due after more than one year	16	(200,430)	(225,403)	(247,675)
Provisions for liabilities and charges	17	(34,556)	(73,571)	(102,115)

Net assets		756,004	764,174	911,429

Capital and reserves
Called up share capital	19	162,000	162,000	162,000
Share premium account	20	581,610	581,610	581,610
Retained earnings	20	12,394	20,564	167,819

Total equity shareholders' funds		756,004	764,174	911,429

The accompanying Notes are an integral part of the financial statements.

INMARSAT LIMITED

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Note	Retained earnings	Share premium account	Ordinary share capital	Total
		(US$000)
Balance at January 1, 2001		69,622	581,610	162,000	813,232
Profit for the financial year		142,772	—	—	142,772
Dividends	10	(200,000)	—	—	(200,000)

Balance at December 31, 2001		12,394	581,610	162,000	756,004

Profit for the financial year		168,170	—	—	168,170
Dividends	10	(160,000)	—	—	(160,000)

Balance at December 31, 2002		20,564	581,610	162,000	764,174

Profit for the financial year		147,255	—	—	147,255

Balance at December 31, 2003		167,819	581,610	162,000	911,429

The accompanying Notes are an integral part of the financial statements.

INMARSAT LIMITED

STATEMENT OF CASH FLOWS

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Net cash inflow from operating activities	21	181,379	369,004	243,423

Interest received		1,883	1,615	1,942
Interest paid		(5,380)	(1,485)	(9,115)

Net cash (outflow)/inflow for returns on investments and servicing of finance		(3,497)	130	(7,173)

Taxation
UK Corporation tax received/(paid)		(14,594)	17,415	13,373

Tax received/(paid)		(14,594)	17,415	13,373

Capital expenditure and financial investment
Purchase of tangible and intangible fixed assets		(243,238)	(380,454)	(219,639)

Net cash outflow for capital expenditure and financial investment		(243,238)	(380,454)	(219,639)

Net cash inflow/(outflow) before management of liquid resources and financing		(79,950)	6,095	29,984

Management of Liquid Resources
(Increase)/decrease in short-term deposits		149,012	4,620	(16,453)

Net cash inflow/(outflow) after management of liquid resources		69,062	10,715	13,531

Capital element of finance lease rental payments		(81,993)	(8,874)	(6,668)

Net cash inflow/(outflow) from financing		(81,993)	(8,874)	(6,668)

Increase/(decrease) in cash in the year	21	(12,931)	1,841	6,863

The accompanying Notes are an integral part of these financial statements.

INMARSAT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1. Background and basis of preparation

        The principal activity of the Company is the provision of global satellite communication services.

        The preparation of the financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reported year. The more significant estimates include provisions, pension costs, deferred tax and asset lives. Actual results could differ from those estimates.

        The following principal accounting policies have been applied consistently in dealing with items which are considered material in relation to the Company's financial statements.

2. Principal accounting policies

        The financial statements are prepared under the historical cost convention and in accordance with applicable UK accounting standards. The Company has reviewed its accounting policies and continues to adopt accounting policies most appropriate to its business so as to give a true and fair view as well as disclose sufficient information to enable users to understand the policies adopted and how they have been applied in the financial statements.

Currency of accounting and foreign currency

        The functional and reporting currency of the Company is the U.S. dollar as the majority of operational transactions are denominated in U.S. dollars. Transactions not denominated in dollars during the accounting period have been translated into dollars at an average hedged rate of exchange. Fixed assets denominated in currencies other than the dollar have been translated at the hedged rates of exchange ruling at the dates of acquisition. Monetary assets and liabilities denominated in currencies other than the U.S. dollar for which the Company has purchased forward exchange contracts have been translated at the average hedged rates of exchange contained in those contracts. Differences on exchange are dealt with in the profit and loss account.

        Shares issued by the Company and denominated in a currency other than U.S. dollars are translated at the rates ruling at the date of the issue.

Derivative financial instruments

        The Company uses derivative financial instruments to hedge its exposure to foreign currency risk. To the extent that such instruments are matched against an underlying asset or liability, they are accounted for using hedge accounting and therefore, gains and losses are deferred and only recognized upon the maturity of the contract. Where instruments are not matched against an underlying asset or liability, losses are accrued in the profit and loss account.

Revenue

        Satellite revenue results from utilization charges that are recognized as revenue over the period during which the satellite services are provided. Other satellite revenues not dependent upon utilization charges (such as designated leased capacity charges) and where the fee is fixed or determinable are recognized as deferred income when a non-cancelable agreement is in force, and collectibility is reasonably assured. Deferred income attributable to other satellite revenues represents the unearned balances remaining from amounts receivable from customers pursuant to lease prepayment options. These amounts are recorded as revenues on a straight-line basis over the respective lease terms.

Pensions and post-retirement benefits

        The Company operates a defined benefit and a number of defined contribution pension schemes in its principal locations. The defined benefit scheme is funded and its assets are held in separate funds administered by a corporate trustee.

        Pension costs for the defined benefit scheme are assessed in accordance with the advice of independent qualified actuaries and are charged to the profit and loss account so as to spread the cost on a straight-line basis over the average service lives of employees. Pension surpluses and deficits are amortized over the expected average remaining service lives of current employees. Pension costs for the defined contribution schemes are charged to the profit and loss account as incurred.

        The Company has adopted the transitional rules of FRS 17 "Accounting for retirement benefits." FRS 17 substantially changes the method of accounting for defined benefit pensions. The implementation date for this new standard has been deferred. However, it is expected that this standard may have the effect of increasing the pension costs to be included within operating costs, thus reducing operating profit. Pension fund actuarial gains and losses, including investment returns varying from the assumed returns, will be recorded in full in the statement of recognized gains and losses annually. Pension fund deficits, calculated in accordance with prescribed rules in this standard, will be shown in the balance sheet as will any surpluses to the extent that value is expected to be obtained from them in the foreseeable future. Transitional disclosures required as a minimum for the years ended December 31, 2001, 2002 and 2003 have been made. See Note 22.

        The Company recognizes liabilities relating to post-retirement medical benefits in respect of employees in the UK and overseas. The basis of the valuation of the liability is the projected unit method which requires that annual charges are made to the Company's profit and loss account so as to spread the cost of these benefits after retirement, on a systematic basis, over the employees' working lives.

Advertising costs

        Advertising costs are expensed as incurred.

Taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in future have occurred at the balance sheet date. Timing differences are differences between the Company's taxable profit and loss and its results as stated in the financial statements. No deferred tax is recognized on permanent differences.

        Deferred tax is measured at the average tax rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and law that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. See Note 9.

Research and development

        Research and development expenditure which does not meet the criteria for capitalization is written off in the year in which it is incurred. Where capitalized, development costs are amortized on a straight-line basis over their expected useful economic life. Costs are only capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by the board of directors of the Company.

        The carrying value of intangible assets is reviewed for impairment at the end of the first full year following acquisition and in other periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Software development costs

        Software development costs directly relating to the development of new services are capitalized with the tangible fixed assets to which they relate. Costs are capitalized once a business case has been demonstrated as to technical feasibility and commercial viability, and has been approved by the board of directors of the Company. Such costs are depreciated over the estimated sales life of the services, which is generally three years.

Investments

        Investments, held as fixed assets, are recorded in the balance sheet at cost less provision for impairment.

Space segment capital expenditure

        Space segment assets comprise satellite construction, launch and other associated costs. Expenditure charged to space segment projects includes invoiced progress payments, external consultancy costs and internal costs. Internal costs, comprising primarily staff costs, are only capitalized when they are directly attributable to the construction of an asset. Progress payments are determined on milestones achieved to date together with agreed cost escalation indices. Deferred satellite performance payments represent the net present value of future payments dependent on the future performance of each satellite and are recognized in space segment assets when the satellite becomes operational if it is probable that performance criteria will be met. The associated liability is stated at its net present value and included within liabilities. These space segment assets are depreciated over the life of the satellites from the date they become operational.

Other fixed assets

        Other fixed assets are stated at historical cost less accumulated depreciation.

Depreciation of fixed assets

        Depreciation is calculated to write off the historical cost of fixed assets, except land, on a straight-line basis over the expected useful lives of the assets concerned. The Company selects its depreciation rates carefully and reviews them regularly to take account of any changes in circumstances. When setting useful economic lives, the principal factors the Company takes into account are the expected rate of technological developments, expected market requirements for the equipment and the intensity at which the assets are expected to be used. The principal annual rates used for this purpose are:

Space segment	10.0%
Fixtures and fittings, and other building-related equipment	10.0%
Buildings	4.0%
Other fixed assets	20.0-33.3%

Asset impairment

        Tangible fixed assets are subject to impairment review in accordance with FRS 11 if there are events or changes in circumstances that indicate that the carrying amount of the fixed asset or goodwill may not be fully recoverable. The impairment review comprises a comparison of the carrying amount of the fixed asset or goodwill with its recoverable amount, which is the higher of net realizable value and value in use. Net realizable value is calculated by reference to the amount at which the asset could be disposed of. Value in use is calculated by discounting the expected future cash flows obtainable as a result of the assets continued use, including those resulting from its ultimate disposal, at a market based discount rate on a pre-tax basis. The carrying values of fixed assets are written down by the amount of any impairment and this loss is recognized in the profit and loss account in the period in which it occurs. If an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account and by increasing the carrying amount of the fixed asset in the period in which it occurs. The carrying amount of the fixed asset will only be increased up to the amount that it would have been had the original impairment not occurred.

        For the purpose of conducting impairment reviews, income generating units are identified as groups of assets, liabilities and associated goodwill that generate income that is largely independent of other income streams. The assets and liabilities include those directly involved in generating the income and an appropriate proportion of those used to generate more than one income stream. For the purpose of impairment reviews all space segment assets are treated as one income generating unit.

Leasing commitments

        Assets acquired under finance leases, which transfer substantially all the rights and obligations of ownership, have been recorded in the balance sheet as fixed assets at their equivalent capital value and are depreciated over the useful life of the asset. The corresponding liability is analyzed between its short-term and long-term components. The interest element of the finance lease is charged to the profit and loss account over the lease period at a constant rate. Rentals payable under operating leases are charged in the profit and loss account in equal annual amounts over the term of the lease.

Interest and finance costs

        Interest and finance costs incurred on the finance leases and bank debt raised to meet construction costs of satellites are capitalized until the satellites are placed into service and are included in space segment tangible fixed assets. Interest on undrawn amounts of bank facilities are expensed as incurred.

Stocks

        Stocks are stated at the lower of cost and net realizable value. Cost is determined by the average cost method.

Liquid resources

        The Company defines liquid resources as short-term deposits and current asset investments capable of being converted into cash without curtailing or disrupting the business.

Provisions

        Provisions, other than in respect of post-retirement benefits for which accounting policies are described above, are recognized when the Company has a legal or constructive obligation to transfer economic benefits arising from past events and the amount of that obligation can be estimated reliably. Provisions are not recognized unless the transfer of economic benefits is probable.

Other operating income

        Other operating income includes income from service contracts, rental income, conference facilities and income from the sale of Regional BGAN terminals. The cost of acquiring these terminals is included in network and satellite operations costs. These revenues do not form part of the core operations of the Company and so have been excluded from Company revenues.

3. Segmental information

        The Company operates in one core class of business, the supply of global satellite communication services. Within this one business class, the Company conducts its activities primarily in four business sectors, being maritime, land, aeronautical and leasing. The performance of all business sectors is viewed as a single segment by the decision-makers of the Company. Other revenues includes any other trading revenue outside the Company's core communications services and terminal sales.

        An analysis of revenue by business sector is set out below.

	Year ended December 31,
	2001	2002	2003
	(US$000)
Maritime	269,340	253,623	245,656
Land	96,562	125,043	163,619
Aeronautical	12,295	11,477	13,091
Leasing (including Navigation)	37,410	51,440	61,227
Other	246	—	—

Total revenues	415,853	441,583	483,593

        Inmarsat provides a range of satellite communications services.

        For the periods presented below, the following customers (master distributors), each contributed more than 10% of revenues.

	Year ended December 31,
	2001	2002	2003
	(US$000)
Customer A	98,798	100,721	133,023
Customer B	90,922	94,897	109,718
Customer C	73,220	91,021	90,859
Customer D	56,403	69,108	64,859

        Revenues are allocated to countries based on the location of the billable customers. These customers sell services to end users who may be located elsewhere. There is no difference on this basis between the origin and destination of revenue.

        The comparative period amounts, both above and below, have been restated following the consolidation of several telecommunication companies during the periods.

	Year ended December 31,
	2001	2002	2003
	(US$000)
France	56,403	69,108	64,859
Norway	49,015	59,794	78,394
Netherlands	57,440	60,658	59,541
United States	49,783	40,927	31,324
Asia and Pacific	30,925	34,298	32,010
Australia	33,482	34,239	31,318
Canada	73,220	91,021	133,023
Japan	27,377	24,848	24,387
Other Europe	28,225	16,281	17,311
Other	7,424	7,702	8,965
Other Americas	2,559	2,707	2,461

Total revenues	415,853	441,583	483,593

        Because of the integrated nature of the satellite infrastructure, it is not feasible to show net assets, and the profit for the periods by geographic location.

4. Net operating costs

	Year ended December 31,
	2001	2002	2003
	(US$000)
Own work capitalized	21,594	23,749	20,242
Miscellaneous other income	3,223	4,050	7,399
Network and satellite operations	(12,619)	(17,853)	(40,872)
Other external charges	(44,393)	(52,896)	(53,596)

Total external charges	(57,012)	(70,749)	(94,468)
Staff costs (see below)	(56,692)	(71,452)	(57,528)

Total other net operating costs	(88,887)	(114,402)	(124,355)

Depreciation and amortization	(155,192)	(126,145)	(132,831)

Wages and salaries	(50,094)	(62,428)	(48,194)
Social security costs	(3,813)	(4,977)	(5,675)
Pension costs	(2,785)	(4,047)	(3,659)

Total staff costs	(56,692)	(71,452)	(57,528)

        Staff costs for the year ended December 31, 2003 included redundancy costs of US$1.7 million (2002: US$6.8 million) (see Note 17).

        Own work capitalized, comprising primarily of staff costs, are only capitalized when they are directly attributable to the construction of an asset.

5. Profit on ordinary activities before taxation

        Profit on ordinary activities before taxation is stated after charging/(crediting):

		Year ended December 31,
	Note	2001	2002	2003
		(US$000)
Depreciation of tangible assets:
—leased		43,768	29,989	30,585
—owned		111,424	96,156	94,272
Amortization of intangibles		—	—	7,974
Operating lease rentals
—land and buildings		394	415	192
—services equipment, fixtures and fittings		332	246	223
—space segment		11,843	13,127	32,039
Auditors' remuneration and expenses:
—audit		279	279	350
—non audit		179	148	—
Staff costs	4	56,692	71,452	57,528
Advertising costs		13,765	16,436	16,496
Research and development costs		3,427	5,600	559
Foreign currency (gains)		(4,923)	(418)	(1,668)

6. Interest

	Year ended December 31,
	2001	2002	2003
	(US$000)
Interest payable on bank loans and overdrafts	(5,380)	(1,485)	(1,471)
Realized loss on cross currency interest rate swaps	(4,358)	—	—
Intercompany interest payable under finance lease contracts	(13,182)	(21,099)	(22,397)
Unwinding of discount on deferred satellite liabilities	(3,944)	(3,194)	(2,776)

Total interest payable and similar charges	(26,864)	(25,778)	(26,644)
Bank interest and other interest receivable	1,615	3,326	513
Realized gain on cross currency interest rate swaps	—	2,372	1,429
Late payment interest and inland revenue interest	—	—	214

Total interest receivable and similar income	1,615	5,698	2,156

Net interest payable	(25,249)	(20,080)	(24,488)

        Interest has been capitalized in relation to bank debt taken out to finance capital investment in the Broadband Global Area Network (BGAN) and Regional BGAN projects. The amount capitalized in the year ended December 31, 2001, 2002 and 2003 was US$3.2 million, US$2.1 million and US$1.7 million respectively.

7. Employee numbers

        The average monthly number of people (including the Executive Directors) employed during the period by category of employment:

	Year ended December 31,
	2001	2002	2003
Network and satellite operations	81	68	83
Marketing and business development	93	86	71
Product development and engineering	97	70	61
Business infrastructure, administration, finance and legal	143	127	93

	414	351	308

8. Directors' remuneration

        All Directors of the Company are Directors of Inmarsat Ventures Limited, the immediate parent undertaking, and disclosure of all Directors' emoluments are included in the Annual Report of Inmarsat Ventures Limited. No Directors received remuneration for their qualifying services to the Company.

9. Taxation

        The tax charge is based on the taxable profits for the year and comprises:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Corporation tax at 30%—current year	15,397	(1,196)	17,673
Deferred tax—current year	28,617	47,538	43,566

	44,014	46,342	61,239
Adjustments in respect of previous periods
Current corporation tax—current year	(15,508)	(22,447)	—
Deferred tax	(24,753)	(11,109)	(6,575)

	3,753	12,786	54,664

        The UK Inland Revenue has agreed that the value of assets qualifying for capital allowances (tax depreciation) at Transition should be the open market value of the assets at that date. In 2001 the value for capital allowance (tax depreciation) purposes of satellite assets transferred on Transition was agreed with the UK Inland Revenue and as a result a significant net tax credit has been recognized of US$40.0 million arising from the adoption of these revised for the year ended December 31, 2001.

        In 2002 the UK Inland Revenue has agreed the basis on which tax relief is available on the cash payments made in relation to the leased second generation satellites and as a result a significant tax credit has been recognized of US$35.4 million principally in relation to prior periods offsetting our tax charge for 2002.

        The Company has yet to agree the open market value of certain other assets and discussions are ongoing. The directors have taken a prudent approach to the valuation in arriving at the tax charge for the year. Agreement may result in further tax credits in future years.

Deferred taxation

        The tax effect of timing differences is:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Liability recognized	31,146	67,575	96,568

        The deferred tax balance arises principally from the difference between the rates of capital allowances (tax depreciation) and accounting depreciation and losses not given tax effect in the current period.

        The Company's effective tax rate reconciliation is as follows:

	Year ended December 31,
	2001	2002	2003
	(US$000)
UK statutory tax rate	30%	30%	30%
Profit on ordinary activities	146,525	180,956	201,919

Corporation tax provision at UK statutory rate	43,957	54,287	60,576
Capital allowances in excess of depreciation and other short-term timing differences	(28,680)	(46,905)	(42,766)
Effect of agreement of Inmarsat-2 satellite payments	—	(8,996)	—
Non-deductible expenses	120	418	(137)

Current tax charge for the year	15,397	(1,196)	17,673

10. Dividends

        The Company declared a dividend during the years ended December 31, 2001, 2002 and 2003 of US$200.0 million, US$160.0 million and US$Nil respectively.

11. Intangible fixed assets

Terminal Development
(US$000)
Net book amount at December 31, 2001	19,906

Cost at January 1, 2002	19,906
Additions	27,970

Cost at December 31, 2002	47,876

Accumulated amortization at January 1, 2002	—
Charge for the year	—

Accumulated amortization at December 31, 2002	—

Net book amount at December 31, 2002	47,876

Cost at January 1, 2003	47,876
Additions	14,769

Cost at December 31, 2003	62,645

Accumulated amortization at January 1, 2003	—
Charge for the year	(7,974)

Accumulated depreciation at December 31, 2003	(7,974)

Net book amount at December 31, 2003	54,671

        Terminal development costs directly related to the development of terminals for our Regional BGAN and BGAN services are capitalized as intangible fixed assets. Regional BGAN costs currently amortised over five years. BGAN costs will be amortised once the BGAN service is launched in 2005 and will be amortised over the estimated sales life of the services, which is expected to be five to ten years.

12. Tangible assets

	Freehold and long leasehold land and buildings	Services equipment, fixtures and fittings	Space segment	Total
	(US$000)
Net book amount at December 31, 2001	44,932	86,274	801,159	932,365

Cost at January 1, 2002	64,201	363,237	2,205,461	2,632,899
Additions	—	24,056	318,907	342,963

Cost at December 31, 2002	64,201	387,293	2,524,368	2,975,862

Accumulated depreciation at January 1, 2002	(19,269)	(276,963)	(1,404,302)	(1,700,534)
Exchange revaluation	—	(6)	—	(6)
Charge for the year	(2,112)	(31,089)	(92,938)	(126,139)

Accumulated depreciation at December 31, 2002	(21,381)	(308,058)	(1,497,240)	(1,826,679)

Net book amount at December 31, 2002	42,820	79,235	1,027,128	1,149,183

Cost at January 1, 2003	64,201	387,293	2,524,368	2,975,862
Additions	—	13,707	177,110	190,817

Cost at December 31, 2003	64,201	401,000	2,701,478	3,166,679

Accumulated depreciation at January 1, 2003	(21,381)	(308,058)	(1,497,240)	(1,826,679)
Charge for the year	(2,113)	(24,371)	(98,373)	(124,857)

Accumulated depreciation at December 31, 2003	(23,494)	(332,429)	(1,595,613)	(1,951,536)

Net book amount at December 31, 2003	40,707	68,571	1,105,865	1,215,143

        Space segment assets acquired under finance lease contracts are included at the net book value of US$149.0 million, US$115.7 million and US$85.3 million at December 31, 2001, 2002 and 2003 respectively.

        Included within the net book amount of space segment assets at December 31, 2001, 2002 and 2003 is capitalized interest amounting to US$19.1 million, US$18.8 million, and US$18.1 million.

        The net book amount of freehold land and buildings is US$1.1 million as at December 31, 2001, 2002 and 2003.

        The net book amount of long leasehold land and buildings is US$43.8 million, US$41.7 million and US$39.6 million as at December 31, 2001, 2002 and 2003 respectively. Long leases are defined as leases with over 50 years remaining.

        At December 31, 2001, 2002 and 2003 the net book value of software development costs included within services equipment, fixtures and fittings was US$2.7 million, US$3.5 million and US$4.0 million net of accumulated depreciation of US$9.9 million, US$11.6 million and US$13.8 million. Depreciation charges in each of the years ended December 31, 2001, 2002 and 2003 were US$1.7 million, US$1.7 million and US$1.9 million respectively.

13. Stock

	Year ended December 31,
	2001	2002	2003
	(US$000)
Finished goods	—	1,967	1,326

	—	1,967	1,326

        The carrying value of stock is not materially different from the replacement cost.

14. Debtors

Amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Trade debtors	120,575	127,653	113,513
Amount owed by group undertakings	195,675	33,304	1,554
Corporation tax	14,705	20,933	—
Other debtors	3,984	10,678	10,175
Other prepayments and accrued income	2,297	2,773	7,839

	337,236	195,341	133,081

15. Creditors—amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Bank loans and overdrafts	6,664	7,245	6
Obligations under finance leases payable to group undertakings (Note 18)	3,124	—	6,583
Trade creditors	98,908	99,295	82,937
Dividends payable	138,000	160,000	—
Amounts due to shareholders of the immediate parent undertaking (former signatories)	1,316	1,316	1,318
Amounts due to group undertakings	—	2,957	6,985
Corporation tax	—	—	18,112
Other taxation and social security	1,236	1,253	1,199
Other creditors	5,171	1,059	—
Deferred satellite payments	7,181	7,387	6,665
Accruals and deferred income	46,587	58,179	42,746

	308,187	338,691	166,551

        Amounts due to group undertakings are unsecured, interest free and payable on demand.

16. Creditors—amounts falling due after more than one year

	Year ended December 31,
	2001	2002	2003
	(US$000)
Deferred satellite payments	38,340	36,024	33,702
Obligations under finance leases payable to group undertakings (Note 18)	162,090	189,379	213,973

	200,430	225,403	247,675

        The following is a summary of deferred satellite payments due after more than one year as at December 31, 2003.

Deferred satellite payments
(US$000)
December 31, 2005	7,005
December 31, 2006	6,930
December 31, 2007	6,661
December 31, 2008	6,226
Due after five years	6,880

Total deferred satellite payments	33,702

17. Provision for liabilities and charges

	Post retirement	Restructuring provision	Deferred tax	Total
	(US$000)
As at January 1, 2001	3,465	—	27,282	30,747

Charged in respect of current year	(55)	—	28,617	28,562
Reduction following agreement of valuation of assets at transition with UK Inland Revenue	—	—	(24,575)	(24,575)
Exchange revaluation	—	—	(178)	(178)

As at December 31, 2001	3,410	—	31,146	34,556

Charged in respect of current year	808	6,793	47,538	55,139
Utilized in respect of prior year	—	—	(11,109)	(11,109)
Utilized in the year	—	(5,015)	—	(5,015)

As at December 31, 2002	4,218	1,778	67,575	73,571

Charged in respect of current year	1,329	—	43,566	44,895
Utilized in respect of prior year	—	—	(6,575)	(6,575)
Transfer to current tax	—	—	(7,998)	(7,998)
Utilized in the year	—	(1,778)	—	(1,778)

As at December 31, 2003	5,547	—	96,568	102,115

        Restructuring provisions relate to a number of voluntary employee actions announced in November 2002.

18. Obligations under finance leases

	Year ended December 31,
	2001	2002	2003
	(US$000)
Due within one year	3,124	—	6,583
Due in two to five years	15,992	188,739	213,973
Due after five years	146,098	640	—

	165,214	189,379	220,556

19. Called up share capital

	Year ended December 31,
	2001	2002	2003
	(US$000)
Authorized:
100,000,002 ordinary shares of £1 each	162,000	162,000	162,000

Allotted, issued and fully paid:
100,000,002 ordinary shares of £1 each	162,000	162,000	162,000

        Shares issued by the Company, denominated in a currency other than U.S. dollars, are translated at the rates ruling at the date of the issue.

20. Reserves

	Retained earnings	Share premium
	(US$000)
At January 1, 2001	69,622	581,610
Loss for the financial year	(57,228)	—

At December 31, 2001	12,394	581,610

Dividends paid	(160,000)	—
Profit for the financial year	168,170	—

At December 31, 2002	20,564	581,610

Profit for the financial year	147,255	—

At December 31, 2003	167,819	581,610

21. Notes to cash flow statement

        Reconciliation of operating profit to net cash inflow from operating activities:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Operating profit	171,774	201,036	226,407
Depreciation	155,192	126,145	124,857
Amortization	—	—	7,974
Decrease/(increase) in debtors	(113,337)	10,123	41,541
(Decrease)/increase in creditors	(32,195)	31,081	(157,548)
Decrease/(increase) in stocks	—	(1,967)	641
(Decrease)/increase in provisions	(55)	2,586	(449)

Net cash inflow from operating activities	181,379	369,004	243,423

        Reconciliation of net cash flow to movement in net debt:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Net debt at beginning of year	70,261	162,208	189,152
(Increase)/decrease in cash in the year	12,931	(1,841)	(6,863)
Movements in liquid resources	149,012	4,620	(16,453)
Capital element of finance lease rental payments	(81,993)	(8,874)	(6,668)
Non-cash adjustment	11,997	33,039	31,262

Net debt	162,208	189,152	190,430

        Analysis of net debt:

	Cash at bank and in hand	Overdraft	Cash at bank less overdrafts	Short-term investment	Finance lease obligations	Total
	(US$000)
At January 1, 2001	(9,181)	600	(8,581)	(156,368)	235,210	70,261
Net cash flow	6,867	6,064	12,931	149,012	(81,993)	79,950
Non-cash adjustment	—	—	—	—	11,997	11,997

At December 31, 2001	(2,314)	6,664	4,350	(7,356)	165,214	162,208

Net cash flow	(2,422)	581	(1,841)	4,620	(8,874)	(6,095)
Non-cash adjustment	—	—	—	—	33,039	33,039

At December 31, 2002	(4,736)	7,245	2,509	(2,736)	189,379	189,152

Net cash flow	376	(7,239)	(6,863)	(16,453)	(6,668)	(29,984)
Non-cash adjustment	—	—	—	—	31,262	31,262

At December 31, 2003	(4,360)	6	(4,354)	(19,189)	213,973	190,430

        Non-cash adjustments in 2002 and 2003 relating to finance lease obligations comprise the revaluation of the finance lease liability of US$17.9 million and the remainder comprises capitalized interest.

        The non-cash adjustment in 2001 relating to the finance lease obligation comprises capitalized interest.

22. Pension arrangements and post-retirement benefits

        The Company's pension plans, including defined benefit and defined contribution elements, commenced on April 15, 1999. Initial funding requirements were based on actuarial assumptions.

        The Company operates pension schemes in each of its principal locations. The UK scheme has two plans: a hybrid scheme with both defined benefit and defined contribution elements, which is closed to new employees and a defined contribution plan. The defined benefit section of the scheme is funded and its assets are held in a separate fund administered by a corporate trustee. US$1.9 million,

US$1.9 million and US$2.5 million was charged in the years ended December 31, 2001, 2002 and 2003 in respect of the defined benefit section of the scheme.

        The defined benefit section of the scheme is valued using the projected unit method with the valuation by professionally qualified and independent actuaries carried out as at December 31, 2002. The actuarial valuation of the assets of the scheme at that date, allowing for expected future increases in earnings, was US$9.3 million which was sufficient to cover 83% (previous valuation at 120%) of benefits that had accrued to members. The results of this valuation as at December 31, 2003, for the purposes of the additional disclosures required by FRS 17 are set out below.

        The assets held in respect of the defined benefit section of the UK Scheme and the expected rates of return were:

	Year ended December 31,
	2001		2002		2003
	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected	Value US$000	Long-term rate of return expected
Equities	6,203	7.50%	8,252	7.50%	14,239	7.75%
Bonds	405	5.75%	572	5.50%	585	4.75%
Gilts	268	5.00%	380	4.50%	875	5.40%
Cash	155	4.00%	55	4.00%	5	3.75%

Total market value of assets	7,031		9,259		15,704

        The assumptions, which have the most significant effect on the results of the actuarial valuations, are those relating to the rate of return on investments, the rates of increases in salaries and the rate of pension increases. For the calculation of the initial funding rates, the actuaries assumed that the rate of investment return for valuing accrued benefits would, on average, exceed pay and pension increases by 2.7% and 4.7% per annum respectively and the rate of investment return for valuing future service benefits would, on average, exceed pay and pension increases by 2.0% and 4.0% per annum respectively.

        The total pension charge for the year ended December 31, 2001, 2002 and 2003 is disclosed in Note 4.

        The Company provides post-retirement medical benefits including healthcare to retired employees and their dependants that were employed with the Company before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Company are eligible to participate in the post-retirement benefit plans. The plan is self-funded and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the UK.

        The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare cost trend rates. The long-term rate of medical expense inflation used in the actuarial calculations is 2.75% per annum in excess of the rate of price inflation 2.50% (2.25% at December 31, 2002). The discount rate used in determining the accumulated post-retirement benefit obligation was 5.5% at December 31, 2003 (5.5% at December 31, 2002).

        The following information is presented as required by the transitional rules of FRS 17.

        The major actuarial assumptions used as at December 31, 2001, 2002 and 2003 were:

	Year ended December 31,
	2001	2002	2003
Rate of increase in salaries	4.50%	4.25%	4.50%
Rate of increase in pensions in payment	2.50%	2.25%	2.50%
Discount rate	5.75%	5.50%	5.40%
Inflation assumption	2.50%	2.25%	2.50%
Medical expense inflation assumption	5.00%	5.25%	5.25%

        The following amounts in respect of all post-retirement benefits, as at December 31, 2001, 2002 and 2003, were measured in accordance with the requirements of FRS 17.

	As at December 31, 2001			As at December 31, 2002
	Post- retirement healthcare	Pension benefits	Total	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	7,031	7,031	—	9,259	9,259
Present value of plan liabilities	(4,514)	(10,188)	(14,702)	(8,144)	(15,355)	(23,499)

Deficit in the plan	(4,514)	(3,157)	(7,671)	(8,144)	(6,096)	(14,240)
Related deferred tax asset	1,354	947	2,301	2,443	1,829	4,272

Net liability	(3,160)	(2,210)	(5,370)	(5,701)	(4,267)	(9,968)

	As at December 31, 2003
	Post- retirement healthcare	Pension benefits	Total
	(US$000)
Total market value of assets	—	15,704	15,704
Present value of plan liabilities	(10,152)	(25,403)	(35,555)

Deficit in the plan	(10,152)	(9,699)	(19,851)
Related deferred tax asset	3,046	2,909	5,955

Net liability	(7,106)	(6,790)	(13,896)

        If the above amounts had been recognized in the financial information, the company's net assets and retained earnings at December 31, 2001, 2002 and 2003 would be as follows:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Net assets excluding pensions liability	756,004	764,174	911,429
Pensions liability	(2,210)	(4,267)	(6,790)

Net assets including pension liability	753,794	759,907	904,639

Retained earnings excluding pension liability	12,394	20,564	167,819
Pension reserve	(2,210)	(4,267)	(6,790)

Retained earnings including liability	10,184	16,297	161,029

        The following amounts would have been recognized in the performance statements in the year ended December 31, 2002 and 2003 under the requirements of FRS 17:

	Year ended December 31,
	2002	2003
	(US$000)
Operating profit
Current service cost	2,898	2,785
Curtailment gain	(536)	—

Total operating charge	2,362	2,785
Other finance income
Expected return on pension scheme assets	599	816
Interest on pension scheme liabilities	(758)	(1,015)

Net return	(159)	(199)

Statement of total recognized gains and losses
Actual return less expected return on pension scheme assets	(2,457)	1,756
Experience gains and losses arising on the scheme liabilities	61	141
Foreign exchange gains and losses	(347)	(683)
Changes in assumptions underlying the present value of scheme liabilities	—	(3,945)

Actuarial gain recognized in statement of total recognized gains and losses	(2,743)	(2,731)
Movements in deficit during the year
Deficit in scheme at beginning of the year	(3,157)	(6,096)
Movement in year:
Current service cost	(2,898)	(2,785)
Contributions	2,325	2,112
Curtailment gain	536	—
Other finance income	(159)	(199)
Actuarial loss	(2,743)	(2,731)

Deficit in scheme at end of year	(6,096)	(9,699)

Details of experience gains and losses for the year
Difference between the expected and actual return on scheme assets:
Amount	(2,457)	(1,756)
Percentage of scheme assets	(26.5%)	(13.4%)
Experience gains and losses on scheme liabilities:
Amount	61	141
Percentage of present value of the scheme liabilities	(0.4%)	0.6%
Total amount recognized in statement of total recognized gains and losses:
Amount	(2,743)	(2,048)
Percentage of present value of the scheme liabilities	17.9%	9.2%

        The liability for post-retirement healthcare benefits is already recognized in the financial information as a provision. See Note 17.

23. Capital commitments

        The Company had authorized and contracted but not provided for capital commitments of US$649.9 million, US$431.2 million and US$396.2 million for the years ended December 31, 2001, 2002 and 2003 respectively. The above amounts primarily represent commitments in respect of the construction of Inmarsat-4 satellites. The group contracted to pay US$Nil, US$8.5 million and US$2.6 million at December 31, 2001, 2002 and 2003 respectively under various non-cancelable agreements.

24. Contingencies

        Claims have arisen in the ordinary course of business but management does not consider that these will result in a material loss to the Company.

25. Operating lease commitments

        The Company had the following annual commitments under non-cancelable operating leases:

	Year ended December 31,
	2001	2002	2003
	(US$000)
Land and buildings
Within two to five years	214	—	78
Other
Within one year	874	1,016	3,976
Within two to five years	2,821	24,984	32,353
After five years	—	5,510	4,479

	3,909	31,510	40,886

        Other operating lease commitments includes the leasing of channels on the Thuraya D1 satellite.

        At December 31, 2003 the Company in addition to the above operating lease commitments is contracted to pay warranty costs relating to the BGAN program of US$19.6 million over the next four years.

26. Transactions with former shareholders

        The majority of space segment revenue is derived from the sale of satellite utilization to land earth station operators (master distributors), which were primarily owned by former shareholders of the Company's parent, Inmarsat Ventures Limited. The maximum permitted shareholding in the group was 15% of the issued share capital. The terms and conditions of the sales of space segment are governed by the land earth station operator agreement (master distribution agreement).

        Some network and satellite control services, equipment and telephone services are procured from suppliers who also happen to be shareholders of the parent undertaking, the total of which amounts to US$9.5 million, US$12.0 million, US$10.8 million for the years ended December 31, 2001, 2002 and 2003 respectively.

        The Company is exempt under the terms of Financial Reporting Standard 8 from disclosing related party transactions with entities which are part of the Inmarsat Ventures Limited group.

27. Investments

        The Company owns 98% of Inmarsat Brasil Limitada, a dormant company registered in Brazil. This investment is held at nil value.

28. Parent Undertaking and Ultimate Controlling Party

        The Company's parent undertaking is Inmarsat Ventures Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

29. Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The financial statements of Inmarsat Limited (the "Company") have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as different disclosures required by U.S. GAAP.

        On December 17, 2003 the shareholders of the parent company accepted an offer from a newly incorporated entity, Inmarsat Investments Limited to acquire all of the outstanding share capital in the parent company, Inmarsat Ventures Limited. The purchase of the shares was effected via a scheme of arrangement under the UK Companies Act, whereby all of the outstanding share capital at December 17, 2003 was cancelled and new shares were issued to Inmarsat Investments Limited.

        Following the acquisition, a fair value assessment was carried out to determine the appropriate carrying values for the assets and liabilities of the acquired entity. Under UK GAAP these fair value adjustments are not recorded in the books at the acquired entity. However, under U.S. GAAP such adjustments are pushed down where appropriate to the books at the acquired entity.

        Accordingly, from December 17, 2003 the company's assets and liabilities have been adjusted, giving rise to significant differences between shareholders' equity on a UK GAAP and U.S. GAAP basis, particularly in relation to tangible and intangible assets, pension liabilities and post-retirement provisions. These differences in assets and liabilities give rise to additional differences in the net income between UK GAAP and U.S. GAAP, primarily related to depreciation and amortization of tangible and intangible assets respectively. The 2003 results are predominantly the results of operations related to the predecessors operation therefore the results of operations from the acquisition to the end of the financial year are considered insignificant and have not been presented separately in these accounts. In the future, the amortisation of fixed assets and finite lived intangibles will give rise to significant differences in net income between UK GAAP and U.S. GAAP, in the successor entity.

        The following table contains a summary of the material adjustments to profit after taxation of Inmarsat Limited between UK GAAP and U.S. GAAP:

		Year ended December 31,
	Note	2002	2003
		(US$000)
Profit for the financial year as reported under UK GAAP		168,170	147,255
U.S. GAAP adjustments:
Pension plans	a	(1,024)	(1,436)
Financial instruments	b	15,390	(704)
Foreign exchange translation	b	(191)	(4,188)
Deferred taxation	c	1,112	124
Deferred taxation on adjustments	c	4,138	4,189
Depreciation on tangibles	e	—	(653)
Amortisation of intangibles	f	—	(188)
Development costs	d	(27,970)	(14,769)
Amortization on development costs	d	—	7,974
Interest on bank loans and subordinated parent company debt	j	—	(859)

Total adjustments		(8,545)	(10,510)

Net income under U.S. GAAP		159,625	136,745

        The following table contains a summary of the material adjustments to shareholders' funds between UK GAAP and U.S. GAAP:

		Predecessor	Successor
		Year ended December 31,
	Note	2002	2003
		(US$000)
Total shareholders funds as reported under UK GAAP		764,174	911,429
U.S. GAAP adjustments:
Pension plans	a	(1,989)	(7,259)
Financial instruments	b	16,702	15,998
Foreign exchange translation	b	(1,268)	(2,872)
Deferred taxation	c	(8,666)	(49,674)
Deferred taxation on adjustments	c	10,329	(4,436)
Development costs	d	(47,876)	(62,645)
Amortization on development costs	d	—	7,974
Tangible assets	e	—	99,292
Post retirement provision	h	—	(1,895)
Goodwill	i	—	189,644
Intangibles other than goodwill	f	—	109,294
Other liabilities	g	—	(1,891)
Bank loans and subordinated parent company debt	j	—	(1,757,603)

Total adjustments		(32,768)	(1,466,073)

Shareholders' equity under U.S. GAAP		731,406	(554,644)

INMARSAT LIMITED

NOTES TO THE FINANCIAL STATEMENTS

        A summary of the principal differences and additional disclosures applicable to the Company are set out below:

(a)   Pension plans

        Under UK and U.S. GAAP different methods and assumptions are used to determine the pension expense. The principal differences are set out below. Additionally, from December 17, 2003 the company's US GAAP pension liability was increased by the amount of the fair value adjustment arising on acquisition, which has been pushed down to the company under US GAAP. For UK GAAP purposes, the company's pension liability was not increased, as fair value adjustments are not pushed down under UK GAAP. This has resulted in additional significant differences between the UK and US GAAP liabilities.

        Under UK GAAP, pension costs credited/charged against profits relating to the Company's pension schemes are accounted for in accordance with UK Statement of Standard Accounting Practice (SSAP) 24 "Accounting for Pension Codes." Under U.S. GAAP, FAS 87 "Employers' Accounting for Pensions" prescribes the method and assumptions that may be used to calculate pension costs. Under U.S. GAAP, actuarial gains and losses have only been recognized through the profit and loss accounts to the extent they fall outside a 10% corridor, i.e. 10% of the greater of the value of the projected benefit obligation and the fair value of the plan assets. Under UK GAAP, actuarial gains and losses arising from one valuation to the next are amortized in full through the profit and loss accounts. The supplementary disclosures required by FAS 87 and FAS 132, "Employers' Disclosure about Pension and Other Post-retirement Benefits' are given below. The U.S. GAAP pension costs and disclosures incorporated the requirements of FAS 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and Termination Benefits." Any surplus paid out to members following termination is recognized as an additional pension cost upon settlement. In addition, SFAS 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," also requires disclosure of the components of the net periodic pension cost and the funded status of the pension plans.

        In accordance with SFAS 132, disclosures about the Company's defined benefit plans are as follows:

        Components of U.S. GAAP pension costs are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Net service cost	2,143	2,386
Interest cost	850	842
Expected return on plan assets	(660)	(652)
Amortization of net (gain)/loss	272	238
Currency translation	—	430

Net pension cost	2,605	3,244

        The funded status for the Company's defined benefit pension plan is as follows:

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Projected benefit obligation	(16,014)	(26,296)
Fair value of plan assets	9,259	15,704

Funded status	(6,755)	(10,592)
Unrecognized net (gain)/loss since SFAS 87 transition	5,079	3,429

Pension liability	(1,676)	(7,163)

        Changes in the projected benefit obligation are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Benefits obligation, beginning of year	10,713	16,014
Net service cost	2,610	2,386
Interest cost	717	842
Employee contributions	983	787
Benefit payments — normal	(95)	(207)
Actuarial loss	(21)	3,008
Curtailment (gain)	(484)	—
Effect of currency translation	1,591	3,466
Effect of change in measurement	—	—

Benefit obligation, end of year	16,014	26,296

        Changes in plan assets are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Fair value of plan assets, beginning of year	7,031	9,259
Actual return on plan assets	(1,673)	2,055
Employer contributions	2,093	1,687
Employee contributions	983	787
Benefit payments—normal	(95)	(207)
Effect of currency translation	920	2,124

Fair value of plan assets, end of year	9,259	15,705

        The weighted average assumptions used to determine the pension cost for the Company's defined benefit pension plan were as follows:

	Year ended December 31,
	2002	2003
Discount rate	5.50%	5.40%
Expected rate of increase in compensation	4.25%	4.50%
Expected rate of increase in pensions	2.25%	2.50%
Consumer price inflation	2.25%	2.50%
Expected return on plan assets	7.25%	7.51%

(b)   Financial instruments

        During the normal course of business, the Company is exposed to foreign currency risk due to payment of certain operating expenses in currencies other than the Company's functional currency, primarily sterling. This creates volatility in earnings and cash flows from year to year. The Company makes use of derivative instruments to limit this risk. The objective of the Company is to limit the volatility in earnings and cash flows as a result of this risk.

        The Company has adopted a policy for hedging its foreign exchange exposure, which requires all projected non-U.S. dollar expenditures to be hedged on a twelve-month rolling basis. Under UK GAAP, the Company accounts for its foreign currency derivative instruments as hedges and related exchange gains and losses are deferred until the maturity of the contract.

        Prior to January 1, 2001 for United States reporting, under Statement of Financial Accounting Standards No. 52 (SFAS 52), "Foreign Currency Translation," gains and losses on forward foreign exchange contracts associated with anticipated future transactions that do not constitute firm commitments are recognized in income as they arise.

        SFAS 133 "Accounting for Derivatives and Hedging Activities" and related standards, adopted effective January 1, 2001, establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activity. Changes in the fair value of derivatives are recorded in each year in current earnings or other comprehensive income, depending on whether a derivative is designated and documented as part of hedge transaction and, if it is, the type of hedge transaction. The Company uses various derivative instruments, which are designated and documented as cash flow hedges, to hedge anticipated foreign currency expenditures. These contracts provide economic hedging to the Company, however do not qualify as hedges for accounting purposes under SFAS 133, and therefore are valued at the current forward rate at each year end with gains and losses recorded in current earnings as "other external charges" (within net operating costs).

        The Company's forward exchange contracts, foreign currency options and interest and cross currency swaps have been marked to market through earnings as they do not quality for hedge accounting under U.S. GAAP.

        In 2001 the remaining cross currency interest rate swaps were re-designated during the year and are no longer part of a hedging relationship. As a result, the Company has recorded a loss in the amount of $2.0 million and $Nil for the years ended December 31, 2002 and 2003 under UK and U.S. GAAP representing the fair value of the contracts. Under UK GAAP, this adjustment was recorded in net interest payable; however, for U.S. GAAP the amount would be reflected in "other external charges," within operating profit.

        Market value of derivatives is as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Effect on profit and loss under U.S. GAAP:
Forward exchange contracts and foreign currency options	15,390	(704)

Effect on shareholders' funds under U.S. GAAP:
Forward exchange contract and foreign currency options	16,702	15,998

        The Company evaluates contracts for "embedded" derivatives, and considers whether any embedded derivatives have to be bifurcated, or separated, from the host contracts in accordance with SFAS 133 requirements. Embedded derivatives may have terms that are not clearly and closely related to the terms of the host contract in which case they are included. If embedded derivatives exist and are not clearly and closely related to the host contract, they are accounted for separately from the host contract as derivatives, with changes in their fair value recorded in current earnings.

        Under U.S. GAAP, unsettled monetary assets and liabilities of the Company, which are in a currency other than U.S. dollars, are translated to U.S. dollars at the year-end spot rate. Under UK GAAP, these unsettled monetary assets and liabilities of the Group, which are in a currency other than U.S. dollars are recorded at the average hedged rate.

        Foreign exchange translation represents the adjustment of current assets and liabilities from contract rate to year end spot rate.

(c)   Deferred taxation

        Under UK GAAP, full provision is made for deferred tax assets and liabilities arising from timing differences where the company has an obligation/benefit to pay more tax in the future as a result of past events.

        Under U.S. GAAP, deferred tax is provided for on a full liability basis. Under the full liability method, deferred tax assets or liabilities are recognized for differences between the financial and tax bases of assets and liabilities and for tax loss carry forwards at the statutory rate for each reporting date including temporary differences. Deferred tax amounts also arise as a result of the other UK GAAP to U.S. GAAP adjustments. In particular, under U.S. GAAP deferred tax is provided for on a full liability basis on the fair value adjustments which have been pushed down to Inmarsat Limited. Under UK GAAP, fair value adjustments have not been pushed down.

        Classification of the Company's tax liabilities and assets under U.S. GAAP is as follows:

	Predecessor	Successor
	Year ended December 31,
	2002	2003
	(US$000)
Deferred tax liability
Non-current
Excess of book value over tax value of space segment assets	(67,575)	(96,568)
Freehold and long leasehold assets	(7,521)	(7,257)
Tangible assets	—	(29,788)
Intangibles other than goodwill	—	(32,788)
Amortization of development costs	—	(2,392)
Financial instruments	(5,011)	(4,799)

Total non-current deferred tax liabilities	(80,107)	(173,592)
Deferred tax assets:
Current
Pensions	597	2,178
Foreign exchange translation	380	862
Post retirement	—	568
Other liabilities	—	512

Total current deferred tax assets	977	4,120
Non-current
Development costs	14,363	18,794

Total non-current deferred tax	14,363	18,794

Total deferred tax assets	15,340	22,914

Net deferred tax (liability)	(64,767)	(150,678)

(d)   Development costs

        Under UK GAAP, the company capitalizes development costs associated with the development of the User Terminals (UT) with Regional BGAN and BGAN services. Under U.S. GAAP development costs are expensed as incurred.

        Associated with the non capitalization of UT development costs the associated amortization recorded under UK GAAP is not recognized for U.S. GAAP purposes.

(e)   Tangible assets

        Tangible assets were fair valued on acquisition of Inmarsat Ventures Ltd. by Inmarsat Investments on December 17, 2003. Under U.S. GAAP a portion of the fair value step up of tangible assets is "pushed down" to subsidiary of Inmarsat Ventures Ltd., which does not occur under UK GAAP.

(f)    Intangibles other than goodwill

        Amounts include patents, trademarks, leasing backlog and orbital slots. Amounts recorded in respect of patents, trademarks and leasing backlog will be amortized on a straight-line basis over their estimated useful lives of twenty, seven and three years, respectively. Indefinite-lived intangibles (including orbital slots) will not be amortized for U.S. GAAP purposes. These assets will be subject to annual impairment tests in accordance with U.S. GAAP.

(g)   Other liabilities

        Amounts relate to deferred satellite payments. Under UK and U.S. GAAP, different methods and assumptions are used to determine the liability.

(h)   Post retirement provision

        Amount relates to post retirement provision. Under UK and U.S. GAAP, different methods and assumptions are used to determine the liability.

(i)    Goodwill

        Amount represents goodwill resulting from the purchase accounting recorded in Inmarsat Investments Limited that is pushed down to Inmarsat Limited according to U.S. GAAP. Under UK GAAP no goodwill is recorded in Inmarsat Limited and therefore the entire difference represents total goodwill under U.S. GAAP. Goodwill is not amortized for U.S. GAAP.

(j)    Bank loans and subordinated parent company debt

        Under US GAAP, the debt which Inmarsat Investments Limited acquired in order to effect the acquisition of Inmarsat Ventures Limited has been pushed down to the books of Inmarsat Limited. This accounting is not required under UK GAAP, giving rise to a difference in shareholders' equity between US GAAP and UK GAAP. Additionally, interest arising on the debt in the successor period has been pushed down into the income statement of Inmarsat Limited, giving rise to a difference in net income between US GAAP and UK GAAP.

Other disclosures required by U.S. GAAP

Cash flow information

        Under UK GAAP, the Company's cash flow statements are presented in accordance with Financial Reporting Standard No.1 (FRS 1), as revised. This statement presents substantially the same information as is required under SFAS 95 under U.S. GAAP.

        Under UK GAAP, the Company's "cash flow" is comprised of increases or decreases in "cash," which is comprised of cash at bank and in hand and overdrafts. Cash flow is defined differently under U.S. GAAP. For purposes of presenting cash flow information in accordance with U.S. GAAP, cash flow represents increases or decreases in "cash and cash equivalents," which includes cash and short-term, high liquid investment with original maturities of less than 90 days, and excludes overdrafts.

        Under UK GAAP, cash flows are presented for operating activities; dividends from joint ventures and associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. U.S. GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

        Cash flows under U.S. GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities. Under U.S. GAAP, capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Compensation paid to signatories, equity dividends paid and management of liquid resources are included within financing activities.

        A summary of the Company's operating, investing and financing activities, classified in accordance with U.S. GAAP, are as follows:

		Year ended December 31,
	Note	2002	2003
		(US$000)
Operating activities
Net cash inflow from operating activities under UK GAAP	21	369,004	243,423
Development costs		(27,970)	(14,770)
Tax (paid)/received		17,415	13,373
Interest received		1,615	1,942
Interest paid		(1,485)	(9,115)

Net cash provided by operating activities under U.S. GAAP		358,579	234,853

	Year ended December 31,
	2002	2003
	(US$000)
Investing activities
Net cash outflow from capital expenditure
Financial investments and acquisitions and disposals under UK GAAP	(380,454)	(219,639)
Development costs	27,970	14,770

Net cash used in investing activities under U.S. GAAP	(352,484)	(204,869)

Financing activities
Net cash (outflow)/inflow from financing activities under UK GAAP	(8,874)	(6,668)
(Decrease)/increase in overdrafts	581	(7,239)

Net cash (used)/provided in financing activities under U.S. GAAP	(8,293)	(13,907)

	Predecessor	Successor
	Year ended December 31, 2002	Year ended December 31, 2003
	(US$000)
Net increase/(decrease) in cash and cash equivalents	(2,198)	16,077
Cash and cash equivalents under U.S. GAAP, beginning of year	9,670	7,472

Cash and cash equivalents under U.S. GAAP, end of year	7,472	23,549

        The following is a summary of cash and cash equivalents under U.S. GAAP which fall into the category of highly liquid investments with maturities of 90 days or less at the date of acquisition:

		Year ended December 31,
	Note	2002	2003
		(US$000)
Cash at bank and in hand	21	4,736	4,360
Short-term investments	21	2,736	19,189

Cash and cash equivalents under U.S. GAAP		7,472	23,549

Restructuring costs

        In November, 2002 in connection with management's plan to reduce operating costs and improve shareholder financial returns, the Company recorded a restructuring charge of approximately US$9.2 million for the year ended December 31, 2002. The principal action in the restructuring plan involved a redundancy program to reduce staff costs. The restructuring, resulted in the actual elimination of 74 corporate staff positions and was completed with all terminations in effect by February 2003. The amount of redundancy benefits paid and charged against the liability at December 31, 2002 and 2003 was US$6.4 million and US$1.7 million, respectively. Redundancy costs are included in "other external charges" in Note 4. The redundancy provision that remains unpaid at December 31, 2002 and 2003 was US$2.7 million and US$Nil respectively. There was no provision at December 31, 2001.

Software development costs

        Under U.S. GAAP, software development costs would be included in intangible assets. Under UK GAAP these costs are included in tangible assets. See Note 12. The Company complies with SOP98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use."

Comprehensive income

        Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income" requires disclosure of the components of and total comprehensive income in the period in which they are recognized in the consolidated financial statements. Comprehensive income is defined as the change in equity (net assets) of a business enterprise arising from transactions and other events and circumstances from non-owner sources. It includes all changes in shareholders' equity during the reporting period except those resulting from investments by owners and distributions to owners. Minimum pension liabilities and the cumulative translation adjustment from our subsidiary whose functional currency is other than the U.S. dollar, have been recognized as a component of comprehensive income. There are no adjustments that affect comprehensive income.

		Year ended December 31,
		2002	2003
	Note	(US$000)
Net income under U.S. GAAP		(375)	136,745
Other comprehensive income:
Pension adjustments	a	(511)	511
Cumulative translation adjustment	b	(191)	2,584

Total other comprehensive income/(loss) under U.S. GAAP		(702)	3,095

Total comprehensive income under U.S. GAAP		(1,077)	139,840

Lease commitments

        The following is a summary of future minimum amounts payable for all leases as of December 31, 2003.

As of December 31, 2003	Operating leases
(US$000)
2004	40,887
2005	44,342
2006	9,016
2007	7,891
2008	7,572
Thereafter	3,539

Total minimum lease payments	113,247

Asset impairment

        Under UK GAAP, an impairment loss is recognized to the extent that an asset's carrying amount cannot be recovered either by selling the asset or by discounted future earnings from operating the asset. Under U.S. GAAP, the impairment loss is only recognized when the undiscounted future cash flows for operating the asset is less than the carrying amount. The impairment loss is measured as the amount the carrying value exceeds the fair value of the asset. There have been no impairment losses recognized by the Company under both UK GAAP and U.S. GAAP.

        Under UK GAAP if the occurrence of an external event gives rise to a reversal of an impairment loss, the reversal is recognized in the profit and loss account. Under U.S. GAAP, it is not permitted to reverse an impairment loss. No reversals of impairment losses have been reorganized by the Company.

Related parties

        The shareholders (signatories before the Transition) are related parties within the meaning of SFAS 57, "Related party disclosures."

Discontinued Operations

        Under UK GAAP reference to discontinued operations is not treated differently under U.S. GAAP.

Retiree benefits

        The Company provides post-retirement benefits including healthcare to retired employees and their dependents that were employed with the Company before January 1, 1998. Employees who have 10 years of service at the age of 58 and retire from the Company are eligible to participate in the post-retirement benefit plans. The plan is self funded through a Medical Trust and there are no plan assets from which the costs are paid. The cost of providing retiree healthcare is actuarially determined and accrued over the service period of the active employee group. Membership to this plan is multi-national, although most staff are currently employed in the United Kingdom.

        The plans are not funded. The obligation under these plans was determined by the application of the terms of medical plans, together with relevant actuarial assumptions and healthcare costs trend rates. The long term rate of medical expense inflation used in the actuarial calculations is 1% per annum below the discount rate (5%). For purposes of this calculation, a 2.5% per annum price inflation assumption was used. The discount rate used determining the accumulated post retirement benefit obligation was 5.75%, 5.5% and 5.5% at December 31, 2001, 2002 and 2003.

        Post-retirement benefit expense included the following:

	Year ended December 31,
	2002	2003
	(US$000)
Components of net periodic post-retirement benefit cost:
Service cost benefit earned during the year	297	379
Interest cost on project benefit obligation	233	430

Net period post-retirement benefit cost	530	809

        The changes in the benefit obligation of the post-retirement benefit plan are as follows:

	Year ended December 31,
	2002	2003
	(US$000)
Change in benefit obligation
Net benefit obligation at beginning of year	4,514	8,144
Service cost	297	379
Interest cost	233	430
Gain/(loss)	2,939	239
Fair value adjustment on acquisition	—	(1,087)
Gross benefits paid	(42)	(107)
Effect of currency translation	203	1,132

Net benefit obligation at end of year	8,144	9,130

        The decline in the net benefit obligation shown above is a result of the Group's transition from an international organization to a corporation, at which time a number of employees were terminated.

Effect of increasing the discount rate

        The table below illustrates the effect of a 1% change in the rate of discount on the calculation of the past service liability as at December 31, 2003.

Revised past service liability	1% Increase	1% Decrease
	(US$000)
Retirees	516	422
Employees	1,575	1,212

Total	2,091	1,634

Recently issued accounting standards

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 was initially effective for periods beginning after June 15, 2003. However, the implementation of certain provisions has been delayed to periods beginning after December 15, 2004. We are currently investigating the impact of adoption of SFAS 150 but do not currently expect the adoption of this statement will have a material effect on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The regulation permits the governments of EU member states to extend to 2007 the period that companies with listed debt securities have to prepare their consolidated accounts in conformity with IFRS. In the UK, the DTI has recommended that the UK government not allow this extension. The regulation also permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS to other companies as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

INMARSAT LEASING (TWO) LIMITED

Independent Auditors' Report to the Members of Inmarsat Leasing (Two) Limited

To: The Board of Directors and Shareholders of Inmarsat Leasing (Two) Limited

        We have audited the accompanying financial statements of Inmarsat Leasing (Two) Limited, which comprise the profit and loss account, balance sheet, reconciliation of movements in shareholders funds, statement of cash flows and the Notes to the financial statements as of, and for the years ended December 31, 2001, 2002 and 2003. As described in Note 1, the financial statements have been prepared on the basis of accounting principles generally accepted in the United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Leasing (Two) Limited at December 31, 2001, 2002 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 18 to the financial statements.

PricewaterhouseCoopers LLP
London, United Kingdom
April 21, 2004

INMARSAT LEASING (TWO) LIMITED

PROFIT AND LOSS ACCOUNTS

		Year ended December 31,
	Note	2001	2002	2003
		(£000)
Revenues	2	—	366	1,622
Administrative expenses		—	(20)	(25)

Operating profit		—	346	1,597

Interest (payable)/receivable	3	—	7	(180)

Profit on ordinary activities before taxation	4	—	353	1,417

Tax on profit on ordinary activities	5	—	(474)	(525)

Profit/(loss) for the year after taxation	13	—	(121)	892

        All results relate to continuing operations.

Statement of total recognized gains and losses

        A statement of total recognized gains and losses is not presented as there are no recognized gains and losses other than the profit in the financial years.

        The accompanying Notes are an integral part of the financial statements.

INMARSAT LEASING (TWO) LIMITED

BALANCE SHEETS

		Year ended December 31,
	Note	2001	2002	2003
		(£000)
Current assets
Debtors
Amounts falling due within one year	7	—	3,052	1,838
Amounts falling due after one year	8	—	9,137	15,096

		—	12,189	16,934
Creditors:
Amounts falling due within one year	9	—	(2,880)	(6,733)

Total assets less current liabilities		—	9,309	10,201

Capital and reserves
Called up share capital	12	—	1	1
Share premium account	13	—	9,429	9,429
Profit and loss account	13	—	(121)	771

Equity shareholders' funds	13	—	9,309	10,201

The accompanying Notes are an integral part of the financial statements.

INMARSAT LEASING (TWO) LIMITED

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Profit and loss account	Share premium account	Ordinary share capital	Total
	(£000)
At December 31, 2001	—	—	—	—
Issue of ordinary share capital	—	9,429	1	9,430
Loss for the financial year	(121)	—	—	(121)

At December 31, 2002	(121)	9,429	1	9,309

At January 1, 2003	(121)	9,429	1	9,309
Profit for the financial year	892	—	—	892

At December 31, 2003	771	9,429	1	10,201

The accompanying Notes are an integral part of the financial statements.

INMARSAT LEASING (TWO) LIMITED

STATEMENT OF CASH FLOWS

		Year ended December 31,
	Note	2001	2002	2003
		(£000)
Net cash inflow/(outflow) from operating activities	11	—	(3,102)	(4,154)

Interest paid				(180)

Net cash (outflow) for returns on investments and servicing of finance		—	—	(180)

Taxation
UK Corporation tax received		—	—	481

Tax received		—	—	481

Net cash inflow/(outflow) for capital expenditure and financial investment		—	—	—

Payments for transfer of business	15	—	(9,208)	—

Net cash inflow for acquisitions and disposals		—	(9,208)	—

Net cash inflow/(outflow) before management of liquid resources and financing		—	(12,310)	(3,853)

Net cash inflow/(outflow) after management of liquid resources		—	(12,310)	(3,853)

Loan from group undertaking		—	—	6,733
Issue of ordinary share capital		—	9,430	—

Net cash inflow from financing		—	9,430	—

Increase/(decrease) in cash in the year	11	—	(2,880)	2,880

The accompanying Notes are an integral part of these financial statements.

INMARSAT LEASING (TWO) LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1. Accounting policies

Basis of accounting

        The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards. A summary of the Company's main accounting policies, which have been applied consistently, is given below.

        The preparation of the financial statements requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reported period. The more significant estimates include deferred tax assets. Actual results could differ from those estimates.

        The Company has reviewed its accounting policies and continues to adopt accounting policies most appropriate to its business so as to give a true and fair view as well as disclose sufficient information to enable users to understand the policies and how they have been applied in the financial statements.

Revenues

        Revenues represent income from finance leases using the actuarial after tax method to give a constant periodic rate of return on the net cash investment.

Net investment in finance leases

        Net investment in finance leases is included in debtors and represents total minimum lease payments less gross earnings allocated to future periods and non-refundable rents received in advance.

Deferred taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the Company's taxable profit and loss and its results as stated in the financial statements. No deferred tax is recognized on permanent differences.

        Deferred tax is measured at the average tax rates that are expected to apply in the period in which the timing differences are expected to reverse, based on tax rates and law that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted. See Notes 5 and 10.

2. Revenues

        Revenues, stated net of VAT and other sales taxes, comprise the following:

	Year ended December 31,
	2001	2002	2003
	(£000)
Income from finance leases	—	366	1,622

3. Interest (payable)/receivable

	Year ended December 31,
	2001	2002	2003
	(£000)
In respect of amounts due to parent undertaking on loans—(payable)/receivable wholly or in part after one year	—	7	(180)

4. Profit on ordinary activities before taxation

        Profit on ordinary activities before taxation is stated after charging:

	Year ended December 31,
	2001	2002	2003
	(£000)
Auditors' remuneration and expenses—audit services	—	4	5

        The Company incurred no liability and paid no fees for non-audit work to the auditors during the financial year (2002: nil).

Employees and Directors

        None of the directors received any emoluments in respect of their services to the company in the years ended December 31, 2001, 2002 and 2003.

        The Company had no directly employed staff during the years ended December 31, 2001, 2002 and 2003.

5. Taxation

        The tax charge is based on the taxable profits for the year and comprises:

	Year ended December 31,
	2001	2002	2003
	(£000)
UK corporation tax at 30%	—	(423)	(894)
Deferred tax (Note 10)	—	897	1,419

	—	474	525

        Deferred taxation

        The tax effect of timing differences is:

	Year ended December 31,
	2001	2002	2003
	(£000)
Asset recognized (Note 10)	—	2,323	904

        Deferred tax primarily arises from the difference between the periods in which income is recognized for accounting and taxation purposes. A deferred tax benefit is also derived from capital allowances where no equivalent accounting deduction is available.

        The Company's effective tax rate calculation is as follows:

	Year ended December 31,
	2001	2002	2003
	(£000)
UK statutory tax rate	30%	30%	30%
Profit on ordinary activities	—	353	1,417
Corporation tax provision at UK statutory tax rate	—	106	425
Timing differences	—	(529)	(1,317)

	—	(423)	892

6. Dividends

        No dividends were paid in the years 2001 and 2002, and the directors do not recommend a dividend in respect of the year ended December 31, 2003.

7. Debtors: amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(£000)
Amounts falling due within one year:
Deferred tax asset (Notes 5 and 10)	—	2,323	904
Amounts due from parent undertaking	—	208	—
Corporation tax	—	521	934

	—	3,052	1,838

8. Debtors: amounts falling due after one year

	Year ended December 31,
	2001	2002	2003
	(£000)
Amounts falling due after one year:
Net investments in finance leases due from group undertakings	—	9,137	15,096

	—	9,137	15,096

9. Creditors: amounts falling due within one year

	Year ended December 31,
	2001	2002	2003
	(£000)
Bank overdrafts	—	2,880	—
Amounts owing to group undertakings	—	—	6,733

	—	2,880	6,733

10. Deferred tax asset

        The movement in deferred taxation is as follows:

Deferred tax asset
(£000)
As at December 31, 2001	—
Transfer from Inmarsat Leasing Limited (Note 15)	3,220
Charged in respect of current year	(897)

As at December 31, 2002	2,323

As at January 1, 2003	2,323
Charged in respect of current year	(1,419)

As at December 31, 2003	904

11. Cash flow statement

        Reconciliation of operating profit to net cash inflow/(outflow) from operating activities:

	Year ended December 31,
	2001	2002	2003
	(£000)
Operating profit	—	346	1,597
(Increase) in debtors	—	(3,448)	(5,751)

Net cash inflow/(outflow) from operating activities	—	(3,102)	(4,154)

        Reconciliation of net cash flow to movement in net debt:

	Year ended December 31,
	2001	2002	2003
	(£000)
Net debt at beginning of year	—	—	2,880
(Increase)/decrease in cash in the year	—	2,880	(2,880)
Loan from group undertaking	—	—	6,733

Net debt	—	2,880	6,733

        Analysis of net debt:

	Cash at bank and in hand	Overdraft	Cash at bank less overdrafts	Amounts owing to group undertakings	Total
	(£000)
At January 1, 2001	—	—	—	—	—
Net cash flow	—	—	—	—	—
Acquisitions	—	—	—	—	—

At December 31, 2001	—	—	—	—	—

Net cash flow	—	2,880	2,880	—	2,880
Acquisitions	—	—	—	—	—

At December 31, 2002	—	2,880	2,880	—	2,880

Net cash flow	—	(2,880)	(2,880)	6,733	3,853

At December 31, 2003	—	—	—	6,733	6,733

        The company's cashflows are funded via a loan from its parent undertaking, and accordingly this loan has been included in the analysis of net debt.

12. Called up share capital

	Year ended December 31,
	2001	2002	2003
	(£)
Authorized
10,001,000 (2002: 10,001,000) ordinary shares of £1 each	1,000	10,001,000	10,001,000

Allotted, called up and fully paid
1,001 (2002: 1,001) ordinary shares of £1 each	1	1,001	1,001

        On July 29, 2002, the Company increased the authorized share capital from £1,000 to £10,001,000 by the creation of an additional 10,000,000 ordinary shares of £1 each.

        During the year, 1,000 ordinary shares were issued for cash. The nominal value of these shares was £9,430,458 which was the consideration received.

13. Reserves

	Profit and loss account	Share premium account
	(£000)
At December 31, 2001	—	—
Premium on shares issued	—	9,429
Loss for the financial year	(121)	—

At December 31, 2002	(121)	9,429

At January 1, 2003	(121)	9,429
Profit for the financial year	892	—

At December 31, 2003	771	9,429

14. Capital commitments

	Year ended December 31,
	2001	2002	2003
	(£000)
Commitments as lessors for future capital payments to satellite manufacturers	—	19,878	16,040

        On August 7, 2002 (effective as of July 31, 2002), the Company has undertaken to perform all Inmarsat Leasing Limited's existing obligations under the lease, principally, the obligation to fund performance payments made by fellow group companies to the satellite manufacturer. Refer to Note 15.

15. Transfer of business

        On August 7, 2002 (effective as of July 31, 2002) the Company entered into a business transfer agreement with a fellow subsidiary of Inmarsat Ventures Limited, Inmarsat Leasing Limited ("ILL"). ILL has a single lease contract with Inmarsat Limited, the principal trading subsidiary of the Inmarsat group, for the sale of three commercial satellites. Under the agreement, the assets and business of ILL were transferred to the Company for cash consideration of £9,430,458.

        Net assets transferred consisted of the following:

(£000)
Net investment in finance leases	5,890
Loan with parent undertaking	222
Corporation tax	98
Deferred tax	3,220

Total net assets transferred	9,430

        ILL retained the right to receive the "A" rentals due under the lease schedules or any sums derived from those rentals such as termination sums. The "A" rentals represent approximately 95% of the value of the total receivable.

        As well as assuming ownership of the lease assets, the Company has undertaken to perform all of ILL's existing obligations under the lease, principally, the obligation to fund performance payments made by fellow group companies to the satellite manufacturer. Under a Deed of Assumption, the Company has also accepted liability for a proportionate part of the current funding between ILL and Inmarsat Ventures Limited.

        A loan agreement has been signed between Inmarsat Ventures Limited and the Company covering all funds to be extended to the Company for performance payments and any other external cash flows to be made.

16. Related party transactions

        The Company being a wholly owned subsidiary of Inmarsat Ventures Limited is exempt under paragraph 7 of FRS 8 related party transactions, from the requirements to disclose transactions with entities that are part of the group.

17. Parent undertaking and ultimate controlling party

        The Company's parent undertaking is Inmarsat Ventures Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

18. Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The financial statements of Inmarsat Leasing (Two) Limited (the "Company") have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        There are currently no material adjustments to profit/(loss) after taxation or to shareholders' funds of, Inmarsat Leasing (Two) Limited, under UK GAAP compared to that which represents net income/(loss) or to total shareholders equity under U.S. GAAP.

        A summary of the additional disclosures applicable to the Company under U.S. GAAP are set out below.

Cash flow information

        Under UK GAAP, the Company's cash flow statements are presented in accordance with Financial Reporting Standard No.1 (FRS 1), as revised. This statement presents substantially the same information as is required under SFAS 95 under U.S. GAAP.

        Under UK GAAP, the Company's "cash flow" is comprised of increases or decreases in "cash," which is comprised of cash at bank and in hand and overdrafts. Cash flow is defined differently under U.S. GAAP. For purposes of presenting cash flow information in accordance with U.S. GAAP, cash flow represents increases or decreases in "cash and cash equivalents," which includes cash and short-term, high liquid investment with original maturities of less than 90 days, and excludes overdrafts.

        Under UK GAAP, cash flows are presented for operating activities; dividends from joint ventures and associates; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and management of liquid resources and financing. U.S. GAAP requires the classification of cash flows resulting from operating, investing and financing activities.

        Cash flows under U.S. GAAP in respect of interest received, interest paid, investment income and taxation are included within operating activities. Under U.S. GAAP, capital expenditure and financial investment and cash flows from acquisitions and disposals are included within investing activities. Compensation paid to signatories, equity dividends paid and management of liquid resources are included within financing activities.

        A summary of the Company's operating, investing and financing activities, classified in accordance with U.S. GAAP, are as follows:

		Year ended December 31,
	Note	2002	2003
		(£000)
Operating activities
Net cash inflow/(outflow) from operating activities under UK GAAP	11	(3,102)	(4,154)
Tax received		—	481
Interest paid		—	(180)

Net cash used in operating activities under US GAAP		(3,102)	3,853

Investing activities
Financial investments and acquisitions and disposals under UK GAAP		(9,208)	—

Net cash used in investing activities under US GAAP		(9,208)	—

Financing activities
Net cash (outflow)/inflow from financing activities under UK GAAP		9,430	6,733
(Decrease)/increase in overdrafts	11	2,880	(2,880)

Net cash (used)/provided in financing activities under US GAAP		12,310	3,853

Year ended December 31,
	2002	2003
(£000)
Net increase/(decrease) in cash and cash equivalents	—	—
Cash and cash equivalents under U.S. GAAP, beginning of period	—	—

Cash and cash equivalents under U.S. GAAP, end of period	—	—

        Cash overdrafts are appropriately included in short term liabilities under U.S. GAAP.

Related parties

        The former shareholders (signatories before the transition) are related parties within the meaning of SFAS 57, "Related Party Shareholders."

Recently issued accounting standards

        In November 2002, the EITF reached a consensus on Issue No. 00-21 "Multiple Deliverable Revenue Arrangement" ("EITF 00-21"). EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. It also addresses when and how an arrangement involving multiple deliverables should be divided into separate units of accounting. The guidance in EITF 00-21 is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003, with early application permitted. Companies may elect to report the change in accounting as a cumulative effect of a change in accounting principle in accordance with APB Opinion 20 "Accounting Changes". We are currently assessing the impact of EITF 00-21, but we do not think it will have material impact on our consolidated financial condition, results of operations or cash flows

        In January 2003, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The original effective date of FIN 46 was delayed to the first reporting period after December 15, 2003 (December 31, 2003 for us) for any variable interest entities or potential variable interest entities created before February 1, 2003. We are currently assessing the impact of FIN 46, but do not currently believe it will have a material effect on our consolidated financial position, results of operations or cash flows.

        In April 2003, the FASB issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133. The standard is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. Our adoption of SFAS 149 has had no material impact on our consolidated financial position, results of operations or cash flows.

        In May 2003, the FASB issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes standards for how companies classify and measure certain financial instruments with characteristics of both liabilities and equity. It requires companies to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) as defined in SFAS 150. SFAS 150 was initially effective for periods beginning after June 15, 2003. However, the implementation of certain provisions has been delayed to periods beginning after December 15, 2004. We are currently investigating the impact of adoption of SFAS 150 but do not currently expect the adoption of this statement will have a material effect on our consolidated financial position, results of operations or cash flows.

International Financial Reporting Standards

        In June 2002, the European Parliament and Council of the European Union issued a regulation that requires, for each financial year starting on or after January 1, 2005, companies governed by the law of an EU member state to prepare their consolidated accounts in conformity with the international financial reporting standards, or IFRS, adopted in accordance with the procedure laid down in the regulation if, at their balance sheet date, their securities are admitted to trading on a regulated market of any EU member state. The regulation permits the governments of EU member states to extend to 2007 the period that companies with listed debt securities have to prepare their consolidated accounts in conformity with IFRS. In the UK, the DTI has recommended that the UK government not allow this extension. The regulation also permits the governments of EU member states to extend the requirements to prepare accounts in conformity with IFRS to other companies as they see fit. The consequence of this regulation may be to change the accounting framework under which we report. At this stage it is too early to evaluate the impact of these changes on our financial position, results of operations and cash flows.

INMARSAT LAUNCH COMPANY LIMITED

Independent Auditors' Report to the Members of Inmarsat Launch Company Limited

To: The Board of Directors and Shareholders of Inmarsat Launch Company Limited

        We have audited the accompanying financial statements of Inmarsat Launch Company Limited which comprise the profit and loss account, balance sheet, reconciliation of movements in shareholders' funds and the Notes to the financial statements as of December 31, 2003, and for the period from December 4 to December 31, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in the United Kingdom. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Launch Company Limited at December 31, 2003, and the results of its operations for the period then ended in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 7 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London, United Kingdom
April 21, 2004

INMARSAT LAUNCH COMPANY LIMITED

PROFIT AND LOSS ACCOUNT

Period from December 4 to December 31,
2003
(US$000)
Revenues	—
Total operating costs	—

Profit on ordinary activities before taxation	—

Profit/(loss) for the year after taxation	—

        The Company was incorporated on December 4, 2003 and during the period, did not trade and received no income and incurred no expenditure. Consequently, the company made neither a profit nor loss.

Statement of total recognized gains and losses

        A statement of total recognized gains and losses is not presented as there are no recognized gains and losses other than the profit in the financial years.

        The accompanying Notes are an integral part of the financial statements.

INMARSAT LAUNCH COMPANY LIMITED

BALANCE SHEET

		As at December 31,
	Note	2003
		(US$000)
Current assets
Debtors	4	2

Net assets		2

Called up share capital	5	2

Equity shareholders' funds		2

The accompanying Notes are an integral part of the financial statements.

INMARSAT LAUNCH COMPANY LIMITED

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Profit and loss account	Ordinary share capital	Total
	(US$000)
At December 4, 2003	—	—	—
Issue of ordinary share capital	—	2	2

At December 31, 2003	—	2	2

The accompanying Notes are an integral part of the financial statements.

INMARSAT LAUNCH COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1. Accounting policies

Basis of accounting

        The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards. A summary of the Company's main accounting policies, is given below.

        The Company has reviewed its accounting policies and continues to adopt accounting policies most appropriate to its business so as to give a true and fair view as well as disclose sufficient information to enable users to understand the policies and how they have been applied in the financial statements.

Cash flow statement

        The company did not trade and received no income and incurred no expenditure during the period. Consequently the company has no cash flows to report.

2. Directors' emoluments

        None of the directors received any emoluments in respect of their services to the company in respect of the 2003 period.

3. Auditors remuneration

        Auditors remuneration was paid by the Company's parent. No recharge was made.

4. Debtors: amounts falling due after one year

As at December 31, 2003
(US$000)
Unpaid share capital	2

2

5. Called up share capital

As at December 31, 2003
$
Authorized
2,000 ordinary shares of $1 each	2,000

Allotted and called up
2,000 ordinary shares of $1 each	2,000

6. Parent undertaking and ultimate controlling party

        The Company's parent undertaking is Inmarsat Ventures Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

7. Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The financial statements of Inmarsat Launch Company Limited (the "Company") have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        As the company did not trade, there are currently no material adjustments to profit/(loss) after taxation or to shareholders' funds of, Inmarsat Launch Company Limited, under UK GAAP compared to that which represents net income/(loss) or to total shareholders equity under U.S. GAAP.

INMARSAT FINANCE PLC

Independent Auditors' Report to the Members of Inmarsat Finance plc

To: The Board of Directors and Shareholders of Inmarsat Finance plc

        We have audited the accompanying financial statements of Inmarsat Finance plc, which comprise the profit and loss account, a balance sheet, reconciliation of movements in shareholder' funds and the Notes to the financial statements as of December 31, 2003, and for the period from October 13 to December 31, 2003. As described in Note 1, these financial statements have been prepared on the basis of accounting principles generally accepted in the United Kingdom. The financial statements are the responsibility of the Company's management. Out responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America (U.S.). Those U.S. standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inmarsat Finance plc at December 31, 2003, and the results of its operations for the period then ended in conformity with accounting principles generally accepted in the United Kingdom.

        Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 7 to the consolidated financial statements.

PricewaterhouseCoopers LLP
London, United Kingdom
May 20, 2004

INMARSAT FINANCE PLC

PROFIT AND LOSS ACCOUNT

Period from October 13 to December 31, 2003
(US$000)
Revenues	—
Total operating costs	—

Profit on ordinary activities before taxation	—

Profit/(loss) for the year after taxation	—

        The Company was incorporated on October 13, 2003 and during the period, did not trade and received no income and incurred no expenditure. Consequently, the Company made neither a profit nor loss.

Statement of total recognised gains and losses

        A statement of total recognised gains and losses is not presented as there are no recognised gains and losses other than the profit in the financial years.

The accompanying Notes are an integral part of the financial statements.

INMARSAT FINANCE PLC

BALANCE SHEET

	Note	As at December 31, 2003
		(US$000)
Current assets
Debtors	4	87

Net assets		87

Called up share capital	5	87

Equity shareholders' funds		87

The accompanying Notes are an integral part of the financial statements.

INMARSAT FINANCE PLC

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

	Profit and loss account	Ordinary share capital	Total
	(US$000)
At October 13, 2003	—	—	—
Issue of ordinary share capital	—	87	87

At December 31, 2003	—	87	87

The accompanying Notes are an integral part of the financial statements.

INMARSAT FINANCE PLC

NOTES TO THE FINANCIAL STATEMENTS

1. Accounting Policies

Basis of accounting

        The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards. A summary of the Company's main accounting policies, which have been applied consistently, is given below.

        The Company has reviewed its accounting policies and continues to adopt accounting policies most appropriate to its business so as to give a true and fair view as well as disclose sufficient information to enable users to understand the policies and how they have been applied in the financial statements.

Cash flow statement

        The company did not trade and received no income and incurred no expenditure during the period. Consequently, the company has no cash flows to report.

2. Directors' emoluments

        None of the directors received any emoluments in respect of their services to the company in respect of the 2003 period.

3. Auditors' remuneration

        Auditors' remuneration was paid by the Company's parent. No recharge was made.

4. Debtors: amounts falling due after one year

As at December 31, 2003
(US$000)
Intercompany debtor	22
Called up share capital not paid	65

87

5. Called up share capital

As at December 31, 2003
(US$)
Authorised
50,000 ordinary shares of £1 each	87,490

Allotted and called up
50,000 ordinary shares of £1 each	87,490

6. Parent undertaking and ultimate controlling party

        The Company's parent undertaking is Inmarsat Group Limited and ultimate controlling party is Inmarsat Group Holdings Limited, both incorporated and registered in England and Wales.

7. Summary of differences between United Kingdom and United States Generally Accepted Accounting Principles

        The financial statements of Inmarsat Finance plc (the "Company") have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the consolidated financial statements, as well as different disclosures required by U.S. GAAP.

        As the company did not trade, there are currently no material adjustments to profit/(loss) after taxation. Inmarsat Finance plc, under UK GAAP compared to that which represents net income/(loss) under U.S. GAAP.

        However, under US GAAP total shareholders' equity would be $22,000 (compared to $87,000 under UK GAAP) the difference arising from the treatment of unpaid share capital. Under UK GAAP, called up share capital not paid is shown as a net asset in debtors, whereas under US GAAP this amount should be recorded as a debit balance in equity until the cash is received.

PART II
Information Not Required in Prospectus

Item 20.    Indemnification of Directors and Officers.

        As companies incorporated in England and Wales, Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited and Inmarsat Leasing (Two) Limited are subject to the Companies Act 1985, as amended (the "Act").

        Section 310 of the Act provides:

  "(1)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

  (2)
  Except as provided by the following subsection, any such provision is void.

  (3)
  This section does not prevent a company—

  (a)
  from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

  (b)
  from indemnifying any such officer or auditor against any liability incurred by him—

  (i)
  in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

  (ii)
  in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        Section 727 of the Act provides:

  "(1)
  If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

Inmarsat Finance plc

        Article 141 of the Articles of Association of Inmarsat Finance plc provides:

        "141. Indemnity of officers and power to purchase insurance

  (A)
  Subject to the Acts, but without prejudice to an indemnity to which he may otherwise be entitled, every person who is or was a director, alternate director or secretary of the Company shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

  (i)
  defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

  (ii)
  in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

  (B)
  Subject to the Acts, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

  (iii)
  a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

  (iv)
  trustee of a retirement benefits scheme or other trust in which a person referred to in article 141(B)(i) is or has been interested,

    indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

    "Acts" means the Act and all statutes and subordinate legislation made thereunder for the time being in force concerning companies and affecting the Company."

Inmarsat Group Limited

        Articles 37 and 38 of the Articles of Association of Inmarsat Group Limited provide:

  "37.
  Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

  (c)
  defending proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

  (d)
  in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

  38.
  The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

  (e)
  a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

  (f)
  trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

    indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company."

Inmarsat Investments Limited

        Articles 38 and 39 of the Articles of Association of Inmarsat Investments Limited provide:

  "38.
  Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

  (a)
  defending proceedings (whether civil or criminal) in which judgement is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

  (b)
  in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

  39.
  The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

  (a)
  a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

  (b)
  trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

    indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company."

Inmarsat Ventures Limited

        Article 45 of the Articles of Association of Inmarsat Ventures Limited provides:

  "45.
  Indemnity

  45.1
  Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a Director or officer or auditor of the company may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. The Company shall use its best endeavours to procure directors and officers liability insurance in accordance with the decision of the Board, on recommendations of the Company's management.

    "the Companies Acts" has the meaning ascribed thereto by section 744 of the Act and any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the "Companies Acts" (with or without the addition of an indication of the date of any such enactment)."

Inmarsat Limited

        Article 38 of the Articles of Association of Inmarsat Limited provides:

    "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a Director or officer or auditor of the Company may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company. The Company shall use its best endeavours to procure directors and officers liability insurance in accordance with the decision of the Board, on recommendations of the Company's management."

Inmarsat Leasing (Two) Limited

        Articles 21 and 23 of the Articles of Association of Inmarsat Leasing (Two) Limited provide:

    "Insurance

    21.
    Without prejudice to the provisions of Regulation 87 and Article 23 the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or any other company in accordance with the powers in that behalf contained in Clause 23 of the Memorandum of Association of the Company.

    Indemnity

    23.
    Subject to the provisions of the Act, every Director or other Officer or Auditor of the Company for the time being shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted, or in connection with any application under any statute in which relief is granted to him by the Court, and no Director or other Officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto, but this article shall only have effect insofar as its provisions are not avoided by Section 310 (as amended) of the Act."

Inmarsat Launch Company Limited

        As a company incorporated in the Isle of Man, Inmarsat Launch Company Limited is subject to the Companies Acts 1931-2004 and any statutory modifications or re-enactments thereof for the time being in force.

        Section 151 of the Companies Act 1931 (the "Act") provides that any provision in a company's articles of association or any contract exempting or indemnifying a director, manager, officer or the auditors of a company against any liability in negligence, default, breach of duty or breach of trust, of which he may be guilty in relation to the company, shall be void. However, a company is able to purchase insurance for any such director, manager, officer or auditor against such liability.

        Furthermore, a company is permitted to indemnify such director, manager, officer or auditor against any liability incurred by him in defending any civil or criminal proceedings in which he is acquitted or in which the court has decided that he acted fairly and reasonably in all the circumstances and ought fairly to be excused for the negligence, default, breach of duty or breach of trust.

        Articles 127 and 128 of the Articles of Association of Inmarsat Launch Company Limited provide:

  "127.
  Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities (including any such liability as is mentioned in paragraph (c) of the proviso to Section 151 of the Act) which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by the said Section.

  128.
  The Company may purchase and maintain indemnity insurance for the benefit of each Director or other officer of the Company."

        Inmarsat Group Holdings Limited maintains directors' and officers' liability insurance coverage for its directors and officers and those of any subsidiary anywhere in the world.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit Number	Description
3.1	Articles of Association of Inmarsat Finance plc, dated July 17, 2003 and last amended January 7, 2004.*
3.2	Memorandum of Association of Inmarsat Finance plc, dated July 17, 2003 and last amended January 7, 2004.*
3.3	Articles of Association of Inmarsat Group Limited, dated July 9, 2003 and last amended January 6, 2004.*
3.4	Memorandum of Association of Inmarsat Group Limited, dated July 9, 2003 and last amended January 6, 2004.*
3.5	Articles of Association of Inmarsat Investments Limited, dated July 9, 2003 and last amended January 6, 2004.*

3.6	Memorandum of Association of Inmarsat Investments Limited, dated July 9, 2003 and last amended January 6, 2004.*
3.7	Articles of Association of Inmarsat Ventures Limited, current articles adopted April 15, 1999 and last amended December 17, 2003.*
3.8	Memorandum of Association of Inmarsat Ventures Limited, dated November 20, 1998 and last amended December 17, 2003.*
3.9	Articles of Association of Inmarsat Limited, current articles adopted April 20, 1999 and last amended December 17, 2003.*
3.10	Memorandum of Association of Inmarsat Limited, dated November 24, 1998 and last amended December 17, 2003.*
3.11	Articles of Association of Inmarsat Leasing (Two) Limited, dated November 3, 2000 and last amended December 17, 2003.*
3.12	Memorandum of Association of Inmarsat Leasing (Two) Limited, dated November 3, 2000 and last amended December 17, 2003.*
3.13	Articles of Association of Inmarsat Launch Company Limited, dated November 28, 2003 and last amended December 16, 2003.*
3.14	Memorandum of Association of Inmarsat Launch Company Limited, dated November 28, 2003.*
4.1	Indenture, dated as of February 3, 2004, among Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and The Bank of New York.*
4.2	Supplemental Indenture, dated as of April 30, 2004, among Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and The Bank of New York.*
4.3	Registration Rights Agreement, dated as of February 3, 2004, among Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and Credit Suisse First Boston (Europe) Limited (acting on behalf of themselves and as the representatives of the initial purchasers).*
4.4	Registration Rights Agreement, dated as of April 30, 2004, among Inmarsat Finance plc, Inmarsat Group Limited, Inmarsat Investments Limited, Inmarsat Ventures Limited, Inmarsat Limited, Inmarsat Leasing (Two) Limited, Inmarsat Launch Company Limited and Credit Suisse First Boston (Europe) Limited (acting on behalf of themselves and as the representatives of the initial purchasers).*
4.5	Pledge Agreement, dated as of February 3, 2004, between Inmarsat Finance plc (as Grantor) and The Bank of New York (as Trustee), together with a Pledge Supplement, dated April 30, 2004, delivered by Inmarsat Finance plc.*
4.6	Share Charge, dated as of February 3, 2004, created by Inmarsat Investments Limited in favor of The Bank of New York (as Trustee).*
4.7	Deed of Undertaking, dated as of February 3, 2004, by Barclays Bank PLC (as Security Agent) in favor of The Bank of New York (as Trustee).*

4.8	Second Amendment and Restatement Agreement relating to an Intercreditor Agreement dated October 10, 2003, dated as of February 16, 2004, among Inmarsat Group Holdings Limited, Barclays Bank PLC, The Bank of New York and Inmarsat Finance plc.*
4.9	Subordinated Intercompany Note Proceeds Loan Agreement, dated as of February 3, 2004, between Inmarsat Finance plc and Inmarsat Investments Limited.*
4.10	Promissory Note, dated as of February 3, 2004, between Inmarsat Investments Limited and Inmarsat Finance Limited.*
4.11	Subordinated Intercompany Note Proceeds Loan Agreement, dated as of April 30, 2004, between Inmarsat Finance plc and Inmarsat Investments Limited.*
4.12	Promissory Note, dated as of April 30, 2004, between Inmarsat Investments Limited and Inmarsat Finance Limited.*
5.1	Legal Opinion of Clifford Chance Limited Liability Partnership as to U.S. law.*
5.2	Legal Opinion of Clifford Chance Limited Liability Partnership as to English law.*
5.3	Legal Opinion of Cains Advocates Limited as to Isle of Man law.*
8.1	Opinion of Clifford Chance Limited Liability Partnership regarding U.S. tax matters (included in the opinion of counsel filed as Exhibit 5.1).*
8.2	Opinion of Clifford Chance Limited Liability Partnership regarding UK tax matters (included in the opinion of counsel filed as Exhibit 5.2).
8.3	Opinion of Cains Advocates Limited regarding Isle of Man tax matters (included in the opinion of counsel filed as Exhibit 5.3).
10.1	Commercial Framework Agreement standard form contract, made between Inmarsat Ventures Ltd, Inmarsat Ltd and another party (as disclosed in the schedule appended to this exhibit).*(1)
10.2	New Land Earth Station Operator Agreement standard form contract, made between Inmarsat Ventures Ltd, Inmarsat Ltd and another party (as disclosed in the schedule appended to this exhibit).*(1)
10.3	Agreement for Lease of Capacity on Thuraya Satellite, between Thuraya Satellite Telecommunications Private Joint Stock Company and Inmarsat Limited.*(1)
10.4	Contract for the Purchase of Inmarsat 4 Spacecraft, dated May 11, 2000, between Inmarsat Limited and Astrium SAS.*(1)
10.5	Contract for Launch Services, dated July 23, 2003, between Lockheed Martin Commercial Launch Services and Inmarsat Limited.*(1)
10.6	Contract for Launch Services, dated December 16, 2003, between Sea Launch Limited Partnership (acting through its General Partner Sea Launch Company L.L.C.) and Inmarsat Limited.*(1)
10.7	Contract for Broadband Global Area Network (BGAN) Radio Access Network (RAN) dated July 1, 2001 between Thrane & Thrane A/S and Inmarsat Limited.*(1)
10.8	Contract for Broadband Global Area Network (BGAN) Core Network (CN) dated November 1, 2001 between Ericsson Limited and Inmarsat Limited.*(1)
10.9	Broadband Global Area Network (BGAN) Business Support System Framework Contract dated June 12, 2003, between Danet GmbH and Inmarsat Limited.*(1)

10.10	Subordinated Intercompany Shareholder Funding Loan, dated December 29, 2003, between Grapedrive Limited and Grapeclose Limited.*(1)
10.11	Senior Facility Agreement, dated as of October 10, 2003, among Duchessgrove Limited, Grapeclose Limited, Barclays Capital, Credit Suisse First Boston, The Royal Bank of Scotland plc and Barclays Bank PLC.*
10.12	Shareholders' Agreement among Duchessgrove Limited, Lavenderview Limited, Grapedrive Limited, Grapeclose Limited, the Managers and the Investors (as named therein) and Inmarsat Ventures plc.†
12.1	Statement regarding computation of ratios.*
21.1	List of Subsidiaries.*
23.1	Consent of Clifford Chance Limited Liability Partnership (included in the opinions of counsel filed as Exhibits 5.1 and 5.2).*
23.2	Consent of Cains Advocates Limited (included in the opinion of counsel filed as Exhibit 5.3).*
23.3	Consent of PricewaterhouseCoopers.*
24.1	Powers of Attorney for Inmarsat Finance plc.*
24.2	Powers of Attorney for Inmarsat Group Limited.*
24.3	Powers of Attorney for Inmarsat Investments Limited.*
24.4	Powers of Attorney for Inmarsat Ventures Limited.*
24.5	Powers of Attorney for Inmarsat Limited.*
24.6	Powers of Attorney for Inmarsat Leasing (Two) Limited.*
24.7	Powers of Attorney for Inmarsat Launch Company Limited.*
25.1	Statement in Form T-1 of Eligibility of Trustee.*
99.1	Form of Letter of Transmittal.*
99.2	Notice of Guaranteed Delivery.*
99.3	Form of Letter to Registered Holders.*
99.4	Form of Letter to The Depositary Trust Company Participants.*
99.5	Form of Letter to Clients.*
99.6	Form of Instruction from Beneficial Owner to Registered Holder.*

*
Filed herewith.

†
To be filed by amended registration statement.

(1)
Portions of this exhibit have been omitted pursuant to an application for confidential treatment filed with the Securities and Exchange Commission under separate cover on the date hereof.

(b)
Financial Statement Schedules

        Schedule II "Valuation and Qualifying Accounts" is filed herewith on page F-72.

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

      (1)
      to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2)
      that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3)
      to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4)
      to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-K at the start of any delayed offering or throughout a continuous offering;

      (5)
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, United Kingdom, on May 25, 2004.

INMARSAT FINANCE PLC
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew Sukawaty	Chief Executive Officer and Chairman (principal executive officer)	May 25, 2004
* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
* Michael Butler	Managing Director and Executive Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Finance plc has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 25, 2004.

INMARSAT GROUP LIMITED
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew Sukawaty	Chief Executive Officer and Chairman (principal executive officer)	May 25, 2004
* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
* Michael Butler	Managing Director and Executive Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Group Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 25, 2004.

INMARSAT INVESTMENTS LIMITED
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew Sukawaty	Chief Executive Officer and Chairman (principal executive officer)	May 25, 2004
* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
* Michael Butler	Managing Director and Executive Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Investments Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 25, 2004.

INMARSAT VENTURES LIMITED
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

        Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew Sukawaty	Chief Executive Officer and Chairman (principal executive officer)	May 25, 2004
* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
* Michael Butler	Managing Director and Executive Director	May 25, 2004
* Henry Chasia	Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Ventures Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 25, 2004.

INMARSAT LIMITED
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

        Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew Sukawaty	Chief Executive Officer and Chairman (principal executive officer)	May 25, 2004
* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
* Michael Butler	Managing Director and Executive Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 25, 2004.

INMARSAT LEASING (TWO) LIMITED
By:	/s/ ALISON HORROCKS Alison Horrocks Company Secretary

        Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ramin Khadem	Chief Financial Officer and Executive Director (principal accounting officer)	May 25, 2004
/s/ ALISON HORROCKS Alison Horrocks	Company Secretary and Executive Director (principal executive officer)	May 25, 2004
* Simon Ailes	Executive Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Leasing (Two) Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

        Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Douglas, Isle of Man, on May 25, 2004.

INMARSAT LAUNCH COMPANY LIMITED
By:	/s/ IAN JARRITT Ian Jarritt Chairman

        Pursuant to the requirements of the U.S. Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ IAN JARRITT Ian Jarritt	Chairman	May 25, 2004
* Andrew Corlett	Director	May 25, 2004
* Alan Auckenthaler	Director (principal executive officer)	May 25, 2004
* Ramin Khadem	Director (principal accounting officer)	May 25, 2004
* Franco Carnevale	Director	May 25, 2004
* Nick Palmer	Director	May 25, 2004

By: Name: Title:	/s/ ALISON HORROCKS Alison Horrocks Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Inmarsat Launch Company Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 25, 2004

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TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
PRESENTATION OF FINANCIAL INFORMATION AND CERTAIN OTHER DATA
PROSPECTUS SUMMARY
Our Business
Key Strengths
Our Strategy
The Acquisition and Financing
Issuance of the January 2004 Notes and the Additional Notes
Summary Corporate and Financial Structure
Our Address
The Exchange Offer
The Notes
Risk Factors
RISK FACTORS
Risks Relating to Our Business
Regulatory Risks
Risks Relating to the Notes
CAPITALIZATION
UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
Unaudited Pro Forma Combined Balance Sheet
Unaudited Pro Forma Combined Profit and Loss Account
EXCHANGE RATES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
OPERATING AND FINANCIAL REVIEW AND PROSPECTS
THE MOBILE SATELLITE COMMUNICATIONS SERVICES INDUSTRY
BUSINESS
REGULATION
DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES
PRINCIPAL SHAREHOLDERS
MATERIAL CONTRACTS
DESCRIPTION OF CERTAIN FINANCING ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF THE NOTES
THE EXCHANGE OFFER
TAX CONSIDERATIONS
ERISA AND OTHER CONSIDERATIONS
PLAN OF DISTRIBUTION
ENFORCEMENT OF JUDGMENTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
LISTING INFORMATION
INDEX TO FINANCIAL STATEMENTS & OTHER SUPPLEMENTAL FINANCIAL INFORMATION
INMARSAT GROUP LIMITED
Report of Independent Auditors
Report of Independent Auditors
INMARSAT GROUP LIMITED CONSOLIDATED PROFIT AND LOSS ACCOUNTS
INMARSAT GROUP LIMITED CONSOLIDATED BALANCE SHEETS
INMARSAT GROUP LIMITED RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS
INMARSAT GROUP LIMITED CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES
INMARSAT GROUP LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS
Inmarsat Group Limited Schedule II—Valuation and Qualifying Accounts For the years ended December 31, 2001, 2002 and 2003
INMARSAT INVESTMENTS LIMITED
Report of Independent Auditors
Report of Independent Auditors
INMARSAT INVESTMENTS LIMITED CONSOLIDATED PROFIT AND LOSS ACCOUNTS
INMARSAT INVESTMENTS LIMITED CONSOLIDATED BALANCE SHEETS
INMARSAT INVESTMENTS LIMITED RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS
INMARSAT INVESTMENTS LIMITED CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES
INMARSAT INVESTMENTS LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS
INMARSAT INVESTMENTS LIMITED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
INMARSAT VENTURES LIMITED Independent Auditors' Report to the Members of Inmarsat Ventures Limited
INMARSAT VENTURES LIMITED CONSOLIDATED PROFIT AND LOSS ACCOUNTS
INMARSAT VENTURES LIMITED CONSOLIDATED BALANCE SHEETS
INMARSAT VENTURES LIMITED RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS
INMARSAT VENTURES LIMITED CONSOLIDATED STATEMENT OF GROUP TOTAL RECOGNIZED GAINS AND LOSSES
INMARSAT VENTURES LIMITED CONSOLIDATED STATEMENTS OF CASH FLOWS
INMARSAT VENTURES LIMITED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
INMARSAT LIMITED Independent Auditors' Report to the Members of Inmarsat Limited
INMARSAT LIMITED PROFIT AND LOSS ACCOUNTS
INMARSAT LIMITED BALANCE SHEETS
INMARSAT LIMITED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
INMARSAT LIMITED STATEMENT OF CASH FLOWS
INMARSAT LIMITED NOTES TO THE FINANCIAL STATEMENTS
INMARSAT LIMITED NOTES TO THE FINANCIAL STATEMENTS
INMARSAT LEASING (TWO) LIMITED Independent Auditors' Report to the Members of Inmarsat Leasing (Two) Limited
INMARSAT LEASING (TWO) LIMITED PROFIT AND LOSS ACCOUNTS
INMARSAT LEASING (TWO) LIMITED BALANCE SHEETS
INMARSAT LEASING (TWO) LIMITED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
INMARSAT LEASING (TWO) LIMITED STATEMENT OF CASH FLOWS
INMARSAT LEASING (TWO) LIMITED NOTES TO THE FINANCIAL STATEMENTS
INMARSAT LAUNCH COMPANY LIMITED Independent Auditors' Report to the Members of Inmarsat Launch Company Limited
INMARSAT LAUNCH COMPANY LIMITED PROFIT AND LOSS ACCOUNT
INMARSAT LAUNCH COMPANY LIMITED BALANCE SHEET
INMARSAT LAUNCH COMPANY LIMITED RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
INMARSAT LAUNCH COMPANY LIMITED NOTES TO THE FINANCIAL STATEMENTS
INMARSAT FINANCE PLC Independent Auditors' Report to the Members of Inmarsat Finance plc
INMARSAT FINANCE PLC PROFIT AND LOSS ACCOUNT
INMARSAT FINANCE PLC BALANCE SHEET
INMARSAT FINANCE PLC RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
INMARSAT FINANCE PLC NOTES TO THE FINANCIAL STATEMENTS
PART II Information Not Required in Prospectus
SIGNATURES